UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MoSys, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

These materials are important and require your immediate attention. They require the stockholders of MoSys, Inc. to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal, or other professional adviser. Kingsdale Advisors, US, our proxy solicitor, by calling toll-free at 877-659-1822 or collect at 416-867-2272, or via e-mail at contactus@kingsdaleadvisors.com

MOSYS, INC.

2309 Bering Drive

San Jose, California 95131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 23, 2021

We hereby give notice that a Special Meeting of Stockholders of MoSys, Inc. (“MoSys”) will be held on November 23, 2021, at 11:00 a.m., Pacific Time (the “Special Meeting”). The purpose of the Special Meeting is to hold a vote of the stockholders of MoSys regarding:

(1)    the issuance of up to 15,000,000 shares of Common Stock of MoSys, par value $0.001 per share (“Common Stock”), prior to effecting any reverse split of the Common Stock as contemplated herein, in connection with a proposed arrangement (the “Arrangement”) with Peraso Technologies Inc. (“Peraso”), pursuant to which MoSys will acquire Peraso, in accordance with the requirements of the Nasdaq Stock Market LLC together with the approval of the entirety of transactions contemplated by the Arrangement including the change of control (the “Arrangement Proposal”);

(2)    the adoption of an amendment to the Restated Certificate of Incorporation, as amended, of MoSys to implement a reverse stock split of the shares of the issued and outstanding shares of Common Stock by a ratio of up to 1-for-3 (the “Stock-Split Proposal”), with the exact ratio of the reverse stock split to be determined by the MoSys Board;

(3)    the approval of an amendment and restatement to the MoSys 2019 Stock Incentive Plan, as more fully described in the accompanying proxy statement (the “Incentive Plan Proposal”); and

(4)    the approval of the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve proposals (1) to (3) or in the absence of a quorum (the “Adjournment Proposal”).

The Arrangement will not be completed, without the approval by the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal. The Stock-Split Proposal, however, is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur.

No other business may be transacted at the Special Meeting.

Due to the public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and stockholders, the Special Meeting will be held in a virtual meeting format at www.virtualshareholdermeeting.com/MOSY2021SM.

In addition to voting by submitting your proxy prior to the Special Meeting, you also will be able to vote your shares electronically during the Special Meeting. Further details regarding the virtual meeting are included in the accompanying proxy statement.

Pursuant to Delaware law and our bylaws, only stockholders of record on the Record Date, which is October 14, 2021, are entitled to notice of, and to vote at, the Special Meeting or any adjournment. It is important that your shares be represented at this meeting so that the presence of a quorum is assured.

The MoSys Board has unanimously concluded that the Arrangement is in the best interests of MoSys and its stockholders and has approved and authorized the Arrangement.

The MoSys Board unanimously recommends that the stockholders vote FOR:

(1)	the Arrangement Proposal;

(2)	the Stock-Split Proposal;

(3)	the Incentive Plan Proposal; and

(4)	the Adjournment Proposal.

Your vote is important. Even if you plan to virtually attend the Special Meeting, please date and execute the enclosed proxy and return it promptly in the enclosed postage-paid envelope as soon as possible. If you attend the Special Meeting, you may revoke your proxy and vote your shares during the Special Meeting.

If you have any questions or need assistance in your consideration of the Arrangement or with the completion and delivery of your proxy, please contact Kingsdale Advisors, our proxy solicitor, by calling toll-free at 877-659-1822 or collect at 416-867-2272, or via e-mail at contactus@kingsdaleadvisors.com.

IF YOU PLAN TO ATTEND:

To be admitted to the Special Meeting at www.virtualshareholdermeeting.com/MOSY2021SM you must have your control number available and follow the instructions found on your proxy card or voting instruction form. You may vote during the Special Meeting by following the instructions available on the Special Meeting website during the Special Meeting. Please allow sufficient time before the Special Meeting to complete the online check-in process. Your vote is very important.

Date: October 18, 2021	By Order of the Board of Directors,

/s/ Daniel Lewis
Daniel Lewis
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on November 23, 2021.

The proxy statement and form of proxy card are available at: https://mosys.com/proxy/proxymaterials/

Proxy Statement Table of Contents

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Page
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	76
Statement of Peraso Executive Compensation	76
Compensation Discussion and Analysis	76
Role of Executive Officers in Compensation Decisions	77
Elements of Compensation	77
Employment Agreements	79
Change in Control Benefits	80
Composition of the Board of Directors Following the Closing	81
Nomination Process	82
Unaudited Pro Forma Condensed Combined Financial Information	84
The Arrangement	93
Purpose and Description of the Arrangement	93
Principal Steps of the Arrangement	94
Voting Agreements	96
Expenses of the Arrangement	98
Court Approval of the Arrangement	98
Background of the Arrangement	99
Reasons for the Arrangement	109
Recommendation of the MoSys Board	110
Opinion of the MoSys Financial Adviser	110
Anticipated Accounting Treatment of the Arrangement	117
Regulatory Approvals	117
Federal Securities Law Consequences, Resale Restrictions	117
Appraisal and Dissenter’s Rights	118
Interests of Certain Persons in the Arrangement	120
The Arrangement Qualifies as a Change in Control under the Policy	120
Security Ownership of Certain Beneficial Owners and Management	123
Shares Beneficially Owned	123
Shares of Peraso Beneficially Owned	124
Combined Company Beneficially Ownership	126
The Arrangement Agreement	128
Representations and Warranties	128
Conduct of Business of Peraso	129
Conduct of Business of MoSys	131
Regulatory Approvals	134
Stock Exchange and Securities Laws Matters	135
Board of Directors and Officers	135
Conditions for the Completion of the Arrangement	136
Notice and Cure	139
Additional Covenants Regarding Non-Solicitation	139
Termination of Arrangement Agreement	142
Termination of Payments	144
Amendment of the Arrangement Agreement	144
Description of Exchangeable Shares and Other Agreements	145
Exchangeable Shares	145
Voting and Exchange Agency Agreement	149
Proposal 1: Approval of the Issuance of the Consideration Shares Together with the Approval of the Entirety of Transactions Contemplated by the Arrangement	151
Proposal 2: Approval of an Amendment to the Certificate of Incorporation to Implement a Reverse Stock Split of the Issued and Outstanding Shares of Common Stock by a Ratio of Up to 1-For-3	153
Proposal 3: Approval of an Amendment and Restatement of the MoSys, Inc. 2019 Stock Incentive Plan	160

ii

iii

MOSYS, INC.

2309 Bering Drive

San Jose, California 95131

PROXY STATEMENT

FOR THE

SPECIAL MEETING OF STOCKHOLDERS

To be held on November 23, 2021

Unless the context requires otherwise, references in this proxy statement to “MoSys,” “MOSY,” “we,” “us,” or “our” refers to MoSys, Inc.

The board of directors of MoSys (the “MoSys Board”) is soliciting your proxy to vote at the Special Meeting to be held on November 23, 2021, at 11:00 a.m., Pacific Time, in a virtual online format by accessing www.virtualshareholdermeeting.com/MOSY2021SM and at any adjournment thereof.

This proxy statement contains information relating to the Special Meeting, which will be held as a virtual meeting. Stockholders attending the Special Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend and participate in the Special Meeting online via a live webcast by visiting www.virtualshareholdermeeting.com/MOSY2021SM. In addition to voting by submitting your proxy prior to the Special Meeting, you also will be able to vote your shares electronically during the Special Meeting.

The purpose of the Special Meeting is to hold a vote of MoSys’ stockholders regarding the following proposals:

(1)    the issuance of up to 15,000,000 shares of Common stock of MoSys, par value $0.001 per share (“Common Stock”), prior to effecting any reverse split of the Common Stock as contemplated herein, in connection with a proposed arrangement (the “Arrangement”) with Peraso Technologies Inc. (“Peraso”), pursuant to which MoSys will acquire Peraso, in accordance with the requirements of the Nasdaq Stock Market LLC together with the approval of the entirety of transactions contemplated by the Arrangement including the change of control (the “Arrangement Proposal”);

(2)    the adoption of an amendment to the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of MoSys to implement a reverse stock split of the shares of Common Stock by a ratio of up to 1-for-3 (the “Stock-Split Proposal”), with the exact ratio of the reverse stock split to be determined by the MoSys Board;

(3)    the approval of an amendment and restatement to the MoSys 2019 Stock Incentive Plan, as more fully described in the accompanying proxy statement (the “Incentive Plan Proposal”);

(4)    the approval of the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve proposals (1) to (3) or in the absence of a quorum (the “Adjournment Proposal”).

The Arrangement will not be completed, without the approval by the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal. The Stock-Split Proposal, however, is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur.

No other business may be transacted at the Special Meeting.

The MoSys Board unanimously recommends that the stockholders vote FOR:

(1)	the Arrangement Proposal;

(2)	the Stock-Split Proposal;

(3)	the Incentive Plan Proposal; and

(4)	the Adjournment Proposal.

Whether or not you expect to attend the Special Meeting, we urge you to vote your shares via proxy at your earliest convenience. This will ensure the presence of a quorum at the Special Meeting. Promptly voting your shares will save us the expenses and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today.

Information Concerning the Special Meeting

Mailing and Solicitation. Proxies are being solicited on behalf of the MoSys Board. This proxy statement and accompanying form of proxy card will be sent on or about October 18, 2021, to stockholders entitled to vote at the Special Meeting. The cost of the solicitation of proxies will be paid by MoSys. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by Kingsdale Advisors, our proxy solicitor, or our officers and other employees.

Proxies. Whether or not you plan to attend the Special Meeting, we request that you promptly submit the enclosed proxy card and vote your shares pursuant to the voting instructions therein. A control number, located on the proxy card, is designed to verify your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded.

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.” We believe that the Stock-Split Proposal and the Adjournment Proposal constitute routine matters. The “routine” treatment of these proposals does not affect the seriousness with which we treat it. We do not believe that any of the other proposals involve matters that will be considered routine under the relevant securities exchange rules. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

Revocation of Proxies. You may revoke your proxy at any time before a vote is taken by notifying MoSys in writing at our address given above, by executing a new proxy bearing a later date, or by submitting a new proxy by telephone or Internet; or by virtually attending the Special Meeting and voting during the meeting. If you are a “street name” holder, your bank, broker, or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

Voting in Accordance with Instructions. The shares represented by your properly completed proxy will be voted in accordance with your instructions marked on it. If you properly sign, date, and deliver to us your proxy but you mark no instructions on it, the shares represented by your proxy will be voted FOR the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal.

Quorum and Voting Rights. The presence at the Special Meeting virtually or by proxy of a majority of the outstanding shares entitled to vote on the Record Date (defined infra) constitutes a quorum for purposes of voting on a particular matter and conducting business at the Special Meeting. Common Stock is the only class of stock that is issued and outstanding. Each share of Common Stock entitles its holder to one vote.

Required Vote, Abstentions, and Broker Non-Votes.

Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required to adopt the Stock-Split Proposal. Approval of the Arrangement Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of the holders of shares of Common Stock representing a majority of the holders of all of the shares of Common Stock present in person or represented by proxy and entitled to vote on such matters.

If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum.

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

We believe that the Stock-Split Proposal and the Adjournment Proposal constitute a routine matter. We do not believe that any of the other proposals involve matters that will be considered routine under the relevant securities exchange rules. The “routine” treatment of these proposals does not affect the seriousness with which we treat it. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

Broker non-votes are considered “shares present” for the purpose of determining whether a quorum exists. Broker non-votes will not be counted as present and are not entitled to vote on the Arrangement Proposal and Incentive Plan Proposal, thus, will have no effect on the outcome of such proposals. The Stock-Split Proposal and the Adjournment Proposal are “routine” proposals and no broker non-votes are expected.

Record Date. The close of business on October 14, 2021, has been fixed as the record date of the Special Meeting, and only stockholders of record at that time will be entitled to vote. As of October 14, 2021, there were 8,685,635 shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Only record holders and beneficial owners who held shares on the record date, or their duly authorized proxies, may attend the Special Meeting.

No Appraisal Rights. Under the Delaware General Corporation Law, MoSys stockholders are not entitled to appraisal rights with respect to the matters to be voted on at the Special Meeting.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

No person has been authorized to give any information or to make any representation in connection with the matters being considered herein on behalf of MoSys other than those contained in this proxy statement and, if given or made, such information or representation should not be considered or relied upon as having been authorized. This proxy statement does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or proxy solicitation. Neither the delivery of this proxy statement nor any distribution of securities referred to herein should, under any circumstances, create any implication that there has been no change in the information set forth herein since the date of this proxy statement.

Information contained in this proxy statement should not be construed as legal, tax, or financial advice and MoSys stockholders are urged to consult their own professional advisers in connection with the matters considered in this proxy statement.

THE ARRANGEMENT HAS NOT BEEN RECOMMENDED BY, OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY U.S. STATE NOR HAS ANY OF THEM PASSED UPON THE FAIRNESS OR MERITS OF THE ARRANGEMENT OR THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, the documents to which we refer you in this proxy statement and information included in oral statements or other written statements made or to be made by us or on our behalf may include predictions, estimates, and other information that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Arrangement, its results and projections. Without limiting the generality of the foregoing, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “would,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance. These statements are based on the beliefs of the management of MoSys or Peraso, as the case may be, as well as the current expectations and assumptions, which such management believes to be reasonable, based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements.

These risks and uncertainties include, but are not limited to, factors and matters described or incorporated by reference in this proxy statement and the following factors:

•	the ability of the Parties (defined infra) to consummate the Arrangement,

•

risks that the conditions to the closing of the Arrangement are not satisfied, including the risk that required approvals for the Arrangement from governmental authorities or the stockholders of both MoSys and Peraso are not obtained;

•	litigation that may have been or may be instituted against us and others relating to the Arrangement, if any;

•	unexpected costs, charges, or expenses resulting from the Arrangement;

•	risks that the proposed Arrangement disrupts the current plans and operations of MoSys and Peraso;

•	the ability to realize anticipated benefits from the Arrangement;

•	competition from larger and more established companies in the Combined Company’s (defined infra) markets;

•	the Combined Company’s ability to successfully grow following the closing of the Arrangement;

•	potential adverse reactions or changes to business relationships resulting from the completion of the Arrangement;

•	risks that the price of our Common Stock may decline significantly if the Arrangement is not completed;

•	the impacts of COVID-19 on our business and the business of the Combined Company; and

•

legislative, regulatory, and economic developments, including changing business conditions in the industries in which MoSys and Peraso operate and the economy in general, as well as financial performance and expectations of MoSys and Peraso’s existing and prospective customers.

Additional factors that may affect the future results of the Combined Company are set forth in filings that MoSys makes with the SEC from time to time, including its Annual Report on Form 10-K for the year ended December 31, 2020 and most recent filings of Forms 10-Q, which are available on the SEC’s website at

www.sec.gov, as well as under the “Risk Factors” section of this proxy statement. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information, which speak only as of the date hereof. Except as required by law, we undertake no obligation to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For all of these reasons, MoSys stockholders should not place undue reliance on forward-looking statements.

CURRENCY AND EXCHANGE RATES

Unless otherwise indicated herein, references to “$,” “US$” or “United States dollars” are to United States dollars, and references to “CAD$” or “Canadian dollars” are to Canadian dollars.

The rate of exchange on September 14, 2021 (being the date of the Arrangement Agreement) as reported by the Bank of Canada for the conversion of Canadian dollars into United States dollars was CAD$1.00, which equals US$0.7898 and for the conversion of United States dollars into Canadian dollars was US$1.00, which equals CAD$1.2661.

The following table sets forth, for each of the periods indicated, the high, low and average spot rates for US$1.00 in terms of Canadian dollars, as reported by the Bank of Canada.

	Year ended December 31, 2020 (CAD$)	Year ended December 31, 2019 (CAD$)	Year ended December 31, 2018 (CAD$)
High	1.4496	1.3600	1.3642
Low	1.2718	1.2988	1.2288
Average	1.3415	1.3269	1.2957

GLOSSARY OF DEFINED TERMS

In this proxy statement, unless otherwise defined herein or unless there is something in the subject matter inconsistent therewith, the following terms have the respective meanings set out below, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

“Acceptable Confidentiality Agreement”	means a confidentiality agreement entered in accordance with the Arrangement by either Peraso or MoSys and a third party other than MoSys or Peraso, respectively: (a) that is entered into in accordance with the Arrangement Agreement; and (b) that contains confidentiality and standstill restrictions that are no less restrictive than those set out in the Confidentiality Agreement.

“Acquisition Proposal”	means, with respect to Peraso, a Peraso Acquisition Proposal, and, with respect to MoSys, a MoSys Acquisition Proposal.

“Agent”	means Kingsdale Advisors LP or other agent chosen by MoSys and Peraso (each acting reasonably) to act as agent under the Voting and Exchange Agency Agreement, and any successor agent appointed under the Voting and Exchange Agency Agreement.

“Arrangement Agreement”	means the Arrangement Agreement, dated September 14, 2021, by and among MoSys, Canco, Callco, and Peraso, as may be amended from time to time, substantially in the form attached as Annex B.

“Arrangement”	means the arrangement of Peraso under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably.

“Articles of Arrangement”	means the articles of arrangement of Peraso in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Parties, each acting reasonably.

“Authorization”	means any authorization, order, permit, approval, grant, license, registration, consent, right, notification, condition, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation, whether or not having the force of Law, and includes any environmental Permit.

“Automatic Exchange Right”	has the meaning ascribed thereto in this proxy statement in the section titled “Description of Exchangeable Shares and Other Agreements—Automatic Exchange upon Liquidation of the Combined Company.”

“Business Day”	means a day other than a Saturday, a Sunday, or any other day on which commercial banking institutions in Toronto, Ontario, or San Jose, California, are authorized or required by applicable Law to be closed;

“Bylaws”	means the bylaws of MoSys, as amended, and as currently in effect.

“Call Rights”	means collectively the rights of Callco or the Combined Company to purchase Exchangeable Shares pursuant to the Redemption Call Right and the Liquidation Call Right and the right of the Combined Company or Callco to purchase Exchangeable Shares pursuant to the Change of Law Call Right and the right of Callco or the Combined Company to purchase Exchangeable Shares pursuant to the Retraction Call Right.

“Callco”	means (i) 2864552 Ontario Inc., being a direct or indirect wholly-owned subsidiary of MoSys incorporated under the laws of the Province of Ontario or (ii) any other direct or indirect wholly-owned subsidiary of MoSys designated by MoSys from time to time after the Effective Date in replacement thereof.

“Canadian Resident”	means (a) a Person who is not a non-resident of Canada for the purposes of the ITA or (b) a partnership that is a “Canadian partnership” for purposes of the ITA.

“Canco”	means 2864555 Ontario Inc., a wholly-owned subsidiary of MoSys, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

“Certificate of Arrangement”	means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“Change in Recommendation”	means, with respect to Peraso, a Peraso Change in Recommendation and, with respect to MoSys, a MoSys Change in Recommendation.

“Change of Law”	means any amendment to the ITA and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are Canadian Residents, who hold their Exchangeable Shares as capital property, and who deal at arm’s length with MoSys and Canco (all for the purposes of the ITA and other applicable provincial income tax laws) to exchange their Exchangeable Shares for shares of Common Stock on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the ITA or applicable provincial income tax laws.

“Change of Law Call Right”	has the meaning ascribed thereto in this proxy statement in the section titled “Description of Exchangeable Shares and Other Agreements—Change of Law Call Right.”

“Closing”	means the completion of the Arrangement.

“Code”	means Internal Revenue Code of 1986, as amended.

“Combined Company”	means the consolidated businesses of MoSys and Peraso following the Effective Time.

“Combined Company Control Transaction”	means (a) any merger, amalgamation, arrangement, take-over bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving the Combined Company that results in the holders of outstanding voting securities of the Combined

Company immediately prior to such transaction directly or indirectly owning, or exercising control or direction over, voting securities representing less than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction; or (b) any sale or disposition of all or substantially all of the Combined Company’s assets.

“Combined Company Liquidation Event”	Means any of the following events at the time set forth below:

(i) any determination by MoSys Board to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to the Company or to effect any other distribution of assets of MoSys among its securityholders for the purpose of winding up its affairs; or

(ii) receipt by MoSys of notice of, and otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution, or winding-up of MoSys or to effect any other distribution of assets of MoSys among its securityholders for the purpose of winding up its affairs, in each case where MoSys has failed to contest in good faith any such proceeding commenced in respect of MoSys within 30 days of becoming aware thereof.

“Combined Company Shares”	means the shares of Common Stock of the Combined Company.

“Common Stock”	means the common stock of MoSys.

“Confidentiality Agreement”	means the confidentiality agreement dated as of November 16, 2020, between Peraso and MoSys, as it may be amended from time to time.

“Consideration Shares”	means up to 15,000,000 shares of Common Stock to be issued in connection with the Arrangement, prior to effecting any reverse stock split of shares of Common Stock as contemplated herein, which includes shares of Common Stock that would be issuable upon exchange of the Exchangeable Shares.

“Consideration”	means, collectively: (i) consideration to be received by Peraso Shareholders pursuant to the Plan of Arrangement in respect of each Peraso Share that is issued and outstanding immediately prior to the Effective Time, being either the MoSys Share Consideration or the Exchangeable Share Consideration as elected in accordance with the Plan of Arrangement by a Peraso Shareholder in respect of each Peraso Share held, and (ii) the MoSys Replacement Options.

“Contract”	means any contract, agreement, license, franchise, lease, arrangement, commitment, joint venture, partnership or other right or obligation (written or, to the extent enforceable, oral) to which a Party or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties or assets is subject.

“Court”	means the Ontario Superior Court of Justice (Commercial List).

“COVID-19”	coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies.

“Depositary”	means Kingsdale Partners LP, or such other person appointed by Peraso and MoSys (each acting reasonably), for the purpose of, among other things, exchanging certificates representing Peraso Shares for the Consideration.

“Dissent Rights”	means the rights of dissent exercisable by the Peraso Shareholders under Section 185 of the OBCA or as otherwise determined by the Court in the Interim Order in respect of the Peraso Arrangement Resolution.
“Dissenting Shareholder”	means a Peraso Shareholder who has validly exercised Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Peraso Shares in respect of which Dissent Rights are validly exercised by such Peraso Shareholder.

“Dividend Amount”	means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder thereof on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco, Canco or RTO Acquiror from such holder.

“Effective Date”	means the date shown on the Certificate of Arrangement giving effect to the Arrangement, which shall be no later than the Outside Date.

“Effective Time”	means 12:01 a.m. (Toronto time) on the Effective Date.

“Election Deadline”	means 4:00 p.m. (Toronto time) on the Business Day which is not less than five (5) Business Days preceding the Effective Date, unless otherwise agreed in writing by MoSys and Peraso.

“Eligible Holder”	means a Peraso Shareholder who is (a) a Canadian Resident or (b) a partnership, any member of which is a Canadian Resident.

“Employee Plan”	means all benefit or compensation plans, programs, policies, practices, contracts, agreements or other arrangements, covering current or former employees, directors or consultants of a Party, including without limitation employment, consulting, deferred compensation, equity, benefit, bonus, incentive, pension, retirement, savings, stock purchase, profit sharing, stock option, stock appreciation, phantom stock, termination, change of control, life insurance, medical, health, welfare, hospital, dental, vision care, drug, sick leave, disability, and similar plans, programs, arrangements or practices, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to by a Party or any of its affiliates, or to which a Party or any of its affiliates is obligated to contribute, or with respect to which a Party or any of its affiliates has any liability, direct or indirect, contingent or otherwise, other than benefit plans established pursuant to statute.

“Encumbrances”	has the meaning ascribed thereto in the Arrangement Agreement.

“Escrow Agent”	means Kingsdale Advisors, in its capacity as escrow agent under the Escrow Agreement.

“Escrow Agreement”	means the escrow agreement among the Escrow Agent, MoSys, and Peraso with regard to the Escrow Consideration comprising of the Exchangeable Shares and the MoSys Shares in the form attached hereto as Annex H.

“Escrow Consideration”	means an aggregate of 1,815,445 Exchangeable Shares and MoSys Shares, collectively, which shall be issued at the Effective Time, subject to escrow pursuant to the terms of the Escrow Agreement and which Exchangeable Shares and MoSys Shares shall be escrowed on a pro rata basis from the Consideration to be received by the Peraso Shareholders (not including the MoSys Replacement Options).
“Escrow Release Condition”	means the earlier of: (a) any date following the first anniversary of the Effective Time and prior to the third anniversary of the Effective Time where the volume weighted average price of the MoSys Shares for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days is at least $8.57 per share, subject to adjustment to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into MoSys Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other similar change with respect to MoSys Shares occurring after the date of the Arrangement Agreement; (b) the date of any sale of all or substantially all of the assets or shares of MoSys; and (c) the date of any bankruptcy, insolvency, restructuring, receivership, administration, wind-up, liquidation, dissolution, or similar event involving MoSys.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio”

means the amount calculated as follows:

((A / B) – C) / D

Where:

A = The total issued and outstanding MoSys Shares on a Fully-Diluted basis immediately prior to the Effective Time

B = 39%

C = The total issued and outstanding MoSys Shares on a Fully-Diluted basis immediately prior to the Effective Time

D = The total issued and outstanding Peraso Shares on a Fully-Diluted basis (including the Peraso Shares issuable on the conversion or exercise of Peraso Convertible Securities) immediately prior to the Effective Time.

“Exchange Right”	has the meaning ascribed thereto in this proxy statement in the section titled “Description of Exchangeable Shares and Other Agreements—Canco Insolvency Event.”

“Exchange Time”	means the time of the occurrence of the following events:

(i) each issued and outstanding Peraso Share (other than Exchangeable Elected Shares and other than Peraso Shares held by MoSys or an affiliate thereof or Dissenting Shareholders) held by a Peraso Shareholder being transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for MoSys Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election or deemed election of such Peraso Shareholder in connection with consideration under the Arrangement; and

(ii) each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election of such Peraso Shareholder with consideration under the Arrangement.

“Exchangeable Elected Shares”	means Peraso Shares (other than Peraso Shares held by MoSys or an affiliate) that the holder thereof shall have elected, in accordance with the Plan of Arrangement in a duly completed Letter of Transmittal deposited with the Transfer Agent no later than the Election Deadline, to transfer to Canco under the Arrangement for the Exchangeable Share Consideration.

“Exchangeable Share Consideration”	means the consideration in the form of Exchangeable Shares, together with ancillary rights, elected for each Peraso Share held by a Peraso Shareholder (other than a Dissenting Shareholder) pursuant to the Plan of Arrangement, which shall be that number of Exchangeable Shares equal to the Exchange Ratio for each Peraso Share held immediately prior to the Effective Time.

“Exchangeable Share Voting Event”	means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Canco and in respect of which the MoSys Board determines in good faith that after giving effect to such matter the economic equivalence of the Exchangeable Shares and the MoSys Shares is maintained for the holders of Exchangeable Shares (other than MoSys and its affiliates).

“Exchangeable Shares”	means the exchangeable shares in the capital of Canco as more particularly described in Appendix I to the Plan of Arrangement.

“Exempt Exchange Share Voting Event”	has the meaning ascribed thereto in this proxy statement in the section titled “Description of Exchangeable Shares and Other Agreements—Redemption of Exchangeable Shares and Redemption Call Rights.”

“Final Order”	means an order of the Court granted pursuant to Section 182(5) of the OBCA, in form and substance acceptable to each of the Parties, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to the Parties, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

“Fully-Diluted”	means that all options, warrants, or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of capital stock, whether or not vested, have been exercised or converted, as applicable, in full.

“GAAP”	means United States Generally Accepted Accounting Principles.

“Governmental Entity”	means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or securities exchange, including the Nasdaq, (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

“Insolvency Event”	means (a) the institution by Canco of any proceeding to be adjudicated, a bankrupt or insolvent or to be wound up, or the consent of Canco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (b) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canco to contest in good faith any such proceedings commenced in respect of Canco within 30 days of becoming aware thereof, or the consent by Canco to the filing of any such petition or to the appointment of a receiver, or (c) the making by Canco of a general assignment for the benefit of creditors, or the admission in writing by Canco of its inability to pay its debts generally as they become due, or (d) Canco not being permitted, pursuant to solvency requirements of applicable Law, to redeem any Retracted Shares.

“Interim Order”	means an order of the Court in form and substance acceptable to each of the Parties, acting reasonably, providing for, among other things, the calling and holding of the Peraso Meeting, as the same may be amended by the Court with the consent of the Parties, each acting reasonably.

“ITA”	means the Income Tax Act (Canada).

“Key Regulatory Approvals”	means those rulings, consents, orders, exemptions, Permits, Authorizations and other approvals of Governmental Entities necessary to proceed with the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement.

“Law” or “Laws”	means, with respect to any Person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Letter of Transmittal”	means the letter of transmittal and election form for use by holders of Peraso Shares or other securities of Peraso, in the form accompanying the Peraso Circular.

“Liquidation Call Right”	has the meaning ascribed thereto in the Plan of Arrangement.

“Liquidation Date”	has the meaning ascribed thereto in Section 5(1) of the Plan of arrangement.

“Lock-Up Agreements”	means the lock-up agreements to be made effective as of the Effective Time among MoSys and each of the Locked-Up Persons in the form attached hereto as Annex G.

“Locked-Up Persons”	means: (a) each of the executive officers and directors of MoSys; and (b) any other stockholders of MoSys owning 5.0% or more of the MoSys Shares (calculated on a Fully-Diluted basis), in each case, at the Effective Time.

“Matching Party”	has the meaning ascribed thereto in Section 7.4(1) of the Arrangement Agreement.

“Material Adverse Effect”	means a Peraso Material Adverse Effect or a MoSys Material Adverse Effect, as applicable.

“Material Contract”

means any of the following for a Party:

(a) any material management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other similar Contract;

(b) any Contract with any distributor, reseller or sales representative with an annual value in excess of $100,000;

(c) any Contract with any manufacturer, vendor, or other Person for the supply of materials or performance of services by such third party to the Party in relation to the manufacture of the Party’s products or product candidates with an annual value in excess of $100,000;

(d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by the Arrangement Agreement

(e) any Contract incorporating or relating to any guaranty, any sharing of liabilities or any indemnity not entered into in the ordinary course of business, including any indemnification agreements between a Party and any of its officers or directors;

(f) any Contract imposing any restriction on the right or ability of the Party or that would by the terms of the Contract would impose any restriction on the right or ability of the Party: (i) to compete with any other Person; (ii) to acquire any product or other asset or any services from any other Person; (iii) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (iv) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (v) to perform services for any other Person; or (vi) to transact business with any other Person;

(g) any Contract currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(h) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(i) any joint marketing or development agreement;

(j) any Contract that provides for: (i) any right of first refusal, right of first negotiation, right of first notification or similar right with respect to any securities or assets of the Party; (ii) any “no shop” provision or similar exclusivity provision with respect to any securities or assets of the Party; or (iii) contains most favored nation pricing provisions with any third party or any requirements or minimum purchase obligations of the Party;

(k) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 or more in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate other than any arrangement or agreement expressly contemplated or provided for under the Arrangement Agreement;

(l) any Contract that does not allow the Party to terminate the Contract for convenience with no more than ninety (90) days prior notice to the other party and without the payment of any rebate, chargeback, penalty or other amount to such third party in connection with any such termination in an amount or having a value in excess of $100,000 in the aggregate; or

(m) that is a “material contract” (with respect to MoSys, as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).

“MoSys Acquisition Proposal”	means, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to MoSys, after the date hereof relating to: (a) any acquisition or purchase, direct or indirect, of: (i) the assets of MoSys and/or one or more of its subsidiaries that, individually or in the aggregate, constitute 20% or more of the consolidated assets of MoSys and its subsidiaries, taken as a whole, or which contribute 20% or more of the consolidated revenue of MoSys and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (b) beneficial ownership of 20% or more of the issued and outstanding voting or equity securities of MoSys or any one or more of its subsidiaries that, individually or in the aggregate, contribute 20% or more of the consolidated revenues or constitute 20% or more of the consolidated assets of MoSys and its subsidiaries, taken as a whole; (c) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning 20% or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of MoSys or any of its subsidiaries; (d) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving MoSys or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; (e) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, license or other arrangement having a similar economic effect as a sale) by MoSys and/or one or more of its subsidiaries, which assets represent 20% or more of the consolidated assets of MoSys and its subsidiaries measured by fair market value, or contribute 20% or more of the consolidated revenue or operating income of MoSys; or (f) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by the Arrangement Agreement.

“MoSys”	means the Board of Directors of MoSys as the same is constituted from time to time.

“MoSys Board Matters”	means the resignation of the MoSys Board and its reconstitution pursuant to the Arrangement.

“MoSys Board Recommendation”	means a statement of the MoSys Board that it has unanimously determined, after receiving financial and legal advice, that (a) the Arrangement is fair and reasonable to the MoSys stockholders, (b) the Arrangement is in the best interests of MoSys and (c) the MoSys Board unanimously recommends that the MoSys stockholders vote in favor of the matters presented at the Special Meeting.

“MoSys Business”	means the business and affairs of MoSys as described in the MoSys Disclosure Documents.

“MoSys Disclosure Documents”	means all information, disclosure, forms, reports, schedules, statements, certifications and other documents, including without limitation all press releases, forms, reports, schedules, financial statements and notes and schedules to such financial statements, management’s discussion and analysis of financial condition and results of operations, certifications, annual information forms, management information circulars, material change reports, business acquisition reports and other documents publicly disclosed or filed by MoSys with the Securities Authorities since January 1, 2020;

“MoSys Financial Adviser”	means Cassel Salpeter & Co., LLC, financial adviser to MoSys.

“MoSys Change in Recommendation”	occurs or is made when, (i) the MoSys Board or any committee of the MoSys Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five (5) Business Days (and in any case prior to the Special Meeting) after having been requested in writing by Peraso to do so, the MoSys Board Recommendation, or (ii) the MoSys Board or any committee of the MoSys Board takes no position or a neutral position with respect to a MoSys Acquisition Proposal for more than five (5) Business Days after a MoSys Acquisition Proposal is made or publicly announced, or (iii) the MoSys Board or any committee of the MoSys Board resolves or publicly proposes to take any of the foregoing actions.

“MoSys Material Adverse Effect”	means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional, or otherwise), capital, operations or results of operations of MoSys and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (i) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (ii) the semiconductor industry in general, (iii) any generally applicable change in applicable Law (other than orders, judgments, claims or decrees against MoSys or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (iv) a change in the market trading price or trading volume of MoSys Shares (it being understood that the underlying cause of any such change may be taken into consideration when determining whether a MoSys Material Adverse Effect has occurred, unless otherwise excepted under this definition); (v) the announcement of the Arrangement Agreement, including the impact thereof on the relationships, contractual or otherwise, on MoSys or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (vi) any action taken or refrained from being taken by MoSys or its subsidiaries in connection with the Arrangement Agreement, to the extent Peraso has expressly consented to, approved or requested such action in writing following the date of the Arrangement Agreement; and (vii) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that MoSys and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (i), (ii), (iii), or (vi) above relative to other participants in the industries in which MoSys and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on MoSys or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been a MoSys Material Adverse Effect; and (y) references in certain sections of the Arrangement Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “MoSys Material Adverse Effect” has occurred.

“MoSys Named Executive Officers”	means Daniel Lewis, MoSys’ President and Chief Executive Officer, and James W. Sullivan, MoSys’ Vice President of Finance and Chief Financial Officer.

“MoSys Replacement Option”	means an option to acquire MoSys Shares to be issued by MoSys in consideration for cancellation of the Peraso Options.

“MoSys Share”	means a share of Common Stock.

“MoSys Share Consideration”	means the consideration in the form of Combined Company Shares elected or deemed to be elected for each Peraso Share by a Peraso Shareholder (other than a Dissenting Shareholder) pursuant to the Plan of Arrangement, which shall be that number of Combined Company Shares equal to the Exchange Ratio for each Peraso Share held immediately prior to the Effective Time.

“MoSys Shareholder Approval Matters”	means (i) transactions contemplated by the Arrangement Agreement, (ii) issuance of MoSys Shares pursuant to the Arrangement, (iii) change of control of MoSys resulting from the transaction contemplated by the Arrangement Agreement pursuant to rules of the Nasdaq, (iv) Reverse Split Proposal, (v) creation of a Special Voting Share in the capital of MoSys to the extent required by applicable Law, (vi) amendment to the MoSys, Inc. 2019 Stock Incentive Plan to increase the number of shares of common stock reserved for awards to 15% of the number of Common Stock outstanding immediately after the Effective Time on a Fully-Diluted basis including the issuance of Common Stock on exchange of the Exchangeable Shares but excluding all common stock issuable pursuant to the MoSys Replacement Options; and (vii) MoSys Board Matters to the extent required by applicable Law.

“MoSys Stockholder Approval”	means the approval of the MoSys Shareholder Approval Matters in accordance with the requirements of applicable Law.

“MoSys Superior Proposal”	means any unsolicited bona fide written MoSys Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding shares of Common Stock or all or substantially all of the assets of MoSys on a consolidated basis that: (a) complies with applicable securities laws and did not result from or involve a breach of Article 7 of the Arrangement Agreement; (b) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (c) is not subject, either by the terms of such MoSys Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the MoSys Acquisition Proposal be obtained; (d) if any (e) is not subject to any due diligence or access condition; (f) is not subject, either by the terms of such MoSys Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (g) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that MoSys completes the Arrangement or any similar other transaction with Peraso or any of its affiliates agreed prior to any termination of the Arrangement Agreement and (h) that the MoSys Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisers and after taking into account all the terms and conditions of the MoSys Acquisition Proposal, including all legal, financial, regulatory and other aspects of such MoSys Acquisition Proposal and the party making such MoSys Acquisition Proposal, would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favorable, from a financial point of view, to the MoSys stockholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Peraso pursuant to the Arrangement Agreement), and the failure to recommend such MoSys Acquisition Proposal to the MoSys stockholders would be contrary to the fiduciary duties of the MoSys Board.

“MoSys Supporting Stockholders”	means the MoSys Named Executive Officers and directors of MoSys who have entered into MoSys Voting Agreements.

“MoSys Voting Agreements”	means the voting agreements (including all amendments thereto) between Peraso and the MoSys Supporting Shareholders setting forth the terms and conditions upon which the MoSys Supporting Shareholders have agreed, among other things, to vote their MoSys Shares in favour of the MoSys Shareholder Approval Matters.
“MSK”	means Mitchell Silberberg & Knupp LLP.

“Nasdaq”	means the Nasdaq Stock Market LLC, including the Nasdaq Capital Market.

“OBCA”	means the Business Corporations Act (Ontario), as amended.

“Ordinary Course”	means, with respect to an action taken by a Person, that such action is consistent with the past practices (in terms of nature, scope and magnitude) of such Person and is taken in the ordinary course of the normal day-to-day operations of the business of such Person.

“Outside Date”	means November 30, 2021 or such later date as may be agreed to in writing by the Parties.

“Parties”	means, collectively, MoSys, Peraso, Canco and Callco, and “Party” means any one of them.

“Peraso Acquisition Proposal”	means, other than the transactions contemplated by the Arrangement Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to Peraso, after the date hereof relating to: (i) any acquisition or purchase, direct or indirect, of: (A) the assets of Peraso and/or one or more of its subsidiaries that, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of Peraso and its subsidiaries, taken as a whole, or which contribute twenty percent (20%) or more of the consolidated revenue of Peraso and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (B) beneficial ownership of twenty percent (20%) or more of the issued and outstanding voting or equity securities of Peraso or any one or more of its subsidiaries that, individually or in the aggregate, contribute twenty percent (20%) or more of the consolidated revenues or constitute twenty percent (20%) or more of the consolidated assets of Peraso and its subsidiaries, taken as a whole; (ii) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning twenty percent (20%) or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of Peraso or any of its subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Peraso or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; or (iv) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, licence or other arrangement having a similar economic effect as a sale) by Peraso and/or one or more of its subsidiaries, which assets represent twenty percent (20%) or more of the consolidated assets of Peraso and its subsidiaries measured by fair market value, or contribute twenty percent (20%) or more of the consolidated revenue or operating income of Peraso; or (v) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by the Arrangement Agreement.

“Peraso Arrangement Resolution”	means the special resolution of the holders of Peraso Shares approving the Plan of Arrangement, which is to be considered at the Peraso Meeting.

“Peraso Board Recommendation”	means that the Peraso Board has unanimously determined, after receiving financial and legal advice, that (A) the Arrangement is fair and reasonable to the Peraso Shareholders, (B) the Arrangement is in the best interests of Peraso, and (C) that the Peraso Board unanimously recommends that the Peraso Shareholders vote in favor of the Peraso Arrangement Resolution.

“Peraso Board”	means the board of directors of Peraso as the same is constituted from time to time.

“Peraso Business”	means the business and affairs of Peraso, being a fabless semiconductor company specializing in the development of mmwave semiconductor systems, primarily in the 60 GHz spectrum band for 802.11ad/ay compliant devices and in the 28/39 GHz spectrum bands for 5G compliant devices.

“Peraso Change in Recommendation”	Peraso Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five (5) Business Days (and in any case prior to the Peraso Meeting) after having been requested in writing by MoSys to do so, the Peraso Board Recommendation, or (ii) the Peraso Board or any committee of the Peraso Board takes no position or a neutral position with respect to a Peraso Acquisition Proposal for more than five (5) Business Days after a Peraso Acquisition Proposal is made or publicly announced, or (iii) the Peraso Board or any committee of the Peraso Board resolves or publicly proposes to take any of the foregoing actions.

“Peraso Circular”	means the notice of the Peraso Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Peraso Shareholders, as required by the Court in the Interim Order, in connection with the Peraso Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of the Arrangement Agreement.

“Peraso Convertible Debentures”	means the secured convertible debentures of Peraso in the aggregate principal amount of $14,082,343.40, which are outstanding immediately prior to the Effective Time.

“Peraso Convertible Debentureholders”	means the holders of Peraso Convertible Debentures.

“Peraso Convertible Securities”	means Peraso Convertible Debentures, Peraso Warrants, and Peraso Options.

“Peraso Fairness Opinion”	means, collectively: (a) the opinion from the Peraso Financial Advisor, addressed to the Peraso Board, stating that, as at the date of such opinion, the Consideration to be received pursuant to the Plan of Arrangement is fair, from a financial point of view, to the Peraso Shareholders; and (b) the opinion from the Peraso Financial Advisor, addressed to the Peraso Board, stating that, as at the date of such opinion, the methodology used to calculate the conversion of the Peraso Warrants into Peraso Shares is fair and reasonable to the Peraso Warrantholders and the Peraso Shareholders.

“Peraso Financial Adviser”	means Evans & Evans, Inc., financial adviser to Peraso.

“Peraso Financial Statements”	means: (a) the audited consolidated financial statements of Peraso for the years ended December 31, 2020 and December 31, 2019, including the auditor’s report thereon and the notes thereto; and (b) the unaudited interim consolidated financial statements of Peraso for the six months ended June 30, 2021 and 2020.

“Peraso Material Adverse Effect”	means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of Peraso and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (i) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (ii) the semiconductor industry in general, (iii) any generally applicable change in applicable Law (other than orders, Judgments, claims or decrees against Peraso or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (iv) the announcement of the Arrangement Agreement, including the impact thereof on the relationships, contractual or otherwise, on Peraso or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (v) any action taken or refrained from being taken by Peraso or its subsidiaries in connection with the Arrangement Agreement, to the extent MoSys has expressly consented to, approved or requested such action in writing following the date of the Arrangement Agreement and (vii) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that Peraso and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (i), (ii), (iii) or (vi) above relative to other participants in the industries in which Peraso and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on Peraso or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been a Peraso Material Adverse Effect; and (y) references in certain sections of the Arrangement Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “Peraso Material Adverse Effect” has occurred.

“Peraso Meeting”	means the special meeting of Peraso Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Peraso Arrangement Resolution, and for any other purpose as may be set out in the Peraso Circular.

“Peraso Named Executive Officers”	means Ronald Glibbery, Founder, President and Chief Executive Officer; Brad Lynch, Founder and Executive Vice President, Engineering and Operations; Alexander Tomkins, Founder and Chief Technology Officer; Keith Riley, Vice President, Product Engineering; and Connie Grennan, Vice President, Finance.
“Peraso Option Plan”	means the stock option plan of Peraso dated January 9, 2009, as amended on January 1, 2019 and as further amended from time to time.

“Peraso Optionholders”	means the holders at the relevant time of Peraso Options.

“Peraso Options”	means, at any time, options exercisable to acquire Peraso Shares granted under the Peraso Option Plan which are, at such time, outstanding, whether or not vested.

“Peraso Securityholders”	means Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders and Peraso Convertible Debentureholders.

“Peraso Securities”	means Peraso Shares, Peraso Options, Peraso Warrants, and Peraso Convertible Debentures.

“Peraso Shareholders”	means the holders of Peraso Shares.

“Peraso Shareholder Approval”	approval for the Peraso Arrangement Resolution at the Peraso Meeting shall be 66 2⁄3% of the votes cast by the Peraso Shareholders (including the affirmative vote of Roadmap) present in person or represented by proxy at the Peraso Meeting.

“Peraso Shares”	means issued and outstanding common shares in the capital of Peraso.

“Peraso Superior Proposal”	means any unsolicited bona fide written Peraso Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding Peraso Shares or all or substantially all of the assets of Peraso on a consolidated basis that: (i) complies with Securities Laws and did not result from or involve a breach of Article 7; (ii) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iii) is not subject, either by the terms of such Peraso Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the Peraso Acquisition Proposal be obtained; (iv) if any consideration is cash, is not subject to any financing contingency or condition; (v) is not subject to any due diligence or access condition; (vi) is not subject, either by the terms of such Peraso Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (vii) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Peraso completes the Arrangement or any similar other transaction with MoSys or any of its affiliates agreed prior to any termination of the Arrangement Agreement and (viii) that the Peraso Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisers and after taking into account all the terms and conditions of the Peraso Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Peraso Acquisition Proposal and the party making such Peraso Acquisition Proposal, (A) would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favorable, from a financial point of view, to the Peraso Shareholders than the Arrangement) and (B) the failure to recommend such Peraso Acquisition Proposal to the Peraso Shareholders would be contrary to the fiduciary duties of the Peraso Board.

“Peraso Supporting Shareholders”	means, collectively, Ronald Glibbery and 10% shareholders of Peraso (determined on a Fully-Diluted basis) who have entered into Peraso Voting Agreements.

“Peraso Voting Agreements”	means the voting agreements, dated September 14, 2021 (including all amendments thereto after such date), between MoSys and the Peraso Supporting Shareholders setting forth the terms and conditions upon which the Peraso Supporting Shareholders have agreed, among other things, to vote their Peraso Shares in favor of the Peraso Arrangement Resolution.

“Peraso Warrant Consideration Amount”	means: (a) in respect of Peraso Warrant Certificate No. 2020-001 issued on March 13, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 1,431,177 Peraso Shares; (b) in respect of Peraso Warrant Certificate No. 2020-002 issued on October 30, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 2,159,247 Peraso Shares; (c) in respect of Peraso Warrant Certificate No. 2020-003 issued on October 30, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 801,059 Peraso Shares; and (d) in respect of Peraso Warrant Certificate No. 2021-001 issued on April 23, 2021 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 1,952,473 Peraso Shares. For greater certainty, no consideration shall be issued in respect of Peraso Warrants other than as set out in (a) to (d) above.

“Peraso Warrantholder”	means a holder of one or more Peraso Warrants.

“Peraso Warrants”	means the common share purchase warrants of Peraso.

“Peraso”	Peraso Technologies Inc., a corporation existing under the laws of the Province of Ontario.

“Permit”	means any license, permit, certificate, consent, order, grant, approval, agreement, classification, restriction, registration or other authorization of, from, or required by any Governmental Entity.

“Person”	includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Plan of Arrangement”	means the plan of arrangement of Peraso, substantially in the form attached as Annex B, and any amendments or variations thereto made from time to time in accordance with the Arrangement Agreement, the plan of arrangement or upon the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably.

“Policy”	means the Executive Change-in-Control and Severance Policy of MoSys.

“Proposal Party”	has the meaning ascribed thereto in Section 7.3(1) of the Arrangement Agreement.

“Receiving Board”	has the meaning ascribed thereto in Section 7.4(1) of the Arrangement Agreement.

“Receiving Party”	has the meaning ascribed thereto in Section 7.4(1) of the Arrangement Agreement.

“Record Date”	means the close of business on October 14 , 2021.

“Redemption Call Right”	has the meaning set out in Section 5.2(a) of the Plan of Arrangement.

“Representative”	means, collectively, in respect of a Person, its subsidiaries and its affiliates and its and their officers, directors, employees, consultants, advisers, agents or other representatives (including financial, legal, or other advisers).

“Retracted Shares”	means the Exchangeable Shares that the holder desires to have redeemed by Canco.

“Retraction Call Right”	has the meaning ascribed thereto under the heading “Description of Exchangeable Shares and Related Agreements—Retraction of Exchangeable Shares and Retraction Call Right.”

“Retraction Date”	means the Business Day on which Canco will redeem the Retracted Shares.

“Retraction Price”

means an amount per share equal to the Current Market Price of a Combined Company Share on the last Business Day prior to the Retraction Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered one Torchlight Share for each Exchangeable Share presented and surrendered together with, on the designated payment date therefor, the Dividend Amount.

“Retraction Request”

means a duly executed statement accompanying the presentation and surrender of the certificate or certificates representing the Exchangeable Shares which the holder desires to have Canco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the transfer agent and Canco may reasonably require to effect a retraction.

“Roadmap”	means, collectively, Roadmap Peraso LP, Roadmap Peraso LP (U.S. and Offshore), Roadmap Innovation Fund I, Roadmap Innovation Fund II and Roadmap Innovation Fund (US and Offshore) I

“SEC”	means the United States Securities and Exchange Commission.

“Securities Act”	means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time.

“Securities Authority”	means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC and Nasdaq, that are applicable to Peraso or MoSys, as the case may be.

“Special Meeting”	means the special meeting of the stockholders of MoSys to be held on November 23, 2021.

“Special Voting Rights Certificate of Designation”	means the Certificate of Designation of the Special Voting Share, in the form attached hereto as Annex I.

“Special Voting Share”	means the special voting share in the capital of MoSys, having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Agency Agreement and the MoSys Certificate of Designation.

“Superior Proposal”	means, with respect to Peraso, a Peraso Superior Proposal, and, with respect to MoSys, a MoSys Superior Proposal.

“Superior Proposal Notice”	has the meaning ascribed thereto in Section 7.4(1)(a)(iii) of the Arrangement Agreement.

“Support Agreement”	means an agreement to be made among MoSys, Callco and Canco in connection with the Plan of Arrangement, in the form attached as Annex F.

“Tax Return”	means all domestic and foreign federal, state, provincial, territorial, municipal and local returns, reports, declarations, disclosures, elections, notices, filings, forms, statements, information statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes.

“Taxes”	means any and all domestic and foreign federal, state, provincial, municipal, territorial and local taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities imposed by any Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including without limitation pension plan contributions, tax instalment payments, unemployment insurance contributions and employment insurance contributions, disability, severance, social security, workers’ compensation and deductions at source, including taxes based on or measured by gross receipts, income, profits, sales, capital, use, and occupation, and including goods and services, value added, ad valorem, sales, capital gains, capital stock, windfall profits, premium, transfer, franchise, stamp, license, non-resident withholding, customs, payroll, recapture, employment, excise and property duties and taxes, together with all estimated taxes, deficiency assessments, interest, penalties, fines and additions to tax imposed with respect to such amounts, and shall include any liability for such amounts as a result of (a) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (b) a contractual obligation to indemnify any Person or other entity.

“Termination Payment”	means an amount equal to $3,500,000.

“Trading Day”	means any day on which MoSys Shares are actually traded on the Nasdaq or such other stock exchange or automated quotation system on which MoSys Shares are actually traded if such shares do not trade on Nasdaq.

“Transfer Agent”	means Equiniti Trust Company, or such other person as may from time to time be appointed by Canco as the registrar and transfer agent for the Exchangeable Share.

“Voting and Exchange Agency Agreement”	means an agreement to be made among MoSys, Canco and Kingsdale Advisors LP, or such other person as may be appointed by Peraso and MoSys (each acting reasonably), as agent, in connection with the Plan of Arrangement, substantially in the form set out on Annex E.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Questions and Answers in Connection with the Special Meeting

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card because you were a stockholder of record, or beneficial stockholder, of MoSys at the close of business on October 14, 2021, and are entitled to vote at the Special Meeting. This proxy statement describes issues on which MoSys would like you, as a stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to virtually attend the Special Meeting to vote your shares of Common Stock.

When you sign the proxy card, you appoint each of Daniel Lewis, Chief Executive Officer of MoSys, and James Sullivan, Chief Financial Officer of MoSys, as your representatives at the Special Meeting. As your representatives, they will cast your votes at the Special Meeting as you have instructed on your proxy card. With proxy voting, your shares of Common Stock will be voted whether or not you attend the Special Meeting. Even if you plan to attend the Special Meeting, it is a good idea to complete, sign, and return your proxy card in advance of the Special Meeting such that your votes are cast if you become unable to attend.

Who is soliciting my proxy?

Your proxy is being solicited by senior management of MoSys. This proxy statement is furnished in connection with that solicitation. While it is anticipated that solicitation of proxies for the Special Meeting will be made primarily by mail, proxies may be solicited personally, or by telephone by the directors and regular employees of MoSys at nominal cost paid by MoSys. In addition, MoSys has engaged Kingsdale Advisors as its proxy solicitor in connection with the Special Meeting.

If you have questions or need assistance completing your form of proxy or voting instruction form, please contact MoSys’ proxy solicitor, Kingsdale Advisors, by calling toll-free at 877-659-1822 or collect at 416-867-2272, or via e-mail at contactus@kingsdaleadvisors.com.

When is the Record Date for the Special Meeting?

The MoSys Board has fixed October 14, 2021 as the Record Date for the Special Meeting. Only holders of shares of Common Stock as of the close of business on that date will be entitled to vote at the Special Meeting.

How many shares of Common Stock are outstanding?

As of the Record Date, 8,685,635 shares of Common Stock were issued and outstanding.

How many votes do I get?

Each share of Common Stock is entitled to one vote. Appraisal rights are not applicable to any of the matters being voted upon.

How do I attend the Special Meeting?

The Special Meeting will be held on November 23, 2021, at 11:00 a.m., Pacific Time in a virtual format online by accessing www.virtualshareholdermeeting.com/MOSY2021SM, where you will be able to listen to the meeting live and vote online. To attend, vote and be deemed present in person at the virtual meeting, you will need to log on to the virtual meeting website at www.virtualshareholdermeeting.com/MOSY2021SM and enter the 16-digit control number included on your proxy card or voting instruction form. Because the Special Meeting is completely virtual and being conducted via live webcast, stockholders will not be able to attend the meeting in person.

The meeting webcast will begin promptly at 11:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific Time, and you should allow ample time for the check-in procedures. Whether or not you plan to attend the virtual Special Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in this proxy statement. You may also vote online and examine our stockholder list during the Special Meeting by following instructions provided on the meeting website, which may be accessed using the above web address and the 16-digit control number included on your proxy card or voting instruction form, during the Special Meeting.

What proposals will be voted on at the Special Meeting?

MoSys stockholders will vote on the following proposals:

(1)

the issuance of up to 15,000,000 shares of Common Stock prior to effecting any reverse split of the Common Stock as contemplated herein, in connection with a proposed Arrangement Agreement with Peraso, pursuant to which MoSys will acquire Peraso, in accordance with the requirements of the Nasdaq Stock Market LLC together with the approval of the entirety of transactions contemplated by the Arrangement including the change of control (the “Arrangement Proposal”);

(2)

the adoption of an amendment to the Certificate of Incorporation to implement a reverse stock split of the shares of Common Stock by a ratio of up to 1-for-3 (the “Stock-Split Proposal”), with the exact ratio of the reverse stock split to be determined by the MoSys Board;

(3)	the approval of an amendment and restatement to the MoSys 2019 Stock Incentive Plan, as more fully described in this proxy statement (the “Incentive Plan Proposal”); and

(4)

the approval of the postponement or adjournment of the Special Meeting to solicit additional proxies if there are not sufficient votes to approve proposals (1) to (3) or in the absence of a quorum (the “Adjournment Proposal”).

The Arrangement will not be completed, without the approval by the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal. The Stock-Split Proposal, however, is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur.

The MoSys Board unanimously recommends that the stockholders vote FOR:

(1)	the Arrangement Proposal;

(2)	the Stock-Split Proposal;

(3)	the Incentive Plan Proposal; and

(4)	the Adjournment Proposal.

How do I vote?

MoSys stockholders of record and beneficial owners of shares of Common Stock on the Record Date may vote their shares of Common Stock by submitting a proxy or may vote virtually online at the Special Meeting by following the instructions provided on the proxy card or voting instruction form received. MoSys recommends that MoSys stockholders entitled to vote submit a proxy prior to the Special Meeting even if they plan to attend the virtual Special Meeting.

MoSys stockholders are encouraged to submit a proxy promptly. Each valid proxy received in time will be voted at the Special Meeting according to the choice specified, if any. Executed but uninstructed proxies (i.e., proxies that are properly signed, dated, and returned but are not marked to tell the proxies how to vote) will be voted in accordance with the recommendations of the MoSys Board.

Record Holders

MoSys stockholders of record may vote in one of the following ways:

Internet: www.proxypush.com/mosy. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Telephone: 1-866-883-3382. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope provided. MoSys stockholders who vote this way should mail the proxy card early enough so that it is received prior to the closing of the polls at the Special Meeting.

Online During the Virtual Meeting: MoSys stockholders of record may attend the virtual Special Meeting by entering his, her, or its unique 16-digit control number and vote online; attendance at the virtual Special Meeting will not, however, in and of itself constitute a vote or a revocation of a prior proxy.

Beneficial Owners

MoSys stockholders who hold their shares of Common Stock beneficially in “street name” and wish to submit a proxy must provide instructions to the bank, broker, or other nominee that holds their shares of record as to how to vote their shares with respect to the MoSys stock issuance proposal. Most beneficial owners will have a choice of voting before the Special Meeting by proxy over the Internet, by telephone, or by using a voting instruction form. Each beneficial owner of Common Stock should refer to the voting instruction form received to see what options are available and how to use them. MoSys stockholders who hold their shares of Common Stock beneficially and wish to vote virtually at the Special Meeting may do so by attending the Special Meeting, entering his, her, or its unique 16-digit control number and voting their shares electronically; however attendance at the virtual Special Meeting will not, in and of itself, constitute a vote or a revocation of a prior proxy. If you are a beneficial owner but did not receive a 16-digit control number with your voting instruction form, contact the bank, broker, or other nominee that holds your shares of record.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Special Meeting. You may do this by notifying our secretary in writing at the address of MoSys given above, by executing a new proxy bearing a later date, or by submitting a new proxy by telephone or Internet; or by attending the Special Meeting and voting virtually.

How many votes do you need to hold the Special Meeting?

To conduct the Special Meeting, MoSys must have a quorum, which means that a majority of the outstanding shares of Common Stock as of the Record Date that are entitled to vote at the Special Meeting must be virtually present or represented at the Special Meeting. Shares of Common Stock are the only type of security entitled to vote at the Special Meeting.

Based on 8,685,635 shares of Common Stock outstanding as of the Record Date, 4,342,818 shares of Common Stock must be present at the Special Meeting, virtually or by proxy, for there to be a quorum. Your shares of Common Stock will be counted as present at the Special Meeting if you submit a properly executed proxy card (even if you do not provide voting instructions), or virtually attend the Special Meeting and vote. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.

What if I abstain from voting?

Abstentions with respect to a proposal at the Special Meeting are counted for the purposes of establishing a quorum. A properly executed proxy card marked “ABSTAIN” with respect to a proposal at the Special Meeting will have the same effect as voting “AGAINST” that proposal.

What effect does a broker non-vote have?

If you are a beneficial owner of shares held in “street name” and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

We believe that the Stock-Split Proposal and the Adjournment Proposal constitute a routine matter. We do not believe that any of other proposals involve matters that will be considered routine under the relevant securities exchange rules. The “routine” treatment of these proposals does not affect the seriousness with which we treat it. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided by such organization.

Broker non-votes are considered “shares present” for the purpose of determining whether a quorum exists. Broker non-votes will not be counted as present and are not entitled to vote on the Arrangement Proposal and Incentive Plan Proposal, thus, will have no effect on the outcome of such proposals. The Stock-Split Proposal and the Adjournment Proposal are “routine” proposals and no broker non-votes are expected.

How many votes are needed to approve the proposals?

Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required to adopt the Stock-Split Proposal. Approval of the Arrangement Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of the holders of shares of Common Stock representing a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote on such matter will be required for approval of this proposal.

We encourage you to vote “FOR” the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal.

Will my shares of Common Stock be voted if I do not sign and return my proxy card?

If your shares of Common Stock are held through a brokerage account, your brokerage firm, cannot vote your shares of Common Stock on the Arrangement Proposal and the Incentive Plan Proposal at the Special Meeting unless you provide directions as to how to vote your shares of Common Stock, because such matters are non-routine matters. See “What effect does a broker non-vote have?” above for a discussion of the consequences if you fail to provide your brokerage firm with instructions as to how to vote your shares of Common Stock.

If your shares of Common Stock are registered in your name, and you do not complete your proxy card over the Internet or sign and return your proxy card, your shares of Common Stock will not be voted at the Special Meeting on the Arrangement Proposal and the Incentive Plan proposal unless you virtually attend the Special Meeting and vote your shares of Common Stock.

Where can I find the voting results of the Special Meeting?

MoSys will publish the final results in a Current Report on Form 8-K with the SEC following the Special Meeting.

Who will pay for the costs of soliciting proxies?

MoSys will bear the cost of soliciting proxies. In an effort to have as large a representation at the Special Meeting as possible, MoSys’ directors, officers, and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries.

MoSys has retained Kingsdale Advisors as its proxy solicitor to assist MoSys in soliciting proxies. MoSys estimates the fees for Kingsdale Advisors associated with this proxy solicitation will be approximately $15,000 plus charges for any telephone calls and disbursements.

Upon request, MoSys will reimburse brokers, dealers, banks, voting trustees, and their nominees who are holders of record of shares of Common Stock on the Record Date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares of Common Stock.

What materials accompany or are attached to this proxy statement?

The following materials accompany or are attached to this proxy statement:

ANNEX A	Form of Proxy Card

ANNEX B	Arrangement Agreement and Plan of Arrangement

ANNEX C	Form of Peraso Voting Agreement

ANNEX D	Form of MoSys Voting Agreement

ANNEX E	Form of Voting and Exchange Agency Agreement

ANNEX F	Form of Voting and Support Agreement

ANNEX G	Form of Lock-Up Agreement

ANNEX H	Form of Escrow Agreement

ANNEX I	Special Voting Share Certificate of Designation

ANNEX J	Opinion of the MoSys Financial Adviser

ANNEX K	Stock-Split Amendment to the Certificate of Incorporation of MoSys

ANNEX L	Peraso Historical Financial Statements

ANNEX M	Amended and Restated MoSys, Inc. 2019 Stock Incentive Plan

Questions and Answers in Connection with the Arrangement and Related Transactions

What is the Arrangement between MoSys and Peraso?

The Arrangement is in substance a reverse takeover of MoSys by Peraso, in order to integrate economic potential and business lines of the entities and facilitate Peraso’s listing on Nasdaq and access to the U.S. capital markets. Pursuant to the Arrangement Agreement, MoSys and Peraso will complete a business combination pursuant to which MoSys will indirectly acquire all of the Peraso Shares and the Combined Company will focus its business on the current business of Peraso while continuing MoSys’ legacy business.

The Arrangement provides that MoSys will acquire Peraso pursuant to the Arrangement Agreement and Plan of Arrangement under Ontario law. Under the Arrangement, the issued and outstanding Peraso Shares will be exchanged for shares of Common Stock or Exchangeable Shares in accordance with the Plan of Arrangement.

After the Effective Time of the Arrangement, each Exchangeable Share will be exchangeable for one Combined Company Share in accordance with their terms. While outstanding, the Special Voting Share will enable holders of Exchangeable Shares to cast votes on matters for which holders of the Combined Company Shares are entitled to vote, and by virtue of the share terms relating to the Exchangeable Shares, to receive dividends that are economically equivalent to any dividends declared with respect to the Combined Company Shares. Eligibility to elect to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement further provides that MoSys will submit to its stockholders a proposal to amend MoSys’ Certificate of Incorporation to effect a reverse split of the issued and outstanding shares of Common Stock, if necessary to maintain compliance with the listing standards of Nasdaq. MoSys is fulfilling these requirements through this proxy statement.

The consummation of the Arrangement is subject to certain closing conditions, including the requirements that:

(i)

the Interim Order having been granted on terms consistent with the Arrangement Agreement and the Interim Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

(ii)

the Final Order having been granted on terms consistent with the Arrangement Agreement and the Final Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

(iii)	the Peraso Arrangement Resolution having been passed by the Peraso Shareholders in accordance with the Interim Order;

(iv)	the MoSys Shareholder Approval Matters having been approved by the MoSys Shareholders in accordance with applicable Laws;

(v)

letters of resignation and mutual releases from such directors and officers of Peraso and the MoSys as mutually agreed to between such Parties, including as needed to implement the MoSys Board Matters;

(vi)

no action is taken under any applicable Law or by any Governmental Entity of competent jurisdiction which makes it illegal or otherwise directly or indirectly restrains, enjoins, or prohibits the completion of the Arrangement;

(vii)	the Arrangement Agreement is not terminated in accordance with its terms;

(viii)	the Key Regulatory Approvals are obtained on terms acceptable to MoSys and Peraso, each acting reasonably, and each such Key Regulatory Approval is in full force and effect and has not been modified;

(ix)	holders of no more than ten percent (10%) of the Peraso Shares shall have exercised, and at the date of the Peraso Meeting, have not withdrawn, Dissent Rights;

(x)

the MoSys Certificate of Designation has been filed with the relevant state authority and constitutes a valid MoSys Certificate of Designation under applicable Laws and has not been rescinded or amended in any way (See MoSys Certificate of Designation attached hereto as Annex I);

(xi)	The Escrow Agreement shall have been duly executed by each of the parties thereto, and Peraso shall have completed the information set out at Schedule B thereof effective as at the Effective Time;

(xii)

the existing MoSys Shares have been continually listed on Nasdaq as of and from the date of the Arrangement Agreement through the Effective Time and (ii) the MoSys Shares to be issued pursuant to the Arrangement Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Effective Time.

The completion of the Arrangement is also subject to the certain conditions precedent in favor of MoSys and Peraso, respectively, that include the receipt of all other required regulatory approvals, performance of all covenants by the pertinent parties, accuracy of the parties’ representations and warranties, as well as other customary closing conditions, including the absence of a Material Adverse Effect with respect to either Peraso or MoSys. See “The Arrangement Agreement — ARTICLE 6 CONDITIONS”

The Arrangement has been unanimously approved by the Peraso Board, and shareholders representing approximately 57.44% of the outstanding Peraso Shares (on a Fully-Diluted basis) have entered into a Peraso Voting Agreements, in the form attached as Annex C, in connection with the Arrangement.

The Arrangement has also been unanimously approved by the MoSys Board, and stockholders representing approximately 0.6% of the outstanding shares of Common Stock have entered into a MoSys Voting Agreements, in the form attached as Annex D in connection with the Arrangement.

Does the MoSys Board support the Arrangement?

Yes. The MoSys Board unanimously recommends that the stockholders vote FOR:

(1)	the Arrangement Proposal;

(2)	the Stock-Split Proposal;

(3)	the Incentive Plan Proposal; and

(4)	the Adjournment Proposal.

In making its recommendation, the MoSys Board considered a number of factors as described in this proxy statement under the heading “The Arrangement — Reasons for the Arrangement.”

Why is MoSys proposing the Arrangement?

MoSys’ management believes that the Arrangement provides the current MoSys stockholders an opportunity to retain ownership of approximately 39% of the outstanding Combined Company Shares after the consummation of the Arrangement. See “The Arrangement — Reasons for the Arrangement.”

Do any of MoSys’ directors or executive officers have interests in the Arrangement that may differ from those of the MoSys stockholders?

Yes. Our directors and executive officers have interests in the Arrangement that are different from, or in addition to, the interests of the MoSys stockholders. See “The Arrangement — Interests of Certain Persons in the Arrangement.” The members of the MoSys Board were aware of and considered these interests, among other matters, in evaluating the Arrangement Agreement and the Arrangement and in recommending that the stockholders vote to approve the Arrangement Proposal.

Why am I being asked to vote on the issuance of the Consideration Shares?

At the Special Meeting, you will be asked to consider and vote upon the issuance of the Consideration Shares in connection with the Arrangement, under which MoSys will acquire all of the issued and outstanding Peraso Shares, including those Peraso Shares to be issued in connection with the conversion or exchange of the Peraso Convertible Debentures or Peraso Warrants, as applicable, at the Effective Time. Under the Arrangement, Peraso Shareholders will receive the Consideration Shares (which subject to adjustment as contemplated in the Arrangement Agreement and the Plan of Arrangement, will be comprised of 14,190,846 shares of Common Stock), prior to effecting any reverse stock split of shares of Common Stock as contemplated herein, including the shares of Common Stock that would be issuable upon exchange of the Exchangeable Shares, in each case based upon an illustrative Exchange Ratio, subject to certain assumptions, of 0.0512915979698675 shares of Common Stock for each outstanding Peraso Share calculated as of September 14, 2021, in exchange for their Peraso Shares. On completion of the Arrangement, Peraso will be a wholly-owned subsidiary of MoSys.

Shares of Common Stock are listed on Nasdaq, and Rules 5635(a) and (b) of the Nasdaq Listing Rules require stockholder approval for the issuance of the Consideration Shares pursuant to the Arrangement. Rule 5635(a) of the Nasdaq Listing Rules requires stockholder approval if the number of shares of common stock to be issued in connection with the acquisition of another company will be equal to or in excess of 20% of the number of shares of common stock outstanding, and Rule 5635(b) requires stockholder approval of an issuance of securities that will result in a change of control.

Because the Consideration Shares issued pursuant to the Arrangement will exceed 20% of the issued and outstanding shares of Common Stock before the Closing of the Arrangement, and because the issuance of the Consideration Shares will result in the former Peraso Shareholders owning approximately 61% of the outstanding Combined Company Shares after the consummation of the Arrangement (on a Fully-Diluted basis), which will constitute a change of control of MoSys under the Nasdaq Listing Rules, stockholder approval of the issuance of the Consideration Shares in connection with the Arrangement is required, and the Arrangement will not be completed unless such approval is obtained. See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Are there risks I should consider in connection with the Arrangement?

Yes. The material risks associated with the Arrangement are discussed under “Risk Factors — Risks Related to the Arrangement.” Those risks include, among others, the possibility that the Arrangement may not be completed, the possibility that the Peraso business will not be successful, that the Combined Company may fail to realize the anticipated benefits of the Arrangement.

What will holders of Peraso Shares receive under the Arrangement?

Under the terms of the Plan of Arrangement, (a) each Peraso Shareholder who is an Eligible Holder and not a Dissenting Shareholder may elect to (i) receive in respect of any or all of their Peraso Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Peraso Shares, if any, the MoSys Share Consideration, and (b) each Peraso Shareholder who is not an Eligible Holder or a Dissenting Shareholder or fails to make an election is entitled to receive the MoSys Share Consideration. See “The Arrangement — Principal Steps of the Arrangement” and “Description of Exchangeable Shares and Related Agreements.”

What percentage of the Combined Company will the stockholders of MoSys and shareholders of Peraso own?

The Plan of Arrangement provides that after the Effective Time, the former Peraso Shareholders will own approximately 61% of the outstanding Combined Company Shares (including Exchangeable Shares that are exchangeable for shares of Common Stock), based on the number of shares of Common Stock outstanding as of immediately prior to the Effective Time (on a Fully-Diluted basis), with the legacy MoSys stockholders owning approximately 39% of the outstanding Combined Company Shares (on a Fully-Diluted basis). The Arrangement Agreement also provides that Peraso Options that are exercisable for Peraso Shares will become replaced with MoSys Replacement Options exercisable for shares of Common Stock after the Effective Time, in each case with adjustments based on the Exchange Ratio. The exact number of Consideration Shares that will be issued pursuant to the Arrangement will be determined at the Effective Time in accordance with the Exchange Ratio.

What is the Exchange Ratio under the Arrangement?

The Exchange Ratio pursuant to which Peraso Shares will be exchanged for shares of Common Stock or Exchangeable Shares pursuant to the Arrangement is not fixed. Rather, it will be determined based on the number of shares of Common Stock and Peraso Shares outstanding immediately prior to the completion of the Arrangement, such that the holders of Peraso Shares immediately prior to the completion of the Arrangement will hold approximately 61% of the outstanding Combined Company Shares upon completion of the Arrangement (on a Fully-Diluted basis).

In addition, to the extent any indebtedness of Peraso and/or MoSys exists at the Effective Time, the Exchange Ratio will be adjusted to reflect a one dollar deduction in equity value for every dollar of debt which exists at the Effective Time on the part of Peraso and/or MoSys, as applicable, in the event of declaration of dividends or other distributions prior to the Effective Time, and in some other customarily events (e.g., stock splits and stock dividends)

By way of example and subject to terms of the Arrangement Agreement, assuming a total pro forma equity value of $127,950,251:

(a) for every $1,000,000 of indebtedness incurred by Peraso (assuming no indebtedness on the part of MoSys), the Peraso Shareholders will be entitled to approximately 181,818 fewer MoSys Shares at the Effective Time (i.e. the Peraso Shareholders will be entitled to an aggregate of approximately 14,009,028 MoSys Shares, representing approximately 60.22% of the total pro forma number of MoSys Shares on a Fully-Diluted basis to be outstanding upon completion of the Arrangement); and

(b) for every $1,000,000 of indebtedness incurred by MoSys (assuming no indebtedness on the part of Peraso), the Peraso Shareholders will be entitled to approximately 290,198 more MoSys Shares at the Effective Time (i.e. the Peraso Shareholders will be entitled to an aggregate of approximately 14,481,044 MoSys Shares, representing approximately 62.25% of the total pro forma number of MoSys Shares on a Fully-Diluted basis to be outstanding upon completion of the Arrangement).

PRO FORMA EXCHANGE RATIO CALCULATION

Shares of Common Stock outstanding as of September 14, 2021 for purposes of calculating the Exchange Ratio:	9,072,836

Peraso common shares outstanding as of September 14, 2021 for purposes of calculating the Exchange Ratio:	276,669,993(1)

Pro forma Combined Company Shares issuable to Peraso Shareholders in connection with the Arrangement:	14,190,846

Pro forma Combined Company Shares outstanding upon completion of the Arrangement:	23,263,682

Pro forma Combined Company Shares attributable to MoSys shareholders outstanding upon completion of the Arrangement:	9,072,836

Illustrative Exchange Ratio as of September 14, 2021:	((9,072,836 / 0.39) – 9,072,836) / 276,669,993

(1)

This figure assumes that the Peraso Convertible Debentures will be converted on November 15, 2021. On such date, the principal amount outstanding will be $14,082,343.40 and the accrued interest will be $950,776.19. For purposes of this conversion, the conversion price of CDN$0.15 for the Peraso Convertible Debentures was converted into US dollars based on the currency exchange rate of CDN$1 to US$0.8068 (such that the conversion price for the Peraso Convertible Debentures is $0.12).

Pro Forma Ownership Split Calculation

Pro forma Combined Company Shares outstanding upon completion of the Arrangement:	23,263,682 = (14,190,846 + 9,072,836)

Legacy Peraso Shareholders pro forma percentage ownership of the Combined Company:	61%

Legacy MoSys stockholders pro forma percentage ownership of the Combined Company:	39%

How was the Exchange Ratio determined?

The Exchange Ratio was determined after considerable negotiations between MoSys and Peraso and the contemplation of numerous factors that each company deemed relevant. In addition, Peraso received the Peraso Fairness Opinions, which provided that the Consideration to be received pursuant to the Plan of Arrangement is fair, from a financial point of view, to the Peraso Shareholders.

Why are Exchangeable Shares being offered to Canadian residents pursuant to the Arrangement?

The Exchangeable Shares provide an opportunity for certain Peraso Shareholders to make a tax election to defer Canadian income tax on any capital gain otherwise arising on the exchange of their Peraso Shares. Peraso Shareholders who are so eligible may elect to (a) receive Exchangeable Shares in respect of any or all of their Peraso Shares, and (b) receive shares of Common Stock in respect of the balance of their Peraso Shares, if any. Holders of Exchangeable Shares are able to exchange their Exchangeable Shares for shares of Common Stock in accordance with the Plan of Arrangement, as described under “Description of Exchangeable Shares and Related Agreements.”

Holders of Exchangeable Shares will be entitled to cast votes on matters which holders of Combined Company Shares are entitled to vote pursuant to the Voting and Exchange Agency Agreement and will be entitled to receive dividends that are economically equivalent to the dividends declared by the Combined Company on the Combined Company Shares.

How will Peraso Options, Peraso Warrants, and Peraso Convertible Debentures be treated under the Arrangement?

Peraso Options

Under the terms of the Arrangement, Peraso Options that are not exercised prior to the Effective Time, whether vested or unvested, will be automatically exchanged for MoSys Replacement Options to purchase from MoSys the number of shares of Common Stock equal to the product of (a) the number of Peraso Shares issuable pursuant to the exercise of the Peraso Option immediately before the Effective Time, and (b) the Exchange Ratio, provided that if the foregoing would result in a fraction of a MoSys Share being issuable upon any particular exercise of MoSys Replacement Options, then the number of shares of Common Stock otherwise issuable upon exercise of such MoSys Replacement Options shall be rounded down to the nearest whole number of shares of Common Stock.

The exercise price per MoSys Share subject to any such MoSys Replacement Option will be an amount equal to the greater of: (i) the quotient of (A) the exercise price per Peraso Share under the exchanged Peraso Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio, rounded up to the nearest whole cent, and (ii) such minimum amount that satisfies the requirements of paragraph 7(1.4)(c) of the ITA. Except as set out above, all terms and conditions of a MoSys Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Peraso Option for which it was exchanged and any document evidencing a Peraso Option shall thereafter evidence and be deemed to evidence such MoSys Replacement Option.

Peraso Warrants

Each Peraso Warrant outstanding immediately prior to the Effective Time shall be deemed to be surrendered and transferred to Peraso in consideration for the issuance of Peraso Shares equal to the Peraso Warrant Consideration Amount, if any, provided that: (a) if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares will be rounded down to the nearest whole number of Peraso Shares; and (b) nothing herein shall preclude a Peraso Warrant holder from exercising the Peraso Warrants in accordance with their terms at any time prior to the Effective Time. All Peraso Warrants so surrendered will be automatically cancelled with no further force and effect

Peraso Convertible Debentures

For each Peraso Convertible Debenture outstanding immediately prior to the Effective Time, all principal and accrued but unpaid interest thereon will be converted into Peraso Shares at the conversion price set out in such Peraso Convertible Debenture pursuant to the Plan of Arrangement, provided that if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares shall be rounded down to the nearest whole number of Peraso Shares.

See “The Arrangement — Principal Steps of the Arrangement.”

What will be the effects of the amendments to MoSys’ Certificate of Incorporation?

The proposed Arrangement in general and the Stock-Split proposal in particular will have the following effects:

(a)

effect a reverse stock split of the shares of Common Stock by a ratio of up to 1-for-3, with the exact ratio of the reverse stock split to be determined solely by the MoSys Board, provided further that the MoSys Board shall have sole discretion as to whether to implement the reverse stock split; and

(b)	file the certificate of designation of preferences, rights, and limitations of Special Voting Preferred Stock annexed hereto as Annex I.

Who will manage the Combined Company following the Arrangement?

Unless otherwise agreed by the Parties, at the Effective Time, all members of the Combined Company’s board of directors other than Daniel Lewis and Robert Newell will resign, and the Combined Company’s board of directors will be reconstituted such that one (1) of the initial post-Closing directors will be the Combined Company’s Chief Executive Officer, and two (2) initial post-Closing directors, who are independent in accordance with Nasdaq requirements, will be selected by Peraso. It is currently anticipated that, following the Effective Time, the Combined Company board of directors will be constituted as follows, with the two (2) initial post-Closing Directors to still be selected by Peraso:

Name	Current Principal Affiliation

Ronald Glibbery	Peraso, President, Chief Executive Officer and Director

Daniel Lewis	MoSys, President, Chief Executive Officer and Director

Robert Newell	MoSys, Director

Ian McWalter	not an affiliate of MoSys or Peraso

Andreas Melder	not an affiliate of MoSys or Peraso

In addition, all executive officers of MoSys will resign from their offices currently held, except with respect to James Sullivan as Chief Financial Officer and Daniel Lewis as President, and the executive officers of MoSys shall consist of the following:

(i)	Ronald Glibbery, as Chief Executive Officer;

(ii)	Daniel Lewis, as President;

(iii)	James Sullivan, as Chief Financial Officer;

(iv)	Brad Lynch, as Chief Operating Officer; and

(v)	Alex Tomkins, as Chief Technology Officer.

For more information, see “The Arrangement Agreement — Board of Directors and Officers” and “Information about Peraso — Composition of the Board of Directors Following the Effective Time.”

When do MoSys and Peraso expect to complete the Arrangement?

Subject to obtaining Court and other requisite approvals as well as the satisfaction of all other conditions precedent to the completion of the Arrangement, it is anticipated that the Arrangement will be completed on or about November 29, 2021, subject to the receipt of any required regulatory approvals and the satisfaction of all other conditions to Closing set forth in the Arrangement Agreement.

What will happen if the Arrangement is not completed for any reason?

If the Arrangement is not completed for any reason by the Outside Date, the Arrangement Agreement may be terminated. If this occurs, MoSys will continue to carry on its business operations in the normal course. See “Risk Factors — Risks Relating to the Arrangement.” In addition, if the Arrangement is terminated due to the failure to obtain stockholder approval by MoSys, MoSys will be obligated to remit a payment in the amount of $750,000 to Peraso. Further, the Termination Payment shall be payable by Peraso or MoSys under certain circumstances including the breach of non-solicitation covenants and other events of default. See “The Arrangement Agreement — Termination Payment Amount” and “The Arrangement Agreement — Supplementary Bridge Financing.”

SUMMARY OF THE ARRANGEMENT

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this proxy statement, including the Annexes which are incorporated into and form part of this proxy statement. Terms with initial capital letters in this summary are defined in the Glossary of Defined Terms immediately preceding this summary.

Parties

MoSys: MoSys, Inc., a corporation incorporated under the laws of the State of Delaware and listed for trading on Nasdaq. MoSys is a provider of semiconductor solutions that enable fast, intelligent data access for cloud, networking, security, test and video systems.

MoSys, Inc.

2309 Bering Drive

San Jose, California 95131

Telephone: 408- 418-7500

Callco: 2864552 Ontario Inc., an Ontario corporation, or Callco, is a newly formed, directly wholly-owned subsidiary of MoSys that was organized specifically for the purpose of completing the Arrangement. Callco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Arrangement.

2864552 Ontario Inc.

c/o MoSys, Inc.

2309 Bering Drive

San Jose, California 95131

Telephone: 408- 418-7500

Canco: 2864555 Ontario Inc., an Ontario corporation, is a newly formed, directly wholly-owned subsidiary of MoSys that was organized specifically for the purpose of completing the Arrangement. Canco has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and in connection with the Arrangement.

2864555 Ontario Inc.

c/o MoSys, Inc.

2309 Bering Drive

San Jose, California 95131

Telephone: 408- 418-7500

Peraso: Peraso Technologies Inc., a private company incorporated under the laws of the Province of Ontario. Peraso is a fabless semiconductor company specializing in the development of mmwave semiconductor systems, primarily in the 60 GHz spectrum band for 802.11ad/ay compliant devices and in the 28/39 GHz spectrum bands for 5G compliant devices.

Peraso Technologies Inc.

144 Front Street West, Suite 685

Toronto, ON M5J 2L7

Telephone: 416-637-1048

Purpose and Description of the Arrangement

The Arrangement is in substance a reverse takeover of MoSys by Peraso, in order to facilitate Peraso’s listing on Nasdaq and access to the U.S. capital markets. Pursuant to the Arrangement Agreement, MoSys and

Peraso will complete a business combination pursuant to which MoSys will indirectly acquire all of the Peraso Shares and will focus its business on the current business of Peraso while also continuing the legacy business of MoSys.

Pursuant to the Arrangement, Peraso Shareholders will receive MoSys Share Consideration and/or Exchangeable Share Consideration and are expected to hold approximately 61% of the outstanding Combined Company Shares (on a Fully-Diluted basis) while MoSys stockholders will retain approximately 39% of the outstanding Combined Company Shares (on a Fully-Diluted basis).

Following the Closing of the Arrangement, all members of the Combined Company’s board of directors other than Daniel Lewis and Robert Newell will resign, and the Combined Company’s board of directors will be reconstituted such that one (1) of the initial post-Closing directors will be the Combined Company’s Chief Executive Officer, and two (2) initial post-Closing directors will be selected by Peraso, who are independent in accordance with Nasdaq requirements. See “The Arrangement Agreement — Board of Directors and Officers.”

The Arrangement will not be completed, without the approval by the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal. The Stock-Split Proposal, however, is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur.

Under the terms of the Plan of Arrangement, (a) each Peraso Shareholder who is an Eligible Holder and not a Dissenting Shareholder may elect to (i) receive in respect of any or all of their Peraso Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Peraso Shares, if any, the MoSys Share Consideration, and (b) each Peraso Shareholder who is not an Eligible Holder or a Dissenting Shareholder or fails to make an election is entitled to receive the MoSys Share Consideration.

The Exchange Ratio pursuant to which Peraso Shares will be exchanged for shares of Common Stock or Exchangeable Shares pursuant to the Arrangement is not fixed, but will be determined in accordance with the Plan of Arrangement pursuant to the following formula:

((A / B) – C) / D

Where:

A	=	The total issued and outstanding MoSys Shares on a Fully-Diluted basis immediately prior to the Effective Time

B	=	39%

C	=	The total issued and outstanding MoSys Shares on a Fully-Diluted basis immediately prior to the Effective Time

D	=	The total issued and outstanding Peraso Shares on a Fully-Diluted basis (including the Peraso Shares issuable on the conversion or exercise of Peraso Convertible Securities) immediately prior to the Effective Time

Based on the above formula, the Exchange Ratio will be determined based on the number of shares of Common Stock and Peraso Shares outstanding immediately prior to the completion of the Arrangement, such that the holders of Peraso Shares immediately prior to the completion of the Arrangement will hold approximately 61% of the outstanding Combined Company Shares upon completion of the Arrangement (on a Fully-Diluted basis).

Pro Forma Exchange Ratio Calculation

Shares of Common Stock outstanding as of September 14, 2021 for purposes of calculating the Exchange Ratio:	9,072,836

Peraso common shares outstanding as of September 14, 2021 for purposes of calculating the Exchange Ratio:	276,669,993(1)

Pro forma Combined Company Shares issuable to Peraso Shareholders in connection with the Arrangement:	14,190,846

Pro forma Combined Company Shares outstanding upon completion of the Arrangement:	23,263,682

Pro forma Combined Company Shares attributable to MoSys shareholders outstanding upon completion of the Arrangement:	9,072,836

Illustrative Exchange Ratio as of September 14, 2021:	((9,072,836 / 0.39) – 9,072,836) / 276,669,993

(1)

This figure assumes that the Peraso Convertible Debentures will be converted on November 15, 2021. On such date, the principal amount outstanding will be $14,082,343.40 and the accrued interest will be $950,776.19. For purposes of this conversion, the conversion price of CDN$0.15 for the Peraso Convertible Debentures was converted into US dollars based on the currency exchange rate of CDN$1 to US$0.8068 (such that the conversion price for the Peraso Convertible Debentures is $0.12).

Pro Forma Ownership Split Calculation

Pro forma Combined Company Shares outstanding upon completion of the Arrangement:	23,263,682 = (14,190,846 + 9,072,836)

Legacy Peraso Shareholders pro forma percentage ownership of the Combined Company:	61%

Legacy MoSys stockholders pro forma percentage ownership of the Combined Company:	39%

The foregoing is intended to be illustrative of the manner in which the Exchange Ratio will be determined; however, the actual Exchange Ratio could be higher or lower.

For more details about the purpose of the Arrangement, see “The Arrangement — Purpose and Description of the Arrangement,” and “The Arrangement Agreement.”

Background of the Arrangement

The provisions of the Arrangement Agreement are the result of arm’s length negotiations between representatives of MoSys and Peraso and their respective legal advisers.

For more information, see “The Arrangement — Background of the Arrangement.”

Fairness Opinion

In connection with the Arrangement, the MoSys Board received a written opinion, dated September 13, 2021, from the MoSys Financial Adviser, which states that, as of such date, and subject to the assumptions, limitations and qualifications set out therein, the Arrangement is fair, from a financial point of view, to MoSys. The MoSys Board is entitled to rely on the Fairness Opinion in connection with its decision to approve the Arrangement. The full text of the Fairness Opinion, which sets forth certain assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex J to this proxy statement. MoSys stockholders are urged to, and should, read the Fairness Opinion in its entirety.

Subject to the terms of its engagement, the MoSys Financial Adviser has consented to the inclusion in this proxy statement of its Fairness Opinion in its entirety, together with the summary herein, and other information relating to the MoSys Financial Adviser and its Fairness Opinion. The Fairness Opinion addresses only the fairness of the Arrangement from a financial point of view to MoSys and does not and should not be construed as a valuation of MoSys or Peraso or their respective assets, liabilities or securities or as recommendations to any MoSys stockholders as to how to vote at the Special Meeting.

For more information, see “The Arrangement — Fairness Opinion of the MoSys Financial Adviser.”

Reasons for the Arrangement

In considering its decision to approve the Arrangement Agreement and to authorize and approve the Arrangement and, subject to the terms and conditions of the Arrangement Agreement, to recommend the approval of the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal by MoSys’ stockholders, the MoSys Board consulted with MoSys’ management, as well as MoSys’ legal and financial advisers, and considered the terms of the proposed Arrangement Agreement, the Arrangement and the other transactions set forth in the Arrangement Agreement, as well as other alternative transactions.

See “The Arrangement — Reasons for the Arrangement.”

Recommendation of the MoSys Board

After careful consideration of, among other things, the Fairness Opinion, and consultation with its financial and legal advisers, the MoSys Board has unanimously determined that the Arrangement is in the best interests of MoSys and that the Arrangement is fair and reasonable to the MoSys stockholders. Accordingly, the MoSys Board has determined UNANIMOUSLY to recommend to the MoSys stockholders that they vote FOR the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal. See “The Arrangement — Recommendation of the MoSys Board.”

Principal Steps of the Arrangement

The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which is attached hereto as Annex B. Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur in the following order (except that the steps in (d) to (e) shall be deemed to occur simultaneously) without any further act or formality:

(a)

each Peraso Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Peraso and Peraso shall thereupon be obliged to pay the amount therefor determined and payable in accordance with the Plan of Arrangement, and the name of such holder shall be removed from the central securities register of Peraso as a holder of Peraso Shares and Peraso shall be recorded as the registered holder of the Peraso Shares so transferred and shall be deemed to be the legal owner of such Peraso Shares, which Peraso Shares shall thereupon be cancelled;

(b)

each Peraso Warrant outstanding immediately prior to the Effective Time shall be deemed to be surrendered and transferred to Peraso in consideration for the issuance of Peraso Shares equal to the Peraso Warrant Consideration Amount, if any, provided that: (i) if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares will be rounded down to the nearest whole number of Peraso Shares; and (ii) nothing herein shall preclude a Peraso Warrantholder from exercising the Peraso Warrants in accordance with their terms at any time prior to the Effective Time. All Peraso Warrants so surrendered will be automatically cancelled with no further force and effect;

(c)

for each Peraso Convertible Debenture outstanding immediately prior to the Effective Time, all principal and accrued but unpaid interest thereon will be converted into Peraso Shares at a conversion price equal to the conversion price set out in such Peraso Convertible Debenture pursuant to the Plan of Arrangement, provided that if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares shall be rounded down to the nearest whole number of Peraso Shares;

(d)

contemporaneously with the step in item (e), each issued and outstanding Peraso Share (other than Exchangeable Elected Shares and other than Peraso Shares held by MoSys or an affiliate thereof or Dissenting Shareholders) held by a Peraso Shareholder shall be transferred by the holder thereof to Canco in exchange for MoSys Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election or deemed election of such Peraso Shareholder pursuant to Plan of Arrangement;

(e)

contemporaneously with the step in item (d), each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election of such Peraso Shareholder pursuant to Plan of Arrangement;

(f)

following the exchange of securities effected pursuant to items (d) and (e), MoSys shall hold the Escrow Consideration in escrow, subject to the satisfaction of the Escrow Release Condition and otherwise in accordance with the terms of the Arrangement Agreement;

(g)

each Peraso Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be exchanged for a MoSys Replacement Option to purchase from MoSys the number of MoSys Shares equal to the product of: (i) the number of Peraso Shares subject to the Peraso Option immediately before the Effective Time, and (ii) the Exchange Ratio, and rounded down to the nearest whole number of MoSys Shares. The exercise price per MoSys Share subject to any such MoSys Replacement Option shall be an amount equal to the greater of: (i) the quotient of: (A) the exercise price per Peraso Share under the exchanged Peraso Option immediately prior to the Effective Time divided by: (B) the Exchange Ratio, and rounded up to the nearest whole cent, and (ii) such minimum amount that satisfies the requirements of paragraph 7(1.4)(c) of the ITA. Except as set out above, all terms and conditions of a MoSys Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Peraso Option for which it was exchanged and any document evidencing a Peraso Option shall thereafter evidence and be deemed to evidence such MoSys Replacement Option; and

(h)

MoSys, Canco and Callco shall execute the Support Agreement and MoSys, Canco and the Transfer Agent shall execute the Voting and Exchange Agency Agreement and MoSys shall issue to and deposit with the Transfer Agent the Special Voting Share in consideration of the payment to MoSys by Peraso on behalf of the Peraso Shareholders of one dollar ($1.00), to be thereafter held of record by the Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Agency Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Agency Agreement shall be received by them as part of the property receivable by them under item (d) in exchange for the Exchangeable Elected Shares for which they were exchanged.

In no event shall any fractional shares of Common Stock or Exchangeable Shares be issued under the Plan of Arrangement. Where the aggregate number of shares of Common Stock or Exchangeable Shares to be issued to a Peraso Securityholder would result in a fraction of a share of Common Stock or Exchangeable Share being issuable, then the number of shares of Common Stock or Exchangeable Shares to be issued to a Peraso Shareholder shall be rounded down to the nearest whole number without payment in respect of such fractional share.

See “The Arrangement — Principal Steps of the Arrangement” and the Plan of Arrangement, a copy of which is attached as Annex B to this proxy statement.

Required Stockholder Approval for the Arrangement

Assuming a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is required to adopt the Stock-Split Proposal. Approval of the Arrangement Proposal, the Incentive Plan Proposal, and the Adjournment Proposal requires the affirmative vote of the holders of shares of Common Stock representing a majority of the votes cast by the holders of all of the shares of Common Stock present in person or represented by proxy and entitled to vote on such matter will be required for approval of this proposal.

The Arrangement will not be completed, without the approval by the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal. The Stock-Split Proposal, however, is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur.

Voting Agreements

To the knowledge of MoSys, the MoSys Supporting Stockholders beneficially own, or exercise control or direction over, directly or indirectly, 51,220 shares of Common Stock representing approximately 0.6% of the issued and outstanding shares of Common Stock as of the Record Date, on a non-diluted basis.

On September 14, 2021, the MoSys Supporting Stockholders entered into the MoSys Voting Agreement with Peraso pursuant to which, among other things, they agreed to cause to be counted as present for purposes of establishing quorum at the Special Meeting and to vote (or cause to be voted) the securities owned legally or beneficially by each of them or over which they exercise control or direction, as applicable, FOR matters related to the Arrangement, and to duly complete and cause forms of proxy in respect of all of the applicable securities held by them to be validly delivered to cause the applicable securities to be voted FOR matters related to the Arrangement.

The MoSys Voting Agreement automatically terminates if the Arrangement Agreement is terminated in accordance with its terms.

See “The Arrangement — Voting Agreement.”

Expenses of the Arrangement

Except as otherwise provided in the Arrangement Agreement, all out-of-pocket third party transaction expenses incurred in connection with the Arrangement Agreement and the Plan of Arrangement and the transactions contemplated thereunder, shall be paid by the party incurring such fees, costs, or expenses, whether or not the Arrangement is consummated.

See “The Arrangement — Expenses of the Arrangement.”

Court Approval of the Arrangement

An arrangement under the OBCA requires Court approval. Peraso will obtain the Interim Order, which provides for the calling and holding of the Peraso Meeting, the Dissent Rights, and other procedural matters.

Subject to the terms of the Arrangement Agreement and receipt of approval of the Peraso Arrangement Resolution at the Peraso Meeting, Peraso intends to make an application to the Court for the Final Order. The application for the Final Order approving the Arrangement is expected to occur on within two (2) Business Days following the date of the Special Meeting, or as soon thereafter as counsel may be heard as the Court may direct. The Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including Peraso Securityholders or other interested parties. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit.

The Court will be advised that the Court’s approval of the Arrangement (including the fairness thereof), if granted, will form a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the issuance and distribution of the Consideration Shares to be issued by MoSys to Peraso Shareholders pursuant to the Arrangement and with respect to the issuance and distribution of the MoSys Replacement Options to be issued to pursuant to the Arrangement. Consequently, if the Final Order is granted, the securities issuable by MoSys to Peraso Securityholders including Consideration Shares issuable to Peraso Shareholders pursuant to the Arrangement and the MoSys Replacement Options issuable to Peraso optionholders pursuant to the Arrangement will not require registration under the Securities Act.

Assuming the Final Order is granted and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived to the extent legally permissible, then Articles of Arrangement will be filed to give effect to the Arrangement.

See “The Arrangement — Court Approval of the Arrangement” and “The Arrangement — Completion of the Arrangement.”

The Arrangement Agreement

A description of certain provisions of the Arrangement Agreement is included in this proxy statement under the heading “The Arrangement Agreement.” The description is not comprehensive and is qualified in its entirety by the full text of the Arrangement Agreement, which is attached as Annex B.

See “The Arrangement Agreement.”

Completion of the Arrangement

Subject to the provisions of the Arrangement Agreement, the Arrangement will become effective at 12:01 a.m. (Toronto time) on the Effective Date. Completion of the Arrangement is anticipated to occur on or about November 29, 2021; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Arrangement cannot be met on a timely basis. After the Effective Date, Peraso will be an indirect subsidiary of MoSys.

The Arrangement is subject to a number of conditions in addition to the approval of the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal, including, among others, Court approval, approval of Nasdaq, and the approval of the Arrangement by the holders of Peraso Securities.

See “The Arrangement Agreement — Conditions for Completion of the Arrangement.”

Non-Solicitation of Acquisition Proposals

Each of MoSys and Peraso has agreed not to solicit alternative Acquisition Proposals until the Effective Time. MoSys and Peraso have also agreed to certain covenants and procedures for responding to an Acquisition Proposal that constitutes a Superior Proposal, including certain notice requirements and matching rights.

See “The Arrangement Agreement — Additional Covenants Regarding Non-Solicitation.”

Termination of the Arrangement Agreement

Each of MoSys and Peraso can terminate the Arrangement Agreement under certain circumstances, including to enter into an alternative transaction that constitutes a Superior Proposal, provided that the terminating Party has complied with the covenants regarding non-solicitation, notices and matching rights. If the Arrangement Agreement is terminated under certain circumstances, Peraso or MoSys may be required to make the Termination Payment of $3.5 million to the other Party.

See “The Arrangement Agreement — Termination of Arrangement Agreement.”

Interests of Certain Persons in the Arrangement

You should be aware that members of the management and MoSys Board have interests in the Arrangement that may be in addition to or different from the interests of MoSys stockholders generally, which will present them with actual or potential conflicts of interest.

See “The Arrangement — Interests of Certain Persons in the Arrangement.”

Risk Factors

MoSys’ stockholders should carefully consider the risk factors relating to the Arrangement. Some of these risks include, but are not limited to the possibility that the Arrangement may not be completed; the possibility that the Peraso business will not be successful; that the Combined Company may fail to realize the anticipated benefits of the Arrangement.

For more information, see “Risk Factors.”

RISK FACTORS

In evaluating the Arrangement, MoSys stockholders should carefully consider the following risk factors relating to the Arrangement and the Combined Company. The following risk factors are not a definitive list of all risk factors associated with the Arrangement and the Combined Company. Additional risks and uncertainties, including those currently unknown or considered immaterial by MoSys, may also adversely affect the shares of Common Stock, and/or the business of the Combined Company following the Arrangement.

Risks Related to the Arrangement

The Arrangement may not be completed due to failure to obtain the necessary court and/or regulatory approvals.

To complete the Arrangement, each of Peraso and MoSys must make certain filings with and obtain certain consents and approvals from various governmental and regulatory authorities including the Court, and the approval of Nasdaq of the listing of the shares of Common Stock to be issued pursuant to the Arrangement. Peraso and MoSys have not yet obtained these approvals, all of which are required to complete the Arrangement. The regulatory approval processes may take a lengthy period of time to complete which could delay completion of the Arrangement. The approval processes, including the undertakings and conditions that may be required for approval or whether the court and regulatory approvals, may not be obtained.

Uncertainty surrounding the Arrangement could adversely affect MoSys’ retention of customers, strategic partners and personnel and could negatively impact MoSys’ future business and operations.

Because the Arrangement is dependent upon satisfaction of certain conditions, its completion is subject to uncertainty. In response to this uncertainty, MoSys’ customers and strategic partners may delay or defer decisions concerning MoSys. Any delay or deferral of those decisions by customers and strategic partners could have a material adverse effect on the business and operations of MoSys, regardless of whether the Arrangement is ultimately completed.

The Parties could fail to complete the Arrangement or the Arrangement may be completed on different terms.

The Arrangement may not be completed as there are certain conditions that are outside the control of Peraso and MoSys, or if completed, that the Arrangement will be completed on the same or similar terms to those set out in the Arrangement Agreement. The completion of the Arrangement is subject to the satisfaction of a number of conditions which include, among others, (a) obtaining necessary approvals of securityholders of Peraso and MoSys, (b) grant of the Interim Order and the Final Order; and (c) performance by Peraso and MoSys of their respective obligations and covenants in the Arrangement Agreement. There can be no assurance that these conditions will be satisfied or, if satisfied, when they will be satisfied.

In addition, each of Peraso and MoSys has the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty that the Arrangement Agreement will not be terminated by either Peraso or MoSys before the completion of the Arrangement. For example, MoSys has the right, in certain circumstances, to terminate the Arrangement Agreement if changes occur that, in the aggregate, have a Peraso Material Adverse Effect. Although a Peraso Material Adverse Effect excludes certain events that are beyond the control of Peraso and MoSys, there is no assurance that a change having a Peraso Material Adverse Effect on Peraso will not occur before the Effective Date, in which case MoSys could elect to terminate the Arrangement Agreement and the Arrangement would not proceed. In addition, if the Arrangement is not completed by Outside Date, Peraso or MoSys may choose to terminate the Arrangement Agreement in accordance with its terms.

If the Arrangement is not completed, the ongoing business of MoSys may be adversely affected as a result of the costs (including opportunity costs) incurred in respect of pursuing the Arrangement, and MoSys could experience negative reactions from the financial markets, which could cause a decrease in the market price of the shares of Common Stock, particularly if the market price reflects market assumptions that the Arrangement will be completed or completed on certain terms. MoSys may also experience negative reactions from its partners and there could be a negative impact on MoSys’ ability to attract future acquisition opportunities. Failure to complete the Arrangement or a change in the terms of the Arrangement could each have a material adverse effect on MoSys’ business, financial condition and results of operations.

If the Arrangement is not completed and the MoSys Board decides to seek another merger or business combination, it may not be able to find a party willing to engage in a transaction that is equivalent to, or more attractive than, the Arrangement. In addition, in certain circumstances, MoSys may be required to pay the Termination Payment to Peraso.

The Termination Payment, if triggered, may discourage other parties from attempting to acquire MoSys.

Under the Arrangement Agreement, MoSys is required to pay a Termination Payment of $3.5 million to Peraso in the event the Arrangement Agreement is terminated in certain circumstances (see “The Arrangement Agreement — Termination Payment”). The Termination Payment may discourage other parties from attempting to acquire the engage in a transaction with MoSys or otherwise making an Acquisition Proposal, even if those parties would otherwise be willing to offer greater value to the MoSys stockholder than that offered by Peraso under the Arrangement.

MoSys has and will continue to incur substantial transaction-related costs in connection with the Arrangement even if the Arrangement is not completed.

Certain costs related to the Arrangement, such as legal, accounting and certain financial adviser fees have been and will be incurred by MoSys even if the Arrangement is not completed, and some of such costs may be unanticipated or underestimated by MoSys’ management. Also, if the Arrangement is not completed, MoSys may be required to pay the Termination Payment to Peraso in certain circumstances. In addition, if the Arrangement is terminated due to the payment due to the failure to obtain a stockholder approval by MoSys, MoSys will be obligated to remit a payment in the amount of $750,000 to Peraso. Further, MoSys may be required to pay the Termination Payment to Peraso in certain circumstances, including the breach of non-solicitation covenants and other events of default. Such costs may offset any expected cost savings and other synergies from the Arrangement.

While the Arrangement is pending, MoSys is restricted from taking certain actions.

The Arrangement Agreement restricts MoSys from taking specified actions until the Arrangement is completed without the consent of Peraso, which may adversely affect the ability of MoSys to execute certain business strategies including, but not limited to, the ability in certain cases to issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver sell, pledge, lease, dispose of or encumber, any shares of Common Stock or securities of its subsidiaries, or any securities convertible or exchangeable thereto, or amend its securities arrangements entered prior to the Arrangement Agreement, amend or propose to amend its charter documents, declare or pay dividends, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of MoSys or its subsidiaries other than in ordinary course of business, enter acquisition agreements, make any material changes to MoSys’ business, enter into any joint venture, strategic alliance, partnership, or similar agreement, make any capital expenditures exceeding $100,000, etc. These restrictions may prevent MoSys from pursuing attractive business opportunities that may arise prior to the completion of the Arrangement. See Section 5.3 of the Arrangement Agreement to address the complete list of MoSys’ limitations in connection with the Arrangement Agreement.

The pending Arrangement may divert the attention of MoSys’ management.

The pending Arrangement could cause the attention of MoSys’ management to be diverted from the day-to-day operations. These disruptions could be exacerbated by a delay in the completion of the Arrangement and could have an adverse effect on the business, operating results or prospects of MoSys regardless of whether the Arrangement is ultimately completed.

Following the completion of the Arrangement, the Combined Company may issue additional securities.

Following the completion of the Arrangement, the Combined Company may issue additional securities (including equity securities) to finance its activities, including in order to finance acquisitions. If the Combined Company were to issue additional equity securities, the ownership interest of existing MoSys stockholders may be diluted and some or all of the Combined Company’s financial measures on a per share basis could be reduced. Moreover, as the Combined Company’s intention to issue additional equity securities becomes publicly known, the Combined Company’s share price may be materially adversely affected.

Although an application has been filed to list the Common Stock on Nasdaq, there can be no assurance that the common stock will be so listed or, if listed, that the Combined Company will be able to comply with the continued listing standards.

Nasdaq has determined (or will determine) that the proposed transaction constitutes a business combination that results in a change of control pursuant to its listing rules. Accordingly, the Combined Company will be required to satisfy all of Nasdaq’s initial listing criteria and to complete Nasdaq’s initial listing process in order for the Common Stock to be listed on Nasdaq. An application to list the Common Stock on Nasdaq upon consummation of the Arrangement has been filed as required by Nasdaq. MoSys is currently in compliance with the continued listing standards of Nasdaq.

Nasdaq’s approval of the listing application is a condition to the closing of the Arrangement and while Peraso and MoSys can each terminate the Arrangement Agreement if the condition is not satisfied, the parties can also each choose to waive the condition and consummate the Arrangement without Nasdaq’s approval of the listing application. If the parties waive that condition and consummate the Arrangement without Nasdaq’s approval of the listing application, the Combined Company would not be listed on Nasdaq.

In addition, if, after listing, Nasdaq delists the Common Stock from trading on its exchange for failure to meet the continued listing standards, the Combined Company and its stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for its securities;

•

a determination that its common stock is a “penny stock” which will require brokers trading in its common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its common stock;

•	an inability to obtain analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

MoSys’ directors and executive officers have interests in the Arrangement that may be different from, or in addition to, the interests of Peraso stockholders and MoSys stockholders.

Certain of the directors and executive officers of Peraso and certain of the directors and executive officers of MoSys negotiated the terms of the Arrangement Agreement and these individuals have interests in the Arrangement that may be different from, or in addition to, those of Peraso stockholders and MoSys stockholders, respectively. These interests include, but are not limited to, the continued service of certain of these Peraso individuals as directors and executive officers of MoSys after the date of the consummation of the Arrangement, certain other compensation arrangements with the MoSys directors and executive officers, and provisions in the Arrangement Agreement regarding continued indemnification of and advancement of expenses of the directors and executive officers of Peraso and MoSys. Peraso stockholders and MoSys stockholders should be aware of these interests when they consider their respective Boards of Directors’ recommendations that they vote in favor of the Arrangement-related proposals.

The members of the MoSys Board were aware of and considered these interests relating to the Combined Company, among other matters, in evaluating the Arrangement Agreement and the Arrangement, and in recommending the approval of the Arrangement. The interests of MoSys directors and executive officers are described under “The Arrangement — Interests of Certain Persons in the Arrangement.”

Following the Closing, the composition of the board of directors and management of the Combined Company will be comprised of the certain directors of the current board of directors and management of MoSys and directors appointed pursuant to the Arrangement, which may affect the strategy and operations of the Combined Company.

Following the Closing of the Arrangement, all members of the Combined Company’s board of directors other than Daniel Lewis and Robert Newell will resign, and the Combined Company’s board of directors will be reconstituted such that two (2) of the initial post-Effective Time directors will be designated by Peraso, which directors will be independent in accordance with Nasdaq requirements, and one of the initial post-Effective Time directors will be the Combined Company’s Chief Executive Officer.

This composition of the Combined Company’s board of directors may affect the Combined Company’s business strategy and operating decisions following the consummation of the Arrangement, as compared to the MoSys Board prior to the Arrangement. In addition, immediately following completion of the Arrangement and the issuance of the Consideration Shares to the Peraso stockholders at the Effective Time, MoSys’ current stockholders in the aggregate will not have a majority ownership and voting interest in the Combined Company, which may result in MoSys stockholders having less influence on the Combined Company’s management and policies. Immediately following completion of the Closing, MoSys’ stockholders and Peraso’s stockholders are expected to own 39% and 61%, respectively, of the Combined Company’s outstanding shares (on a Fully-Diluted basis). As a result, current MoSys stockholders may have less influence on the Combined Company’s management and policies than they currently have.

The opinions of Peraso’s and MoSys’ financial advisers do not reflect changes in circumstances that may have occurred or that may occur between the signing of the Arrangement Agreement and Closing.

The opinion rendered to the Peraso Board by the Peraso Financial Adviser, and the opinion rendered to the MoSys Board by the MoSys Financial Adviser, were provided in connection with, and at the time of, the Peraso and MoSys Boards’ respective evaluations of the Arrangement. These opinions were based on the respective financial analyses performed, which considered market and other conditions then in effect, and financial forecasts and other information made available to them, as of the date of their respective opinions, which may have changed, or may change, after the date of the opinions. Changes in the operations and prospects of Peraso or MoSys, general market and economic conditions and other factors that may be beyond the control of Peraso or MoSys, and which changes were not taken into account by Peraso’s and MoSys’ financial advisers in rendering their respective opinions, may significantly alter the value of Peraso or MoSys or the price of MoSys Shares or value of Peraso Shares by the time the Arrangement is consummated. The opinions do not speak as of the time the Arrangement will be consummated or as of any date other than the date of such opinions.

Because there are no plans for Peraso’s and MoSys’ financial advisers to update their opinions, the opinions do not address the fairness of the Exchange Ratio or the Consideration Shares, as applicable, from a financial point of view, at any time other than the time such opinions were issued, even though the MoSys Board’s recommendation that MoSys stockholders vote “FOR” the MoSys Proposals are made as of the date of this proxy statement.

Risks Related to the Combined Company

Combining the two companies may be more difficult, costly or time consuming than expected, and MoSys may not realize all of the anticipated benefits of the Arrangement.

Peraso and MoSys have operated and, until the consummation of the Arrangement, will continue to operate, independently. The success of the Arrangement will depend on, among other things, the Combined Company’s ability to integrate the businesses of Peraso and MoSys in a timely fashion. Additionally, the Combined Company may not be able to successfully achieve the level of cost savings, revenue enhancements and synergies that it expects. If the Combined Company is not able to successfully achieve these objectives, the anticipated benefits of the Arrangement may not be realized fully or at all or may take longer to realize than expected. In addition, failure to successfully integrate the businesses in the expected timeframe may adversely affect the Combined Company’s business, financial condition, results of operations or cash flows. In addition, the combined operation of two businesses may be a complex, costly and time-consuming process. The difficulties of combining the operations of the companies include, inter alia:

•	the ability of officers and directors to, as required, effectively transfer operational knowledge of MoSys, especially the production of the MoSys products, to the new management team;

•	the diversion of management attention to integration matters;

•	difficulties in integrating functions, personnel, and systems;

•	difficulties in assimilating employees and in attracting and retaining key personnel;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects from the combination;

•

challenges of managing a larger Combined Company following the Arrangement, including challenges of conforming standards, controls, procedures, and accounting and other policies and compensation structures;

•	declines in MoSys’ results of operations, financial condition or cash flows;

•	a decline in the market price of the Common Stock;

•	contingent liabilities that are larger than expected;

•	potential unknown liabilities, adverse consequences and unforeseen increased expenses associated with the Arrangement;

•	disruption of existing relationships, with existing customers, business partners, and other constituencies; and

•	the disruption of, or the loss of momentum in, ongoing research and development.

Many of these factors are outside the control of MoSys, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could materially impact the business, financial condition, results of operations and cash flows of the Combined Company. These factors could cause dilution to the earnings per share of the Combined Company, decrease or delay the expected benefits of the Arrangement and negatively impact the price of Common Stock. As a result, it cannot be assured that the Combined Company will realize the full benefits anticipated from the Arrangement within the anticipated time frames, or at all.

Even if the Arrangement is successfully consummated and the businesses integrated, there can be no assurance that the Arrangement will result in the realization of the full benefit of the anticipated synergies and cost savings or that these benefits will be realized within the expected time frames or at all. Difficulties in integrating the businesses could harm the reputation of the Combined Company. In addition, by engaging in the Arrangement, MoSys and Peraso may forego or delay the pursuit of other opportunities that may have proven to have greater commercial potential.

The Combined Company’s inability to raise additional financing would limit its growth and may have a material adverse effect upon future profitability.

The Combined Company may require additional funding, likely through equity or debt financing, in order to execute its business plan. The Combined Company’s inability to raise financing in the future would limit its growth and may have a material adverse effect upon future profitability.

If additional funds are raised through further issuances of equity or convertible debt securities, holders of Combined Company Shares could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Combined Company to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Combined Company may need additional financing, which may dilute its stockholders.

In order to execute its business plan, the Combined Company may require additional funding in the form of debt or equity financing. If additional funds are raised through further issuances of equity or debt, the Combined Company’s stockholders could suffer significant dilution. Any debt financing secured in the future could involve restrictive covenants relating to capital raising activities and other financial and operational matters, which may make it more difficult for the Combined Company to obtain additional capital and to pursue business opportunities, including potential acquisitions.

The Combined Company’s market development efforts may be unsuccessful, any failure of which may materially affect the Combined Company’s business.

Although the Combined Company is committed to researching and developing new markets and products and improving existing products, there can be no assurances that such research and market development activities will prove profitable or that the resulting markets and/or products, if any, will be commercially viable or successfully produced and marketed.

A failure in the demand for products to materialize as a result of competition, technological changes or other factors could have a material adverse effect on the business, results of operations, and financial condition of the companies in which Peraso has or will invest in, and consequently, on the Combined Company.

The Combined Company will incur significant costs, and the Combined Company’s management will expel a significant amount of energy and resources, to maintain the Combined Company’s Nasdaq listing, which may detract from the Combined Company from furthering its other business objectives.

As a public company, there are costs associated with legal, accounting, and other expenses related to regulatory compliance. Securities legislation and the rules and policies of the SEC require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Combined Company may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

The Combined Company’s success relies heavily on its management, the loss of any of whom may have a material adverse effect on the Combined Company’s business.

The success of the Combined Company is dependent upon the ability, expertise, judgment, discretion, and good faith of the senior management of the Combined Company. Any loss of the services of such individuals could have a material adverse effect on the Combined Company’s business, operating results, or financial condition.

There may not be an active market for the Combined Company Shares, which may adversely affect the price of the Combined Company Shares.

An active and liquid market for the Combined Company Shares may not be developed or maintained following the completion of the Arrangement will develop or be maintained and an investor may find it difficult to resell any securities of the Combined Company. In addition, there can be no assurance that the publicly-traded price of the Combined Company shares following the completion of the Arrangement will be high enough to create a positive return for investors. Further, there can be no assurance that the Combined Company shares will be sufficiently liquid so as to permit investors to sell their position in the Combined Company without adversely affecting the stock price. In such event, the probability of resale of the Combined Company Shares would be diminished.

The Combined Company shares may be subject to substantial price volatility which may have a negative effect on the value of such shares.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. It may be anticipated that any quoted market for the Combined Company Shares will be subject to market trends generally, notwithstanding any potential success of the Combined Company in creating revenues, cash flows, or earnings. The value of the Combined Company Shares will be affected by such volatility.

It is not anticipated that the Combined Company will pay any dividends.

Peraso has not paid dividends in the past, and it is not anticipated that the Combined Company will pay any dividends in the foreseeable future. Dividends paid by the Combined Company would be subject to tax and, potentially, withholdings.

The Combined Company will be required to maintain insurance coverage to cover certain risks associated with the Combined Company’s business, the total coverage of which may not be sufficient to cover all claims and losses that the Combined Company becomes subject to.

The Combined Company will require insurance coverage for a number of risks. Although the management of the Combined Company believes that the events and amounts of liability covered by its insurance policies will be reasonable, taking into account the risks relevant to its business, and the fact that agreements with customers contain limitations of liability, there can be no assurance that such coverage will be available or sufficient to cover claims to which the Combined Company may become subject. If insurance coverage is unavailable or insufficient to cover any such claims, the Combined Company’s financial resources, results of operations and prospects could be adversely affected.

The Combined Company might be involved in litigation claims and legal proceedings.

The Combined Company may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Combined Company becomes involved be determined against the Combined Company, such a decision could adversely affect the Combined Company’s ability to continue operating and the market price for its shares and could use significant resources. Even if the Combined Company is involved in litigation and wins, litigation can redirect significant resources.

Certain directors and officers of the Combined Company may have conflicts of interest that are unfavorable to the Combined Company.

Certain of the Combined Company’s directors and officers are, and may continue to be, involved in other business ventures through their direct and indirect participation in corporations, partnerships, joint ventures, etc.

that may become potential competitors of the technologies, products and services the Combined Company intends to provide. Situations may arise in connection with potential acquisitions or opportunities where the other interests of these directors and officers conflict with or diverge from the Combined Company’s interests. In accordance with applicable corporate law, directors who have a material interest in or who are a party to a material contract or a proposed material contract with the Combined Company are required, subject to certain exceptions, to disclose that interest and generally abstain from voting on any resolution to approve the contract. In addition, the directors and officers are required to act honestly and in good faith with a view to the Combined Company’s best interests. However, in conflict of interest situations, the Combined Company’s directors and officers may owe the same duty to another company and will need to balance their competing interests with their duties to the Combined Company. Circumstances (including with respect to future corporate opportunities) may arise that may be resolved in a manner that is unfavorable to the Combined Company.

Risks Related to MoSys

MoSys is, and to a certain extent after the Arrangement, will continue to be, subject to many of the risks described in Part I, Item 1A, “Risk Factors” in MoSys’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 18, 2021 and subsequent filings with the SEC, in each case, which are incorporated by reference into this proxy statement.

Risks Related to Peraso

Peraso has a history of losses and Peraso will be required to raise additional capital in the future.

Peraso recorded a net loss of approximately $9.6 million for the six months ended June 30, 2021 and ended the period with an accumulated deficit of approximately $115.8 million. Peraso recorded a net loss of approximately $10.2 million for the year ended December 31, 2020. These and prior fiscal year losses have resulted in significant negative cash flows and have required Peraso to raise substantial amounts of additional capital during this period. To remain competitive and expand its product offerings to customers, Peraso will be required to increase revenues substantially beyond levels that Peraso has attained in the past. Peraso must be able to generate sustainable operating profit and sufficient cash flow to continue its operations without raising additional capital. Given its history of fluctuating revenues and operating losses, and the challenges Peraso faces in securing customers for its products, Peraso cannot be certain that it will be able to achieve and maintain profitability on either a quarterly or annual basis. As a result, Peraso may be required to raise additional capital in the future, which can potentially not be available or only be offered with unfavorable terms.

Peraso’s failure to raise additional capital or generate the significant capital necessary to expand its operations and invest in new products could reduce its ability to compete and could harm its business.

Peraso intends to continue spending to grow its business. Peraso may still be required to obtain additional financing to pursue its business strategy, develop new products, respond to competition and market opportunities and acquire complementary businesses or technologies. There can be no assurance that such additional capital, whether in the form of debt or equity financing, will be sufficient or available and, if available, that such capital will be offered on appropriate terms and conditions.

If Peraso were to raise additional capital through sales of securities, its stockholders would suffer dilution of their equity ownership. If Peraso engages in a subsequent debt financing, Peraso may be required to accept terms that restrict its ability to incur additional indebtedness, prohibit it from paying dividends, repurchasing its stock or making investments, and force it to maintain specified liquidity or other ratios, any of which could harm its business, operating results and financial condition. If Peraso is required to raise additional capital and cannot raise it on appropriate terms, Peraso may not be able to, among other things:

•	develop or enhance its products;

•	continue to expand its product development and sales and marketing organizations;

•	acquire complementary technologies, products, or businesses;

•	expand operations, in Canada, the United States, or other countries;

•	hire, train and retain employees;

•	respond to competitive pressures or unanticipated working capital requirements; or

•	continue as a going concern.

Peraso’s failure to successfully market its products could seriously harm its ability to execute its business strategy and may force it to curtail its research and development (R&D) plans or existing operations.

Peraso’s success depends on the acceptance of its products by equipment suppliers. Peraso’s prospective customers may be unwilling to adopt its products due to the uncertainties and risks surrounding designing a new chip into their systems. In the past, Peraso has experienced reluctance by potential customers to adopt its technology. Thus, currently, Peraso is not able to predict whether it will be able to generate adequate profit from making and selling its products.

Peraso’s future revenue growth depends on its winning designs with existing and new customers, retaining current customers, and having those customers design Peraso’s solutions into their product offerings and successfully selling and marketing such products. If Peraso does not continue to win designs in the short term, its product revenue in the following years will not grow. In addition, Peraso may enter into alternative arrangements with customers which could have a negative effect on Peraso’s financial performance.

Peraso sells its products to original equipment manufacturer, or OEM, customers that include its chips in their products. Peraso’s technology is generally incorporated into products at the design stage, which Peraso refers to as a design win, and which Peraso defines as the point at which a customer has made a commitment to build a board against a fixed schematic for its system, this board will utilize its chips and the customer has purchased at least $25,000 of chips for pre-production purposes. As a result, Peraso’s future revenue depends on OEM customers designing chips into their products, and on those products being produced in volume and successfully commercialized. If Peraso fails to retain its current customers or convince its current or prospective customers to include its chips in their products and fails to achieve a consistent number of design wins, Peraso’s results of operations and business will be harmed. In addition, if a current or prospective customer designs a competitor’s offering into its product, it becomes significantly more difficult for Peraso to sell its chip solutions to that customer because changing suppliers involves significant cost, time, effort, and risk for the OEM. Peraso may also enter into alternative arrangements with some of its largest customers from time to time including licensing and manufacturing arrangements which have the potential of adversely impacting Peraso including its financial performance.

The design win process is generally a lengthy, expensive and competitive process, with no guarantee of revenue, and, if Peraso fails to generate sufficient revenue to offset expenses, its business and operating results will suffer.

Achieving a design win is typically a lengthy, expensive and competitive process as Peraso’s customers generally take a considerable amount of time to evaluate Peraso’s products. In the markets Peraso serves, the time from initial customer engagement to design win, to production volume shipments, can range from two to three years, with a lengthier process for new customers or markets. In order to win designs for a customer, Peraso is required to incur design and development costs, and dedicate substantial engineering resources. Notwithstanding the costs incurred to win designs for a customer, Peraso may still not be successful in the competitive selection process. In addition, even if Peraso does achieve a design win, it may not generate sufficient, or any, revenue to offset its development expenditures. Peraso’s customers have the option to decide whether or not to utilize Peraso’s solutions into production after initially designing its products in the specification. The customer can also make changes to its product after a design win has been awarded to Peraso, which will lead to additional costs for Peraso.

Peraso may experience difficulties in transitioning to new wafer fabrication process technologies or in achieving higher levels of design integration, which may result in reduced manufacturing yields, delays in product deliveries, and increased costs.

Peraso aims to use the most advanced manufacturing process technology appropriate for its solutions. As a result, Peraso periodically evaluates the benefits of migrating its solutions to other technologies in order to improve performance and reduce costs. These ongoing efforts to modify the manufacturing processes or redesign products from time to time may result in delays in product deliveries.

Because the manufacturing of integrated circuits is extremely complex, the process of qualifying a new foundry is a lengthy process and there can be no assurance that Peraso will be able to find and qualify replacement suppliers without materially adversely affecting its business, financial condition, results of operations and prospects for future growth. Peraso cannot provide assurance that it will maintain its relationship with its current foundry or develop relationships with new foundries.

Peraso’s failure to continue to develop new products and enhance its products on a timely basis could diminish its ability to attract and retain customers.

The existing and potential markets for Peraso’s products are characterized by ever-increasing performance requirements, evolving industry standards, rapid technological change and product obsolescence. These characteristics lead to periodic changes in customer requirements, shorter product life cycles and changes in industry demands and mandate new product introductions and enhancements to maintain customer engagements and design wins. In order to attain and maintain a significant position in the market, Peraso will be required to continue to enhance and evolve its products and the underlying proprietary technologies in anticipation of these market trends, utilizing a small engineering staff.

Peraso’s future performance depends on a number of factors, including its ability to:

•	identify target markets and relevant emerging technological trends;

•	develop and maintain competitive technology by improving performance and adding innovative features that differentiate its products from alternative technologies;

•	enable the incorporation of its products into customers’ products on a timely basis and at competitive prices;

•	develop products to be manufactured at smaller process geometries; and

•	respond effectively to new technological developments or new product introductions by others.

The semiconductor industry is cyclical in nature and subject to periodic downturns, which can negatively affect revenue.

The semiconductor industry is cyclical and has experienced pronounced downturns for sustained periods of up to several years. To respond to any downturn, many semiconductor manufacturers and their customers will slow their R&D activities, cancel or delay new product developments, reduce their workforces and inventories and take a cautious approach to acquiring new equipment and technologies. As a result, Peraso’s business has been in the past and could be adversely affected in the future by an industry downturn which could negatively impact its future revenue and profitability. The cyclical nature of the semiconductor industry may also cause Peraso’s operating results to fluctuate significantly from year-to-year.

Peraso’s revenue has been highly concentrated among a small number of customers, and its results of operations could be harmed if Peraso loses a key customer.

Peraso’s overall revenue has been highly concentrated, with a few customers accounting for a significant percentage of its total revenue. As a result of this revenue concentration, its results of operations could be adversely affected by the loss of a key customer, or substantial reduction in sales due to a key customer ceasing to use Peraso’s technology, or products or by a decline in the number of products that incorporate its technology that are sold by a single licensee or customer or by a small group of licensees or customers.

Peraso’s revenue concentration may also pose credit risks which could negatively affect cash flow and financial condition.

Peraso might also face credit risks associated with the concentration of its revenue among a small number of licensees and customers. Failure to collect receivables from any customer that represents a large percentage of receivables on a timely basis, or at all, could adversely affect Peraso’s cash flow or results of operations.

Peraso’s products must meet exact specifications and defects and failures may occur, which may cause customers to return or stop buying its products.

Peraso’s customers generally establish demanding specifications for quality, performance, and reliability that its products must meet. However, its products are highly complex and may contain defects and failures when they are first introduced, or as new versions are released. If defects and failures occur in Peraso’s products during the design phase or after, Peraso could experience lost revenues, increased costs, including warranty and customer support expenses and penalties for non-performance stipulated in customer purchase agreements, delays in or cancellations or rescheduling of orders or shipments, product returns or discounts, diversion of management resources or damage to its reputation and brand equity, and in some cases consequential damages, any of which would harm its operating results. In addition, delays in its ability to fill product orders as a result of quality control issues may negatively impact relationships with customers. Peraso cannot provide assurance that it will have sufficient resources to satisfy any asserted claims. Furthermore, any such defects, failures, or delays may be particularly damaging to it as Peraso attempts to establish its reputation as a reliable provider.

Inaccurate forecasts can adversely affect Peraso’s business provided that Peraso sells its products on a purchase order basis and relies on estimated forecasts of its customers’ needs.

Peraso sells its products pursuant to individual purchase orders rather than long-term purchase commitments. Therefore, Peraso will rely on estimated demand forecasts, based on input from its customers, to determine how much product to manufacture. Given that Peraso’s sales are based primarily on purchase orders, customers may cancel, delay or otherwise modify their purchase commitments with little or no notice. As such, Peraso will generally have limited visibility regarding its customers’ product needs. In addition, the product design cycle for networking OEMs is lengthy and it may be difficult for Peraso to accurately anticipate when it will commence commercial shipments of products that include its integrated circuits (“ICs”).

Furthermore, if Peraso experiences substantial warranty claims, its customers may cancel existing orders or cease to place future orders. Any cancellation, delay, or other modification in its customers’ orders could significantly reduce revenue, cause operating results to fluctuate from period to period and make it more difficult for Peraso to predict its revenue. In the event of a cancellation or reduction of the number of orders, Peraso may not have enough time to reduce operating expenses to mitigate the effect of the lost revenue on its business.

If Peraso overestimates customer demand for products, it may purchase products from its manufacturers that it cannot sell. Conversely, if Peraso underestimates customer demand or if sufficient manufacturing and testing capacity are unavailable, Peraso would forego revenue opportunities and could lose market share in the markets served by its products, as well as potentially incurring penalty payments under its customer purchase agreements.

In addition, Peraso’s inability to meet customer requirements for its products could lead to delays in product shipments, force customers to identify alternative sources and otherwise adversely affect its ongoing relationships with customers.

Peraso relies on independent foundries and contractors for the manufacture, assembly, testing, and packaging of its integrated circuits, and the failure of any of these third parties to deliver products or otherwise perform as requested could damage relationships with customers and harm sales and financial results.

As a fabless semiconductor company, Peraso relies on third parties for substantially all of its manufacturing operations. Peraso depends on third parties to supply material in a timely manner that meets Peraso’s standards for yield, cost, and quality. Peraso does not have long-term supply contracts with any of its suppliers or manufacturing service providers, and therefore, suppliers or manufacturing service providers are under no obligation to manufacture products during any specific period, in any specific quantity or at any specified price except as may be provided in a particular purchase order. Any issues encountered in the manufacturing supply chain could adversely impact Peraso’s ability to ship products to customers on time and in the quantity required. This can damage its customer relationships and impede market acceptance of its product solutions.

Peraso’s third-party wafer foundries and testing and assembly vendors are located in regions at high risk for earthquakes and other natural disasters. Any disruption to the operations of these foundries and vendors resulting from earthquakes or other natural disasters could cause significant delays in the development, production, shipment, and sales of Peraso’s products.

Peraso’s foundries and some other product suppliers are located in Asia. The risk of an earthquake in the Pacific Rim region is significant due to the proximity of major earthquake fault lines. The occurrence of earthquakes or other natural disasters could result in the disruption of the wafer foundry or assembly and test capacity of the third parties that supply these services and may impede R&D efforts as well as Peraso’s ability to market and sell its products. Peraso may not be able to obtain alternate capacity on favorable terms, if at all.

Peraso faces risks related to health epidemics which could adversely affect its operations and overall business.

Peraso’s business could be materially adversely affected by a widespread outbreak of a health pandemic. The effects of outbreaks could include disruptions or restrictions on employees’ ability to travel, and temporary closures of facilities of suppliers, customers, or other vendors in Peraso’s supply chain. This can impact Peraso’s interactions and relationships with customers, and third-party suppliers and contractors. In addition, a significant outbreak of contagious diseases as a result of a health pandemic could result in a widespread health crisis that could adversely affect the economies and financial markets of many countries, resulting in an economic downturn that could reduce the overall demand for Peraso’s products and impact Peraso’s results of operations.

Any claim that Peraso’s products or technology have infringed third-party intellectual property rights could increase costs of operations, distract management, or lease to the discontinuance of technology licensing or product offerings. In addition, Peraso may incur substantial litigation or settlements costs which would adversely affect its profitability.

The semiconductor industry is characterized by vigorous protection and pursuit of intellectual property rights or positions which has resulted in often protracted and expensive litigation. Peraso is not aware of any third-party intellectual property that its products or technology could potentially infringe. However, similar to many companies of its size with limited resources, Peraso has not searched for all potentially applicable intellectual property in the public databases. It is possible that a third-party now has, or may in the future obtain, patents or other intellectual property rights that its products or technology may now, or in the future, infringe. Peraso or its customer may, from time to time, receive notice of claims that Peraso has infringed patents or other intellectual property rights of others. Litigation against Peraso can result in significant expenses and divert the efforts of its technical and management personnel, regardless of whether the litigation has merit.

The discovery of defects in technology and products could expose Peraso to liability for damages, which may not be covered by its insurance coverage.

The discovery of a defect in Peraso’s technologies and products could lead customers to seek damages. Many of Peraso’s agreements with customers include provisions waiving implied warranties regarding its technology and products and limiting its liability to its customers. Peraso cannot be certain, however, that the waivers or limitations of liability contained in its agreements with customers will be enforceable. In addition, Peraso’s insurance coverage has certain exclusions or may not adequately cover liabilities incurred. Peraso’s insurance providers may be unable or unwilling to pay a claim, and losses not covered by insurance could be large, which could harm Peraso’s financial condition.

Peraso may not be able to protect and enforce its intellectual property rights, including confidentiality and trade secrets, which could impair its ability to compete and reduce the value of its technology.

Peraso’s technology is complex and is intended for use in complex systems. Policing the unauthorized use of its intellectual property is difficult and expensive. Peraso cannot be certain that it will be able to detect unauthorized use of its technology or prevent other parties from designing and marketing unauthorized products based on its technology. In the event, Peraso identifies any past or present infringement of its patents, copyrights or trademarks, or any violation of its trade secrets, confidentiality procedures, or licensing agreements, Peraso cannot provide assurance that the steps taken by it to protect its proprietary information will be adequate to prevent misappropriation of its technology. Peraso’s inability to adequately protect its intellectual property would significantly reduce the barriers of entry for directly competing technologies and could reduce the value of its technology. Furthermore, Peraso might initiate claims or litigation against third parties for infringement of its proprietary rights or to establish the validity of its proprietary rights. Litigation commenced by Peraso could result in significant expense and divert the efforts of its technical and management personnel.

Peraso’s existing patents may not provide sufficient protection of intellectual property, and patent applications might not result in the issuance of patents, either of which could potentially reduce the value of its technology.

Peraso utilizes a combination of patents, trademarks, trade secret laws and confidentiality procedures to protect its intellectual property rights. Peraso cannot be sure that any patents will be issued from its pending applications or that any claims allowed from pending applications will be of sufficient scope or strength, or issued in all countries where its products can be sold, to provide protection or commercial advantage to Peraso.

If Peraso fails to retain key personnel, its business and growth could be negatively affected.

Peraso’s business has been dependent to a significant degree on the services of a small number of executives and technical employees. The loss of key personnel could negatively impact technology development efforts, ability to deliver products under existing agreements, maintain strategic relationships with partners and obtain new customers. Peraso generally has not entered into employment or non-competition agreements with any of its employees and does not maintain key-man life insurance on the lives of any of its key personnel.

Peraso may not be able to attract and retain qualified employees and its future success depends on the continued service of its executive officers and other key management and technical personnel, and on its ability to continue to identify, attract, retain and motivate them. The market for employees in Peraso’s industry is extremely competitive and a number of competitors for talent are significantly larger than Peraso and may be able to offer compensation in excess of what Peraso may be able to offer.

Disruptions in Peraso’s supply chain due to shortages in the global semiconductor business could cause delays for customers and impact revenue.

Peraso may experience disruptions    in its global semiconductor supply chain, with suppliers increasing lead times or placing products on allocation, including procuring necessary components,    wafers, substrates and

assembly services in a timely fashion. As a result of these potential supply chain disruptions, Peraso may be required to increase customer order lead times and placed some products on allocation. Peraso may be unable to satisfy all of the demand for its products, which may adversely affect customer relationships and impact revenue.

Price increases from Peraso’s supply chain can adversely impact revenue or reduce margins.

Peraso’s suppliers can increase the price of products and services provided to Peraso. Finding and qualifying alternate or additional suppliers in response to increased pricing from suppliers can be a lengthy process and can lead to production delays or additional costs, and such alternatives are sometimes not available. If Peraso is unable to increase the price of its products to its customers in response to its increased costs, it may face reduced margins.

INFORMATION ABOUT PERASO

Business Description

Peraso is a world leader in the development of 5G mmWave silicon and is one of the few semiconductor companies shipping mmwave devices in high volume. Its products enable a range of applications such as mmWave 5G with low latency and high reliability, as well as multi-gigabit mmWave links over 25km. Peraso also addresses consumer applications such as wireless video streaming and untethered AR/VR. Since 2008, Peraso has spent over $100M in the development of mmwave devices, with over 40 patents in mmwave systems and technology.

Company Overview

Peraso was incorporated on June 5, 2008 under the Business Corporations Act (Ontario). Peraso’s headquarters is in Toronto, Ontario, Canada, and, as of June 30, 2021, Peraso had 83 full-time equivalent employees and consultants. Peraso has a small R&D office in Waterloo, Ontario, Canada and sales representatives in California and Taiwan.

Peraso was founded on the principle that the demand for wireless communications is exponential. While communication engineers have been able to squeeze more bandwidth out of existing spectrum, Peraso believes that with 5G in the spectrum existing sub-6GHz, there is very little difference in terms of real performance from 4G/LTE. In fact, the “10X increase in performance, 10X reduction in latency” is provided by the mmWave spectrum, not the existing frequency bands. In other words, Peraso believes it is 5G mmWave that will provide users with a truly noticeable improvement in their network experience.

The underlying technology to enable mmWave communications is extremely complex, requiring several years of R&D experience, years of real field deployments and extensive financial commitment. Peraso, as a leader in the development and deployment of mmWave technology, has these attributes. Many companies have attempted to commercialize mmWave technology, but Peraso is one of the few that has been successful in this endeavor. Given that a significant segment of the 5G specification addresses mmWave technology, Peraso is poised to be a global leader in the field for decades to come.

Description of Business, Operational Overview and Business Objective

Peraso is a fabless semiconductor company with a focus on mmWave wireless technology. mmWave is generally described as the frequency band from 24 GHz to 300 GHz. There are two industry standards that incorporate mmWave technology for wireless communications: (1) IEEE 802.11ad/ay; and (2) 3GPP Release 15-17 (commonly referred to as 5G). Peraso has developed and continues to develop products that conform to these standards. The first product line from Peraso operated in the 60 GHz band and conformed to the IEEE 802.11ad standard. This product line included a baseband IC, several variations of mmWave radio frequency (RF) ICs, as well as associated antenna technology. The second product line is currently in development and addresses the 5G mmWave opportunity. Given Peraso’s extensive experience in the development of mmWave technology, 5G mmWave, is a logical adjacent market.

The first market that Peraso targeted was the 60GHz IEEE 802.11ad market. Peraso’s 60GHz IEEE 802.11ad products had two very important advantages over traditional 2.4GHz / 5GHz Wi-Fi products: very high data rates (up to 4.5 Gb/s) and low latency (less than 5ms).

The first application that had traction was outdoor broadband. This included applications such as point-to-point (“PtP”) backhaul links or fixed wireless access (“FWA”) using point-to-multipoint links (“PtMP”). Products using the 60GHz band are for this market. Since the spectrum is unlicensed (free), wireless carriers can provide services without having to spend significantly on wireless spectrum.

Peraso is a leading supplier of semiconductors in the PtP and PtMP markets. Peraso is currently shipping to leading equipment suppliers in this space, as well as directly to service providers who are building their own equipment. Peraso brings key advantages to the market. First, Peraso’s products support the spectrum from 66 GHz to 71 GHz. These are often referred to as channels 5 and 6 in the 802.11ad/ay specifications. The key advantage in supporting these channels, is the signals are able to propagate much further than channels 1-4; this is a result of significantly lower oxygen absorption at frequencies above 66 GHz. Currently, Peraso customers have achieved links in the range of 25 kilometers, which is substantially longer than any 60 GHz links in the past.

In the indoor area, the 802.11ad technology is ideal for high speed, low latency video applications. In an indoor situation, Peraso products can support 3 Gb/s links with under 5ms of latency. Example applications include:

•	AR/VR links between the headset and the video console;

•	USB video cameras for corporate video conferencing;

•	Wireless security cameras; and

•	Smart factory safety and surveillance.

Peraso derives its revenue from selling semiconductor devices, as well as modules based on using those semiconductor devices.

Peraso’s business model of being a fabless semiconductor company is the same model as a company such as Qualcomm Incorporated (“Qualcomm”) or Nvidia Corporation. Peraso designs, markets, and supports its semiconductor products, but the manufacturing is outsourced to third parties, such as Taiwan Semiconductor Manufacturing Company, or TSMC, or Amkor Technology, Inc. Peraso has an entire semiconductor vendor infrastructure in place, including R&D, operations, sales, marketing, and administration. Target gross margins for the semiconductor business are in the range of 55% to 60% in volume production.

Operationally, Peraso is a world leader in the manufacturing of mmWave devices. Peraso has pioneered a high-volume mmWave production test methodology using standard low cost production test equipment. It has taken Peraso several years to refine performance of this production test methodology, and this has placed Peraso in a leadership position in addressing the operational challenges of delivering mmWave products into high-volume markets.

Peraso has recently augmented its business model by selling complete mmWave modules. The primary advantage provided by a module is the silicon and the antenna are integrated into a single device. A differentiating characteristic of mmWave technology is that the RF amplifiers must be as close as possible to the antenna to minimize loss. By providing a module, Peraso can guarantee the performance of amplifier/antenna interface which simplifies the RF design engineering, facilitating more opportunities for new companies that have not provided RF type systems as well as shortening the time to market for new products. It is possible for third parties to provide module products, but, because Peraso has world class mmWave antenna intellectual property, it can provide a highly competitive solution as it owns and produces the module components.

Overall Performance, Industry Trends and Economic Factors

Peraso was founded on the principle that the demand for wireless services is increasing exponentially, therefore, wireless users and service providers will be required to eventually utilize higher frequency spectrum to meet the demand. The 5G wireless industry is the best and latest example of how and why mmWave is the future of wireless networks. The 5G specification includes low, mid and mmWave frequencies. There is substantial hype around the 5G market, including such slogans as ‘10X the bandwidth’ and ‘10X reduction in latency’. In reality, only part of the 5G specification truly offers such improvement and this is the mmWave aspect.

mmWave is not without challenges as mmWave signals do not typically travel as far as traditional wireless signals and are more attenuated by solid objects. Mitigation strategies must be deployed, in particular with regards to the management of signal propagation. Whereas traditional wireless devices utilize a broad, omni antenna pattern, mmWave systems rely on phased array technology, which focuses the radio signal into a narrow beam to improve propagation characteristics. Peraso is a global leader in implementing these sophisticated radio systems and is one of the few companies in the market that is successfully shipping phased array devices in mass production.

In terms of specific market opportunity, mmWave is a key differentiating update from 4G/LTE to 5G. Within the 5G market, there are several primary applications for mmWave. The initial target for Peraso is referred to as the FWA segment. In this market segment, carriers provide their customers with a fixed wireless link to a base station or small cell, thus providing the customer with high-speed access to the Internet. mmWave can provide download speeds of over 1 Gbps and upload speeds of several hundred megabits per second. mmWave is a much cheaper alternative to fiber and allows carriers an additional advantage and competitive weapon against other access technologies such as cable. Additionally, Peraso 5G mmWave RF modules can be utilized in other applications, including hotspots, laptops, and tablets.

5G mmWave has support from major industry players. Apple has incorporated mmWave wireless into all versions of the iPhone12 for sale in the US market. The basic premise is common, which is the ever-increasing demand for bandwidth. Verizon is the leading carrier in the US at deploying mmWave for both mobile and fixed wireless access. The use case for mobile initially is to provide their customer base (primarily iPhone12 customers) with continuity of network access in highly congested environments. Examples include sporting events, public beaches, music festivals or generally any large gathering with thousands of users are attempting to gain access the network simultaneously. Peraso believes that as early adopters, mmWave will gain universal acceptance, as users will demand full continuity in terms of network access.

Below are some early examples of carriers deploying mmWave technology:

•	May 9, 2021: All major Japanese carriers, NTT DOCOMO, KDDI, Rakuten, and SoftBank deploy mmWave technology.

•	June 8, 2021: UScellular sets record with 5G mmWave links of 10 kilometers.

•	June 9, 2021: DoD announces use of 5G mmWave for secure communications.

•	June 11, 2021: Verizon launches On Site, the use of mmWave for on-premises, private 5G networks.

•	July 11, 2021: Verizon announces expansion of 5G home internet fixed wireless service, which will use mmWave spectrum.

Longer term, Peraso is expected to be well positioned to address the mobile opportunity for mmWave. This presents an order of magnitude increase in the total available market. However, this market opportunity is more competitive, and potential competitors include Qualcomm, Mediatek, and Samsung Electronics Co., Ltd.

Research and Product Development; Intellectual Property

Peraso has filed for 40 patents in the field of mmWave wireless to date and 35 patents have been granted. Peraso was also an active participant in the development of the IEEE 802.11ay specification and has been granted 9 essential claims patents with respect to this standard. Essential claims patents are of particular value as a specification cannot be implemented without violating the patents.

Additionally, Peraso has a competitive 12 years’ worth of technical know-how in the design and manufacturing of mmWave technology. The most important aspect of this knowledge is knowing how mmWave circuits will perform in a real-world environment. Traditionally, semiconductor design utilizes sophisticated

CAD tools to simulate the performance of a device that is manufactured at a specific semiconductor manufacturing plant. However, mmWave is extremely difficult to model precisely. Therefore, the only path to understand how well a device will perform is to produce the device and test it in a real-world application. Over the last decade, many companies have attempted to develop mmWave semiconductor devices, however, given that the devices had inconsistent or weak performance, a significant number of them have gone out of business or abandoned their design efforts.

At a system level, there are additional technical challenges presented by mmWave that Peraso has overcome, and is part of the internal know-how of Peraso. For example, a key technology of mmWave is the concept of beamforming and beam-steering using a phased array antenna. This technology is utilized to concentrate the RF energy into a narrow beam to improve the range and coverage of mmWave devices. Peraso is a world leader in phased array circuits and antennas, and while there are many academic examples of successful phased array implementations, there is a vast barrier between a “laboratory” version of phased array technology and a version that is deployed for commercial use. One such aspect is the implementation of the beamforming procedure, which seeks to maximize throughput and do so while not impacting latency. While the details of achieving this are complex, it is important intellectual property that Peraso has gained through real world experience.

Covid-19 Impact

During the quarter ended March 31, 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. This resulted in governments worldwide enacting emergency measures to combat the spread of the virus. In response to this, Peraso’s management implemented a “Work from Home” policy for management and employees in all locations, and further developed additional safety protocols to address the pandemic. A limited engineering and IT support staff are continuing to work on given tasks and are following strict safety guidelines.

Transactions with Related Parties

There are no transactions with any related parties impacting the Peraso Financial Statements, except with regard to Roadmap, its largest stockholder, which has two representatives on the Peraso Board. Peraso has paid fees to Roadmap associated with the issuance of convertible notes and related warrants.

Competition

mmWave circuit and system design is a highly specialized engineering skill, as well as a challenging technology to ship in mass production. At frequencies above 24 GHz, circuits are extremely vulnerable to small variances in the semiconductor manufacturing process. Designing circuits that minimize susceptibility to these variances takes years of practice, and Peraso is one of the few companies in the world that is skilled in mmWave design. Further, Peraso has shipped mmWave devices in high-volume, and ensuring all devices sold adhere to strict performance standards is a core competency Peraso has developed over the last 12 years.

In addition, Peraso has developed its own mmWave phased array antenna technology, which allows Peraso to be highly competitive in terms of overall system cost. There is no need to employ the services of third-party antenna suppliers, thus eliminating the additional cost for a third-party antenna.

IEEE 802.11ad/ay Market:

The primary competitor to Peraso in the IEEE802.11ad/ay market is Qualcomm. The primary benefit that Peraso provides to the market is the support of the higher frequency bands from 66 GHz to 71 GHz. At these frequencies, oxygen attenuation is significantly reduced, and signals can travel much further.

Peraso also has key points of differentiation over Qualcomm for wireless video devices. Peraso, positioned uniquely in this market, has USB 3.0 built into its devices, so the products generally support USB architectures. A prime example is the replacement of the USB cable with a wireless version using Peraso technology. There are many applications where this can be of use, including USB web-cams, wireless displays, and AR/VR headsets. Peraso has invested significant software resources into providing the market with wireless USB solutions, and there is no other mmWave vendor in the world that can offer multi-gigabit solutions as a replacement for wired USB.

5G Market:

With 5G, Peraso’s efforts are focused on the mmWave RF front-end phased array component of the system. This is in contrast to the IEEE solution, in which Peraso provides a baseband device as well as an mmWave RF front-end phased array device. The 5G product instantiation is an RF module that embraces a broad swath of intellectual property that establishes a substantial moat to potential competitors. Key elements of intellectual property include:

•	mmWave RF circuits;

•	mmWave phased array antenna; and

•	in-system circuit calibration, beam forming, real-time system monitoring.

From a competitive perspective, Peraso is currently the only pure play 5G vendor to offer a dual-band (28/39GHz) RF solution for the fixed wireless broadband (FWA) market. Qualcomm does offer a 5G RF solution for the FWA market, however their solution is based on aggregating their mobile RF solution, which requires several compromises in terms of cost, performance, and power consumption. With an initial focus on fixed wireless access, Peraso can derive advantages by optimizing its silicon for that specific market. Furthermore, Peraso has experienced initial success in the unlicensed, 60 GHz, FWA market, and believes it can transfer all of the knowledge gained from the 60 GHz market to the 5G market.

Employees and Human Capital

As of June 30, 2021, Peraso had 66 employees and 17 consultants, 67 of whom were engaged in R&D activities. None of Peraso’s employees are represented by a labor union or covered under a collective bargaining agreement.

Peraso’s human capital resource objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating Peraso’s existing and new employees, advisers, and consultants. The principal purposes of Peraso’s equity and cash incentive plans are to attract, retain and reward personnel through the granting of stock-based awards, in order to increase stockholder value and the success of Peraso by motivating such individuals to perform to the best of their abilities and achieve its objectives.

1.	Facilities

The corporate headquarters of Peraso is located in Toronto, Ontario, Canada, and includes R&D space. The facility is leased, and the lease was renewed in December 2020 for approximately 27,000 square feet of space. The term of the lease is three years, with the term commencing on January 1, 2021 and ending on December 31, 2023. Peraso pays monthly base rent of CAD$27,517 and additional rent for its proportionate share of operating costs and property taxes of CAD$25,464 per month, subject to periodic adjustments.

Additional engineering lab space of 2,438 square feet is leased in Waterloo, Ontario, Canada, with an original lease term from September 15, 2016 through September 14, 2021, which has been extended an additional year on the same terms. The monthly basic rent is currently CAD$2,844 and it incurs additional fees for its proportionate share of operating costs and property taxes of CAD$2,772 per month, subject to periodic adjustments.

Peraso believes that its facilities are adequate for its current needs.

Legal Proceedings

As of the date of this proxy statement, there are no material legal proceedings, and no contemplated legal proceedings known to be material, to which Peraso is a party or of which any of Peraso or its respective property is the subject matter.

Dividends and Related Matters of Peraso

Peraso has never declared or paid any cash dividends. Peraso anticipates that the Combined Company will retain all of its future earnings to advance the development and commercialization of its products, and does not anticipate paying any cash dividends on the Combined Company Shares in the foreseeable future. Any future determination to declare cash dividends on the Combined Company Shares will be made at the discretion of the Combined Company’s board of directors, subject to applicable Law and contractual restrictions and will depend on its financial condition, results of operations, capital requirements, general business conditions and other factors that such Peraso Board may deem relevant.

Current Capitalization of Peraso

Peraso’s outstanding securities as of December 31, 2020 and as of June 30, 2021 are as follows:

Description of Security(1)	Number of Securities Outstanding as of December 31, 2020	Number of Securities Outstanding as of June 30, 2021	Principal and Accrued Interest as of June 30, 2021
Common Shares	115,848,220	116,213,216	—
Stock Options(2)	23,267,135	23,169,293	—
Warrants(3)	8,281,349	11,228,407	—
Preferred Shares(4)	—	—	—
Convertible Debentures	—	—	$14,713,662.86	(5)

Total Shares Issued & Outstanding Fully Diluted	147,396,704	150,610,916

Notes:

(1)	The Peraso Financial Statements provide a detailed breakdown of all security-related transactions of Peraso that occurred during the relevant periods.

(2)

Peraso’s authorized option pool is 20% of the Peraso Shares outstanding from time to time. As of June 30, 2021, 1,549,000 Peraso Options, which are vested, have an exercise price of CAD$0.10 and the remaining 21,620,293 Peraso Options have an exercise price of CAD$0.15. The Peraso Board has also authorized 6,729,875 contingent Peraso Options to certain key and senior employees of Peraso, which Peraso Options shall be granted upon the conversion of the Peraso Convertible Debentures. The contingent Peraso Options will have an exercise price of CAD$0.15 and are subject, among other things, to the active employment of such key and senior employees on the conversion date.

(3)

As of June 30, 2021, 9,575,553 Peraso Warrants have an exercise price of CAD$0.15, 968,854 Peraso Warrants have an exercise price of CAD$1.48 and the remaining 684,000 Peraso Warrants have an exercise price of CAD$1.00.

(4)

During the year ended December 31, 2020, Peraso implemented a voluntary conversion of an aggregate of 99,029,148 preferred shares to Peraso Shares. All rights attaching to such preferred shares, including any rights to accrued dividends, ceased and terminated on the voluntary conversion.

(5)

As of June 30, 2021, Peraso had an aggregate principal amount of $14,082,343.40 of Peraso Convertible Debentures and accrued interest thereon of $631,319.46. For purposes hereof, the conversion price for the Peraso Convertible Debentures of CAD$0.15 was converted into US dollars based on the currency exchange rate of CAD$1 to $0.8068 as of June 30, 2021 (such that the conversion price for the Peraso Convertible Debentures is $0.12).

Management’s Discussion and Analysis

Critical Accounting Policies and Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Such estimates include the warrants and stock compensation valuation assumptions and the determination of the useful life of property and equipment and intangible assets. Estimates are based on historical experience, where applicable, and on various other assumptions that are believed to be reasonable. Actual results could differ materially from those estimates and would impact future results of operations and cash flows. For more information about Peraso’s accounting policies and estimates, please refer to note 2 of the audited annual financial statements for the year ended December 31, 2020, which are attached as Annex L to this proxy statement.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, generally three to eight years. Amortization of leasehold improvements is computed on a straight-line basis over the shorter of the lease term or the estimated useful lives of the assets, generally three to five years.

Leases

Effective January 1, 2019, Peraso adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 842, Leases (ASC 842). ASC 842 requires an entity to recognize a right-of-use asset and a lease liability for all leases with terms longer than 12 months. Peraso adopted ASC 842 utilizing the modified retrospective transition method. Peraso elected the practical expedient afforded in ASC 842 in which Peraso did not reassess whether any contracts that existed prior to adoption have or contain leases or the classification of its existing leases. The adoption of ASC 842 on January 1, 2019, resulted in the recognition of operating lease right-of-use assets and lease liabilities of approximately $1.2 million and did not result in a cumulative-effect adjustment to accumulated deficit.

Under ASC 842, operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at lease commencement date for all significant lease arrangements. A ROU asset and corresponding lease liability is not recorded for leases with an initial term of 12 months or less (short term leases), and Peraso recognizes lease expense for these leases as incurred over the lease term.

R&D

R&D expenses relate primarily to the development, design, testing of preproduction samples, prototypes and models, compensation, and consulting fees, and are expensed as incurred.

Stock-Based Compensation

Peraso periodically issues Peraso Options to employees and non-employees. Peraso accounts for such grants based on ASC No. 718, Stock Compensation, whereby the value of the award is measured on the date of grant and recognized as compensation expense on a straight-line basis over the vesting period. The fair value of the Peraso Options is estimated using the Black-Scholes-Merton Option Pricing (“Black-Scholes”) model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes model.

Warrant Liability

From time to time, Peraso issues detachable warrants, including in connection with issuances of preferred shares and Peraso Convertible Debentures. The Peraso Warrants have exercise prices that are denominated in foreign currency (CAD) that differs from Peraso’s functional currency (USD) and accordingly, are accounted for as liabilities in accordance with ASC No. 815, derivatives and hedging. These Peraso Warrants are initially recorded at fair value and then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of these instruments, including whether such instruments should be recorded as liability or as equity, is evaluated at the end of each reporting period.

Fair Value Measurements

Peraso applies ASC No. 820, Fair Value Measurement, which defines fair value and establishes a framework for measuring fair value and making disclosures about fair value measurements. ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is impacted by a number of factors, including the type of financial instruments and the characteristics specific to them. Financial instruments with readily available quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

There are three levels within the hierarchy that may be used to measure fair value:

•	Level 1: Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date;

•	Level 2: Other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date; and

•	Level 3: Significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

Peraso categorizes its cash as Level 1 fair value measurements. Peraso categorizes its warrant liability as a Level 3 fair value measurement. The warrant liability is measured at fair value on a recurring basis and is being marked to fair value at each reporting date until they are completely settled or meet the requirements to be accounted for as component of stockholders’ equity. The Peraso Warrants are valued using the Black-Scholes model as discussed in the notes to the Peraso Financial Statements.

The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, and accounts payable approximate their fair values because of their short-term nature. The carrying values of lease obligations and long-term financing obligations approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Tax Credits and Receivables

Peraso is registered for the Canadian federal and provincial goods and services taxes. As such, Peraso is obligated to collect from third parties, and is entitled to claim sales taxes paid on its expenses and capital expenditures incurred in Canada. In addition, Peraso is also a part of the Scientific Research and Experimental Development (“SR&ED”) Program, which uses tax incentives to encourage Canadian businesses of all sizes and in all sectors to conduct SR&ED in Canada. As a part of the program, Peraso may be entitled to a receivable in the form of tax credits or incentives. Peraso records refundable tax credits as a receivable, when Peraso can reasonably estimate the amounts and it is more likely than not, they will be received.

Results of Operations for the Years Ended December 31, 2020 and 2019

Peraso recorded a net loss for the year ended December 31, 2020 of $10,226,861, as compared to a net loss of $17,969,524 for the year ended December 31, 2019.

The decrease in the loss of $7,742,663 in the years ended December 31, 2020 as compared to December 31, 2019 is primarily due to the following factors, and the material differences are discussed further below in this section:

•	a $8,583,823 increase in revenue;

•	a $2,788,905 decrease in R&D expenses;

•	a $1,939,885 increase in general & administrative expenses;

•	a $683,180 decrease in sales and marketing expenses;

•	a $711,114 decrease in amortization & depreciation;

•	a $2,084,154 increase in net finance expenses, which include interest expense and amortization of financing costs on convertible notes;

•	a $69,648 increase in foreign exchange loss; and

•	A $340,177 decrease in expense related to the fair value of the warrant liability.

Revenue

New revenue streams for the year ending December 31, 2020 were License Fee and Non-Recurring Engineering (“NRE”) revenue of $5,000,000 and $2,550,000, respectively, which accounted for the increase. The former was derived from a key customer account and the latter pertains to a NRE agreement with XCOM and Logitech.

Product revenue increased from $339,747 to $1,394,922 and the other revenue primarily evaluation kits increased from $166,252 in 2019 to $206,081 in 2020.

R&D, General & Administrative (“G&A”) and Sales & Marketing (“S&M”) Expenses

An approximately $2.7 million decrease in the R&D expense was due to decreased headcount-related expenses. Due to a considerably lower headcount in G&A when compared to other functions, a headcount related decrease of approximately $350,000 was offset by an increase of $3,292,424 in the legal fees, primarily related to litigation, Companies’ Creditors Arrangement Act (“CCAA”) proceedings and capital restructuring.

S&M expenses declined by $480,026, primarily due to a headcount decrease. Travel and marketing-related activity also declined, which resulted in a further decrease of $160,271.

Amortization & Depreciation

The overall depreciation of fixed assets during the 2019 and 2020 period was consistent, however, as Peraso transitioned from pre-production into commercial production, the depreciation on production masks was reclassified as cost of goods of $573,762.

Net Finance Expenses

The increase in net finance expenses can be attributed to the following:

•

As of December 31, 2020, the fair market value of the Roadmap warrants associated with convertible notes was higher than the notes. Thus, as per GAAP requirements, the difference of $1,042,855 was recognized as an interest expense in 2020.

•	Amortization of issuance cost associated with warrants was $109,952.

•	Amortization of warrants was $407,668.

•	Newly issued convertible notes in 2020 incurred interest expense of $318,044.

Results of Operations for the Six-Months Ended June 30, 2021 and June 30, 2020

Peraso recorded a net loss of $9,533,827 (or $0.08 per share) for the six months ended June 30, 2021 as compared with a net loss of $6,062,242 (or $0.08 per share) for the six months ended June 30, 2020.

The increase in the loss of $3,471,585 between the periods is primarily due to the following factors, and the material differences are discussed further below in this section:

•	a $593,821 decrease in revenue;

•	a $1,313,013 increase in R&D;

•	a $37,773 increase in general & administrative expenses;

•	a $102,025 decrease in sales and marketing expenses;

•	a $151,733 decrease in amortization & depreciation;

•	a $979,830 increase in net finance expenses;

•	a $96,962 increase in foreign exchange loss; and

•	a $600,834 increase in fair value of warrant liability.

Revenue

An increase in IC product sales by $956,425 between the periods was offset by a decline in NRE revenue of $1,350,000.

R&D, G&A and S&M Expenses

An approximate $1.3 million increase in R&D expenses was due to an increase in option expenses during the six months ended June 30, 2021 attributed to the issuance of approximately 18.6 million new Peraso Options and 2.6 million replacement options in September 2020, as well as the issuance of 797,000 Peraso Options in May 2021. The remaining increase in salaries and consulting expenses were offset by the government rent subsidy that became effective during the three months ended December 31, 2020.

The $35,000 decrease in G&A expenses was due to decreased legal expenses, bad debt expense and wage and rent expenses. The decrease in wage and rent expenses was attributed to the government wage and rental subsidies for the six months ended June 30, 2021 compared to June 30, 2020. This was offset by an increase in option expenses, consulting expenses and accounting / auditing expenses.

During the six months ended June 30, 2020, legal expenses were higher as Peraso went through a series of capitalization and restructuring events involving multiple attorneys and consultants, regarding convertible note term sheet, conversion of preferred shares and lawsuits resulting in significant legal expense.

During the six months ended June 30, 2020 accounting and consulting expenses were higher due to the transactions contemplated by the Arrangement and GAAP Conversion.

A decline of $102,000 in S&M expense was attributable to the decreased headcount and reduced marketing and sales activities because of the COVID-19 lockdowns.

Amortization & Depreciation

However, the decline of $109,000 is mainly due to a large $1.2 million in assets becoming fully depreciated as of August 2020. Additionally, Peraso made no capital expenditures during the six months ending June 30, 2021. The intangible assets were also fully amortized as of 2020.

Net Finance Expenses

The increase in net finance expenses can be attributed to the following:

•	a $686,626 increase in amortization of deferred financing cost due to issuance of warrants in conjunction with the convertible debt issuance in October 2020 and May 2021;

•

a $174,652 increase in interest expense attributable to new SRED financing received in Q4 2020 and additional tranches in February and March 2021. There were no loans as of June 30, 2020 to accrue any interest; and

•	a $118,528 increase in interest expense on convertible debentures due to issuance of additional convertible debt in the quarter ended December 31, 2020 and June 30, 2021.

Gain or Loss on Fair Value of Warrants

The change is due to the issuance of additional Peraso Warrants in the quarters ended December 31, 2020 and June 30, 2021, which increased the fair value of warrants.

Liquidity and Capital Resources

Peraso expects its cash expenditures to continue to exceed receipts in 2021, as its revenues will not be sufficient to offset its operating expenses, which include significant research and development expenditures for the expansion and fabrication of its IC products. To continued operations, Peraso will need to raise additional capital from the issuance of equity or debt and achieve and maintain profitability. During the year ending December 31, 2020, Peraso did not generate significant revenue, incurred a net loss of $10,226,861, and incurred negative cash flows from operations of $10,237,434. It also had an accumulated deficit of $106,287,676 at December 31, 2020. For the six months ended June 30, 2021, Peraso incurred a net loss of $9,533,827 and had an accumulated deficit of $115,821,502 at June 30, 2021.

Loan Facilities

In 2020, Peraso entered into debtor in possession credit agreements (the “DIP Loans”) to access financing to fund certain cash requirements during the CCAA proceedings. Proceeds from the DIP Loans totaled $6,150,000.

As of December 31, 2020, the full balance of the DIP Loans was fully paid/settled as follows:

•	$1.0 million settled against accounts receivable related to an engineering agreement;

•	$2.55 million converted into convertible debentures;

•	$100,000 repaid in cash; and

•	$2.5 million settled against accounts receivable in respect of a key customer.

On November 30, 2020, Peraso entered into a tax credit financing agreement with Venbridge Ltd. to raise funds secured by all of the tangible and intangible property and undertaking of Peraso now owned or hereafter acquired. The proceeds from first draw totaled $587,000 (CAD$750,000) bearing an interest rate of 1.6% per month, compounded monthly (20.98%) net of $20,750 financing fees. The loan will be repaid through proceeds from Peraso’s tax credit refund.

On February 5, 2021 and March 5, 2021, Peraso raised additional funds from the second and third draw on the loan sanctioned against Peraso’s tax credit refund of $275,065 (CAD$350,000) and $276,290 (CAD$350,000) respectively, net of financing fees of $14,256. The interest rate is 1.60% per month, compounded monthly.

As of June 30, 2021, Peraso’s SRED (tax credit) financing amounted to $1,263,758.

Convertible Debentures

In December 2019, Peraso entered into convertible debenture agreements with total principal amount of $1,748,035 due on June 30, 2025. In March 2020, the maturity date was amended to December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by Peraso’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $73,608 were recorded as debt discount. Peraso also granted to a noteholder warrants to purchase 40,568 Peraso Shares. The fair value of these warrants of $34,982 was initially recorded as liability and debt discount.

During March 2020, Peraso issued Peraso Convertible Debentures for a total principal amount of $3,885,000, such Peraso Convertible Debentures due on December 31, 2023. The Peraso Convertible Debentures bear interest at a rate of 6% per annum and are secured by Peraso’s assets. Finance fees incurred for the issuance of the Peraso Convertible Debentures amounting to $433,122 were recorded as a debt discount. Peraso also granted to certain holders of Peraso Convertible Debentures warrants to purchase 1,554,000 Peraso Shares. The fair value of these warrants of $1,228,647 was initially recorded as liability and debt discount.

During October 2020, Peraso settled a portion of its DIP Loans amounting to $2,550,000 through issuance of Peraso Convertible Debentures that will mature on December 31, 2023. The Peraso Convertible Debentures bear interest rate of 6% per annum and are secured by Peraso’s assets. Peraso also granted to certain holders of such Peraso Convertible Debentures warrants to purchase 4,468,280 Peraso Shares. The fair value of $3,592,855 in respect of such Peraso Warrants was initially recorded as a liability and debt discount up to the face value of the Peraso Convertible Debentures, and a finance expense of $1,042,856 recorded on the statement of operations for the remaining portion. Upon the closing of an equity financing after September 30, 2020, all of the outstanding principal and accrued interest shall convert at a price equal to the lower of CAD$0.15 and 80% of the per share price paid by the investors in such financing.

During April 2021, Peraso issued Peraso Convertible Debentures for a total principal amount of $5,899,308, such Peraso Convertible Debentures due on December 31, 2023. The Peraso Convertible Debentures bear interest at a rate of 6% per annum and are secured by Peraso’s assets. Finance fees incurred for the issuance of the Peraso Convertible Debentures amounting to $353,958 were recorded as a debt discount. Upon the closing of an equity financing after September 30, 2020, all of the outstanding principal and accrued interest shall convert at a price equal to the lower of CAD$0.15 and 80% of the per share price paid by the investors in such financing. Peraso also granted to certain holders of Peraso Convertible Debentures warrants to purchase 2,947,058 Peraso Shares. The fair value of $2,604,419 in respect of such Peraso Warrants was initially recorded as liability and debt discount. In the event of a liquidation prior to conversion or repayment, subject to certain limitations, Peraso shall pay an amount to the holder equal to three times the outstanding principal and accrued interest.

The recorded debt discount is amortized to interest expense using the effective interest rate method over the terms of the related convertible debentures. During the years ended December 31, 2020 and 2019, amortization of the debt discount amounted to $512,673 and $476.

For the years ended December 31, 2020 and 2019, $318,044 and $3,858, respectively, in interest expense was recognized and included in the outstanding balance of accrued interest at December 31, 2020 and 2019 respectively.

The recorded debt discounts are amortized over the terms of the related convertible debentures. During the three and six months ended June 30, 2021, amortization of the debt discount amounted to $536,321 and $884,456, respectively.

For the three and six months ended June 30, 2021, $188,352 and $309,416, respectively, in interest expense was recognized.

Warrants

Warrant activity and the related changes in the estimated fair values were as follows:

	Number of Warrants on Peraso Shares	Amount ($)
Balance – December 31, 2018	1,599,542	1,211,425
Issued in the year	53,312	45,971
Change in the fair value of the warrants	—	243,911

Balance – December 31, 2019	1,652,854	1,501,307
Issued in the year	6,628,495	5,300,798
Change in the fair value of the warrants		-96,267

Balance – December 31, 2020	8,281,349	6,705,838
Issued in the year	2,947,058	2,604,419
Change in the fair value of the warrants		211,167

Balance – June 30, 2021	11,228,407	9,521,424

Warrants outstanding at June 30, 2021 and at December 31, 2020 and their respective exercise price and expiration dates, are as follows:

Year Issued	Number of warrants issued	Exercise price		Expiry date
		$
2014	594,000	CAD$	1.000	31-Dec-25
2015	90,000	CAD$	1.000	31-Aug-22
2016	417,850	CAD$	1.479	31-Dec-25
2017	161,007	CAD$	1.479	31-Dec-22
2017	336,685	CAD$	1.479	31-Dec-25
2019	53,312	CAD$	1.479	31-Dec-25
2020	2,160,215	CAD$	0.150	31-Dec-25
2020	4,468,280	CAD$	0.150	31-Dec-23
2021	2,947,058	CAD$	0.150	30-Apr-26

Total	11,228,407

The fair value of the warrant liability is estimated using the Black-Scholes model. Peraso is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies within the semiconductor industry with characteristics similar to Peraso. The risk-free interest rate is determined by reference to the U.S. treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that

Peraso has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future. The underlying stock price is based on the most recent cash sale price of preferred shares.

The estimated grant date fair value ranged between $0.43 to $0.89 and $0.45 to $0.86 as of June 30, 2021 and December 31, 2020, respectively. The fair value was calculated based on the following assumptions used in the Black-Scholes model: expected term based on the remaining contractual term of one to five years and two to five years, respectively; risk-free interest rate of 0.83% based on a comparable U.S. Treasury bond, expected volatility of 111.43% and expected dividend yield of zero.

Convertible Preferred Shares

In March 2020, Peraso filed articles of amendment, wherein the ratio for the conversion of the Preferred Class C shares into common shares was modified from 1:1 to 1:1.25.

On March 13, 2020, all of the outstanding preferred shares were converted into Peraso Shares. There were no outstanding preferred shares or accumulated dividends as of December 31, 2020.

Common Stock

Peraso is authorized to issue an unlimited number of common shares.

On March 13, 2020, Peraso issued 2,750,001 common shares upon conversion of all outstanding Class A preferred shares amounting to $1,978,275 and 43,956,520 common shares upon conversion of all outstanding Class B preferred shares amounting to $31,621,121. The Class A and Class B preferred shares were converted into common shares based on the original conversion price of CAD$1.00 ($0.72).

On March 13, 2020, Peraso also issued 65,403,284 common shares amounting to $66,802,718 upon conversion of all outstanding Class C preferred shares based on the amended conversion price of CAD$1.18 ($0.85). As a conversion inducement, Peraso amended the ratio for the conversion of the Class C preferred shares into common shares from 1:1 to 1:25. Peraso determined that the additional common shares issuable arising from such modification totaled 13,080,657 with fair value of $11,133,786 and recognized such amount as deemed dividend.

In May 2021, certain employees exercised a total of 365,000 Peraso Options at an exercise price of CAD$0.10 which increased Peraso’s capital stock from $100,548,455 to $100,578,350.

Off-Balance Sheet Arrangements

Peraso has no off-balance sheet arrangements.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Peraso has had no disagreements with its accountants on accounting and financial disclosure. Peraso changed its financial auditor from PricewaterhouseCoopers LLP to Weinberg & Co. in early 2021 while transitioning from Canadian ASPE to GAAP to comply with Nasdaq and SEC regulations.

Statement of Peraso Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The Peraso Board has responsibility for establishing, implementing, and monitoring adherence to its compensation philosophy and for approving any changes regarding executive compensation or changes to plans or policies or by applicable Law.

Compensation Philosophy

In general, Peraso’s executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to its financial and operational success, the executive’s personal performance and increases in stockholder value. Peraso believes that the total compensation paid to its executives should be fair, reasonable and competitive. However, base salaries for most key employees have not been adjusted in over two years, due to limited cash resources.

Peraso seeks to have a balanced approach to executive compensation with each primary element of compensation designed to play a specific role. Overall, Peraso designed its compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for it to:

•	supply high-value and high-quality, integrated circuit solutions to its customer base;

•	achieve or exceed its annual financial plan and be profitable;

•	make continuous progression towards achieving its long-term strategic objectives to be a high-growth company with growing profitability; and

•	increase its share price to provide greater value to its stockholders.

Role of Executive Officers in Compensation Decisions

The CEO makes recommendations for equity and non-equity compensation for executives to be approved by the Peraso Board. The CEO annually reviews the performance of the executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Peraso Board. At its discretion, the Peraso Board may accept, modify or reject the CEO’s recommendations. The Peraso Board evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Peraso Board is authorized to approve the compensation for any Peraso Named Executive Officers. Compensation of new executives is based on hiring negotiations between the individuals and its CEO and the Peraso Board.

Elements of Compensation

Consistent with its compensation philosophy and objectives, Peraso offers executive compensation packages consisting of the following three components: (1) base salary; (2) incentive compensation; and (3) equity awards.

1) Base Salary

Because its compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Peraso Board takes into account the executive’s scope of responsibility and significance to the execution of its long-term strategy, past accomplishments, experience and personal performance, and compares each executive’s base salary with those of the other members of senior management. The Peraso Board may give different weighting to each of these factors for each executive, as it deems appropriate. The Peraso Board did not retain a compensation consultant or determine a compensation peer group for 2020 or 2019.

2) Incentive Compensation

No cash incentive compensation was paid to any Peraso Named Executive Officers for 2020 or 2019.

3) Equity Awards

Although Peraso does not have a mandated policy regarding the ownership of shares of common stock by officers and directors, Peraso believes that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of Peraso’s other stockholders on a long-term basis. The equity plan enables Peraso to grant equity awards, as well as other types of stock-based compensation, to its executive officers and other employees. The Peraso Board reviews and approves all equity awards granted under the equity plan. Peraso grants equity awards to achieve retention and motivation upon the hiring of key executives and other personnel, and / or when Peraso believes that competitive forces or economic conditions threaten to cause its key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Peraso Board’s approval, Peraso grants Peraso Options when it initially hires executives and other employees, as a long-term performance incentive. The size of the initial option grants to newly hired executives and employees is recommended by management and approved by the Peraso Board. In addition, the Peraso Board would consider other relevant information regarding the size and type of compensation package considered necessary to enable it to recruit, retain and motivate the executive.

Unless otherwise determined by the Peraso Board and as disclosed in Note 3 to the condensed financial statements of the Outstanding Equity Awards as of December 31, 2020 section, Peraso Options vest with respect to one-fourth of the total number of shares subject to the grant on the first anniversary of the grant date and thereafter 6.25% will vest on the first day of each calendar quarter following the first anniversary of the grant date. Peraso grants Peraso Options with an exercise price equal to fair market value on the date of the grant, as determined by the Peraso Board.

Additionally, in May 2021, the Peraso Board approved the grant to certain key employees of 6,729,875 Peraso Options contingent upon conversion of the convertible debentures (if any)    . The Peraso Options have an exercise price of CAD$0.15, standard vesting and are subject to active employment on the conversion date.

Table of Compensation Excluding Compensation Securities

	Salary (1)	Stock Option Awards (2)	Non-Equity Incentive Plan Compensation	Total
Ronald Glibbery
2020	$157,084	$5,301,135	—	$5,458,219
2019	$153,988	—	—	$153,998
Brad Lynch
2020	$157,084	$3,305,835	—	$3,462,919
2019	$153,988	—	—	$153,988
Alexander Tomkins
2020	$197,926	$3,192,351	—	$3,390,277
2019	$184,786	—	—	$184,786
Keith Riley
2020	$155,121	$592,774	—	$747,895
2019	$152,064	—	—	$152,064
Connie Grennan
2020	$175,000	$290,675	—	$465,675
2019	$175,000	$98,177	—	$273,177

Notes:

(1)	CAD salaries were converted at conversion rate of $1.2732 at December 31, 2020 and $1.2988 at December 31, 2019.

(2)

Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the consolidated financial statements included in item 15. These amounts do not reflect actual compensation earned or to be earned by Peraso Named Executive Officers.

Outstanding Equity Awards as of December 31, 2020

The following table sets forth information regarding the outstanding equity awards held by the Peraso Named Executive Officers as of December 31, 2020.

	Option Awards						Stock Awards
Name	Number of securities Underlying Unexercised Options Exercisable		Number of securities Underlying Unexercised Options Exercisable		Option Exercise Price (CAD$)	Option Expiration Date	Number of Units Not Vested
Ronald Glibbery	500,000	(2)	—		0.10	11/17/2024	None
	—		400,000	(3)	0.15	12/29/2025
	—		6,164,840	(4)	0.15	09/17/2030

Brad Lynch	—		200,000	(3)	0.15	12/29/2025	None
	—		3,858,904	(4)	0.15	09/17/2030

Alexander Tomkins	300,000	(2)	—		0.10	11/17/2024	None
	—		300,000	(3)	0.15	06/09/2027
	—		3,683,904	(4)	0.15	09/17/2030

Keith Riley	156,250	(5)	—		0.10	02/23/2025	None
	—		300,000	(3)	0.15	12/29/2025
	—		614,726	(4)	0.15	09/17/2030

Connie Grennan	—		100,000	(3)	0.15	05/01/2029	None
	—		256,992	(4)	0.15	09/17/2030

Notes:

(1)	Standard option term is 10 years. All options expire automatically unless exercised within 90 days after the cessation of service as an employee or consultant.

(2)	The stock option was granted on November 17, 2014, and the shares subject to this option vest annually over four years beginning November 17, 2015, subject to continued employment.

(3)	In September 2020, outstanding options with exercise price of CAD$0.60 were replaced with new option grants with exercise price CAD$0.15 and one year vesting subject to continued employment.

(4)	The stock option was granted on September 17, 2020, and the shares subject to this option vest annually over four years beginning September 17, 2021, subject to continued employment.

(5)	The stock option was granted on February 23, 2015, and the shares subject to this option vest annually over four years beginning February 23, 2016, subject to continued employment.

Employment Agreements

Peraso has entered into a standard form of employment, confidential information and intellectual property agreement with each of the Peraso Named Executive Officers, with the exception of Ronald Glibbery, who operates under a consulting agreement dated March 8, 2018, between Peraso and MediaWise and Partners, Inc. (a holding company beneficially owned by Ronald Glibbery). Peraso has also entered into agreements to indemnify its current and former directors and certain executive officers, in addition to the indemnification provided for in its certificate of incorporation and by-laws. These agreements, among other things, provide for indemnification of its directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Peraso arising out of such person’s services as a director or executive officer of Peraso, any subsidiary of Peraso or any other company or enterprise to which the person provided services at our request.

Change in Control Benefits

In the event of a Change in Control (“Change in Control”), which includes the transactions contemplated by the Arrangement, the Peraso Option Plan provides the Peraso Board with sole discretion to deal with the Peraso Options granted under the Peraso Option Plan in the manner it deems fair and reasonable in light of the circumstances of the Change in Control. This includes, but not limited to, accelerating the vesting of any or all outstanding Peraso Options, effecting a “cashless exercise” by applying a portion of the proceeds that would be received by a participant from the Change in Control transaction to the exercise price payable by that participant for the exercise of his or her Peraso Options, and, as applicable, issuing the balance of the shares, or paying the balance of the proceeds, to the participant; and/or to the extent that the Change in Control would also result in a capital reorganization, arrangement, amalgamation or reclassification of the share capital of Peraso and the Peraso Board does not accelerate the vesting of Peraso Options, Peraso shall make adequate provisions to ensure that, upon completion of the proposed Change in Control, the number and kind of shares subject to outstanding Peraso Options and/or the option price per share of options shall be appropriately adjusted in such manner as the Peraso Board considers equitable to prevent substantial dilution or enlargement of the 1ights granted to participants.

The vesting of an aggregate of 6,564,840 Peraso Options held by Peraso’s Chief Executive Officer will automatically accelerate on closing of the Arrangement. The Peraso Board does not intend to cause the automatic acceleration of any other Peraso Options on closing of the Arrangement.

On a Change in Control, Peraso shall also provide written notice to any participant that holds Peraso Options at such date, with a description of the effect of such Change in Control on outstanding Peraso Options, not less than five business days prior to the closing of the transaction. The Peraso Option Plan will terminate and (including all unexercised Peraso Options) and expire if the Peraso Board accelerates the vesting of the Peraso Options pursuant to any Change in Control, on the occurrence of such Change in Control, unless renewed for such further period and upon such terms and conditions as the Peraso Board may determine.

COMPOSITION OF THE BOARD OF DIRECTORS FOLLOWING THE CLOSING

The below table provides information regarding the expected directors of the Combined Company after the Effective Time.

Name	Age	Position
Ronald Glibbery	60	Chief Executive Officer and Director
Robert Newell	73	Director
Daniel Lewis	72	President and Director
Ian McWalter	70	Director
Andrea Melder	62	Director

Independence of the Board of Directors

Under the Nasdaq Listing Rules, a majority of the members of the Combined Company’s board of directors must qualify as “independent,” as affirmatively determined by the MoSys Board. The MoSys Board has affirmatively determined that all of the expected directors, except for Messrs. Glibbery and Lewis, are independent directors within the meaning of the applicable Nasdaq listing standards. All members of the Combined Company’s board committees will be independent directors consistent with the applicable Nasdaq Listing Rules.

Board Leadership

The Combined Company’s board of directors will be responsible for the control and direction of the Combined Company.

Committees of the Combined Company’s Board of Directors

The Combined Company’s board of directors will have an audit committee and a compensation committee and will establish a nominating and corporate governance committee. The expected composition and responsibilities of each committee are described below. Members will serve on these committees until their resignations or until otherwise determined by the MoSys Board. The audit committee, compensation committee, and nominating and corporate governance committee are expected to operate under a written charter adopted by the MoSys Board, all of which will be available on the Combined Company’s website. Provided that MoSys does not currently have a corporate governance committee established (consistent with its historical practice), the Combined Company’s Board will assess the feasibility and necessity of the creation of a corporate governance committee following the Effective Time, as practicable. Nothing herein is intended to indicate the definitive strategy of the Combined Company other than its intent to fully comply with all applicable Nasdaq Listing Rules and SEC Rules.

Audit Committee

The Combined Company’s audit committee is expected to be comprised of three members. Robert Newell is expected to be the chairperson of the audit committee, and Ian McWalter and Andrea Melder are expected to be the other members of the audit committee, subject to change. Each member of the audit committee will meet the requirements for independence under current Nasdaq Listing Rules and SEC rules and regulations and will be financially literate as required by Nasdaq Listing Rules. In addition, the MoSys Board has determined that Robert Newell will be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose any duties, obligations, or liabilities that are greater than those generally imposed on members of the audit committee and the MoSys Board.

The audit committee is established for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The audit committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and potential internal control violations reported under our whistleblower policy are directed to the members of the audit committee. The responsibilities of the Combined Company’s audit committee are not anticipated to be amended and are described in the audit committee charter adopted by MoSys’ board of directors, a current copy of which can be found on the investors section of MoSys’ website, www.mosys.com.

Compensation Committee

The Combined Company’s compensation committee is expected to be comprised of three members. Ian McWalter is expected to be the chairperson of the compensation committee, and Robert Newell and Andrea Melder are expected to be the other members of the compensation committee, subject to change. The composition of the compensation committee will meet the requirements for independence under current Nasdaq Listing Rules and SEC rules and regulations.

The compensation committee will be responsible for reviewing, recommending and approving the Combined Company’s compensation policies and benefits, including the compensation of all of our executive officers and directors. The compensation committee is also anticipated to have the principal responsibility for the administration of the Combined Company’s equity incentive plan. The responsibilities of the compensation committee will not be amended from those described in the compensation committee charter adopted by MoSys’ board of directors, a current copy of which can be found on the investors section of MoSys’ website, www.mosys.com.

Nominations Process

MoSys does not have a nominating committee, as it is a small company and currently only has four directors. Instead of having such a committee, the MoSys Board historically appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members.

The independent directors will recommend candidates for nomination for election or reelection at each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors will operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

When new candidates for the MoSys Board are sought, the independent directors will evaluate each candidate for nomination as a director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals with diverse, yet complementary business backgrounds. Although MoSys has no formal policy regarding diversity, the Combined Company’s directors will consider both the personal characteristics and experience of director nominees, including each nominee’s independence, skills, expertise, diversity, age, time availability and industry background in the context of the needs of the MoSys Board and the Combined Company.

The MoSys Board believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the MoSys Board requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. Such requirements should remain applicable to the Combined Company.

To date, MoSys not paid any fee to a third party to assist in the process of identifying or evaluating director candidates. Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•	The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•	The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•	The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•	A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

•

Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Director Liability and Indemnification

Prior to the Effective Time, the Combined Company will maintain directors’ and officers’ liability insurance and will enter into indemnification arrangements with each of its directors and executive officers. The indemnification agreements and the Combined Company’s Certificate of Incorporation and bylaws require it to indemnify the directors and officers to the fullest extent permitted by Delaware law.

Code of Business Conduct and Ethics

MoSys adopted a code of ethics that applies to all of its employees and directors. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code. The code of ethics is available on MoSys’ website, www.mosys.com.

The Combined Company is not expected to amend the code of ethics. If its makes any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to its chief executive officer or chief financial officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, the Combined Company will disclose the nature of such amendment or waiver on its website.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements and related notes give the effect to the reverse acquisition involving MoSys and Peraso.

On September 14, 2021, MoSys and Peraso entered into an agreement to complete a transaction pursuant to which, MoSys will indirectly through 2864552 Ontario Inc., acquire all of the issued and outstanding Peraso Shares, including those Peraso Shares to be issued in connection with the conversion or exchange of the Peraso Convertible Debentures or Peraso Warrants, as applicable, at the Effective Time. Under the Arrangement, Peraso Shareholders will receive the Consideration Shares (which, subject to adjustment as contemplated in the Arrangement Agreement and the Plan of Arrangement, will be comprised of 14,190,846 shares of Common Stock), prior to effecting any reverse stock split of shares of Common Stock as contemplated herein, including the shares of Common Stock that would be issuable upon exchange of the Exchangeable Shares, in each case based upon an illustrative Exchange Ratio, subject to certain assumptions, of 0.0512915979698675 shares of Common Stock for each outstanding Peraso Share calculated as of September 14, 2021 in exchange for their Peraso Shares. The Plan of Arrangement provides that, after the Effective Time, the former Peraso Shareholders will own approximately 61% of the outstanding Combined Company Shares (including Exchangeable Shares that are exchangeable for shares of Common Stock), based on the number of shares of Common Stock outstanding as of immediately prior to the Effective Time (on a Fully-Diluted basis), with the legacy MoSys stockholders owning approximately 39% of the outstanding Combined Company Shares (on a Fully-Diluted basis). On completion of the Arrangement, Peraso will be a wholly-owned subsidiary of MoSys.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021, give effect to the reverse acquisition as if it occurred on January 1, 2020 and combines the historical results of Peraso and MoSys. The unaudited condensed combined statements of operations for the six months ended June 30, 2021 combine Peraso’s unaudited statement of operations for the six months ended June 30, 2021 and the unaudited statement of operations for the six months ended June 30, 2021 of MoSys. The pro forma adjustments give effect to the pro forma balance sheet adjustments assuming those adjustments were made as of the beginning of the fiscal year presented and to the accounting for the transaction as required by GAAP.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines Peraso’s unaudited balance sheet as of June 30, 2021 and the unaudited balance sheet as of June 30, 2021 of MoSys. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 is presented as if the reverse acquisition of MoSys had occurred on June 30, 2021. The pro forma adjustments give effect to the accounting for the transaction as required by GAAP.

The historical financial statements of Peraso and MoSys have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments that are necessary to account for the reverse acquisition. The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable. The assumptions underlying the pro forma adjustments in the accompanying notes are described in more detail in the notes below, which should be read in conjunction with these unaudited pro forma condensed combined financial statements. These assumptions are based on preliminary estimates and information. Accordingly, the actual adjustments on the consolidated financial statements upon the completion of the transaction may materially differ from the proforma adjustments.

The reverse acquisition is being accounted for as a business combination using the acquisition method with Peraso as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the effective consideration will be allocated to MoSys’ assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the reverse acquisition. The process of valuing the net assets of MoSys immediately prior to the merger, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the estimated fair value of the effective consideration and the estimated fair value of the assets acquired and liabilities assumed will be recorded as goodwill. Accordingly, the effective consideration allocation and related adjustments reflected in this unaudited pro forma condensed combined financial information are preliminary and subject to change based on a final determination of fair value, and those changes could differ materially from what is presented here.

The following unaudited pro forma condensed combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the transaction been consummated as of the date indicated or that may be achieved in the future. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and associated cost savings that may achieved with respect to the combined companies.

UNAUDITED CONDENSED COMBINED BALANCE SHEET

AS OF JUNE 30, 2021

[Expressed in thousands of United States dollars]

	Peraso historical	MoSys historical	Pro forma adjustments	Note 3		Pro forma combined
ASSETS
Current assets
Cash and cash equivalents	$2,040	$13,475	$(1,211)	(a	)	$14,304
Short-term investments	—	6,091	—			6,091
Accounts receivable, net	403	632	—			1,035
Prepaid expenses and other current assets	1,055	388	—			1,443
Tax credits and receivables	2,265	—	—			2,265
Inventories, net	1,253	1,026	—			2,279

Total current assets	7,016	21,612	(1,211)			27,417
Long-term investments	—	3,484	—			3,484
Property and equipment, net	2,121	96	—			2,217
Right-of-use lease asset, net	610	205	—			815
Intangible assets, net	95	—	—			95
Other non-current assets	61	17	—			78
Goodwill	—	—	23,893	(b	)	23,893

TOTAL ASSETS	$9,903	$25,414	$22,682			$57,999

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,164	$1,439	—			$2,603
Deferred revenue	—	147	—			147
Current portion of lease liabilities	237	201	—			438
Current loan facility	1,264	—	—			1,264

Total current liabilities	2,665	1,787	—			4,452
Long-term liabilities
Convertible debentures	8,457	—	(8,457)	(e	)	—
Lease liabilities	423	10	—			433
Warrant liability	9,521	—	(9,521)	(e	)	—

Total liabilities	21,066	1,797	(17,978)			4,885

STOCKHOLDERS’ EQUITY (DEFICIT)
Stockholders’ equity	100,578	8	(100,565)	(c	)	21
Additional paid-in capital	4,132	268,806	(102,760)	(c	),(e)	170,178
Accumulated other comprehensive loss	—	(4)	4	(d	)	—
Accumulated deficit	(115,873)	(245,193)	243,981	(a	),(d)	(117,085)

Total stockholders’ equity (deficit)	(11,163)	23,617	40,660			53,114

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,903	$25,414	$22,682			$57,999

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS JUNE 30, 2021

[Expressed in thousands of United States dollars, except number of shares]

	Peraso historical	MoSys historical	Pro forma adjustments	Note 3		Pro forma combined
Revenue
Product	$1,649	$2,195	$—			$3,844
License and other	150	311	—			461

Total revenue	1,799	2,506	—			4,305
Cost of revenue	1,054	939	—			1,993

Gross profit	745	1,567	—			2,312
Operating expenses
Research and development	5,365	2,381	—			7,746
Selling, general and administrative	3,049	2,358	213	(f	)	5,620
Amortization and depreciation	371	—	—			371

Total operating expenses	8,785	4,739	213			13,737

Loss from operations	(8,040)	(3,172)	(213)			(11,425)
Other income (expense)
Finance expense, net	(1,300)	(30)	1,194	(h	)	(136)
Foreign exchange loss	(35)	—	—			(35)
Change in fair value of warrant liability	(211)	—	211	(i	)	—
Other Income, net	—	628	—			628

Total other income (expense), net	(1,546)	598	1,405			457

Net loss	$(9,586)	$(2,574)	$1,192			$(10,968)

Other comprehensive loss, net of tax:
Net unrealized loss on available-for-sale securities	—	(4)	—			(4)

Comprehensive loss	$(9,586)	$(2,578)	$1,192			$(10,972)

Loss per common share - basic and diluted	$(1.61)					$(0.51)
Weighted average number of common shares outstanding - basic and diluted	5,940		15,405	(j	)	21,345

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2020

[Expressed in thousands of United States dollars, except number of shares]

	Peraso historical	MoSys historical	Pro forma adjustments	Note 3		Pro forma combined
Revenue
Product	$1,540	$5,933	$—			$7,473
License and other	7,550	862	—			8,412

Total revenue	9,090	6,795	—			15,885
Cost of revenue	1,748	2,329	—			4,077

Gross profit	7,342	4,466	—			11,808
Operating expenses
Research and development	7,529	3,989	—			11,518
Selling, general and administrative	7,019	4,028	1,637	(f	),(g)	12,684
Amortization and depreciation	939	—	—			939

Total operating expenses	15,487	8,017	1,637			25,141

Loss from operations	(8,145)	(3,551)	(1,637)			(13,333)
Other income (expense)
Finance expense, net	(2,101)	(243)	945	(h	)	(1,399)
Foreign exchange loss	(77)	—	—			(77)
Change in fair value of warrant liability	96	—	(96)	(i	)	—
Other Income, net	—	14	—			14

Total other income (expense), net	(2,082)	(229)	849			(1,462)

Net loss	(10,227)	(3,780)	(788)			(14,795)

Deemed dividend on inducement of conversion of Class C Preferred Shares	(11,134)	—	—			(11,134)
Deemed dividend for warrant exercise price adjustment	—	(392)	—			(392)
Accretion of preferred shares presented as dividends	(1,666)	—	—			(1,666)
Effect of foreign exchange on preferred shares	7,756	—	—			7,756

Net loss attributable to common stockholders	$(15,271)	$(4,172)	$(788)			$(20,231)

Loss per common share - basic and diluted	$(3.18)					$(1.00)
Weighted average number of common shares outstanding - basic and diluted	4,803		15,405	(j	)	20,208

See the accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information and related notes are prepared in accordance with Article 11 of Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial statements of Peraso and MoSys were prepared in accordance with U.S. GAAP and presented in U.S. dollars. Certain reclassifications were made to align the financial statement presentation with the information currently available, Peraso has determined that no significant adjustments are necessary to conform MoSys’ financial statements to the accounting policies used by Peraso.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805 for reverse acquisitions, with Peraso deemed to be the accounting acquirer, using the fair value concepts defined in ASC 820, Fair Value Measurement, and based on the historical financial statements of Peraso and MoSys. Under ASC 805, all assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with the business combination are expensed as incurred. The excess of consideration effectively transferred over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

The allocation of the purchase price depends upon certain estimates and assumptions, all of which are preliminary. The allocation of the purchase price has been made for the purpose of developing the unaudited pro forma condensed combined financial information. The final determination of fair values of assets acquired and liabilities assumed relating to the merger could differ materially from the preliminary allocation of the aggregate consideration. The final valuation will be based on the actual net tangible and intangible assets of MoSys existing at the acquisition date.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies, operating efficiencies or cost savings that may result from the merger or any acquisition and integration costs that may be incurred. The pro forma adjustments represent Peraso management’s best estimates and are based upon currently available information and certain assumptions that Peraso believes are reasonable under the circumstances.

2. PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values of the acquired assets and assumed liabilities. The unaudited pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable under the circumstances. The purchase price adjustments relating to the combined financial information are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

The purchase price for the reverse acquisition was calculated by Peraso, the accounting acquirer, as the fair value of the consideration effectively transferred. In accordance with ASC 805, the consideration effectively transferred between MoSys (a public company as the accounting acquiree) and Peraso (a private company as the accounting acquirer), was calculated as the fair value of MoSys’ equity including the fair value of its common shares outstanding and its warrants plus the portion of the share-based award fair value allocated to the pre-combination service of the accounting acquiree’s awards. The estimated value of the total consideration effectively transferred is summarized in the following table:

($ and shares in thousands)
MoSys share price (i)	$5.34
MoSys common shares outstanding (ii)	8,686

Fair value of MoSys’ common shares outstanding	$46,381
Fair value of MoSys’ warrants (iii)	$434
Total fair value of MoSys’ share-based awards (iii)	$1,158
Percent related to pre-combination service	60%

Fair value of MoSys’ pre-combination service share-based awards	$695

Preliminary estimate of consideration effectively transferred	$47,510

(i)	Represents MoSys’ share price as of September 14, 2021

(ii)	Represents MoSys’ outstanding shares as of August 30, 2021

(iii)	Represents the fair value calculated as of September 14, 2021

The preliminary estimated consideration could significantly differ from the amounts presented due to movements in the MoSys share price up to the closing date. A sensitivity analysis related to the fluctuation in the MoSys share price was performed to assess the impact on the estimated consideration that a hypothetical change of 10% on the closing share price on September 14, 2021 of $5.34 would have:

	Stock Price	Total Estimated Consideration (000’s)
10% increase	$5.87	$52,116
10% decrease	$4.81	$42,909

The following table reflects the allocation of the purchase price to the estimated fair values assigned to the acquired tangible assets and assumed liabilities of the accounting acquiree, MoSys, with the excess recorded as goodwill.

($ in thousands)
Amount
Assets:
Current Assets	$21,612
Non-Current Assets	3,802
Goodwill	23,893
Liabilities:
Current Liabilities	1,787
Non-Current Liabilities	10

Preliminary Estimated Purchase Price	$47,510

3. PRO FORMA ADJUSTMENTS

Adjustments to the pro forma condensed combined balance sheet

(a)

Reflects adjustment to cash and cash equivalents and accumulated deficit for both MoSys’ and Peraso’s additional transaction costs of $1.21 million related to the reverse acquisition incurred subsequent to June 30, 2021. These costs consist of legal advisory, financial advisory, accounting and consulting costs.

(b)

Preliminary goodwill adjustment of $23.9 million, which represents the excess of the estimated aggregate purchase price over the preliminary fair value of the underlying assets acquired and liabilities assumed.

(c)

Preliminary adjustment to revalue the stockholder’s equity and additional paid in capital of the combined entity to equal the sum of (1) Peraso’s (accounting acquirer’s) equity immediately before the reverse acquisition, and (2) the fair value of MoSys’ (accounting acquiree’s) equity (i.e., the consideration effectively transferred). The stockholder’s equity balance is adjusted to reflect the par value of the outstanding shares of MoSys (accounting acquiree), including the number of shares issued in the reverse acquisition, and the remaining fair value is recognized in APIC.

(d)	Reflects the elimination of MoSys’ accumulated deficit and other comprehensive loss.

(e)	Reflects the transaction related conversion of the Peraso Convertible Debentures into common shares and settlement of Warrants into common shares.

Adjustments to the pro forma condensed combined statement of operations

(f)

Reflects adjustment to selling, general and administrative expense to record the stock-based compensation expense related to the issuance of an additional 6.7 million Peraso Options to key employees upon completion of the transaction.

($ in thousands)	For the six months ended June 30, 2021	For the year ended December 31, 2020
Stock-based compensation expense	$213	$426

(g)

Reflects adjustment to selling, general and administrative expense related to additional transaction costs of $1.21 million incurred by MoSys and Peraso subsequent to June 30, 2021. A total of $1.03 million in transaction costs were included in the historical income statements of MoSys and Peraso for the six months ended June 30, 2021. The transaction costs are nonrecurring in nature and will not affect the combined statement of operations beyond twelve months after the acquisition date.

(h)

Reflects the elimination of the convertible debentures interest expense and debt discount amortization related to the convertible debentures conversion to common shares as a result of the reverse acquisition.

(i)	Reflects the elimination of the fair value gain/loss of the warrants related to the warrants being settled and converted to common shares as a result of the reverse acquisition.

(j)

The basic and diluted pro-forma weighted average shares outstanding include the number of common shares outstanding of the accounting acquirer, Peraso, multiplied by the exchange ratio, and the issuance of common shares in connection with the convertible debenture and warrant conversion as a result of the transaction, and the number of common shares outstanding of the accounting acquiree, MoSys, as at the transaction date.

(shares in thousands)	For six months ended June 30, 2021	For year ended December 31, 2020
Pro forma weighted average shares – basic and diluted
Peraso weighted average shares outstanding multiplied by the exchange ratio	5,940	4,803
Issuance of common shares in connection with conversion of convertible debentures & warrants	6,719	6,719
MoSys common shares outstanding as at transaction date	8,686	8,686

Pro forma weighted average shares – basic and diluted	21,345	20,208

THE ARRANGEMENT

Purpose and Description of the Arrangement

The Arrangement is in substance a reverse takeover of MoSys by Peraso, in order to facilitate Peraso’s listing on Nasdaq and access to the US capital markets. Pursuant to the Arrangement Agreement, MoSys and Peraso will complete a business combination pursuant to which MoSys will indirectly acquire all of the Peraso Shares and focus its business on the current business of Peraso while continuing MoSys’ legacy business.

Pursuant to the Arrangement, Peraso Shareholders will receive MoSys Share Consideration and/or Exchangeable Share Consideration and are expected to hold 61% of the outstanding Combined Company Shares (on a Fully-Diluted basis) while MoSys stockholders will retain 39% of the outstanding Combined Company Shares (on a Fully-Diluted basis).

Following the Closing of the Arrangement, all members of the Combined Company’s board of directors other than Daniel Lewis and Robert Newell will resign, and the Combined Company’s board of directors will be reconstituted such that one (1) of the initial post-Closing directors will be the Combined Company’s Chief Executive Officer, and two (2) initial post-Closing directors will be selected by Peraso, who are independent in accordance with Nasdaq requirements. See “The Arrangement Agreement — Board of Directors and Officers.”

The Arrangement will not be completed, without the approval by the MoSys stockholders of the Arrangement Proposal and the Incentive Plan Proposal. The Stock-Split Proposal, however, is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur.

Under the terms of the Plan of Arrangement, (a) each Peraso Shareholder who is an Eligible Holder and not a Dissenting Shareholder may elect to (i) receive in respect of any or all of their Peraso Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Peraso Shares, if any, the MoSys Share Consideration (subject to a portion forming part of the applicable Escrow Consideration), and (b) each Peraso Shareholder who is not an Eligible Holder or a Dissenting Shareholder or fails to make an election is entitled to receive the MoSys Share Consideration. See “Description of Exchangeable Shares and Related Agreements.”

The Exchange Ratio pursuant to which Peraso Shares will be exchanged for shares of Common Stock or Exchangeable Shares pursuant to the Arrangement is not fixed, but will be determined in accordance with the Plan of Arrangement pursuant to the following formula:

((A / B) – C) / D

Where:

A	=	The total issued and outstanding MoSys Shares on a Fully-Diluted basis immediately prior to the Effective Time

B	=	39%

C	=	The total issued and outstanding MoSys Shares on a Fully-Diluted basis immediately prior to the Effective Time

D	=	The total issued and outstanding Peraso Shares on a Fully-Diluted basis (including the Peraso Shares issuable on the conversion or exercise of Peraso Convertible Securities) immediately prior to the Effective Time

Based on the above formula, the Exchange Ratio will be determined based on the number of shares of Common Stock and Peraso Shares outstanding immediately prior to the completion of the Arrangement, such that the holders of Peraso Shares immediately prior to the completion of the Arrangement will hold approximately 61% of the outstanding Combined Company Shares upon completion of the Arrangement (on a Fully-Diluted basis).

Pro Forma Exchange Ratio Calculation

Shares of Common Stock outstanding as of September 14, 2021 for purposes of calculating the Exchange Ratio:	9,072,836

Peraso common shares outstanding as of September 14, 2021 for purposes of calculating the Exchange Ratio:	276,669,993(1)

Pro forma Combined Company Shares issuable to Peraso Shareholders in connection with the Arrangement:	14,190,846

Pro forma Combined Company Shares outstanding upon completion of the Arrangement:	23,263,682

Pro forma Combined Company Shares attributable to MoSys shareholders outstanding upon completion of the Arrangement:	9,072,836

Illustrative Exchange Ratio as of September 14, 2021:	((9,072,836 / 0.39) – 9,072,836) / 276,669,993

(1)

This figure assumes that the Peraso Convertible Debentures will be converted on November 15, 2021. On such date, the principal amount outstanding will be $14,082,343.40 and the accrued interest will be $950,776.19. For purposes of this conversion, the conversion price of CDN$0.15 for the Peraso Convertible Debentures was converted into US dollars based on the currency exchange rate of CDN$1 to US$0.8068 (such that the conversion price for the Peraso Convertible Debentures is $0.12).

Pro Forma Ownership Split Calculation

Pro forma Combined Company Shares outstanding upon completion of the Arrangement:	23,263,682 = (14,190,846 + 9,072,836)

Legacy Peraso Shareholders pro forma percentage ownership of the Combined Company:	61%

Legacy MoSys stockholders pro forma percentage ownership of the Combined Company:	39%

The foregoing is intended to be illustrative of the manner in which the Exchange Ratio will be determined; however, the actual Exchange Ratio could be higher or lower.

For more details about the purpose of the Arrangement, see “The Arrangement — Purpose and Description of the Arrangement,” and “The Arrangement Agreement.”

Principal Steps of the Arrangement

The following description is qualified in its entirety by reference to the full text of the Plan of Arrangement, a copy of which is attached hereto as Annex B. Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur in the following order (except that the steps in (d) to (e) shall be deemed to occur simultaneously) without any further act or formality:

(a)

each Peraso Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Peraso and Peraso shall thereupon be obliged to pay the amount therefor determined and payable in accordance with the Plan of Arrangement, and the name of such holder shall be removed from the central securities register of Peraso as a holder of Peraso Shares and Peraso shall be recorded as the registered holder of the Peraso Shares so transferred and shall be deemed to be the legal owner of such Peraso Shares, which Peraso Shares shall thereupon be cancelled;

(b)

each Peraso Warrant outstanding immediately prior to the Effective Time shall be deemed to be surrendered and transferred to Peraso in consideration for the issuance of Peraso Shares equal to the Peraso Warrant Consideration Amount, if any, provided that: (i) if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares will be rounded down to the nearest whole number of Peraso Shares; and (ii) nothing herein shall preclude a Peraso Warrantholder from exercising the Peraso Warrants in accordance with their terms at any time prior to the Effective Time. All Peraso Warrants so surrendered will be automatically cancelled with no further force and effect;

(c)

for each Peraso Convertible Debenture outstanding immediately prior to the Effective Time, all principal and accrued but unpaid interest thereon will be converted into Peraso Shares at a conversion price equal to the conversion price set out in such Peraso Convertible Debenture pursuant to the Plan of Arrangement, provided that if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares shall be rounded down to the nearest whole number of Peraso Shares;

(d)

contemporaneously with the step in item (e), each issued and outstanding Peraso Share (other than Exchangeable Elected Shares and other than Peraso Shares held by MoSys or an affiliate thereof or Dissenting Shareholders) held by a Peraso Shareholder shall be transferred by the holder thereof to Canco in exchange for MoSys Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election or deemed election of such Peraso Shareholder pursuant to Plan of Arrangement;

(e)

contemporaneously with the step in item (d), each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election of such Peraso Shareholder pursuant to Plan of Arrangement;

(f)

following the exchange of securities effected pursuant to items (d) and (e), MoSys shall hold the Escrow Consideration in escrow, subject to the satisfaction of the Escrow Release Condition and otherwise in accordance with the terms of the Arrangement Agreement;

(g)

each Peraso Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be exchanged for a MoSys Replacement Option to purchase from MoSys the number of MoSys Shares equal to the product of: (i) the number of Peraso Shares subject to the Peraso Option immediately before the Effective Time, and (ii) the Exchange Ratio, and rounded down to the nearest whole number of MoSys Shares. The exercise price per MoSys Share subject to any such MoSys Replacement Option shall be an amount equal to the greater of: (i) the quotient of: (A) the exercise price per Peraso Share under the exchanged Peraso Option immediately prior to the Effective Time divided by: (B) the Exchange Ratio, and rounded up to the nearest whole cent, and (ii) such minimum amount that satisfies the requirements of paragraph 7(1.4)(c) of the ITA. Except as set out above, all terms and conditions of a MoSys Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Peraso Option for which it was exchanged and any document evidencing a Peraso Option shall thereafter evidence and be deemed to evidence such MoSys Replacement Option; and

(h)

MoSys, Canco and Callco shall execute the Support Agreement and MoSys, Canco and the Transfer Agent shall execute the Voting and Exchange Agency Agreement and MoSys shall issue to and deposit with the Transfer Agent the Special Voting Share in consideration of the payment to MoSys by Peraso on behalf of the Peraso Shareholders of one dollar ($1.00), to be thereafter held of record by the

Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Agency Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Agency Agreement shall be received by them as part of the property receivable by them under item (d) in exchange for the Exchangeable Elected Shares for which they were exchanged.

In no event shall any fractional shares of Common Stock or Exchangeable Shares be issued under the Plan of Arrangement. Where the aggregate number of shares of Common Stock or Exchangeable Shares to be issued to a Peraso Securityholder would result in a fraction of a share of Common Stock or Exchangeable Share being issuable, then the number of shares of Common Stock or Exchangeable Shares to be issued to a Peraso Shareholder shall be rounded down to the nearest whole number without payment in respect of such fractional share.

Voting Agreements

Peraso Voting Agreements

On September 14, 2021, the Peraso Supporting Shareholders entered into Peraso Voting Agreements with MoSys, substantially in the form attached hereto as Annex C, pursuant to which, among other things, and subject to certain terms, conditions, and exceptions, the Peraso Supporting Shareholders agreed to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the Peraso Securities legally or beneficially owned by them or over which they exercise control or direction, as applicable (the “Peraso Subject Securities”) in favor of the approval, consent, ratification, and adoption of any resolution approving the Arrangement (and any transactions contemplated in connection with the Arrangement Agreement), subject to the other terms of the Peraso Voting Agreement.

In addition, Peraso Supporting Shareholders have agreed, among other things and subject to the terms and conditions of the Peraso Voting Agreement, until the earlier of (a) the Effective Time, (b) the termination of the Peraso Voting Agreement, or (c) it being determined that the Peraso Shareholder Approval is not required, to:

•

not, directly or indirectly, option, sell, assign, transfer, pledge, encumber, grant a security interest in or power of attorney over, hypothecate or otherwise convey or dispose of any Peraso Subject Securities, or any right or interest therein (legal or equitable), to any Person or group of Persons acting jointly or in concert or agree to do any of the foregoing, other than: to certain permitted transferees, provided that in such case and for greater certainty, any Peraso Subject Securities acquired as a result thereof shall remain Peraso Subject Securities and shall be subject to the terms and conditions of the Peraso Voting Agreement and, in the case of a corporation, partnership, limited liability company or other entity solely controlled by, the Peraso Supporting Shareholders provided that such entity remains solely controlled by the Peraso Supporting Shareholders until the earlier of (a) the Effective Time and (b) the termination of the Peraso Voting Agreement;

•

not, directly or indirectly, grant or agree to grant any proxy or other right to vote any Peraso Subject Securities except for any proxies granted to vote in favor of the Peraso Shareholder Approval, or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of the Peraso Shareholders or give consents or approval of any kind as to any Peraso Subject Securities;

•

not vote or cause to be voted any Peraso Subject Securities in favor of, and vote or cause to be voted all Peraso Subject Securities against, any proposed action, transaction or agreement by or involving Peraso or any of its affiliates or the Peraso Supporting Shareholders or any other Person in a manner which could reasonably be expected to (i) prevent, hinder or delay the successful completion of the Arrangement or the transactions contemplated by the Arrangement Agreement; or (ii) change in any manner the voting rights of any class of shares of Peraso;

•

other than set forth in the Peraso Voting Agreement, take all such steps as are necessary or advisable to ensure that at all relevant times his, her or its Peraso Subject Securities will not be subject to any shareholders’ agreements, voting trust, or similar agreements or any option, right or privilege;

(whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting or restricting the ability of him, her or it to exercise all voting rights attaching to such Peraso Subject Securities;

•	not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, support for the transactions contemplated by the Arrangement Agreement; and

•

irrevocably waive to the fullest extent permitted by Law any and all rights of the Peraso Supporting Shareholders to dissent with respect to the Arrangement, and not exercise any such rights with respect to the Arrangement or the transactions contemplated by the Arrangement Agreement.

The Peraso Voting Agreements between MoSys and the Peraso Supporting Shareholders may be terminated:

•	by written instrument executed by each of the parties;

•	in the event that the Arrangement Agreement is terminated in accordance with its terms;

•	on the Effective Time; or

•	it being determined that the Peraso Shareholder Approval is not required.

MoSys Voting Agreements

On September 14, 2021, the MoSys Supporting Stockholders entered into the MoSys Voting Agreements with Peraso, substantially in the form attached hereto as Annex D, pursuant to which, among other things, and subject to certain terms, conditions and exceptions, the MoSys Supporting Stockholders agreed to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all of the securities legally or beneficially owned by them or over which they exercise control or direction, as applicable (the “MoSys Subject Securities”) in favor of the matters to be voted upon at the Special Meeting, subject to the other terms of the MoSys Voting Agreements.

In addition, MoSys Supporting Stockholders have agreed, among other things and subject to the terms and conditions of the MoSys Voting Agreements, until the earlier of (a) the Effective Time, (b) the termination of the MoSys Voting Agreements or (c) it being determined that the MoSys Stockholder Approval is not required:

•

not, directly or indirectly, option, sell, assign, transfer, pledge, encumber, grant a security interest in or power of attorney over, hypothecate or otherwise convey or dispose of any MoSys Subject Securities, or any right or interest therein (legal or equitable), to any Person or group of Persons acting jointly or in concert or agree to do any of the foregoing, other than: to certain permitted transferees, provided that in such case and for greater certainty, any MoSys Subject Securities acquired as a result thereof shall remain MoSys Subject Securities and shall be subject to the terms and conditions of the MoSys Voting Agreement and, in the case of a corporation, partnership, limited liability company or other entity solely controlled by, the MoSys Supporting Stockholders provided that such entity remains solely controlled by the MoSys Supporting Stockholders until the earlier of (a) the Effective Time and (b) the termination of the MoSys Voting Agreement;

•

not, directly or indirectly, grant or agree to grant any proxy or other right to vote any MoSys Subject Securities except for any proxies granted to vote in favor of the Arrangement, or enter into any voting trust, vote pooling, or other agreement with respect to the right to vote, call meetings of the MoSys stockholders or give consents or approval of any kind as to any MoSys Subject Securities;

•

not vote or cause to be voted any MoSys Subject Securities in favor of, and vote or cause to be voted all MoSys Subject Securities against, any proposed action, transaction or agreement by or involving MoSys or any of its affiliates or the MoSys Supporting Stockholders or any other Person in a manner which could reasonably be expected to prevent, hinder or delay the successful completion of the Arrangement or the transactions contemplated by the Arrangement Agreement;

•

other than set forth in the MoSys Voting Agreements, take all such steps as are necessary or advisable to ensure that at all relevant times his, her or its MoSys Subject Securities will not be subject to any shareholders’ agreements, voting trust, or similar agreements or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting or restricting the ability of him, her or it to exercise all voting rights attaching to such MoSys Subject Securities; and

•	not withdraw, amend, modify or qualify, or publicly propose or state an intention to withdraw, amend, modify or qualify, support for the matters to be voted upon at the Special Meeting.

The MoSys Voting Agreements between Peraso and the MoSys Supporting Stockholders may be terminated:

•	by written instrument executed by each of the parties;

•	in the event that the Arrangement Agreement is terminated in accordance with its terms;

•	on the Effective Time; or

•	it being determined that the MoSys Stockholder Approval is not required.

Expenses of the Arrangement

Except as otherwise provided in the Arrangement Agreement, all costs and expenses of the Parties relating to the Arrangement Agreement and the transactions contemplated thereunder, including legal fees, accounting fees, financial advisory fees, strategic advisory fees, regulatory filing fees, Nasdaq fees, all disbursements of advisers and printing and mailing costs, shall be paid by the Party incurring such expenses.

Court Approval of the Arrangement

An arrangement under the OBCA requires Court approval. Peraso will obtain the Interim Order, which provides for the calling and holding of the Peraso Meeting, the Dissent Rights, and other procedural matters.

Subject to the terms of the Arrangement Agreement and receipt of approval of the Peraso Arrangement Resolution at the Peraso Meeting, Peraso intends to make an application to the Court for the Final Order. The application for the Final Order approving the Arrangement is expected to occur within two (2) Business Days following the date of the MoSys Shareholder Meeting, or as soon thereafter as counsel may be heard as the Court may direct. The Court will consider, among other things, the substantive and procedural fairness of the Arrangement to the parties affected, including Peraso Securityholders or other interested parties. The Court may approve the Arrangement in any manner the Court may direct, subject to compliance with any terms and conditions, if any, as the Court deems fit.

The Court will be advised that the Court’s approval of the Arrangement (including the fairness thereof), if granted, will form a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the issuance and distribution of the Consideration Shares to be issued by MoSys to Peraso shareholders pursuant to the Arrangement and with respect to the issuance and distribution of the MoSys Replacement Options to be issued to pursuant to the Arrangement. Consequently, if the Final Order is granted, the securities issuable by MoSys to Peraso Securityholders including Consideration Shares issuable to Peraso shareholders pursuant to the Arrangement and the MoSys Replacement Options issuable to Peraso optionholders pursuant to the Arrangement will not require registration under the Securities Act.

Assuming the Final Order is granted and the other conditions to closing contained in the Arrangement Agreement are satisfied or waived to the extent legally permissible, then Articles Of Arrangement will be filed to give effect to the Arrangement.

Background of the Arrangement

The terms of the Arrangement Agreement are the result of extensive arm’s-length negotiations between members of the management teams of MoSys and Peraso, along with their respective advisers, and under the direction of each company’s board of directors. MoSys followed a careful process assisted by experienced outside financial and legal advisers to rigorously examine potential transactions and transaction candidates. The following chronology summarizes the key meetings and events that led to MoSys’ signing of the Arrangement Agreement. In this process, MoSys held many conversations, both by telephone and in person, about possible strategic alternatives. The chronology below covers only the key events leading up to the Arrangement Agreement and does not purport to catalogue every communication among representatives of MoSys or between MoSys and other parties.

MoSys is a provider of semiconductor solutions that enable fast, intelligent data access for cloud, networking, security, and communications systems. Over 10 years ago, MoSys shifted its business focus and began deploying its research and development resources towards development of IC products. MoSys has brought multiple IC products to market, but, to date, none of these products have achieved widespread adoption. Since 2018, MoSys’ revenues have been declining annually with a reduction of 59% from 2018 to 2020. To date, MoSys has achieved limited revenues from the sales of its IC products and has been unable to achieve profitability and become cash flow positive. As of June 30, 2021, MoSys had an accumulated deficit of $245 million and has sustained its operations since 2011 through asset sales and multiple offerings of debt and equity securities. To maintain its listing on Nasdaq, MoSys effected reverse stock splits in 2017 and 2019.

As part of MoSys’ strategic planning process, the MoSys Board and members of its management have regularly reviewed and evaluated MoSys’ business and operations, product development roadmap and the competitive position of its products, as well as MoSys’ overall competitive position and strategic plans and alternatives, all with a goal of enhancing stockholder value. MoSys’ business strategy has included efforts to develop new and/or enhance existing products.

As discussed in further detail below, in July 2020, the MoSys Board initiated a formal process and instructed management to identify and evaluate strategic alternatives. Prior to that time, MoSys did not have a formal process in place to identify and evaluate strategic alternatives and had not engaged a financial adviser. However, given MoSys’ financial challenges discussed above, MoSys sought to proactively identify viable strategic alternatives.

On August 1, 2019, MoSys and Party 0’s financial adviser had a telephone call in which the financial adviser introduced Party 0 as a candidate for a reverse merger transaction with MoSys. The parties agreed to continue to discuss such a transaction.

On August 2, 2019, MoSys and Party 0 entered into a confidentiality agreement.

On August 20, 2019, MoSys, Party 0, and Party 0’s financial adviser had an introductory conference call and Party 0 presented its business, which included a holding company with minimal operations and a roll-up strategy to acquire two to three operating companies, which produced printed circuit boards, to achieve scale and synergies.

On August 22, 2019, MoSys, Party 0, and Party 0’s financial adviser had a follow-up conference call to continue the discussion, and MoSys provided an update on its business. MoSys and Party 0 agreed to continue discussions, and that Party 0 would keep MoSys apprised of the status of its proposed acquisitions.

On September 24, 2019, MoSys had a call with Party 0’s financial adviser. The financial adviser provided an update on the financing-related activities it was performing on Party 0’s behalf.

During November 2019, MoSys and Party 0’s financial adviser had multiple discussions regarding the proposed strategic transaction.

On December 1, 2019, MoSys provided Party 0 with an initial diligence request list.

On December 4, 2019, representatives of MoSys’ management visited the facilities of two of the companies that Party 0 intended to acquire and held meetings with Party 0’s management, investors and management of two of the target acquisition companies.

On December 10, 2019, MoSys had an in-person meeting with the chief executive officer and lead investor of Party 0 and discussed the benefits of the proposed combination, the status of one of Party 0’s acquisitions and the benefits of Party 0 having access to the public markets to fund its acquisition strategy.

On December 27, 2019, MoSys and Party 0’s financial adviser had a telephone conference call to discuss the status of Party 0’s financings and acquisitions.

On February 10, 2020, MoSys, a prospective financial adviser, Party 0, and Party 0’s financial adviser had a conference call to discuss Party 0’s progress on its acquisitions and financing. Party 0 responded to questions from MoSys and MoSys’ prospective financial adviser. After that conference call, MoSys and Party 0’s financial adviser had a conference call, and MoSys expressed its concerns given that Party 0 had been unable to obtain financing and had not completed the proposed acquisitions.

On April 14, 2020, Party 0 sent MoSys a non-binding term sheet that included terms for a reverse merger between Party 0 and MoSys. The term sheet provided for a value of MoSys of $6 million with existing MoSys stockholders retaining an 18% ownership interest in the combined company. The term sheet also required MoSys to have the holder of MoSys’ convertible notes and holders of MoSys’ 1.8 million Common Stock warrants to convert these instruments into Common Stock.

On April 22, 2020, the MoSys Board held its regularly scheduled quarterly virtual meeting with representatives of MoSys’ management and representatives from Pillsbury Winthrop Shaw Pittman LLP (“Pillsbury”), MoSys’ counsel at that time. The MoSys Board reviewed with management and Pillsbury the MoSys stockholder rights plan that would be expiring later in 2020. After discussion, the MoSys Board determined to take no action to extend the rights plan and concurred that the plan should expire in accordance with its terms. Management then made a presentation on strategic alternatives, including potential merger candidates and related synergy presentations. Management discussed MoSys’ strategy to grow the business and reviewed MoSys’ financial projections in execution of this strategy. The Board discussed next steps in exploring strategic alternatives and provided guidance to management in its further discussions with potential partners. The MoSys Board discussed other potential strategic partners and a potential process to engage with these other potential parties. The MoSys Board then discussed with management and Pillsbury the non-binding term sheet received from Party O. The parties noted that Party O had not obtained the necessary financing to close on its acquisitions. In addition, the term sheet required that MoSys’ convertible note holder and warrant holders convert all their securities into Common Stock, which would require MoSys to negotiate with all the holders and incur significant cost and dilution. The MoSys Board instructed management to continue the discussions with Party O, pending Party O raising capital. On July 29, 2020, the MoSys Board held its regularly scheduled quarterly virtual meeting with representatives of MoSys’ management and representatives from Pillsbury. The parties discussed the governance and fiduciary considerations and obligations of the MoSys Board as it considered strategic alternatives, including a sale or wind down of MoSys or an assignment for the benefit of creditors. The Pillsbury representatives also reviewed the advantages and disadvantages of each alternative and responded to questions from the directors. The MoSys Board determined that MoSys should commence a process to explore and evaluate strategic alternatives to enhance stockholder value. Potential strategic alternatives that were identified to be evaluated as part of the strategic review process would include an acquisition, merger, reverse merger, other business combination, sales of assets, licensing, or other strategic transaction. The MoSys Board did not set a timetable for completion of the strategic alternative process. The MoSys Board noted that MoSys then had a market capitalization of less than $10 million, approximately $7.5 million of cash and was incurring negative operating cash flows and anticipated challenges meeting the minimum stockholders’ equity required to maintain its listing on Nasdaq. In recent months, MoSys’ management had increased its efforts to identify reverse merger candidates, focusing on the technology and semiconductor space, that could bring additional scale to MoSys and provide more value and opportunity for its stockholders. Management made a presentation on strategic alternatives, including potential merger candidates and related synergy presentations that it had identified by contacting multiple investment bankers, financial and other advisers and other industry executives. The MoSys Board discussed next steps in exploring strategic alternatives and provided guidance to management in its further discussions with potential partners. The MoSys Board discussed other potential strategic partners and a potential process to engage with these other potential parties, including engagement of a financial adviser to assist with valuation. Management then discussed the engagement of the MoSys Financial Adviser to serve as a financial adviser to MoSys to evaluate a potential merger with Party 0. The MoSys Board expressed its support for the engagement of the MoSys Financial Adviser and requested that management review the engagement letter and that the MoSys Board would provide approval, via e-mail, subsequent to the meeting. The subsequent approvals from the members of the MoSys Board were received on July 30, 2021.

On August 4, 2020, MoSys engaged the MoSys Financial Adviser as its financial adviser to assist management in its evaluation of business combination candidates and to render a fairness opinion in the event MoSys entered into a transaction.

On November 10, 2020, the management teams of MoSys and Party 0 had a telephonic meeting and Party 0 provided an update on its business. Following such discussion, on November 19, 2020, MoSys had a telephone meeting with Party 0’s financial adviser and discussed the inability of Party 0 to raise debt financing, which meant that Party 0 would not be able to make its three proposed acquisitions it had expected to provide scale and growth. During such discussion, the parties agreed that the transaction discussions should terminate given the inability of Party 0 to raise capital.

On October 4, 2020, the chief executive officer of Party 1 contacted the chief financial officer of MoSys and requested an introduction to MoSys’ chief executive officer.

On October 7, 2020, the chief executive officers of MoSys and Party 1 had an introductory call, and Party 1 expressed an interest in learning more about MoSys’ business to determine if there was a synergistic fit.

On October 8, 2020, MoSys entered into a confidentiality agreement with Party 1.

On October 14, 2020, MoSys and Party 1 had a virtual meeting and Party 1 expressed interest in a strategic transaction, as Party 1 believed MoSys’ semiconductor business would be synergistic with Party 1’s semiconductor business.

On October 15, 2020, MoSys sent Party 1 certain diligence materials that Party 1 had requested.

On October 16, 2020, MoSys and Party 1 had a virtual meeting that was primarily focused on MoSys’ products, technology, and related roadmaps.

On November 10, 2020, MoSys had a telephone call with the financial adviser to Party 2, and the financial adviser introduced Party 2 as a potential reverse merger candidate for MoSys. The financial adviser to Party 2 was also serving as financial adviser to Party 0. On that date, MoSys and Party 2 entered into a confidentiality agreement.

On November 13, 2020, Elevate Advisers LLC (“Elevate Advisors”) introduced MoSys and Peraso via e-mail and cited Peraso as a potential reverse merger candidate for MoSys.

On November 16, 2020, MoSys and Peraso entered into a confidentiality agreement and management of MoSys and Peraso had an introductory call during which a representative of Peraso made a presentation on its business. Later that day, MoSys had an introductory call with representatives of Party 2.

On November 23, 2020, MoSys and Party 1 had a telephonic meeting to discuss possible terms for an acquisition by Party 1. Party 1 indicated that it was interested in an asset purchase of certain business assets of MoSys. Party 1 wanted to confirm that MoSys was open to such a transaction, and, if MoSys was, it would make a proposal for terms of the asset purchase.

On December 9, 2020, Peraso provided MoSys with access to its data room.

On December 9, 2020, representatives of MoSys’ management and the MoSys Financial Adviser met telephonically with Party 2 to review the business of Party 2.

On December 10, 2020, MoSys received, via e-mail, a term sheet from Party 1 to acquire the semiconductor assets of MoSys. The term sheet provided for a purchase price of $3 million for the assets, subject to performance of due diligence procedures by Party 1, and provided for a 90-day exclusivity period. The term sheet was non-binding, except with regard to exclusivity, access to conduct due diligence and a requirement for MoSys to conduct its business in the ordinary course and notify Party 1 of any conduct outside the ordinary course.

On December 17, 2020, the MoSys Board held a special virtual meeting with management, the MoSys Financial Adviser and MSK to review the term sheet from Party 1. Management and MSK notified the MoSys Board that the sale of significant assets would require stockholder approval, and management did not believe it was likely that stockholders would approve the sale for a price of $3 million. The MoSys Board reviewed the proposal with the MoSys Financial Adviser and MSK, and management provided a plan with supporting rationale to provide a counteroffer to Party 1’s proposal for a higher purchase amount. Following such discussion, the MoSys Board confirmed that management should proceed with the plan to provide a counteroffer to Party 1’s proposal. Management also reviewed the possibility of consummating a reverse merger with Party 2 in conjunction with the asset sale to Party 1.

On December 21, 2020, MoSys and Party 1 had a telephonic meeting to discuss the proposed asset purchase. MoSys noted that the price was below the market capitalization of MoSys and such a sale of material assets would likely require stockholder approval. MoSys provided its counteroffer for a sale price of a minimum of $5 million. Party 1 was not agreeable to the counteroffer. MoSys and Party 1 agreed to maintain contact and revisit the asset sale in the event that MoSys identified a reverse merger transaction that included a contingent value provision for the sale of MoSys’ existing business.

On December 23, 2020, Peraso submitted a letter of intent and corresponding term sheet (collectively, the “LOI”) to MoSys for a reverse merger transaction, which provided for a post-closing allocation percentage of 10.0% for MoSys Stockholders and 90.0% for Peraso securityholders, on a fully-diluted basis, based on MoSys’ then-current market capitalization of $7.5 million. The LOI indicated that the post-transaction board of directors would be reconstituted and comprised of five directors, subject to the Nasdaq Listing Rules and applicable U.S. securities laws. In addition, Peraso advised that it expected to raise a total of $15 million in equity financings in two rounds. The first round would be a private placement of $3 million to $5 million, which would close after the execution of the LOI. The second round would be a private placement or public offering of $10 million to $12 million for MoSys, post-transaction, to be completed at or around the time the transaction was consummated. Only Peraso securityholders would have been diluted by the first offering. The LOI was non-binding, other than with respect to the exclusivity provisions.

On January 7, 2021, MoSys and the MoSys Financial Adviser held a virtual meeting with Party 2 and its financial adviser to review the financial projections of Party 2.

On January 8, 2021, MoSys had a telephonic meeting with an investor of Party 3 in which the investor introduced Party 3 and provided an overview of its business and proposed that MoSys and Party 3 execute a confidentiality agreement and explore a reverse merger transaction.

On January 8, 2021, MoSys held a virtual meeting with MSK to discuss the LOI and review the key terms.

On January 12, 2021, MoSys held a virtual meeting with Peraso management and discussed the LOI. Also, on January 12, 2021, MoSys entered into a confidentiality agreement with Party 3.

On January 14, 2021, Mr. Daniel Lewis, Chief Executive Officer of MoSys, and Mr. Ronald Glibbery, Chief Executive Officer of Peraso, had a telephonic meeting regarding the LOI that was previously delivered to MoSys.

On January 18, 2021, MSK delivered a revised version of the LOI to MoSys, and MoSys and MSK held a virtual meeting to review and discuss.

On January 19, 2021, MoSys and the MoSys Financial Adviser had an introductory virtual meeting with Party 3. Party 3 reviewed its business and financials, including financial projections, and proposed that Party 3 and MoSys explore a reverse merger transaction.

On January 20, 2021, upon instruction from MoSys, MSK provided comments to the LOI, including the modification to the exclusivity provision to ensure it applied to both parties and that it would not exceed 30 days, a reduction in the proposed break-up fee and provided an increase to the post-closing allocation percentage for MoSys Stockholders from 10.0% to 20.0%, on a fully-diluted basis. Later on January 20, 2021, MoSys sent the LOI to Peraso via e-mail.

On January 21, 2021, Peraso sent a revised LOI via e-mail.

On or about January 22, 2021, MoSys and Peraso agreed to terminate discussions based on differences in the proposed post-closing allocation percentage.

On January 24, 2021, Party 3 provided access to its virtual data room to MoSys.

On January 26, 2021, Party 4’s financial adviser contacted MoSys via e-mail and telephone and identified Party 4 as a prospective reverse merger candidate. After discussing Party 4 and its business, MoSys agreed to have an introductory call with Party 4.

On January 28, 2021, MoSys had an introductory telephonic meeting with Party 4 and its financial adviser and Party 4 provided an overview of its business and the benefits of a potential reverse merger transaction.

On January 29, 2021, MoSys entered into a confidentiality agreement with Party 4.

On February 1, 2021, MoSys and Party 1 had a telephonic meeting to discuss the status of Party 1’s prior offer. Based on prior feedback from the MoSys Board, MoSys’ management informed Party 1 that MoSys did not believe that the current offer was in the best interests of MoSys and its stockholders.

On February 2, 2021, Party 2 submitted a term sheet to MoSys for a reverse merger transaction, which assigned a maximum value of $10.5 million for MoSys, $115.0 million for Party 2, and included a $20.0 million financing round, which would result in a post-closing allocation percentage of approximately 9.1% for MoSys Stockholders and 90.9% for Party 2’s securityholders, not on a fully-diluted basis. Party 2’s term sheet indicated that all members of the MoSys Board would resign and be replaced with directors of Party 2 at closing.

On February 3, 2021, the MoSys Board held its regularly scheduled quarterly virtual meeting with representatives of MoSys’ management and the MoSys Financial Adviser. During the meeting, management reviewed the business combination candidates, including Party 2, Party 3, and Party 4. The discussion addressed specifics regarding the candidates’ businesses proposals, including proposed valuations, financing plans, and relative post-closing stock allocation percentages. Following such overview, the MoSys Board discussed each candidate and how best to proceed. The MoSys Board concluded that it was in the best interests of the MoSys stockholders to pursue a business combination that would maximize stockholder value rather than the other strategic alternatives it considered over the past several years, including the sale of its semiconductor assets or continuing to operate MoSys as a standalone, independent business. This decision was based upon, among others, the execution risk of the various alternatives and, also with respect to the sale of its semiconductor assets, the proposed purchase price for such assets.

On February 4, 2021, Party 3 provided a copy of its financial model and debt summary to MoSys.

On February 5, 2021, Party 3 provided, via e-mail, a one-page summary of proposed financial terms for a reverse merger transaction. The summary provided for a post-closing allocation percentage, on a fully-diluted basis, of approximately 10% for MoSys Stockholders, 81% for Party 3’s security holders, which including a 23% earn-out potential, and 9% allocated to purchasers of MoSys’ securities in a private placement to be effected at closing.

On February 5, 2021, Party 4 provided, via e-mail, a spreadsheet with a proposed structure for a reverse merger with MoSys. The summary provided for a post-closing allocation percentage, on a fully-diluted basis, of approximately 9.5% for MoSys Stockholders, 74.5% for Party 4’s security holders, and 16% allocated to purchasers of MoSys’ securities in a private placement to be effected at closing and a portion for Party 4’s financial adviser.

On February 8, 2021, Party 3 submitted an indication of interest to MoSys for a reverse merger transaction, which assigned a value of approximately $14.4 million for MoSys and $130.0 million for Party 3, which included a convertible note financing by Party 3 pre-closing without a specified offering amount, followed by a proposed $100 million financing round post-closing. In addition, Party 3 stockholders would be entitled to up to 10 million additional shares of Common Stock based on earn-out milestones connected to the price of Common Stock following the transaction. Without taking into account any of these financings or the additional earn-out shares, it was anticipated that the post-closing allocation percentage would be approximately 10.0% for MoSys stockholders and 90.0% for Party 3’s securityholders, not on a fully-diluted basis. Party 3 indicated that each stockholder of MoSys at the record date for the merger would receive contingent value rights that would reflect the right to receive their percentage of 90% of the net proceeds from the sale or sales after the closing of the merger of the existing business and assets (tangible and intangible) of MoSys in the event such net proceeds are realized within 18 months following the close of the merger. Party 3’s term sheet indicated that the post-transaction management team would include MoSys’ current Chief Financial Officer and that the post-transaction board would be comprised of two directors from MoSys and five additional members to be agreed upon by MoSys and Party 3.

On February 9, 2021, MoSys had a telephonic meeting with Party 2’s financial adviser and the parties concluded that a transaction was challenging because of the increase in MoSys’ market capitalization, which would increase Party 2’s dilution. As of February 2, 2021, the date Party 2 submitted its term sheet, the closing price of Common Stock was $3.24; however, as of February 9, 2021, the closing stock price of Common Stock was $4.36, which represented an increase of approximately 35%. The parties subsequently decided not to continue discussions for a business combination.

On February 10, 2021, MoSys and the MoSys Financial Adviser had a virtual meeting with Party 3 and its financial adviser. Party 3 provided a business update and the parties had discussions about Party 3’s valuation expectations.

On February 10, 2021, MoSys had a call with the financial adviser of Party 4 to review the draft letter of intent and made inquiries on Party 4’s business funding and financial projections.

On February 25, 2021, MoSys notified Party 4 that MoSys was not interested in pursuing a transaction with Party 4 citing concerns over MoSys’ ability to conduct effective diligence on Party’s 4’s business and prospects, as well as the timing required for Party 4 to complete the required financial statement audits given its foreign operations.

Between January 20, 2021 and March 1, 2021, MoSys and Peraso further negotiated the LOI.

On March 1, 2021, representatives of MoSys’ management, Peraso management, the MoSys Financial Adviser, MSK, and Stikeman Elliot LLP (“Stikeman”), Peraso’s legal counsel, met telephonically to discuss the proposed transaction structure in order to finalize the draft LOI.

On March 2, 2021, the MoSys Board convened a special virtual meeting with management, MSK, and the MoSys Financial Adviser to provide an update on negotiations with Peraso and review then-current terms of the draft LOI. The draft LOI included the following valuation terms: for a post-closing allocation percentage, on a fully-diluted basis, of approximately 30.0% for MoSys Stockholders and 70.0% for Peraso securityholders, on a fully diluted basis, which was based on a valuation of $81.7 million for Peraso and $36.0 million for MoSys. During the meeting, a representative of MSK reviewed with the MoSys Board its fiduciary duties in the context of evaluating potential acquisition transactions under Delaware law and the proposed process if the MoSys Board determined that it was advisable for MoSys to proceed with the transactions proposed by the LOI. The MoSys Board authorized management to continue to work with Peraso to finalize the LOI.

On March 7, 2021, the MoSys Board convened a special virtual meeting with management to discuss then-current terms in the LOI received from Peraso. Management reviewed the key terms of the LOI, including the exclusivity provision that would expire on March 31, 2021, the proposed post-closing allocation percentage of 30.0% for MoSys Stockholders and 70.0% for Peraso stockholders, on a fully-diluted basis, which was based on a valuation of $84 million for Peraso and $36 million for MoSys. Management also presented projections for MoSys and Peraso and for the Combined Company post-transaction. During the meeting, a representative of MSK again reviewed with the MoSys Board its fiduciary duties in the context of evaluating potential acquisition transactions under Delaware law, including the transaction proposed in the LOI. The MoSys Board discussed the LOI. Following this discussion, the MoSys Board approved entering into the LOI with Peraso, consistent with the material terms and conditions of the LOI provided to the MoSys Board during the meeting.

On March 8, 2021, MoSys and Peraso entered into the LOI, which provided for exclusivity through March 31, 2021, and contained the more favorable post-closing allocation percentage of 30% for MoSys stockholders. Each of MoSys and Peraso made subsequently available to representatives of the other party additional information in an online data room containing financial, operating, intellectual property, employment, legal and other information for their respective businesses, and representatives of each party commenced the due diligence process.

On March 15, 2021, MoSys engaged Borden Ladner Gervais LLP (“BLG”) as Canadian counsel for the Arrangement.

From the signing of the LOI to the signing of the Arrangement Agreement, representatives of MoSys and Peraso met on numerous occasions to continue to facilitate the completion of the due diligence process. These meetings included telephonic diligence sessions and discussions with each party’s management, including discussions regarding the sales, marketing, technology, and operations of the parties.

On March 29, 2021, MoSys and Peraso extended the exclusivity period set forth in the LOI to April 30, 2021.

On April 1, 2021, Stikeman delivered an initial draft of the Arrangement Agreement to MoSys, MSK, and BLG for their respective reviews. Each of MSK and BLG proceeded to review the initial draft of the Arrangement Agreement and summarized key issues for MoSys’ management, including with respect to closing conditions, the conditions under which the Arrangement Agreement could be terminated and related termination payments, and other terms addressing the allocation of risk amongst the parties and the certainty of consummating the transactions contemplated by the Arrangement Agreement.

On April 15, 2021, MSK delivered a revised draft of the Arrangement Agreement to Peraso and Stikeman, which reflected the guidance of MoSys on certain material terms, including the requirement that certain Peraso shareholders, directors and senior officers enter into voting agreements in support of the Arrangement, the condition that each party delivers financial statements of a certain age based on the anticipated closing of the Arrangement, the addition of reciprocal pre-closing covenants for Peraso, the addition of a termination payment if either party is unable to obtain stockholder approval for the transaction and other terms addressing certainty of consummating the transactions contemplated by the Arrangement Agreement.

On April 25, 2021, Stikeman delivered a revised draft of the Arrangement Agreement to MoSys, MSK, and BLG for their respective reviews, which included a draft of the Special Voting Rights Certificate of Designation and reflected the acceptance of MoSys revisions previously circulated. The revised draft also included an additional covenant requiring MoSys to submit a reverse stock split proposal to its stockholders to allow it to effect a reverse stock split prior to the effective time of the Arrangement in order to ensure compliance with the Nasdaq listing requirements, if necessary. In addition, the revised draft reflected a proposed termination payment of $1 million by a party if such party terminates the Arrangement Agreement because it is unable to obtain stockholder approval.

On April 27, 2021, Stikeman provided a supplemental diligence request list to MoSys.

On April 28, 2021, the MoSys Board held its regularly scheduled quarterly meeting with management and MSK. Management provided an update on the progress with Peraso and provided an update on diligence procedures, key terms of the Arrangement Agreement, the timeline, and the next steps.

On April 29, 2021, MoSys and Peraso extended exclusivity to May 31, 2021.

On May 7, 2021, MSK delivered an updated draft of the Arrangement Agreement to Peraso and Stikeman, which included, among other things, revisions to decrease the termination payment if a party is unable to obtain stockholder approval from $1.0 million to $750,000.

On May 17, 2021, Stikeman delivered an updated draft of the Arrangement Agreement and a draft of the Peraso Voting Agreement to MoSys, MSK, and BLG, which voting agreement would also serve as the form for the MoSys Voting Agreement.

Between May 18, 2021 and June 3, 2021, MoSys’ closing stock price increased from $3.79 to $7.59, which represented an increase of approximately 100%.

On May 31, 2021, the exclusivity period under the LOI expired at 5:00 p.m., Eastern Time, and the LOI terminated in accordance with its terms.

On June 3, 2021, Mr. Lewis and Mr. Glibbery met telephonically regarding, among other things, the expiration of the LOI, the recent increase in MoSys’ stock price and the impact on the transaction valuation. Specifically, the parties discussed, that the increase in MoSys’ stock price and the corresponding increase in its market capitalization would no longer support the post-closing allocation percentage of 30% for MoSys stockholders and 70% for Peraso stockholders. Such determination was made based on feedback from the MoSys Financial Adviser regarding its ability to issue a fairness opinion to MoSys.

On June 4, 2021, the MoSys Board held a virtual meeting with management, MSK and the MoSys Financial Adviser to discuss the proposed terms of the arrangement. The MoSys Board determined that the proposed terms of the Arrangement were not in the best interests of MoSys and its stockholders. The Board instructed management to negotiate a higher percentage of ownership for MoSys in the proposed arrangement.

On June 4, 2021 and June 5, 2021, Mr. Lewis and Mr. Glibbery communicated via e-mail regarding the proposed ownership percentages of each of MoSys and Peraso. The parties were unable to agree to a change in the ownership percentage. As a result, MoSys and Peraso terminated discussions.

On June 9, 2021, MoSys completed a registered direct offering of 1,818,181 shares of its common stock at a per share price of $7.15 for gross proceeds of approximately $13.0 million.

On June 23, 2021, representatives of MoSys’ management held a virtual meeting with representatives of Peraso’s management to discuss an alternative arrangement structure that would increase the post-closing allocation percentage of MoSys stockholders to 35%, on a fully-diluted basis, would provide for Peraso stockholders to receive an ownership percentage of up to 65%, which would include the issuance of earn-out shares based on the post-Arrangement trading price over three years from closing and would require all officers, directors significant stockholders post-closing to enter into lock-up agreements with MoSys.

Between June 23, 2021 and June 29, 2021, MoSys and Peraso continued to discuss the allocation of ownership, the structure of the earn-out as well as the inclusion of the requirement that officers, directors, and certain stockholders enter into the Lock-Up Agreements at the Effective Time.

On June 29, 2021, MoSys sent Peraso a spreadsheet summarizing new proposed arrangement terms. Specifically, the spreadsheet provided for a post-closing allocation percentage, on a fully-diluted basis, of approximately 39% for MoSys Stockholders and 61% for Peraso securityholders, including an earn-out of approximately 1.8 million shares of Common Stock. The earn-out would be based on the performance of the Common Stock, specifically that the price of the Common Stock achieves $8.57 per share post-closing.

On June 30, 2021, Peraso responded via e-mail with questions on the spreadsheet and a potential reduction in the number of shares of Common Stock subject to the earn-out.

Between June 30, 2021 and July 8, 2021, MoSys and Peraso negotiated the terms of the Arrangement, including the specifics of the earn-out and the terms of the Lock-Up Agreements.

On July 8, 2021, MoSys and Peraso orally agreed to the revised terms of the Arrangement and the chief executive officers of both companies exchanged e-mails to confirm the terms. The new agreed-upon terms provided for a post-closing allocation percentage, on a fully-diluted basis, of approximately 39% for MoSys Stockholders and 61% for Peraso securityholders, including an earn-out of approximately 1.8 million shares of Common Stock. The earn-out would be based on the volume weighted average price of the Common Stock for any 20 trading days within a period of 30 consecutive trading days being at least $8.57 per share. In addition, MoSys and Peraso agreed that directors, officers and significant stockholders would execute the Lock-Up Agreements, which would include leak-out provisions to be effective upon expiration of the lock-up, and that the Arrangement Agreement would provide that the business combination be completed by November 30, 2021. MoSys and Peraso also agreed that MoSys would have its stockholders approve an increase to the MoSys 2019 Stock Incentive Plan to provide for a new equity award pool of approximately 15% of the outstanding shares of Common Stock of the Combined Company, or approximately 3.2 million shares.

On July 9, 2021, MoSys re-commenced its diligence procedures on Peraso, which would continue until the execution of the Arrangement Agreement.

On July 11, 2021, Peraso counsel delivered an updated draft of the Arrangement Agreement that reflected the terms that were agreed upon on July 8, 2021.

On July 23, 2021, MSK delivered an updated draft of the Arrangement Agreement and a form of the Lock-Up Agreements. Later on July 23, 2021, MSK delivered an updated draft of the Peraso Voting Agreement and an initial draft of the MoSys Voting Agreement, which was substantially similar to the Peraso Voting Agreement.

On July 28, 2021, the MoSys Board held its regularly scheduled quarterly virtual meeting. Management provided an update on the status of the Arrangement Agreement with Peraso and activities related to the proposed business combination. The Board instructed management to continue working to complete diligence and reach a definitive agreement with Peraso.

On July 28, 2021, Stikeman delivered an updated draft of the Arrangement Agreement along with a draft of Peraso’s disclosure schedules to MSK and BLG. Later on July 28, 2021, BLG provided comments to Peraso’s disclosure schedules to Stikeman.

On August 4, 2021, a virtual meeting was held between MoSys’ management and its consultant, Elevate Advisers and Peraso management. During the meeting, MoSys made financial and customer diligence inquiries and the parties discussed Peraso’s financial statements, financial projections, and backlog.

On August 5, 2021, MoSys’ management and Elevate Advisers met to review and summarize the results of the diligence meeting held the previous day and identified additional requests for Peraso.

Also on August 5, 2021, BLG delivered an updated draft of the Arrangement Agreement to Peraso and Stikeman.

On August 10, 2021, MSK provided comments to Peraso’s disclosure schedules to Stikeman.

From August 11, 2021 to August 14, 2021, MoSys’ management, with the assistance of Elevate Advisers, conducted diligence calls with certain customers and prospective partners of Peraso.

On August 23, 2021, Stikeman delivered an updated draft of Peraso’s disclosure schedules to MSK and BLG.

On August 25, 2021, Stikeman delivered an updated draft of the Arrangement Agreement to MSK and BLG, which reflected changes to the Peraso Warrants that would permit such securities to remain outstanding after the Effective Time.

On August 27, 2021, MSK delivered a draft of MoSys’ disclosure schedules to Stikeman and received comments from Stikeman regarding such schedules on August 30, 2021.

Between August 25, 2021 and September 2, 2021, representatives of MoSys’ management and representatives of Peraso’s management, discussed Peraso’s proposed modification to the treatment of the Peraso Warrants.

On September 2, 2021, Stikeman delivered an updated draft of the Arrangement Agreement to MSK and BLG, which reverted to the prior treatment of the Peraso Warrants that provide for the exercise of such securities into Peraso Shares at or prior to the Effective Time. Later on September 2, 2021, BLG delivered an updated draft of the Arrangement Agreement to Stikeman and Stikeman delivered a revised draft of Peraso’s disclosure schedules.

On September 3, 2021, MoSys Board convened a special virtual meeting attended by representatives of MoSys’ management and legal and financial advisers. At the meeting, MoSys management presented updated proforma financial projections for each of MoSys and Peraso, as well as for the Combined Company. Management also provided an overview of diligence procedures performed on Peraso and its business, with a focus on its customers and revenue projections. At the meeting, a representative of BLG provided a detailed review of the terms of the revised draft Arrangement Agreement. A representative of BLG then provided a summary of the transactions, the timetable, the Arrangement Agreement and the MoSys Voting Agreements. A representative of MSK then reviewed the fiduciary duties of the MoSys Board with respect to the evaluation of the proposed transactions and the terms of the Arrangement Agreement summarized for the MoSys Board. The MoSys Board provided guidance to BLG and MSK with respect to the material open points and instructed them to negotiate the resolution of such points with Peraso following the MoSys Board meeting. The MoSys Financial Adviser then reviewed with the MoSys Board its financial analysis in connection with the Exchange Ratio. The MoSys Financial Adviser informed the MoSys Board that, following the resolution of the open points, it would be prepared to provide its formal financial analysis. The meeting was adjourned and scheduled to reconvene the following day to discuss additional legal matters.

On September 4, 2021, the MoSys Board reconvened its virtual meeting. A representative of MSK then reviewed the fiduciary duties of the MoSys Board with respect to the evaluation of the proposed transactions pursuant to the Arrangement Agreement.

On September 7, 2021, at the request of the MoSys Board, Mr. Glibbery made a virtual presentation to the MoSys Board on Peraso’s business and reviewed his plans for the business and organization of the Combined Company post-closing.

On September 13, 2021, representatives of MoSys’ management held a diligence update call with representatives of Peraso’s management and made inquiries and reviewed Peraso shipments, backlog, and other financial metrics.

On September 13, 2021, the MoSys Board convened a special virtual meeting attended by representatives of MoSys’ management and legal and financial advisers. Representatives of BLG reported to the MoSys Board that all open points had been resolved in accordance with its instructions. Representatives of the MoSys Financial Adviser then reviewed and discussed with the MoSys Board their financial analyses with respect to MoSys, Peraso and the proposed Arrangement. After their presentation, representatives from the MoSys Financial Adviser rendered their oral opinion, which was subsequently confirmed by delivery of a written opinion later that day, that, subject to the assumptions, qualifications, limitations and other matters set forth therein, the Exchange Ratio was fair, from a financial point of view, to MoSys.

Following discussion, and taking into consideration the factors described below under “The Arrangement— Reasons for the Arrangement,” the MoSys Board unanimously: (i) determined that the Arrangement is fair to, advisable, and in the best interests of MoSys and its stockholders, (ii) approved and declared advisable the Arrangement Agreement, including the authorization and issuance of shares of Common Stock to the stockholders of Peraso pursuant to the terms of the Arrangement Agreement, along with the other related agreements, the change of control of MoSys, and other actions contemplated by the Arrangement Agreement, and (iii) determined to recommend, upon the terms and subject to the conditions set forth in the Arrangement Agreement, that the stockholders of MoSys vote to approve the Arrangement.

On September 13, 2021, MSK delivered an updated draft of MoSys’ disclosure schedules to Stikeman.

On September 14, 2021, following the finalization of the Arrangement Agreement and related disclosure schedules, MoSys and Peraso executed the definitive Arrangement Agreement and all of MoSys’ directors and executive officers entered into the MoSys Voting Agreements.

On the morning of September 15, 2021, before the opening of trading on Nasdaq, MoSys and Peraso issued a joint press release announcing the execution of the Arrangement Agreement and the Arrangement contemplated by the Arrangement Agreement.

Reasons for the Arrangement

In considering its decision to approve the Arrangement Agreement and to authorize and approve the Arrangement and, subject to the terms and conditions of the Arrangement Agreement, to recommend the approval of the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal by MoSys’ stockholders, the MoSys Board consulted with MoSys’ management, as well as MoSys’ legal and financial advisers, and considered the terms of the proposed Arrangement Agreement, the

Arrangement and the other transactions set forth in the Arrangement Agreement, as well as other alternative transactions. The MoSys Board considered a number of factors in its deliberations, including the following (which factors are not necessarily presented in order of relative importance):

•	The Exchange Ratio represented an attractive valuation for MoSys.

•

financial analyses reviewed by the MoSys Financial Adviser with the MoSys Board as well as the oral opinion of the MoSys Financial Adviser rendered to the MoSys Board on September 13, 2021 (which was subsequently confirmed in writing by delivery of the MoSys Financial Adviser’s written opinion addressed to the MoSys Board dated September 13, 2021), as to the fairness, from a financial point of view, to MoSys of the Exchange Ratio in the Arrangement pursuant to the Arrangement Agreement and the Plan of Arrangement.

•	Information concerning the business, assets, liabilities, financial performance and results of operations, and condition and prospects, of MoSys’ business and Peraso’s business.

•

The MoSys Board considered alternatives, financing options and strategies available to MoSys if it did not enter into the Arrangement Agreement and continued with a stand-alone plan, the financial condition of MoSys, and determined that entering into the Arrangement Agreement was the best alternative for MoSys stockholders and in the best interest of MoSys.

•	The MoSys Board’s view that the Arrangement Agreement was the product of arm’s-length negotiations.

•	The Arrangement would be subject to the approval of the stockholders of MoSys, and the MoSys stockholders would be free to reject the Arrangement.

The MoSys Board also considered potential drawbacks and risks relating to the Arrangement, including the following (which drawbacks and risks are not necessarily presented in order of relative importance):

•

The possibility that the Arrangement may not close on the anticipated timeline, or at all, and that MoSys continues to incur substantial expenses in connection with the Arrangement that must be paid regardless of whether the Arrangement closes.

•	The possibility that the Arrangement Agreement may be terminated under certain circumstances, and that a termination fee of up to $3,500,000 may be payable by MoSys.

•	MoSys stockholders will own approximately 39% of outstanding Combined Company Shares, with Peraso’s shareholders owning the remaining approximately 61% of such Combined Company Shares.

•

The Combined Company’s board of directors will be comprised of five members such that one (1) of the initial post-Closing directors will be the Combined Company’s Chief Executive Officer, and two (2) initial post-Closing directors who are independent in accordance with Nasdaq requirements, will be selected by Peraso.

•	The fact that MoSys management and members of the MoSys Board may have interests in the Arrangement that are different than those of the MoSys stockholders generally.

Recommendation of the MoSys Board

After taking into account all of the factors set forth above, as well as others, the MoSys Board unanimously agreed that the benefits of the Arrangement outweighed the drawbacks and risks and determined that the Arrangement Agreement and the transactions contemplated thereby, including the Arrangement, are fair to, and in the best interests of, MoSys and its stockholders, approved the Arrangement Agreement, authorized and approved the Arrangement upon the terms and conditions set forth in the Arrangement Agreement, and unanimously recommended that MoSys stockholders vote to approve the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal at the Special Meeting.

Opinion of the MoSys Financial Adviser

On September 13, 2021, Cassel Salpeter & Co LLC (“Cassel Salpeter” or “MoSys Financial Adviser”) rendered its oral opinion to the MoSys Board (which was confirmed in writing by delivery of Cassel Salpeter’s written opinion dated the same date), as to, as of September 13, 2021, the fairness, from a financial point of view, to MoSys of the Exchange Ratio in the Arrangement pursuant to the Arrangement Agreement.

The summary of Cassel Salpeter’s opinion in this proxy statement is qualified in its entirety by reference to the full text of the written opinion, which is included as Annex J to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Cassel Salpeter in preparing its opinion. However, neither Cassel Salpeter’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement is intended to be or constitutes advice or a recommendation to any security holder as to how such security holder should act or vote with respect to any matter relating to the proposed Arrangement or otherwise.

The opinion was addressed to the MoSys Board for the use and benefit of the members of the MoSys Board (in their capacities as such) in connection with the MoSys Board’s evaluation of the Arrangement. Cassel Salpeter’s opinion was just one of the several factors the MoSys Board took into account in making its determinations with respect to the Arrangement, including those described elsewhere in this proxy statement.

Cassel Salpeter’s opinion only addressed whether, as of the date of the opinion, the Exchange Ratio in the Arrangement pursuant to the Arrangement Agreement was fair, from a financial point of view, to MoSys. It did not address any other terms, aspects, or implications of the Arrangement, the Arrangement Agreement, or any other Arrangement or agreement, including, without limitation, (i) the Lock-Up Agreements, Voting and Exchange Agreement, Escrow Agreement to be entered into by MoSys and the other parties thereto, or the Support Agreement to be entered into among MoSys, Canco and Callco, (ii) any term or aspect of the Arrangement that is not susceptible to financial analysis, (iii) the fairness of the Arrangement, or all or any portion of the Exchange Ratio, to any security holders of MoSys, Peraso or any other person or any creditors or other constituencies of MoSys, Peraso or any other person, (iv) the appropriate capital structure of MoSys or whether MoSys should be issuing debt or equity securities or a combination of both in connection with the Arrangement, (v) any capital raising or financing transaction contemplated by MoSys or Peraso, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Arrangement, or any class of such persons, relative to the Exchange Ratio or otherwise. Cassel Salpeter did not express any view or opinion as to what the value of the MoSys Shares, Exchangeable Shares, or any other security of MoSys or Canco actually would be when issued in connection with the Arrangement or the prices at which MoSys Shares, Exchangeable Shares, Peraso Shares, or any other security of MoSys, Canco, or Peraso may trade, be purchased or sold at any time.

Cassel Salpeter’s opinion did not address the relative merits of the Arrangement as compared to any alternative transaction or business strategy that might have existed for MoSys, or the merits of the underlying decision by the MoSys Board or MoSys to engage in or consummate the Arrangement. The financial and other terms of the Arrangement were determined pursuant to negotiations between the parties to the Arrangement Agreement and were not determined by or pursuant to any recommendation from Cassel Salpeter. In addition, Cassel Salpeter was not authorized to, and did not, solicit indications of interest from third parties regarding a potential transaction involving MoSys.

In arriving at its opinion, Cassel Salpeter made such reviews, analyses, and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Cassel Salpeter:

•	Reviewed a draft of the Arrangement Agreement dated September 13, 2021.

•	Reviewed certain publicly available financial information and other data with respect to MoSys and Peraso that Cassel Salpeter deemed relevant.

•

Reviewed certain other information and data with respect to MoSys and Peraso made available to Cassel Salpeter by MoSys and Peraso, including financial projections with respect to the future financial performance of Peraso prepared by management of Peraso (the “Peraso Projections”), financial projections with respect to the future financial performance of MoSys prepared by management of MoSys (the “MoSys Projections”) and other internal financial information furnished to Cassel Salpeter by or on behalf of MoSys and Peraso.

•	Considered and compared the financial and operating performance of Peraso and MoSys with that of companies with publicly traded equity securities that Cassel Salpeter deemed relevant.

•	Considered the publicly available financial terms of certain transactions that Cassel Salpeter deemed relevant.

•	Discussed the business, operations, and prospects of Peraso, MoSys and the proposed Arrangement with MoSys’ and Peraso’s management and certain of MoSys’ and Peraso’s representatives.

•	Conducted such other analyses and inquiries, and considered such other information and factors, as Cassel Salpeter deemed appropriate.

For purposes of its analyses and opinion, Cassel Salpeter, at MoSys’ direction, (i) assumed that an Exchangeable Share was equivalent to a MoSys Share (notwithstanding the redemption and other differing rights, preferences and privileges of the Exchangeable Shares), (ii) evaluated the Arrangement as though the Consideration Shares would consist entirely of MoSys Shares, and (iii) assumed that the MoSys Shares to be issued as Consideration Shares would constitute 61% of the outstanding shares of MoSys after giving effect to the Arrangement (assuming the Consideration Shares would consist entirely of MoSys Shares).

In arriving at its opinion, Cassel Salpeter, with MoSys’ consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to Cassel Salpeter or available from public sources, and Cassel Salpeter further relied upon the assurances of MoSys’ and Peraso’s management that they were not aware of any facts or circumstances that would have made any such information inaccurate or misleading. Cassel Salpeter also relied upon, without independent verification, the assessments of the managements of MoSys and Peraso as to Peraso’s existing and future technology, products and services and the validity and marketability of, and risks associated with, such technology, products and services (including, without limitation, the development and marketing of such technology, products and services; and the life of all relevant patents and other intellectual and other property rights associated with such technology, products and services), and Cassel Salpeter assumed, at MoSys’ direction, that there would be no developments with respect to any such matters that would adversely affect its analyses or opinion. Cassel Salpeter is not a legal, tax, accounting, environmental, regulatory, technology, or science advisor, and Cassel Salpeter did not express any views or opinions as to any legal, tax, accounting, environmental, regulatory, technology, or science matters relating to MoSys, Peraso, the Arrangement, or otherwise. Cassel Salpeter understood and assumed that MoSys had obtained or would obtain such advice as it deemed necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, technology, science and other professionals, that such advice was sound and reasonable and that MoSys had acted or would act in accordance with such advice.

Management of Peraso advised Cassel Salpeter, and Cassel Salpeter at MoSys’ direction assumed, that the Peraso Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Peraso with respect to the future financial performance of Peraso. Management of MoSys advised Cassel Salpeter, and Cassel Salpeter at MoSys’ direction assumed, that the MoSys Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of MoSys with respect to the future financial performance of MoSys. At MoSys’ direction, Cassel Salpeter assumed that the Peraso Projections and the MoSys Projections provided a reasonable basis upon which to analyze and evaluate Peraso, MoSys and the Arrangement and form an opinion. At MoSys’ direction, Cassel Salpeter used and relied upon the Peraso Projections and the MoSys Projections for purposes of its analyses and opinion. Cassel Salpeter expressed no view or opinion with respect to the Peraso Projections, the MoSys Projections or the respective assumptions on which they were based. Cassel Salpeter did not evaluate the solvency or creditworthiness of MoSys, Peraso or any other party to the Arrangement, the fair value of MoSys, Peraso or any of their respective assets or liabilities, or whether MoSys, Peraso or any other party to the Arrangement was paying or receiving reasonably equivalent value in the Arrangement under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor did

Cassel Salpeter evaluate, in any way, the ability of MoSys, Peraso or any other party to the Arrangement to pay its obligations when they come due. Cassel Salpeter did not physically inspect MoSys’ or Peraso’s properties or facilities and did not make or obtain any evaluations or appraisals of MoSys’ or Peraso’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). Cassel Salpeter did not attempt to confirm whether MoSys and Peraso had good title to their respective assets. Cassel Salpeter’s role in reviewing any information was limited solely to performing such reviews as it deemed necessary to support its own advice and analysis and was not on behalf of the MoSys Board, MoSys, or any other party.

Cassel Salpeter assumed, with MoSys’ consent, that the Arrangement would be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Arrangement, no delay, limitation, restriction, or condition would be imposed that would have an adverse effect on MoSys, Peraso or the Arrangement. Cassel Salpeter also assumed, with MoSys’ consent, that the final executed form of the Arrangement Agreement would not differ in any material respect from the draft Cassel Salpeter reviewed and that the Arrangement would be consummated on the terms set forth in the Arrangement Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that would be material to its analyses or opinion. Cassel Salpeter also assumed that the representations and warranties of the parties to the Arrangement Agreement contained therein were true and correct and that each such party would perform all of the covenants and agreements to be performed by it under the Arrangement Agreement. Cassel Salpeter offered no opinion as to the contractual terms of the Arrangement Agreement or the likelihood that the conditions to the consummation of the Arrangement or the release of the applicable MoSys Shares or the Exchangeable Shares from escrow set forth in the Arrangement Agreement would be satisfied.

Cassel Salpeter’s analyses and opinion were necessarily based upon market, economic, and other conditions as they existed on, and could be evaluated as of, the date of its opinion. Furthermore, as MoSys was aware, the credit, financial and stock markets had experienced significant volatility, due to, among other things, the COVID-19 pandemic and related illnesses and the direct and indirect business, financial, economic and market implications thereof, and Cassel Salpeter expressed no opinion or view as to any potential effects of such matters on MoSys, Peraso or the Arrangement. Accordingly, although subsequent developments could arise that would otherwise affect Cassel Salpeter’s opinion, Cassel Salpeter did not assume any obligation to update, review, or reaffirm its opinion to MoSys or any other person or otherwise to comment on or consider events occurring or coming to Cassel Salpeter’s attention after the date of its opinion.

In connection with preparing its opinion, Cassel Salpeter performed a variety of financial analyses. The following is a summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion. It is not a complete description of all analyses underlying such opinion. The preparation of an opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. As a consequence, neither Cassel Salpeter’s opinion nor the respective analyses underlying its opinion is readily susceptible to partial analysis or summary description. In arriving at its opinion, Cassel Salpeter assessed as a whole the results of all analyses undertaken by it with respect to the opinion. While it took into account the results of each analysis in reaching its overall conclusions, Cassel Salpeter did not make separate or quantifiable judgments regarding individual analyses and did not draw, in isolation, conclusions from or with regard to any individual analysis or factor. Therefore, Cassel Salpeter believes that the analyses underlying the opinion must be considered as a whole and that selecting portions of its analyses or the factors it considered, without considering all analyses and factors underlying the opinion collectively, could create a misleading or incomplete view of the analyses performed by Cassel Salpeter in preparing the opinion.

The multiple ranges and implied value reference ranges indicated by Cassel Salpeter’s analyses are not necessarily indicative of actual values nor predictive of future results, which may be significantly more or less favorable than those suggested by such analyses. Much of the information used in, and accordingly the results of, Cassel Salpeter’s analyses are inherently subject to substantial uncertainty.

Summary of Material Financial Analyses

The following summary of the material financial analyses performed by Cassel Salpeter in connection with the preparation of its opinion includes information presented in tabular format. The tables alone do not constitute a complete description of these analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses Cassel Salpeter performed.

For purposes of its analyses, Cassel Salpeter reviewed a number of financial metrics, including “enterprise value,” which generally refers to the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, capitalized finance obligations, preferred stock and minority interests less the amount of cash on its balance sheet).

Unless the context indicates otherwise, share prices for the selected companies used in the selected companies analysis described below were as of September 10, 2021, the relevant values for the selected transactions analysis described below were calculated on an enterprise value basis based on the consideration proposed to be paid in the selected transactions, the estimates of future financial performance of Peraso relied upon for the financial analyses described below were based on the Peraso Projections and the estimates of the future financial performance of the selected companies listed below were based on publicly available research analyst estimates for those companies.

Assumed Pro Forma Ownership Percentage

For purposes of its analyses and opinion, Cassel Salpeter, at MoSys’ direction, assumed that the Exchange Ratio would result in the MoSys Shares to be issued as Consideration in the Arrangement constituting 61% of the outstanding shares of MoSys after giving effect to the Arrangement (assuming the Consideration would consist entirely of MoSys Shares).

Review of Recent Trading Prices of MoSys Shares

For purposes of its analyses, Cassel Salpeter evaluated MoSys based on recent trading and offering prices of the MoSys Shares as of September 10, 2021. The recent trading and offering prices reviewed included the following:

	1 Week	3 Months	6 Months	1 Year
High	$5.97	$7.22	$9.11	$9.11
Mean	$5.78	$5.66	$5.01	$3.76
Median	$5.78	$5.68	$4.73	$3.79
Low	$5.56	$4.38	$2.89	$1.40

•	February 2021 - Registered Direct Offering, approximately 1,488,000 shares at $5.00 per share.

•	June 2021- Registered Direct Offering, approximately 1,818,000 shares at $7.15 per share.

Taking into account its review of recent trading and offering prices of MoSys, Cassel Salpeter selected a value reference range of $3.76 to $7.15 per MoSys Share, resulting in an implied aggregate equity vale reference range for MoSys of approximately $33,300,000 to $63,900,000.

Discounted Cash Flow Analysis

Cassel Salpeter performed a discounted cash flow analysis of Peraso based on the Peraso Projections. In performing this analysis, Cassel Salpeter applied discount rates ranging from 25.0% to 30.0% and a terminal

H-Model assuming 25.00% initial cash flow growth declining over a five-year straight-line period to perpetual growth rates ranging from 2.5% to 3.5%. The discounted cash flow analysis indicated an implied aggregate equity value reference range for Peraso of approximately $52,000,000 to $76,500,000 and, taking into account the implied aggregate equity value reference range for MoSys, an implied percentage ownership reference range for the Peraso equity holders in the pro forma combined company of 44.9% to 69.7%, as compared to the assumed percentage ownership for the Peraso equity holders in the pro forma combined company of 61% in the Arrangement pursuant to the Arrangement Agreement.

Selected Companies Analysis

Cassel Salpeter considered certain financial data for Peraso and selected companies with publicly traded equity securities Cassel Salpeter deemed relevant. The financial data reviewed included:

•	Enterprise value as a multiple of estimated revenue for the year ending December 31, 2022, or “2022E Revenue”; and

•	Enterprise value as a multiple of estimated revenue for the year ending December 31, 2023, or “2023E Revenue.”

The selected companies with publicly traded equity securities and resulting high, mean, median and low financial data were:

Large/Diversified, Semiconductor/Wireless

•	QUALCOMM Incorporated

•	Skyworks Solutions, Inc.

•	Qorvo, Inc.

•	Nordic Semiconductor ASA

Early Stage, High Growth

•	Akoustis Technologies, Inc.

•	Transphorm, Inc.

•	Sequans Communications S.A.

•	QuickLogic Corporation

Small, Low Growth

•	DSP Group, Inc.

•	GSI Technology, Inc.

•	Everspin Technologies, Inc.

•	Wireless Telecom Group, Inc.

Enterprise Value / Revenue
	2022E	2023E
High	12.00x	6.77x
Mean	4.84x	3.89x
Median	4.10x	3.87x
Low	0.94x	1.56x

Taking into account the results of the selected companies analysis, Cassel Salpeter applied multiple ranges of 2.00x to 3.00x to Peraso’s 2022E Revenue and 1.25x to 1.75x to Peraso’s 2023E Revenue. The selected companies analysis indicated an aggregate equity value reference range for Peraso of $52,400,000 to $82,500,000 and, taking into account the implied aggregate equity value reference range for MoSys, an implied percentage ownership reference range for the Peraso equity holders in the pro forma combined company of 45.1% to 71.2%, as compared to the assumed percentage ownership for the Peraso equity holders in the pro forma combined company of 61% in the Arrangement pursuant to the Arrangement Agreement.

None of the selected companies have characteristics identical to Peraso. An analysis of selected publicly traded companies is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of the companies reviewed.

Selected Transactions Analysis

Cassel Salpeter considered certain financial data for Peraso and the financial terms of the following business transactions Cassel Salpeter deemed relevant. The financial data reviewed included enterprise value as a multiple of revenue for the trailing twelve months, or “TTM Revenue.”

The selected transactions and resulting high, mean, median and low financial data were:

Target	Acquiror

Inphi Corporation	Marvell Technology, Inc.

Maxim Integrated Products, Inc.	Analog Devices, Inc.

Adesto Technologies Corporation	Dialog Semiconductor Plc

Aquantia Corp.	Marvell Technology, Inc.

Telular Corporation/Forza Silicon Corporation	AMETEK, Inc.

Microsemi Corporation	Microchip Technology Incorporated

Cavium, Inc.	Marvell Technology, Inc.

Exar Corporation	MaxLinear, Inc.

GigPeak, Inc.	Integrated Device Technology, Inc. (nka:Renesas Electronics America Inc.)

Applied Micro Circuits Corporation	MACOM Technology Solutions Holdings, Inc.

Pericom Semiconductor Corp.	Diodes Incorporated

Ikanos Communications, Inc.	Qualcomm Atheros, Inc.

TTM Revenue
High	15.50x
Mean	5.27x
Median	4.10x
Low	1.12x

Taking into account the results of the selected transactions analysis, Cassel Salpeter applied multiples of 3.00x to 4.00x to Peraso’s 2022E Revenue and discounted the resulting implied future aggregate equity value reference range to present value using a discount rate of 26.50%. The selected transactions analysis indicated an implied aggregate equity value reference range for Peraso of $62,000,000 to $81,200,000 and, taking into account the implied aggregate equity value reference range for MoSys, an implied percentage ownership reference range for the Peraso equity holders in the pro forma combined company of 49.2% to 70.9%, as compared to the assumed percentage ownership for the Peraso equity holders in the pro forma combined company of 61% in the Arrangement pursuant to the Arrangement Agreement.

None of the target companies or transactions in the selected transactions have characteristics identical to Peraso or the proposed Arrangement. Accordingly, an analysis of selected business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies in the selected transactions and other factors that could affect the respective acquisition values of the transactions reviewed.

Other Matters Relating to Cassel Salpeter’s Opinion

As part of its investment banking business, Cassel Salpeter regularly is engaged in the evaluation of businesses and their securities in connection with mergers, acquisitions, corporate restructurings, private placements and other purposes. Cassel Salpeter is a recognized investment banking firm that has substantial experience in providing financial advice in connection with mergers, acquisitions, sales of companies, businesses and other assets and other transactions. Cassel Salpeter became entitled to aggregate fees of $200,000 for its services as financial advisor and for rendering its opinion, no portion of which is contingent upon the completion of the Arrangement. In addition, MoSys agreed to reimburse Cassel Salpeter for certain expenses and to indemnify Cassel Salpeter and its related parties for certain liabilities that may arise out of Cassel Salpeter’s engagement or the rendering of its opinion. In accordance with Cassel Salpeter’s policies and procedures, a fairness committee of Cassel Salpeter was not required to, and did not, approve the issuance of its opinion.

Anticipated Accounting Treatment of the Arrangement

The Arrangement is expected to be accounted for as a reverse acquisition in accordance with GAAP. Peraso will be deemed to be the accounting acquirer for financial reporting purposes. This determination is supported based on the expectations that, immediately following the Arrangement: (i) Peraso stockholders will own a substantial majority of the voting rights of the Combined Company; (ii) Peraso will designate a majority (three of five) of the initial members of the board of directors of the Combined Company; and (iii) Peraso’s senior management will hold the majority of the executive officer positions of the Combined Company.

Regulatory Approvals

In addition to approval by both the MoSys stockholders and the Peraso Shareholders, the consummation of the Arrangement is contingent on (a) court approval under the OBCA and a declaration following a court hearing that the Arrangement is fair to Peraso securityholders; and (b) approval from Nasdaq for the listing of the Combined Company Shares.

Federal Securities Law Consequences, Resale Restrictions

The Consideration Shares and Replacement Options issued pursuant to the Arrangement will not be registered under the Securities Act or the securities laws of any state of the United States and will be issued and exchanged in reliance upon the exemption from registration provided by Section 3(a)(10) of the Securities Act and exemptions from or qualifications under the registration requirements under the securities laws of applicable states of the United States. Section 3(a)(10) of the Securities Act exempts the issuance of any securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, from the registration requirements of the Securities Act, where the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction that is expressly authorized by law to grant such approval, after a hearing upon the substantive and procedural fairness of the terms and conditions of such issuance and exchange at which all persons to whom it is proposed to issue the securities have the right to appear and have received timely and adequate notice thereof. The Court is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. Accordingly, the Final Order will, if granted, constitute a basis for the exemption from the registration requirements of the Securities Act provided by Section 3(a)(10) thereof with respect to the issuance of the Consideration Shares and Replacement Options pursuant to the Arrangement.

Section 3(a)(10) of the Securities Act will not be available for the issuance of any Combined Company Shares that are issuable upon exercise of the Exchangeable Shares or the Replacement Options. Therefore, the Combined Company Shares issuable upon the exercise conversion of the Exchangeable Shares and the Replacement Options will be “restricted securities” within the meaning of Rule 144, and may be issued only pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws or following registration under such laws.

Following the Arrangement, the Combined Company expects to file a registration statement on Form S-3 relating to the issuance of the Company Combined shares issuable upon the exercise of any Exchangeable Shares and a registration statement on Form S-8 relating to the issuance of the Combined Company Shares issuable upon exercise of the Replacement Options and no assurance can be made that the Combined Company will file, or have taken effective steps to file, such registration statements in the future.

The Arrangement also does not contemplate the registration of the Special Voting Share.

Appraisal and Dissenters’ Rights

Holders of shares of Common Stock will not have any appraisal or dissenters rights in connection with the Arrangement.

Holders of Peraso Shares may exercise Dissent Rights with respect to the Arrangement pursuant to and in the manner set forth under Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the Arrangement Resolution must be sent to Peraso by holders who wish to dissent and be received by Peraso not later than 5:00 p.m. (Toronto time) on the second Business Day before the Peraso Meeting.

The procedures for dissenting to the Arrangement Resolution require strict compliance with the applicable dissent procedures.

A registered holder of Peraso Shares is entitled to be paid the fair value of the Peraso Shares held by such holder in accordance with Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, if such holder exercises Dissent Rights and the Arrangement becomes effective. If, as of the Effective Date, the aggregate number of Peraso Shares in respect of which Shareholders have duly and validly exercised Dissent Rights, or have instituted proceedings to exercise Dissent Rights, exceeds 10% of the Peraso Shares then outstanding, Peraso or MoSys is entitled, in its discretion, not to complete the Arrangement.

The following description of the dissent procedures is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of its Peraso Shares and is qualified in its entirety by reference to the full text of the Plan of Arrangement, the Interim Order and Section 185 of the OBCA.

The Court hearing the application for the Final Order has the discretion to alter the Dissent Rights described herein.

Peraso Shareholders who duly exercise Dissent Rights and who:

•

ultimately are determined to be entitled to be paid fair value for their Peraso Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Exchange Time, shall be deemed to have transferred those Peraso Shares as of the Exchange Time at the fair value of the Peraso Shares determined as the Exchange Time in accordance with the Plan of Arrangement to Peraso and shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such Peraso Shares; or

•

ultimately are determined not to be entitled, for any reason, to be paid fair value for their Peraso Shares shall be deemed to have participated in the Arrangement on the same basis as a holder of Peraso Shares who has not exercised Dissent Rights.

Sections 185 of the OBCA

Section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order, provides that Peraso Shareholders who dissent to the Arrangement in compliance with Section 185 of the OBCA may exercise a right of dissent and require Peraso to purchase the Peraso Shares held by such Shareholders at the fair value of such Peraso Shares.

The exercise of Dissent Rights does not deprive a Registered Shareholder of the right to vote at the Peraso Meeting. However, a Shareholder is not entitled to exercise Dissent Rights in respect of the Arrangement Resolution if such holder votes any of the Peraso Shares beneficially held by such holder FOR the Arrangement Resolution. The execution or exercise of a proxy against the Arrangement Resolution does not constitute a written objection for purposes of the right to dissent under Section 185 of the OBCA.

A Dissenting Shareholder must dissent with respect to all Peraso Shares in which the holder owns a beneficial interest. A Registered Shareholder who wishes to dissent must send to Peraso, at or before the Peraso Meeting, a written objection to the resolution (a “Written Objection”) in accordance with the OBCA, unless Peraso did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

A vote against the Arrangement Resolution, whether virtually or by proxy, or not voting on the Arrangement Resolution does not constitute a Notice of Objection. Peraso shall, within ten business days after the shareholders adopt the Arrangement Resolution, send to each Dissenting Shareholder a notice that the Arrangement Resolution has been adopted, stating that Peraso intends to act, or has acted, on the authority of the Arrangement Resolution and advise the Dissenting Shareholder of the manner in which dissent is to be completed under Section 185 of the OBCA.

As the Arrangement Resolution has been approved at the Peraso Meeting, if Peraso notifies the Dissenting Shareholders of its intention to act upon the Arrangement Resolution, pursuant to Section 185 of the OBCA, the Dissenting Shareholder is then required, within 20 days after receipt of such notice, to send to Peraso or its transfer agent a signed written notice setting out the Dissenting Shareholder’s name, the number and class of Peraso Shares in respect of which the Dissenting Shareholder dissents and that the Dissent Right is being exercised in respect of all of the Dissenting Shareholder’s Peraso Shares (a “Dissent Notice”). The written notice should contain any share certificate or certificates representing the Peraso Shares in respect of which the Dissenting Shareholder has exercised Dissent Rights (if any) and a demand for payment of the fair value of such Peraso Shares.

A Dissenting Shareholder who fails to send to Peraso or transfer agent within the required periods of time the required Dissent Notice or the certificates representing the Peraso Shares in respect of which the Dissenting Shareholder has dissented may forfeit its Dissent Rights. Upon delivery of these documents, the Dissenting Shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares, except where the Dissenting Shareholder withdraws the Dissent Notice before Peraso makes an offer, Peraso fails to make an offer and the Dissenting Shareholder withdraws the Dissent Notice, or the directors revoke the

Arrangement Resolution, in which case the Dissenting Shareholder’s rights as a Peraso Shareholder are reinstated as of the date the Dissenting Shareholder sent the Dissent Notice.

The Dissenting Shareholder and Peraso may agree on the payout value of the dissent shares; otherwise, either party may apply to the Court to determine the fair value of the dissent shares or apply for an order that value be established by arbitration or by reference to the registrar or a referee of the Court. If the matters provided for in the Arrangement Resolution become effective and the Dissenting Shareholder has complied with Section 185, after a determination of the payout value of the dissent shares, Peraso must then promptly pay that amount to the Dissenting Shareholder.

Interests of Certain Persons in the Arrangement

You should be aware that members of the management and MoSys Board have interests in the Arrangement that may be in addition to or different from the interests of MoSys stockholders generally, which will present them with actual or potential conflicts of interest. These interests include the following:

Golden Parachute Compensation

Background

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each of the MoSys Named Executive Officers that is based on or otherwise relates to the Arrangement. This compensation is referred to as “golden parachute” compensation by the applicable SEC executive compensation disclosure rules, and in this section, such term is used to describe the Arrangement-related golden parachute compensation that is potentially payable to the MoSys Named Executive Officers.

Employment and Change-in-Control Arrangements and Agreements

MoSys’ Executive Change-in-Control and Severance Policy (the “Policy”) provides benefits that are intended to encourage the continued dedication of MoSys executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of MoSys Named Executive Officers may not be required by a potential acquirer. The Policy provides for benefits for MoSys Named Executive Officers in the event of a “Change-in-Control,” which is generally defined as:

•	an acquisition of 45% or more of Common Stock or voting securities by any “person” as defined under the Exchange Act; or

•

consummation of a complete liquidation or dissolution of MoSys or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a “Business Combination”) other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were MoSys’ incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

The Arrangement qualifies as a Change in Control under the Policy.

Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change-in-Control, and in the case of our other named executive officer, upon a

Change-in-Control combined with a termination of the named executive officer’s employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change-in-Control or within 24 months after it:

•	any base salary earned but not yet paid through the date of termination;

•	any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

•	any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

•

a single lump sum payment equal to the sum of (a) one year of his or her then-current base salary plus (b) the average of his or her annual bonus payments in the preceding three years or such shorter time as he or she has been employed by us (with prorated weighting assigned to any bonus earned for a partial year of employment), which payment will be made within 60 days following the Change-in-Control (in the case of the chief executive officer), or 60 days following the date of employment termination (in the case of all other named executive officers).

•

vesting in 100% of all outstanding equity awards as of the date of the Change-in-Control for the chief executive officer, or as of the date of termination of employment for all other named executive officers;

•	reimbursement of any business expenses incurred through the date of termination but not yet paid;

•	reimbursement of the cost of continuation of medical benefits for a period of 12 months; and

•

outstanding equity awards that are structured as stock options, stock appreciation rights or similar awards shall be amended effective as of the date of termination to provide that such awards will remain outstanding and exercisable until the earlier of (a) 12 months following the date of the Change-in-Control for the chief executive officer, or the termination of employment for the other named executive officers, and (b) the expiration of the award’s initial term.

Under the Policy, “cause” means the executive’s:

•

willful failure to attend to the executive’s duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

•

material breach of the executive’s then-current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

•	conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or

•

misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive’s Employment, Confidential Information, Invention Assignment and Arbitration Agreement.

Under the Policy, “good reason” means the occurrence of any of the following conditions without the executive’s consent, but only if such condition is reported by the executive within 90 days of the executive’s knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

•

a material reduction in the executive’s then-current base salary or annual target bonus (expressed as a percentage of Executive’s then-current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of MoSys’ executive management;

•

a material reduction in the executive’s then-current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

•

a material reduction in the executive’s responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

•

a material reduction in the responsibilities of the executive’s direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

•	a material breach by us of any material provision of the executive’s then-current employment agreement (if any);

•

a requirement that the executive relocate to a location more than 35 miles from the executive’s then-current office location, unless such office relocation results in the distance between the new office and Executive’s home being closer or equal to the distance between the prior office and the executive’s home;

•	a failure of a successor or transferee to assume our obligations under this Policy; or

•	a failure to nominate the executive for election as a Board director, if, at the proper time for nomination, the executive is a member of the board of directors.

The information below describes the severance benefits payable to MoSys Named Executive Officers under the Policy as if the Policy had been in effect and the Effective Time is September 14, 2021, and the employment of each of MoSys Named Executive Officers was terminated without cause immediately following the Change-in-Control:

Name	Base Salary($)(1)	Incentive Plans($)(2)	Continuation of Benefits($)(3)	Stock Option Vesting($)(4)	Stock Award Vesting($)(5)	Total($)
Daniel Lewis	275,000	—	24,506	102,103	73,425	475,034
James Sullivan	260,000	18,725	24,506	34,299	7,343	344,873

(1)	Represents cash severance payments based on the executive’s salary at September 14, 2021, in an amount equal to one year of his base salary.

(2)	Represents the average of executive’s annual performance incentive payments in the preceding three years.

(3)	Represents the aggregate amount of all premiums payable for the continuation of the executive’s health benefits for one year, based on the amounts of such premiums at September 14, 2021.

(4)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of the common stock on the Nasdaq of $5.34 on September 14, 2021 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)

The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is considered as the closing price of our common stock on the Nasdaq of $5.34 on September 14, 2021.

If a Change-in-Control occurred at the Effective Time, and the Effective Time is September 14, 2021, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration at the Effective Time:

Name	Number of Accelerated Option and Award Shares
Daniel Lewis	40,833
James Sullivan	10,473

Security Ownership of Certain Beneficial Owners and Management

Shares Beneficially Owned

The following table sets forth certain information as of September 14, 2021 concerning the ownership of our common stock by:

•	each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock (currently our only class of voting securities);

•	each of our directors;

•	each of MoSys Named Executive Officers; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act, and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of September 14, 2021 are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 8,685,635 shares of common stock outstanding as of September 14, 2021.

Unless otherwise stated, the business address of each of our directors and named executive officers listed in the table is 2309 Bering Drive, San Jose, California 95131.

	Amount and Nature of Beneficial Ownership
Name and principal position	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)	Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)		Percent of Class
Empery Asset Management, LP 1 Rockefeller Plaza, Suite 1205 New York, NY 10020	495,867	7,375	(3)	5.8%
CVI Investments, Inc. PO Box 309GT, Ugland House, S. Church Street	495,867	—	(4)	5.7%
Directors and Officers:
Daniel Lewis	22,250	57,084		*
Scott Lewis	3,000	5,000		*
Robert Y. Newell	16,000	5,000		*
Daniel J. O’Neil	4,000	5,000		*
James Sullivan	5,970	18,906		*

All current directors and executive officers as a group (5 persons)	51,220	90,990		1.6%

*	Represents holdings of less than one percent.

(1)	Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of September 14, 2021.

(2)	Represents the number of shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of September 14, 2021.

(3)

Empery Asset Management, LP (“Empery”) filed a Form 13G/A with the SEC on February 23, 2021 on behalf of (i) Empery, (ii) Ryan Lane and (iii) Martin Hoe (together with Empery, the “Empery Persons”). Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery, may also be deemed to have investment discretion and voting power over the shares held by Empery. Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The beneficial ownership of the Empery Persons includes shares of our common stock issuable upon exercise of warrants issued in July 2017. The Empery Persons cannot exercise the warrants to the extent the Empery Persons would beneficially own, after any such exercise, more than 4.99% of the outstanding shares of our common stock.

(4)

CVI Investments, Inc. (“CVI”) filed a Form 13G with the SEC on March 1, 2021 on behalf of (i) CVI and (ii) Heights Capital Management, Inc. (together with CVI, the “CVI Persons”). Heights Capital Management, Inc., which serves as the investment manager to CVI, may be deemed to be the beneficial owner of all shares owned by CVI.

Shares of Peraso Beneficially Owned

The following table sets forth information, as of September 14, 2021, concerning, except as indicated by the footnotes below, (a) each person who beneficially owns more than 5% of the Peraso Shares, (b) each of Peraso’s directors, (c) each Peraso Named Executive Officer and (d) all of Peraso’s directors and executive officers as a group. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Peraso Technologies Inc. 144 Front Street West, Suite 685, Toronto, ON M5J 2L7. Except as otherwise indicated, and subject to community property laws where applicable, Peraso believes, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Applicable percentage ownership is based on 276,669,993 Peraso Shares outstanding at September 14, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, Peraso deemed outstanding Peraso Shares subject to stock options or warrants held by that person that are currently exercisable or exercisable within 60 days of September 14, 2021 and shares of common stock issuable upon conversion of other securities held by that person that are currently convertible or convertible within 60 days of September 14, 2021. Peraso did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, stock options and warrants referenced in the footnotes below are currently fully vested and exercisable.

	Amount and Nature of Beneficial Ownership
Name and principal position	Number of Shares Beneficially Owned(1)		Number of Shares Issuable on Exercise of Outstanding Options, Warrants or Convertible Securities(3)		Percent of Class(5)
Roadmap Capital	31,231,475	(2)	123,667,663	(4)	55.99%

Qorvo International Pte. Ltd	23,122,197				8.36%

Directors and Officers:
Ronald Glibbery	1,583,573		2,441,210	(6)	1.45%
David Adderley	—		—		—
Riadh Zine	—		—		—
Imed Zine	—		—		—

All current directors and executive officers as a group (four persons)	1,583,573		2,441,210		1.45%

(1)

Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of September 14, 2021 (and assuming the Arrangement closes within such 60 day period).

(2)

Representing an aggregate of 31,231,475 Peraso Shares beneficially owned as to 9,469,000 Peraso Shares by Roadmap Peraso LP, 531,000 Peraso Shares by Roadmap Peraso LP (U.S. and Offshore), 14,914,633 Peraso Shares by Roadmap Peraso LP II, 4,516,842 Peraso Shares by Roadmap Peraso LP II (U.S. and Offshore), 1,400,000 Peraso Shares by Roadmap Innovation Fund I and 400,000 Peraso Shares by Roadmap Innovation Fund II. The general partner of each of these funds is Roadmap Capital General Partner Ltd.

(3)

Represents the number of shares subject to outstanding options, warrants, convertible securities of Peraso or other rights to acquire common stock of Peraso that are exercisable within 60 days of September 14, 2021 (and assuming the Arrangement closes within such 60 day period).

(4)

Based on a conversion date for the Peraso Convertible Debentures of November 15, 2021. On such date, the aggregate principal amount of Peraso Convertible Debentures owing to Roadmap Peraso LP III and Roadmap Peraso LP III (U.S. and Offshore) will be $13,334,308 and the accrued interest will be $864,947. For purposes of this conversion, the conversion price of CDN$0.15 for the Peraso Convertible Debentures was converted into U.S. dollars based on a currency exchange rate of CDN$1 to $0.8068 (such that the conversion price for the Peraso Convertible Debentures is $0.12)

(5)

Represents the percentage of shares on a Fully-Diluted and as-converted basis as at November 15, 2021, being a total of 276,669,993 shares, and includes: (a) the issuance of an aggregate of 124,213,653 Peraso Shares in connection with the conversion of outstanding Peraso Convertible Debentures, including an aggregate of 123,667,663 Peraso Shares to Roadmap Peraso LP III and Roadmap Peraso LP III (U.S. and Offshore) (based on a conversion date for the Peraso Convertible Debentures of November 15, 2021); and (b) the issuance of additional 6,729,875 Peraso Options to key/senior employees of Peraso effective upon the conversion of such Peraso Convertible Debentures.

(6)

Ronald Glibbery holds a total of 7,064,840 stock options, of which 2,441,210 are fully vested and exercisable into Peraso shares as at the date hereof. An additional 2,422,671 stock options will be granted to Ronald Glibbery effective upon the conversion of the Peraso Convertible Debentures and vest over four years from such conversion date.

Combined Company Beneficial Ownership

The following table and the related notes present certain information with respect to the beneficial ownership of the Combined Company Shares upon the Closing of the Arrangement, assuming the Closing of the Arrangement occurred on September 14, 2021, by: (a) each person or group of affiliated persons known by MoSys or Peraso to become the beneficial owner of more than 5% of the common stock of the Combined Company upon the Closing of the Arrangement; (b) each of the directors of the Combined Company; (c) each of the executive officers of the Combined Company; and (d) all executive officers and directors of the Combined Company as a group.

Unless otherwise indicated in the footnotes to this table, MoSys and Peraso believe that each of the persons named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

The following table assumes, for calculation of an example only, (a) no exercise of outstanding options to purchase shares of MoSys Shares or Peraso Shares prior to the Closing of the Arrangement, except for those outstanding options that can be exercised within 60 days of September 14, 2021, (b) an Exchange Ratio of 0.0512915979698675, (c) that the Closing of the Arrangement occurred on September 14, 2021, (d) that immediately prior to the Closing, MoSys had 9,072,836 shares of Common Stock outstanding and Peraso had 276,669,993 Peraso Shares, and (e) no reverse stock split. Based on these assumptions, there will be a total of 23,263,682 Combined Company Shares outstanding upon the Closing of the Arrangement.

The Combined Company Shares that may be acquired by an individual or group within 60 days of September 14, 2021, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of the Combined Company’s common stock of any other person shown in the table. Unless otherwise indicated, the address for the following stockholders is: c/o Peraso Technologies Inc. 144 Front Street West, Suite 685, Toronto, ON M5J 2L7.

	Amount and Nature of Beneficial Ownership
Name and principal position	Number of Shares Beneficially Owned (1)		Number of Shares Issuable on Exercise of Outstanding Options, Warrants or Convertible Securities(2)	Percent of Class
Roadmap Capital(3)	7,945,027	(4)	—	34.15%

Qorvo International Pte. Ltd(5)	1,185,975		—	5.10%

Directors and Officers:
Ronald Glibbery, Chief Executive Officer, Director	81,224		125,213	*
Daniel Lewis, President, Director	22,250		57,084	*
James Sullivan, Chief Financial Officer	5,970		18,906	*
Brad Lynch, Chief Operating Officer	28,237		59,740	*
Alexander Tomkins, Chief Technology Officer	10,347		78,012	*
Robert Newell, Director	16,000		5,000	*
Ian McWalter, Director(6)	—		—	—
Andrea Melder, Director(6)	—		—	—

All directors and executive officers as a group (eight persons)	164,028		343,955	2.15%

*	Represents holdings of less than one percent.

(1)	Excludes shares subject to outstanding options, warrants, convertible securities, or other rights to acquire common stock that are exercisable within 60 days of September 14, 2021.

(2)

Represents the number of shares subject to outstanding options, warrants, convertible securities of Peraso, or other rights to acquire common stock of Peraso that are exercisable within 60 days of September 14, 2021 (and assuming the Arrangement closes within such 60 day period).

(3)	The address of the stockholder is Roadmap Capital Inc. 130 Bloor Street West, Suite 603, Toronto, ON M5S 1N5.

(4)

Representing an aggregate of 7,945,027 shares of Common Stock beneficially owned as to 5,176,885 shares of Common Stock by Roadmap Peraso LP III, 992,675 shares of Common Stock by Roadmap Peraso LP III (U.S. and Offshore), 764,996 shares of Common Stock by Roadmap Peraso LP II, 485,680 shares of Common Stock by Roadmap Peraso LP, 231,677 shares of Common Stock by Roadmap Peraso LP II (U.S. and Offshore), 173,553 shares of Common Stock by Roadmap Capital Inc., 71,808 shares of Common Stock by Roadmap Innovation Fund I, 27,236 shares of Common Stock by Roadmap Peraso LP (U.S. and Offshore), 20,517 shares of Common Stock by Roadmap Innovation Fund II.

(5)	The address of the stockholder is Qorvo International Pte. Ltd., 1 Changi Business Park Avenue 1, #04-01 Singapore 486058.

(6)	Following the Effective Time, two of the initial post-Closing directors will be selected by Peraso, provided, however, that such directors shall be independent in accordance with Nasdaq requirements.

THE ARRANGEMENT AGREEMENT

The following is a summary description of certain material provisions of the Arrangement Agreement, which is not comprehensive and is qualified in its entirety by reference to the full text of the Arrangement Agreement and the Plan of Arrangement, which is attached hereto as Annex B.

On September 14, 2021, MoSys entered into the Arrangement Agreement with Peraso. Pursuant to the Arrangement Agreement, MoSys has agreed to acquire all of the issued and outstanding Peraso Shares by MoSys by way of the Arrangement.

Under the terms of the Plan of Arrangement, (a) each Peraso Shareholder who is an Eligible Holder and not a Dissenting Shareholder may elect to (i) receive in respect of any or all of their Peraso Shares, the Exchangeable Share Consideration and (ii) receive in respect of the balance of their Peraso Shares, if any, the MoSys Share Consideration, and (b) each Peraso Shareholder who is not an Eligible Holder or a Dissenting Shareholder or fails to make an election is entitled to receive the MoSys Share Consideration. For more information about the terms of the Exchangeable Shares, see “Description of Exchangeable Shares and Related Agreements.”

Representations and Warranties

The Arrangement Agreement contains certain customary representations and warranties of Peraso and MoSys. The assertions embodied in those representations and warranties are solely for the purposes of the Arrangement Agreement. Certain representations and warranties may not be accurate and complete as of any specified date because they are qualified by certain disclosure provided by Peraso to MoSys or MoSys to Peraso, as applicable, or are subject to a standard of materiality or are qualified by reference to a Material Adverse Effect.

The representations and warranties provided by Peraso in favor of MoSys in the Arrangement Agreement relate to, among other things: the due incorporation, existence of Peraso and the power and authority of Peraso to own or lease their respective property and assets and conduct their respective business; the absence of any bankruptcy or insolvency proceedings by or against Peraso; Peraso’s compliance with applicable Laws; corporate power and authority of Peraso to enter into the Arrangement Agreement and perform its obligations thereunder; the due execution and delivery of the Arrangement Agreement by Peraso; governmental approvals; third-party notices and consents; the execution and delivery of the Arrangement Agreement by Peraso, the performance by Peraso of its obligations thereunder and the consummation of the transactions contemplated thereby not resulting in a breach, violation, or default under Peraso’s constating documents; the authorized, issued and outstanding share capital of Peraso; the absence of any cease trade order; issued and outstanding convertible securities of Peraso; Peraso’s financial statements and financial reporting; Peraso’s conduct of business and the absence of a Material Adverse Effect in respect of Peraso; the absence of undisclosed liabilities; Peraso’s internal control over financial reporting; absence of proceedings or investigations by governmental authorities; the absence of any shareholder agreement or similar agreement affecting the voting control of the securities of Peraso; tax related matters; performance under material contracts; the absence of certain changes or events; the relationships of Peraso with their respective suppliers, distributors and customers; governmental licenses; brokers and fees; indebtedness of non-arm’s length parties; related party transactions; directors and officers; insurance matters; owned and leased real property; maintenance of books and records; rights to owned and licensed intellectual property; permits and licenses; environmental matters; employment matters; benefit plan matters; the material contracts of Peraso; compliance with anti-money laundering and corrupt practices legislation; and restrictions on business activities.

The representations and warranties provided by MoSys in favor of Peraso in the Arrangement Agreement relate to, among other things: the due incorporation, existence of MoSys and its subsidiaries and the power and authority of MoSys and its subsidiaries to own or lease their respective property and assets and conduct their respective business; MoSys’ ownership of its subsidiaries; the absence of any bankruptcy or insolvency proceedings by or against MoSys or its subsidiaries; MoSys and its subsidiaries’ compliance with applicable Laws; corporate power and authority of MoSys to enter into the Arrangement Agreement and perform its obligations thereunder; the due execution and delivery of the Arrangement Agreement by MoSys, Canco and Callco; governmental approvals; third-party rights to terminate certain arrangement and third party intellectual property rights; the performance by MoSys of its obligations thereunder and the consummation of the transactions contemplated thereby not resulting in a breach, violation, or default under MoSys’ constating documents; the authorized, issued and outstanding share capital of MoSys; the issued and outstanding convertible securities of MoSys; MoSys’ financial statements and financial reporting; MoSys’ conduct of business and the absence of a Material Adverse Effect in respect of MoSys; the absence of undisclosed liabilities; MoSys’ internal control over financial reporting; absence of proceedings or investigations by governmental authorities; the absence of any shareholder agreement or similar agreement affecting the voting control of the securities of MoSys; tax related matters; performance under material contracts; the absence of certain changes or events; the relationships of MoSys and its subsidiaries with their respective suppliers, distributors and customers; governmental licenses; brokers and fees; directors and officers; insurance matters; owned and leased real property; maintenance of books and records; rights to owned and licensed intellectual property; permits and licenses; environmental matters; employment matters; benefit plan matters; the material contracts of MoSys and its subsidiaries; MoSys’ reporting issuer status under applicable securities laws and the listing of the MoSys Shares on Nasdaq; and compliance with anti-money laundering and corrupt practices legislation.

Conduct of Business of Peraso

The Arrangement Agreement includes a general covenant by Peraso in favor of MoSys that, except (a) with the prior written consent of MoSys, (b) as required or expressly permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will, and will cause each of the subsidiaries of Peraso to conduct business only in the Ordinary Course and in accordance with applicable Laws until the Effective Time.

Peraso has particularly covenanted and agreed that, during such period, except (a) with the prior written consent of MoSys, such consent not to be unreasonably withheld, (b) as expressly required or permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will not:

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issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver, sell, pledge, lease, dispose of or encumber, any Peraso Shares or securities of its subsidiaries, or any or any securities convertible, exchangeable or exercisable into or for Peraso Shares or securities of its subsidiaries, or any options, warrants, stock appreciation rights, phantom stock awards or other rights or equity-based or convertible securities that are linked to the price or value of the Peraso Shares or securities of the Peraso subsidiaries (other than pursuant to the exercise, in accordance with their respective terms, of convertible or exercisable securities of Peraso outstanding on the date hereof) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of Peraso or its subsidiaries;

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amend or propose to amend its articles of incorporation or by-laws, its Ninth A&R USA or other constating documents or the terms of any of its securities; reduce its stated capital; or split, consolidate, subdivide or reclassify, or propose to split, consolidate, subdivide or reclassify, any of the Peraso Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of Peraso Shares, any other of its securities or its share capital;

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adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of Peraso or any of its subsidiaries, or enter into any agreement with respect to any of the foregoing;

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except with respect to inter-company transfers between Peraso and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of Peraso or any of its subsidiaries, except in the Ordinary Course of business consistent with past practice;

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acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

•	make any material change to its business or enter a Material Contract;

•	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money, other than in the Ordinary Course;

•	enter into or agree to the terms of any joint venture, strategic alliance, partnership, or similar agreement, arrangement or relationship;

•	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money;

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligation of any other Person; make any loans, capital contribution, investments or advances;

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pay, discharge or satisfy any material claims, liabilities or obligations of Peraso or any of its subsidiaries other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Peraso Financial Statements or incurred in the ordinary course of business consistent with past practice;

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waive, release, grant or transfer any material rights, claims or benefits under, or otherwise modify or change, any existing Material Contract, Authorization or Permit of Peraso or its subsidiaries, other than in the ordinary course of business consistent with past practice or as required by applicable Law or the terms of any such Material Contract, Authorization or Permit;

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enter into or modify (or make a promise regarding entering into or modifying) any Employee Plan or, except in respect of any employment arrangement involving Ronald Glibbery, such arrangement not to be entered into without MoSys’ consent, acting reasonably, any employment, consulting, severance or similar agreements or arrangements with, or grant any bonuses, salary or fee increases, severance or termination pay to, any officers, directors, employees or consultants provided, however, that it is acknowledged and agreed that Peraso will abide by the terms and conditions of any Employee Plan and any employment agreements and consulting agreements in effect on the date of the Arrangement Agreement, including with respect to the payments of any severance amounts or change of control payments, if applicable;

•	enter into any collective bargaining or similar agreement;

•	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

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take any action inconsistent with past practice relating to the filing of any Tax Return, or the withholding, collecting, remitting and payment of any Tax except as may be required by applicable Law; make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; enter into any Tax Sharing, Tax allocation or Tax indemnification agreement; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

•	subject to changes as a result of the transactions in the Arrangement Agreement, amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law;

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waive, release, settle, agree to settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, proceeding or investigation against Peraso or any of its subsidiaries;

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omit to do anything to jeopardize the validity or enforceability of Intellectual Property of Peraso or its subsidiaries, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

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engage in any transaction with any related parties, other than (A) transactions with subsidiaries and under employment agreements in the ordinary course of business consistent with past practice and (B) transactions permitted pursuant to Arrangement Agreement;

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grant, modify, sell, lease, license, sublicense, covenant not to assert, abandon, allow to lapse, assign, transfer, or otherwise dispose of or terminate any rights in any Intellectual Property of Peraso or its subsidiaries or enter into any agreement relating to Intellectual Property or do or omit to do anything to jeopardize the validity or enforceability thereof, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other Person (except pursuant to sufficiently protective non-disclosure agreements);

•	take any action that would cause a violation by any Person of economic sanctions or export controls;

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take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by the Arrangement Agreement;

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take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

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enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by Peraso set forth Arrangement Agreement untrue or inaccurate in any respect; or

•	announce an intention, authorize or propose, or enter into or modify any Contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing provisions.

Pursuant to the Arrangement Agreement, Peraso will also promptly notify MoSys orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of Peraso, would, or would reasonably be expected to, constitute or result in a Material Adverse Effect in respect of Peraso.

Conduct of Business of MoSys

The Arrangement Agreement includes a general covenant by MoSys, Canco and Callco in favor of Peraso that, except (a) with the prior written consent of Peraso, (b) as required or expressly permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will, and will cause the other members of the MoSys Group to: (i) conduct its business in the ordinary course in all material respects and in accordance with applicable Laws and consistent with past practice the until the Effective Time; and (ii) use all commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse before the Outside Date.

MoSys has particularly covenanted and agreed that, from the date of the Arrangement Agreement until the Effective Time, except (a) with the prior written consent of Peraso, such consent not to be unreasonably withheld, (b) as expressly required or permitted by the Arrangement Agreement, or (c) as required by applicable Law or a Governmental Entity, it will not:

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issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver sell, pledge, lease, dispose of or encumber, any MoSys Shares or securities of its subsidiaries (including Canco and

Callco), or any securities convertible, exchangeable or exercisable into or for MoSys Shares or securities of its subsidiaries (including Canco and Callco), or any options, warrants, stock appreciation rights, phantom stock awards or other rights or equity-based or convertible securities that are linked to the price or value of the MoSys Shares or securities of the MoSys subsidiaries (other than pursuant to the exercise, in accordance with their respective terms, of convertible or exercisable securities of MoSys outstanding on the date hereof) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of MoSys or its subsidiaries;

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amend or propose to amend its restated certificate of incorporation or bylaws or other constating documents or the terms of any of its securities; reduce its stated capital; or split, consolidate, subdivide or reclassify, or propose to split, consolidate, subdivide or reclassify, any of the MoSys Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of MoSys Shares, any other of its securities or its share capital;

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declare, set aside or pay any dividend or other distribution or payment (whether in cash, securities or property or any combination thereof) in respect of the MoSys Shares or any other securities of MoSys, redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of MoSys, adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of MoSys or any of its subsidiaries (including Canco and Callco), or enter into any agreement with respect to any of the foregoing;

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except with respect to inter-company transfers between MoSys and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of MoSys or any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

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acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or incorporate or form, or agree to incorporate or form, any Person or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

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make any material change to its MoSys Business or enter into any Contract that, if entered into prior to the date hereof, would be a Material Contract of MoSys, other than in the ordinary course of business consistent with past practice;

•	enter into or agree to the terms of any joint venture, strategic alliance, partnership, or similar agreement, arrangement or relationship;

•	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money;

•	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligation of any other Person; make any loans, capital contribution, investments or advances;

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pay, discharge or satisfy any material claims, liabilities or obligations of MoSys or any of its subsidiaries other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in MoSys Financial Statements or incurred in the ordinary course of business consistent with past practice;

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waive, release, grant or transfer any material rights, claims or benefits under, or otherwise modify or change, any existing Material Contract, Authorization or Permit of MoSys or its subsidiaries, other than in the ordinary course of business consistent with past practice or as required by applicable Law or the terms of any such Material Contract, Authorization or Permit;

•	enter into or modify (or make a promise regarding entering into or modifying) any Employee Plan or, except in respect of any employment arrangement involving Ronald Glibbery, such arrangement not to be entered into without MoSys’ consent, acting reasonably, any employment, consulting, severance or similar agreements or arrangements with, or grant any bonuses, salary or fee increases, severance or termination pay to, any officers, directors, employees or consultants provided, however, that it is acknowledged and agreed that MoSys will abide by the terms and conditions of any Employee Plan and any employment agreements and consulting agreements in effect on the date of the Arrangement Agreement any new employment arrangements involving Ronald Glibbery, including with respect to the payments of any severance amounts or change of control payments, if applicable, and will be permitted to award each non-employee director restricted stock units for up to 2,000 shares of Common Stock following the Special Meeting but prior to the Effective Time, subject to the approval of the MoSys Board;

•	enter into any collective bargaining or similar agreement;

•	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

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take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

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take any action inconsistent with past practice relating to the filing of any Tax Return, or the withholding, collecting, remitting and payment of any Tax except as may be required by applicable Law; make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; enter into any Tax sharing, Tax allocation or Tax indemnification agreement; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

•	amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law or US GAAP;

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make any capital expenditures exceeding $100,000, except as may be required to satisfy payment obligations under any purchase orders outstanding on or prior to the date of the Arrangement Agreement or issued in the ordinary course of business;

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waive, release, settle, agree to settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, proceeding or investigation against MoSys or any of its subsidiaries;

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omit to do anything to jeopardize the validity or enforceability of Intellectual Property of MoSys or its subsidiaries, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

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engage in any transaction with any related parties, other than (A) transactions with subsidiaries and under employment agreements in the ordinary course of business consistent with past practice and (B) transactions permitted pursuant to the provisions set forth in clause (i);

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grant, modify, sell, lease, license, sublicense, covenant not to assert, abandon, allow to lapse, assign, transfer, or otherwise dispose of or terminate any rights in any Intellectual Property of MoSys or its subsidiaries or enter into any agreement relating to Intellectual Property or do or omit to do anything to jeopardize the validity or enforceability thereof, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other Person (except pursuant to sufficiently protective non-disclosure agreements);

•	take any action that would cause a violation by any Person of economic sanctions or export controls;

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take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by the Arrangement Agreement;

•

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by MoSys, Canco and Callco set forth in the Arrangement Agreement untrue or inaccurate in any respect; or

•	announce an intention, authorize or propose, or enter into or modify any Contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing provisions

Pursuant to the Arrangement Agreement, MoSys will also promptly notify Peraso orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of MoSys, would, or would reasonably be expected to, constitute or result in a Material Adverse Effect in respect of MoSys.

Regulatory Approvals

Peraso covenanted to apply for and use all commercially reasonable efforts in cooperation with MoSys to obtain all Key Regulatory Approvals and, in doing so, keep MoSys informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including: (a) providing MoSys with copies of all related applications and notifications, in draft form, in order for MoSys to provide its comments thereon, and Peraso shall consult with MoSys on any comments provided in good faith; (b) promptly furnishing to MoSys copies of notices or other formal communications received by Peraso from, or given by Peraso to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by the Arrangement Agreement or otherwise; (c) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the Ordinary Course of business, without the prior written consent of MoSys; and (d) subject to applicable Law, Peraso shall, to the extent reasonably practicable, provide MoSys and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals.

MoSys, Canco and Callco jointly and severally covenanted to apply for and use all commercially reasonable efforts in cooperation with Peraso to obtain all Key Regulatory Approvals and, in doing so, keep Peraso informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including: (a) providing Peraso with copies of all related applications and notifications, in draft form, in order for Peraso to provide its comments thereon, and MoSys shall consult with Peraso on any comments provided in good faith; (b) promptly furnishing to Peraso copies of notices or other formal communications received by MoSys from, or given by MoSys to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by the Arrangement Agreement or otherwise; (c) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the Ordinary Course of business, without the prior written consent of Peraso; and (d) subject to applicable Law, MoSys shall, to the extent reasonably practicable, provide Peraso and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals.

If any objections are asserted with respect to the transactions contemplated by the Arrangement Agreement under any Law, or if any proceeding is instituted or threatened by any Governmental Entity challenging or which could lead to a challenge of any of the transactions contemplated by the Arrangement Agreement as not in compliance with Law, the Parties shall use their commercially reasonable efforts consistent with the terms of the Arrangement Agreement to resolve such proceeding so as to allow the Effective Time to occur on or prior to the Outside Date.

Stock Exchange and Securities Laws Matters

Subject to Laws and any required approvals: (i) MoSys will use all commercially reasonable efforts to cause the Combined Company Shares to be issued pursuant to the Arrangement to be listed on Nasdaq on the Effective Date; and (ii) the Parties will use commercially reasonable efforts to ensure that the exemption under Section 3(a)(10) of the Securities Act is available for the issuance of Consideration Shares and Replacement Options to the holders of Peraso Shares and Peraso Options pursuant to the Plan of Arrangement.

MoSys, Canco and Callco will, on a joint and several basis use their commercially reasonable efforts to: (a) obtain all orders required from the applicable Securities Authorities to permit the first resale of (i) the Exchangeable Shares issued pursuant to the Arrangement and (ii) Combined Company Shares issued from time to time upon exchange of the Exchangeable Shares, in each case without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Securities Authorities in any of the provinces or territories of Canada; (b) cause the listing and admission to trading on Nasdaq of the Combined Company Shares to be issued at the Exchange Time and from time to time upon exchange of the Exchangeable Shares, Replacement Options, and Peraso Warrants; (c) ensure that Canco is, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by MoSys, Callco or any of its affiliates), a “taxable Canadian corporation,” within the meaning of the ITA (as of the Effective Time and any modifications to such definitions which are consistent with the principles thereof); (d) file a registration statement on Form S-3 in order to register under the Securities Act the Combined Company Shares to be issued upon exchange of the Exchangeable Shares from time to time after the Effective Time, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable following the Effective Time and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding; (e) enter into the Support Agreement and the Voting and Exchange Agency Agreement effective as of the Effective Time’ and (f) take all actions required in order to create and issue the Special Voting Share as a share in the capital of MoSys as of the Effective Time.

Board of Directors and Officers

Unless otherwise agreed by the Parties, at the Effective Time, all members of the Combined Company’s board of directors other than Daniel Lewis and Robert Newell will resign, and the Combined Company’s board of directors will be reconstituted such that one (1) of the initial post-Closing directors will be the Combined Company’s Chief Executive Officer, and two (2) initial post-Closing directors, who are independent in accordance with Nasdaq requirements, will be selected by Peraso. It is currently anticipated that, following the Effective Time, the Combined Company board of directors will be constituted as follows, with the two (2) initial post-Closing Directors to still be selected by Peraso:

Name	Current Principal Affiliation
Ronald Glibbery	Peraso, President, Chief Executive Officer and Director

Daniel Lewis	MoSys, President, Chief Executive Officer and Director

Robert Newell	MoSys, Director

Ian McWalter	not an affiliate of MoSys or Peraso

Andreas Melder	not an affiliate of MoSys or Peraso

In addition, all executive officers of MoSys will resign from their offices currently held, except with respect to James Sullivan as Chief Financial Officer and Daniel Lewis as President, and the executive officers of MoSys shall consist of the following:

(i)	Ronald Glibbery, as Chief Executive Officer;

(ii)	Daniel Lewis, as President;

(iii)	James Sullivan, as Chief Financial Officer;

(iv)	Brad Lynch, as Chief Operating Officer; and

(v)	Alex Tomkins, as Chief Technology Officer.

Conditions for Completion of the Arrangement

Conditions in Favor of MoSys and Peraso

The Parties are not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions may only be waived, in whole or in part, by the mutual consent of each of the Parties:

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the Interim Order having been granted on terms consistent with the Arrangement Agreement, which has occurred, and the Interim Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

•	the Peraso Arrangement Resolution having been passed in accordance with the Interim Order;

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the Final Order having been granted on terms consistent with the Arrangement Agreement, and the Final Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

•	the approval by the MoSys stockholders of the Arrangement Proposal, the Stock-Split Proposal, the Incentive Plan Proposal, and the Adjournment Proposal;

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letters of resignation and mutual releases from such directors and officers of Peraso and MoSys as mutually agreed to between such parties, including as needed to implement the reconstitution of the Combined Company’s board of directors;

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there shall have been no action taken under any applicable Law or by any Governmental Entity of competent jurisdiction which make it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement;

•	the Arrangement Agreement shall not have been terminated in accordance with its terms;

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the Key Regulatory Approvals shall have been obtained on terms acceptable to MoSys and Peraso, each acting reasonably, and each such Key Regulatory Approval is in full force and effect and has not been modified;

•	holders of no more than ten percent (10%) of the Peraso Shares shall have exercised, and at the date of the Peraso Meeting, have not withdrawn, Dissent Rights; and

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the MoSys Certificate of Designation has been filed with the relevant state authority and constitutes a valid MoSys Certificate of Designation under applicable Laws and has not been rescinded or amended in any way; and

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the existing shares of Common Stock have been continually listed on Nasdaq as of and from the date of the Arrangement Agreement through the Effective Time and (ii) the Combined Company Shares to be issued in the transaction pursuant to the Arrangement Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq as of the Effective Time.

Conditions in Favor of MoSys, Canco and Callco

MoSys is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of MoSys and may only be waived, in whole or in part, by MoSys in its sole discretion:

•	all covenants of Peraso under the Arrangement Agreement to be performed on or before the Effective Time which have not been waived by MoSys shall have been duly performed by Peraso in all material respects and MoSys shall have received a certificate of Peraso addressed to MoSys and dated the Effective Date, signed on behalf of Peraso by two of its senior executive officers (on Peraso’s behalf and without personal liability), confirming the same as of the Effective Time;

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the representations and warranties of Peraso set forth in the Arrangement Agreement shall have been true and correct in all respects as of the date of the Arrangement Agreement, and shall be true and correct in all respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Material Adverse Effect in respect of Peraso (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, Material Adverse Effect in respect of Peraso and similar qualifiers set forth in such representations and warranties shall be disregarded), and MoSys shall have received a certificate of Peraso addressed to MoSys and dated the Effective Date, signed on behalf of Peraso by two senior executive officers of Peraso (on Peraso’s behalf and without personal liability), confirming the same as at the Effective Time;

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MoSys shall have received a certificate of Peraso, addressed to MoSys and dated the Effective Date, signed on behalf of Peraso by two senior executive officers of Peraso (on Peraso’s behalf and without personal liability), certifying as to: (i) the indebtedness of Peraso as at the Effective Time, which indebtedness, to the extent it exists at the Effective Time, shall result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement, and to the extent such indebtedness is nil, shall not result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement; and (ii) the number of issued and outstanding securities of Peraso immediately prior to the Effective Time;

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if the Effective Time has not occurred prior to November 14, 2021, the delivery of unaudited interim consolidated financial statements of Peraso for the nine months ended September 30, 2021 and 2020 (the “Peraso Third Quarter Financial Statements”), which comply in all material respects with all applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act, provided, that upon delivery of such Peraso Third Quarter Financial Statements, the representations and warranties set forth in Section 3.1 shall be deemed to apply to the Peraso Third Quarter Financial Statements, as applicable, in the same manner as the Peraso Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of the Arrangement Agreement;

•

all covenants of the Peraso Supporting Shareholders under the Peraso Voting Agreement to be performed on or before the Effective Time which have not been waived by MoSys shall have been duly performed by the parties thereto (other than MoSys) in all respects;

•

there shall not have occurred a Material Adverse Effect in respect of Peraso on or prior to the date of the Arrangement Agreement which is continuing and since the date of the Arrangement Agreement, there shall not have occurred a Material Adverse Effect in respect of Peraso, and MoSys shall have received a certificate signed on behalf of Peraso by two senior executive officers of Peraso (on Peraso’s behalf and without personal liability) to such effect; and

•	the Lock-Up Agreements shall have been duly executed by each of the directors, executive officers and shareholders of Peraso who will become Locked-Up Persons at the Effective Time.

Conditions in Favor of Peraso

Peraso is not required to complete the Arrangement unless each of the following conditions is satisfied, which conditions are for the exclusive benefit of Peraso and may only be waived, in whole or in part, by Peraso in its sole discretion:

•

all covenants of MoSys, Canco and Callco under the Arrangement Agreement to be performed on or before the Effective Time which have not been waived by Peraso shall have been duly performed by MoSys, Canco and Callco in all material respects and Peraso shall have received a certificate of MoSys, Canco and Callco addressed to Peraso and dated the Effective Date, signed on behalf of MoSys, Canco and Callco by two of its senior executive officers (on MoSys’, Canco’s and Callco’s behalf and without personal liability), confirming the same as of the Effective Time;

•

the representations and warranties of MoSys, Canco and Callco set forth in the Arrangement Agreement, shall have been true and correct in all material respects as of the date of the Arrangement Agreement, and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a MoSys Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, MoSys Material Adverse Effect and similar qualifiers set forth in such representations and warranties shall be disregarded), and Peraso shall have received a certificate of MoSys, Canco and Callco addressed to Peraso and dated the Effective Date, signed on behalf of MoSys, Canco and Callco by two senior executive officers of MoSys, Canco and Callco (on MoSys’, Canco’s and Callco’s behalf and without personal liability), confirming the same as at the Effective Time;

•

all covenants of the MoSys Supporting Shareholders under the MoSys Voting Agreement to be performed on or before the Effective Time which have not been waived by Peraso shall have been duly performed by the parties thereto (other than Peraso) in all respects;

•

Peraso shall have received a certificate of MoSys, addressed to Peraso and dated the Effective Date, signed on behalf of MoSys by two senior executive officers of MoSys (on MoSys’ behalf and without personal liability), certifying as to: (i) the indebtedness of MoSys as at the Effective Time, which indebtedness, to the extent it exists at the Effective Time, shall result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement, and to the extent such indebtedness is nil, shall not result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement; and (ii) the number of issued and outstanding securities of MoSys immediately prior to the Effective Time;

•

there shall not have occurred a MoSys Material Adverse Effect on or prior to the date hereof which is continuing and since the date of the Arrangement Agreement, there shall not have occurred a MoSys Material Adverse Effect, and Peraso shall have received a certificate signed on behalf of MoSys by two senior executive officers of MoSys (on MoSys’ behalf and without personal liability) to such effect;

•	the Special Voting Share shall have been created and issued as a share in the capital of MoSys at or prior to the Effective Time;

•	each of the Support Agreement and the Voting and Exchange Agency Agreement shall have been duly executed by the parties thereto at or prior to the Effective Time;

•

if the Effective Time has not occurred prior to November 14, 2021, the delivery of unaudited interim consolidated financial statements of MoSys for the nine months ended September 30, 2021 and 2020 (the “MoSys Third Quarter Financial Statements”), which will be deemed delivered if filed with SEC via the Electronic Data Gathering, Analysis and Retrieval System, provided, that upon delivery of such MoSys Third Quarter Financial Statements, the representations and warranties set forth in Section 4.1 shall be deemed to apply to the MoSys Third Quarter Financial Statements, as applicable, in the same manner as the MoSys Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of the Arrangement Agreement;

•

the distribution of the MoSys Shares and the Exchangeable Shares pursuant to the Arrangement, and the first trade of the MoSys Shares, shall be exempt from the prospectus and registration requirements of applicable Law either by virtue of exemptive relief from the applicable Securities Authorities or by virtue of applicable exemptions under applicable Law and shall not be subject to resale restrictions under applicable Law;

•

the MoSys Shares issuable to Peraso Shareholders pursuant to the Arrangement (including pursuant to the exchange of the Exchangeable Shares) shall have been approved for listing on the Nasdaq, subject to official notice of issuance;

•

MoSys and Canco shall have complied with their obligations under Section 2.9 of the Arrangement Agreement and the Depositary shall have confirmed receipt of the aggregate Consideration contemplated thereby;

•

any accrued fees, costs, expenses, liabilities, or other owed payments (including, but not limited to any costs arising from insurance, change of control payments, severance, settlements, legal fees, indemnification, investigations, adviser fees, compensation, benefits, employment, or otherwise, but excluding any debt) of MoSys shall have been paid at or prior to the Effective Time, or MoSys shall have (i) cash on hand at the Effective Time that is reasonably sufficient to pay such amounts as and when they become due and payable and (ii) and MoSys shall provide any reasonably requested supporting documentation and evidence to Peraso, upon Peraso’s written request; and

•	the Lock-Up Agreements shall have been duly executed by MoSys and each of the directors, executive officers and shareholders of MoSys who will become Locked-Up Persons at the Effective Time.

Notice and Cure

The Arrangement Agreement provides that each Party will provide the other Party with notice of certain actual or potential breaches of the Arrangement Agreement at any time during the Until the Effective Time. If any such notice is delivered by a Party and the other Party proceeds diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, no Party may terminate the Arrangement Agreement as a result of such actual or potential breach or a Peraso Material Adverse Effect (in the case of MoSys) or a MoSys Material Adverse Effect (in the case of Peraso) until the expiration of a period of ten (10)  business days from delivery of such notice, and then only if such matter has not been cured by such date or the Outside Date.

Additional Covenants Regarding Non-Solicitation

Pursuant to the Arrangement Agreement, each Party shall, and shall direct and cause its Representatives to immediately, cease and cause to be terminated any solicitation, encouragement, activity, discussion or negotiation with any parties that may be ongoing with respect to an Acquisition Proposal involving such Party whether or not initiated by such Party, discontinue access to any parties (other than a Party to the Arrangement Agreement and its Representatives) to any data room that contains information regarding Peraso or MoSys (as applicable), and to the extent such Party entered into a confidentiality agreement with any such parties, such Party shall request the return of information regarding Peraso or MoSys (as applicable) previously provided to such parties and shall request the destruction of all materials including or incorporating any confidential information regarding Peraso or MoSys (as applicable) pursuant to any such confidentiality agreement. Each Party represented and warranted that it has not, and agreed not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any confidentiality agreement or other similar agreement relating to a potential Acquisition Proposal involving such Party to which such third party is a party. Each Party further represented and warranted that it has not, and agreed not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any standstill or similar agreement or obligation to which such third party is a party or by which such third party is bound.

Notification of Acquisition Proposal

Each Party agrees that it shall not, and shall cause its Representatives (including the Peraso Board or the MoSys Board, as applicable) not to, directly or indirectly:

•

make, solicit, initiate, entertain, knowingly encourage, promote or facilitate, (including by way of furnishing non-public information, permitting any visit to its facilities or properties or entering into any form of agreement, arrangement or understanding) any inquiries or offers or the making of any proposals regarding or that would reasonably be expected to constitute an Acquisition Proposal involving such Party or that would be reasonably be expected to lead to an actual or potential Acquisition Proposal involving such Party;

•

participate, directly or indirectly, in any discussions or negotiations regarding, or furnish to any Person any non-public information or otherwise co-operate with, respond to, assist or participate in any Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party or participate in any discussions or negotiations regarding an actual or potential Acquisition Proposal involving such Party, or furnish any information or access to any Person (other than a Party to the Arrangement Agreement and its Representatives) with respect to any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an actual or potential Acquisition Proposal involving such Party;

•	remain neutral with respect to, or agree to, approve or recommend any, Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party; or

•

enter into any agreement, arrangement or understanding related to any Acquisition Proposal involving such Party (other than an Acceptable Confidentiality Agreement) or requiring it to abandon, terminate or fail to consummate the Arrangement or the transactions contemplated by the Arrangement Agreement or providing for the payment of any break, termination or other fees or expenses to any Person in the event that the Arrangement or the transactions contemplated by the Arrangement Agreement are completed or in the event that it completes any other transaction with the other Party or Parties or with an affiliate of the other Party or Parties that is agreed to prior to any termination of the Arrangement Agreement (any such agreement, arrangement or understanding, an “Alternative Acquisition Agreement”); or

•	make a Change in Recommendation.

Peraso shall promptly (and in any event within 24 hours) notify MoSys, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving Peraso or any request for non-public information relating to Peraso or any of its subsidiaries. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as MoSys may reasonably request. Peraso shall keep MoSys fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

MoSys, Canco and Callco shall promptly (and in any event within 24 hours) notify Peraso, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving MoSys, Canco and Callco or any request for non-public information relating to MoSys or any of its subsidiaries (including Canco and Callco). Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as Peraso may reasonably request. MoSys shall keep Peraso fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

Responding to an Acquisition Proposal

If at any time, (i) Peraso receives a written Acquisition Proposal prior to obtaining the Peraso Shareholder Approval or (ii) MoSys receives a bona fide written Acquisition Proposal from an arm’s length third party prior to obtaining the approval of MoSys’ stockholders at the Special Meeting, the Party receiving such written Acquisition Proposal (referred to from time to time as the “Proposal Party”) may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of itself and its subsidiaries, if and only if:

•

its board of directors first determines in good faith, based on the advice of its financial advisers and its outside counsel, that such Acquisition Proposal is bona fide and constitutes or would reasonably be expected to constitute a Superior Proposal;

•	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

•

it has been, and continues to be, in compliance with its obligations under Section 7.1 through Section 7.4 of the Arrangement Agreement, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of Section 7.1 or Section 7.2 of the Arrangement Agreement;

•

prior to providing any such copies, access, or disclosure, it enters into a confidentiality and standstill agreement with such Person having terms at least as favorable to the Proposal Party as the Confidentiality Agreement; and

•	it promptly provides MoSys (in the case where Peraso is the Proposal Party), or Peraso (in the case where MoSys is the Proposal Party) (with:

•	written notice stating its intention to participate in such discussions or negotiations and to provide such copies, access or disclosure; and

•

prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the Acceptable Confidentiality Agreement referred to in Section 7.3(1)(d) of the Arrangement Agreement.

Right to Match

If at any time, (a) prior to obtaining the Peraso Shareholder Approval (in the case of a Peraso Superior Proposal) or (b) at any time prior to obtaining the approval of the MoSys Stockholder Approval (in the case of a MoSys Superior Proposal) (the Party receiving the Superior Proposal is referred to in this section as the “Receiving Party” and the other Party is referred to in this section as the “Matching Party”), the board of directors of the Receiving Party (the “Receiving Board”) may, if the Receiving Board determines in good faith, based on the advice of outside counsel, that the failure to do so would be inconsistent with its fiduciary duties, taking into account all adjustments to the terms of the Arrangement Agreement that may be offered by the Matching Party pursuant to the Arrangement, (i) make a Change in Recommendation in response to a Superior Proposal and (ii) cause the Receiving Party to terminate the Arrangement Agreement, and concurrently enter into a binding Alternative Acquisition Agreement with respect to any such Superior Proposal, provided that:

•	In respect of an Acquisition Proposal constituting a Superior Proposal, the Receiving Board may not make a Change in Recommendation or terminate the Arrangement Agreement unless:

•	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

•

the Receiving Party has been, and continues to be, in compliance with its obligations under the Arrangement Agreement, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of the Arrangement Agreement;

•

the Receiving Party has delivered to the Matching Party a written notice of the determination of Receiving Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Receiving Board to make a Change in Recommendation, terminate the Arrangement Agreement, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, together with (1) a written notice from the Receiving Board (a) regarding the value and financial terms that the Receiving Board, in consultation with its financial advisers, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal and (b) stating that the Peraso Board has determined that the failure to make a Change in Recommendation, terminate the Arrangement Agreement, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal would be contrary to the fiduciary duties of the Receiving Board and (2) a copy of the proposed definitive Alternative Acquisition Agreement and any other relevant transaction documents (the “Superior Proposal Notice”);

•	at least five (5) business days (the “Superior Proposal Matching Period”) have elapsed from the date on which the Matching Party received the Superior Proposal Notice;

•

during any Superior Proposal Matching Period, the Matching Party has had the opportunity (but not the obligation), to offer to amend the Arrangement Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal; and

•

if the Matching Party has offered to amend the Arrangement Agreement and the Arrangement, the Receiving Board has determined in good faith, based on the advice of its outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Arrangement as proposed to be amended.

Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the shareholders of the Receiving Party or other material terms or conditions thereof shall constitute a new Acquisition Proposal, which shall require a new Superior Proposal Notice to the Matching Party. The Matching Party shall be afforded a new seven (7) Business Day Superior Proposal Matching Period from the date on which the Matching Party receives the Superior Proposal Notice with respect to such amended Acquisition Proposal from the Receiving Party.

The Receiving Board shall promptly reaffirm the Peraso Board Recommendation or MoSys Board Recommendation, as applicable, by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or the Receiving Board determines that a proposed amendment to the terms of the Arrangement Agreement would result in an Acquisition Proposal no longer being a Superior Proposal. The Receiving Party shall provide the Matching Party and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Matching Party and its outside legal counsel.

If the Receiving Party provides a Superior Proposal Notice to the Matching Party after a date that is less than ten (10) Business Days before the Special Meeting (if MoSys is the Receiving Party) or the Peraso Meeting (if Peraso is the Receiving Party), such Receiving Party shall either proceed with or shall postpone such meeting, as directed by the Matching Party acting reasonably, to a date that is not more than ten (10)  business days after the scheduled date of that meeting but before the Outside Date.

Termination of Arrangement Agreement

The Arrangement Agreement may be terminated prior to the Effective Time by:

•	the mutual written agreement of the Parties; or

•	either Peraso or MoSys if:

•	the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate the Arrangement Agreement shall not be available to any Party whose failure to fulfill any of its obligations or breach any of its covenants, representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date; provided however, that if completion of the Arrangement is delayed by (a) an injunction or order made by a Governmental Entity of competent jurisdiction, or (b) MoSys or Peraso not having obtained any Key Regulatory Approval or the Interim Order or the Final Order which is necessary to permit the completion of the Arrangement such that the conditions set forth in the Arrangement Agreement shall not have been satisfied or waived then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval or the Interim Order or the Final Order is being actively sought, as applicable, the Outside Date shall automatically be extended for an additional period of 30 days;

•

any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or there shall be enacted or made any applicable Law that makes consummation of the Arrangement illegal or otherwise prohibited or otherwise restrains, enjoins or prohibits Peraso or MoSys from consummating the Arrangement;

•	the Peraso Shareholder Approval shall not have been obtained at the Peraso Meeting in accordance with applicable Law and the Interim Order; or

•	the MoSys Shareholder Approval Matters shall not have been approved, to the extent required by applicable law, at the Special Meeting.

•	Peraso if:

•

prior to obtaining the Peraso Shareholder Approval, the Peraso Board authorizes Peraso to accept a Peraso Superior Proposal, provided that Peraso shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such Peraso Superior Proposal, (2) otherwise complied with its obligations under the Arrangement Agreement and (3) paid the Termination Payment;

•	there shall have occurred a MoSys Change in Recommendation;

•	there shall have occurred a MoSys Material Adverse Effect;

•

a breach of any representation or warranty or failure to perform any covenant or obligation on the part of MoSys, Canco or Callco under the Arrangement Agreement occurs that would cause any condition for the exclusive benefit of Peraso not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of the Arrangement Agreement; provided that Peraso is not then in breach of the Arrangement Agreement so as to directly or indirectly cause any condition for the exclusive benefit of MoSys, Canco and Callco not to be satisfied;

•	MoSys shall have breached or failed to perform any of its obligations with respect to an Acquisition Proposal, Superior Proposal or any of its covenants in respect of non-solicitation; or

•	MoSys if:

•

prior to obtaining the approval of MoSys’ stockholders of the applicable proposals at the Special Meeting, the MoSys Board authorizes MoSys to accept a MoSys Superior Proposal, provided that MoSys shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such MoSys Superior Proposal, (2) otherwise complied with its obligations under the Arrangement Agreement and (3) paid the Termination Payment;

•	there shall have occurred a Peraso Change in Recommendation;

•	there shall have occurred a Peraso Material Adverse Effect;

•	a breach of any representation or warranty or failure to perform any covenant or obligation on the part of Peraso under the Arrangement Agreement occurs that would cause any condition for the exclusive benefit of MoSys not to be satisfied, and such breach or failure is incapable of being cured on or prior to the Outside Date or is not cured in accordance with the terms of the Arrangement Agreement; provided that MoSys, Canco and Callco are not then in breach of the Arrangement Agreement so as to directly or indirectly cause any condition for the exclusive benefit of MoSys not to be satisfied;

•	Peraso shall have breached or failed to perform any of its obligations with respect to an Acquisition Proposal, Superior Proposal or any of its covenants in respect of non-solicitation.

The Party desiring to terminate the Arrangement Agreement must give written notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

Termination Payments

In the event that the Arrangement Agreement is terminated pursuant Peraso Shareholder Approval Termination Event or MoSys Shareholder Approval Termination Event the respective Party that failed to obtain the shareholder approval is obligated to pay a Shareholder Approval Termination Payment in the amount of $750,000 as liquidated damages.

In the event of Change in Recommendation, Breach of Non-Solicitation Covenants, Superior Proposal the respective Party shall pay the Termination Payment to the non-breaching Party, as liquidated damages.

Amendment of the Arrangement Agreement

Subject to the provisions of the Interim Order and Final Order, the Plan of Arrangement and applicable Law, the Arrangement Agreement and the Plan of Arrangement may, at any time and from time to time prior to the Effective Time, be amended only by mutual written agreement of MoSys and Peraso and any such amendment may without limitation:

•	change the time for performance of any of the obligations or acts of the Parties;

•	waive any inaccuracies or modify any representation or warranty contained in the Arrangement Agreement or in any document delivered pursuant to the Arrangement Agreement;

•	waive compliance with or modify any of the covenants contained in the Arrangement Agreement and waive or modify performance of any of the obligations of the Parties; and

•	waive compliance with or modify any mutual conditions precedent contained in the Arrangement Agreement.

Notwithstanding the foregoing, after each of the Peraso Shareholder Approval and the MoSys Stockholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Peraso Shareholders or the MoSys stockholders without such further approval or adoption.

DESCRIPTION OF EXCHANGEABLE SHARES AND OTHER AGREEMENTS

Exchangeable Shares

The Exchangeable Shares, together with ancillary rights, represent a security of Canco, a Canadian issuer that is a wholly-owned subsidiary of MoSys, having economic rights that are, as nearly as practicable, equivalent to those of Combined Company Shares. The receipt of Exchangeable Shares (as opposed to Combined Company Shares) permits certain stockholders to take advantage of a full or partial tax deferral available under the ITA. Stockholders that reside in Canada who would otherwise realize a taxable gain on the disposition of their Peraso Shares may want to elect to receive Exchangeable Shares rather than Combined Company Shares.

The following is a summary description of the material provisions of the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares and is qualified in its entirety by reference to the Plan of Arrangement and terms of the Exchangeable Shares which is attached as Appendix I to the Plan of Arrangement.

Ranking

The Exchangeable Shares shall be entitled to a preference over the common shares of Canco and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

Dividends and Other Distributions

A holder of an Exchangeable Share shall be entitled to receive and the board of directors of Canco shall declare, subject to applicable Law, on each date (a “Dividend Declaration Date”) on which the board of directors of the Combined Company declares a dividend on the Combined Company Shares:

•

in case of a cash dividend or other distribution declared on the Combined Company Shares, a cash dividend on the Exchangeable Shares in an amount for each Exchangeable Share equal to the cash dividend or other distribution declared on each Combined Company Share on the Dividend Declaration Date;

•

in the case of a stock dividend or other distribution declared on the Combined Company Shares to be paid in Combined Company Shares, a stock dividend of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Combined Company Shares to be paid on each Combined Company Share unless in lieu of such stock dividend or other distribution Canco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the board of directors of Canco) subdivision, redivision or change of the outstanding Exchangeable Shares; or

•

in the case of a dividend or other distribution declared on the Combined Company Shares in property other than cash or Combined Company Shares, a dividend or other distribution in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (as determined by the board of directors of Canco) to the type and amount of property declared as a dividend or other distribution on each Combined Company Share.

Such dividends or other distributions shall be paid out of money, assets or property of Canco properly applicable to the payment of dividends, or out of authorized but unissued shares of Canco, as applicable. The holders of Exchangeable Shares will not be entitled to any dividends or other distributions other than or in excess of the foregoing.

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend or other distribution declared on the Exchangeable Shares will be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the Combined Company Shares.

If on any payment date for any dividends or other distributions declared on the Exchangeable Shares, the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid will be paid on a subsequent date or dates determined by the board of directors of Canco on which Canco has sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

The board of directors of Canco is required to determine, in its sole discretion, economic equivalence for the purposes of the Exchangeable Shares and each such determination will be conclusive and binding on Canco and its shareholders. In making each such determination, a number of factors set out in the Exchangeable Share provisions are, without excluding other factors determined by the board of directors of Canco to be relevant, to be considered by the board of directors of Canco.

Certain Restrictions of Canco

So long as any of the Exchangeable Shares are outstanding, Canco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares:

•

pay any dividends on the common shares of Canco or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in common shares of Canco or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

•	redeem or purchase or make any capital distribution in respect of common shares of Canco or any other shares ranking junior to the Exchangeable Shares;

•

redeem or purchase any other shares of Canco ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

•	issue any Exchangeable Shares or any other shares of Canco ranking equally with the Exchangeable Shares other than by way of stock dividend to the holders of such Exchangeable Shares; and

•	issue any shares of Canco ranking superior to the Exchangeable Shares.

Distribution on Liquidation and Liquidation Call Right

In the event of the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, subject to the exercise by the Combined Company or Callco of the Liquidation Call Right described below, a holder of Exchangeable Shares shall be entitled, subject to applicable Law, to receive from the assets of Canco in respect of each Exchangeable Share held by such holder on the Liquidation Date before any distribution of any part of the assets of Canco among the holders of the common shares of Canco or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered to such holder one Combined Company Share, plus an amount equal to the Dividend Amount.

The “Liquidation Call Right” is the right of the Combined Company and Callco to, in the event of and notwithstanding a proposed liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, and subject to the Automatic Exchange Right.

Right described below, purchase the Exchangeable Shares (other than from any holder of Exchangeable Shares which is the Combined Company or any of its affiliates) for an amount per Exchangeable Share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Liquidation Date plus the Dividend Amount.

Retraction of Exchangeable Shares and Retraction Call Right

Holders of Exchangeable Shares will be entitled at any time following the Effective Time to retract (i.e., to require Canco to redeem) any or all Exchangeable Shares owned by them and to receive the Retraction Price therefor, subject to the Retraction Call Right described below. Holders of Exchangeable Shares may affect such retraction by presenting to Canco or its transfer agent the certificate(s) representing the Exchangeable Shares the holder desires to have Canco redeem, together with such other documents and instruments as may be required under the OBCA or the Articles of Canco or by its transfer agent, and a duly executed Retraction Request in the form set out in the terms of the Exchangeable Shares.

Upon receipt by Canco of a Retraction Request, Canco will immediately notify the Combined Company and Callco of the Retraction Request. If the Combined Company or Callco exercises the “Retraction Call Right,” being the right of the Combined Company and Callco to purchase all but not less than all of the Retracted Shares directly from the holder of such Retracted Shares, and provided that the Retraction Request is not revoked by the holder in the manner described below, Canco will not redeem the Retracted Shares and the Combined Company or Callco will purchase from such holder, and such holder will sell to the Combined Company or Callco, on the Retraction Date the Retracted Shares for a purchase price equal to the Retraction Price. In the event that the Combined Company or Callco does not exercise the Retraction Call Right, and provided that the Retraction Request is not revoked by the holder in the manner described below, Canco will redeem the Retracted Shares on the Retraction Date for the Retraction Price.

A holder of Retracted Shares may, by notice in writing given by the holder to Canco before the close of business on the business day immediately preceding the Retraction Date, withdraw such holder’s Retraction Request, in which event such Retraction Request will be null and void and the revocable offer constituted by the Retraction Request to sell the Retracted Shares to the Combined Company or Callco will be deemed to have been revoked.

Redemption of Exchangeable Shares and Redemption Call Rights

Subject to applicable Law, and provided that neither the Combined Company nor Callco has exercised the Redemption Call Right, further described below, Canco shall, on the Redemption Date, as defined below, redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the “Redemption Price”) equal to the Current Market Price of a Combined Company Share on the last business day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered one Combined Company Share plus any Dividend Amount.

The “Redemption Date” means the date, if any, established by the board of directors of Canco for the redemption by Canco of all but not less than all of the outstanding Exchangeable Shares, which date shall be no earlier than the seventh anniversary of the date on which Exchangeable Shares are first issued, unless:

(a)

the number of Exchangeable Shares outstanding is fewer than 10% of the number of Exchangeable Shares issued on the Effective Date (other than Exchangeable Shares held by the Combined Company or its affiliates and subject to necessary adjustments to the number of shares to reflect permitted changes to Exchangeable Shares);

(b)

a Combined Company Control Transaction occurs, in which case, provided that the board of directors of Canco determines, in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such transaction in accordance with its terms, the board of directors of Canco may accelerate the Redemption Date.

An Exchangeable Share Voting Event (as defined below) that is not an Exempt Exchangeable Share Voting Event (as defined below) is proposed and (a) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but in connection therewith, rights of dissent are required to be granted to the holders of Exchangeable Shares pursuant to the OBCA and more than 2% of the holders of Exchangeable Shares exercise rights of dissent under the OBCA, and (b) the board of directors of Canco determines that it is not reasonably practicable to accomplish the business purpose (which business purpose must be bona fide and, not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action, or the board of directors of Canco makes its determination, as applicable; or an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the business day following the day on which the holders of the Exchangeable Shares failed to take such action.

For the purposes of paragraphs above, the term “Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Canco and in respect of which the board of directors of Canco determines that after giving effect to such matter the economic equivalence of the Exchangeable Shares and Combined Company Shares is maintained for the holders of Exchangeable Shares (other than the Combined Company and its affiliates) and the term “Exempt Exchangeable Share Voting Event” means an Exchangeable Share Voting Event in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the Combined Company Shares.

In any case of a redemption of Exchangeable Shares, Canco will send to each holder of Exchangeable Shares, prior to the Redemption Date, a notice in writing of the redemption by Canco or the purchase by the Combined Company or Callco under the Redemption Call Right of the Exchangeable Shares held by such holder. The “Redemption Call Right” is the right of the Combines Company and Callco to purchase the Exchangeable Shares (other than from any holder of Exchangeable Shares which is the Combined Company or any of its affiliates) for an amount per Exchangeable Share equal to the Current Market Price of a Combined Company Share on the last business day prior to the Redemption Date plus the Dividend Amount.

Change of Law Call Right

The Combined Company and Callco each have the right (the “Change of Law Call Right”) in the event of a Change of Law, to purchase all, but not less than all, of the outstanding Exchangeable Shares (other than from any holder of Exchangeable Shares which is the Combined Company or any of its affiliates) for an amount per share equal to the Current Market Price of a Combined Company Share on the last business day prior to the date on which the Combined Company or Callco intends to acquire the Exchangeable Shares plus the Dividend Amount, which shall be satisfied in full by the Combined Company or Callco, as the case may be, delivering or causing to be delivered one Combined Company Share plus any Dividend Amount.

Call Rights

Unless relevant Canadian tax legislation is amended, any Canadian tax deferral obtained by a Peraso Shareholder who receives Exchangeable Shares under the Arrangement will end on the exchange or redemption of Exchangeable Shares for shares of Common Stock. Moreover, if the Call Rights are not exercised on redemption of the Exchangeable Shares by Canco, a holder of Exchangeable Shares may realize a dividend for Canadian tax purposes.

Voting Rights

Except as required by applicable Law and in respect of certain matters as further described in the share provisions of the Exchangeable Shares, the holders of the Exchangeable Shares will not be entitled as such to receive notice of or to attend any meeting of the shareholders of Canco or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares will not have class votes except as required by applicable Law.

Amendment and Approval

Any approval required to be given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable Law will be deemed to have been sufficiently given if it has been given in accordance with applicable Law, subject to a minimum requirement that such approval be evidenced by a resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares are present or represented by proxy.

Voting and Exchange Agency Agreement

The following description of certain material provisions of the Voting and Exchange Agency Agreement and is qualified in its entirety by reference to the complete text of the Voting and Exchange Agency Agreement, which is attached to this proxy statement as Annex E.

The purpose of the Voting and Exchange Agency Agreement is to create an agency relationship for the benefit of the registered holders from time to time of Exchangeable Shares (other than the Combined Company or affiliates of the Combined Company). The Agent will hold the Special Voting Share to be issued by MoSys in order to enable the Agent to exercise the voting rights attached thereto and will hold the Exchange Right and the Automatic Exchange Right (as defined below) in order to enable the Agent to exercise such rights, in each case as agent for and on behalf of such registered holders.

Voting Rights

Pursuant to the Voting and Exchange Agency Agreement, the Combined Company will issue to the Agent the Special Voting Share to be held of record by the Agent as agent for and on behalf of, and for the use and benefit of, the registered holders from time to time of Exchangeable Shares (other than the Combined Company or affiliates of the Combined Company) and in accordance with the provisions of the Voting and Exchange Agency Agreement.

Under the Voting and Exchange Agency Agreement, the Agent will be entitled to all of the voting rights, including the right to vote in person or by proxy, attaching to the Special Voting Share on any matters that may properly come before the stockholders of the Combined Company at a meeting of stockholders.

With respect to all meetings of the stockholders of the Combined Company at which holders of the Combined Company Shares are entitled to vote and with respect to all written consents sought from holders of the Combined Company Shares, each registered holder of Exchangeable Shares shall be entitled to instruct the Agent to cast and exercise that number of votes equal to a pro rata number of voting rights attached to the Special Voting Share to be determined by reference to the total number of outstanding Exchangeable Shares not owned by the Combined Company and its affiliates on the record date established by the Combined Company or by applicable Law, for each Exchangeable Share owned of record by such holder on the record date established by the Combined Company in respect of each matter to be voted at such meeting (or consented to in writing).

The Agent will exercise each vote attached to the Special Voting Share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, the Agent will not have voting rights with respect to such Exchangeable Share. A holder may, upon instructing the Agent, obtain a proxy from the Agent entitling the holder or a third party to vote directly at the relevant meeting the votes attached to the Special Voting Share to which the holder is entitled.

The Agent will send to the holders of the Exchangeable Shares the notice of each meeting at which the Combined Company stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Agent to exercise the votes attaching to the Special Voting Share, at the same time as the Combined Company sends such notice and materials to the stockholders of the Combined Company. The Agent will also send to the holders of Exchangeable Shares copies of all information statements, interim and annual financial statements, reports and other materials sent by the Combined Company to the Combined Company stockholders at the same time as such materials are sent to the Combined Company stockholders. To the extent such materials are provided to the Agent by the Combined Company, the Agent will also send to the holders all materials sent by third parties to the Combined Company stockholders generally, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Combined Company stockholders.

All rights of a holder of Exchangeable Shares to exercise votes attached to the Special Voting Share will cease upon the exchange of such holder’s Exchangeable Shares for Combined Company Shares.

Exchange upon Canco Insolvency Event

Upon the occurrence of a Canco Insolvency Event, the Agent shall have the “Exchange Right,” being the right to require the Combined Company to purchase all or any part of the Exchangeable Shares from each or any holder, provided that the Agent may exercise such right only on the basis of instructions received from each such holder. The purchase price payable by the Combined Company for each Exchangeable Share purchased pursuant to the Exchange Right will satisfied by the delivery of one Combined Company Share to the holder thereof, together with an amount equal to the Dividend Amount, if any.

As soon as practicable following the occurrence of a Canco Insolvency Event or any event that with the passage of time or the giving of notice or both would be a Canco Insolvency Event, Canco and the Combined Company will give written notice thereof to the Agent. As soon as practicable after receiving such notice, or upon the Agent becoming aware of a Canco Insolvency Event, the Agent will give notice to each holder of Exchangeable Shares of such event, which notice shall contain a brief statement of the rights of the holder with respect to the Exchange Right.

Automatic Exchange upon Liquidation of the Combined Company

In the event of a Combined Company Liquidation Event, the Combined Company will purchase all of the Exchangeable Shares from the holders thereof (other than Exchangeable Shares held by the Combined Company and its affiliates) immediately prior to the effective date of such Combined Company Liquidation Event (the “Automatic Exchange Right”). The purchase price payable by the Combined Company for each Exchangeable Share purchased pursuant to the Automatic Exchange Right will be satisfied by the delivery of one Combined Company Share for each Exchangeable Share purchased, together with an amount equal to the Dividend Amount, if any.

PROPOSAL 1:

APPROVAL OF THE ISSUANCE OF THE CONSIDERATION SHARES TOGETHER WITH THE APPROVAL OF THE ENTIRETY OF TRANSACTIONS CONTEMPLATED BY THE ARRANGEMENT

You are being asked to approve the issuance of the Consideration Shares, which consist of up to 15,000,000 shares of Common Stock issuable pursuant to the Arrangement together with the approval of the entirety of transactions contemplated by the Arrangement.

As of the Record Date, the Consideration Shares would be comprised of 14,190,846 shares of Common Stock, prior to effecting any reverse split of the shares of Common Stock as contemplated herein, including the shares of Common Stock that would be issuable upon conversion or exchange of Peraso Securities that will become convertible into or exchangeable for shares of Common Stock in connection with the Arrangement and shares of Common Stock that would be issuable upon exchange of the Exchangeable Shares, in each case based upon an illustrative Exchange Ratio of 0.0512915979698675 shares of Common Stock for each outstanding Peraso Share calculated as of the Record Date). The Exchange Ratio, however, is subject to adjustment until the Effective Time as described herein, and, as such, the approximate amount of Consideration Shares is subject to adjustment. Because of the variability in the amount of Consideration Shares that may be issued pursuant to the Arrangement, you are being asked to approve the issuance of an amount of Consideration Shares that exceeds the approximate amount of Consideration Shares as of the date of this proxy statement. For a summary and detailed information regarding this proposal, see the information about the proposed Arrangement, and the issuance of the Consideration Shares in connection with the Arrangement contained throughout this proxy statement, including the information set forth in “Summary of the Arrangement” and “The Arrangement” and “The Arrangement Agreement.”

The following table sets forth, as of the date of this proxy statement, and for illustrative purposes, the approximate total number of Consideration Shares that may be issued pursuant to the Arrangement.

Security Type	Effective Number of Consideration Shares (3)	Percent Holding of Combined Company (fully diluted)
Outstanding Peraso Shares	5,960,761	25.62%
Options to Purchase Peraso Shares (1)	1,533,576	6.59%
Peraso Convertible Debentures (2)	6,371,117	27.39%
Warrants to Purchase Peraso Shares	325,392	1.40%

TOTAL	14,190,846	61.00%

(1)

Includes the grant to certain key/senior employees of Peraso of an additional 6,729,875 Peraso Options effective upon the conversion of the Peraso Convertible Debentures. Such Peraso Options will have an exercise price of CAD$0.15 and are subject to active employment of such key/senior employees on the conversion date.

(2)

Based on a conversion date for the Peraso Convertible Debentures on November 15, 2021. On such date, the principal amount outstanding will be $14,082,343.40 and the accrued interest will be $950,776.19. For purposes of this conversion, the conversion price of CAD$0.15 for the Peraso Convertible Debentures was converted into U.S. dollars based on a currency exchange rate of CAD$1 to $0.8068 (such that the conversion price for the Peraso Convertible Debentures is $0.12).

(3)

The number of outstanding securities immediately prior to the Effective Time are subject to change depending on, among other things, the date on which the Effective Time takes place, the currency exchange rate as well as any further issuances of debt or equity securities by Peraso prior to the Effective Time.

Pursuant to our Certificate of Incorporation and applicable Delaware state law, and limited only by the number of shares of Common Stock authorized for issuance under our Certificate of Incorporation, the MoSys Board has the power, without submitting the matter to a stockholder vote or approval, to issue shares of Common Stock, from time to time, for any consideration the MoSys Board deems appropriate. However, shares of Common Stock are listed on Nasdaq and Rules 5635(a) (which requires shareholder approval for the issuance of more than 20% of a listed company’s issued and outstanding shares) and (b) (which requires shareholder approval for a change of control of a listed company) of the Nasdaq Listing Rules require stockholder approval for the issuance of the Consideration Shares pursuant to the Arrangement. See “Why am I being asked to vote on the Arrangement?” in the questions section above. Thus, MoSys is requesting your vote in connection with the Arrangement Proposal.

Each of the Arrangement Proposal and the Incentive Plan Proposal will not be effected without the approval by the MoSys stockholders of both such proposals.

If this Arrangement Proposal is not approved, the Arrangement cannot be completed, each of MoSys and Peraso will have the right to terminate the Arrangement Agreement, and MoSys may be required to pay Peraso a termination payment. See “The Arrangement Agreement — Termination of the Arrangement Agreement.”

Vote Required and Board Recommendation

This proposal must be approved by a majority of the shares entitled to vote, that are present or represented by proxy at the Special Meeting. Abstentions will be treated as votes cast, and will have the effect of an “AGAINST” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The MoSys Board recommends that you vote “FOR” the authorization of the issuance of the Consideration Shares in connection with the Arrangement and approval of the entirety of transactions contemplated by the Arrangement.

PROPOSAL 2:

APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO IMPLEMENT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF UP TO 1-FOR-3

At the Special Meeting, MoSys Stockholders will be asked to approve an amendment to the Certificate of Incorporation effecting a reverse stock split of the issued and outstanding shares of Common Stock at a ratio of up to 1-for-3, with such specific ratio to be approved by the MoSys Board. Upon the effectiveness of the amendment to the Certificate of Incorporation effecting the reverse stock split (the “split effective time”), the issued and outstanding shares of Common Stock immediately prior to the split effective time will be reclassified into a smaller number of shares, at a ratio of up to 1-for-3, with such specific ratio to be approved by the MoSys Board. Approval of the proposal would permit the MoSys Board to implement the reverse stock split by a ratio of up to 1-for-3, with the exact ratio to be approved by the MoSys Board no later than the first anniversary of the Special Meeting unless abandoned earlier by the MoSys Board. Under the terms of the Arrangement Agreement, the determination as to whether the reverse stock split should be implemented as well as the reverse stock split ratio will be made solely by the MoSys Board

The Stock-Split Proposal is not contingent upon the approval of the Arrangement Proposal or the Incentive Proposal and may be effected by MoSys Board in the event the closing under the Arrangement Agreement does not occur. In addition, if the Arrangement is consummated without the prior implementation of the reverse stock split, then the MoSys Board will have the ability to implement such reverse stock split at any time prior to the first anniversary of the Special Meeting unless abandoned earlier by the MoSys Board. However, in the event the Common Stock is trading below $4.00 per share prior to the Closing, then the approval of the Stock-Split Proposal may be necessary to be approved by the MoSys Stockholders in order for the Combined Company to satisfy the initial listing Requirements of Nasdaq at the Effective Time to ensure the continued listing of the Common Stock.

The MoSys Board may decide not to effect a reverse stock split if it determines that it is not in the best interests of the Combined Company to do so. If the MoSys Board determines to implement a Reverse Stock Split, such Reverse Stock Split will become effective upon filing a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware or at such later date specified therein. Approval of this proposal will grant the MoSys Board the authority, without further action by the stockholders, to carry out the Reverse Stock Split any time after its approval and not later than the first anniversary of the Special Meeting, with the exact exchange ratio and timing to be determined at the discretion of the MoSys Board and set forth in a public announcement. Even if the MoSys stockholders approve this proposal, the MoSys Board may determine in its discretion not to effect the Reverse Stock Split.

If approved, this proposal would approve the amendment set forth in Annex K (the “Stock-Split Amendment”). The text of the proposed Stock-Split Amendment to effect the Reverse Stock Split is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the MoSys Board deems necessary and advisable to effect the proposed Stock Split Amendment. Stockholders are urged to carefully read Annex K.

If this Stock-Split Proposal is not approved, the Arrangement may still be completed unless the Common Stock is trading below $4.00 per share and is therefore below the required minimum bid price requirement to continue its listing on Nasdaq. In such case, each of MoSys and Peraso will have the right to terminate the Arrangement Agreement, and MoSys may be required to pay Peraso a termination payment. See “The Arrangement Agreement — Termination of the Arrangement Agreement.”

Background

Shares of Common Stock are currently listed on Nasdaq under the symbol “MOSY.” In connection with the Arrangement, the Combined Company will be required to satisfy the initial listing requirements of Nasdaq, which requires that the bid price of the Combined Company’s common stock to be at least $4.00 per share. Continued listing on the Nasdaq is a condition to the consummation of the Arrangement, which the MoSys Board has determined is in the best interest of its stockholders.

The purpose of the Reverse Stock Split would be to decrease the total number of shares of Common Stock outstanding and proportionately increase the market price of Common Stock above $4.00 per share in order to meet the initial listing requirements of Nasdaq in connection with the Arrangement. The MoSys Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is in the best interests of MoSys and its stockholders, and is likely to improve the trading price of shares of Common Stock and improve the likelihood that the Combined Company will be allowed to maintain our` continued listing on Nasdaq. Accordingly, the MoSys Board approved the Reverse Stock Split in order to help ensure that the share price of shares of Common Stock meets the initial listing requirements of Nasdaq.

Effective Time of the Reverse Stock Split

If this proposal is approved and the MoSys Board determines to effect the Reverse Stock Split, MoSys will file the proposed Stock Split Amendment with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time the Stock Split Amendment is filed with the Secretary of State of Delaware and becomes effective, with the exact timing to be determined at the discretion of the MoSys Board.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If the MoSys Board does not implement the Reverse Stock Split on or before the first anniversary of the Special Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Stock Split Amendment to effect the Reverse Stock Split will be abandoned. The MoSys Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of MoSys stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of Common Stock outstanding and proportionately increase the market price of the Common Stock above $4.00 per share in order to meet the initial listing minimum bid price requirements of Nasdaq and consummate the Arrangement under the Arrangement Agreement. Without Nasdaq approval to maintain MoSys’ listing on Nasdaq for the Combined Company, the Arrangement may not be consummated.

In addition to increasing the market price of our Common Stock so that the Combined Company can meet the initial listing minimum bid price rule requirements of Nasdaq, the Reverse Stock Split could also enhance the appeal of the Common Stock to the financial community, including institutional investors, and the general investing public. MoSys believes that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced stock to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore to have less third-party analysis of MoSys available to investors. In addition, certain institutional investors or investment funds may be prohibited from buying stocks whose price is below a certain threshold. We believe that the reduction in the number of issued and outstanding shares of Common Stock caused by the Reverse Stock Split, together with the anticipated increased stock price immediately following and resulting from the Reverse Stock Split, may encourage interest and trading in the Common Stock and thus possibly promote greater liquidity for stockholders, thereby resulting in a broader market for the Common Stock than that which currently exists.

The MoSys Board intends to effect the Reverse Stock Split only if it believes that a decrease in the number of Common Stock outstanding is in the best interests of MoSys and its stockholders and is likely to improve the trading price of Common Stock and improve the likelihood that we will be allowed to maintain our continued listing on Nasdaq for the Combined Company. Accordingly, the MoSys Board has approved the Reverse Stock Split in order to help ensure that the share price of Common Stock meets the initial listing requirements of Nasdaq and to provide flexibility in the future to the extent the Arrangement is not consummated or the Reverse Stock Split is not necessary at or prior to the Effective Time.

Board Discretion to Implement the Reverse Stock Split

The MoSys Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of MoSys stockholders because it provides the MoSys Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, the MoSys Board would carry out a reverse stock split only upon the MoSys Board’s determination that a reverse stock split would be in the best interests of its stockholders at that time and is necessary to continue the listing of the Common Stock in connection with the Arrangement. The MoSys Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, the MoSys Board may consider numerous factors including:

•	the historical and projected performance of Common Stock;

•	general economic and other related conditions prevailing in our industry and in the marketplace;

•	the projected impact of the Reverse Stock Split ratio on trading liquidity in Common Stock and MoSys’ ability to maintain continued listing on Nasdaq;

•	MoSys’ capitalization (including the number of shares of common stock issued and outstanding);

•	the then-prevailing trading price for Common Stock and the volume level thereof; and

•	the potential devaluation of MoSys’ market capitalization as a result of the Reverse Stock Split.

The MoSys Board intends to select a reverse stock split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

•

Although MoSys expects that the Reverse Stock Split will result in an increase in the market price of Common Stock, it cannot assure you that the Reverse Stock Split, if effected, will increase the market price of Common Stock in proportion to the reduction in the number of shares of Common Stock outstanding or result in a permanent increase in the market price. The effect that the Reverse Stock Split may have upon the market price of Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of Common Stock is dependent on many factors, including MoSys’ business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports MoSys files with the SEC. Accordingly, the total market capitalization of Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

•

Even if MoSys stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that the Combined Company will meet the initial listing requirements of Nasdaq.

•

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•

Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of Common Stock would remain unchanged. As a result, additional authorized shares of Common Stock would become available for issuance at such times and for such purposes as the MoSys Board may deem advisable without further action by stockholders, except as required by applicable Law or stock exchange rules. To the extent that additional authorized shares of Common Stock are issued in the future, such shares could be dilutive to existing stockholders of MoSys by decreasing such stockholders’ percentage of equity ownership in MoSys. For more information on potential anti-takeover effects of the Reverse Stock Split. See “Potential Anti-Takeover Effect”.

•

Although the MoSys Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of Common Stock could encourage interest in Common Stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to the issued and outstanding Common Stock, each holder of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of Common Stock upon the effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding Common Stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in MoSys. The relative voting rights and other rights and preferences that accompany the shares of Common Stock will not be affected by the Reverse Stock Split. Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized Common Stock, which is currently 120,000,000 shares. The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.

Effect on Outstanding Securities other than Common Stock

If approved by MoSys’ stockholders, the Reverse Stock Split will take effect upon the filing of the Stock-Split Amendment with the Delaware Secretary of State. The Reverse Stock Split, in and of itself, will not affect any stockholder’s proportional equity interest in MoSys, nor will it change any of the rights of the existing holders of MoSys Shares. Stockholders should recognize that after the Reverse Stock Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the Reverse Stock Split divided by the denominator determined by the MoSys Board). In addition, the Reverse Stock Split will likely increase the number of MoSys’ stockholders who own odd-lots (less than 100 shares). Stockholders who hold odd-lots generally experience an increase in the cost of selling their shares, as well as greater difficulty in effectuating such sales.

The following table, which is provided for illustrative purposes only, contains approximate information relating to Common Stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of June 30, 2021 assuming the Arrangement is not completed:

Proposed Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Outstanding	Approximate Number of Shares of Common Stock Reserved for Issuance in connection with Common Stock Options and Warrants	Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance
Pre-Reverse Split	120,000,000	8,685,635	387,199	11,500
1-for-1.5	120,000,000	5,790,423	258,132	7,667
1-for-3	120,000,000	2,895,212	129,066	3,833

The following table, which is provided for illustrative purposes only, contains approximate information relating to Common Stock immediately following the Reverse Stock Split under certain possible exchange ratios, based on share information as of June 30, 2021 on a pro forma basis as if the Arrangement is completed:

Proposed Ratio	Number of Shares of Common Stock Authorized	Approximate Number of Shares of Common Stock Outstanding	Approximate Number of Shares of Common Stock Reserved for Issuance in connection with Common Stock Options and Warrants	Approximate Number of Unreserved Shares of Common Stock Available for Future Issuance
Pre-Reverse Split	120,000,000	21,593,436	1,920,775	3,239,015
1-for-1.5	120,000,000	14,395,624	1,280,517	2,159,344
1-for-3	120,000,000	7,197,812	640,258	1,079,672

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make it more difficult or to discourage an attempt to take over or otherwise acquire control of MoSys (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of the MoSys Board or contemplating a tender offer or other change in control transaction).

In addition, the MoSys certificate of incorporation and the MoSys bylaws include provisions that may have an anti-takeover effect. These provisions, among things, permit the MoSys Board to issue preferred stock with rights senior to those of the shares of Common Stock without any further vote or action by the stockholders, provide that special meetings of stockholders may only be called by the MoSys Board and some of MoSys’ officers, and do not provide for cumulative voting rights, which could make it more difficult for stockholders to effect certain corporate actions and may delay or discourage a change in control. This will have no effect on the proposed Arrangement.

Accounting Matters

The Reverse Stock Split will not affect the par value per share of shares of Common Stock, which will remain unchanged at $0.001 per share. The stockholders’ equity, in the aggregate, will remain unchanged. At the effective time of the Reverse Stock Split, the stockholders’ equity will reflect the following: (i) the stated capital on our balance sheet attributable to the shares of Common Stock, which consists of the par value per share of the shares of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the ratio of the Reverse Stock Split; and (ii) correspondingly, the additional paid-in capital account, which consists of the difference between the stated capital and the aggregate amount paid upon issuance of all currently outstanding shares of Common Stock, will be increased by the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share and the other per share amounts will be increased because there will be fewer shares of Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Stock Split would be recast to give retroactive effect to the Reverse Stock Split. Additional adjustments will be made to these accounts as a result of any rounding to avoid the existence of fractional shares.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of Shares of Common Stock

Holders of shares of Common Stock may hold some or all of their shares of Common Stock electronically in book-entry form (“street name”) under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered shares of Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

MoSys stockholders will not receive fractional post-Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, any fractional shares that would otherwise be issuable as a result of the Reverse Stock Split will be rounded up to the nearest whole share.

No Dissenters’ or Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Stock Split to stockholders that hold Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This summary is based upon the provisions of the Code, Treasury regulations promulgated thereunder, administrative rulings, and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change and differing interpretations, possibly with retroactive effect. Changes in these authorities or their interpretation may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below.

This summary is for general information purposes only and does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation: (i) persons subject to special tax accounting rules as a result of any item of gross income with respect to shares of Common Stock being taken into account in an “applicable financial statement” (as defined in the Code); (ii) banks, insurance companies, or other financial institutions; (iii) tax-exempt organizations; (iv) dealers in securities or commodities; (v) regulated investment companies or real estate investment trusts; (vi) S corporations and partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members); (vii) traders in securities that elect to use the mark-to-market method of accounting; (viii) persons whose “functional currency” is not the U.S. dollar; (ix) persons holding shares of Common Stock in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction; (x) persons who acquired shares of Common Stock in connection with employment or the performance of services; (xi) retirement plans; (xii) persons who are treated as non-U.S. persons for U.S. federal income tax purposes; or (xiii) certain former citizens or long-term residents of the United States.

This discussion is limited to holders of shares of Common Stock that are U.S. holders. In addition, this summary of certain U.S. federal income tax consequences does not address the tax consequences arising under the laws of any foreign, state, or local jurisdiction or any U.S. federal tax consequences other than U.S. federal income taxation (such as U.S. federal estate and gift tax consequences). This discussion also does not address the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships holding shares of Common Stock and the partners therein should consult their tax advisers regarding the tax consequences to them of the Reverse Stock Split.

MoSys has not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service, or the IRS, regarding the U.S. federal income tax consequences of the Reverse Stock Split and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.

EACH MOSYS STOCKHOLDER SHOULD CONSULT ITS TAX ADVISERS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH STOCKHOLDER.

Taxation of Stockholders

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a recapitalization, a stockholder should not recognize gain or loss as a result of the Reverse Stock Split. A stockholder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the stockholder’s aggregate tax basis in the shares of Common Stock surrendered, and such stockholder’s holding period in the shares of Common Stock received should include the holding period of the shares of Common Stock surrendered. Treasury regulations promulgated under the Code provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered pursuant to the Reverse Stock Split to shares of Common Stock received pursuant to the Reverse Stock Split. Stockholders holding shares of Common Stock that were acquired on different dates and at different prices should consult their tax advisers regarding the allocation of the tax basis and holding period of such shares.

Vote Required and Board Recommendation

This proposal must be approved by a majority of the shares entitled to vote, that are present or represented by proxy at the Special Meeting. Abstentions will be treated as votes cast, and will have the effect of an “AGAINST” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The MoSys Board recommends that you vote “FOR” the Stock-Split Amendment.

PROPOSAL 3:

APPROVAL OF AN AMENDMENT AND RESTATEMENT TO THE MOSYS, INC. 2019 STOCK INCENTIVE PLAN

Overview

The MoSys Board is requesting that MoSys stockholders approve the adoption of an amendment to the MoSys, Inc. 2019 Stock Incentive Plan (the “2019 Plan”), which amendment is required to effectuate the Arrangement. If this proposal is approved, (i) the maximum number of shares of Common Stock that may be issued under the 2019 Plan in connection with Awards will be increased from 182,500 to 3,500,000, provided that such number shall not exceed 15% of Common Stock issued and outstanding immediately after the Effective Time (on a pre-reverse split basis), (ii) the maximum number of shares to be granted to non-employee directors for each year of service will be increased from 2,000 shares to 20,000 shares and (iii) the number of shares that may be granted to each non-employee director upon his or her initial appointment or election to the board will be increased from 6,000 shares to 100,000 shares.

If this Incentive Plan Proposal is not approved, the Arrangement cannot be completed, each of MoSys and Peraso will have the right to terminate the Arrangement Agreement, and MoSys may be required to pay Peraso a termination payment. See “The Arrangement Agreement — Termination of the Arrangement Agreement.”

Reasons for Amendment and Restatement of the 2019 Plan

The purpose of the 2019 Plan is to attract officers, employees, non-employee directors and other service providers to acquire and maintain an interest in MoSys and share in its growth and value. MoSys and Peraso each believe that the increase in the number of shares available under the 2019 Plan following the consummation of the Arrangement is essential to permit the Combined Company’s management to provide long-term, equity-based incentives to present and future directors, officers, employees, and other service providers.

As of September 14, 2021, there are 11,500 shares of Common Stock available for issuance under the 2019 Plan. The MoSys Board believes that the number of shares currently remaining available for issuance pursuant to the 2019 Plan is not sufficient for future granting needs in the light of the expected increase of the number of issued and outstanding shares of Common Stock. The MoSys Board believes that if the amendment to the 2019 Plan is approved by MoSys stockholders, the 11,500 shares available for issuance under the 2019 Plan will result in an adequate number of shares of Common Stock being available for future business decisions of the Combined Company.

The principal features of the 2019 Plan, as amended, are summarized below, but the summary is qualified in its entirety by reference to the Amended and Restated 2019 Stock Incentive Plan, which is attached as Annex M to this proxy statement.

Highlights of 2019 Plan

Purpose. The 2019 Plan is intended to retain and reward highly qualified employees and other service providers, including contract employees, consultants, and directors, and encourage their ownership of our common stock. The Combined Company will compete with many larger and successful companies for a limited pool of talented people. MoSys believes that it is essential that the Combined Company use equity compensation to help retain skilled employees and recruit talented new employees to achieve its objectives, which include growing its business and generating cash flow on a consistent basis and increasing stockholder value.

Administration. The 2019 Plan is administered by the compensation committee. Subject to the provisions of the 2019 Plan, the compensation committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the compensation committee has complete authority to interpret the 2019 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2019 Plan.

Eligibility. Incentive stock options may be granted only to employees, including officers, and the employees of any subsidiaries. All other stock awards may be granted to employees, officers, non-employee directors, and consultants and the employees and consultants of subsidiaries. As of the Effective Time, the Combined Company will have 92 employees and three non-employee directors who would be eligible to participate in the 2019 Plan.

Shares Subject to the 2019 Plan. The shares issued or to be issued under the 2019 Plan are authorized but unissued shares of our common stock or treasury shares. As of September 14, 2021, the maximum number of shares of Common Stock which may be issued or made subject to awards under the 2019 Plan is 182,500.

If an award granted under the 2019 Plan expires or otherwise terminates without being exercised in full the shares of Common Stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2019 Plan. In addition, shares that have been issued but are forfeited prior to becoming fully vested may become available for the grant of new stock awards under the 2019 Plan. If restricted stock units are settled, then only the number of shares (if any) actually issued in settlement of such award shall reduce the number available under the 2019 Plan and the balance shall again become available for awards. The full number of stock appreciation rights settled shall be counted against the number of shares available for award under the 2019 Plan, regardless of the number of shares actually issued in settlement of such award.

Types of Awards. Awards under the 2019 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards and stock grants. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or restricted stock units. Except as noted below, all relevant terms of any award will be set by the compensation committee in its discretion.

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Nonstatutory Stock Options and Incentive Stock Options (together, “Stock Options”) are rights to purchase our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as our Compensation Committee may determine. The compensation committee determines the exercise price for a stock option, within the terms and conditions of the 2019 Plan, provided that the exercise price of a Stock Option generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (4) by a “net exercise” arrangement, (5) by delivering a full-recourse promissory note or (6) by any other form that is consistent with applicable laws, regulations, and rules.

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Stock Appreciation Rights, or SARs, generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The compensation committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Common Stock on the date of grant. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the compensation committee. the compensation committee determines the term of stock appreciation rights granted under the 2019 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the compensation committee, equal to the product of (1) the excess of the per share fair market value of Common Stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of Common Stock with respect to which the stock appreciation right is exercised.

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Restricted Stock Awards. Restricted stock is a stock award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2019 Plan, the compensation committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock awards may be granted in consideration for (1) cash, (2) future services or services rendered to us or our affiliates prior to the award, (3) full recourse promissory notes or (4) any other form of legal consideration, as determined by the compensation committee. Common Stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the compensation committee. A restricted stock award may be transferred only upon such terms and conditions as set by the compensation committee.

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Restricted Stock Unit Awards. Restricted stock unit awards give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the compensation committee and as set forth in a restricted stock unit award agreement. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the compensation committee. Recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.

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Performance-Based Awards. The number of shares or other benefits granted, issued, retainable and/or vested under a stock award may be made subject to the attainment of performance goals. The compensation committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

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Stock Grant. Stock grants are grants of shares of Common Stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant contributions to our success, in lieu of compensation otherwise already due, or in other limited circumstances which the compensation committee deems appropriate.

Director Awards. The 2019 Plan permits the board of directors to establish by resolution the number of shares, up to a maximum of 2,000 each year for each non-employee director, to be covered by annual option grants or other awards to our non-employee directors for each year of service on our board. The shares would vest in full at the end of the 12-month period following a director’s election to the board at the annual meeting, corresponding to a full year of service. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2019 Plan further provides that each non-employee director may be granted an award to acquire up to 6,000 shares upon his or her initial appointment or election to our board. The shares covered by these awards vest over a three-year period at the rate of one-third of the total number of shares each year, subject to the non-employee director’s continuous service on the board. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2019 Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board.

Effect of Termination of Employment or Association. Unless the compensation committee determines otherwise in connection with any particular award under the 2019 Plan, Stock Options and SARs will generally terminate 12 months following the recipient’s termination of employment or other association with us due to death or disability and 90 days following the recipient’s termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

Transferability. Unless the compensation committee provides otherwise, no award granted under the 2019 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will or the laws of descent and distribution.

No Stock Option Repricing. Under the 2019 Plan, the compensation committee may not reduce the exercise price of outstanding stock options or stock appreciation rights that are “underwater,” or cancel those awards in exchange for cash or new awards, without stockholder approval (unless in connection with a capital adjustment).

Clawback/Recoupment. If we are required to prepare restated financial results because of an executive officer’s intentional misconduct or grossly negligent conduct, our board of directors will have authority under the 2019 Plan, to the extent permitted by applicable law, to require reimbursement or forfeiture of the amount of compensation such executive officer received during the three fiscal years preceding the year the restatement is determined to be required to the extent that such compensation exceeds what the officer would have received based on the restated performance.

Adjustments upon Changes in Capitalization. In the event of a recapitalization, stock split, or similar capital transaction, the compensation committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2019 Plan, the maximum number of shares subject to initial and annual grants to non-employee directors, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

Transactions. If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement will provide for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

Amendments to the 2019 Plan. Our board of directors has the authority to amend, suspend, or terminate the 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No Incentive Stock Options may be granted after the tenth anniversary of the date our board of directors adopted the 2019 Plan.

Summary of Tax Consequences. The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2019 Plan. This summary is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2019 Plan. Participants in the 2019 Plan should consult their own tax advisers as to the tax consequences of participation.

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Nonstatutory Stock Options. Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

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Incentive Stock Options. Except as noted at the end of this paragraph, there are no federal income tax consequences to a participant upon grant or exercise of an incentive stock option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

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Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•	Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.

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Restricted Stock Units, Performance Units and Stock Grants. A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2019 Plan.

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Potential Deferred Compensation. For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2019 Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of Common Stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

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Section 162(m) Limitations on MoSys’ Tax Deduction. In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the 2019 Plan to certain executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from MoSys exceeds the $1 million dollar limitation of Section 162(m) of the Code. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017.

New Plan Benefits. Awards granted under the 2019 Plan to the Combined Company’s executive officers and other employees are discretionary and are not subject to set benefits or amounts under the terms of the 2019 Plan. Accordingly, the benefits or amounts that will be received by or allocated to the Combined Company’s executive officers and other employees under the 2019 Plan are not determinable.

Vote Required and Board Recommendation

This proposal must be approved by a majority of the shares entitled to vote, that are present or represented by proxy at the Special Meeting. Abstentions will be treated as votes cast, and will have the effect of an “AGAINST” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The MoSys Board recommends that you vote “FOR” the Incentive Plan Proposal.

PROPOSAL 4

AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSALS 1 THROUGH 3

If, at the Special Meeting, the MoSys Board determines it is necessary or appropriate to adjourn the Special Meeting to solicit additional proxies if there are not sufficient votes to approve the Arrangement Proposal, the Stock-Split Proposal, and the Incentive Plan Proposal, MoSys intends to move to vote on the Adjournment Proposal.

For example, the MoSys Board may make such a determination if the number of shares of Common Stock represented and voting in favor of proposals 1 through 3 at the Special Meeting is not sufficient to adopt and approve such proposals, as applicable, in order to enable the MoSys Board to solicit additional proxies in respect of such proposals. If the MoSys Board determines that it is necessary or appropriate, MoSys will ask its stockholders to vote upon the Adjournment Proposal and not the applicable proposal.

In this proposal, MoSys is asking you to authorize the holder of any proxy solicited by the MoSys Board to vote in favor of the Adjournment Proposal. If the MoSys stockholders approve the Adjournment Proposal, MoSys could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the Adjournment Proposal could mean that, even if MoSys had received proxies representing a sufficient number of votes against the aforementioned proposal to defeat such proposals, MoSys could adjourn the Special Meeting without a vote and seek to convince the holders of those shares to change their votes. Additionally, MoSys may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.

Vote Required and Board Recommendation

This proposal must be approved by a majority of the shares entitled to vote, that are present or represented by proxy at the Special Meeting. Abstentions will be treated as votes cast, and will have the effect of an “AGAINST” vote, but “broker non-votes” will not be treated as votes cast and will not affect the outcome with regard to this proposal.

The MoSys Board recommends that you vote “FOR” the Adjournment Proposal.

PERASO HISTORICAL FINANCIAL STATEMENTS

The GAAP audited financial statements of Peraso for the years ended December 31, 2020 and 2019 and the unaudited interim financial statements of Peraso for June 30, 2021 and 2020 are presented in Annex L and are hereby incorporated by reference.

STOCKHOLDER PROPOSALS

As of the date of this proxy statement, the MoSys Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this proxy statement.

Under SEC regulations and the MoSys bylaws, for business to be properly submitted by a stockholder before any annual meeting (1) it must be a proper matter for stockholder action under the Delaware General Corporation Law, (2) the stockholder must have continuously held at least $2,000 in market value or 1% of the Corporation’s securities entitled to be voted on the proposal for at least one year by the date on which the stockholder submits the proposal and (3) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation in accordance with the Bylaws or in accordance with Rule 14a-8 under the Exchange Act before an annual meeting of stockholders, and its requirements shall apply regardless of whether the stockholder intends its proposal to be included in the Corporation’s proxy statement or intends to conduct its own proxy solicitation. In accordance with Rule 14a-8 a proposal must be received at MoSys’ principal executive offices not less than 120 calendar days before the date of MoSys’ proxy statement released to stockholders in connection with the previous year’s annual meeting.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement. This means that MoSys can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement. However, any statement contained in a document that is incorporated by reference into this proxy statement will be deemed updated and superseded for purposes of this proxy statement to the extent information contained in this proxy statement modifies or replaces the information. MoSys is incorporating by reference: i) its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 18, 2021 and ii) its Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the SEC on August 12, 2021.

The information incorporated by reference is considered to be a part of this proxy statement, and later information that MoSys files with the SEC will update and supersede that information. MoSys incorporates by reference in this proxy statement the documents listed below and any future filings that MoSys makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this proxy statement until the date of the special meeting. The information incorporated by reference is an important part of this proxy statement. Any statement in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this proxy statement. Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

The documents listed above are enclosed with this proxy statement and are also available on the SEC’s website at http://www.sec.gov and on MoSys’ website at https://mosys.com. Additional information about Peraso may be obtained at https://perasotech.com.

Representatives of Weinberg & Co., P.A., MoSys’ principal accountants, will not be present at the Special Meeting.

You may obtain additional copies of this proxy statement, and may ask any questions about the Arrangement or the Arrangement Agreement, by contacting the following address:

Kingsdale Advisors

E-mail: contactus@kingsdaleadvisors.com

ANNEX A

PROXY CARD

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below:
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” Items 1, 2, 3, and 4.

Please fold here — Do not separate.

1. Approval of the issuance of shares of our common stock in connection with the proposed arrangement with Peraso Technologies Inc. in accordance with the requirements of the Nasdaq Listing Rules.	For	Against	Abstain

2.  Adoption of an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio of up to 1-for-3, as determined by our board of directors, at any time within one year of the special meeting.

	For	Against	Abstain
3. Approval of an amendment and restatement to the MoSys 2019 Stock Incentive Plan to increase the number of shares authorized for issuance thereunder.	For	Against	Abstain

4. Approval of the postponement or adjournment of the special meeting to solicit additional proxies if there are not sufficient votes to approve proposals (1) to (3) or in the absence of a quorum.	For	Against	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO, THREE, AND FOUR. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO TRANSACT ANY OTHER BUSINESS AND VOTE ON ANY OTHER MATTERS REFERRED TO IN SEC RULE 14a-4 THAT MAY PROPERLY COME BEFORE THE MEETING.

Date	Signature(s) in Box

Please sign exactly in the name or names in which you hold your shares of common stock. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, guardian or other fiduciary, please give your full title. If signing for a corporate or other entity, please sign in full corporate or other entity name by a duly authorized officer or other agent.

MoSys, Inc.

SPECIAL MEETING OF STOCKHOLDERS

Tuesday, November 23, 2021

11:00 A.M.

MoSys, Inc. 2309 Bering Drive San Jose, CA 95131	proxy

This Proxy is Solicited on Behalf of the Board of Directors of MoSys, Inc.

The undersigned, revoking any proxy previously given, hereby appoints Messrs. Daniel Lewis and James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned in favor of each proposal designated on this Proxy Card and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the Special Meeting of stockholders of MoSys, Inc. on November 23, 2021, and any adjournment of the Special Meeting.

You are encouraged to specify your choice by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors recommendation. This proxy, when properly executed, will be voted as directed. If no direction is given with respect to a particular proposal, this proxy will be voted “FOR” for Proposal 1, Proposal 2, Proposal 3, and Proposal 4. The proxy cannot vote your shares unless you sign this card on the REVERSE SIDE before returning it.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE; OR UTILIZE THE TELEPHONE OR INTERNET VOTING PROCEDURE, AS DESCRIBED ON THE REVERSE SIDE OF THIS FORM. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE www.proxypush.com/mosy Use the Internet to vote your proxy	PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT)	MAIL

Mark, sign and date

proxy card and return it in the postage-paid envelope provided.
vote your proxy until 11:59 p.m. (CT) on November 22, 2021.	on November 22, 2021.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

Execution Version

ANNEX B

MOSYS, INC.

- and -

2864552 ONTARIO INC.

- and -

2864555 ONTARIO INC.

- and -

PERASO TECHNOLOGIES INC.

ARRANGEMENT AGREEMENT

September 14, 2021

ARTICLE 1

INTERPRETATION

ARTICLE 2

THE ARRANGEMENT

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PERASO

Section 3.1	Representations and Warranties of Peraso	30
Section 3.2	Survival of Representations and Warranties	30

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR, CANCO AND CALLCO

Section 4.1	Representations and Warranties of RTO Acquiror	30
Section 4.2	Survival of Representations and Warranties	30

(i)

ARTICLE 5

COVENANTS

ARTICLE 6

CONDITIONS

ARTICLE 7

ADDITIONAL COVENANTS

ARTICLE 8

TERM, TERMINATION, AMENDMENT AND WAIVER

ARTICLE 9

GENERAL PROVISIONS AND MISCELLANEOUS

(ii)

Section 9.6	Entire Agreement, Binding Effect and Assignment	54
Section 9.7	No Liability	54
Section 9.8	Severability	54
Section 9.9	Counterparts, Execution	54

ADDENDA

SCHEDULE “A“ PLAN OF ARRANGEMENT
SCHEDULE “B“ PERASO ARRANGEMENT RESOLUTION
SCHEDULE “C“ REPRESENTATIONS AND WARRANTIES OF PERASO
SCHEDULE “D“ REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR
SCHEDULE “E“ KEY REGULATORY APPROVALS
SCHEDULE “F“ FORM OF SUPPORT AGREEMENT
SCHEDULE “G“ FORM OF VOTING AND EXCHANGE AGENCY AGREEMENT
SCHEDULE “H“ RTO ACQUIROR CERTIFICATE OF DESIGNATION
SCHEDULE “I“ FORM OF LOCK-UP AGREEMENT
SCHEDULE “J“ FORM OF ESCROW AGREEMENT

(iii)

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (the “Agreement”) is dated September 14, 2021 among MOSYS, INC., a corporation existing under the laws of the State of Delaware (the “RTO Acquiror”), 2864555 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Canco”), 2864552 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Callco”) and PERASO TECHNOLOGIES INC., a corporation existing under the laws of the Province of Ontario (“Peraso”).

WHEREAS:

A.

RTO Acquiror, Canco, Callco and Peraso wish to complete a transaction pursuant to which, among other things, RTO Acquiror will, indirectly through Canco, acquire all of the Peraso Shares in exchange for the Consideration, by way of a statutory plan of arrangement, which is to be completed under the provisions of the OBCA on and subject to the terms and conditions contained herein;

B.

the Peraso Board has determined, after having considered financial and legal advice, that it would be advisable and in the best interests of Peraso and the Peraso Shareholders for Peraso to enter into this Agreement and for the Peraso Board to unanimously recommend that Peraso Shareholders vote in favour of the Peraso Arrangement Resolution at the Peraso Meeting;

C.

RTO Acquiror has entered into the Peraso Voting Agreements with the Peraso Supporting Shareholders, pursuant to which, among other things, such Peraso Supporting Shareholders agree, subject to the terms and conditions thereof, to vote the Peraso Shares and any securities convertible, exercisable or exchangeable into Peraso Shares held by them in favour of the Arrangement;

D.

the RTO Acquiror Board has determined, after having considered financial and legal advice, that it would be advisable and in the best interests of RTO Acquiror and the RTO Acquiror Shareholders for the RTO Acquiror to enter into this Agreement and for the RTO Acquiror Board to unanimously recommend that RTO Acquiror Shareholders vote in favour of the RTO Acquiror Shareholder Approval Matters at the RTO Acquiror Meeting;

E.

Peraso has entered into the RTO Acquiror Voting Agreements with the RTO Acquiror Supporting Shareholders, pursuant to which, among other things, such RTO Acquiror Supporting Shareholders agree, subject to the terms and conditions thereof, to vote the RTO Acquiror Shares and any securities convertible, exercisable or exchangeable into RTO Acquiror Shares held by them in favour of the RTO Acquiror Shareholder Approval Matters;

F.

the Parties intend that the plan of arrangement provide certain Peraso Shareholders with the opportunity to exchange Peraso Shares for Exchangeable Shares on a tax-deferred basis for Canadian Tax purposes;

G.	the Parties have entered into this Agreement to provide for the matters referred to in the foregoing recitals and for other matters relating to the Arrangement; and

H.	Capitalized terms used but not otherwise defined in these recitals have the meanings ascribed to such terms in Section 1.1.

NOW THEREFORE in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1     Definitions

In this Agreement, unless the context otherwise requires:

“Acceptable Confidentiality Agreement” has the meaning ascribed thereto in Section 7.3(1)(d);

“Acquisition Proposal” means, with respect to Peraso, a Peraso Acquisition Proposal, and, with respect to RTO Acquiror, an RTO Acquiror Acquisition Proposal;

“affiliate” has the meaning ascribed thereto in the Securities Act;

“Agreement” means this arrangement agreement, including all schedules annexed hereto, together with the Peraso Disclosure Letter and the RTO Acquiror Disclosure Letter, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof;

“Alternative Acquisition Agreement” has the meaning ascribed thereto in Section 7.2(1)(d);

“Arrangement” means the arrangement of Peraso under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations to the Plan of Arrangement made in accordance with the terms of this Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably;

“Articles of Arrangement” means the articles of arrangement of Peraso in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Parties, each acting reasonably;

“Authorization” means any authorization, Order, Permit, approval, grant, licence, registration, consent, right, notification, condition, franchise, privilege, certificate, Judgment, writ, injunction, award, determination, direction, decision, decree, bylaw, rule or regulation, whether or not having the force of Law, and includes any environmental Permit;

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario or San Jose, California are authorized or required by applicable Law to be closed;

“Callco” has the meaning ascribed thereto in the recitals above;

“Canco” has the meaning ascribed thereto in the recitals above;

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement;

“Change in Recommendation” means, with respect to Peraso, a Peraso Change in Recommendation and, with respect to RTO Acquiror, an RTO Acquiror Change in Recommendation;

“Claim” means (i) any suit, action, proceeding, dispute, investigation, claim, arbitration, Order, summons, citation, directive, ticket, charge, demand or prosecution, whether legal or administrative; or (ii) any appeal or application for review; whether at law or in equity or by any Governmental Entity;

“Confidentiality Agreement” means the confidentiality agreement dated as of November 16, 2020 between Peraso and the RTO Acquiror, as it may be amended from time to time;

“Consideration” means, collectively: (i) the consideration to be received by Peraso Shareholders pursuant to the Plan of Arrangement in respect of each Peraso Share that is issued and outstanding immediately prior to the Effective Time, being either the RTO Acquiror Share Consideration or the Exchangeable Share Consideration as elected in accordance with the Plan of Arrangement by a Peraso Shareholder in respect of each Peraso Share held; and (ii) the RTO Acquiror Replacement Options;

“Contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, joint venture, partnership or other right or obligation (written or, to the extent enforceable, oral) to which a Party or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound or to which any of their respective properties or assets is subject;

“Court” means the Ontario Superior Court of Justice (Commercial List);

“COVID-19” shall mean the novel coronavirus, SARS-CoV-2 or COVID-19 (and all related strains and sequences), including any intensification, resurgence or any evolutions or mutations thereof, and/or related or associated epidemics, pandemics, disease outbreaks or public health emergencies;

“Depositary” means Kingsdale Partners LP, or such other person appointed by Peraso and RTO Acquiror (each acting reasonably), for the purpose of, among other things, exchanging certificates representing Peraso Shares for the Consideration;

“DGCL” means the General Corporation Law of the State of Delaware and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Director” means the Director appointed pursuant to Section 278 of the OBCA;

“Dissent Rights” means the rights of dissent exercisable by the Peraso Shareholders under Section 185 of the OBCA or as otherwise determined by the Court in the Interim Order in respect of the Peraso Arrangement Resolution;

“Dissenting Shareholder” has the meaning ascribed thereto in the Plan of Arrangement;

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement, which shall be no later than the Outside Date;

“Effective Time” has the meaning ascribed thereto in the Plan of Arrangement;

“Employee Plans” means all benefit or compensation plans, programs, policies, practices, contracts, agreements or other arrangements, covering current or former employees, directors or consultants of a Party, including without limitation employment, consulting, deferred compensation, equity, benefit, bonus, incentive, pension, retirement, savings, stock purchase, profit sharing, stock option, stock appreciation, phantom stock, termination, change of control, life insurance, medical, health, welfare, hospital, dental, vision care, drug, sick leave, disability, and similar plans, programmes, arrangements or practices, whether or not in writing and whether or not funded, in each case, which is sponsored, maintained or contributed to by a Party or any of its affiliates, or to which a Party or any of its affiliates is obligated to contribute, or with respect to which a Party or any of its affiliates has any liability, direct or indirect, contingent or otherwise, other than benefit plans established pursuant to statute;

“Encumbrance” means any Claim, encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, option, right of pre-emption, privilege or any matter capable of registration against title or any Contract to create any of the foregoing;

“Environmental Laws” means all Laws aimed at, or relating to, the reclamation or restoration of properties, occupational health and safety, protection of the environment, abatement of pollution, protection of wildlife, ensuring public safety from environmental hazards and all other Laws relating to (i) the management processing, use, treatment, storage, disposal, discharge, transport or handling of any hazardous substances; (ii) plant and animal life, (iii) lands; or (iv) other natural resources;

“Escrow Agent” means Kingsdale Partners LP, in its capacity as escrow agent under the Escrow Agreement;

“Escrow Agreement” means the escrow agreement among the Escrow Agent, RTO Acquiror, Peraso and Canco, substantially in the form attached as Schedule “J” hereto;

“Escrow Consideration” means an aggregate of 1,815,445 Exchangeable Shares and RTO Acquiror Shares, collectively, which shall be issued at the Effective Time, subject to escrow pursuant to the terms of the Escrow Agreement and which Exchangeable Shares and RTO Acquiror Shares shall be escrowed on a pro rata basis from the Consideration to be received by the Peraso Shareholders (not including the RTO Acquiror Replacement Options);

“Escrow Consideration Value” has the meaning ascribed thereto in Section 2.10(8);

“Escrow Release Condition” means the earlier of: (a) any date following the first anniversary of the Effective Time and prior to the third anniversary of the Effective Time where the volume weighted average price of the RTO Acquiror Shares for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days is at least $8.57 per share, subject to adjustment to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into RTO Acquiror Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other similar change with respect to RTO Acquiror Shares occurring after the date of this Agreement; (b) the date of any sale of all or substantially all of the assets or shares of the RTO Acquiror; and (c) the date of any bankruptcy, insolvency, restructuring, receivership, administration, wind-up, liquidation, dissolution or similar event involving the RTO Acquiror;

“Exchangeable Share Consideration” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchange Ratio” has the meaning ascribed thereto in the Plan of Arrangement;

“Exchangeable Shares” means the exchangeable shares in the capital of Canco as more particularly described in Appendix I to the Plan of Arrangement;

“Exchange Time” has the meaning set out in the Plan of Arrangement;

“Final Order” means an order of the Court granted pursuant to Section 182(5) of the OBCA, in form and substance acceptable to each of the Parties, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of the Parties, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to the Parties, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied;

“Fully-Diluted” means that all options, warrants or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of capital stock, whether or not vested, have been exercised or converted, as applicable, in full;

“Governmental Entity” means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or securities exchange, including the NASDAQ, (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing;

“including” means including without limitation, and “include” and “includes” have a corresponding meaning;

“Intellectual Property” means domestic and foreign intellectual property rights, whether or not registrable, patentable or otherwise formally protectable, including: (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) works, copyrights, copyright registrations and applications for copyright registration, including all moral rights or similar rights of authorship or attribution; (iii) designs, design registrations, design registration applications and integrated circuit topographies; (iv) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade-mark applications, trade dress and logos, and all goodwill related thereto; (v) know-how, trade secrets, proprietary information, algorithms, formulae, recipes, systems, compositions, manufacturing and production processes, methods and techniques and related documentation, clinical and testing data, customer and supplier information, and market and survey information (collectively, “Trade Secrets”); and (vi) telephone numbers, domain names and social media identities, and the goodwill associated with any of the foregoing;

“Interim Order” means an order of the Court in form and substance acceptable to each of the Parties, acting reasonably, providing for, among other things, the calling and holding of the Peraso Meeting, as the same may be amended by the Court with the consent of the Parties, each acting reasonably;

“ITA” means the Income Tax Act (Canada);

“Judgment” means any judgment, Order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent);

“Key Regulatory Approvals” means those rulings, consents, orders, exemptions, Permits, Authorizations and other approvals of Governmental Entities, necessary to proceed with the transactions contemplated by this Agreement and the Plan of Arrangement, as listed in Schedule “E”;

“Law” means, with respect to any Person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, Judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such Person or its business, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended;

“Liability” means, in respect of any Person, any debt, liability or obligation of any kind or nature whatsoever, including (i) any right against such Person to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, (ii) any right against such Person to an equitable remedy for breach of performance, whether or not such right to any equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and (iii) any obligation of such Person for the performance of any covenant or agreement (whether for the payment of money or otherwise);

“Lock-Up Agreements” means the lock-up agreements to be made effective as of the Effective Time among RTO Acquiror and each of the Locked-Up Persons and substantially in the form of Schedule “I”;

“Locked-Up Persons” means: (a) each of the executive officers and directors of RTO Acquiror; and (b) any other shareholders of RTO Acquiror owning 5.0% or more of the RTO Acquiror Shares (calculated on a Fully-Diluted basis), in each case, at the Effective Time;

“Losses” means any loss, liability, damage, out-of-pocket costs and expenses (including, interest, penalties and reasonable accountants’ and attorneys’ fees), but shall not include exemplary or punitive damages;

“Matching Party” has the meaning ascribed thereto in Section 7.4(1);

“material change,” “material fact” and “misrepresentation” have the meanings ascribed thereto in the Securities Act;

“Material Contract” means any of the following for a Party:

(a)	any material management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other similar Contract;

(b)	any Contract with any distributor, reseller or sales representative with an annual value in excess of $100,000;

(c)

any Contract with any manufacturer, vendor, or other Person for the supply of materials or performance of services by such third party to the Party in relation to the manufacture of the Party’s products or product candidates with an annual value in excess of $100,000;

(d)

any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement;

(e)

any Contract incorporating or relating to any guaranty, any sharing of liabilities or any indemnity not entered into in the ordinary course of business, including any indemnification agreements between a Party and any of its officers or directors;

(f)

any Contract imposing any restriction on the right or ability of the Party or that would by the terms of the Contract would impose any restriction on the right or ability of the Party: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as a director, an officer or other employee, a consultant or an independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business with any other Person;

(g)

any Contract currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

(h)	any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(i)	any joint marketing or development agreement;

(j)

any Contract that provides for: (A) any right of first refusal, right of first negotiation, right of first notification or similar right with respect to any securities or assets of the Party; (B) any “no shop” provision or similar exclusivity provision with respect to any securities or assets of the Party; or (C) contains most favored nation pricing provisions with any third party or any requirements or minimum purchase obligations of the Party;

(k)

any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $100,000 or more in the aggregate, or contemplates or involves the performance of services having a value in excess of $100,000 in the aggregate other than any arrangement or agreement expressly contemplated or provided for under this Agreement;

(l)

any Contract that does not allow the Party to terminate the Contract for convenience with no more than ninety (90) days prior notice to the other party and without the payment of any rebate, chargeback, penalty or other amount to such third party in connection with any such termination in an amount or having a value in excess of $100,000 in the aggregate; or

(m)	that is a “material contract” (with respect to RTO Acquiror, as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

“NASDAQ” means the Nasdaq Capital Market;

“Ninth A&R USA” means the ninth amended and restated unanimous shareholders’ agreement of Peraso dated as of March 13, 2020 between Peraso and its securityholders, as amended from time to time;

“OBCA” means the Business Corporations Act (Ontario);

“Order” means an order, injunction, Judgment, administrative complaint, decree, ruling, award, assessment, direction, instruction, penalty or sanction issued, filed or imposed by any Governmental Entity;

“ordinary course of business,” “ordinary course of business consistent with past practice,” or any similar reference, means, with respect to an action taken by a Person, that such action is consistent with the past practices (in terms of nature, scope and magnitude) of such Person and is taken in the ordinary course of the normal day-to-day business and operations of such Person;

“Other Party” has the meaning ascribed thereto in Section 7.3(1)(e);

“Outside Date” means November 30, 2021, or such later date as may be agreed to in writing by the Parties;

“Parties” means, collectively, Peraso, RTO Acquiror, Canco and Callco and “Party” means any one of them;

“Peraso” has the meaning ascribed thereto in the recitals above;

“Peraso Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to Peraso, after the date hereof relating to: (i) any acquisition or purchase, direct or indirect, of: (A) the assets of Peraso and/or one or more of its subsidiaries that, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of Peraso and its subsidiaries, taken as a whole, or which contribute twenty percent (20%) or more of the consolidated revenue of Peraso and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (B) beneficial ownership of twenty percent (20%) or more of the issued and outstanding voting or equity securities of Peraso or any one or more of its subsidiaries that, individually or in the aggregate, contribute twenty percent (20%) or more of the consolidated revenues or constitute twenty percent (20%) or more of the consolidated assets of Peraso and its subsidiaries, taken as a whole; (ii) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning twenty percent (20%) or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of Peraso or any of its subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Peraso or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; or (iv) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, licence or other arrangement having a similar economic effect as a sale) by Peraso and/or one or more of its subsidiaries, which assets represent twenty percent (20%) or more of the consolidated assets of Peraso and its subsidiaries measured by fair market value, or contribute twenty percent (20%) or more of the consolidated revenue or operating income of Peraso; or (v) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by this Agreement;

“Peraso Arrangement Resolution” means the special resolution of the Peraso Shareholders approving the Plan of Arrangement, which is to be considered at the Peraso Meeting in the form of Schedule “B” hereto (unless RTO Acquiror agrees in writing to any changes to such form);

“Peraso Board” means the board of directors of Peraso as the same is constituted from time to time;

“Peraso Board Recommendation” has the meaning ascribed thereto in Section 2.5(2);

“Peraso Business” means the business and affairs of Peraso, being a fabless semiconductor company specializing in the development of mmwave semiconductor systems, primarily in the 60 GHz spectrum band for 802.11ad/ay compliant devices and in the 28/39 GHz spectrum bands for 5G compliant devices;

“Peraso Change in Recommendation” occurs or is made when, (i) the Peraso Board or any committee of the Peraso Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five (5) Business Days (and in any case prior to the Peraso Meeting) after having been requested in writing by the RTO Acquiror to do so, the Peraso Board Recommendation, or (ii) the Peraso Board or any committee of the Peraso Board takes no position or a neutral position with respect to a Peraso Acquisition Proposal for more than five (5) Business Days after a Peraso Acquisition Proposal is made or publicly announced, or (iii) the Peraso Board or any committee of the Peraso Board resolves or publicly proposes to take any of the foregoing actions;

“Peraso Circular” means the notice of the Peraso Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, to be sent to the Peraso Shareholders, as required by the Court in the Interim Order, in connection with the Peraso Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement;

“Peraso Convertible Debentureholders” means the holders of Peraso Convertible Debentures;

“Peraso Convertible Debentures” means the secured convertible debentures of Peraso in the aggregate principal amount of $14,082,343.40 which are outstanding immediately prior to the Effective Time;

“Peraso Convertible Securities” has the meaning ascribed thereto in the Plan of Arrangement;

“Peraso Disclosure Letter” means the disclosure letter executed by Peraso and delivered to RTO Acquiror prior to or concurrently with the execution of this Agreement;

“Peraso Fairness Opinions” means, collectively: (a) the opinion from the Peraso Financial Advisor, addressed to the Peraso Board, stating that, as at the date of such opinion, the Consideration to be received pursuant to the Plan of Arrangement is fair, from a financial point of view, to the Peraso Shareholders; and (b) the opinion from the Peraso Financial Advisor, addressed to the Peraso Board, stating that, as at the date of such opinion, the methodology used to calculate the conversion of the Peraso Warrants into Peraso Shares is fair and reasonable to the Peraso Warrantholders and the Peraso Shareholders;

“Peraso Financial Advisor” means Evans & Evans, Inc.;

“Peraso Financial Statements” means: (a) the audited consolidated financial statements of Peraso for the years ended December 31, 2020 and December 31, 2019, including the auditor’s report thereon and the notes thereto; and (b) the unaudited interim consolidated financial statements of Peraso for the six months ended June 30, 2021 and 2020;

“Peraso Material Adverse Effect” means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of Peraso and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (i) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (ii) the semiconductor industry in general, (iii) any generally applicable change in applicable Law (other than orders, Judgments, claims or decrees against Peraso or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (iv) the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, on Peraso or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (v) any action taken or refrained from being taken by Peraso or its subsidiaries in connection with this Agreement, to the extent RTO Acquiror has expressly consented to, approved or requested such action in writing following the date of this Agreement and (vii) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that Peraso and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (i), (ii), (iii) or (vi) above relative to other participants in the industries in which Peraso and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on Peraso or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been a Peraso Material Adverse Effect; and (y) references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “Peraso Material Adverse Effect” has occurred;

“Peraso Meeting” means the special meeting of Peraso Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Peraso Arrangement Resolution, and for any other purpose as may be set out in the Peraso Circular;

“Peraso Optionholders” means the holders at the relevant time of Peraso Options;

“Peraso Option Plan” means the stock option plan of Peraso dated January 9, 2009, as amended on January 1, 2019 and as further amended from time to time;

“Peraso Options” means, at any time, options exercisable to acquire Peraso Shares granted under the Peraso Option Plan which are, at such time, outstanding, whether or not vested;

“Peraso Securityholders” means Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders and Peraso Convertible Debentureholders;

“Peraso Securities” means Peraso Shares, Peraso Options, Peraso Warrants and Peraso Convertible Debentures;

“Peraso Shareholder Approval” has the meaning ascribed thereto in Section 2.3(c);

“Peraso Shareholder Approval Termination Event” has the meaning ascribed thereto in Section 8.3(2);

“Peraso Shareholder Approval Termination Payment” has the meaning ascribed thereto in Section 8.3(2);

“Peraso Shareholders” means the holders of Peraso Shares;

“Peraso Shares” means issued and outstanding common shares in the capital of Peraso;

“Peraso Superior Proposal” means any unsolicited bona fide written Peraso Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding Peraso Shares or all or substantially all of the assets of Peraso on a consolidated basis that: (i) complies with Securities Laws and did not result from or involve a breach of Article 7; (ii) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iii) is not subject, either by the terms of such Peraso Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the Peraso Acquisition Proposal be obtained; (iv) if any consideration is cash, is not subject to any financing contingency or condition; (v) is not subject to any due diligence or access condition; (vi) is not subject, either by the terms of such Peraso Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (vii) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that Peraso completes the Arrangement or any similar other transaction with RTO Acquiror or any of its affiliates agreed prior to any termination of this Agreement and (viii) that the Peraso Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the Peraso Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Peraso Acquisition Proposal and the party making such Peraso Acquisition Proposal, (A) would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the Peraso Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by RTO Acquiror pursuant to Section 7.4(2)) and (B) the failure to recommend such Peraso Acquisition Proposal to the Peraso Shareholders would be contrary to the fiduciary duties of the Peraso Board;

“Peraso Supporting Shareholders” means, collectively, all of the senior officers and directors and 10% shareholders of Peraso (determined on a Fully-Diluted basis) who have entered into Peraso Voting Agreements;

“Peraso Tail Policy” has the meaning ascribed thereto in Section 5.6(2);

“Peraso Third Quarter Financial Statements” has the meaning ascribed thereto in Section 6.2(d);

“Peraso Voting Agreements” means the voting agreements of even date herewith (including all amendments thereto after the date hereof) between RTO Acquiror and the Peraso Supporting Shareholders setting forth the terms and conditions upon which the Peraso Supporting Shareholders have agreed, among other things, to vote their Peraso Shares in favour of the Peraso Arrangement Resolution;

“Peraso Warrant Consideration Amount” means: (a) in respect of Peraso Warrant Certificate No. 2020-001 issued on March 13, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 1,431,177 Peraso Shares; (b) in respect of Peraso Warrant Certificate No. 2020-002 issued on October 30, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 2,159,247 Peraso Shares; (c) in respect of Peraso Warrant Certificate No. 2020-003 issued on October 30, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 801,059 Peraso Shares; and (d) in respect of Peraso Warrant Certificate No. 2021-001 issued on April 23, 2021 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 1,952,473 Peraso Shares. For greater certainty, no consideration shall be issued in respect of Peraso Warrants other than as set out in (a) to (d) above.

“Peraso Warrantholder” means a holder of one or more Peraso Warrants;

“Peraso Warrants” means the common share purchase warrants to acquire Peraso Shares which are at such time outstanding;

“Permit” means any license, permit, certificate, consent, Order, grant, approval, agreement, classification, restriction, registration or other authorization of, from or required by any Governmental Entity;

“Permitted Encumbrance” means, with respect to a Party:

(a)	assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease to which the Party or any of its subsidiaries is the tenant;

(b)

liens for Taxes, assessments and governmental charges due and being contested in good faith and diligently by appropriate proceedings and for the payment of which adequate provision has been made in the Party’s financial statements;

(c)

registered servitudes, easements, restrictions, rights of way and other similar rights in real property or any interest therein, provided: (i) the same are not of such nature as to materially restrict, limit, impair or impede the use of the property subject thereto in the Party’s business; and (ii) each such encumbrance has been complied with and is in good standing;

(d)

security given in the ordinary course of the Party’s business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Party’s business, other than security for borrowed money, provided that such security does not materially restrict, limit, impair of impede the ability of the Party or any of its subsidiaries to carry on its business; and

(e)

undetermined or inchoate liens, charges and privileges incidental to current construction or current operations and statutory liens, charges, adverse Claims, security interests or Encumbrances to which any Governmental Entity may be entitled that have not at the time been filed or registered against the title to the asset or served upon the owner or lessee of the property subject thereto pursuant to Law and that relate to obligations not due or delinquent, provided that they do not materially restrict, limit, impair of impede the ability of the Party or any of its subsidiaries to carry on its business;

“Person” includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Personal Information” means any information (regardless of form) that relates to an identified or identifiable individual; an identifiable individual is one who can be identified, directly or indirectly, in particular by reference to an identifier, such as a name, an identification number, location data, an online identifier or to one or more factors specific to the physical, physiological, genetic, mental, economic, cultural or social identity of that natural person; or any other information about an individual that is defined as “personal data” or “personal information” by applicable Law. Personal Information may include information such as name, street address, telephone number, e-mail address, photograph, date of birth, social security/insurance number, driver’s license number or data collected through an automated license plate recognition system, passport number, financial account information, username and password combinations or customer or account number, geolocation information of an individual or device, biometric data, medical or health information, cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier, and web or mobile browsing or usage information that is linked to the foregoing;

“Plan of Arrangement” means the plan of arrangement of Peraso, substantially in the form of Schedule “A” hereto, and any amendments or variations thereto made from time to time in accordance with this Agreement, the plan of arrangement or upon the direction of the Court in the Final Order with the consent of the Parties, each acting reasonably;

“Proceeding” means any action, cause of action, claim, demand, litigation, suit, investigation, citation, summons, subpoena, audit, hearing, originating application to a tribunal, arbitration or other similar proceeding of any nature, civil, criminal, regulatory, administrative or otherwise, whether in equity or at law, in contract, in tort or otherwise;

“Proposal Party” has the meaning ascribed thereto in Section 7.3(1);

“Receiving Board” has the meaning ascribed thereto in Section 7.4(1);

“Receiving Party” has the meaning ascribed thereto in Section 7.4(1);

“Representative” means, collectively, in respect of a Person, its subsidiaries and its affiliates and its and their officers, directors, employees, consultants, advisors, agents or other representatives (including financial, legal or other advisors);

“Reverse Split” has the meaning ascribed thereto in Section 2.16;

“Roadmap” means, collectively, Roadmap Peraso LP, Roadmap Peraso LP (U.S. and Offshore), Roadmap Innovation Fund I, Roadmap Innovation Fund II and Roadmap Innovation Fund (US and Offshore) I;

“RTO Acquiror” has the meaning ascribed thereto in the recitals above;

“RTO Acquiror Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry from any Person or group of Persons acting jointly or in concert, whether or not in writing and whether or not delivered to RTO Acquiror, after the date hereof relating to: (i) any acquisition or purchase, direct or indirect, of: (A) the assets of RTO Acquiror and/or one or more of its subsidiaries that, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated assets of RTO Acquiror and its subsidiaries, taken as a whole, or which contribute twenty percent (20%) or more of the consolidated revenue of RTO Acquiror and its subsidiaries, taken as a whole (or any lease, long-term supply, hedging arrangement, joint venture, strategic alliance, partnership or other transaction having the same economic effect as a sale of such assets), or (B) beneficial ownership of twenty percent (20%) or more of the issued and outstanding voting or equity securities of RTO Acquiror or any one or more of its subsidiaries that, individually or in the aggregate, contribute twenty percent (20%) or more of the consolidated revenues or constitute twenty percent (20%) or more of the consolidated assets of RTO Acquiror and its subsidiaries, taken as a whole; (ii) any take-over bid, tender offer or exchange offer that, if consummated, would result in such Person or group of Persons beneficially owning twenty percent (20%) or more of the issued and outstanding voting or equity securities of any class of voting or equity securities of RTO Acquiror or any of its subsidiaries; (iii) any plan of arrangement, merger, amalgamation, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving RTO Acquiror or any of its subsidiaries; in all cases, whether in a single transaction or in a series of related transactions; or (iv) any direct or indirect sale of assets (or any alliance, joint venture, earn-in right, option to acquire, lease, licence or other arrangement having a similar economic effect as a sale) by RTO Acquiror and/or one or more of its subsidiaries, which assets represent twenty percent (20%) or more of the consolidated assets of RTO Acquiror and its subsidiaries measured by fair market value, or contribute twenty percent (20%) or more of the consolidated revenue or operating income of RTO Acquiror; or (v) any other transaction, the consummation of which prevents, or materially delays, impedes or interferes with, the transactions contemplated by this Agreement;

“RTO Acquiror Board” means the board of directors of RTO Acquiror as the same is constituted from time to time;

“RTO Acquiror Board Matters” has the meaning ascribed thereto in Section 2.14(1);

“RTO Acquiror Board Recommendation” has the meaning ascribed thereto in Section 2.11(3)(c);

“RTO Acquiror Business” means the business and affairs of the RTO Acquiror Group as described in the RTO Acquiror Disclosure Documents;

“RTO Acquiror Certificate of Designation” means the Certificate of Designation of the Special Voting Shares, in the form attached hereto as Schedule “H”;

“RTO Acquiror Change in Recommendation” occurs or is made when, (i) the RTO Acquiror Board or any committee of the RTO Acquiror Board fails to unanimously recommend or withdraws, amends, modifies or qualifies, publicly proposes or states its intention to do so, or fails to publicly reaffirm (without qualification) within five (5) Business Days (and in any case prior to the RTO Acquiror Meeting) after having been requested in writing by Peraso to do so, the RTO Acquiror Board Recommendation, or (ii) the RTO Acquiror Board or any committee of the RTO Acquiror Board takes no position or a neutral position with respect to an RTO Acquiror Acquisition Proposal for more than five (5) Business Days after an RTO Acquiror Acquisition Proposal is made or publicly announced, or (iii) the RTO Acquiror Board or any committee of the RTO Acquiror Board resolves or publicly proposes to take any of the foregoing actions;

“RTO Acquiror Disclosure Documents” means all information, disclosure, forms, reports, schedules, statements, certifications and other documents, including without limitation all press releases, forms, reports, schedules, financial statements and notes and schedules to such financial statements, management’s discussion and analysis of financial condition and results of operations, certifications, annual information forms, management information circulars, material change reports, business acquisition reports and other documents publicly disclosed or filed by the RTO Acquiror with the Securities Authorities since January 1, 2020;

“RTO Acquiror Disclosure Letter” means the disclosure letter executed by RTO Acquiror, Canco and Callco and delivered to Peraso prior to or concurrently with the execution of this Agreement;

“RTO Acquiror Financial Advisor” means Cassel Salpeter & Co., LLC;

“RTO Acquiror Financial Statements” means: (a) the audited consolidated financial statements (including any related notes thereto) of RTO Acquiror for the fiscal years ended December 31, 2020 and December 31, 2019, including the auditor’s report thereon and the notes thereto; and (b) the unaudited interim consolidated financial statements of the RTO Acquiror for the six months ended June 30, 2021 and 2020;

“RTO Acquiror Group” means RTO Acquiror and all of its direct and indirect subsidiaries, including Canco and Callco;

“RTO Acquiror Material Adverse Effect” means any effect, fact, change, event, occurrence or circumstance that is, or would reasonably be expected to be, material and adverse to the business, condition (financial or otherwise), properties, assets (tangible or intangible), liabilities (whether absolute, accrued, conditional or otherwise), capital, operations or results of operations of RTO Acquiror and its subsidiaries, taken as a whole, other than any effect arising from, relating to or resulting from, as applicable: (i) the global economy, political conditions (including the outbreak of war or any acts of terrorism), international trade or securities, financial or credit markets in general, natural disasters or other acts of God; (ii) the semi-conductor industry in general, (iii) any generally applicable change in applicable Law (other than orders, Judgments, claims or decrees against RTO Acquiror or any of its subsidiaries), or accounting standards or the enforcement or interpretation thereof; (iv) a change in the market trading price or trading volume of RTO Acquiror Shares (it being understood that the underlying cause of any such change may be taken into consideration when determining whether an RTO Acquiror Material Adverse Effect has occurred, unless otherwise excepted under this definition); (v) the announcement of this Agreement, including the impact thereof on the relationships, contractual or otherwise, on RTO Acquiror or its subsidiaries with customers, suppliers, business partners, regulators, vendors, Governmental Entities or other third Persons; (vi) any action taken or refrained from being taken by RTO Acquiror or its subsidiaries in connection with this Agreement, to the extent Peraso has expressly consented to, approved or requested such action in writing following the date of this Agreement; and (vii) any disease outbreaks, pandemics or epidemics or other related condition including COVID-19; provided, however, that (x) in the event that RTO Acquiror and its subsidiaries, taken as a whole, are materially and disproportionately affected by an effect described in clause (i), (ii), (iii) or (vi) above relative to other participants in the industries in which RTO Acquiror and its subsidiaries operate, the extent (and only the extent) of such effect, relative to such other participants, on RTO Acquiror or any of its subsidiaries, taken as a whole, may be taken into account in determining whether there has been an RTO Acquiror Material Adverse Effect; and (y) references in certain sections of this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, illustrative or interpretive for the purposes of determining whether a “RTO Acquiror Material Adverse Effect” has occurred;

“RTO Acquiror Meeting” means the special meeting of RTO Acquiror Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with this Agreement, for the purpose of voting on the RTO Acquiror Shareholder Approval Matters and for any other purpose as may be set out in the RTO Acquiror Proxy Statement if and as agreed to by Peraso;

“RTO Acquiror Proxy Statement” shall mean the proxy statement to be sent to RTO Acquiror’s stockholders in connection with the approval of the RTO Acquiror Shareholder Approval Matters;

“RTO Acquiror Record Date” has the meaning ascribed thereto in Section 2.11(2);

“RTO Acquiror Replacement Option” means an option to acquire RTO Acquiror Shares to be issued by RTO Acquiror in consideration for cancellation of the Peraso Options;

“RTO Acquiror Share Consideration” has the meaning ascribed thereto in the Plan of Arrangement;

“RTO Acquiror Shareholder Approval” means the approval of the RTO Acquiror Shareholder Approval Matters in accordance with the requirements of and to the extent required under applicable Law;

“RTO Acquiror Shareholder Approval Matters” has the meaning ascribed thereto in Section 2.12(1);

“RTO Acquiror Shareholder Approval Termination Event” has the meaning ascribed thereto in Section 8.3(3);

“RTO Acquiror Shareholder Approval Termination Payment” has the meaning ascribed thereto in Section 8.3(3);

“RTO Acquiror Shareholders” means the holders of RTO Acquiror Shares;

“RTO Acquiror Shares” means issued and outstanding shares of common stock in the capital of RTO Acquiror;

“RTO Acquiror Superior Proposal” means any unsolicited bona fide written RTO Acquiror Acquisition Proposal from a Person who is an arm’s length third party to acquire not less than all of the outstanding RTO Acquiror Shares or all or substantially all of the assets of the RTO Acquiror on a consolidated basis that: (i) complies with Securities Laws and did not result from or involve a breach of Article 7; (ii) is capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such proposal and the Person making such proposal; (iii) is not subject, either by the terms of such RTO Acquiror Acquisition Proposal or by virtue of any applicable Law, or rule or requirement of any stock exchange, to any requirement that the approval of the shareholders of the Person making the RTO Acquiror Acquisition Proposal be obtained; (iv) if any consideration is cash, is not subject to any financing contingency or condition; (v) is not subject to any due diligence or access condition; (vi) is not subject, either by the terms of such RTO Acquiror Acquisition Proposal or by virtue of any applicable Law, to any Authorization of a Governmental Entity; (vii) does not provide for the payment of any break, termination or other fees or expenses to the other party in the event that the RTO Acquiror completes the Arrangement or any similar other transaction with Peraso or any of its affiliates agreed prior to any termination of this Agreement and (viii) that the RTO Acquiror Board determines, in its good faith judgment, after receiving the advice of its outside legal and financial advisors and after taking into account all the terms and conditions of the RTO Acquiror Acquisition Proposal, including all legal, financial, regulatory and other aspects of such RTO Acquiror Acquisition Proposal and the party making such RTO Acquiror Acquisition Proposal, (A) would, if consummated in accordance with its terms, but without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the RTO Acquiror Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Peraso pursuant to Section 7.4(2)), and (II) the failure to recommend such RTO Acquiror Acquisition Proposal to the RTO Acquiror Shareholders would be contrary to the fiduciary duties of the RTO Acquiror Board;

“RTO Acquiror Supporting Shareholders” means, collectively, all of the senior officers and directors of RTO Acquiror who have entered into RTO Acquiror Voting Agreements;

“RTO Acquiror Tail Policy” has the meaning ascribed thereto in Section 5.6(1);

“RTO Acquiror Third Quarter Financial Statements” has the meaning ascribed thereto in Section 6.3(h);

“RTO Acquiror Voting Agreements” means the voting agreements (including all amendments thereto) between Peraso and the RTO Acquiror Supporting Shareholders setting forth the terms and conditions upon which the RTO Acquiror Supporting Shareholders have agreed, among other things, to vote their RTO Acquiror Shares in favour of the RTO Acquiror Shareholder Approval Matters;

“SEC” means the U.S. Securities and Exchange Commission;

“SEC Clearance Date” has the meaning ascribed thereto in Section 2.11(2);

“Section 3(a)(10) Exemption” means the exemption from the registration requirements of the U.S. Securities Act provided by section 3(a)(10) thereof;

“Securities Act” means the Securities Act (Ontario) and the rules, regulations, instruments (including national and multilateral instruments) and published policies made thereunder, as now in effect and as they may be promulgated or amended from time to time;

“Securities Authorities” means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC and the NASDAQ, that are applicable to Peraso or RTO Acquiror, as the case may be;

“Securities Laws” means the Securities Act, together with all other applicable Canadian provincial securities laws, the U.S. Securities Act, the U.S. Exchange Act, the Sarbanes-Oxley Act of 2002, and

applicable securities laws of the United States and the states thereof, and the rules and regulations and published policies of the securities authorities thereunder, as now in effect and as they may be promulgated or amended from time to time, and includes the rules and policies of the NASDAQ that are applicable to RTO Acquiror;

“Special Voting Share” means the special voting share in the capital of RTO Acquiror, having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Agency Agreement and the RTO Acquiror Certificate of Designation;

“subsidiary” has the meaning ascribed thereto in the National Instrument 45-106 – Prospectus Exemptions;

“Superior Proposal” means, with respect to Peraso, a Peraso Superior Proposal, and, with respect to RTO Acquiror, an RTO Acquiror Superior Proposal;

“Superior Proposal Matching Period” has the meaning ascribed thereto in Section 7.4(1)(a)(iv);

“Superior Proposal Notice” has the meaning ascribed thereto in Section 7.4(1)(a)(iii);

“Support Agreement” means an agreement to be made among RTO Acquiror, Canco and Callco in connection with the Plan of Arrangement substantially in the form and substance of Schedule “F”;

“Tax Returns” means all domestic and foreign federal, state, provincial, territorial, municipal and local returns, reports, declarations, disclosures, elections, notices, filings, forms, statements, information statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

“Taxes” means any and all domestic and foreign federal, state, provincial, municipal, territorial and local taxes, assessments and other governmental charges, duties, fees, levies, impositions and liabilities imposed by any Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), including without limitation pension plan contributions, tax instalment payments, unemployment insurance contributions and employment insurance contributions, disability, severance, social security, workers’ compensation and deductions at source, including taxes based on or measured by gross receipts, income, profits, sales, capital, use, and occupation, and including goods and services, value added, ad valorem, sales, capital gains, capital stock, windfall profits, premium, transfer, franchise, stamp, license, non-resident withholding, customs, payroll, recapture, employment, excise and property duties and taxes, together with all estimated taxes, deficiency assessments, interest, penalties, fines and additions to tax imposed with respect to such amounts, and shall include any liability for such amounts as a result of (i) being a transferee or successor or member of a combined, consolidated, unitary or affiliated group, or (ii) a contractual obligation to indemnify any Person or other entity;

“Termination Payment” means an amount equal to $3,500,000;

“Trading Day” means any day on which RTO Acquiror Shares are actually traded on the NASDAQ or such other stock exchange or automated quotation system on which RTO Acquiror Shares are actually traded if such shares do not trade on NASDAQ;

“Transaction Costs” has the meaning ascribed thereto in Section 8.3(1);

“Transaction Personal Information” has the meaning ascribed thereto in Section 9.1;

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder;

“U.S. GAAP” or “GAAP” means United States generally accepted accounting principles;

“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder;

“U.S. Securities Laws” means all applicable securities legislation in the United States, including without limitation, the U.S. Securities Act, the U.S. Exchange Age and the rules and regulation promulgated thereunder, including the rules and policies of the SEC and any applicable state securities laws;

“United States” means the United States of America; and

“Voting and Exchange Agency Agreement” means an agreement to be made among RTO Acquiror, Canco and Kingsdale Advisors LP, or such other person as may be appointed by Peraso and RTO Acquiror (each acting reasonably), as agent, in connection with the Plan of Arrangement, substantially in the form of Schedule “G”.

Section 1.2     Interpretation

For the purposes of this Agreement, except as otherwise expressly provided:

(a)

“this Agreement” means this Arrangement Agreement, including the recitals and Schedules hereto, and not any particular Article, Section or other subdivision, recital or Schedule hereof, and includes any agreement, document or instrument entered into, made or delivered pursuant to the terms hereof, as the same may, from time to time, be supplemented or amended and in effect;

(b)

the words “hereof,” “herein,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, recital or Appendix hereof;

(c)

all references in this Agreement to a designated “Article,” “Section” or other subdivision, recital or “Schedule” hereof are references to the designated Article, Section or other subdivision, recital or Schedule to, this Agreement;

(d)

a reference to a statute in this Agreement includes all regulations, rules, policies or instruments made thereunder, all amendments to the statute, regulations, rules, policies or instruments in force from time to time, and any statutes, regulations, rules, policies or instruments that supplement or supersede such statute, regulations, rules, policies or instruments; and

(e)

the division of this Agreement into Article, Sections and other subdivisions, recitals or Schedule, the inclusion of a table of contents and the insertion of headings and captions are for convenience of reference only and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 1.3     Number, Gender and Persons

In this Agreement, unless the context otherwise requires, words importing the singular shall include the plural and vice versa, words importing the use of either gender shall include both genders and neuters.

Section 1.4     Date for Any Action

If the date on which any action is required to be taken hereunder by a Party is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

Section 1.5     Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in lawful money of the United States and “$” refers to United States dollars. “CA$” refers to the lawful money of Canada.

Section 1.6     Accounting Matters

Unless otherwise stated, all accounting terms used in this Agreement in respect of Peraso, RTO Acquiror, Canco and Callco shall have the meanings attributable thereto under U.S. GAAP and all determinations of an accounting nature in respect of Peraso, RTO Acquiror, Canco and Callco required to be made shall be made in a manner consistent with U.S. GAAP consistently applied.

Section 1.7     Knowledge

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of Peraso, it shall be deemed to refer to the actual knowledge, after making reasonable inquiries regarding the relevant subject matter, of any of the Chief Executive Officer and the Vice President, Finance of Peraso, in each case, as of the date hereof.

Where any representation or warranty in this Agreement is expressly qualified by reference to the knowledge of RTO Acquiror, Canco or Callco, it shall be deemed to refer to the actual knowledge, after making reasonable inquiries regarding the relevant subject matter, of any of the Chief Executive Officer and the Chief Financial Officer of the RTO Acquiror, in each case, as of the date hereof.

Section 1.8   Schedules

The following Schedules are annexed to this Agreement and are incorporated by reference into this Agreement and form a part hereof:

Schedule A – Plan of Arrangement

Schedule B – Peraso Arrangement Resolution

Schedule C – Representations and Warranties of Peraso

Schedule D – Representations and Warranties of RTO Acquiror

Schedule E – Key Regulatory Approvals

Schedule F – Form of Support Agreement

Schedule G – Form of Voting and Exchange Agency Agreement

Schedule H – RTO Acquiror Certificate of Designation

Schedule I – Form of Lock-Up Agreement

Schedule J – Form of Escrow Agreement

ARTICLE 2

THE ARRANGEMENT

Section 2.1     Arrangement

The Parties agree that the Arrangement will be implemented in accordance with and subject to the terms and conditions contained in this Agreement and the Plan of Arrangement, pursuant to which (among other things) each Peraso Shareholder (other than Peraso Shareholders who have validly exercised Dissent Rights) shall receive the Consideration for each Peraso Share held.

Section 2.2     Obligations of Peraso

Subject to the terms and conditions of this Agreement, Peraso will take all actions reasonably needed to facilitate the Arrangement in accordance with all applicable Law, including Securities Laws, to:

(a)	apply for and diligently prosecute a motion to the Court for the Interim Order in connection with the application for the Final Order in respect of the Arrangement;

(b)	in accordance with the terms of and the procedures contained in the Interim Order, duly call, give notice of, convene and hold the Peraso Meeting as soon as practicable after the date hereof;

(c)

solicit proxies of the Peraso Shareholders in favour of the Peraso Arrangement Resolution and against any resolution or proposal submitted by any Person that is inconsistent with the Peraso Arrangement Resolution or that would reasonably be expected to materially impair, delay or impede the completion of any of the transactions contemplated by this Agreement;

(d)

fix the date of the Peraso Meeting, which date shall be no later than 35 calendar days following the SEC Clearance Date, give notice to RTO Acquiror of the Peraso Meeting, and allow RTO Acquiror and RTO Acquiror’s Representatives (including legal counsel) to attend the Peraso Meeting;

(e)

subject to obtaining the approvals as contemplated in the Interim Order and as may be directed by the Court in the Interim Order, take all steps necessary to submit the Arrangement to the Court and appear at Court to seek the Final Order as soon as reasonably practicable (and, in any event, within five (5) Business Days following the approval of the Peraso Arrangement Resolution at the Peraso Meeting);

(f)	deliver the Articles of Arrangement to the Director in accordance with Section 2.8 upon satisfaction or waiver of the conditions set out in Article 6; and

(g)

consult with RTO Acquiror in respect of the actions as set out in this Article 2, including providing RTO Acquiror with a reasonable opportunity to comment on all draft documentation prepared by Peraso in connection with the foregoing, and to give due consideration to and act reasonably with respect to adopting such comments.

Section 2.3     Interim Order

As soon as reasonably practicable after the date of this Agreement, and in any event no later than three Business Days following the SEC Clearance Date, Peraso shall apply to the Court in a manner and on terms acceptable to RTO Acquiror, acting reasonably, pursuant to Section 182 of the OBCA and, in cooperation with RTO Acquiror, prepare, file and diligently pursue an application for the Interim Order, which shall provide, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Peraso Meeting and for the manner in which such notice is to be provided;

(b)

for a fixed record date, in accordance with the OBCA and the terms of the Ninth A&R USA, for the purposes of determining the Peraso Shareholders entitled to receive notice of and vote at the Peraso Meeting, which date shall be the close of business on the Business Day immediately preceding the day on which the Peraso Circular is mailed to the Peraso Shareholders;

(c)

that the requisite approval for the Peraso Arrangement Resolution at the Peraso Meeting shall be 66 2⁄3% of the votes cast by the Peraso Shareholders (including the affirmative vote of Roadmap) present in person or represented by proxy at the Peraso Meeting (the “Peraso Shareholder Approval”);

(d)

that, in all other respects, the terms, conditions and restrictions of the constating documents of Peraso relating to a meeting of Peraso Shareholders, including quorum requirements, shall apply in respect of the Peraso Meeting;

(e)	for the grant of Dissent Rights to the Peraso Shareholders who are registered Peraso Shareholders, as set out in the Plan of Arrangement;

(f)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(g)	that the Peraso Meeting may be adjourned or postponed from time to time by Peraso in accordance with the terms of this Agreement without the need for additional approval of the Court;

(h)	that the Parties intend to rely upon the Section 3(a)(10) Exemption, subject to and conditioned on the Court’s determination that the Arrangement is substantively and procedurally fair to the Peraso

Securityholders, with respect to the issuance of the RTO Acquiror Shares and the RTO Acquiror Replacement Options to the Peraso Optionholders pursuant to the Arrangement, to implement the transactions contemplated hereby in respect of the Peraso Securityholders;

(i)

that each Peraso Shareholder shall have the right to appear before the Court at the hearing of the Court to approve the application for the Final Order so long as they enter a notice of appearance within a reasonable time; and

(j)

for such other matters as RTO Acquiror and/or Peraso may reasonably require, subject to obtaining the prior consent of Peraso and/or RTO Acquiror, respectively, such consent not to be unreasonably withheld or delayed provided that such other matters would not reasonably be expected to materially impair, delay or impede the completion of the transactions contemplated by this Agreement.

Section 2.4     Peraso Meeting

Subject to the terms of this Agreement:

(a)

Peraso agrees to convene and conduct the Peraso Meeting in accordance with the Interim Order, the constating documents of Peraso, the terms of the Ninth A&R USA and applicable Law as soon as practicable, and in any event no later than 35 calendar days following the SEC Clearance Date;

(b)

Peraso will promptly advise RTO Acquiror on a daily basis on each of the last ten (10) Business Days prior to the date of the Peraso Meeting as to the aggregate tally of the proxies received by Peraso in respect of the Peraso Arrangement Resolution;

(c)

Peraso will promptly advise RTO Acquiror of any written communication from or written claims brought by (or threatened in writing, to be brought by) any Peraso Securityholder or any other Person in opposition to the Arrangement, the Peraso Arrangement Resolution and/or any exercise or purported exercise by any Peraso Shareholder of Dissent Rights received by Peraso and any withdrawal of Dissent Rights received by Peraso and any written communications sent by or on behalf of Peraso to any Peraso Shareholder exercising or purporting to exercise Dissent Rights; and

(d)

except as required by applicable Law, Peraso will not propose or submit for consideration at the Peraso Meeting any business other than the approval of the Peraso Arrangement Resolution without RTO Acquiror’s prior written consent, which consent shall not be unreasonably withheld or delayed provided that such business would not reasonably be expected to materially impair, delay or impede the completion of the transactions contemplated by this Agreement.

Section 2.5     Peraso Circular

(1)

Subject to Section 2.5(3), Peraso shall (i) as soon as reasonably practicable following execution of this Agreement, prepare, in consultation with RTO Acquiror, the Peraso Circular, together with any other documents required by applicable Law, and (ii) following the receipt of the Interim Order, cause the Peraso Circular to be sent to Peraso Shareholders and any other Person as required by the Interim Order and applicable Law, in each case so as to permit the Peraso Meeting to be held by the date specified in Section 2.4(a). Peraso shall ensure that the Peraso Circular complies in all material respects with all applicable Law, does not include any misrepresentation (other than with respect to any information relating solely to RTO Acquiror, Canco and/or Callco and provided by RTO Acquiror in writing specifically for inclusion in the Peraso Circular) and contains sufficient detail to permit the Peraso Shareholders, to form a reasoned judgement concerning the Arrangement and the Peraso Arrangement Resolution to be placed before them at the Peraso Meeting. Peraso shall be permitted to append to the Peraso Circular all of, or selected extracts from, the RTO Acquiror Proxy Statement.

(2)	Except in the case of a Peraso Change in Recommendation specifically permitted pursuant to Section 7.3(1), Peraso shall disclose in the Peraso Circular:

(a)	that the Peraso Board has received the Peraso Fairness Opinions from the Peraso Financial Advisor;

(b)	the general terms of the Peraso Fairness Opinions and a copy of such Peraso Fairness Opinions shall be included in the Peraso Circular;

(c)

that the Peraso Board has unanimously determined, after receiving financial and legal advice, that (A) the Arrangement is fair and reasonable to the Peraso Shareholders, (B) the Arrangement is in the best interests of Peraso, and (C) the Peraso Board unanimously recommends that the Peraso Shareholders vote in favour of the Peraso Arrangement Resolution (the “Peraso Board Recommendation”);

(d)

that each director, senior officer and 10% shareholder of Peraso (determined on a Fully-Diluted basis) has signed a Peraso Voting Agreement and agreed to vote all of such Person’s Peraso Shares (including any Peraso Shares issued upon the exercise of any securities convertible, exercisable or exchangeable into or for Peraso Shares) in favour of the Peraso Arrangement Resolution, and against any resolution submitted by any Person that is inconsistent with the Arrangement, subject to the other terms of the Peraso Voting Agreements; and

(e)

such information as may be required to allow RTO Acquiror and Canco to rely upon the exemption from registration provided under Section 3(a)(10) of the U.S. Securities Act with respect to the issuance of the Consideration.

(3)

RTO Acquiror shall promptly provide to Peraso all information regarding RTO Acquiror or its subsidiaries and affiliates, as required by the Interim Order and applicable Law for inclusion in the Peraso Circular, or in any amendments or supplements to such Peraso Circular. RTO Acquiror shall ensure that no such information provided by RTO Acquiror specifically for inclusion in the Peraso Circular will contain any misrepresentation concerning RTO Acquiror.

(4)

RTO Acquiror and its legal counsel shall be given a reasonable opportunity to review and comment on the Peraso Circular and all such other documents required to be filed or distributed to Peraso Shareholders in connection with the Arrangement. Peraso and its legal counsel will incorporate all reasonable comments of RTO Acquiror and its legal counsel into the Peraso Circular and all such other documents. The Peraso Circular and all such other documents shall be satisfactory to RTO Acquiror, acting reasonably, before they are printed, or distributed to Peraso Shareholders or filed with any Governmental Entity. Peraso agrees that all information relating solely to RTO Acquiror and its subsidiaries and affiliates included in the Peraso Circular must be in a form and content satisfactory to RTO Acquiror.

(5)

Each of Peraso and RTO Acquiror shall promptly notify the other Party if at any time before the Effective Date either becomes aware that the Peraso Circular contains a misrepresentation, or otherwise requires an amendment or supplement. The Parties shall co-operate in the preparation of any amendment or supplement to the Peraso Circular as required or appropriate, and Peraso shall promptly mail or otherwise publicly disseminate any amendment or supplement to the Peraso Circular to Peraso Shareholders and, if required by the Court or applicable Law, file the same with any Governmental Entity and as otherwise required.

Section 2.6     Final Order

If the Interim Order is obtained and the Peraso Arrangement Resolution is passed at the Peraso Meeting in accordance with applicable Law and the Interim Order, then Peraso shall take all steps necessary or desirable to submit the Arrangement to the Court as soon as practicable (and, in any event, within five (5) Business Days following the Peraso Meeting) and apply to the Court for the Final Order pursuant to Section 185 of the OBCA approving the Arrangement on terms reasonably satisfactory to each of Peraso and RTO Acquiror.

Section 2.7     Court Proceedings

Subject to the terms of this Agreement, Peraso shall diligently pursue, and Peraso and RTO Acquiror shall cooperate with each other in pursuing, the Interim Order and the Final Order. Peraso will provide RTO Acquiror and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Interim Order and the Final Order and will incorporate all reasonable comments of RTO Acquiror and its counsel. Peraso will ensure that all materials filed with the Court in connection with the Arrangement are consistent with this Agreement and the Plan of Arrangement. Subject to applicable Law, Peraso will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except with RTO Acquiror’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed, provided, however, that nothing herein shall require RTO Acquiror to agree or consent to any increase or change in the Consideration or any modification or amendment to such filed or served materials that expands or increases RTO Acquiror’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. Peraso shall also provide to RTO Acquiror and to RTO Acquiror’s legal counsel on a timely basis copies of any notice of appearance or other Court documents served on Peraso in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by Peraso indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. In addition, Peraso will not object to legal counsel to RTO Acquiror making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate, provided, however, that Peraso is advised of the nature of any submissions prior to the hearing and such submissions are consistent with this Agreement and the Plan of Arrangement. Peraso will also oppose any proposal from any party that the Interim Order or the Final Order contain any provision inconsistent with this Agreement, and, if at any time after the issuance of the Final Order and prior to the Effective Time, Peraso is required by the terms of the Final Order or by Law to return to Court with respect to the Final Order, it shall do so only after reasonable advance notice to, and in consultation and cooperation with, RTO Acquiror. If the Courts in Ontario are closed due to disease outbreaks, pandemics or epidemics or other related conditions, then the time to make application to the Court or convene and conduct the Peraso Meeting in Sections Section 2.2(d), Section 2.4 and Section 2.6, shall be tolled for such period as the Courts are closed plus three (3) Business Days; provided that in no event shall such tolling and three (3) Business Day period extend beyond the Outside Date.

Section 2.8     Articles of Arrangement and Effective Date

(1)

The Articles of Arrangement shall implement the Plan of Arrangement and will become effective as of the Effective Time. On the second (2nd) Business Day after the satisfaction or, where permitted, the waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver of those conditions as of the Effective Date) set forth in Article 6, unless another time or date is agreed to in writing by the Parties, the Articles of Arrangement shall be filed by Peraso with the Director, provided, however, that the Articles of Arrangement shall not be sent to the Director, for endorsement and filing by the Director, except as contemplated hereby or with RTO Acquiror’s prior written consent. From and after the Effective Time, the Plan of Arrangement will have all of the effects provided by applicable Law, including the OBCA. Each of Peraso and RTO Acquiror agrees to amend the Plan of Arrangement at any time prior to the Effective Time in accordance with Section 8.4 of this Agreement and Article 6 of the Plan of Arrangement to include such other terms determined to be reasonably necessary or desirable by RTO Acquiror or Peraso, as the case may be.

(2)	The closing of the Arrangement will take place by electronic exchange of documents on the Effective Date, or at such other location as may be agreed to by the Parties.

Section 2.9     Payment of Consideration

(1)

At least five (5) Business Days prior to the Effective Date, RTO Acquiror shall deliver to Peraso the information required for variable A in the definition of Exchange Ratio and Peraso shall deliver to RTO Acquiror the information required for variable D in the definition of Exchange Ratio. RTO Acquiror and Canco will, following receipt by Peraso of the Final Order and prior to the filing by Peraso of the Articles of Arrangement, issue in escrow with the Depositary (the terms and conditions of such escrow to be satisfactory to the parties, acting reasonably) sufficient RTO Acquiror Shares and Exchangeable Shares to satisfy the aggregate Consideration (other than the Escrow Consideration and the RTO Acquiror Replacement Options) for the Peraso Shares outstanding, and shall issue the Escrow Consideration.

(2)

At the Effective Time, the Depositary shall release all Consideration (other than the Escrow Consideration and the RTO Acquiror Replacement Options) to the Peraso Shareholders in accordance with the direction of Peraso. At the Effective Time, RTO Acquiror shall issue and exchange the RTO Acquiror Replacement Options in accordance with Section 2.18(1), and shall hold the Escrow Consideration in escrow, to be released to the Peraso Shareholders in accordance with the direction of Peraso and in accordance with the terms of this Agreement. The Peraso Shareholders will be entitled to receive Consideration (other than RTO Acquiror Replacement Options and the underlying RTO Acquiror Shares thereunder) on a pro rata basis.

(3)

Subject to the provisions of the Plan of Arrangement, Canco shall execute joint elections under subsection 85(1) or 85(2) of the ITA and any equivalent provincial or territorial legislation with Peraso Shareholders who are Eligible Holders (as defined in the Plan of Arrangement) and who are entitled to receive Exchangeable Shares under the Arrangement, subject to and in accordance with the Plan of Arrangement.

(4)

Subject to Section 2.10, within ten (10) Business Days following the satisfaction of the Escrow Release Condition, RTO Acquiror shall release the Escrow Consideration to the Peraso Shareholders in accordance with the direction provided by Peraso at the Effective Time (subject to any subsequent change in ownership communicated to RTO Acquiror or Peraso by a Peraso Shareholder in respect of its ownership).

Section 2.10     Indemnification

(1)

Notwithstanding the foregoing, to the extent RTO Acquiror suffers any Loss after the Effective Time and before the Escrow Release Condition has been satisfied and which Loss resulted from a breach of this Agreement by Peraso, including: any breach of representations and warranties or covenants of Peraso and for greater certainty, includes any Loss suffered in connection with the conversion of preferred shares of Peraso in 2020 and any dividends thereon, Peraso hereby agrees to indemnify RTO Acquiror for any and all such Loss, subject to the limitations contained in this Section 2.10 (the “Indemnification Obligations”).

(2)

The indemnity described in Section 2.10(1) shall be solely satisfied by RTO Acquiror having the right to set-off any such Loss exclusively against the Escrow Consideration in accordance with this Section 2.10. For the purpose of setting-off any indemnifiable Loss determined to be payable pursuant to Section 2.10, RTO Acquiror shall receive a number of Exchangeable Shares or RTO Acquiror Shares, as applicable, from the Escrow Consideration (together with any accrued or declared dividends thereon), having a value equal to the Escrow Consideration Value (as defined below), subject to the limitations set forth in this Section 2.10. Any Escrow Consideration received by RTO Acquiror as an indemnification payment shall be promptly cancelled by RTO Acquiror or Canco, as applicable, after its receipt thereof. In the event the right of RTO Acquiror or Canco, as applicable, to cause the Escrow Consideration to be cancelled is not legally permitted: (i) RTO Acquiror shall have the right to cause the exchange of Exchangeable Shares forming part of the Escrow Consideration into RTO Acquiror Shares; and (ii) RTO Acquiror shall have the right to cause such number of RTO Acquiror Shares forming part of the Escrow Consideration or issued pursuant to the exchange contemplated in (i), to be sold through the facilities of the NASDAQ (or such other stock exchange on which the RTO Acquiror Shares are then listed if such shares are not listed on NASDAQ) to an arm’s length third-party, so that the cash proceeds from such sale are used to satisfy the amount of the indemnifiable Loss, provided that the RTO Acquiror shall not be entitled to any recovery beyond the Escrow Consideration.

(3)

Any payments to RTO Acquiror from the Escrow Consideration shall be treated as a reduction in the number of RTO Acquiror Shares issued to the Peraso Shareholders for U.S. federal (and applicable state, local, and foreign) income Tax purposes except to the extent otherwise required pursuant to a “determination” (as defined in Section 1313(a) of the U.S. Internal Revenue Code of 1986, as amended, or any similar provision of state, local or foreign Law) or with respect to any amounts treated as imputed interest under Section 483 of the U.S. Internal Revenue Code of 1986, as amended.

(4)

RTO Acquiror shall not be entitled to double recovery for any Loss even though they may have resulted from the inaccuracy or breach of, or the failure to fulfill or perform, more than one of the representations, warranties and covenants of Peraso in this Agreement.

(5)

Subject to Section 2.10(7), no neglect, forbearance, extension of time, waiver, other indulgence or other act or failure to act by RTO Acquiror in attempting to enforce the Indemnification Obligations will release, discharge or in any way reduce those obligations.

(6)

The right to set-off under Section 2.10 shall be the sole and exclusive remedy for RTO Acquiror in respect of a breach of this Agreement and the transactions contemplated herein following the Effective Time.

(7)

No enforcement of the Indemnification Obligations may be sought by RTO Acquiror on or after the date that the Escrow Consideration has been released. In the event that there are any pending and unresolved claims for any indemnifiable Loss pursuant to this Section 2.10 as of the date the Escrow Release Condition is satisfied, then an amount of Escrow Consideration reasonably necessary to serve as security for such pending Loss shall be held back by the Escrow Agent and not released to the Peraso Shareholders or RTO Acquiror until such pending and unresolved claims are resolved.

(8)	The value assigned to the Escrow Consideration for the purposes of setting-off any indemnifiable Loss pursuant to this Section 2.10 (the “Escrow Consideration Value”) shall be equal to:

(a)

the amount of the Loss agreed to in writing by the RTO Acquiror and all of the persons with a right to receive, in the aggregate, more than 50% of the Escrow Consideration (up to an amount not to exceed the Escrow Consideration); or

(b)

other than as contemplated in Section 2.10(8)(a), the amount of Loss determined to be payable pursuant to a final and non-appealable Judgement (up to an amount not to exceed the Escrow Consideration); and

divided by the 10 day volume weighted average price of the RTO Acquiror Shares on the NASDAQ immediately prior to the valuation date for the Loss (which shall be the date of agreement in the case of (a) and date of judgment in the case of (b)).

(9)	The maximum aggregate liability under this Section 2.10 shall not exceed the Escrow Consideration.

(10)

In the event RTO Acquiror incurs, suffers or reasonably anticipates that it will incur or suffer a Loss in respect of which it is entitled to be indemnified by the Escrow Agent, RTO Acquiror shall as soon as reasonably practicable deliver to the Escrow Agent a written notice (the “Indemnification Notice”) stating a demand for indemnification in accordance with this Agreement, setting out the nature and basis of the Loss and including, to the extent it is then known, a description in reasonable detail of the facts giving rise to the Loss, including the Escrow Consideration Value and the Escrow Agent in turn shall provide the Indemnification Notice to all of the persons with a right to receive the Escrow Consideration.

(11)	Subject to Section 2.10(7), a failure of RTO Acquiror to timely give an Indemnification Notice shall not:

(a)

affect the rights of RTO Acquiror or relieve Peraso of any liability to RTO Acquiror, except and only to the extent that, as a result of such failure, Peraso was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise directly and materially damaged as a result of such failure; or

(b)	prevent or in any way restrict RTO Acquiror from taking such measures or pursuing such remedies that may be available to it with respect to the Loss described in the Indemnification Notice.

(12)

The Parties agree that all voting rights and other stockholder rights, other than with respect to dividends or distributions, with respect to the Escrow Consideration shall be suspended until such shares are released in accordance with the terms of this Agreement. Any dividends or other distributions paid in respect of such Escrow Consideration following the Effective Time and before the Escrow Release Condition shall be added to the Escrow Consideration, to be escrowed on a pro rata basis from the Consideration to be received by the Peraso Shareholders, and released as part of the Escrow Consideration in accordance with the terms of this Agreement.

Section 2.11     RTO Acquiror Proxy Statement

(1)

As promptly as practicable following execution of this Agreement, but subject to Section 2.11(3), RTO Acquiror shall (i) prepare, in consultation with Peraso, the preliminary RTO Acquiror Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), and (ii) cause the preliminary RTO Acquiror Proxy Statement to be filed with the SEC by no later than ten Business Days following date of this Agreement.

(2)

RTO Acquiror covenants and agrees that the definitive RTO Acquiror Proxy Statement (including the letter to stockholders, notice of meeting and form of proxy included therewith), will not, at the time that the definitive RTO Acquiror Proxy Statement or any amendment or supplement thereto is first mailed to the RTO Acquiror Shareholders and at the time of the RTO Acquiror Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, RTO Acquiror makes no covenant, representation or warranty with respect to statements made in the definitive RTO Acquiror Proxy Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) (i) based on information furnished in writing by Peraso specifically for inclusion therein, or (ii) that otherwise reflect information about Peraso or the planned business of RTO Acquiror or Peraso following the Effective Time. RTO Acquiror shall use commercially reasonable efforts to cause the definitive RTO Acquiror Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. RTO Acquiror shall use commercially reasonable efforts to cause the definitive RTO Acquiror Proxy Statement to be filed with the SEC, and mailed to the RTO Acquiror Shareholders as of the record date established for the RTO Acquiror Meeting (the “RTO Acquiror Record Date”), as promptly as practicable after (A) the 10th calendar day after the preliminary RTO Acquiror Proxy Statement therefor has been filed with the SEC if by such date the SEC has not informed RTO Acquiror that it intends to review the preliminary RTO Acquiror Proxy Statement or (B) if the SEC has, by the 10th calendar day after the preliminary RTO Acquiror Proxy Statement therefor has been filed with the SEC, informed RTO Acquiror that it intends to review the preliminary RTO Acquiror Proxy Statement, the date on which the SEC confirms that it has no further comments on the preliminary RTO Acquiror Proxy Statement (each such date, the “SEC Clearance Date”).

(3)	Except in the case of an RTO Acquiror Change in Recommendation specifically permitted pursuant to Section 7.3(1), RTO Acquiror shall disclose in the RTO Acquiror Proxy Statement:

(a)

that the RTO Acquiror Board has received an opinion from the RTO Acquiror Financial Advisor to the effect that, as of the date of such opinion, and based upon and subject to the assumptions, qualifications, limitations and other matters considered in connection with the preparation of such opinion, the Exchange Ratio in the Arrangement pursuant to the Plan of Arrangement is fair, from a financial point of view, to RTO Acquiror;

(b)	the general terms of the fairness opinion from the RTO Acquiror Financial Advisor and a copy of such fairness opinion shall be included in the RTO Acquiror Proxy Statement;

(c)

that the RTO Acquiror Board has unanimously determined, after receiving financial and legal advice, that (A) the Arrangement is fair and reasonable to the RTO Acquiror Shareholders, (B) the Arrangement is in the best interests of the RTO Acquiror and (C) the RTO Acquiror Board unanimously recommends that the RTO Acquiror Shareholders vote in favor of the RTO Acquiror Shareholder Approval Matters (the “RTO Acquiror Board Recommendation”); and

(d)

that each director and senior officer of RTO Acquiror has signed an RTO Acquiror Voting Agreement and agreed to vote all of such Person’s RTO Acquiror Shares (including any RTO Acquiror Shares issued upon the exercise of any securities convertible, exercisable or exchangeable into or for RTO Acquiror Shares) in favour of the RTO Acquiror Shareholder Approval Matters, and against any matter submitted by any Person that is inconsistent with the Arrangement, subject to the other terms of the RTO Acquiror Voting Agreements.

(4)

Peraso shall promptly provide to RTO Acquiror all information regarding Peraso or its subsidiaries and affiliates, as required by applicable Law for inclusion in the RTO Acquiror Proxy Statement, or in any amendments or supplements to such RTO Acquiror Proxy Statement. Peraso shall ensure that no such information provided by Peraso specifically for inclusion in the RTO Acquiror Proxy Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(5)

Peraso and its legal counsel shall be given a reasonable opportunity to review and comment on the RTO Acquiror Proxy Statement and all such other documents required to be filed or distributed to RTO Acquiror Shareholders under the Securities Laws in connection with the Arrangement. RTO Acquiror and its legal counsel will incorporate all reasonable comments of Peraso and its legal counsel into the RTO Acquiror Proxy Statement and all such other documents. The RTO Acquiror Proxy Statement and all such other documents shall be satisfactory to Peraso, acting reasonably, before they are printed, or distributed to RTO Acquiror Shareholders or filed with any Governmental Entity, subject to any disclosure obligations imposed on RTO Acquiror by any Securities Authorities. RTO Acquiror agrees that all information relating solely to Peraso and its subsidiaries and affiliates included in the RTO Acquiror Proxy Statement must be in a form and content satisfactory to Peraso.

(6)

Each of Peraso and RTO Acquiror shall promptly notify the other Party if at any time before the Effective Date either becomes aware that the RTO Acquiror Proxy Statement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or otherwise requires an amendment or supplement, and the Parties shall co-operate in the preparation of any amendment or supplement to the RTO Acquiror Proxy Statement as required or appropriate. RTO Acquiror shall promptly mail or otherwise publicly disseminate any amendment or supplement to the RTO Acquiror Proxy Statement to RTO Acquiror Shareholders and, if required by applicable Law, file the same with any Governmental Entity and as otherwise required.

(7)

RTO Acquiror shall keep Peraso informed of any requests or comments made by any Securities Authorities in connection with the RTO Acquiror Proxy Statement and, as promptly as reasonably practicable, provide Peraso with copies of any correspondence received by RTO Acquiror from, or sent by RTO Acquiror to, any Securities Authorities in connection with the RTO Acquiror Proxy Statement.

Section 2.12     RTO Acquiror Meeting

(1)

RTO Acquiror shall take all action necessary under applicable Law to call, give notice of and hold the RTO Acquiror Meeting as soon as practicable, and in any event no later than 50 calendar days following the SEC Clearance Date, to vote on the (i) transactions contemplated by this Agreement, (ii) issuance of RTO Acquiror Shares pursuant to this Agreement and the Plan of Arrangement, (iii) change of control of RTO Acquiror resulting from the transaction contemplated by this Agreement pursuant to rules of the NASDAQ, (iv) Reverse Split if determined by the RTO Acquiror Board in accordance with Section 2.16, (v) creation of a Special Voting Share in the capital of RTO Acquiror, to the extent required under applicable Law, (vi) amendment to the MoSys, Inc. 2019 Stock Incentive Plan to increase the number of shares of common stock reserved for awards to 15% of the number of common stock of the RTO Acquiror outstanding immediately after the Effective Time on a Fully-Diluted basis including issuance of common stock on exchange of the Exchangeable Shares but excluding all common stock issuable pursuant to the RTO Acquiror Replacement Options and (vii) RTO Acquiror Board Matters, to the extent required under applicable Law (collectively, the “RTO Acquiror Shareholder Approval Matters”). The RTO Acquiror Meeting shall be held as promptly as practicable, and in any event within 50 days after the definitive RTO Acquiror Proxy Statement is mailed to RTO Acquiror Shareholders as of the RTO Acquiror Record Date. RTO Acquiror shall take commercially reasonable measures to ensure that all proxies solicited in connection with the RTO Acquiror Meeting are solicited in compliance with all applicable Law.

Notwithstanding anything to the contrary contained herein, if on a date preceding the date on which the RTO Acquiror Meeting is scheduled, RTO Acquiror reasonably believes that (A) it will not receive proxies sufficient to obtain the RTO Acquiror Shareholder Approval, whether or not a quorum would be present or (B) it will not have sufficient RTO Acquiror Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the RTO Acquiror Meeting, RTO Acquiror may (or will, at Peraso’s direction) postpone or adjourn, or make one or more successive postponements or adjournments of, the RTO Acquiror Meeting, provided that (I) the date of the RTO Acquiror Meeting is not postponed or adjourned more than an aggregate of 15 calendar days in connection with any postponements or adjournments in reliance on the preceding sentence (II) RTO Acquiror shall not be required to postpone or adjourn the RTO Acquiror Meeting more than once at Peraso’s direction and (III) the postponed or adjourned RTO Acquiror Meeting is held at least 10 Business Days in advance of the Outside Date. In addition, RTO Acquiror may postpone or adjourn the RTO Acquiror Meeting to allow reasonable additional time for the filing and mailing of any amendment or supplement to the RTO Acquiror Proxy Statement that the RTO Acquiror Board determines in good faith to be required or advisable pursuant to Section 2.11(6) above, and for such amendment or supplement to be disseminated and reviewed by the RTO Acquiror Shareholders prior to the RTO Acquiror Meeting provided that the postponed or adjourned RTO Acquiror Meeting is held at least 10 Business Days in advance of the Outside Date.

(2)

RTO Acquiror will promptly advise Peraso on a daily basis on each of the last ten (10) Business Days prior to the date of the RTO Acquiror Meeting as to the aggregate tally of the proxies received by RTO Acquiror in respect of the RTO Acquiror Shareholder Approval Matters.

(3)

Except in the case of an RTO Acquiror Change in Recommendation specifically permitted pursuant to Section 7.3(1), RTO Acquiror agrees that (i) the RTO Acquiror Board shall unanimously issue the RTO Acquiror Board Recommendation that the RTO Acquiror Shareholders vote in favor of the RTO Acquiror Shareholder Approval Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 2.12(1) above and (ii) the RTO Acquiror Board Recommendation shall not be withdrawn or modified in a manner adverse to Peraso, and no resolution by the RTO Acquiror Board or any committee thereof to withdraw or modify the RTO Acquiror Board Recommendation in a manner adverse to Peraso shall be adopted or proposed; and (iii) RTO Acquiror shall use its commercially reasonable efforts to solicit proxies from its stockholders to obtain the RTO Acquiror Shareholder Approval.

Section 2.13     Obligations Regarding Exchangeable Shares

RTO Acquiror, Canco and Callco shall, on a joint and several basis, use their commercially reasonable efforts to:

(a)

obtain all orders required from the applicable Securities Authorities to permit the first resale of (i) the Exchangeable Shares issued pursuant to the Arrangement; and (ii) the RTO Acquiror Shares issued from time to time upon exchange of the Exchangeable Shares, in each case, without qualification with or approval of or the filing of any prospectus, or the taking of any proceeding with, or the obtaining of any further Order, ruling or consent from, any Securities Authorities;

(b)

cause the listing and admission to trading on the NASDAQ of the RTO Acquiror Shares to be issued at the Exchange Time and from time to time upon exchange of the Exchangeable Shares and the RTO Acquiror Replacement Options;

(c)

ensure that Canco is, at the Effective Time and for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by RTO Acquiror, Callco or any of its affiliates), a “taxable Canadian corporation” within the meaning of the ITA (as of the Effective Time and any modifications to such definitions which are consistent with the principles thereof);

(d)

file a registration statement on Form S-3 in order to register under the U.S. Securities Act the RTO Acquiror Shares to be issued upon exchange of the Exchangeable Shares from time to time after the Effective Time, and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as reasonably practicable following the Effective Time and to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding;

(e)	to enter into the Support Agreement and the Voting and Exchange Agency Agreement effective as of the Effective Time; and

(f)	take all actions required in order to create and issue the Special Voting Share as a share in the capital of RTO Acquiror as of the Effective Time.

Section 2.14     RTO Acquiror Post-Closing Governance

(1)	Unless otherwise agreed by the Parties, at the Effective Time, and subject to applicable Laws, including applicable NASDAQ requirements relating to director independence:

(a)

all members of the RTO Acquiror Board, other than Daniel Lewis and Robert Newell, will resign and the RTO Acquiror Board shall be reconstituted such that it will consist of the following five (5) members (collectively, the “RTO Acquiror Board Matters”):

(i)	Ronald Glibbery, as Chief Executive Officer;

(ii)

two director nominees who shall be: (a) selected by Peraso in its sole discretion prior to the date on which the RTO Acquiror Proxy Statement is filed with the SEC; and (b) independent in accordance with NASDAQ requirements; and

(iii)	Daniel Lewis and Robert Newell, as the RTO Acquiror director nominees, and Robert Newell shall be independent in accordance with NASDAQ requirements; and

(b)

all executive officers of the RTO Acquiror will resign from their offices currently held, except with respect to Jim Sullivan as Chief Financial Officer, and the executive officers of the RTO Acquiror shall consist of the following:

(i)	Ronald Glibbery, as Chief Executive Officer;

(ii)	Daniel Lewis, as President;

(iii)	Jim Sullivan, as Chief Financial Officer;

(iv)	Brad Lynch, as Chief Operating Officer; and

(v)	Alex Tomkins, as Chief Technology Officer.

Section 2.15     Announcements and Consultations

RTO Acquiror and Peraso shall consult with each other in respect to issuing any press release, preparing any presentations or otherwise making any public statement with respect to this Agreement or the Arrangement and, except as otherwise set forth in this Agreement, in making any filing with any Governmental Entity with respect to this Agreement or the Arrangement. Each of RTO Acquiror and Peraso shall use all commercially reasonable efforts to enable the other Party to review and comment on all such press releases, presentations, public statements and, except as otherwise set forth in this Agreement, filings prior to the release or filing, respectively, thereof, and neither RTO Acquiror nor Peraso shall release, make or file any press release, presentation, public statements or, except as otherwise set forth in this Agreement, filing without the prior written consent of the other Party (which consent shall not be unreasonably withheld or delayed), provided, however, that the obligations herein shall not prevent a Party from making such disclosure as is required by applicable Law or the rules and policies of any applicable securities exchange, and the Party making such disclosure shall use all commercially reasonable efforts to enable the other Party to review or comment on the disclosure or filing, and if such prior notice is not possible, to give such notice immediately following the making of such disclosure or filing. Reasonable consideration shall be given to any comments made by the other Party and its counsel.

Section 2.16     Reverse Split

RTO Acquiror shall submit to the RTO Acquiror Shareholders at the RTO Acquiror Meeting a proposal to authorize the RTO Acquiror Board to effect a reverse stock split of all outstanding RTO Acquiror Shares on the basis of a reverse stock split ratio of one (1) new RTO Acquiror Share for up to three (3) “old” RTO Acquiror Shares then outstanding, with such ratio to be determined solely by the RTO Acquiror Board (the “Reverse Split”); provided, however, that the RTO Acquiror Board shall have sole discretion as to whether to implement the Reverse Split. Following such approval by the RTO Acquiror Shareholders, the RTO Acquiror Board may facilitate the Reverse Split on at least five Business Days’ prior written notice to Peraso. For the avoidance of doubt, if the Reverse Split is implemented, the Exchange Ratio shall be adjusted accordingly such that the Parties obtain the same economic position following the Reverse Split as they were entitled to prior to the Reverse Split.

Section 2.17     Withholding Taxes

Peraso, RTO Acquiror, Canco, Callco and the Depositary in connection with the Arrangement shall be entitled to deduct and withhold from any dividend, price, consideration or other amount otherwise payable to any Person (including, for greater certainty, any Peraso Shareholder, any holder of Peraso Options, any holder of Peraso Warrants, any holder of Peraso Convertible Debentures and any Dissenting Shareholder), such amounts as Peraso, RTO Acquiror, Canco, Callco or the Depositary is required to deduct and withhold with respect to such payment under the ITA, United States Tax Laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Governmental Entity. Peraso, RTO Acquiror, Canco, Callco and the Depositary are hereby authorized to sell or otherwise dispose of a portion of the consideration as is necessary to provide sufficient funds to Peraso, RTO Acquiror, Canco, Callco and the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Peraso, RTO Acquiror, Canco, Callco and the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

Section 2.18     Holders of Peraso Options, Peraso Warrants and Peraso Convertible Debentures

At the Effective Time:

(1)

Each Peraso Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be exchanged for an RTO Acquiror Replacement Option to purchase from the RTO Acquiror the number of RTO Acquiror Shares equal to the product of: (i) the number of Peraso Shares subject to the Peraso Option immediately before the Effective Time, and (ii) the Exchange Ratio, and rounded down to the nearest whole number of RTO Acquiror Shares. The exercise price per RTO Acquiror Share subject to any such RTO Acquiror Replacement Option shall be an amount equal to the greater of: (i) the quotient of (A) the exercise price per Peraso Share under the exchanged Peraso Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio, and rounded up to the nearest whole cent, and (ii) such minimum amount that satisfies the requirements of paragraph 7(1.4)(c) of the ITA. Except as set out above, all terms and conditions of an RTO Acquiror Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Peraso Option for which it was exchanged and any document evidencing a Peraso Option shall thereafter evidence and be deemed to evidence such RTO Acquiror Replacement Option.

(2)

Each Peraso Warrant outstanding immediately prior to the Effective Time shall be deemed to be surrendered and transferred to Peraso in consideration for the issuance of Peraso Shares equal to the Peraso Warrant Consideration Amount, if any, provided that: (a) if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares will be rounded down to the nearest whole number of Peraso Shares; and (b) nothing herein shall preclude a Peraso Warrantholder from exercising the Peraso Warrants in accordance with their terms at any time prior to the Effective Time. All Peraso Warrants so surrendered will be automatically cancelled with no further force and effect.

(3)

For each Peraso Convertible Debenture outstanding immediately prior to the Effective Time, all principal and accrued but unpaid interest thereon will be converted into Peraso Shares at the conversion price set out in such Peraso Convertible Debenture pursuant to the Plan of Arrangement, provided that if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares shall be rounded down to the nearest whole number of Peraso Shares.

Section 2.19     U.S. Securities Law Matters

The Parties intend that the Arrangement shall be carried out such that the issuance of the RTO Acquiror Shares, the Exchangeable Shares and the RTO Acquiror Replacement Options to Peraso Shareholders in exchange for Peraso Shares and Peraso Options, respectively, qualifies for the exemption from the registration requirements of the U.S. Securities Act provided by the Section 3(a)(10) Exemption and applicable U.S. state securities laws in reliance upon similar exemptions under applicable U.S. state securities laws. Each Party agrees to act in good faith, consistent with the intent of the Parties and the intended treatment of the Arrangement as set forth in this Section 2.19. In order to ensure the availability of the Section 3(a)(10) Exemption, the Parties agree that the Arrangement will be carried out on the following basis:

(a)	the Arrangement will be subject to the approval of the Court;

(b)	the Court will be advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption prior to the Court hearing required to issue the Interim Order;

(c)	the Court will be required to satisfy itself as to the substantive and procedural fairness of the Arrangement to the Peraso Shareholders;

(d)	the Court will hold a hearing before approving the procedural and substantive fairness of the terms and conditions of the Arrangement;

(e)

the Final Order will expressly state that the Arrangement is approved by the Court as being substantively and procedurally fair to the Peraso Securityholders to whom RTO Acquiror Shares, Exchangeable Shares and RTO Acquiror Replacement Options will be issued;

(f)

the Parties will ensure that each Peraso Shareholder entitled to receive RTO Acquiror Shares, Exchangeable Shares or RTO Acquiror Replacement Options on completion of the Arrangement will (i) be given adequate notice advising them of their right to attend the Court hearing and providing them with sufficient information necessary for them to exercise that right, (ii) be advised that the RTO Acquiror Shares, Exchangeable Shares and RTO Acquiror Replacement Options issuable pursuant to the Arrangement have not been and will not be registered under the U.S. Securities Act and will be issued by RTO Acquiror in reliance on the Section 3(a)(10) Exemption, and that certain restrictions on resale under the securities laws of the United States, including, as applicable, Rule 144 under the U.S. Securities Act, may be applicable with respect to securities issued to affiliates of RTO Acquiror, and (iii) be advised that the Section 3(a)(10) Exemption does not exempt the issuance of securities upon the exercise of such RTO Acquiror Replacement Options and, therefore, the underlying RTO Acquiror Shares issuable upon the exercise of the RTO Acquiror Replacement Options, if any, cannot be issued in the United States or to a Person in the United States in reliance upon the Section 3(a)(10) Exemption and the RTO Acquiror Replacement Options may only be exercised pursuant to an effective registration statement or pursuant to a then available exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws, if any;

(g)

the Interim Order will specify that each Peraso Shareholder entitled to receive RTO Acquiror Shares or Exchangeable Shares on completion of the Arrangement will have the right to appear before the Court at the Court hearing on the Final Order so long as such Peraso Shareholder enters an appearance within a reasonable time and in accordance with the requirements of the Section 3(a)(10) Exemption; and

(h)

RTO Acquiror will request that the Final Order include a statement to substantially the following effect: “This Order will serve as a basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that act, regarding the distribution of securities of RTO Acquiror, pursuant to the Plan of Arrangement.”

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PERASO

Section 3.1     Representations and Warranties of Peraso

Except as disclosed in the Peraso Disclosure Letter (in the manner contemplated by the first page thereof), Peraso represents and warrants to RTO Acquiror as set forth in Schedule “C” and acknowledges and agrees that RTO Acquiror is relying upon such representations and warranties in connection with the entering into of this Agreement. Any investigation by RTO Acquiror or its Representatives shall not mitigate, diminish or affect the representations and warranties of Peraso pursuant to this Agreement.

Section 3.2     Survival of Representations and Warranties

Other than as contemplated in Section 2.10, the representations and warranties of Peraso contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR, CANCO AND CALLCO

Section 4.1     Representations and Warranties of RTO Acquiror

Except as disclosed in the RTO Acquiror Disclosure Letter (in the manner contemplated by the first page thereof), each of RTO Acquiror, Canco and Callco jointly and severally represents and warrants to Peraso as set forth in Schedule “D” and acknowledges and agrees that Peraso is relying upon such representations and warranties in connection with the entering into of this Agreement. Any investigation by Peraso or its Representatives shall not mitigate, diminish or affect the representations and warranties of RTO Acquiror, Canco and Callco pursuant to this Agreement.

Section 4.2     Survival of Representations and Warranties

The representations and warranties of RTO Acquiror, Canco and Callco contained in this Agreement shall not survive the completion of the Arrangement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 5

COVENANTS

Section 5.1     Covenants of Peraso Relating to the Arrangement

Except such actions as are expressly permitted pursuant to any other term of this Agreement, Peraso shall perform all obligations required to be performed by Peraso under this Agreement, co-operate with RTO Acquiror in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and the other transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Peraso shall:

(a)

apply for and use all commercially reasonable efforts in co-operation with RTO Acquiror to obtain all Key Regulatory Approvals and, in doing so, keep RTO Acquiror informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including (i) providing RTO Acquiror with copies of all related applications and notifications, in draft form, in order for RTO Acquiror to provide its comments thereon, and Peraso shall consult with the RTO

Acquiror on any comments provided in good faith; (ii) promptly furnishing to RTO Acquiror copies of notices or other formal communications received by Peraso from, or given by Peraso to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by this Agreement or otherwise; (iii) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the ordinary course of business, without the prior written consent of RTO Acquiror; and (iv) subject to applicable Law, Peraso shall, to the extent reasonably practicable, provide RTO Acquiror and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals;

(b)

use all commercially reasonable efforts to satisfy all conditions precedent in this Agreement in its power to satisfy and take all steps set forth in the Interim Order and Final Order applicable to it and comply promptly with all requirements which applicable Law may impose on Peraso with respect to the Arrangement or the other transactions contemplated by this Agreement and including effecting all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by Peraso or its subsidiaries in connection with the Arrangement and cooperating with RTO Acquiror in connection with its performance of its obligations hereunder;

(c)

use all commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against Peraso challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and use all commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to Peraso which may materially impede the ability of the Parties to consummate the Arrangement or the other transactions contemplated by this Agreement;

(d)

use all commercially reasonable efforts to obtain, and to assist RTO Acquiror with respect to obtaining, as applicable, all consents, waivers or approvals required under all Material Contracts, including waivers required in connection with any change of control provisions contained in any Material Contracts;

(e)

use its commercially reasonable efforts to ensure that the Section 3(a)(10) Exemption is available for the issuance of RTO Acquiror Shares to the Peraso Shareholders in exchange for their Peraso Shares and the issuance of the RTO Acquiror Replacement Options to Peraso Optionholders in exchange for their Peraso Options pursuant to the Plan of Arrangement;

(f)

until the earlier of the Effective Time and termination of this Agreement in accordance with its terms, Peraso shall, to the extent not precluded by applicable Law, promptly notify RTO Acquiror, in writing, and promptly provide copies of any related documentation received, when Peraso has knowledge of:

(i)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or other Person) is or may be required in connection with this Agreement or the Arrangement;

(ii)	any notice or other communication from any Governmental Entity in connection with the Arrangement or this Agreement;

(iii)	any matter that has resulted in, or is reasonably likely to result in, a condition set forth in Section 6.1 or Section 6.2 not being satisfied;

(iv)	the failure of Peraso to perform any obligations to be performed by it under this Agreement such that any conditions set forth in Section 6.1 or Section 6.2 would not be satisfied; or

(v)

any filings, actions, suits, claims, investigations or proceedings commenced or, to the knowledge of Peraso, threatened orally or in writing against, or, in respect of any filings, actions, suits, claims, investigations or proceedings existing as at the date hereof, if any additional filings, actions, suits, claims, investigations or proceedings are made or threatened orally or in writing, in each case relating to or involving or otherwise affecting Peraso, its subsidiaries or any of their respective assets that would reasonably be expected to be material to Peraso and its subsidiaries, taken as a whole; and

(g)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to, individually or in the aggregate, prevent, materially delay or otherwise materially impede the consummation of the Arrangement.

Section 5.2     Covenants of RTO Acquiror, Canco and Callco Relating to the Arrangement

Except such actions as are expressly permitted pursuant to any other term of this Agreement, RTO Acquiror, Canco and Callco shall, on a joint and several basis, perform all obligations required to be performed by RTO Acquiror, Canco and Callco under this Agreement, co-operate with Peraso in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the Arrangement and the other transactions contemplated in this Agreement and, without limiting the generality of the foregoing, RTO Acquiror, Canco and Callco shall:

(a)

apply for and use all commercially reasonable efforts in co-operation with Peraso to obtain all Key Regulatory Approvals and, in doing so, keep Peraso informed in a timely manner as to the status of the proceedings or other actions related to obtaining the Key Regulatory Approvals, including (i) providing Peraso with copies of all related applications and notifications, in draft form, in order for Peraso to provide its comments thereon, and RTO Acquiror, Canco and Callco shall consult with the Peraso on any comments provided in good faith; (ii) promptly furnishing to Peraso copies of notices or other formal communications received by RTO Acquiror, Canco and/or Callco from, or given by RTO Acquiror, Canco or Callco to, any Governmental Entity (including any Securities Authority) with respect to the transactions contemplated by this Agreement or otherwise; (iii) not making any commitments, providing any undertakings or assuming any obligations, in each case, that are outside the ordinary course of business, without the prior written consent of Peraso; and (iv) subject to applicable Law, each of RTO Acquiror, Canco and Callco shall, to the extent reasonably practicable, provide Peraso and its counsel with the opportunity to participate in any substantive meeting, teleconference or other material communication with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the Key Regulatory Approvals;

(b)

use all commercially reasonable efforts to satisfy all conditions precedent in this Agreement in its power to satisfy and comply promptly with all requirements which applicable Law may impose on RTO Acquiror, Canco and Callco with respect to the Arrangement or the other transactions contemplated by this Agreement and including effecting all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by RTO Acquiror, Canco, Callco or any of their subsidiaries in connection with the Arrangement and cooperating with Peraso in connection with its performance of its obligations hereunder;

(c)

use all commercially reasonable efforts to defend all lawsuits or other legal, regulatory or other proceedings against RTO Acquiror, Canco and/or Callco challenging or affecting this Agreement or the consummation of the transactions contemplated hereby and use all commercially reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to RTO Acquiror, Canco and/or Callco which may materially impede the ability of the Parties to consummate the Arrangement or the other transactions contemplated by this Agreement;

(d)

use all commercially reasonable efforts to obtain, and to assist Peraso with respect to obtaining, as applicable, all consents, waivers or approvals required under all Material Contracts, including waivers required in connection with any change of control provisions contained in any Material Contracts;

(e)

use all commercially reasonable efforts to take, or cause to be taken, all actions and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Law and the policies of the NASDAQ to enable the listing on the NASDAQ by RTO Acquiror of the RTO Acquiror Shares on the Effective Date;

(f)

use its commercially reasonable efforts to ensure that the Section 3(a)(10) Exemption is available for the issuance of RTO Acquiror Shares to the Peraso Shareholders in exchange for their Peraso Shares and the issuance of the RTO Acquiror Replacement Options to Peraso Optionholders in exchange for their Peraso Options pursuant to the Plan of Arrangement;

(g)

until the earlier of the Effective Time and termination of this Agreement in accordance with its terms, subject to applicable Law, make available and cause to be made available to Peraso, and its Representatives, information reasonably requested by Peraso for the purposes of preparing, considering and implementing integration and strategic plans for the acquisition by RTO Acquiror of Peraso following the Effective Date; and

(h)

until the earlier of the Effective Time and termination of this Agreement in accordance with its terms, RTO Acquiror, Canco and Callco shall, to the extent not precluded by applicable Law, promptly notify Peraso, in writing, and promptly provide copies of any related documentation received, when RTO Acquiror has knowledge of:

(i)

any notice or other communication from any Person alleging that the consent (or waiver, permit, exemption, order, approval, agreement, amendment or confirmation) of such Person (or other Person) is or may be required in connection with this Agreement or the Arrangement;

(ii)	any notice or other communication from any Governmental Entity in connection with the Arrangement or this Agreement;

(iii)	any matter that has resulted in, or is reasonably likely to result in, a condition set forth in Section 6.1 or Section 6.3 not being satisfied;

(iv)

the failure of RTO Acquiror, Canco or Callco to perform any obligations to be performed by it under this Agreement such that any conditions set forth in Section 6.1 or Section 6.3 would not be satisfied; or

(v)

any filing, actions, suits, claims, investigations or proceedings commenced or, to the knowledge of RTO Acquiror, Canco or Callco, threatened orally or in writing against, or, in respect of any filing, actions, suits, claims, investigations or proceedings existing as at the date hereof, if any additional filing, actions, suits, claims, investigations or proceedings are made or threatened orally or in writing, in each case relating to or involving or otherwise affecting RTO Acquiror, its subsidiaries (including Canco and Callco) or any of their respective assets that would reasonably be expected to be material to RTO Acquiror and its subsidiaries (including Canco and Callco), taken as a whole; and

(i)

not take any action, or refrain from taking any commercially reasonable action, or permit any action to be taken or not taken, which is inconsistent with this Agreement or which would reasonably be expected to, individually or in the aggregate, prevent, materially delay or otherwise materially impede the consummation of the Arrangement.

Section 5.3     Covenants of RTO Acquiror, Canco and Callco Relating to the Conduct of RTO Acquiror Business

(1)

RTO Acquiror, Canco and Callco jointly and severally covenant and agree, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of Peraso (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, RTO Acquiror shall, and shall cause the other members of the RTO Acquiror Group to:

(a)

conduct its business in the ordinary course in all material respects and in accordance with applicable Laws and consistent with past practice, and use commercially reasonable efforts to maintain and preserve in all material respects its and its subsidiaries’ present business organization, assets (including associated intellectual property), goodwill, employment relationships and material business relationships suppliers, distributors, employees, consultants, customers and other Persons with which RTO Acquiror or any of its subsidiaries have business relations;

(b)

use all commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse before the Outside Date, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; and

(c)

promptly notify Peraso orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of RTO Acquiror, would, or would reasonably be expected to, constitute or result in an RTO Acquiror Material Adverse Effect.

(2)

RTO Acquiror covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of Peraso (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, it shall not, and shall cause the other members of the RTO Acquiror Group not to:

(a)

issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver sell, pledge, lease, dispose of or encumber, any RTO Acquiror Shares or securities of its subsidiaries (including Canco and Callco), or any securities convertible, exchangeable or exercisable into or for RTO Acquiror Shares or securities of its subsidiaries (including Canco and Callco), or any options, warrants, stock appreciation rights, phantom stock awards or other rights or equity-based or convertible securities that are linked to the price or value of the RTO Acquiror Shares or securities of the RTO Acquiror subsidiaries (other than pursuant to the conversion, exchange or exercise, in accordance with their respective terms, of convertible, exchangeable or exercisable securities of RTO Acquiror outstanding on the date hereof) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of RTO Acquiror or its subsidiaries;

(b)

amend or propose to amend its restated certificate of incorporation or bylaws or other constating documents or the terms of any of its securities; reduce its stated capital; or split, consolidate, subdivide or reclassify, or propose to split, consolidate, subdivide or reclassify, any of the RTO Acquiror Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of RTO Acquiror Shares, any other of its securities or its share capital;

(c)

declare, set aside or pay any dividend or other distribution or payment (whether in cash, securities or property or any combination thereof) in respect of the RTO Acquiror Shares or any other securities of RTO Acquiror, redeem, purchase or otherwise acquire, or offer to redeem, purchase or otherwise acquire, any outstanding securities of RTO Acquiror, adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of RTO Acquiror or any of its subsidiaries (including Canco and Callco), or enter into any agreement with respect to any of the foregoing;

(d)

except with respect to inter-company transfers between RTO Acquiror and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of RTO Acquiror or any of its subsidiaries, other than in the ordinary course of business consistent with past practice;

(e)

acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or incorporate or form, or agree to incorporate or form, any Person or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

(f)

make any material change to its RTO Acquiror Business or enter into enter into any Contract that, if entered into prior to the date hereof, would be a Material Contract of RTO Acquiror, other than in the ordinary course of business consistent with past practice;

(g)	enter into or agree to the terms of any joint venture, strategic alliance, partnership, or similar agreement, arrangement or relationship;

(h)	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money;

(i)	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligation of any other Person; make any loans, capital contribution, investments or advances;

(j)

pay, discharge or satisfy any material claims, liabilities or obligations of RTO Acquiror or any of its subsidiaries other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in RTO Acquiror Financial Statements or incurred in the ordinary course of business consistent with past practice;

(k)

waive, release, grant or transfer any material rights, claims or benefits under, or otherwise modify or change, any existing Material Contract, Authorization or Permit of RTO Acquiror or its subsidiaries, other than in the ordinary course of business consistent with past practice or as required by applicable Law or the terms of any such Material Contract, Authorization or Permit;

(l)

enter into or modify (or make a promise regarding entering into or modifying): (i) any Employee Plan; or (ii) except in respect of any employment arrangement involving Ronald Glibbery, such arrangement not to be entered into without RTO Acquiror’s consent, acting reasonably, any employment, consulting, severance or similar agreements or arrangements with, or grant any bonuses, salary or fee increases, severance or termination pay to, any officers, directors, employees or consultants; provided, however, that it is acknowledged and agreed that RTO Acquiror will abide by the terms and conditions of any Employee Plan and any employment agreements and consulting agreements in effect on the date of this Agreement and any new employment arrangements involving Ronald Glibbery, including with respect to the payments of any severance amounts or change of control payments, if applicable, and will be permitted to award each non-employee director restricted stock units for up to 2,000 RTO Acquiror Shares following the RTO Acquiror Meeting but prior to the Effective Time, subject to the approval of the RTO Acquiror Board;

(m)	enter into any collective bargaining or similar agreement;

(n)	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

(o)

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

(p)

take any action inconsistent with past practice relating to the filing of any Tax Return, or the withholding, collecting, remitting and payment of any Tax except as may be required by applicable Law; make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; enter into any Tax sharing, Tax allocation or Tax indemnification agreement; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

(q)	amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law or US GAAP;

(r)

make any capital expenditures exceeding $100,000, except as may be required to satisfy payment obligations under any purchase orders outstanding on or prior to the date of this Agreement or issued in the ordinary course of business;

(s)

waive, release, settle, agree to settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, proceeding or investigation against RTO Acquiror or any of its subsidiaries;

(t)

omit to do anything to jeopardize the validity or enforceability of Intellectual Property of RTO Acquiror or its subsidiaries, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

(u)

engage in any transaction with any related parties, other than (A) transactions with subsidiaries and under employment agreements in the ordinary course of business consistent with past practice and (B) transactions permitted pursuant to the provisions set forth in clause (i);

(v)

grant, modify, sell, lease, license, sublicense, covenant not to assert, abandon, allow to lapse, assign, transfer, or otherwise dispose of or terminate any rights in any Intellectual Property of RTO Acquiror or its subsidiaries or enter into any agreement relating to Intellectual Property or do or omit to do anything to jeopardize the validity or enforceability thereof, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other Person (except pursuant to sufficiently protective non-disclosure agreements);

(w)	take any action that would cause a violation by any Person of economic sanctions or export controls;

(x)

take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by this Agreement or the Arrangement;

(y)

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by RTO Acquiror, Canco and Callco set forth in this Agreement untrue or inaccurate in any respect; or

(z)

announce an intention, authorize or propose, or enter into or modify any Contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing provisions of this Section 5.3.

(3)	Promptly after the Effective Time, RTO Acquiror shall amend its Certificate of Incorporation to change its corporate name to “Peraso Inc.,” or such other name as specified by Peraso.

Section 5.4     Covenants of Peraso Relating to the Conduct of Peraso Business

(1)

Peraso covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of RTO Acquiror (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, Peraso shall, and shall cause each of its subsidiaries to:

(a)

conduct its business in the ordinary course in all material respects and in accordance with applicable Laws, and use commercially reasonable efforts to maintain and preserve in all material respects its business organization, assets, goodwill, employment relationships and business relationships with other Persons with which Peraso or any of its subsidiaries have business relations;

(b)

use all commercially reasonable efforts to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse before the Outside Date, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect; and

(c)

promptly notify RTO Acquiror orally and in writing upon becoming aware of any circumstance or development that, to the knowledge of Peraso, would, or would reasonably be expected to, constitute or result in a Peraso Material Adverse Effect.

(2)

Peraso covenants and agrees that, during the period from the date of this Agreement until the earlier of the Effective Time and the time that this Agreement is terminated in accordance with its terms, except (i) with the prior written consent of RTO Acquiror (which consent may not be unreasonably withheld, conditioned or delayed), (ii) as required or expressly permitted by this Agreement, or (iii) as required by applicable Law or a Governmental Entity, Peraso shall not:

(a)

issue, deliver, sell, pledge, lease, dispose of or encumber, or agree or offer to issue, deliver sell, pledge, lease, dispose of or encumber, any Peraso Shares or securities of its subsidiaries, or any securities convertible, exchangeable or exercisable into or for Peraso Shares or securities of its subsidiaries, or any options, warrants, stock appreciation rights, phantom stock awards or other rights or equity-based or convertible securities that are linked to the price or value of the Peraso Shares or securities of the Peraso subsidiaries (other than pursuant to the exercise, in accordance with their respective terms, of convertible or exercisable securities of Peraso outstanding on the date hereof) or amend, extend or terminate, or agree to amend, extend or terminate, any of the terms of, or agreements governing, any of the outstanding options, warrants or other convertible securities of Peraso or its subsidiaries;

(b)

amend or propose to amend its articles of incorporation or by-laws, its Ninth A&R USA or other constating documents or the terms of any of its securities; reduce its stated capital; or split, consolidate, subdivide or reclassify, or propose to split, consolidate, subdivide or reclassify, any of the Peraso Shares or undertake or propose to undertake any other capital reorganization or change in or exchange of Peraso Shares, any other of its securities or its share capital;

(c)

adopt a plan of liquidation or resolution providing for the complete or partial liquidation, winding-up, dissolution, merger, consolidation, restructuring, recapitalization, or sale of all or substantially all of the assets of Peraso or any of its subsidiaries, or enter into any agreement with respect to any of the foregoing;

(d)

except with respect to inter-company transfers between Peraso and its subsidiaries, sell, pledge, lease, transfer, dispose of or encumber any assets, rights or properties of Peraso or any of its subsidiaries, except in the ordinary course of business consistent with past practice;

(e)

acquire or agree to acquire (by merger, amalgamation, arrangement, acquisition of shares or assets or otherwise) any Person or division or business unit thereof, or make or agree to make any investment either by purchase of shares or securities, contributions of capital, property transfer or purchase of, any property or assets of any other Person;

(f)

make any material change to its Peraso Business or enter into any Contract that, if entered into prior to the date hereof, would be a Material Contract of Peraso, other than in the ordinary course of business consistent with past practice;

(g)	enter into or agree to the terms of any joint venture, strategic alliance, partnership, or similar agreement, arrangement or relationship;

(h)	incur, create, assume or otherwise become liable for, any indebtedness for borrowed money;

(i)	assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligation of any other Person; make any loans, capital contribution, investments or advances;

(j)

pay, discharge or satisfy any material claims, liabilities or obligations of Peraso or any of its subsidiaries other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against in Peraso Financial Statements or incurred in the ordinary course of business consistent with past practice;

(k)

waive, release, grant or transfer any material rights, claims or benefits under, or otherwise modify or change, any existing Material Contract, Authorization or Permit of Peraso or its subsidiaries, other than in the ordinary course of business consistent with past practice or as required by applicable Law or the terms of any such Material Contract, Authorization or Permit;

(l)

enter into or modify (or make a promise regarding entering into or modifying): (i) any Employee Plan; or (ii) except in respect of any employment arrangement involving Ronald Glibbery, such arrangement not to be entered into without RTO Acquiror’s consent, acting reasonably, any employment, consulting, severance or similar agreements or arrangements with, or grant any bonuses, salary or fee increases, severance or termination pay to, any officers, directors, employees or consultants; provided, however, that it is acknowledged and agreed that Peraso will abide by the terms and conditions of any Employee Plan and any employment agreements and consulting agreements in effect on the date of this Agreement and any new employment arrangements involving Ronald Glibbery, including with respect to the payments of any severance amounts or change of control payments, if applicable;

(m)	enter into any collective bargaining or similar agreement;

(n)	enter into or adopt any shareholder rights plan or similar agreement or arrangement;

(o)

take any action inconsistent with past practice relating to the filing of any Tax Return, or the withholding, collecting, remitting and payment of any Tax except as may be required by applicable Law; make, revoke or change any Tax election; amend any previously filed Tax Return except as may be required by applicable Law; settle or compromise any Liability for Taxes; agree to an extension or waiver of the limitation period with respect to the assessment, reassessment, or determination of Taxes; enter into any closing agreement with respect to any Tax; enter into any Tax Sharing, Tax allocation or Tax indemnification agreement; surrender any right to claim a material Tax refund; change an annual accounting period; adopt or change any accounting method with respect to Taxes; or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment unless, in each case, such action is required by Law;

(p)	subject to changes as a result of the transactions in this Agreement, amend its accounting policies or adopt new accounting policies, except as may be required by applicable Law;

(q)

waive, release, settle, agree to settle or compromise any pending or threatened suit, action, claim, arbitration, mediation, inquiry, proceeding or investigation against Peraso or any of its subsidiaries;

(r)

omit to do anything to jeopardize the validity or enforceability of Intellectual Property of Peraso or its subsidiaries, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other person (except pursuant to sufficiently protective non-disclosure agreements);

(s)

engage in any transaction with any related parties, other than (A) transactions with subsidiaries and under employment agreements in the ordinary course of business consistent with past practice and (B) transactions permitted pursuant to the provisions set forth in clause (i);

(t)

grant, modify, sell, lease, license, sublicense, covenant not to assert, abandon, allow to lapse, assign, transfer, or otherwise dispose of or terminate any rights in any Intellectual Property of Peraso or its subsidiaries or enter into any agreement relating to Intellectual Property or do or omit to do anything to jeopardize the validity or enforceability thereof, including the non-payment of any application, search, maintenance or other official fees; or disclosing any Trade Secrets to any other Person (except pursuant to sufficiently protective non-disclosure agreements);

(u)	take any action that would cause a violation by any Person of economic sanctions or export controls;

(v)

take any action or fail to take any action that prevents, or materially delays, impedes or interferes with, or that would reasonably be expected to prevent or materially delay, impede or interfere with, the ability of the Parties to consummate the transactions contemplated by this Agreement or the Arrangement;

(w)

take any action or fail to take any action which action or failure to act would result in the material loss, expiration or surrender of, or the loss of any material benefit under, or reasonably be expected to cause any Governmental Entities to institute proceedings for the suspension, revocation or limitation of rights under, any Authorizations or Permits;

(x)

enter into any transaction or perform any act that would render, or would reasonably be expected to render any representations and warranties made by Peraso set forth in this Agreement untrue or inaccurate in any respect; or

(y)

announce an intention, authorize or propose, or enter into or modify any Contract, agreement, commitment or arrangement, to do any of the matters prohibited by the foregoing provisions of this Section 5.4.

Section 5.5     Capital Raising by Peraso

Notwithstanding anything in this Agreement to the contrary including Section 5.4, the Parties agree, during the period from the date of this Agreement until the Effective Time, Peraso shall have the right to issue securities (including secured convertible debentures) for capital raising purposes. To the extent Peraso issues any such securities, the Parties agree that the Exchange Ratio shall be adjusted accordingly such that the dilution shall be solely for the account of the Peraso Securityholders and the total Consideration to be issued to Peraso Securityholders shall not be affected.

Section 5.6     Covenant of Peraso and RTO Acquiror Relating to D&O Tail Policy

(1)

Prior to the Effective Time, RTO Acquiror shall purchase a prepaid “tail” policy (a “RTO Acquiror Tail Policy”) with respect to directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of RTO Acquiror as of the date hereof, which RTO Acquiror Tail Policy shall be on terms no less favorable to those in effect under RTO Acquiror’s existing directors’ and officers’ liability insurance policy in effect on the date hereof. If RTO Acquiror or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of RTO Acquiror shall assume all of the obligations set forth in this Section 5.6(1).

(2)

Prior to the Effective Time, Peraso shall purchase a prepaid “tail” policy (a “Peraso Tail Policy”) with respect to directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of Peraso as of the date hereof, which Peraso Tail Policy shall be on terms no less favorable to those in effect under Peraso’s existing directors’ and officers’ liability insurance policy in effect on the date hereof. If Peraso or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Peraso shall assume all of the obligations set forth in this Section 5.6(2).

ARTICLE 6

CONDITIONS

Section 6.1     Mutual Conditions Precedent

The obligations of the Parties to complete the Arrangement are subject to the fulfillment of each of the following conditions precedent on or before the Effective Time or the waiver by each of Peraso and RTO Acquiror to the extent permitted by applicable Law and without prejudice to their right to rely on the fulfilment of any other of such conditions:

(a)

the Interim Order having been granted on terms consistent with this Agreement and the Interim Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

(b)

the Final Order having been granted on terms consistent with this Agreement and the Final Order not having been set aside or modified in a manner unacceptable to either Party, acting reasonably, on appeal or otherwise;

(c)	the Peraso Arrangement Resolution having been passed by the Peraso Shareholders in accordance with the Interim Order;

(d)	the RTO Acquiror Shareholder Approval Matters having been approved by the RTO Acquiror Shareholders in accordance with applicable Laws;

(e)

letters of resignation and mutual releases from such directors and officers of Peraso and the RTO Acquiror as mutually agreed to between such Parties, including as needed to implement the RTO Acquiror Board Matters;

(f)

there shall have been no action taken under any applicable Law or by any Governmental Entity of competent jurisdiction which makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the completion of the Arrangement;

(g)	this Agreement shall not have been terminated in accordance with its terms;

(h)

the Key Regulatory Approvals shall have been obtained on terms acceptable to RTO Acquiror and Peraso, each acting reasonably, and each such Key Regulatory Approval is in full force and effect and has not been modified;

(i)	holders of no more than ten percent (10%) of the Peraso Shares shall have exercised, and at the date of the Peraso Meeting, have not withdrawn, Dissent Rights;

(j)

the RTO Acquiror Certificate of Designation has been filed with the relevant state authority and constitutes a valid RTO Acquiror Certificate of Designation under applicable Laws and has not been rescinded or amended in any way;

(k)	the Escrow Agreement shall have been duly executed by each of the parties thereto, and Peraso shall have completed the information set out at Schedule B thereof effective as at the Effective Time; and

(l)

(i) the existing RTO Acquiror Shares have been continually listed on the NASDAQ as of and from the date of this Agreement through the Effective Time and (ii) the RTO Acquiror Shares to be issued pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on the NASDAQ as of the Effective Time.

Section 6.2     Additional Conditions Precedent in Favour of RTO Acquiror, Canco and Callco

The obligation of RTO Acquiror, Canco and Callco to complete the Arrangement is subject to the fulfillment of each of the following additional conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of RTO Acquiror, Canco and Callco and may be waived by RTO Acquiror):

(a)

all covenants of Peraso under this Agreement to be performed on or before the Effective Time which have not been waived by RTO Acquiror shall have been duly performed by Peraso in all material respects and RTO Acquiror shall have received a certificate of Peraso addressed to RTO Acquiror and dated the Effective Date, signed on behalf of Peraso by two of its senior executive officers (on Peraso’s behalf and without personal liability), confirming the same as of the Effective Time;

(b)

the representations and warranties of Peraso set forth in this Agreement shall have been true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, a Peraso Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, Peraso Material Adverse Effect and similar qualifiers set forth in such representations and warranties shall be disregarded), and RTO Acquiror shall have received a certificate of Peraso addressed to RTO Acquiror and dated the Effective Date, signed on behalf of Peraso by two senior executive officers of Peraso (on Peraso’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

RTO Acquiror shall have received a certificate of Peraso, addressed to RTO Acquiror and dated the Effective Date, signed on behalf of Peraso by two senior executive officers of Peraso (on Peraso’s behalf and without personal liability), certifying as to: (i) the indebtedness of Peraso as at the Effective Time, which indebtedness, to the extent it exists at the Effective Time, shall result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement, and to the extent such indebtedness is nil, shall not result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement; and (ii) the number of issued and outstanding securities of Peraso immediately prior to the Effective Time;

(d)

if the Effective Time has not occurred prior to November 14, 2021, the delivery of unaudited interim consolidated financial statements of Peraso for the nine months ended September 30, 2021 and 2020 (the “Peraso Third Quarter Financial Statements”), which comply in all material respects with all applicable accounting requirements and with the rules and regulations of the SEC, the U.S. Exchange Act and the U.S. Securities Act, provided, that upon delivery of such Peraso Third Quarter Financial Statements, the representations and warranties set forth in Section 3.1 shall be deemed to apply to the Peraso Third Quarter Financial Statements, as applicable, in the same manner as the Peraso Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of this Agreement;

(e)

all covenants of the Peraso Supporting Shareholders under the Peraso Voting Agreement to be performed on or before the Effective Time which have not been waived by RTO Acquiror shall have been duly performed by the parties thereto (other than RTO Acquiror) in all respects;

(f)

there shall not have occurred a Peraso Material Adverse Effect on or prior to the date hereof which is continuing and since the date of this Agreement, there shall not have occurred a Peraso Material Adverse Effect, and RTO Acquiror shall have received a certificate signed on behalf of Peraso by two senior executive officers of Peraso (on Peraso’s behalf and without personal liability) to such effect; and

(g)	the Lock-Up Agreements shall have been duly executed by each of the directors, executive officers and shareholders of Peraso who will become Locked-Up Persons at the Effective Time.

The foregoing conditions will be for the sole benefit of RTO Acquiror, Canco and Callco and may be waived by the RTO Acquiror in whole or in part at any time in its sole discretion.

Section 6.3     Additional Conditions Precedent in Favour of Peraso

The obligation of Peraso to complete the Arrangement is subject to the fulfillment of each of the following additional conditions precedent on or before the Effective Time (each of which is for the exclusive benefit of Peraso and may be waived by Peraso):

(a)

all covenants of RTO Acquiror, Canco and Callco under this Agreement to be performed on or before the Effective Time which have not been waived by Peraso shall have been duly performed by RTO Acquiror, Canco and Callco in all material respects and Peraso shall have received a certificate of RTO Acquiror, Canco and Callco addressed to Peraso and dated the Effective Date, signed on behalf of RTO Acquiror, Canco and Callco by two of its senior executive officers (on RTO Acquiror’s, Canco’s and Callco’s behalf and without personal liability), confirming the same as of the Effective Time;

(b)

the representations and warranties of RTO Acquiror, Canco and Callco set forth in this Agreement, shall have been true and correct in all material respects as of the date of this Agreement, and shall be true and correct in all material respects as of the Effective Time as if made as of the Effective Time (except, in each case, for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), except where any failure or failures of such representations and warranties to be so true and correct would not have, individually or in the aggregate, an RTO Acquiror Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, RTO Acquiror Material Adverse Effect and similar qualifiers set forth in such representations and warranties shall be disregarded), and Peraso shall have received a certificate of RTO Acquiror, Canco and Callco addressed to Peraso and dated the Effective Date, signed on behalf of RTO Acquiror, Canco and Callco by two senior executive officers of RTO Acquiror, Canco and Callco (on RTO Acquiror’s, Canco’s and Callco’s behalf and without personal liability), confirming the same as at the Effective Time;

(c)

all covenants of the RTO Acquiror Supporting Shareholders under the RTO Acquiror Voting Agreement to be performed on or before the Effective Time which have not been waived by Peraso shall have been duly performed by the parties thereto (other than Peraso) in all respects;

(d)

Peraso shall have received a certificate of RTO Acquiror, addressed to Peraso and dated the Effective Date, signed on behalf of RTO Acquiror by two senior executive officers of RTO Acquiror (on RTO Acquiror’s behalf and without personal liability), certifying as to: (i) the indebtedness of RTO Acquiror as at the Effective Time, which indebtedness, to the extent it exists at the Effective Time, shall result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement, and to the extent such indebtedness is nil, shall not result in an adjustment to the Exchange Ratio in accordance with the terms of the Plan of Arrangement; and (ii) the number of issued and outstanding securities of RTO Acquiror immediately prior to the Effective Time;

(e)

there shall not have occurred an RTO Acquiror Material Adverse Effect on or prior to the date hereof which is continuing and since the date of this Agreement, there shall not have occurred an RTO Acquiror Material Adverse Effect, and Peraso shall have received a certificate signed on behalf of RTO Acquiror by two senior executive officers of RTO Acquiror (on RTO Acquiror’s behalf and without personal liability) to such effect;

(f)	the Special Voting Share shall have been created and issued as a share in the capital of RTO Acquiror at or prior to the Effective Time;

(g)	each of the Support Agreement and the Voting and Exchange Agency Agreement shall have been duly executed by the parties thereto at or prior to the Effective Time;

(h)	if the Effective Time has not occurred prior to November 14, 2021, the delivery of unaudited interim consolidated financial statements of RTO Acquiror for the nine months ended September 30, 2021 and

2020 (the “RTO Acquiror Third Quarter Financial Statements”), which will be deemed delivered if filed with SEC via the Electronic Data Gathering, Analysis and Retrieval System, provided, that upon delivery of such RTO Acquiror Third Quarter Financial Statements, the representations and warranties set forth in Section 4.1 shall be deemed to apply to the RTO Acquiror Third Quarter Financial Statements, as applicable, in the same manner as the RTO Acquiror Financial Statements, mutatis mutandis, with the same force and effect as if made as of the date of this Agreement;

(i)

the distribution of the RTO Acquiror Shares and the Exchangeable Shares pursuant to the Arrangement, and the first trade of the RTO Acquiror Shares, shall be exempt from the prospectus and registration requirements of applicable Law either by virtue of exemptive relief from the applicable Securities Authorities or by virtue of applicable exemptions under applicable Law and shall not be subject to resale restrictions under applicable Law;

(j)

the RTO Acquiror Shares issuable to Peraso Shareholders pursuant to the Arrangement (including pursuant to the exchange of the Exchangeable Shares) shall have been approved for listing on the NASDAQ, subject to official notice of issuance;

(k)	RTO Acquiror and Canco shall have complied with their obligations under Section 2.9 and the Depositary shall have confirmed receipt of the aggregate Consideration contemplated thereby;

(l)

any accrued fees, costs, expenses, liabilities, or other owed payments (including, but not limited to any costs arising from insurance, change of control payments, severance, settlements, legal fees, indemnification, investigations, advisor fees, compensation, benefits, employment, or otherwise, but excluding any debt) of RTO Acquiror shall have been paid at or prior to the Effective Time, or RTO Acquiror shall have (i) cash on hand at the Effective Time that is reasonably sufficient to pay such amounts as and when they become due and payable and (ii) and RTO Acquiror shall provide any reasonably requested supporting documentation and evidence to Peraso, upon Peraso’s written request; and

(m)

the Lock-Up Agreements shall have been duly executed by RTO Acquiror and each of the directors, executive officers and shareholders of RTO Acquiror who will become Locked-Up Persons at the Effective Time.

The foregoing conditions will be for the sole benefit of Peraso and may be waived by Peraso in whole or in part at any time in its sole discretion.

Section 6.4     Notice and Cure Provisions

(1)

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the earlier to occur of the termination of this Agreement and the Effective Time, of any event or state of facts which occurrence or failure would, or would be likely to:

(a)	cause any of the representations or warranties of any Party contained herein to be untrue or inaccurate in any material respect on the date hereof or at the Effective Time; or

(b)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any Party hereunder prior to the Effective Time.

(2)

Notice provided under this Section 6.4 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement.

(3)

RTO Acquiror may not exercise its rights to terminate this Agreement pursuant to Section 8.2(1)(c)(iv) and Peraso may not exercise its right to terminate this Agreement pursuant to Section 8.2(1)(d)(iv) unless the Party intending to rely thereon has delivered a written notice to the other Party specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition or termination right, as the case may be. If any such notice is delivered, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured prior to the Outside Date, no Party may terminate this Agreement until the expiration of a period of ten (10) Business Days from such notice, and then only if such matter has not been cured by such date. If such notice has been delivered less than ten (10) Business Days prior to the making of the application for the Final Order, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein without having an RTO Acquiror Material Adverse Effect or a Peraso Material Adverse Effect, as the case may be, this Agreement may not be terminated as a result of the cured breach.

Section 6.5     Satisfaction of Conditions

Other than as set forth in this section, the conditions precedent set out in Section 6.1, Section 6.2 and Section 6.3 shall be conclusively deemed to have been satisfied, waived or released when the Certificate of Arrangement is issued by the Director following filing of the Articles of Arrangement with the consent of the Parties in accordance with the terms of this Agreement.

ARTICLE 7

ADDITIONAL COVENANTS

Section 7.1     Covenant Regarding Non-Solicitation

Each Party shall, and shall direct and cause its Representatives to immediately, cease and cause to be terminated any solicitation, encouragement, activity, discussion or negotiation with any parties that may be ongoing with respect to an Acquisition Proposal involving such Party whether or not initiated by such Party, discontinue access to any parties (other than a Party to this Agreement and its Representatives) to any data room that contains information regarding Peraso or the RTO Acquiror Group (as applicable), and to the extent such Party entered into a confidentiality agreement with any such parties, such Party shall request the return of information regarding Peraso or the RTO Acquiror Group (as applicable) previously provided to such parties and shall request the destruction of all materials including or incorporating any confidential information regarding Peraso or the RTO Acquiror Group (as applicable) pursuant to any such confidentiality agreement. Each Party represents and warrants that it has not, and agrees not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any confidentiality agreement or other similar agreement relating to a potential Acquisition Proposal involving such Party to which such third party is a party. Each Party further represents and warrants that it has not, and agrees not to, release or permit the release of any Person from, or waive or forbear in the enforcement of, any standstill or similar agreement or obligation to which such third party is a party or by which such third party is bound.

Section 7.2     Covenant Regarding Acquisition Proposals

(1)	Each Party agrees that it shall not, and shall cause its Representatives (including the Peraso Board or the RTO Acquiror Board, as applicable) not to, directly or indirectly:

(a)

make, solicit, initiate, entertain, knowingly encourage, promote or facilitate, (including by way of furnishing non-public information, permitting any visit to its facilities or properties or entering into any form of agreement, arrangement or understanding) any inquiries or offers or the making of any proposals regarding or that would reasonably be expected to constitute an Acquisition Proposal involving such Party or that would be reasonably be expected to lead to an actual or potential Acquisition Proposal involving such Party;

(b)

participate, directly or indirectly, in any discussions or negotiations regarding, or furnish to any Person any non-public information or otherwise co-operate with, respond to, assist or participate in any Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party or participate in any discussions or negotiations regarding an actual or potential Acquisition Proposal involving such Party, or furnish any information or access to any Person (other than a Party to this Agreement and its Representatives) with respect to any inquiries, proposals or offers that constitute, or that would reasonably be expected to lead to, an actual or potential Acquisition Proposal involving such Party;

(c)

remain neutral with respect to, or agree to, approve or recommend any, Acquisition Proposal involving such Party or potential Acquisition Proposal involving such Party (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal involving such Party for two (2) Business Days following formal announcement of such Acquisition Proposal shall not be considered to be a violation of this Section 7.2(1)(c)); or

(d)

enter into any agreement, arrangement or understanding related to any Acquisition Proposal involving such Party (other than an Acceptable Confidentiality Agreement) or requiring it to abandon, terminate or fail to consummate the Arrangement or the transactions contemplated by this Agreement or providing for the payment of any break, termination or other fees or expenses to any Person in the event that the Arrangement or the transactions contemplated by this Agreement are completed or in the event that it completes any other transaction with the other Party or Parties or with an affiliate of the other Party or Parties that is agreed to prior to any termination of this Agreement (any such agreement, arrangement or understanding, an “Alternative Acquisition Agreement”); or

(e)	make a Change in Recommendation.

(2)

Peraso shall promptly (and in any event within 24 hours) notify RTO Acquiror, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving Peraso or any request for non-public information relating to Peraso or any of its subsidiaries. Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as RTO Acquiror may reasonably request. Peraso shall keep RTO Acquiror fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

(3)

RTO Acquiror, Canco and Callco shall promptly (and in any event within 24 hours) notify Peraso, at first orally and then in writing, of any proposals, offers or inquiries relating to or constituting or that would reasonably be expected to lead to an Acquisition Proposal involving RTO Acquiror, Canco and Callco or any request for non-public information relating to RTO Acquiror or any of its subsidiaries (including Canco and Callco). Such notice shall include a description of the terms and conditions of any proposal, inquiry or offer, the identity of the Person making such proposal, inquiry or offer, a copy of the proposal, offer or inquiry (if written), and provide such other details of the proposal, inquiry or offer as Peraso may reasonably request. RTO Acquiror shall keep Peraso fully informed on a prompt basis of the status, including any change to the material terms, of any such proposal, inquiry or offer.

(4)

Peraso shall ensure that its officers, directors and any financial advisors or other advisors or Representatives retained by it are aware of the provisions of Section 7.1 and this Section 7.2, and Peraso shall be responsible for any breach of Section 7.1 or this Section 7.2 by such officers, directors, financial advisors or other advisors or Representatives. Each of RTO Acquiror, Canco and Callco shall ensure that its officers, directors and any financial advisors or other advisors or Representatives retained by it are aware of the provisions of Section 7.1 and this Section 7.2, and each of RTO Acquiror and Canco shall be responsible for any breach of Section 7.1 or this Section 7.2 by such officers, directors, financial advisors or other advisors or Representatives.

(5)

Nothing contained in Section 7.1 or Section 7.2 shall prohibit RTO Acquiror from taking and disclosing a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the U.S. Exchange Act.

Section 7.3     Responding to an Acquisition Proposal

(1)

Notwithstanding Section 7.1 and Section 7.2, if, at any time, Peraso receives a bona fide written Acquisition Proposal from a third party prior to obtaining the Peraso Shareholder Approval or the RTO Acquiror receives a bona fide written Acquisition Proposal from a third party prior to obtaining the RTO Acquiror Shareholder Approval, the Party receiving such written Acquisition Proposal (referred to from time to time in this Section 7.3 as the “Proposal Party”) may engage in or participate in discussions or negotiations with such Person regarding such Acquisition Proposal, and may provide copies of, access to or disclosure of confidential information, properties, facilities, books or records of itself and its subsidiaries, if, and only if:

(a)

its board of directors first determines in good faith, based on the advice of its financial advisors and its outside counsel, that such Acquisition Proposal is bona fide and constitutes or would reasonably be expected to constitute a Superior Proposal;

(b)	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

(c)

it has been, and continues to be, in compliance with its obligations under Section 7.1 through Section 7.4, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of Section 7.1 or Section 7.2;

(d)

prior to providing any such copies, access, or disclosure, it enters into a confidentiality and standstill agreement with such Person having terms at least as favorable to the Proposal Party as the Confidentiality Agreement (an “Acceptable Confidentiality Agreement”); and

(e)

it promptly provides RTO Acquiror (in the case where Peraso is the Proposal Party), or Peraso (in the case where RTO Acquiror is the Proposal Party) (such Party being referred to in this Article 7 from time to time as the “Other Party”) with:

(i)	written notice stating its intention to participate in such discussions or negotiations and to provide such copies, access or disclosure; and

(ii)	prior to providing any such copies, access or disclosure, a true, complete and final executed copy of the Acceptable Confidentiality Agreement referred to in Section 7.3(1)(d);

provided, that the Proposal Party shall not, and shall not allow its Representatives to, disclose any non-public information with respect to it or any of its subsidiaries to such Person if such non-public information has not been previously provided to, or is not concurrently provided to, the Other Party.

Section 7.4     Superior Proposals; Right to Match

(1)

Notwithstanding Section 7.1 and Section 7.2, (i) at any time prior to obtaining the Peraso Shareholder Approval (in the case of a Peraso Superior Proposal) or (ii) at any time prior to obtaining the RTO Acquiror Shareholder Approval (in the case of an RTO Acquiror Superior Proposal) (the Party receiving the Superior Proposal is referred to in this Section 7.4 as the “Receiving Party” and the other Party is referred to in this Section 7.4 as the “Matching Party”), the board of directors of the Receiving Party (the “Receiving Board”) may, if the Receiving Board determines in good faith, based on the advice of its financial advisors and its outside counsel, that the Superior Proposal remains a Superior Proposal after taking into account all adjustments to the terms of this Agreement that may be offered by the Matching Party pursuant to this Section 7.4, (A) make a Change in Recommendation in response to a Superior Proposal and (B) cause the Receiving Party to terminate this Agreement in accordance with Section 8.2(1)(c)(i) or Section 8.2(1)(d)(i), as applicable, and concurrently enter into a binding Alternative Acquisition Agreement with respect to any such Superior Proposal, provided that:

(a)

in respect of an Acquisition Proposal constituting a Superior Proposal, the Receiving Board may not make a Change in Recommendation or terminate this Agreement pursuant to Section 8.2(1)(c)(i) or Section 8.2(1)(d)(i), as applicable, unless:

(i)	such Person was not restricted from making such Acquisition Proposal pursuant to an existing standstill confidentiality, non-disclosure, business purpose, use or similar restriction or agreement;

(ii)

the Receiving Party has been, and continues to be, in compliance with its obligations under Section 7.1 through Section 7.4, and such Acquisition Proposal was unsolicited and did not otherwise result from a breach of Section 7.1 or Section 7.2;

(iii)

the Receiving Party has delivered to the Matching Party a written notice of the determination of the Receiving Board that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Receiving Board to make a Change in Recommendation, terminate this Agreement pursuant to Section 8.2(1)(c)(i) or Section 8.2(1)(d)(i), as applicable, and enter into a definitive Alternative Acquisition Agreement with respect to such Superior Proposal, together with (a) a written notice from the Receiving Board regarding the value and financial terms that the Receiving Board, in consultation with its financial advisors, has determined should be ascribed to any non-cash consideration offered under such Superior Proposal and (b) a copy of the proposed definitive Alternative Acquisition Agreement and any other relevant transaction documents (the “Superior Proposal Notice”);

(iv)	at least five (5) Business Days (the “Superior Proposal Matching Period”) have elapsed from the date on which the Matching Party received the Superior Proposal Notice;

(v)

during any Superior Proposal Matching Period, the Matching Party has had the opportunity (but not the obligation), in accordance with Section 7.4(2), to offer to amend this Agreement and the Arrangement in order for such Acquisition Proposal to cease to be a Superior Proposal; and

(vi)

if the Matching Party has offered to amend this Agreement and the Arrangement under Section 7.4(2), the Receiving Board has determined in good faith, based on the advice of its outside legal counsel and financial advisers, that such Acquisition Proposal continues to constitute a Superior Proposal compared to the terms of the Arrangement as proposed to be amended under Section 7.4(2).

(2)

During any Superior Proposal Matching Period, or such longer period as the Receiving Party may approve in writing for such purpose: (i) the Receiving Board shall review any offer made by the Matching Party under Section 7.4(1)(a)(vi) to amend the terms of this Agreement and the Arrangement in good faith in order to determine whether such proposal would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (ii) the Receiving Party shall negotiate in good faith with the Matching Party to make such amendments to the terms of this Agreement and the Arrangement as would enable the Matching Party to proceed with the transactions contemplated by this Agreement on such amended terms. If the Receiving Board determines that such Acquisition Proposal would cease to be a Superior Proposal, the Receiving Party shall promptly so advise the Matching Party, and the Parties shall amend this Agreement to reflect such offer made by the Matching Party, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(3)

Each successive amendment to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the shareholders of the Receiving Party or other material terms or conditions thereof shall constitute a new Acquisition Proposal for the purposes of this Section 7.4, which shall require a new Superior Proposal Notice to the Matching Party. The Matching Party shall be afforded a new seven (7) Business Day Superior Proposal Matching Period from the date on which the Matching Party receives the Superior Proposal Notice with respect to such amended Acquisition Proposal from the Receiving Party.

(4)

The Receiving Board shall promptly reaffirm the Peraso Board Recommendation or RTO Acquiror Board Recommendation, as applicable, by press release after any Acquisition Proposal which is not determined to be a Superior Proposal is publicly announced or the Receiving Board determines that a proposed amendment to the terms of this Agreement as contemplated under Section 7.4(2) would result in an Acquisition Proposal no longer being a Superior Proposal. The Receiving Party shall provide the Matching Party and its outside legal counsel with a reasonable opportunity to review the form and content of any such press release and shall make all reasonable amendments to such press release as requested by the Matching Party and its outside legal counsel.

(5)

If the Receiving Party provides a Superior Proposal Notice to the Matching Party after a date that is less than ten (10) Business Days before the RTO Acquiror Meeting (if RTO Acquiror is the Receiving Party) or the Peraso Meeting (if Peraso is the Receiving Party), such Receiving Party shall either proceed with or shall postpone such meeting, as directed by the Matching Party acting reasonably, to a date that is not more than ten (10) Business Days after the scheduled date of that meeting but before the Outside Date.

Section 7.5     Access to Information; Confidentiality; Transition

From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, subject to compliance with applicable Law and the terms of any existing Contracts, each Party shall, and shall cause its Representatives to, afford to the other Party and its Representatives reasonable access during normal business hours upon reasonable notice, to the properties, information and records relating to, and the personnel of, such Party, including but not limited to, the related facilities, books, contracts, financial statements, forecasts, financial projections (to the extent permitted by confidentiality agreements in force on the date hereof), studies, records, operating Permits, and any other documentation (whether in writing or stored in computerized, electronic, disk, tape, microfilm or any other form); provided, however, that each Party shall provide the other Party with at least one (1) Business Day prior written notice of any requested on site access to any real property of the other Party. Each of RTO Acquiror and Peraso shall, and shall cause their subsidiaries and their respective Representatives to, as the case may be, work cooperatively and in good faith to ensure an orderly transition following the Effective Time, including with respect to transitional planning, transitional services, and the retention of personnel (and any related arrangements thereto). From the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to its terms, each Party will maintain the access of the other Party and its Representatives to the information contained as at the date of this Agreement in any data room that contains information regarding the such Party to which the other Party and its Representatives have access as at the date of this Agreement.

Section 7.6     Other Deliveries

Concurrent with the execution and delivery of this Agreement: (a) Peraso shall deliver to RTO Acquiror all of the Peraso Voting Agreements; and (b) RTO Acquiror shall deliver to Peraso all of the RTO Acquiror Voting Agreements.

ARTICLE 8

TERM, TERMINATION, AMENDMENT AND WAIVER

Section 8.1     Term

This Agreement shall be effective from the date hereof until the earlier of the Effective Time and the termination of this Agreement in accordance with its terms.

Section 8.2     Termination

(1)	This Agreement may be terminated:

(a)	at any time prior to the Effective Time by mutual written agreement of Peraso and RTO Acquiror;

(b)	by either Peraso or RTO Acquiror, if:

(i)

the Effective Time shall not have occurred on or before the Outside Date, except that the right to terminate this Agreement under this Section 8.2(1)(b)(i) shall not be available to any Party whose failure to fulfill any of its obligations or breach any of its covenants, representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Outside Date; provided, however, that if completion of the Arrangement is delayed by (i) an injunction or order made by a Governmental Entity of competent jurisdiction, or (ii) RTO Acquiror or Peraso not having obtained any Key Regulatory Approval or the Interim Order or the Final Order which is necessary to permit the completion of the Arrangement such that the conditions set forth in Section 6.1(a), Section 6.1(b) or Section 6.1(h) shall not have been satisfied or waived then, provided that such injunction or order is being contested or appealed or such regulatory waiver, consent or approval or the Interim Order or the Final Order is being actively sought, as applicable, the Outside Date shall automatically be extended for an additional period of 30 days;

(ii)

any Governmental Entity of competent jurisdiction shall have issued an order, decree or ruling or there shall be enacted or made any applicable Law that makes consummation of the Arrangement illegal or otherwise prohibited or otherwise restrains, enjoins or prohibits Peraso or RTO Acquiror, Canco or Callco from consummating the Arrangement (unless such order, decree, ruling or applicable Law has been withdrawn, reversed or otherwise made inapplicable) and such order, decree, ruling or applicable Law or enjoinment shall have become final and non-appealable;

(iii)	the Peraso Shareholder Approval shall not have been obtained at the Peraso Meeting in accordance with applicable Law and the Interim Order;

(iv)	the RTO Acquiror Shareholder Approval Matters shall not have been approved at the RTO Acquiror Meeting in accordance with applicable Law; or

(v)	the condition set forth in Section 6.1(i) has not been satisfied or waived.

(c)	by RTO Acquiror, if:

(i)

prior to obtaining the RTO Acquiror Shareholder Approval, the RTO Acquiror Board authorizes RTO Acquiror to accept an RTO Acquiror Superior Proposal, provided that RTO Acquiror shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such RTO Acquiror Superior Proposal, (2) otherwise complied with its obligations set forth in Section 7.1 through Section 7.4 and (3) paid any amounts due pursuant to Section 8.3(5);

(ii)	there shall have occurred a Peraso Change in Recommendation;

(iii)	there shall have occurred a Peraso Material Adverse Effect;

(iv)

subject to Section 6.4, Peraso is in default of a covenant or obligation hereunder (other than the covenants and obligations set forth in Section 7.1 and Section 7.2, as to which Section 8.2(1)(c)(v) shall apply) such that the condition contained in Section 6.2(a) is not satisfied or is incapable of satisfaction, or any representation or warranty of Peraso or Peraso under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Section 6.2(b) would be incapable of satisfaction; provided that RTO Acquiror, Canco and Callco are not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.2(a) or Section 6.2(b) not to be satisfied; or

(v)	Peraso shall have breached or failed to perform any of its obligations set forth in Section 7.1 through Section 7.4.

(d)	by Peraso, if:

(i)	prior to obtaining the Peraso Shareholder Approval, the Peraso Board authorizes Peraso to accept a Peraso Superior Proposal, provided that Peraso shall have (1) simultaneously with such termination, entered into the Alternative Acquisition Agreement associated with such Peraso Superior Proposal, (2) otherwise complied with its obligations set forth in Section 7.1 through Section 7.4 and (3) paid any amounts due pursuant to Section 8.3(4);

(ii)	there shall have occurred an RTO Acquiror Change in Recommendation;

(iii)	there shall have occurred an RTO Acquiror Material Adverse Effect;

(iv)

subject to Section 6.4, RTO Acquiror, Canco or Callco is in default of a covenant or obligation hereunder (other than the covenants and obligations set forth in Section 7.1 and Section 7.2, as to which Section 8.2(1)(d)(v) shall apply) such that the condition contained in Section 6.3(a) is not satisfied or is incapable of satisfaction, or any representation or warranty of RTO Acquiror or Canco under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Section 6.3(b) would be incapable of satisfaction; provided that Peraso is not then in breach of this Agreement so as to cause any of the conditions set forth in Section 6.3(a) or Section 6.3(b) not to be satisfied; or

(v)	RTO Acquiror shall have breached or failed to perform any of its obligations set forth in Section 7.1 through Section 7.4.

(2)

Subject to Section 6.4(2), the Party desiring to terminate this Agreement pursuant to this Section 8.2 (other than pursuant to Section 8.2(1)(a)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right.

(3)

If this Agreement is terminated pursuant to this Section 8.2, this Agreement shall become void and be of no further force or effect without liability of any Party (or any shareholder or other Representative of such Party) to any other Party hereto, except that the provisions of this Section 8.2(3) and Section 8.3, Section 9.1, Section 9.3, Section 9.4, Section 9.6, Section 9.7 and Section 9.8 and all related definitions set forth in Section 1.1 and the provisions of the Confidentiality Agreement shall survive any termination of this Agreement pursuant to this Section 8.2; provided further that neither the termination of this Agreement pursuant to this Section 8.2 nor anything contained in this Section 8.2 shall relieve a Party from any Liability arising prior to such termination arising from any willful and material breach of this Agreement or fraud.

Section 8.3     Termination Payments

(1)

Except as otherwise provided herein, the Parties agree that all costs and expenses of the Parties relating to the Arrangement and the transactions contemplated in this Agreement, including legal fees, accounting fees, financial advisory fees, strategic advisory fees, regulatory filing fees, stock exchange fees, all disbursements of advisors and printing and mailing costs, shall be paid by the Party incurring such expenses.

(2)

In the event that this Agreement is terminated pursuant to Section 8.2(1)(b)(iii) (Failure to Obtain Peraso Shareholder Approval) (the “Peraso Shareholder Approval Termination Event”), Peraso shall pay to RTO Acquiror a fee of $750,000 (the “Peraso Shareholder Approval Termination Payment”) within five (5) Business Days of the Peraso Shareholder Approval Termination Event having occurred.

(3)

In the event that this Agreement is terminated pursuant to Section 8.2(1)(b)(iv) (Failure to Obtain RTO Acquiror Shareholder Approval) (the “RTO Acquiror Shareholder Approval Termination Event”), RTO Acquiror shall pay to Peraso a fee of $750,000 (the “RTO Acquiror Shareholder Approval Termination Payment”) within five (5) Business Days of the RTO Acquiror Shareholder Approval Termination Event having occurred.

(4)

The Termination Payment shall be payable by Peraso to RTO Acquiror in the event that this Agreement is terminated pursuant to Section 8.2(1)(c)(ii) (Peraso Change in Recommendation), Section 8.2(1)(c)(v) (Peraso Breach of Non-Solicitation Covenants) or Section 8.2(1)(d)(i) (Peraso Superior Proposal). Such Termination Payment shall be made by Peraso by wire transfer of same-day funds, to an account designated by RTO Acquiror: (a) in the event that this Agreement is terminated pursuant to Section 8.2(1)(c)(ii)

(Peraso Change in Recommendation), or Section 8.2(1)(c)(v) (Peraso Breach of Non-Solicitation Covenants), as soon as practicable, and in any event within two (2) Business Days of the date on which this Agreement is terminated; or (b) in the event that this Agreement is terminated pursuant to Section 8.2(1)(d)(i) (Peraso Superior Proposal), simultaneously with, and as a condition to the effectiveness of, such termination.

(5)

The Termination Payment shall be payable by RTO Acquiror to Peraso in the event that this Agreement is terminated pursuant to Section 8.2(1)(d)(ii) (RTO Acquiror Change in Recommendation), Section 8.2(1)(d)(v) (RTO Acquiror Breach of Non-Solicitation Covenants) or Section 8.2(1)(c)(i) (RTO Acquiror Superior Proposal). Such Termination Payment shall be made by RTO Acquiror by wire transfer of same-day funds, to an account designated by Peraso: (a) in the event that this Agreement is terminated pursuant to Section 8.2(1)(d)(ii) (RTO Acquiror Change in Recommendation), or Section 8.2(1)(d)(v) (RTO Acquiror Breach of Non-Solicitation Covenants), as soon as practicable, and in any event within two (2) Business Days of the date on which this Agreement is terminated; or (b) in the event that this Agreement is terminated pursuant to Section 8.2(1)(c)(i) (RTO Acquiror Superior Proposal), simultaneously with, and as a condition to the effectiveness of, such termination.

(6)

Each Party hereby acknowledges that the Termination Payment, the Peraso Shareholder Approval Termination Payment and the RTO Acquiror Shareholder Approval Termination Payment to which it may become entitled represents: (i) consideration for the disposition of the affected Party’s rights under this Agreement, and (ii) liquidated damages which are a genuine pre-estimate of the affected Party’s damages which it will suffer or incur as a result of the event giving rise to such damages and the resultant non-completion of the Arrangement and the transactions contemplated by this Agreement and is not a penalty and no Party shall take any position inconsistent with the foregoing. Each Party hereby irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. Upon receipt by Peraso or RTO Acquiror, as applicable, of any Termination Payment, such Party shall have no further Claim against the other Party at law or in equity or otherwise (including injunctive relief to restrain any breach or threatened breach by such other Party of any of its obligations hereunder or otherwise to obtain specific performance).

Section 8.4     Amendment

Subject to the provisions of the Interim Order and Final Order, the Plan of Arrangement and applicable Law, this Agreement and the Plan of Arrangement may, at any time and from time to time prior to the Effective Time, be amended only by mutual written agreement of RTO Acquiror and Peraso, and any such amendment may without limitation:

(a)	change the time for performance of any of the obligations or acts of the Parties;

(b)	waive any inaccuracies or modify any representation or warranty contained herein or in any document delivered pursuant hereto;

(c)	waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the Parties; and

(d)	waive compliance with or modify any mutual conditions precedent herein contained.

Notwithstanding the foregoing, after each of the Peraso Shareholder Approval and the RTO Acquiror Shareholder Approval has been obtained, no amendment shall be made that pursuant to applicable Law requires further approval or adoption by the Peraso Shareholders or the RTO Acquiror Shareholders without such further approval or adoption.

Section 8.5     Waiver

Any Party may (a) extend the time for the performance of any of the obligations or acts of the other Party, (b) waive compliance, except as provided herein, with any of the other Party’s agreements or the fulfilment of any conditions to its own obligations contained herein, or (c) waive inaccuracies in any of the other Party’s representations or warranties contained herein or in any document delivered by the other Party, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Notwithstanding the foregoing, after each of the Peraso Shareholder Approval and the RTO Acquiror Shareholder Approval has been obtained, no waiver shall be made that pursuant to applicable Law requires further approval or adoption by the Peraso Shareholders or the RTO Acquiror Shareholders without such further approval or adoption. No extension or waiver shall be valid unless set forth in an instrument in writing signed on behalf of the waiving Party and, unless otherwise provided in the written waiver, will be limited to the specific breach or condition waived and shall not extend to any other matter or occurrence. No failure or delay in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

ARTICLE 9

GENERAL PROVISIONS AND MISCELLANEOUS

Section 9.1     Privacy

Each Party shall comply with applicable privacy Laws in the course of collecting, using and disclosing Personal Information in connection with the transactions contemplated hereby (the “Transaction Personal Information”). No Party shall disclose Transaction Personal Information originally collected by any other Party to any Person other than to its advisors who are evaluating and advising on the transactions contemplated by this Agreement. If RTO Acquiror completes the transactions contemplated by this Agreement, RTO Acquiror shall not, following the Effective Date, without the consent of the individuals to whom such Transaction Personal Information relates or as permitted or required by applicable Law, use or disclose Transaction Personal Information originally collected by Peraso:

(a)	for purposes other than those for which such Transaction Personal Information was collected by Peraso prior to the Effective Date; and

(b)

which does not relate directly to the carrying on of the business of Peraso (including carrying on the Peraso Business) or to the carrying out of the purposes for which the transactions contemplated by this Agreement were implemented.

The Parties shall protect and safeguard the Transaction Personal Information against unauthorized collection, use or disclosure. RTO Acquiror shall cause its advisors to observe the terms of this Section 9.1 and to protect and safeguard all Transaction Personal Information in their possession. If this Agreement shall be terminated, each Party shall promptly deliver to the other Party all Transaction Personal Information originally collected by such other Party in its possession or in the possession of any of its advisors, including all copies, reproductions, summaries or extracts thereof, except, unless prohibited by applicable Law, for electronic backup copies made automatically in accordance with the usual backup procedures of the Party returning such Transaction Personal Information.

Section 9.2     Notices

All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given and received on the day it is delivered, provided, however, that it is delivered on a Business Day prior to 4:30 p.m. Toronto time in the place of delivery or receipt. However, if notice is delivered after 4:30 p.m. Toronto time or if such day is not a Business Day then the notice shall be deemed to have been given and received on the next Business Day. Notice shall be sufficiently given if delivered (either in person, by courier service or other personal method of delivery), or if transmitted by e-mail to the Parties at the following addresses (or at such other addresses as shall be specified by any Party by notice to the other given in accordance with these provisions):

(a)	if to RTO Acquiror:

MoSys, Inc.

2309 Bering Drive, San Jose, California 95131

Attention: Daniel Lewis

E-mail: dlewis@mosys.com

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

25th Floor

New York, NY 10022

Attention: Blake Baron

E-mail: bjb@msk.com

and

Borden Ladner Gervais LLP

Waterfront Centre

200 Burrard Street, Suite 1200

Vancouver, BC V7X 1T2

Attention: Graeme Martindale

E-mail: GMartindale@blg.com

(b)	if to Peraso:

Peraso Technologies Inc.

144 Front Street West, Suite 685

Toronto, ON M5J 2L7

Attention: Ronald Glibbery

E-mail: ronald@perasotech.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Dee Rajpal

E-mail: drajpal@stikeman.com

Section 9.3     Governing Law

This Agreement shall be governed, including as to validity, interpretation and effect, by the Laws of the Province of Ontario and the Laws of Canada applicable therein, without giving effect to any principles of conflict of Laws thereof which would result in the application of the Laws of any other jurisdiction. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and the Arrangement. Notwithstanding the foregoing, any provisions of this Agreement with respect to U.S. Securities Laws shall be governed by applicable Laws of the United States, and any provisions with respect to the corporate governance, existence, good standing and authority of RTO Acquiror shall be governed by DGCL.

Section 9.4     Injunctive Relief

Subject to Section 8.3(4) and Section 8.3(5), the Parties acknowledge and agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the Parties agree that, in the event of any breach or threatened breach of this Agreement by a Party, the non-breaching Party will be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance, and the Parties shall not object to the granting of injunctive or other equitable relief on the basis that there exists an adequate remedy at law. Subject to Section 8.3(4) and Section 8.3(5), such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the Parties.

Section 9.5     Time of Essence

Time shall be of the essence in this Agreement.

Section 9.6     Entire Agreement, Binding Effect and Assignment

This Agreement (including the exhibits and schedules hereto and the Peraso Disclosure Letter, the RTO Acquiror Disclosure Letter and the other agreements, documents and certificates delivered pursuant to this Agreement), the Peraso Voting Agreements, the RTO Acquiror Voting Agreements and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. Except: (a) for the right of the Peraso Shareholders to receive the Escrow Consideration, subject to the satisfaction of the Escrow Release Condition and otherwise in accordance with the terms of this Agreement; and (b) as expressly provided herein, this Agreement is not intended to and shall not confer upon any Person other than the Parties any rights or remedies hereunder. This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the Parties without the prior written consent of the other Parties.

Section 9.7     No Liability

No director or officer of RTO Acquiror shall have any personal liability whatsoever to Peraso under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of RTO Acquiror. No director or officer of Peraso shall have any personal liability whatsoever to RTO Acquiror, Canco or Callco under this Agreement, or any other document delivered in connection with the transactions contemplated hereby on behalf of Peraso.

Section 9.8     Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 9.9     Counterparts, Execution

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement among the Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Arrangement Agreement as of the date first written above by their respective officers thereunto duly authorized.

MOSYS, INC.
Per:	/s/ Daniel Lewis
Name: Daniel Lewis
Title: President and CEO

2864552 ONTARIO INC.
Per:	/s/ James W. Sullivan
Name: James W. Sullivan
Title: President

2864555 ONTARIO INC.
Per:	/s/ James W. Sullivan
Name: James W. Sullivan
Title: President

PERASO TECHNOLOGIES INC.
Per:	/s/ Ron Glibbery
Name: Ron Glibbery
Title: President and CEO

SCHEDULE “A”

PLAN OF ARRANGEMENT

ARTICLE 1

INTERPRETATION

1.1   Definitions

In this Plan of Arrangement:

“affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended.

“Arrangement” means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with this Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court.

“Arrangement Agreement” means the arrangement agreement made as of September 14, 2021 between RTO Acquiror, Canco, Callco and Peraso, as amended, supplemented and/or restated in accordance with its terms.

“Articles of Arrangement” means the articles of arrangement of Peraso in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to the Parties, each acting reasonably.

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Agency Agreement.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario or San Jose, California are authorized or required by applicable Law to be closed.

“Callco” means (i) 2864552 Ontario Inc., being a direct or indirect wholly-owned subsidiary of RTO Acquiror incorporated under the laws of the Province of Ontario or (ii) any other direct or indirect wholly-owned subsidiary of RTO Acquiror designated by RTO Acquiror from time to time after the Effective Date in replacement thereof.

“Canadian Resident” means (i) a person who is not a non-resident of Canada for the purposes of the ITA, or (ii) a partnership that is a “Canadian partnership” for purposes of the ITA.

“Canco” means 2864555 Ontario Inc., a wholly-owned subsidiary of RTO Acquiror, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

“Certificate of Arrangement” means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

“Change of Law” means any amendment to the ITA and other applicable provincial income tax laws that permits holders of Exchangeable Shares who are Canadian Residents, who hold their Exchangeable Shares as capital property, and who deal at arm’s length with RTO Acquiror and Canco (all for the purposes of the ITA and other applicable provincial income tax laws) to exchange their Exchangeable Shares for RTO Acquiror Shares on a basis that will not require such holders to recognize any gain or loss or any actual or deemed dividend in respect of such exchange for the purposes of the ITA or applicable provincial income tax laws.

“Change of Law Call Date” has the meaning set out in Section 5.3(a).

“Change of Law Call Purchase Price” has the meaning set out in Section 5.3(a).

“Change of Law Call Right” has the meaning set out in Section 5.3(a).

“A” - 1

“Consideration” means, collectively: (i) the consideration to be received by Peraso Shareholders pursuant to the Plan of Arrangement in respect of each Peraso Share that is issued and outstanding immediately prior to the Effective Time, being either the RTO Acquiror Share Consideration or the Exchangeable Share Consideration as elected by a Peraso Shareholder or as otherwise determined in accordance with Section 2.3 in respect of each Peraso Share held, in each case, as adjusted by Section 2.7; and (ii) the RTO Acquiror Replacement Options

“Court” means the Ontario Superior Court of Justice (Commercial List).

“CRA” means the Canada Revenue Agency.

“Current Market Price” has the meaning set out in the Exchangeable Share Provisions.

“Depositary” means the person acting as depositary under the Arrangement.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Dissent Rights” has the meaning set out in Section 3.1.

“Dissenting Shareholder” means a registered holder of Peraso Shares that has duly and validly exercised Dissent Rights and who is ultimately entitled to be paid the fair value of such holder’s Peraso Shares as determined in accordance with Section 3.1.

“Dividend Amount” means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder thereof on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco, Canco or RTO Acquiror from such holder.

“Effective Date” means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Election Deadline” means 4:00 p.m. (Toronto time) on the Business Day which is not less than five (5) Business Days preceding the Effective Date, unless otherwise agreed in writing by RTO Acquiror and Peraso.

“Eligible Holder” means a Peraso Shareholder who is (i) a Canadian Resident, or (ii) a partnership, any member of which is a Canadian Resident.

“Escrow Agent” means in its capacity as escrow agent under the Escrow Agreement;

“Escrow Agreement” means the escrow agreement among the Escrow Agent, RTO Acquiror and Peraso, substantially in the form attached as Schedule “J” of the Arrangement Agreement;

“Escrow Consideration” means an aggregate of 1,815,445 Exchangeable Shares and RTO Acquiror Shares, collectively, which shall be issued at the Effective Time, subject to escrow pursuant to the terms of the Escrow Agreement and which Exchangeable Shares and RTO Acquiror Shares shall be escrowed on a pro rata basis from the Consideration to be received by the Peraso Shareholders (not including the RTO Acquiror Replacement Options);

“Escrow Release Condition” means the earlier of: (a) any date following the first anniversary of the Effective Time and prior to the third anniversary of the Effective Time where the volume weighted average price of the RTO Acquiror Shares for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days is at least $8.57 per share, subject to adjustment to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into RTO Acquiror Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to RTO Acquiror Shares occurring after the date of this Agreement; (b) the date of any sale of all or substantially all of the assets or shares of the RTO Acquiror; and (c) the date of any bankruptcy, insolvency, restructuring, receivership, administration, wind-up, liquidation, dissolution or similar event involving the RTO Acquiror;

“A” - 2

“Exchange Ratio” means the amount calculated as follows:

((A / B) – C) / D

Where:

A = The total issued and outstanding RTO Acquiror Shares on a Fully-Diluted basis immediately prior to the Effective Time

B = 39%

C = The total issued and outstanding RTO Acquiror Shares on a Fully-Diluted basis immediately prior to the Effective Time

D = The total issued and outstanding Peraso Shares on a Fully-Diluted basis (including the Peraso Shares issuable on the conversion or exercise of Peraso Convertible Securities) immediately prior to the Effective Time

For greater certainty, the Exchange Ratio shall be: (a) subject to adjustment pursuant to Section 2.7 hereof; and (b) calculated in a manner consistent with the illustrative example set out in Appendix II of this Plan of Arrangement;

“Exchange Time” means the time that the steps in Sections 2.2(d) through 2.2(e) occur.

“Exchangeable Elected Shares” means Peraso Shares (other than Peraso Shares held by RTO Acquiror or an affiliate) that the holder thereof shall have elected, in accordance with Section 2.3(a) in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Canco under the Arrangement for the Exchangeable Share Consideration.

“Exchangeable Share Consideration” means the consideration in the form of Exchangeable Shares, together with any related ancillary rights, elected for each Peraso Share held by a Peraso Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3(a), which shall be that number of Exchangeable Shares equal to the Exchange Ratio for each Peraso Share held immediately prior to the Effective Time.

“Exchangeable Share Provisions” means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be in substantially the form set out in Appendix I hereto.

“Exchangeable Shares” means the exchangeable shares in the capital of Canco having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

“Final Order” means an Order of the Court granted pursuant to Section 185 of the OBCA, in a form acceptable to each of RTO Acquiror and Peraso, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such Order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of RTO Acquiror and Peraso, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to RTO Acquiror and Peraso, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

“Fully-Diluted” means that all options, warrants or other convertible securities or instruments or other rights to acquire common stock or any other existing or future classes of capital stock, whether or not vested, have been exercised or converted, as applicable, in full.

“Governmental Entity” means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or stock exchange, including the NASDAQ, (iii) any entity exercising executive, legislative,

“A” - 3

judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

“holder” means the holder of Peraso Shares, Peraso Options or Peraso Warrants shown from time to time in the central securities register maintained by or on behalf of Peraso in respect of such securities, as the context requires.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Interim Order” means an Order of the Court in a form acceptable to each of RTO Acquiror and Peraso, acting reasonably, providing for, among other things, the calling and holding of the Peraso Meeting, as the same may be amended by the Court with the consent of RTO Acquiror and Peraso, each acting reasonably.

“ITA” means the Income Tax Act (Canada), and the regulations thereunder, in each case, as amended.

“Judgment” means any judgment, Order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).

“Law” means, with respect to any person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, Judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

“Letter of Transmittal and Election Form” means the letter of transmittal and election form for use by holders of Peraso Shares or other securities of Peraso, in the form accompanying the Peraso Circular.

“Liquidation Amount” has the meaning set out in the Exchangeable Share Provisions.

“Liquidation Date” has the meaning set out in the Exchangeable Share Provisions.

“NASDAQ” means the Nasdaq Capital Market.

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Order” means an order, injunction, Judgment, administrative complaint, decree, ruling, award, assessment, direction, instruction, penalty or sanction issued, filed or imposed by any Governmental Entity.

“Peraso” means Peraso Technologies Inc., a corporation governed under the OBCA.

“Peraso Arrangement Resolution” means the special resolution of Peraso Shareholders approving the Arrangement to be considered at the Peraso Meeting.

“Peraso Circular” means the notice of the Peraso Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, sent to the Peraso Shareholders, as required by the Court in the Interim Order, in connection with the Peraso Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

“Peraso Convertible Debentureholders” means the holders of Peraso Convertible Debentures;

“Peraso Convertible Debentures” means the secured convertible debentures of Peraso in the aggregate principal amount of $14,082,343.40 which are outstanding immediately prior to the Effective Time;

“Peraso Convertible Securities” means Peraso Convertible Debentures, Peraso Warrants and Peraso Options;

“Peraso Meeting” means the special meeting of Peraso Shareholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the Peraso Arrangement Resolution, and for any other purpose as may be set out in the Peraso Circular.

“A” - 4

“Peraso Optionholders” means the holders at the relevant time of Peraso Options.

“Peraso Option Plan” means the stock option plan of Peraso dated January 9, 2009, as amended on January 1, 2019.

“Peraso Options” means, at any time, options exercisable to acquire Peraso Shares granted under the Peraso Option Plan which are, at such time, outstanding, whether or not vested.

“Peraso Securityholders” means Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders and Peraso Convertible Debentureholders;

“Peraso Securities” means Peraso Shares, Peraso Options, Peraso Warrants and Peraso Convertible Debentures;

“Peraso Shareholders” means the holders of Peraso Shares.

“Peraso Shares” means issued and outstanding common shares in the capital of Peraso.

“Peraso Warrant Consideration Amount” means: (a) in respect of Peraso Warrant Certificate No. 2020-001 issued on March 13, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 1,431,177 Peraso Shares; (b) in respect of Peraso Warrant Certificate No. 2020-002 issued on October 30, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 2,159,247 Peraso Shares; (c) in respect of Peraso Warrant Certificate No. 2020-003 issued on October 30, 2020 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 801,059 Peraso Shares; and (d) in respect of Peraso Warrant Certificate No. 2021-001 issued on April 23, 2021 having an exercise price of CA$0.15 per Peraso Share and an expiry date of December 31, 2025, consideration consisting of an aggregate of 1,952,473 Peraso Shares. For greater certainty, no consideration shall be issued in respect of Peraso Warrants other than as set out in (a) to (d) above.

“Peraso Warrantholders” means the holders at the relevant time of Peraso Warrants.

“Peraso Warrants” means the common share purchase warrants to acquire Peraso Shares which are at such time outstanding.

“person” includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means this plan of arrangement.

“Redemption Call Purchase Price” has the meaning set out in Section 5.2(a).

“Redemption Call Right” has the meaning set out in Section 5.2(a).

“Redemption Date” has the meaning set out in the Exchangeable Share Provisions.

“RTO Acquiror” means MoSys, Inc., a corporation existing under the laws of the State of Delaware.

“RTO Acquiror Replacement Option” means an option to acquire RTO Acquiror Shares to be issued by RTO Acquiror in consideration for the cancellation of each Peraso Option.

“RTO Acquiror Share Consideration” means the consideration in the form of RTO Acquiror Shares elected or deemed to be elected for each Peraso Share held by a Peraso Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3, which shall be that number of RTO Acquiror Shares equal to the Exchange Ratio for each Peraso Share held immediately prior to the Effective Time.

“RTO Acquiror Shares” means the common stock, par value $0.001 per share, in the capital of RTO Acquiror.

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“SEC” means the U.S. Securities and Exchange Commission.

“Securities Authorities” means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC and the NASDAQ, that are applicable to Peraso or RTO Acquiror, as the case may be.

“Special Voting Share” means the special voting share in the capital of RTO Acquiror having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Agency Agreement.

“Support Agreement” means an agreement to be made among RTO Acquiror, Callco and Canco in connection with this Plan of Arrangement substantially in the form and substance of Schedule “F” to the Arrangement Agreement.

“Tax Election Package” a copy of CRA form T2057, or, if the Peraso Shareholder is a partnership, a copy of CRA form T2058 and a copy of any applicable equivalent provincial or territorial election form, each of which has been duly and properly completed and executed by the Peraso Shareholder in accordance with the rules contained in the ITA or the relevant provincial or territorial legislation.

“Trading Day” means any day on which RTO Acquiror Shares are actually traded on the NASDAQ or such other stock exchange or automated quotation system on which RTO Acquiror Shares are actually traded if such shares do not trade on NASDAQ.

“Transfer Agent” means Equiniti Trust Company, or such other person as may from time to time be appointed by Canco as the registrar and transfer agent for the Exchangeable Shares.

“Voting and Exchange Agency Agreement” means an agreement to be made among RTO Acquiror, Canco and the Agent (as defined in the Exchangeable Share Provisions) in connection with this Plan of Arrangement substantially in the form of Schedule “G” to the Arrangement Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.2    Headings and References

The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Sections are to Sections of this Plan of Arrangement.

1.3    Currency

Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in lawful money of the United States and “$” refers to United States dollars. “CA$” refers to the lawful money of Canada.

1.4    Time

Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time at Toronto, Ontario.

ARTICLE 2

THE ARRANGEMENT

2.1    Binding Effect

Subject to the terms of the Arrangement Agreement, the Arrangement will become effective at the Effective Time and shall be binding at and after the Effective Time on Peraso, RTO Acquiror, Canco, Callco, the Depositary, the Agent and all holders and beneficial holders of Peraso Shares, Peraso Options and Peraso Warrants, including Dissenting Shareholders.

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2.2    The Arrangement

Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur in the following order (except that the steps in Sections 2.2(d) to 2.2(e) shall be deemed to occur simultaneously) without any further act or formality:

(a)

each Peraso Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Peraso and Peraso shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 3 hereof, and the name of such holder shall be removed from the central securities register of Peraso as a holder of Peraso Shares and Peraso shall be recorded as the registered holder of the Peraso Shares so transferred and shall be deemed to be the legal owner of such Peraso Shares, which Peraso Shares shall thereupon be cancelled;

(b)

each Peraso Warrant outstanding immediately prior to the Effective Time shall be deemed to be surrendered and transferred to Peraso in consideration for the issuance of Peraso Shares equal to the Peraso Warrant Consideration Amount, if any, provided that: (a) if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares will be rounded down to the nearest whole number of Peraso Shares; and (b) nothing herein shall preclude a Peraso Warrantholder from exercising the Peraso Warrants in accordance with their terms at any time prior to the Effective Time. All Peraso Warrants so surrendered will be automatically cancelled with no further force and effect;

(c)

for each Peraso Convertible Debenture outstanding immediately prior to the Effective Time, all principal and accrued but unpaid interest thereon will be converted into Peraso Shares at a conversion price equal to the conversion price set out in such Peraso Convertible Debenture pursuant to the Plan of Arrangement, provided that if the foregoing would result in the issuance of a fractional Peraso Share, then the number of Peraso Shares shall be rounded down to the nearest whole number of Peraso Shares;

(d)

contemporaneously with the step in Section 2.2(e), each issued and outstanding Peraso Share (other than Exchangeable Elected Shares and other than Peraso Shares held by RTO Acquiror or an affiliate thereof or Dissenting Shareholders) held by a Peraso Shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for RTO Acquiror Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election or deemed election of such Peraso Shareholder pursuant to Section 2.3;

(e)

contemporaneously with the step in Section 2.2(d), each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Canco in exchange for Exchangeable Share Consideration (subject to a portion forming part of the applicable Escrow Consideration) in accordance with the election of such Peraso Shareholder pursuant to Section 2.3;

(f)

following the exchange of securities effected pursuant to Sections 2.2(d) and 2.2(e), RTO Acquiror shall hold the Escrow Consideration in escrow, subject to the satisfaction of the Escrow Release Condition and otherwise in accordance with the terms of the Arrangement Agreement;

(g)

each Peraso Option outstanding immediately prior to the Effective Time, whether vested or unvested, shall be exchanged for an RTO Acquiror Replacement Option to purchase from the RTO Acquiror the number of RTO Acquiror Shares equal to the product of: (i) the number of Peraso Shares subject to the Peraso Option immediately before the Effective Time, and (ii) the Exchange Ratio, and rounded down to the nearest whole number of RTO Acquiror Shares. The exercise price per RTO Acquiror Share subject to any such RTO Acquiror Replacement Option shall be an amount equal to the greater of: (i) the quotient of: (A) the exercise price per Peraso Share under the exchanged Peraso Option immediately prior to the Effective Time divided by: (B) the Exchange Ratio, and rounded up to the

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nearest whole cent, and (ii) such minimum amount that satisfies the requirements of paragraph 7(1.4)(c) of the ITA. Except as set out above, all terms and conditions of an RTO Acquiror Replacement Option, including the term to expiry, conditions to and manner of exercising, will be the same as the Peraso Option for which it was exchanged and any document evidencing a Peraso Option shall thereafter evidence and be deemed to evidence such RTO Acquiror Replacement Option; and

(h)

RTO Acquiror, Canco and Callco shall execute the Support Agreement and RTO Acquiror, Canco and the Transfer Agent shall execute the Voting and Exchange Agency Agreement and RTO Acquiror shall issue to and deposit with the Transfer Agent the Special Voting Share in consideration of the payment to RTO Acquiror by Peraso on behalf of the Peraso Shareholders of one dollar ($1.00), to be thereafter held of record by the Transfer Agent as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Agency Agreement. All rights of holders of Exchangeable Shares under the Voting and Exchange Agency Agreement shall be received by them as part of the property receivable by them under Section 2.2(d) in exchange for the Exchangeable Elected Shares for which they were exchanged.

2.3    Consideration Elections

With respect to the exchange of securities effected pursuant to Sections 2.2(d) and 2.2(e):

(a)

Peraso Shareholders who are Eligible Holders may elect to (i) receive in respect of any or all of their Peraso Shares, the Exchangeable Share Consideration, and (ii) receive in respect of the balance of their Peraso Shares, if any, the RTO Acquiror Share Consideration (subject to a portion forming part of the applicable Escrow Consideration);

(b)

the election provided for in Section 2.3(a) shall be made by a Peraso Shareholder depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such Peraso Shareholder’s election, together with certificates representing such holder’s Peraso Shares, if any;

(c)

any Peraso Shareholder who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 2.3(b) and the Letter of Transmittal and Election Form in respect of any such Peraso Shareholder’s Peraso Shares (including Peraso Shareholders who duly exercise Dissent Rights but are ultimately not entitled, for any reason, to be paid fair value for their Peraso Shares in respect of which they have exercised Dissent Rights), shall be deemed to have elected to receive the RTO Acquiror Share Consideration;

(d)	Letters of Transmittal and Election Forms must be received by the Depositary on or before the Election Deadline; and

(e)	any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by a Peraso Shareholder.

2.4    Income Tax Elections

(a)

Peraso Shareholders who are Eligible Holders who are entitled to receive Exchangeable Share Consideration under the Arrangement shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA or, if a Peraso Shareholder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial or territorial income tax Law) with respect to the transfer of their Peraso Shares to Canco by providing the Tax Election Package to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Peraso Shares transferred and the applicable agreed amounts. Thereafter, subject to the Tax Election Package being duly completed, the relevant forms will be signed by Canco and returned to such persons within 150 days after the Effective Date for filing with the CRA (or the

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applicable provincial taxing agency). Canco will not be responsible for the proper or accurate completion of the Tax Election Package or to check or verify the content of any election form and, except for Canco’s obligation to return duly completed Tax Election Packages which are received by the Depositary within 90 days of the Effective Date, within 150 days after the Effective Date, Canco will not be responsible for any taxes, interest or penalties or any other costs or damages resulting from the failure by a Peraso Shareholder to properly and accurately complete or file the necessary election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial or territorial legislation). In its sole discretion, Canco may choose to sign and return Tax Election Packages received more than 90 days following the Effective Date, but Canco will have no obligation to do so.

(b)

Upon receipt of the Letter of Transmittal and Election Form in which an Eligible Holder has indicated that the Eligible Holder intends to make an income tax election pursuant to subsection 85(1) of the ITA or, if the person is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial or territorial income tax Law), Canco will promptly deliver a tax instruction letter (and a tax instruction letter for the equivalent Quebec election, if applicable), together with the relevant tax elections forms (including the Quebec election forms, if applicable) to the Eligible Holder.

2.5    Share Registers

Every Peraso Shareholder from whom a Peraso Share is transferred and acquired pursuant to the Arrangement shall be removed from the register of holders of Peraso Shares at the Effective Time and shall cease to have any rights in respect of such Peraso Shares, and Canco shall become the holder of such Peraso Shares and shall be added to that register at the Effective Time and shall be entitled as of that time to all of the rights and privileges attached to the Peraso Shares. Every Peraso Shareholder who acquires Exchangeable Shares and/or RTO Acquiror Shares pursuant to the Arrangement shall be added to the register of holders of Exchangeable Shares and/or RTO Acquiror Shares, as applicable, and shall be entitled as of the Effective Time to all of the rights and privileges attached to the Exchangeable Shares and/or RTO Acquiror Shares, as the case may be.

2.6     Convertible Security Registers

Every Peraso Optionholder, Peraso Warrantholder and Peraso Convertible Debentureholder from whom a Peraso Option, Peraso Warrant or a Peraso Convertible Debenture, as applicable, is converted pursuant to the Arrangement shall be removed from the registers of Peraso Optionholders, Peraso Warrantholders and Peraso Convertible Debentureholders, as applicable, at the Effective Time and shall cease to have any rights in respect of such Peraso Options, Peraso Warrants or Peraso Convertible Debentures, as applicable.

2.7    Adjustments to Consideration

(a)

If, prior to the Effective Time, Peraso declares or pays dividends or other distributions on Peraso Shares, then: (i) to the extent that the amount of such dividends or distributions per Peraso Share does not exceed the fair market value of the Consideration, the Consideration (being either the RTO Acquiror Share Consideration or the Exchangeable Share Consideration) shall be reduced by the amount of such dividends or distributions; and (ii) to the extent that the amount of such dividends or distributions per Peraso Share exceeds the fair market value of the Consideration, such excess amount shall be placed in escrow for the account of the RTO Acquiror or another Person designated by the RTO Acquiror.

(b)

The consideration to be paid pursuant to Sections 2.2(b), 2.2(c), 2.2(d), 2.2(e) and 2.2(f), as well as the number of Exchangeable Shares and RTO Acquiror Shares comprising the Escrow Consideration, shall be adjusted to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into RTO Acquiror Shares or Peraso Shares, other

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than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to RTO Acquiror Shares or Peraso Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

(c)

To the extent any indebtedness of Peraso and/or RTO Acquiror exists at the Effective Time, the Exchange Ratio will be adjusted to reflect a one dollar deduction in equity value for every dollar of debt which exists at the Effective Time on the part of Peraso and/or RTO Acquiror, as applicable. The adjustments contemplated by this Section 2.7(c) shall be calculated in a manner consistent with the illustrative example set out in Appendix II of this Plan of Arrangement.

(d)

If after the date of the Agreement and prior to the Effective Time, Peraso issues securities, then the Exchange Ratio shall be adjusted accordingly such that the dilution shall be solely for the account of the Peraso Securityholders and the total Consideration to be issued to Peraso Securityholders shall not be affected.

ARTICLE 3

DISSENT RIGHTS

3.1    Rights of Dissent

Registered holders of Peraso Shares may exercise rights of dissent with respect to those Peraso Shares pursuant to, and (except as expressly indicated to the contrary in this Section 3.1), in the manner set forth in, Section 185 of the OBCA and this Section 3.1 in connection with the Arrangement (the “Dissent Rights”); provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the resolution approving the Arrangement referred to in Section 185(6) of the OBCA must be received by Peraso not later than 5:00 p.m. (Toronto time) on the second Business Day before the Peraso Meeting; and provided further that, notwithstanding the provisions of Section 185 of the OBCA, Peraso Shareholders who duly exercise Dissent Rights and who have not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who:

(a)

ultimately are determined to be entitled to be paid fair value for their Peraso Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Exchange Time, (i) shall be deemed to have transferred those Peraso Shares as of the Exchange Time at the fair value of the Peraso Shares determined as of the Exchange Time in accordance with Section 2.2(a), without any further act or formality and free and clear of all Encumbrances, to Peraso; (ii) will be entitled to receive, in full satisfaction of such fair value amount, the number of RTO Acquiror Shares which the holder would otherwise have been entitled to receive on completion of the Arrangement, and (iii) shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such Peraso Shares; or

(b)

ultimately are determined not to be entitled, for any reason, to be paid fair value for their Peraso Shares, shall be deemed to have participated in the Arrangement on the same basis as a holder of Peraso Shares who has not exercised Dissent Rights and shall be deemed to have elected to receive, and shall receive, the consideration provided in Section 2.3(c), but in no case shall Peraso, RTO Acquiror, Canco, the Depositary or any other person be required to recognize any such holder as a holder of Peraso Shares after the Exchange Time, and the names of each such holder shall be deleted from the register of holders of Peraso Shares at the Exchange Time. For greater certainty, in addition to any other restrictions in the Interim Order, no Peraso Shareholder shall be entitled to exercise Dissent Rights with respect to Peraso Shares in respect of which a Peraso Shareholder has voted or has instructed a proxyholder to vote in favour of the Peraso Arrangement Resolution.

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ARTICLE 4

SHARE DEPOSIT AND FRACTIONAL SHARES

4.1     Share Deposit

At least five (5) Business Days prior to the Effective Date, RTO Acquiror shall deliver to Peraso the information required for variable A in the definition of Exchange Ratio and Peraso shall delier to RTO Acquiror the information required for variable D in the definition of Exchange Ratio. At least three (3) Business Days prior to the Effective Time, Canco and RTO Acquiror shall deposit or cause to be deposited with the Depositary, for the benefit of the holders of Peraso Shares, the aggregate number of whole Exchangeable Shares and the aggregate number of whole RTO Acquiror Shares issuable to holders of Peraso Shares in accordance with Sections 2.2(d) and Section 2.2(e) under this Plan of Arrangement (other than the Escrow Consideration and the RTO Acquiror Replacement Options). Upon surrender to the Depositary by a holder of Peraso Shares of a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require along with the certificate or certificates, if any, representing such Peraso Shares to be exchanged under the Arrangement for cancellation, such holder of Peraso Shares shall be entitled to receive, and promptly after the Exchange Time the Depositary shall deliver to such person, written evidence of the book entry issuance in uncertificated form to, or certificates registered in the name of, such person representing that number of RTO Acquiror Shares and/or Exchangeable Shares which such person is entitled to receive in accordance with Section 2.2(d) and Section 2.2(e) less any amounts withheld pursuant to Section 4.6, and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such Peraso Shares which was not registered in the transfer records of Peraso, written evidence of the book entry issuance of, or certificates representing, the number of RTO Acquiror Shares and/or Exchangeable Shares issuable to the registered holder may be registered in the name of and issued to the transferee if the certificate representing such Peraso Shares is presented to the Depositary, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer. Without limiting the provisions of Section 2.5, until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Exchange Time represented one or more outstanding Peraso Shares that, under the Arrangement, were exchanged pursuant to Section 2.2(d) or Section 2.2(e), shall be deemed at all times after the Exchange Time to represent only the right to receive upon such surrender (i) the Consideration to which the holder thereof is entitled under the Arrangement, or as to a certificate held by a Dissenting Shareholder (other than a shareholder who exercised Dissent Rights who is deemed to have participated in the Arrangement pursuant to Section 3.1(b)), to receive the fair value of the Peraso Shares represented by such certificate, and (ii) any dividends or distributions with a record date after the Exchange Time theretofore paid or payable with respect to any RTO Acquiror Shares or Exchangeable Shares issued in exchange therefor as contemplated by Section 4.2, in each case less any amounts withheld pursuant to Section 4.6.

4.2     Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to RTO Acquiror Shares or Exchangeable Shares, in each case with a record date after the Exchange Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Exchange Time represented outstanding Peraso Shares, unless and until such person shall have surrendered its certificates representing Peraso Shares in accordance with the provisions of Section 4.1. Subject to applicable Law, at the time such person shall have surrendered its certificates representing Peraso Shares in accordance with the provisions of Section 4.1, there shall be paid to such person, without interest (i) the amount of dividends or other distributions with a record date after the Exchange Time theretofore paid with respect to the RTO Acquiror Share or the Exchangeable Share, as the case may be, to which such person is entitled pursuant hereto, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Exchange Time but prior to the date of surrender of certificates representing Peraso Shares by such person in accordance with the provisions of Section 4.1 and a payment date subsequent to the date of such compliance and payable with respect to such RTO Acquiror Shares or Exchangeable Shares, as the case may be.

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4.3     No Fractional Shares

No fractional RTO Acquiror Shares or fractional Exchangeable Shares shall be issued upon compliance with the provisions of Section 4.1 and no dividend, stock split or other change in the capital structure of RTO Acquiror or Canco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of RTO Acquiror or Canco. Where the aggregate number of RTO Acquiror Shares or Exchangeable Shares to be issued to a Peraso Shareholder as consideration under the Arrangement would result in a fraction of an RTO Acquiror Share or an Exchangeable Share being issuable, the number of RTO Acquiror Shares or Exchangeable Shares, as the case may be to be received by such Peraso Shareholder shall be rounded down to the nearest whole RTO Acquiror Share or Exchangeable Share, as the case may be.

4.4     Lost Certificates

In the event any certificate which immediately prior to the Exchange Time represented one or more outstanding Peraso Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any RTO Acquiror Shares or Exchangeable Shares (and any dividends or distributions with respect thereto) deliverable in accordance with Section 2.2 and such holder’s Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom RTO Acquiror Shares or Exchangeable Shares (and any dividends or distributions with respect thereto) are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Peraso, and RTO Acquiror and its transfer agent (each acting reasonably) in such amount as RTO Acquiror may direct or otherwise indemnify Peraso, Canco and RTO Acquiror in a manner satisfactory to Peraso, Canco and RTO Acquiror against any claim that may be made against Peraso, Canco or RTO Acquiror with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5     Extinction of Rights

Any certificate which immediately prior to the Exchange Time represented outstanding Peraso Shares that were exchanged pursuant to Section 2.2 that is not deposited with all other instruments required by Section 4.1 on or prior to the earlier of: (i) the fourth anniversary of the Effective Date; and (ii) the date of the notice referred to in Section 5(2) of the Exchangeable Share Provisions, shall cease to represent a claim or interest of any kind or nature as a securityholder of RTO Acquiror or Canco. On such date, the RTO Acquiror Shares and/or Exchangeable Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Canco. None of RTO Acquiror, Peraso, Canco, Callco or the Depositary shall be liable to any person in respect of any cash or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.6     Withholding Rights

Peraso, Canco, Callco, RTO Acquiror and the Depositary shall be entitled to deduct and withhold from any dividend, price, consideration or amount otherwise payable to any holder of Peraso Securities, RTO Acquiror Shares or Exchangeable Shares such amounts as Peraso, Canco, Callco, RTO Acquiror or the Depositary is required to deduct and withhold with respect to such payment under the ITA, United States Tax Laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Governmental Entity. Peraso, Canco, Callco, RTO Acquiror and the Depositary are hereby authorized to sell or otherwise dispose of such other portion of the consideration as is necessary to provide sufficient funds to Peraso, Canco, Callco, RTO Acquiror and the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Peraso, Canco, Callco, RTO Acquiror and the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

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4.7    Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all Peraso Shares issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of Peraso Shares (other than RTO Acquiror, Canco or any of their respective affiliates), and of Peraso, RTO Acquiror, Canco, the Depositary and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Peraso Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 5

RIGHTS OF RTO ACQUIROR AND CALLCO TO ACQUIRE EXCHANGEABLE SHARES

5.1     Liquidation Call Right

In addition to the rights contained in the Exchangeable Share Provisions, RTO Acquiror and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)

Subject to the proviso in Section 5.1(b) that Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Liquidation Call Right, RTO Acquiror and Callco shall each have the overriding right (the “Liquidation Call Right”), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, pursuant to Section 5 of the Exchangeable Share Provisions, and subject to the sale and purchase contemplated by the Automatic Exchange Right, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by RTO Acquiror or Callco, as the case may be, to each such holder of an amount per share (the “Liquidation Call Purchase Price”) equal to the Current Market Price of RTO Acquiror Shares on the last Business Day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount in accordance with Section 5.1(c). In the event of the exercise of the Liquidation Call Right by RTO Acquiror or Callco, as the case may be, each such holder of Exchangeable Shares (other than RTO Acquiror and its affiliates) shall be obligated to sell all of the Exchangeable Shares held by the holder to RTO Acquiror or Callco, as the case may be, on the Liquidation Date upon payment by RTO Acquiror or Callco, as the case may be, to such holder of the Liquidation Call Purchase Price for each such share, and Canco shall have no obligation to pay any Liquidation Amount to the holders of such shares so purchased.

(b)

Callco shall only be entitled to exercise the Liquidation Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Liquidation Call Right. To exercise the Liquidation Call Right, RTO Acquiror or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Canco of its intention to exercise such right at least 45 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Canco or any other voluntary distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 30 days before the Liquidation Date and at least 30 days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Canco or any other involuntary distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs. The RTO Acquiror will or will cause the Transfer Agent to notify the holders of the Exchangeable Shares as to whether or not RTO Acquiror and/or Callco has exercised the Liquidation

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Call Right forthwith after the expiry of the period during which RTO Acquiror or Callco may exercise the Liquidation Call Right. If RTO Acquiror and/or Callco exercises the Liquidation Call Right, then on the Liquidation Date, RTO Acquiror and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) will sell, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Liquidation Call Purchase Price which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount.

(c)

For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to exercise of the Liquidation Call Right, RTO Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Liquidation Date, the aggregate number of RTO Acquiror Shares required to be delivered or caused to be delivered pursuant to Section 5.1(a) and a cheque or cheques payable at par at any branch of the bankers of the applicable entity representing the aggregate Dividend Amount, if any, in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to Section 4.6. Provided that such consideration has been so deposited with the Transfer Agent, the holders of the Exchangeable Shares (other than RTO Acquiror and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Liquidation Date and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Agency Agreement), other than the right to receive their proportionate part of the aggregate Liquidation Call Purchase Price without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the RTO Acquiror Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and articles of Canco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of RTO Acquiror or Callco, as applicable, shall transfer to such holder, the RTO Acquiror Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder written evidence of the book entry issuance in uncertificated form of the RTO Acquiror Shares to which the holder is entitled and a cheque or cheques of RTO Acquiror or Callco, as applicable, payable at par at any branch of the bankers of RTO Acquiror or Callco, respectively, representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such RTO Acquiror Shares with a record date after the Liquidation Date and before the date of the transfer of such RTO Acquiror Shares to such holder, less any amounts withheld pursuant to Section 4.6. If neither RTO Acquiror or Callco exercises the Liquidation Call Right in the manner described above, on the Liquidation Date, the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Liquidation Amount otherwise payable by Canco in connection with the liquidation, dissolution or winding-up of Canco or any distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs pursuant to Section 5 of the Exchangeable Share Provisions.

5.2     Redemption Call Right

In addition to the rights contained in the Exchangeable Share Provisions, RTO Acquiror and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)

Subject to the proviso in Section 5.2(b) that Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Redemption Call Right, and notwithstanding the proposed redemption of the Exchangeable Shares by Canco pursuant to Section 7 of the Exchangeable Share Provisions, RTO Acquiror and Callco shall each have the overriding right (the “Redemption Call Right”) to purchase

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from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by RTO Acquiror or Callco, as the case may be, to each such holder an amount per Exchangeable Share (the “Redemption Call Purchase Price”) equal to the Current Market Price of an RTO Acquiror on the last Business Day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by RTO Acquiror or Callco, as applicable, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount in accordance with Section 5.2(c). In the event of the exercise of the Redemption Call Right by RTO Acquiror or Callco, as the case may be, each such holder of Exchangeable Shares shall be obligated to sell all of the Exchangeable Shares held by the holder to RTO Acquiror or Callco, as the case may be, on the Redemption Date upon payment by RTO Acquiror or Callco, as the case may be, to such holder of the Redemption Call Purchase Price for each such share, and Canco shall have no obligation to redeem, or to pay any Dividend Amount in respect of, such shares so purchased.

(b)

Callco shall only be entitled to exercise the Redemption Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Redemption Call Right. To exercise the Redemption Call Right, RTO Acquiror or Callco must notify the Transfer Agent, as agent for the holders of the Exchangeable Shares, and Canco of its intention to exercise such right (i) in the case of a redemption occurring as a result of an RTO Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), on or before the Redemption Date, and (ii) in any other case, at least 30 days before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not RTO Acquiror and/or Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which RTO Acquiror or Callco may exercise the Redemption Call Right. If RTO Acquiror and/or Callco exercises the Redemption Call Right, RTO Acquiror and/or Callco, as the case may be, will purchase and the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) will sell, on the Redemption Date, all of the Exchangeable Shares held by such holders on such date for a price per share equal to the Redemption Call Purchase Price which shall be satisfied in full by RTO Acquiror or Callco delivering or causing to be delivered to each such holder one RTO Acquiror Share plus any Dividend Amount.

(c)

For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Redemption Call Right, RTO Acquiror and/or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Redemption Date, an aggregate number of RTO Acquiror Shares and a cheque or cheques payable at par at any branch of the bankers of RTO Acquiror or Callco, as applicable, representing the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price less any amounts withheld pursuant to Section 4.6. Provided that RTO Acquiror or Callco, as applicable, has complied with the immediately preceding sentence, the holders of the Exchangeable Shares (other than RTO Acquiror and its affiliates) shall cease to be holders of the Exchangeable Shares on and after the Redemption Date and, from and after such date, shall not be entitled to exercise any of the rights of holders in respect thereof (including, without limitation, any rights under the Voting and Exchange Agency Agreement) other than the right to receive their proportionate part of the aggregate Redemption Call Purchase Price, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the RTO Acquiror Shares which such holder is entitled to receive. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and articles of Canco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer

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Agent on behalf of RTO Acquiror or Callco, as the case may be, shall transfer to such holder, the RTO Acquiror Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder of the RTO Acquiror Shares to which the holder is entitled and a cheque or cheques of RTO Acquiror or Callco, as the case may be, payable at par at any branch of the bankers of RTO Acquiror or Callco, respectively, representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such RTO Acquiror Shares with a record date after the Redemption Date and before the date of the transfer of such RTO Acquiror Shares to such holder, less any amounts withheld pursuant to Section 4.6. If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Canco in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

5.3     Change of Law Call Right

In addition to the rights contained in the Exchangeable Share Provisions, RTO Acquiror and Callco shall have the following rights in respect of the Exchangeable Shares:

(a)

Subject to the proviso in Section 5.3(b) that Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Change of Law Call Right, RTO Acquiror and Callco shall each have the overriding right (the “Change of Law Call Right”), in the event of a Change of Law, to purchase from all but not less than all of the holders of the Exchangeable Shares (other than any holder of Exchangeable Shares which is RTO Acquiror or any of its affiliates) on the Change of Law Call Date all but not less than all of the Exchangeable Shares held by each such holder upon payment by RTO Acquiror or Callco, as the case may be, of an amount per share (the “Change of Law Call Purchase Price”) equal to the Current Market Price of RTO Acquiror Shares on the last Business Day prior to the Change of Law Call Date plus the Dividend Amount, which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount. In the event of the exercise of the Change of Law Call Right by RTO Acquiror or Callco, each holder of Exchangeable Shares shall be obligated to sell all the Exchangeable Shares held by such holder to RTO Acquiror or Callco, as the case may be, on the Change of Law Call Date upon payment by RTO Acquiror or Callco, as the case may be, to such holder of the Change of Law Call Purchase Price for each such Exchangeable Share.

(b)

Callco shall only be entitled to exercise the Change of Law Call Right with respect to those Exchangeable Shares, if any, in respect of which RTO Acquiror has not exercised the Change of Law Call Right. To exercise the Change of Law Call Right, RTO Acquiror or Callco must notify the Transfer Agent of its intention to exercise such right at least 30 days before the date on which RTO Acquiror or Callco intends to acquire the Exchangeable Shares (the “Change of Law Call Date”). If RTO Acquiror or Callco exercises the Change of Law Call Right, then, on the Change of Law Call Date, RTO Acquiror or Callco, as the case may be, will purchase and the holders of Exchangeable Shares will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Change of Law Call Purchase Price, which shall be satisfied in full by RTO Acquiror or Callco, as the case may be, delivering or causing to be delivered to such holder one RTO Acquiror Share plus any Dividend Amount.

(c)

For the purposes of completing the purchase and sale of the Exchangeable Shares pursuant to the exercise of the Change of Law Call Right, RTO Acquiror or Callco, as the case may be, shall deposit or cause to be deposited with the Transfer Agent, on or before the Change of Law Call Date, the aggregate number of RTO Acquiror Shares which RTO Acquiror or Callco, as the case may be, shall deliver or cause to be delivered pursuant to Section 4.6 and a cheque or cheques of RTO Acquiror or Callco, as the case may be, payable at par at any branch of the bankers of RTO Acquiror or Callco representing

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the aggregate Dividend Amount, if any, in payment of the aggregate Redemption Call Purchase Price, in each case less any amounts withheld pursuant to Section 4.6. Provided that RTO Acquiror or Callco has complied with the immediately preceding sentence, on and after the Change of Law Call Date the holders of the Exchangeable Shares shall cease to be holders of the Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Agency Agreement), other than the right to receive their proportionate part of the total Change of Law Purchase Price payable by RTO Acquiror or Callco, as the case may be, without interest, upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Change of Law Call Date be considered and deemed for all purposes to be the holder of RTO Acquiror Shares to which such holder is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and articles of Canco and such additional documents, instruments and payments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of RTO Acquiror or Callco, as the case may be, shall transfer to such holder, the RTO Acquiror Shares to which such holder is entitled and as soon as reasonably practicable thereafter the Transfer Agent shall deliver to such holder written evidence of the book entry issuance in uncertificated form of the RTO Acquiror Shares to which the holder is entitled and a cheque or cheques of RTO Acquiror or Callco, as the case may be, payable at par at any branch of the bankers of RTO Acquiror or Callco, as the case may be, representing the Dividend Amount, if any, and when received by the Transfer Agent, all dividends and other distributions with respect to such RTO Acquiror Shares with a record date after the Redemption Date and before the date of the transfer of such RTO Acquiror Shares to such holder, less any amounts withheld pursuant to Section 4.5.

ARTICLE 6

AMENDMENT

6.1     Plan of Arrangement Amendment

(a)

With the prior written consent of RTO Acquiror, not to be unreasonably withheld, Peraso may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification and/or supplement must be contained in a written document that is filed with the Court and, if made after the Peraso Meeting, approved by the Court and communicated to Peraso Shareholders, Peraso Optionholders and Peraso Warrantholders if and as required by the Court.

(b)

With the prior written consent of RTO Acquiror, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be proposed by Peraso at any time before or at the Peraso Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Peraso Meeting in the manner required under the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c)

Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the Peraso Meeting shall be effective only if it is consented to in writing by Peraso and RTO Acquiror and, (ii) if required by the Court, it is consented to by Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders and/or Peraso Convertible Debentureholders voting in the manner directed by the Court.

(d)

With the prior written consent of RTO Acquiror, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by Peraso and without the approval of the Court, Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders or Peraso Convertible Debentureholders, provided that it concerns a matter which, in

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the reasonable opinion of Peraso, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any Peraso Shareholder, Peraso Optionholder, Peraso Warrantholder or Peraso Convertible Debentureholders.

(e)	This Plan of Arrangement may be withdrawn prior to the Exchange Time in accordance with the Arrangement Agreement.

ARTICLE 7

FURTHER ASSURANCES

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of Peraso, RTO Acquiror, Callco and Canco shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to document or evidence any of the transactions or events set out in this Plan of Arrangement.

ARTICLE 8

NOTICE

Any notice to be given by RTO Acquiror or Canco to Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders or Peraso Convertible Debentureholders pursuant to the Arrangement will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to registered Peraso Shareholders, Peraso Optionholders, Peraso Warrantholders and Peraso Convertible Debentureholders, as the case may be, at their addresses as shown on the applicable register of such holders maintained by Peraso and will be deemed to have been received on the first day following the date of mailing which is a Business Day.

The provisions of this Plan of Arrangement, the Arrangement Agreement and the Letter of Transmittal and Election Form apply notwithstanding any accidental omission to give notice to any one or more Peraso Shareholders, Peraso Optionholders or Peraso Warrantholders and notwithstanding any interruption of mail services in Canada, the United States or elsewhere following mailing. In the event of any interruption of mail service following mailing, RTO Acquiror intends to make commercially reasonable efforts to disseminate any notice by other means, such as dissemination by press release. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, certificates, if any, for RTO Acquiror Shares and Exchangeable Shares issuable, pursuant to the Arrangement need not be mailed if RTO Acquiror determines that delivery thereof by mail may be delayed. Persons entitled to cheques and certificates which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent in respect of which the certificates being issued were deposited, upon application to the Transfer Agent, until such time as RTO Acquiror has determined that delivery by mail will no longer be delayed. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, the deposit of cheques and certificates with the Transfer Agent in such circumstances will constitute delivery to the persons entitled thereto and the RTO Acquiror Shares will be deemed to have been paid for immediately upon such deposit.

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APPENDIX I

TO THE PLAN OF ARRANGEMENT PROVISIONS

ATTACHING TO THE EXCHANGEABLE SHARES

The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

1.	Interpretation

(1)	For the purposes of these share provisions:

“affiliate” has the meaning ascribed thereto in the Securities Act (Ontario), as amended.

“Agent” means: (i) any chartered bank or trust company in Canada selected by Canco for the purposes of holding some or all of the Liquidation Amount or Redemption Price in accordance with Section 5 or Section 7, respectively; or (ii) the agent chosen by RTO Acquiror to act as agent under the Voting and Exchange Agency Agreement, and any successor agent or trustee appointed under the Voting and Exchange Agency Agreement., as context dictates.

“Arrangement” means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations hereto made in accordance with the Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court, to which plan these share provisions are attached as Appendix I.

“Arrangement Agreement” means the arrangement agreement made as of September 14, 2021 between RTO Acquiror, Canco, Callco and Peraso, as amended, supplemented and/or restated in accordance with its terms.

“Automatic Exchange Right” has the meaning ascribed thereto in the Voting and Exchange Agency Agreement.

“Board of Directors” means the board of directors of Canco.

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario are authorized or required by applicable Law to be closed.

“Callco” means 2864552 Ontario Inc., a direct or indirect wholly-owned subsidiary of RTO Acquiror incorporated under the laws of the Province of Ontario or any other direct or indirect wholly-owned subsidiary of RTO Acquiror designated by RTO Acquiror from time to time after the Effective Date in replacement thereof.

“Call Notice” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“Canco” means 2864555 Ontario Inc., being the corporation which is a wholly-owned subsidiary of RTO Acquiror, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

“Common Shares” means the common shares in the capital of Canco.

“Court” means the Ontario Superior Court of Justice (Commercial List).

“CRA” means the Canada Revenue Agency.

“Current Market Price” means, in respect of an RTO Acquiror Share on any date, the quotient obtained by dividing: (a) the aggregate of the Daily Value of Trades for each day during the period of ten (10) consecutive Trading Days ending three Trading Days before such date; by (b) the aggregate volume of RTO Acquiror Shares used to calculate such Daily Value of Trades.

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“Daily Value of Trades” means, in respect of the RTO Acquiror Shares on any Trading Day, the product of: (a) the volume weighted average price of RTO Acquiror Shares on the NASDAQ (or, if the RTO Acquiror Shares are not listed on the NASDAQ, the volume weighted average price of RTO Acquiror Shares on such other stock exchange or automated quotation system on which the RTO Acquiror Shares are listed or quoted, as the case may be, as determined by RTO Acquiror for such purpose) on such date; and (b) the aggregate volume of RTO Acquiror Shares traded on such day on the NASDAQ or such other stock exchange or automated quotation system and used to calculate such volume weighted average price; provided that any such selections by RTO Acquiror shall be conclusive and binding.

“Depositary” means the person acting as depositary under the Arrangement.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Dividend Amount” means an amount equal to all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of purchase, redemption or other acquisition of such share by Callco, Canco or RTO Acquiror from such holder pursuant to Section 5(1), Section 6(1) or Section 7(1).

“Effective Date” means the date on which the Arrangement becomes effective in accordance with the OBCA and the Final Order.

“Exchangeable Shares” means the non-voting, exchangeable shares in the capital of Canco, having the rights, privileges, restrictions and conditions set forth herein.

“Exchangeable Share Voting Event” means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of Canco and in respect of which the Board of Directors determines in good faith that after giving effect to such matter the economic equivalence of the Exchangeable Shares and the RTO Acquiror Shares is maintained for the holders of Exchangeable Shares (other than RTO Acquiror and its affiliates).

“Exempt Exchangeable Share Voting Event” means an Exchangeable Share Voting Event in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic equivalence of the Exchangeable Shares and the RTO Acquiror Shares.

“Final Order” means an Order of the Court granted pursuant to Section 185 of the OBCA, in a form acceptable to each of RTO Acquiror and Peraso, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such Order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of RTO Acquiror and Peraso, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to RTO Acquiror and Peraso, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

“Governmental Entity” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency, department or authority or other regulatory authority (including the NASDAQ) or administrative agency or commission (including the Securities Authorities and the SEC) or any elected or appointed public official.

“holder” means, when used with reference to the Exchangeable Shares, a holder of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Canco in respect of the Exchangeable Shares.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“ITA” means the Income Tax Act (Canada), as amended.

“Liquidation Amount” has the meaning ascribed thereto in Section 5(1) of these share provisions.

“Liquidation Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

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“Liquidation Date” has the meaning ascribed thereto in Section 5(1) of these share provisions.

“NASDAQ” means the NASDAQ Capital Market.

“OBCA” means the Business Corporations Act (Ontario), as amended.

“Peraso” means Peraso Technologies Inc., a corporation governed under the OBCA.

“person” includes any individual, firm, partnership, limited partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Schedule B annexed to the Arrangement Agreement, and any amendments or variations thereto made in accordance with Article 6 of the Arrangement Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court.

“Purchase Price” has the meaning ascribed thereto in Section 6(3) of these share provisions.

“Redemption Call Purchase Price” has the meaning ascribed thereto in the Plan of Arrangement.

“Redemption Call Right” has the meaning ascribed thereto in the Plan of Arrangement.

“Redemption Date” means the date, if any, established by the Board of Directors for the redemption by Canco of all but not less than all of the outstanding Exchangeable Shares pursuant to Section 7 of these share provisions, which date shall be no earlier than the seventh anniversary of the date on which Exchangeable Shares first are issued, unless:

(a)

there are fewer than 10% Exchangeable Shares outstanding (other than Exchangeable Shares held by RTO Acquiror and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as the Board of Directors may determine, upon at least 30 days’ prior written notice to the holders of the Exchangeable Shares and the Agent;

(b)

an RTO Acquiror Control Transaction occurs, in which case, provided that the Board of Directors determines, in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such RTO Acquiror Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such RTO Acquiror Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the seventh anniversary of the date on which Exchangeable Shares first are issued as the Board of Directors may determine, upon such number of days’ prior written notice to the holders of the Exchangeable Shares and the Agent as the Board of Directors may determine to be reasonably practicable in such circumstances;

(c)

an Exchangeable Share Voting Event that is not an Exempt Exchangeable Share Voting Event is proposed and (i) the holders of the Exchangeable Shares fail to take the necessary action, at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exchangeable Share Voting Event or the holders of the Exchangeable Shares do take the necessary action but, in connection therewith, rights of dissent are required to be granted to the holders of Exchangeable Shares pursuant to the OBCA and the holders of more than 2% of the outstanding Exchangeable Shares (other than those held by RTO Acquiror and its affiliates) exercise rights of dissent under the OBCA, and (ii) the Board of Directors determines that it is not reasonably practicable

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to accomplish the business purpose (which business purpose must be bona fide and not for the primary purpose of causing the occurrence of the Redemption Date) intended by the Exchangeable Share Voting Event in a commercially reasonable manner that does not result in an Exchangeable Share Voting Event, in which case the Redemption Date shall be the Business Day following the day on which the later of the events described in (i) and (ii) above occur; or

(d)

an Exempt Exchangeable Share Voting Event is proposed and holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event in which case the Redemption Date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to any of the holders of Exchangeable Shares shall not affect the validity of any such redemption.

“Redemption Price” has the meaning ascribed thereto in Section 7(1) of these share provisions.

“Retracted Shares” has the meaning ascribed thereto in Section 6(1)(a) of these share provisions.

“Retraction Call Right” has the meaning ascribed thereto in Section 6(1)(c) of these share provisions.

“Retraction Date” has the meaning ascribed thereto in Section 6(1)(b) of these share provisions.

“Retraction Price” has the meaning ascribed thereto in Section 6(1) of these share provisions.

“Retraction Request” has the meaning ascribed thereto in Section 6(1) of these share provisions.

“RTO Acquiror” means MoSys, Inc., a corporation existing under the laws of the State of Delaware.

“RTO Acquiror Control Transaction” means: (i) any merger, amalgamation, arrangement, take-over bid or tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving RTO Acquiror that results in the holders of outstanding voting securities of RTO Acquiror immediately prior to such transaction directly or indirectly owning, or exercising control or direction over, voting securities representing less than 50% of the total voting power of all of the voting securities of the surviving entity outstanding immediately after such transaction; or (ii) any sale or disposition of all or substantially of RTO Acquiror’s assets; provided however that RTO Acquiror Control Transaction shall not refer to (i) any Asset Sale Transaction (as such term is defined in the terms of the preferred stock of the RTO Acquiror), or (ii) the reincorporation of the RTO Acquiror under the laws of the State of Delaware.

“RTO Acquiror Dividend Declaration Date” means the date on which the board of directors of RTO Acquiror declares any dividend or other distribution on the RTO Acquiror Shares, provided however that RTO Acquiror Dividend Declaration Date shall not refer to any date on which a Asset Sale Dividend is declared (as such term is defined in the terms of the preferred stock of the RTO Acquiror).

“RTO Acquiror Shares” means the common stock, par value U.S.$0.001 per share, in the capital of RTO Acquiror.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Authorities” means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC and the NASDAQ, that are applicable to Peraso or RTO Acquiror, as the case may be.

“Support Agreement” means the agreement made between RTO Acquiror, Callco and Canco substantially in the form and content of Schedule F to the Arrangement Agreement.

“Transfer Agent” means a person as may from time to time be appointed by Canco as the registrar and transfer agent for the Exchangeable Shares.

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“Voting and Exchange Agency Agreement” means an agreement to be made among RTO Acquiror, Canco and the Agent in connection with the Plan of Arrangement substantially in the form of Schedule G to the Arrangement Agreement.

2.	Ranking of Exchangeable Shares

The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

3.	Dividends and Distributions

(1)

A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each RTO Acquiror Dividend Declaration Date, declare a dividend or other distribution on each Exchangeable Share:

(a)

in the case of a cash dividend or other distribution declared on the RTO Acquiror Shares, in an amount in cash for each Exchangeable Share equal to the cash dividend or other distribution declared on each RTO Acquiror Share on the RTO Acquiror Dividend Declaration Date;

(b)

in the case of a stock dividend or other distribution declared on the RTO Acquiror Shares to be paid in RTO Acquiror Shares, by the issue or transfer by Canco of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of RTO Acquiror Shares to be paid on each RTO Acquiror Share unless in lieu of such stock dividend or other distribution Canco elects to effect a corresponding and contemporaneous and economically equivalent (as determined by the Board of Directors in accordance with Section 3(5) hereof) subdivision, redivision or change of the outstanding Exchangeable Shares; or

(c)

in the case of a dividend or other distribution declared on the RTO Acquiror Shares in property other than cash or RTO Acquiror Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent (to be determined by the Board of Directors as contemplated by Section 3(5) hereof) to the type and amount of property declared as a dividend or other distribution on each RTO Acquiror Share.

Such dividends or other distributions shall be paid out of money, assets or property of Canco properly applicable to the payment of dividends, or out of authorized but unissued shares of Canco, as applicable. The holders of Exchangeable Shares shall not be entitled to any dividends or other distributions other than or in excess of the dividends referred to in this Section 3(1).

(2)

Cheques of Canco payable at par at any branch of the bankers of Canco shall be issued in respect of any cash dividends contemplated by Section 3(1)(a) hereof and the sending of such cheque to each holder of an Exchangeable Share shall satisfy the cash dividend or other distributions represented thereby unless the cheque is not paid on presentation. Written evidence of the book entry issuance or transfer to the registered holder of Exchangeable Shares shall be delivered in respect of any stock dividends or other distributions contemplated by Section 3(1)(b) hereof and the sending of such written evidence to each holder of an Exchangeable Share shall satisfy the stock dividend or other distribution represented thereby. Such other type and amount of property in respect of any dividends or other distributions contemplated by Section 3(1)(c) hereof shall be issued, distributed or transferred by Canco in such manner as it shall determine and the issuance, distribution or transfer thereof by Canco to each holder of an Exchangeable Share shall satisfy the dividend or other distribution represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against Canco any dividend or other distribution that is represented by a cheque that has not been duly presented to Canco’s bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend or other distribution was payable.

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(3)

The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3(1) hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend or other distribution declared on the RTO Acquiror Shares. The record date for the determination of the holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any subdivision, redivision or change of the Exchangeable Shares under Section 3(1)(b) hereof and the effective date of such subdivision shall be the same dates as the record and payment date, respectively, for the corresponding stock dividend or other distribution declared on the RTO Acquiror Shares.

(4)

If on any payment date for any dividends or other distributions declared on the Exchangeable Shares under Section 3(1) hereof the dividends or other distributions are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends or other distributions that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which Canco shall have sufficient moneys, assets or property properly applicable to the payment of such dividends or other distributions.

(5)

The Board of Directors shall determine, in its sole discretion, “economic equivalence” for the purposes of these share provisions, including Section 3(1) hereof, and each such determination shall be conclusive and binding on Canco and its shareholders. In making each such determination, the following factors may, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)	in the case of any stock dividend or other distribution payable in RTO Acquiror Shares, the number of such shares issued in proportion to the number of RTO Acquiror Shares previously outstanding;

(b)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)

in the case of the issuance or distribution of any other form of property (including any shares or securities of RTO Acquiror of any class other than RTO Acquiror Shares, any rights, options or warrants other than those referred to in Section 3(5)(b) hereof, any evidences of indebtedness of RTO Acquiror or any assets of RTO Acquiror), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding RTO Acquiror Share and the Current Market Price of an RTO Acquiror Share; and

(d)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of RTO Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

4.	Certain Restrictions

So long as any of the Exchangeable Shares are outstanding, Canco shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 11(2) of these share provisions:

(a)

pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

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(b)	redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares;

(c)

redeem or purchase any other shares of Canco ranking equally with the Exchangeable Shares with respect to the payment of dividends or the distribution of assets in the event of the liquidation, dissolution or winding-up of Canco, whether voluntary or involuntary, or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs; or

(d)	issue any Exchangeable Shares or any other shares of Canco ranking equally with the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares; and

(e)	issue any shares of Canco ranking superior to the Exchangeable Shares.

5.	Distribution on Liquidation

(1)

In the event of the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, subject to the exercise by RTO Acquiror or Callco of the Liquidation Call Right, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of Canco in respect of each Exchangeable Share held by such holder on the effective date (the “Liquidation Date”) of such liquidation, dissolution, winding-up or other distribution, before any distribution of any part of the assets of Canco among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share (the “Liquidation Amount”) equal to the Current Market Price of an RTO Acquiror Share on the last Business Day prior to the Liquidation Date plus the Dividend Amount, which shall be satisfied in full by Canco delivering or causing to be delivered to such holder one RTO Acquiror Share, plus an amount equal to the Dividend Amount.

(2)

On or promptly after the Liquidation Date, and provided the Liquidation Call Right has not been exercised by RTO Acquiror or Callco, Canco shall pay or cause to be paid to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, if any, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the Transfer Agent and Canco may reasonably require, at the registered office of Canco or at any office of the Transfer Agent as may be specified by Canco by notice to the holders of the Exchangeable Shares. Payment of the Liquidation Amount for such Exchangeable Shares shall be made by transferring or causing to be transferred to each holder the RTO Acquiror Shares to which such holder is entitled and by delivering to such holder, on behalf of Canco, RTO Acquiror Shares (which shares shall be fully paid and non-assessable) and a cheque of Canco payable at par at any branch of the bankers of Canco in respect of the Dividend Amount. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Agency Agreement), other than the right to receive the Liquidation Amount without interest upon presentation and surrender of share certificates in accordance with the foregoing provisions, unless, upon having made such presentation and surrender of certificates, payment of the total Liquidation Amount for such Exchangeable Shares shall not be made, in which case the rights of the holders shall remain unaffected until the Liquidation Amount has been paid in the manner hereinbefore provided. Canco shall have the right at any time after the Liquidation Date to transfer or cause to be issued or transferred to, and deposited with, the Agent the Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof, such Liquidation Amount to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon such deposit being made, the rights of a holder of Exchangeable Shares after such deposit shall be limited to receiving its proportionate part of the Liquidation Amount for such

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Exchangeable Shares so deposited, without interest, and when received by the Agent, all dividends and other distributions with respect to the RTO Acquiror Shares to which such holder is entitled with a record date after the date of such deposit and before the date of transfer of such RTO Acquiror Shares to such holder against presentation and surrender of the certificates for the Exchangeable Shares held by them in accordance with the foregoing provisions.

(3)

After Canco has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5(1) of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of Canco.

6.	Retraction of Exchangeable Shares by Holder

(1)

A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by RTO Acquiror or Callco of the Retraction Call Right and otherwise upon compliance with, and subject to, the provisions of this Section 6, to require Canco to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Current Market Price of an RTO Acquiror Share on the last Business Day prior to the Retraction Date plus the Dividend Amount (the “Retraction Price”), which shall be satisfied in full by Canco delivering or causing to be delivered to such holder one RTO Acquiror Share for each Exchangeable Share presented and surrendered by the holder together with, on the designated payment date therefor, the Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of Canco or at any office of the Transfer Agent as may be specified by Canco by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares, if any, which the holder desires to have Canco redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the Transfer Agent and Canco may reasonably require, and together with a duly executed statement (the “Retraction Request”) in the form of Schedule A hereto or in such other form as may be acceptable to Canco:

(a)

specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates, if any, (the “Retracted Shares”) redeemed by Canco;

(b)

stating the Business Day on which the holder desires to have Canco redeem the Retracted Shares (the “Retraction Date”), provided that the Retraction Date shall be not less than 10 Business Days after the date on which the Retraction Request is received by Canco and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by Canco and subject also to Section 6(8); and

(c)

acknowledging the overriding right (the “Retraction Call Right”) of RTO Acquiror and Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to RTO Acquiror or Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6(3) hereof.

(2)

Provided that neither RTO Acquiror nor Callco has exercised the Retraction Call Right, upon receipt by Canco or the Transfer Agent in the manner specified in Section 6(1) of a certificate or certificates representing the number of Retracted Shares, if any, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), Canco shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall transfer or cause to be issued or transferred to such holder the RTO Acquiror Shares and shall pay the Dividend Amount to which such holder is entitled and shall comply with Section 6(4) hereof. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by RTO

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Acquiror or Callco pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canco.

(3)

Subject to the provisions of this Section 6, upon receipt by Canco of a Retraction Request, Canco shall immediately notify RTO Acquiror and Callco thereof and shall provide to RTO Acquiror and Callco a copy of the Retraction Request. In order to exercise the Retraction Call Right, RTO Acquiror or Callco must notify Canco of its determination to do so (the “Call Notice”) within five Business Days of notification to RTO Acquiror or Callco by Canco of the receipt by Canco of the Retraction Request. If RTO Acquiror or Callco do not so notify Canco within such five Business Day period, Canco will notify the holder as soon as possible thereafter that RTO Acquiror and Callco will not exercise the Retraction Call Right. If RTO Acquiror or Callco delivers the Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to RTO Acquiror or Callco, as applicable, in accordance with the Retraction Call Right. In such event, Canco shall not redeem the Retracted Shares and RTO Acquiror or Callco, as applicable, shall purchase from such holder and such holder shall sell to RTO Acquiror or Callco, as applicable on the Retraction Date the Retracted Shares for a purchase price (the “Purchase Price”) per share equal to the Retraction Price per share. To the extent that RTO Acquiror or Callco, as applicable, pays the Dividend Amount in respect of the Retracted Shares, Canco shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. For the purpose of completing a purchase pursuant to the Retraction Call Right, on the Retraction Date, RTO Acquiror or Callco shall transfer or cause to be issued or transferred to the holder of the Retracted Shares the RTO Acquiror Shares to which such holder is entitled. Provided that RTO Acquiror or Callco, as applicable, has complied with the immediately preceding sentence and Section 6(4) hereof, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Canco of such Retracted Shares shall take place on the Retraction Date. In the event that RTO Acquiror and Callco do not deliver a Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6(7), Canco shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Section 6. For greater certainty, only one Call Notice may be given by either RTO Acquiror or Callco in respect of each Retraction Request and, in the event that each of RTO Acquiror and Callco each give a Call Notice to Canco, only the Call Notice first received by Canco shall be valid.

(4)

Canco, RTO Acquiror or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder written evidence of the book entry issuance in uncertificated form of RTO Acquiror Shares (which shares shall be fully paid and non-assessable), and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of Canco, RTO Acquiror or Callco, as applicable, representing the aggregate Dividend Amount, in payment of the Retraction Price or the Purchase Price, as the case may be, and such delivery of such RTO Acquiror Shares and cheques by Canco, RTO Acquiror or Callco, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the Retraction Price or Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques.

(5)

On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof (including any rights under the Voting and Exchange Agent Agreement), other than the right to receive the Retraction Price or Purchase Price, as the case may be, without interest, upon presentation and surrender of certificates, if any, in accordance with the foregoing provisions, unless upon having made such presentation and surrender of certificates, payment of the Retraction Price or the Purchase Price, as the case may be, shall not be made as provided in Section 6(4) hereof, in which case the rights of such holder shall remain unaffected until the Retraction Price or the Purchase Price,

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as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the Retraction Price or the Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by Canco or purchased by RTO Acquiror or Callco shall thereafter be a holder of the RTO Acquiror Shares delivered to it.

(6)

Notwithstanding any other provision of this Section 6, Canco shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If Canco believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, if any, and provided that RTO Acquiror or Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares, Canco shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder and the Agent at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by Canco. In any case in which the redemption by Canco of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, and provided that the Retraction Call Right has not been exercised by RTO Acquiror or Callco, Canco shall redeem Retracted Shares in accordance with Section 6(2) of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate representing the Retracted Shares not redeemed by Canco pursuant to Section 6(2) hereof. If Canco would otherwise be obligated to redeem the Retracted Shares pursuant to Section 6(2) of these share provisions but is not obligated to do so as a result of solvency requirements or other provisions of applicable law, the holder of any such Retracted Shares not redeemed by Canco pursuant to this Section 6(6) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Transfer Agent to require RTO Acquiror to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by RTO Acquiror to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided for in the Voting and Exchange Agency Agreement.

(7)

A holder of Retracted Shares may, by notice in writing given by the holder to Canco before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to RTO Acquiror or Callco shall be deemed to have been revoked.

(8)	Notwithstanding any other provision of this Section 6, if:

(a)

exercise of the rights of the holders of the Exchangeable Shares, or any of them, to require Canco to redeem any Exchangeable Shares pursuant to this Section 6 on any Retraction Date would require listing particulars or any similar document to be issued in order to obtain the approval of the NASDAQ to the listing and trading (subject to official notice of issuance) of, the RTO Acquiror Shares that would be required to be delivered to such holders of Exchangeable Shares in connection with the exercise of such rights; and

(b)

as a result of (a) above, it would not be practicable (notwithstanding the reasonable endeavours of RTO Acquiror) to obtain such approvals in time to enable all or any of such RTO Acquiror Shares to be admitted to listing and trading by the NASDAQ (subject to official notice of issuance) when so delivered, that Retraction Date shall, notwithstanding any other date specified or otherwise deemed to be specified in any relevant Retraction Request, be deemed for all purposes to be the earlier of (i) the second Business Day immediately following the date the approvals referred to in Section 6(8)(a) are

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obtained, and (ii) the date which is 30 Business Days after the date on which the relevant Retraction Request is received by Canco, and references in these share provisions to such Retraction Date shall be construed accordingly.

7.	Redemption of Exchangeable Shares by Canco

(1)

Subject to applicable law, and provided neither RTO Acquiror nor Callco has exercised the Redemption Call Right, Canco shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share (the “Redemption Price”) equal to the Current Market Price of an RTO Acquiror Share on the last Business Day prior to the Redemption Date plus the Dividend Amount, which shall be satisfied in full by Canco causing to be delivered to each holder of Exchangeable Shares one RTO Acquiror Share for each Exchangeable Share held by such holder, together with an amount equal to the Dividend Amount.

(2)

In any case of a redemption of Exchangeable Shares under this Section 7, Canco shall, at least 30 days before the Redemption Date (other than a Redemption Date established in connection with an RTO Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by Canco or the purchase by RTO Acquiror or Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with an RTO Acquiror Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, the written notice of the redemption by Canco or the purchase by RTO Acquiror or Callco, as applicable, under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

(3)

On or after the Redemption Date and provided that the Redemption Call Right has not been exercised by RTO Acquiror or Callco, as applicable, Canco shall pay or cause to be paid to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, upon presentation and surrender at the registered office of Canco or at any office of the Transfer Agent as may be specified by Canco in such notice of the certificates, if any, representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of Canco and such additional documents, instruments and payments as the Transfer Agent and Canco may reasonably require. Payment of the Redemption Price for such Exchangeable Shares shall be made by transferring or causing to be issued or transferred to each holder the RTO Acquiror Shares to which such holder is entitled and by delivering to such holder, on behalf of Canco, written evidence of the book entry issuance in uncertificated form of RTO Acquiror Shares (which shares shall be fully paid), and, if applicable, a cheque of Canco payable at par at any branch of the bankers of Canco in payment of the Dividend Amount. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Agency Agreement), other than the right to receive the Redemption Price without interest upon presentation and surrender of certificates, if any, in accordance with the foregoing provisions, unless, upon having made such presentation and surrender of certificates, payment of the Redemption Price for such Exchangeable Shares shall not be made, in which case the rights of the holders shall remain unaffected until the Redemption Price has been paid in the manner hereinbefore provided. Canco shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to transfer or cause to be issued or transferred to, and deposited with, the Agent named in such notice the Redemption Price for the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been

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surrendered by the holders thereof in connection with such redemption, such aggregate Redemption Price to be held by the Agent as trustee for and on behalf of, and for the use and benefit of, such holders. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the aggregate Redemption Price for such Exchangeable Shares, without interest, and when received by the Agent, all dividends and other distributions with respect to the RTO Acquiror Shares to which such holder is entitled with a record date after the later of the date of such deposit and the Redemption Date and before the date of transfer of such RTO Acquiror Shares to such holder, against presentation and surrender of the certificates, if any, for the Exchangeable Shares held by them in accordance with the foregoing provisions.

8.	Purchase for Cancellation

Subject to applicable law, Canco may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with the holder thereof.

9.	Voting Rights

Except as required by applicable law and by Section 12 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of Canco or to vote at any such meeting. Without limiting the generality of the foregoing, the holders of the Exchangeable Shares shall not have class votes except as required by applicable law.

10.	Specified Amount

The amount specified in respect of each Exchangeable Share for the purposes of subsection 191(4) of the ITA shall be an amount equal to C$●.

11.	Amendment and Approval

(1)

The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

(2)

Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares in accordance with applicable law shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 10% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 10% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

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12.	Reciprocal Changes, etc. in Respect of RTO Acquiror Shares

(1)

Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that so long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions:

(a)

issue or distribute RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to the holders of all or substantially all of the then outstanding RTO Acquiror Shares by way of stock dividend or other distribution, other than an issue of RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to holders of RTO Acquiror Shares (i) who exercise an option to receive dividends in RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement;

(b)

issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding RTO Acquiror Shares entitling them to subscribe for or to purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares); or

(c)	issue or distribute to the holders of all or substantially all of the then outstanding RTO Acquiror Shares:

(i)	shares or securities of RTO Acquiror of any class (other than RTO Acquiror Shares or securities convertible into or exchangeable for or carrying rights to acquire RTO Acquiror Shares);

(ii)	rights, options or warrants other than those referred to in Section 12(1)(b) above;

(iii)	evidence of indebtedness of RTO Acquiror; or

(iv)	assets of RTO Acquiror,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(2)

Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that so long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror will not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions:

(a)	subdivide, redivide or change the then outstanding RTO Acquiror Shares into a greater number of RTO Acquiror Shares;

(b)	reduce, combine, consolidate or change the then outstanding RTO Acquiror Shares into a lesser number of RTO Acquiror Shares; or

(c)	reclassify or otherwise change the RTO Acquiror Shares or effect an amalgamation, merger, reorganization or other transaction affecting the RTO Acquiror Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least 10 days prior written notice is given to the holders of Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not

“A” - 31

apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions.

(3)	Notwithstanding the foregoing provisions of this Section 12, in the event of an RTO Acquiror Control Transaction:

(a)

in which RTO Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding RTO Acquiror Shares are acquired by one or more other corporations to which RTO Acquiror is, immediately before such merger, amalgamation or acquisition, related within the meaning of the ITA (otherwise than virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of the definition of such term in Section 1(1) of the share provisions; and

(c)

in which all or substantially all of the then outstanding RTO Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such RTO Acquiror Control Transaction, owns or controls, directly or indirectly, RTO Acquiror;

then all references herein to “RTO Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “RTO Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of shares pursuant to these share provisions or Article 5 of the Plan of Arrangement or exchange of shares pursuant to the Voting and Exchange Agency Agreement immediately subsequent to the RTO Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, option or retraction of such shares pursuant to these share provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Agency Agreement had occurred immediately prior to the RTO Acquiror Control Transaction and the RTO Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

13.	Actions by Canco under Support Agreement

(1)

Canco will take all such actions and do all such things as shall be necessary to perform and comply with and to ensure performance and compliance by RTO Acquiror, Callco and Canco with all provisions of the Support Agreement applicable to RTO Acquiror, Callco and Canco, respectively, in accordance with the terms thereof including taking all such actions and doing all such things as shall be necessary to enforce for the direct benefit of Canco all rights and benefits in favour of Canco under or pursuant to such agreement.

(2)

Canco shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with Section 11(2) of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)	adding to the covenants of the other parties to such agreement for the protection of Canco or the holders of the Exchangeable Shares thereunder;

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(b)

making such amendments or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of Canco, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, that such amendments and modifications will not be materially prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)

making such changes in or corrections to such agreement for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion that such changes or corrections will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares.

14.	Legend; Call Rights; Withholding Rights

(1)

The certificates evidencing the Exchangeable Shares, if any, shall contain or have affixed thereto a legend with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Redemption Call Right and the Change of Law Call Right (as defined in the Plan of Arrangement), the Voting and Exchange Agency Agreement (including the provisions with respect to the voting rights and automatic exchange thereunder) and the Retraction Call Right.

(2)

Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right and the Change of Law Call Right and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of RTO Acquiror or Callco as therein provided.

(3)

Notwithstanding any other provisions of these share provisions, Canco, Callco, RTO Acquiror and the Transfer Agent shall be entitled to deduct and withhold from any dividend, distribution, consideration, purchase price or amounts otherwise payable to any holder of Exchangeable Shares such amounts as Canco, Callco, RTO Acquiror or the Transfer Agent is required to deduct and withhold with respect to such payment under the ITA or United States tax laws or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Governmental Entity. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Canco, Callco, RTO Acquiror and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Canco, Callco, RTO Acquiror or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and Canco, Callco, RTO Acquiror or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

15.	Notices

(1)

Any notice, request or other communication to be given to Canco by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the registered office of Canco and addressed to the attention of the Chief Executive Officer of Canco. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by Canco.

“A” - 33

(2)

Any presentation and surrender by a holder of Exchangeable Shares to Canco or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of Canco or the retraction or redemption of Exchangeable Shares shall be made by first class mail (postage prepaid) or by delivery to the registered office of Canco or to such office of the Transfer Agent as may be specified by Canco, in each case, addressed to the attention of the Chief Executive Officer of Canco. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by Canco or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by first class mail (postage prepaid) shall be at the sole risk of the holder mailing the same.

(3)

Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of Canco shall be in writing and shall be valid and effective if given by first class mail (postage prepaid) or by delivery to the address of the holder recorded in the register of shareholders of Canco or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by Canco pursuant thereto.

(4)

In the event of any interruption of mail service immediately prior to a scheduled mailing or in the period following a mailing during which delivery normally would be expected to occur, Canco shall make reasonable efforts to disseminate any notice by other means, such as press release.

Notwithstanding any other provisions of these share provisions, notices, other communications and deliveries need not be mailed if Canco determines that delivery thereof by mail may be delayed. Persons entitled to any deliveries (including certificates and cheques) which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent to which the deliveries were made, upon application to the Transfer Agent, until such time as Canco has determined that delivery by mail will not longer be delayed. Canco will provide notice of any such determination not to mail made hereunder as soon as reasonably practicable after the making of such determination and in accordance with this Section 15(4). Such deliveries in such circumstances will constitute delivery to the persons entitled thereto.

16.	Disclosure of Interests in Exchangeable Shares

Canco shall be entitled to require any holder of an Exchangeable Share or any person who Canco knows or has reasonable cause to believe holds any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “equity shares” of Canco) under National Instrument 62-104 – Takeover Bids and Issuer Bids or as would be required under the Articles of RTO Acquiror or any laws or regulations, or pursuant to the rules or regulations of any regulatory Governmental Entity, if the Exchangeable Shares were RTO Acquiror Shares.

“A” - 34

SCHEDULE A TO APPENDIX I RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES, IF ANY]

To:	2864555 Ontario Inc. (“Canco”), 2864552 Ontario Inc. (“Callco”) and MoSys, Inc. (“RTO Acquiror”)

This notice is given pursuant to Section 6 of the provisions (the “Share Provisions”) attaching to the Exchangeable Shares of Canco represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

The undersigned hereby notifies Canco that, subject to the Retraction Call Right referred to below, the undersigned desires to have Canco redeem in accordance with Section 6 of the Share Provisions:

(a)     ☐ all share(s) represented by this certificate; or

(b)     ☐ share(s) only represented by this certificate.

The undersigned hereby notifies Canco that the Retraction Date shall be                                     .

NOTE: The Retraction Date must be a Business Day and must not be less than 10 Business Days nor more than 15 Business Days after the date upon which this notice is received by Canco. If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by Canco.

The undersigned acknowledges the overriding Retraction Call Right of RTO Acquiror and Callco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to RTO Acquiror or Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6(3) of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to RTO Acquiror or Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to Canco at any time before the close of business on the Business Day immediately preceding the Retraction Date.

The undersigned acknowledges that if, as a result of solvency provisions of applicable law, Canco is unable to redeem all Retracted Shares, and provided that neither RTO Acquiror nor Callco has exercised the Retraction Call Right with respect to the Retracted Shares, the Retracted Shares will be automatically exchanged pursuant to the Voting and Exchange Agency Agreement so as to require RTO Acquiror to purchase the unredeemed Retracted Shares.

The undersigned hereby represents and warrants to Callco, RTO Acquiror and Canco that the undersigned:

[is] ☐

[is not] ☐

(select one)

a non-resident of Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is not a non-resident of Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

The undersigned hereby represents and warrants to Callco, RTO Acquiror and Canco that the undersigned is not a person within the United States of America, its territories or possessions or any state thereof, or the District of Columbia (collectively, the “United States”) or a U.S. person (within the meaning of Regulation S under the United States Securities Act of 1933, as amended) and is not making this Retraction Request for the account or benefit of a person within the United States or such a U.S. person.

The undersigned hereby represents and warrants to Callco, RTO Acquiror and Canco that the undersigned has good title to, and is the beneficial owner of, the share(s) represented by this certificate to be acquired by Callco, RTO Acquiror or Canco, as the case may be, free and clear of all liens, claims and encumbrances.

(Date)

(Signature of Shareholder)

(Guarantee of Signature) E-60

Please check box if the certificates for RTO Acquiror Shares and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which such certificates and cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE:

This panel must be completed and this certificate, together with such additional documents and payments (including, without limitation, any applicable Stamp Taxes) as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of Canco and the certificates for RTO Acquiror Shares and any cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:
Name of Person in Whose Name Securities or Cheque(s) Are to be Registered, Issued or Delivered (please print):
Street Address or P.O. Box:
Signature of Shareholder:
City, Province and Postal Code:
Signature Guaranteed by:

NOTE:

If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of Canco represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of Canco, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

APPENDIX II

TO THE PLAN OF ARRANGEMENT

RE ILLUSTRATIVE CALCULATIONS

Illustrative Calculations re Exchange Ratio:

The formula in the definition of Exchange Ratio is as follows:

((A / B) – C) / D

Where:

A = The total issued and outstanding RTO Acquiror Shares on a Fully-Diluted basis immediately prior to the Effective Time

B = 39%

C = The total issued and outstanding RTO Acquiror Shares on a Fully-Diluted basis immediately prior to the Effective Time

D = The total issued and outstanding Peraso Shares on a Fully-Diluted basis (including the Peraso Shares issuable on the conversion or exercise of Peraso Convertible Securities) immediately prior to the Effective Time

Variables A, B and C are known at this time. They are as follows:

A = 9,072,836 total issued and outstanding RTO Acquiror Shares on a Fully-Diluted basis immediately prior to the Effective Time

B = 39%

C = 9,072,836 total issued and outstanding RTO Acquiror Shares on a Fully-Diluted basis immediately prior to the Effective Time

The figure for D will be determined depending on, among other things: (a) the calculation of accrued interest on the Peraso Convertible Debentures to the Effective Date; (b) the calculation of additional Peraso Options that are granted resulting from the conversion of the Peraso Convertible Debentures; and (c) whether Peraso issues additional securities or incurs indebtedness between the date on which the Arrangement Agreement is executed and the Effective Date.

Assuming the Effective Date occurs on November 15, 2021, the principal amount of Peraso Convertible Debentures outstanding on such date will be $14,082,343.40 and the accrued interest thereon will be $950,776.19. Assuming that the conversion price of CDN$0.15 for each of the Peraso Convertible Debentures will be exchanged into U.S. dollars based on a currency exchange rate of CDN$1 to US$0.8068 (such that the conversion price for the Peraso Convertible Debentures will be approximately $0.12), the conversion of the Peraso Convertible Debentures on the Effective Date of November 15, 2021 would result in the issuance of 124,213,653 Peraso Shares. Assuming Peraso does not issue any new securities and does not incur any indebtedness between the date on which the Arrangement Agreement is executed and the Effective Date, the total number of issued and outstanding Peraso Shares on a Fully-Diluted basis immediately prior to the Effective Time will be 276,669,993 Peraso Shares (being the sum of 116,213,216 Peraso Shares, 29,899,168 Peraso Options, 6,343,956 Peraso Warrants and an additional 124,213,653 Peraso Shares resulting from the conversion of the Peraso Convertible Debentures).

If the number of Peraso Shares on a Fully-Diluted basis immediately prior to the Effective Time is 276,669,993 (this being the figure for D in the formula above), the resulting Exchange Ratio will be 0.0512915979698675.

Illustrative Calculations re Adjustments to Consideration on the Incurrence of $1,000,000 of Indebtedness:

A total of 23,263,682 RTO Acquiror Shares on a Fully-Diluted basis will be outstanding immediately following the Effective Time, being the sum of: (a) 9,072,836 RTO Acquiror Shares owned by the RTO Acquiror shareholders immediately prior to the Effective Time (representing 39% of the RTO Acquiror Shares on a Fully-Diluted basis immediately following the Effective Time); and (b) an additional 14,190,846 RTO Acquiror Shares to be issued to the former Peraso Shareholders at the Effective Time (representing 61% of the RTO Acquiror Shares on a Fully-Diluted basis immediately following the Effective Time).

Assuming a deemed equity value per RTO Acquiror Share of $5.50, the total pro forma equity value of the RTO Acquiror will be $127,950,251 (i.e. 23,263,682 RTO Acquiror Shares multiplied by $5.50).

On the basis of a total pro forma equity value of $127,950,251:

(a)

for every $1,000,000 of indebtedness incurred by Peraso (assuming no indebtedness on the part of RTO Acquiror), the Peraso Shareholders will be entitled to approximately 181,818 fewer RTO Acquiror Shares at the Effective Time (i.e. the Peraso Shareholders will be entitled to an aggregate of approximately 14,009,028 RTO Acquiror Shares, representing approximately 60.22% of the total pro forma number of RTO Acquiror Shares on a Fully-Diluted basis to be outstanding upon completion of the Arrangement); and

(b)

for every $1,000,000 of indebtedness incurred by RTO Acquiror (assuming no indebtedness on the part of Peraso), the Peraso Shareholders will be entitled to approximately 290,198 more RTO Acquiror Shares at the Effective Time (i.e. the Peraso Shareholders will be entitled to an aggregate of approximately 14,481,044 RTO Acquiror Shares, representing approximately 62.25% of the total pro forma number of RTO Acquiror Shares on a Fully-Diluted basis to be outstanding upon completion of the Arrangement).

SCHEDULE “B”

PERASO ARRANGEMENT RESOLUTION

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

(1)

the arrangement (the “Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “OBCA”) involving MoSys, Inc. (“Purchaser”) and Peraso Technologies Inc. (“Peraso”), as more particularly described and set forth in the management information circular of Peraso (the “Circular”) dated                                 , 2021 accompanying the notice of this meeting (as the Arrangement may be, or may have been, modified, amended or supplemented in accordance with the definitive arrangement agreement (as it may be amended, the “Arrangement Agreement”)) made as of September 14, 2021 between Purchaser, Peraso, 2864552 Ontario Inc. and 2864555 Ontario Inc. is hereby authorized, approved and adopted;

(2)

the plan of arrangement of Peraso (as may be, or may have been, modified, amended or supplemented in accordance with its terms and the terms of the Arrangement Agreement as the “Plan of Arrangement”) implementing the Arrangement, the full text of which is set out in Schedule “F” to the Circular, is hereby authorized, approved and adopted;

(3)

the (i) Arrangement Agreement and related transactions, (ii) actions of the directors of Peraso in approving the Arrangement and the Arrangement Agreement, and (iii) actions of the directors and officers of Peraso in executing and delivering the Arrangement Agreement, and any amendments, modifications or supplements thereto, are hereby ratified and approved;

(4)

Peraso be and is hereby authorized to apply for a final order from the Ontario Superior Court of Justice (Commercial List) (the “Court”) to approve the Arrangement on the terms set forth in the Arrangement Agreement and the Plan of Arrangement (as they may be modified, amended or supplemented as described in the Circular);

(5)

notwithstanding that this resolution has been passed (and the Arrangement approved) by the shareholders of Peraso or that the Arrangement has been approved by the Court, the directors of Peraso are hereby authorized and empowered, without further notice to, or approval of, the shareholders of Peraso to (i) modify, amend or supplement the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the terms of the Arrangement Agreement or the Plan of Arrangement; and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and related transactions;

(6)

any director or officer of Peraso is hereby authorized and directed for and on behalf of Peraso to execute, whether under corporate seal of Peraso or otherwise, and to deliver for filing with the Director under the OBCA articles of arrangement and such other documents as are necessary or desirable to give effect to the Arrangement in accordance with the Arrangement Agreement, such determination to be conclusively evidenced by the execution and delivery of such articles of arrangement and any such other documents; and

(7)

any one director or officer of Peraso is hereby authorized and directed, for and on behalf and in the name of Peraso, to execute or cause to be executed and to deliver or cause to be delivered, whether under corporate seal of Peraso or otherwise, all such agreements, forms, waivers, notices, certificate, confirmations and other documents and instruments, and to perform or cause to be performed all such other acts and things, as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions and the matters authorized thereby, the Arrangement Agreement and completion of the Plan of Arrangement, including:

(a)	all actions required to be taken by or on behalf of Peraso, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities; and

(b)	the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by Peraso;

such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

“B” - 1

SCHEDULE “C”

REPRESENTATIONS AND WARRANTIES OF PERASO

Peraso represents and warrants to and in favour of RTO Acquiror as follows, and acknowledges that RTO Acquiror is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)

Schedule C(a) of the Peraso Disclosure Letter sets forth the name and jurisdiction of incorporation and the directors and officers of Peraso. Peraso (i) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all material corporate filings; (ii) has all requisite corporate power and authority to carry on its business as now conducted and to own or lease and operate its assets and properties; and (iii) has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

(b)	Peraso does not beneficially own, or exercise control or direction over, directly or indirectly, any interest in any other Person or any agreement, option or commitment to acquire any such investment.

(c)

Except as disclosed in Schedule C(c) of the Peraso Disclosure Letter, no steps or proceedings have been taken, instituted or, to the knowledge of Peraso, are pending for the dissolution, liquidation or winding up of Peraso. Except as disclosed in Schedule C(c) of the Peraso Disclosure Letter, Peraso: (i) is not insolvent or bankrupt under or pursuant to any corporate, insolvency, winding-up, restructuring, reorganization, administration or other Laws applicable to it; (ii) has not commenced, approved, authorized or taken any action in furtherance of proceedings in respect of it under any applicable bankruptcy, insolvency, restructuring, reorganization, administration, winding up, liquidation, dissolution, or similar Law; (iii) has proposed a compromise or arrangement with its creditors generally or is or has been subject to any actions taken, orders received or proceedings commenced by creditors or other Persons for or in respect of the bankruptcy, receivership, insolvency, restructuring, reorganization, administration, winding-up, liquidation or dissolution of it, or any of its property or assets; (iv) had any encumbrancer take possession of any of its property, or (v) had any execution or distress become enforceable or become levied upon any of its property.

(d)

Peraso is, in all material respects, conducting its business in compliance with all applicable Laws (including all material applicable federal, provincial, state, municipal and local laws, regulations and other lawful requirements of any Government Entity) of each jurisdiction in which its business is carried on and is licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned or leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws, licenses, registrations or qualifications which would reasonably be expected to result in a Peraso Material Adverse Effect.

(e)

The execution and delivery of this Agreement and performance by Peraso of its obligations under this Agreement and the consummation of the Arrangement and other transactions contemplated hereby have been duly authorized by all necessary corporate action of Peraso and no other corporate proceedings on the part of Peraso are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Arrangement and the other transactions contemplated hereby other than the approval by the Peraso Board of the Peraso Circular and the approval by the Peraso Shareholders in the manner required by the Interim Order, applicable Law and approval of the Arrangement by the Court.

(f)

This Agreement has been duly and validly executed and delivered by Peraso and, assuming due authorization, execution and delivery by RTO Acquiror, Canco and Callco, constitutes a legal, valid and binding obligation of Peraso, enforceable against Peraso in accordance with its terms, subject however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and to the extent that equitable remedies

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such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(g)

Other than the Interim Order and any approvals required by the Interim Order, the Final Order, filings with the Director under the OBCA and such filings and other actions required under applicable Securities Laws and the Key Regulatory Approvals set out in Schedule C(g) of the Peraso Disclosure Letter, no Authorization, approval, order, license, permit or consent of any Governmental Entity, and no notice, registration, declaration or filing by Peraso with any such Governmental Entity is required in connection with the execution and delivery of, and performance by Peraso of its obligations under, this Agreement or the consummation of the Arrangement and the other transactions contemplated in this Agreement.

(h)

Other than as set out in Schedule C(h) of the Peraso Disclosure Letter, there is no requirement under any Peraso Material Contract to which Peraso is a party or by which Peraso is bound or has any rights to make a filing with, give any notice to, or to obtain the consent or approval of, any party to such Peraso Material Contract relating to the transactions contemplated by this Agreement.

(i)

The execution and delivery of this Agreement by Peraso, the performance by Peraso of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (whether after notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both) or give rise to any right of termination or acceleration of any obligations or indebtedness, and Peraso is not currently in material breach or default of, (A) any Law applicable to Peraso; (B) the constating documents, by-laws or resolutions of Peraso; (C) any Contract or Debt Instrument to which Peraso is a party or by which it is bound, except as disclosed in Schedule C(i) of the Peraso Disclosure Letter, or (D) any judgment, decree or order binding Peraso or any material assets or properties thereof; (ii) allow any Person to exercise any rights, require any consent or other action by any Person or permit the termination, cancellation, acceleration or other change of any right or other obligation or the loss of any benefit to which Peraso is entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) under any Material Contract; or (iii) result in the creation or imposition of any Encumbrance up on any of Peraso’s assets.

(j)

As of the date hereof, there are 116,213,216 Peraso Shares, 23,169,293 Peraso Options, 11,228,407 Peraso Warrants and an aggregate principal amount of $14,082,343.40 of Peraso Convertible Debentures issued and outstanding. Immediately prior to giving effect to the Arrangement, Peraso will have the securities set out in Schedule C(j) of the Peraso Disclosure Letter. All of the issued and outstanding shares of capital stock of, or other equity or voting interests in, Peraso has been duly authorized and validly issued in compliance with applicable Laws, is fully paid and non-assessable, and were not issued in violation of any pre-emptive rights, purchase options, call options, rights of first refusal, first offer, co-sale or participation or subscription rights or other similar rights. Schedule C(j) of the Peraso Disclosure Letter sets forth a list of all such securities of Peraso.

(k)

Except for the securities set forth in Schedule C(k) of the Peraso Disclosure Letter, no Person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, redemption, repurchase or issuance of, or conversion into, any shares, securities, warrants or convertible obligations of any nature of Peraso and a sufficient number of Peraso Shares are reserved for issuance pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire Peraso Shares. Schedule C(k) of the Peraso Disclosure Letter sets forth all issued and outstanding securities of Peraso convertible into Peraso Shares, their grant and expiration date, exercise price and number of Peraso Shares into which they are exercisable, as applicable.

(l)

The Peraso Financial Statements (in this Schedule C, the “Peraso Financial Statements”), (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), (ii) fairly present, in all material respects, the consolidated financial position of Peraso as at the respective dates thereof and the consolidated results of their

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operations and cash flows for the periods indicated and (iii) when delivered by Peraso for inclusion in the RTO Acquiror Proxy Statement for filing with the SEC following the date of this Agreement in accordance with Section 2.10, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the U.S. Exchange Act and the U.S. Securities Act applicable to a registrant, in effect as of the date thereof. Since December 31, 2020, there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer or chief financial officer of Peraso, the Peraso Board or any committee thereof. Since December 31, 2020, neither Peraso nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Peraso, (ii) any fraud, whether or not material, that involves Peraso’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Peraso, or (iii) any claim or allegation regarding any of the foregoing. Except as disclosed in the Peraso Financial Statements, Peraso does not have any liabilities, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement, whether accrued, absolute, contingent, matured, or unmatured of the kind required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Peraso, except liabilities (i) identified in the balance sheet of Peraso as of December 31, 2020 or the notes thereto, (ii) incurred in connection with the transactions contemplated by this Agreement, (iii) described on Schedule C(l) of the Peraso Disclosure Letter, (iv) executory obligations under any Contract or (v) incurred since the date of the balance sheet of Peraso as of December 31, 2020 in the ordinary course of business consistent with past practices. Peraso does not intend to correct or restate, nor is there any basis for any correction or restatement of, any aspect of the Peraso Financial Statements.

(m)

Since December 31, 2020 through the date of this Agreement and other than with respect to the negotiation, execution and performance of this Agreement, Peraso has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (a) any event that has had a Peraso Material Adverse Effect, or (b) any material change by Peraso in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or as disclosed in the notes to the Peraso Financial Statements.

(n)

Peraso does not have any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (i) liabilities and obligations that are adequately presented or reserved on the Peraso Financial Statements or disclosed in the notes thereto; or (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not and would not, individually or in the aggregate with all other liabilities and obligations of Peraso (other than those disclosed on the Peraso Financial Statements), be material to Peraso (taken as a whole). Without limiting the foregoing, the Peraso Financial Statements reflects reasonable reserves in accordance with GAAP for contingent liabilities of Peraso.

(o)

Peraso maintains internal control over financial reporting. Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes policies and procedures that: (A) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Peraso are being made only with appropriate authorizations of management and directors of Peraso; and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of Peraso that could have a material effect on its financial statements. As of the date of this Agreement, there neither is, nor has been, any fraud with respect to Peraso, whether or not material, relating to the financial reporting or internal control over financial reporting of Peraso. As of the date of this Agreement, to the knowledge of Peraso, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of Peraso.

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(p)

There are no actions, proceedings or, to Peraso’s knowledge, investigations (whether or not purportedly by or on behalf of Peraso) commenced or, to the knowledge of Peraso, threatened or pending against or relating to Peraso or the business thereof or affecting any of their assets and properties or against any current officer or director relating to such individual’s role with Peraso at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any Governmental Entity, that would reasonably be expected to result in a Peraso Material Adverse Effect or prevent or materially delay the consummation of the Arrangement.

(q)

Except as disclosed in Schedule C(q) of the Peraso Disclosure Letter, Peraso is not party to any Contract or arrangement, nor to the knowledge of Peraso, is there any shareholders agreement or other Contract, which in any manner affects the voting control of any of the securities of Peraso.

(r)

All Taxes due and payable by Peraso, have been paid. All Tax Returns required to be filed by Peraso have been filed with all appropriate Governmental Entities and all such Tax Returns did not contain a material misrepresentation as at the respective dates thereof. Except as disclosed in Schedule C(r) of the Peraso Disclosure Letter, to the knowledge of Peraso, no examination of any Tax Return of Peraso is currently in progress and there are no issues or disputes outstanding with any Governmental Entity respecting any Taxes that have been paid, or may be payable, by Peraso. Peraso has timely and properly withheld and collected all material Taxes required to be withheld or collected, and has remitted such amounts on a timely basis to the appropriate Governmental Entity. Peraso has not declared nor paid (nor been deemed to have paid) any “taxable dividend,” “eligible dividend” or “capital dividend,” all as defined in the ITA.

(s)

Neither Peraso nor, to Peraso’s knowledge, any other Person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by Peraso or such other Person under any Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default by Peraso or, to Peraso’s knowledge, any other party, except where such default or event would not reasonably be expected to result in a Peraso Material Adverse Effect.

(t)	Since December 31, 2020:

(i)

Except as disclosed in Schedule C(t)(i) of the Peraso Disclosure Letter, there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of Peraso;

(ii)	Except as disclosed in Schedule C(t)(ii) of the Peraso Disclosure Letter, there has not been any material change in the share capital or long-term debt of Peraso;

(iii)

There has not been any entering into, or an amendment of, any Peraso Material Contract (as defined below) other than (A) in the ordinary course of business consistent with past practice, or (B) renewals of any such contract;

(iv)

There has not been any satisfaction or settlement of any material claims or material liabilities, other than the settlement of such claims or such liabilities in the ordinary course of business consistent with past practice;

(v)

Except for ordinary course adjustments to salary, bonus, or other remuneration payable to any officers or senior or executive officers, there has not been any increase in the salary, bonus, severance, termination pay, change of control entitlements or other remuneration payable to any senior or executive officers of Peraso; and

(vi)	Peraso have carried on their business in the ordinary course consistent with past practice.

(u)

Except as disclosed in Schedule C(u) of the Peraso Disclosure Letter, there has been no interruption to or discontinuity in any material supplier or distributor arrangement or relationship of Peraso with its principal suppliers and distributors and the relationships of Peraso with its principal suppliers and distributors are satisfactory, and there are no unresolved disputes with any such supplier or distributor. No principal supplier or distributor of Peraso has notified Peraso that such principal supplier or distributor will not

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continue dealing with Peraso on substantially the same terms as presently conducted, and to the knowledge of Peraso, there is no reason to believe that, any such supplier or distributor will not continue dealing with Peraso on substantially the same terms as presently conducted, in each case subject to changes in pricing and volume in the ordinary course.

(v)

Peraso possesses permits, licenses, approvals, consents and other authorizations issued by a federal, provincial, state, local or foreign regulatory agencies or bodies (in this Schedule C, collectively, “Governmental Licenses”) required by Law to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in a Peraso Material Adverse Effect. Each Governmental License is valid and in full force and effect, and is renewable by its terms or in the ordinary course without the need for Peraso to comply with any special rules of procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. To the knowledge of Peraso, Peraso is in compliance in all material respects with the terms and conditions of all such Governmental Licenses. No consent, licence, order, authorization, approval, permit, registration or declaration of, or filing with, any Governmental Entity is required in connection with: (i) the closing of the Arrangement; (ii) the execution and delivery by Peraso of this Agreement or any document delivered by Peraso at the closing of the Arrangement to which it is a party; (iii) the observance and performance by Peraso of its obligations under this Agreement or any document delivered by Peraso at the closing of the Arrangement to which it is a party; or (iv) avoiding the loss of any Governmental Licenses relating to Peraso, any of its properties and assets, or the business now operated by it.

(w)

To the knowledge of Peraso, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental License.

(x)

There are no actions, proceedings or, to Peraso’s knowledge, investigations commenced or, to the knowledge of Peraso, pending in respect of or regarding any such Governmental License. Peraso has not received any written notice of revocation or non-renewal of any Governmental License, or of any intention of any Person to revoke or refuse to renew any of such Governmental License.

(y)

To the knowledge of Peraso, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Governmental License.

(z)

Except as disclosed in Schedule C(z) of the Peraso Disclosure Letter or in the Peraso Financial Statements, Peraso does not have any loan or other indebtedness outstanding which has been made to any of its shareholders or stockholders, officers, directors or employees, past or present, or any Person not dealing at arm’s length with it, other than for the reimbursement of ordinary course business expenses.

(aa)

Except for (i) employment, consulting or employment compensation agreements entered into in the ordinary course of business, (ii) customary director and officer indemnification arrangements on market terms, or (iii) financing agreements or shareholder agreements with the shareholders of Peraso entered into in connection with financings or other transactions to which Peraso shareholders are generally parties and that will terminate at or prior to the Effective Time as a result of the Arrangement, there are no current contracts or other transactions (including relating to indebtedness by Peraso) between Peraso on the one hand, and (a) any officer or director of Peraso, (b) any holder of record or beneficial owner of five percent (5%) or more of the voting securities of Peraso, or (c) any affiliate or associate of any officer, director or beneficial owner, on the other hand except as disclosed in Schedule C(aa) of the Peraso Disclosure Letter or in the Peraso Financial Statements.

(bb)

The assets and properties of Peraso and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and Peraso have not failed to promptly give any notice or present any material claim thereunder.

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(cc)

Peraso does not own any real property or hold an ownership interest in any real property, or have owned or held such ownership interest in the past five years, save and except as set out in Schedule C(cc) of the Peraso Disclosure Letter. With respect to each of the material leased premises of Peraso, Peraso occupies the applicable leased premises and has the right to occupy and use the leased premises, subject to the terms of the respective leases, and each of the leases pursuant to which Peraso occupies such leased premises is valid, legally binding and enforceable against Peraso, and to the knowledge of Peraso, the other parties in accordance with its terms is in good standing and in full force and effect, and Peraso is not in material breach of, or default under, such lease, sublease, license or occupancy agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such a material breach or default by Peraso or permit termination, modification or acceleration by any third party thereunder. No third party has repudiated or has the right to terminate or repudiate any such lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease) or any provision thereof. None of the aforementioned leases has been assigned by Peraso in favour of any Person or sublet or sublicensed. There exists no claim of any kind or right of set-off against Peraso, as tenant by the landlord or against the landlord by Peraso, as tenant as of the date hereof. Peraso owns, leases or licences all personal or movable property as is necessary to conduct their business as presently conducted, and Peraso has good and valid title to, or a valid and enforceable interest (whether a leasehold interest or otherwise) in, all of such personal or movable property.

(dd)

Peraso as tenants are in actual possession of all properties leased by them. Except as disclosed in Schedule C(dd) of the Peraso Disclosure Letter, Peraso are not in arrears of rent required to be paid pursuant to any applicable lease.

(ee)

The minute books and records of Peraso made available to RTO Acquiror and its counsel in connection with their due diligence investigation in respect of the Arrangement contain full, true and correct copies of all constating documents, including all amendments thereto, and contain copies of all material proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

(ff)

Schedule C(ff) of the Peraso Disclosure Letter sets out separately all Intellectual Property owned by Peraso that has been registered or which applications for registration have been filed and all other material Intellectual Property that is owned by Peraso (in this Schedule C, the “Peraso Owned Intellectual Property”) and the Intellectual Property that is duly licensed by Peraso as part of its business as presently conducted (in this Schedule C, the “Peraso Licensed Intellectual Property”). Peraso is the sole and exclusive owner of the Peraso Owned Intellectual Property and all other Intellectual Property that it owns or purports to own with good, valid and marketable title thereto, free and clear of all Encumbrances (other than Permitted Encumbrances). Peraso has valid and enforceable licenses to use all of the Peraso Licensed Intellectual Property used by it in connection with, and as required for, its business as presently conducted. Peraso has no knowledge to the effect that it will be unable to obtain or maintain any rights or licenses to use all Intellectual Property necessary for the conduct of its business. The Peraso Owned Intellectual Property and the Peraso Licensed Intellectual Property constitute all of the Intellectual Property required by Peraso to conduct their respective businesses as currently conducted. To the knowledge of Peraso, no third parties have rights to any Intellectual Property, except for the ownership rights of the owners of the Peraso Licensed Intellectual Property which is licensed to Peraso. To the knowledge of Peraso, there is no infringement, misappropriation or misuse by third parties of any Peraso Owned Intellectual Property. There is no pending or, to the knowledge of Peraso, threatened action, suit, proceeding or claim by third parties challenging the rights in or to any Peraso Owned Intellectual Property, and Peraso is not aware of any facts which form a reasonable basis for any such claim. The Peraso Owned Intellectual Property that is the subject of an application or registration is valid, in full force and effect. There is no pending or, to the knowledge of Peraso, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any Peraso Owned Intellectual Property, and Peraso is not aware of any allegations or finding of unenforceability or invalidity of the Peraso Owned Intellectual Property or any facts which form a reasonable basis for any such claim. All applications, registrations, filings, renewals and payments necessary to preserve the rights of Peraso in and to Peraso Owned Intellectual Property have been duly

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filed, made, prosecuted, maintained, paid, are in good standing and are recorded in the name of Peraso. There is no pending or, to the knowledge of Peraso, threatened action, suit, proceeding or claim by third parties that Peraso infringes, misappropriates or otherwise violates any patent, trademark, copyright, Trade Secret or other proprietary rights of others. To the knowledge of Peraso, the business of Peraso does not infringe, misappropriate or otherwise violate any patent, trademark, copyright, Trade Secret or other proprietary rights of third parties and, without limiting the foregoing, to the knowledge of Peraso, there is no patent or patent application by third parties that contains claims that interfere with the issued or pending claims of any Peraso Owned Intellectual Property.

(gg)

Except in respect of the Intellectual Property set forth in Schedule C(gg) of the Peraso Disclosure Letter, no licenses or other rights have been granted to any third party in, to and in respect of the Peraso Owned Intellectual Property.

(hh)

Except as set forth in Schedule C(hh) of the Peraso Disclosure Letter, Peraso is not obligated to pay any royalties, fees or other compensation to any third party in respect of its ownership, use, practice, exploitation or commercialization of any Intellectual Property.

(ii)

Except in respect of the individuals listed in Schedule C(ii) of the Peraso Disclosure Letter, all current and former employees of, and current and former consultants (excluding consultants who have exclusively provided financial services) to, Peraso has entered into proprietary rights or similar agreements with Peraso, whereby any Intellectual Property required by Peraso to conduct its business as presently conducted created by them in the course of the performance of their employment or engagement has been fully and irrevocably assigned to Peraso without additional consideration, and, to the knowledge of Peraso, no employee of, or consultant to, Peraso is in violation of such agreements.

(jj)

All Persons having access to or knowledge of the Intellectual Property or any information of a confidential nature, in each case that is necessary or required or otherwise used for or in connection with the conduct or operation of Peraso’s business, have entered into non-disclosure agreements with Peraso preventing the disclosure of such Intellectual Property or information, and there has been no breach of any such agreement. To the knowledge of Peraso, the employment or engagement by Peraso of such Persons does not violate any non-disclosure or non-competition agreement between any such Person and a third party. Peraso has taken all reasonably necessary and appropriate steps (including but not limited to appropriately marking and labelling Intellectual Property) to protect the secrecy, confidentiality and proprietary nature of all Intellectual Property that is necessary or required by Peraso to conduct its business as presently conducted.

(kk)

Peraso has taken all reasonably necessary and appropriate steps (including but not limited to appropriately marking and labelling Intellectual Property) to protect the secrecy, confidentiality and proprietary nature of all Peraso Owned Intellectual Property.

(ll)

The conduct of Peraso in carrying on the Peraso Business and the operation of the Peraso Business by Peraso has been and is in compliance with all Environmental Laws, in all material respects, and, to the knowledge of Peraso, there are no existing events, conditions, or circumstances that would reasonably be expected to materially and adversely affect the ability of Peraso to comply with Environmental Laws.

(mm)

To the knowledge of Peraso, Peraso is and has been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labour relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labour, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by Peraso as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. There are no actions against Peraso pending or, to the knowledge of Peraso, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of Peraso, including, without limitation, any

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claim relating to unfair labour practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(nn)

Peraso is not subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation actual or threatened, relating to employment or termination of employment of employees or independent contractors.

(oo)

Each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by Peraso for the benefit of any current or former director, officer, employee or consultant of Peraso (in this Schedule C, the “Peraso Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such Peraso Employee Plans, in each case in all material respects.

(pp)

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of Peraso.

(qq)

There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance or, to the knowledge of Peraso, threatened or pending which is adversely affecting or would reasonably be expected to adversely affect, in a material manner, the carrying on of the business of Peraso, and, to the knowledge of Peraso, there is no proposal to unionize its employees and no collective bargaining agreements are in place or currently being negotiated by Peraso.

(rr)

Neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, to the knowledge of Peraso (i) entitle any employee, director, officer or independent contractor of Peraso to severance pay, termination pay, change of control payment or benefits, or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause Peraso to transfer or set aside any assets to fund any material benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan, or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan on or following the consummation of the transactions contemplated by this Agreement.

(ss)

Other than this Agreement, Peraso is not currently party to any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by Peraso, whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of Peraso (whether by sale or transfer of shares or otherwise).

(tt)	Peraso is not a party to any Material Contract, other than as set forth on Schedule C(tt) of the Peraso Disclosure Letter (in this Schedule C, collectively, the “Peraso Material Contracts”).

(uu)	All Peraso Material Contracts are in good standing in all material respects and in full force and effect.

(vv)

Peraso is not in material default or breach of any Peraso Material Contract and, to the knowledge of Peraso, there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute a material default or breach under any Peraso Material Contract and/or which would give rise to a right of termination on the part of any other party to a Peraso Material Contract.

(ww)

The operations of Peraso are and have been conducted, at all times, in material compliance with all applicable Anti-Money Laundering Laws, and no action by or before any Governmental Entity against Peraso with respect to the Anti-Money Laundering Laws is pending. Peraso has not, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable

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Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to Peraso and their operations. None of Peraso, or, to the knowledge of Peraso, any director, officer, agent, employee, affiliate or Person acting on behalf of Peraso has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(xx)

None of Peraso, or, to the knowledge of Peraso, any of their officers, directors or employees acting on behalf of Peraso has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any other applicable Law covering a similar subject matter applicable to Peraso, their operations, and to the knowledge of Peraso, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of Peraso.

(yy)

Except for the representations and warranties expressly made by Peraso in this Schedule C or in any certificate delivered pursuant to this Agreement, neither Peraso nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to Peraso or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to RTO Acquiror or any of its affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither Peraso nor any other Person makes or has made any express or implied representation or warranty to RTO Acquiror or any of its Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to Peraso, any of its subsidiaries or their respective businesses or, (b) except for the representations and warranties made by Peraso in this Schedule C, any oral or written information presented to RTO Acquiror or any of its Representatives in the course of their due diligence investigation of Peraso, the negotiation of this Agreement or the course of the Arrangement.

(zz)

Except as disclosed in Schedule C(zz) of the Peraso Disclosure Letter, Peraso is not a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of Peraso to compete or operate in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of Peraso.

(aaa)

Except as disclosed in Schedule C(aaa) of the Peraso Disclosure Letter, Peraso is not party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, or that would require consent or notice, as a result of the execution, delivery and performance of this Agreement or the consummation of any of the transactions provided for in this Agreement and the Plan of Arrangement (except as would not, individually or in the aggregate, have or reasonably be expected to have, individually or in the aggregate, a Peraso Material Adverse Effect or as set out in the Key Regulatory Approvals).

(bbb)

Except as disclosed in Schedule C(bbb) of the Peraso Disclosure Letter, no permits, licenses, approvals, consents or other authorizations issued by any federal, provincial, state, local or foreign regulatory agency or body are required for Peraso to import or sell its products for the purpose of operating its business as presently conducted.

“C” - 9

SCHEDULE “D”

REPRESENTATIONS AND WARRANTIES OF RTO ACQUIROR

RTO Acquiror represents and warrants to and in favour of Peraso as follows, and acknowledges that Peraso is relying upon such representations and warranties in connection with the completion of the transactions contemplated herein:

(a)

Schedule D(a) of the RTO Acquiror Disclosure Letter sets forth the name and jurisdiction of incorporation and the directors and officers of RTO Acquiror and each of its subsidiaries (in this Schedule D, the “RTO Acquiror Subsidiaries”). Each of RTO Acquiror and the RTO Acquiror Subsidiaries (i) has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation and is up-to-date in respect of all material corporate filings; (ii) has all requisite corporate or other organization as applicable, power and authority to carry on its business as now conducted and to own or lease and operate its assets and properties; and (iii) in respect of RTO Acquiror, Canco and Callco, has all requisite corporate power and authority to enter into and carry out its obligations under this Agreement.

(b)

RTO Acquiror does not beneficially own, or exercise control or direction over, directly or indirectly, any interest in any other Person other than the RTO Acquiror Subsidiaries or any agreement, option or commitment to acquire any such investment. All of the issued and outstanding securities of the RTO Acquiror Subsidiaries are owned by RTO Acquiror.

(c)

Except as disclosed in Schedule D(c) of the RTO Acquiror Disclosure Letter, no steps or proceedings have been taken, instituted or, to the knowledge of RTO Acquiror, are pending for the dissolution, liquidation or winding up of RTO Acquiror or an RTO Acquiror Subsidiary. Except as disclosed in Schedule D(c) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary: (i) is insolvent or bankrupt under or pursuant to any corporate, insolvency, winding-up, restructuring, reorganization, administration or other Laws applicable to it; (ii) has commenced, approved, authorized or taken any action in furtherance of proceedings in respect of it under any applicable bankruptcy, insolvency, restructuring, reorganization, administration, winding up, liquidation, dissolution, or similar Law; (iii) has proposed a compromise or arrangement with its creditors generally or is or has been subject to any actions taken, orders received or proceedings commenced by creditors or other Persons for or in respect of the bankruptcy, receivership, insolvency, restructuring, reorganization, administration, winding-up, liquidation or dissolution of it, or any of its property or assets; (iv) had any encumbrancer take possession of any of its property, or (v) had any execution or distress become enforceable or become levied upon any of its property. RTO Acquiror is not unable to pay its liabilities as they become due and the realizable value of the assets of RTO Acquiror are not less than the aggregate of its liabilities and stated capital of all classes.

(d)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries is, in all material respects, conducting its business in compliance with all applicable Laws (including all material applicable federal, provincial, state, municipal and local laws, regulations and other lawful requirements of any Governmental Entity) of each jurisdiction in which its business is carried on and is duly licensed, registered or qualified in all jurisdictions in which it owns, leases or operates its property or carries on business to enable its business to be carried on as now conducted and its property and assets to be owned or leased and operated and all such licenses, registrations and qualifications are valid, subsisting and in good standing and it has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such laws, regulations or permits which would reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(e)

RTO Acquiror has the requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and performance by RTO Acquiror of its obligations under this Agreement and the consummation of the Arrangement and other transactions contemplated hereby have been duly authorized by all necessary corporate action of

“D” - 1

RTO Acquiror and no other corporate proceedings on the part of RTO Acquiror are necessary to authorize the execution, delivery and performance of this Agreement or the consummation of the Arrangement and the other transactions contemplated hereby other than the approval by the RTO Acquiror Board of the RTO Acquiror Proxy Statement and the approval of the RTO Acquiror Shareholder Approval Matters by the RTO Acquiror Shareholders in the manner required by applicable Law.

(f)

This Agreement has been duly and validly executed and delivered by each of RTO Acquiror, Canco and Callco and, assuming due authorization, execution and delivery by Peraso, constitutes a legal, valid and binding obligation of RTO Acquiror, Canco and Callco, enforceable against RTO Acquiror, Canco and Callco in accordance with its terms, subject however, to limitations with respect to enforcement imposed by Law in connection with bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and to the extent that equitable remedies such as specific performance and injunctions are only available in the discretion of the court from which they are sought.

(g)

Other than the actions required under applicable Securities Laws and the Key Regulatory Approvals set out in Schedule D(g) of the RTO Acquiror Disclosure Letter, no Authorization, approval, order, license, permit or consent of any Governmental Entity, and no notice, registration, declaration or filing by RTO Acquiror or any of the RTO Acquiror Subsidiaries with any such Governmental Entity is required in connection with the execution and delivery of, and performance by RTO Acquiror or the RTO Acquiror Subsidiaries (including Canco and Callco) of their obligations under, this Agreement or the consummation of the Arrangement and the other transactions contemplated in this Agreement.

(h)

Other than as set out in Schedule D(h) of the RTO Acquiror Disclosure Letter, there is no requirement under any RTO Acquiror Material Contract (as defined below) to which RTO Acquiror or any RTO Acquiror Subsidiary is a party or by which RTO Acquiror or any RTO Acquiror Subsidiary is bound or has any rights to make a filing with, give any notice to, or to obtain the consent or approval of, any party to such RTO Acquiror Material Contract relating to the transactions contemplated by this Agreement.

(i)

The execution and delivery of this Agreement by RTO Acquiror, the performance by RTO Acquiror of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not (whether after notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under (whether after notice or lapse of time or both) or give rise to any right of termination or acceleration of any obligations or indebtedness, and neither RTO Acquiror nor an RTO Acquiror Subsidiary is currently in material breach or default of, (A) any Law applicable to RTO Acquiror or an RTO Acquiror Subsidiary; (B) the constating documents, bylaws or resolutions of RTO Acquiror or any RTO Acquiror Subsidiary, as applicable; (C) any Contract or Debt Instrument to which RTO Acquiror or any RTO Acquiror Subsidiary is a party or by which it is bound, except as disclosed in Schedule D(i) of the RTO Acquiror Disclosure Letter, or (D) any judgment, decree or order binding RTO Acquiror or any RTO Acquiror Subsidiary, as applicable, or the assets or properties thereof; (ii) allow any Person to exercise any rights, require any consent or other action by any Person or permit the termination, cancellation, acceleration or other change of any right or other obligation or the loss of any benefit to which RTO Acquiror or any RTO Acquiror Subsidiary is entitled (including by triggering any rights of first refusal or first offer, change in control provision or other restriction or limitation) under any Material Contract; or (iii) result in the creation or imposition of any Encumbrance up on any of RTO Acquiror’s assets or the assets of the RTO Acquiror Subsidiaries.

(j)

As of the date hereof, there are 8,685,635 RTO Acquiror Shares, 159,081 options to purchase RTO Acquiror Shares, 133,896 warrants to purchase RTO Acquiror Shares and 94,224 restricted stock units issued and outstanding and there are 11,500 RTO Acquiror Shares available for future issuance under the MoSys, Inc. 2019 Stock Incentive Plan. Immediately prior to giving effect to the Arrangement, RTO Acquiror will have 9,072,836 RTO Acquiror Shares on a Fully-Diluted basis. All of the issued and outstanding shares of capital stock of, or other equity or voting interests in, each of RTO Acquiror and the RTO Acquiror Subsidiaries has been duly authorized and validly issued in compliance with

“D” - 2

applicable Laws and, is fully paid and non-assessable, were not issued in violation of any pre-emptive rights, purchase options, call options, rights of first refusal, first offer, co-sale or participation or subscription rights or other similar rights. All of the issued and outstanding shares of capital stock of, or other equity or voting interests in each RTO Acquiror Subsidiary is owned, directly or indirectly, both as a matter of record and beneficially by RTO Acquiror and is free and clear of all Encumbrances (except for Permitted Encumbrances), except for restrictions imposed by applicable Laws. Schedule D(j) of the RTO Acquiror Disclosure Letter sets forth a list of all such securities of RTO Acquiror.

(k)	RTO Acquiror is not aware of any legislation, or proposed legislation published by a legislative body, which it anticipates will result in an RTO Acquiror Material Adverse Effect.

(l)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of RTO Acquiror has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or, to the knowledge of RTO Acquiror, are pending, contemplated or threatened by any regulatory authority.

(m)

Except for the securities set forth in Schedule D(m) of the RTO Acquiror Disclosure Letter, no Person now has any agreement or option or right or privilege (whether at law, pre-emptive or contractual) capable of becoming an agreement for the purchase, subscription, redemption, repurchase or issuance of, or conversion into, any shares, securities, warrants or convertible obligations of any nature of RTO Acquiror and a sufficient number of RTO Acquiror Shares are reserved for issuance pursuant to outstanding options, warrants, share incentive plans, convertible, exercisable and exchangeable securities and other rights to acquire RTO Acquiror Shares. Schedule D(m) of the RTO Acquiror Disclosure Letter sets forth all issued and outstanding securities of RTO Acquiror convertible into RTO Acquiror Shares, their grant and expiration date, exercise price and number of RTO Acquiror Shares into which they are exercisable, as applicable.

(n)

The RTO Acquiror Financial Statements (i) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present, in all material respects, the consolidated financial position of RTO Acquiror and its Subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. RTO Acquiror has not effected any securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of SEC Regulation S-K). Since December 31, 2020, there have been no formal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of RTO Acquiror, the RTO Acquiror Board or any committee thereof. Since December 31, 2020, neither RTO Acquiror nor its independent auditors have identified (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by RTO Acquiror, (ii) any fraud, whether or not material, that involves RTO Acquiror’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by RTO Acquiror, or (iii) any claim or allegation regarding any of the foregoing. Except as disclosed in the RTO Acquiror Financial Statements, neither RTO Acquiror nor any of the RTO Acquiror Subsidiaries has any liabilities, indebtedness, obligation, expense, claim, deficiency, guaranty, or endorsement, whether accrued, absolute, contingent, matured, or unmatured of the kind required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of RTO Acquiror and the RTO Acquiror Subsidiaries taken as a whole, except liabilities (i) identified in the balance sheet of RTO Acquiror as of December 31, 2020 or the notes thereto, (ii) incurred in connection with the transactions contemplated by this Agreement, (iii) described on Section D(n) of the RTO Acquiror Disclosure Letter, (iv) executory obligations under any Contract or (v) incurred since the date of the balance sheet of RTO Acquiror as of December 31, 2020 in the ordinary course of business consistent with past practices. RTO Acquiror does not intend to correct or restate, nor is there any basis for any correction or restatement of, any aspect of the RTO Acquiror Financial Statements.

“D” - 3

(o)

Since December 31, 2020 through the date of this Agreement and other than with respect to the negotiation, execution and performance of this Agreement, each of the RTO Acquiror and RTO Acquiror Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (a) any event that has had an RTO Acquiror Material Adverse Effect, or (b) any material change by RTO Acquiror or any RTO Acquiror Subsidiaries in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or as disclosed in the notes to the RTO Acquiror Financial Statements.

(p)

Neither RTO Acquiror nor any of the RTO Acquiror Subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for: (i) liabilities and obligations that are adequately presented or reserved on the RTO Acquiror Financial Statements or disclosed in the notes thereto; or (ii) liabilities and obligations incurred in the ordinary course of business consistent with past practice that are not and would not, individually or in the aggregate with all other liabilities and obligations of RTO Acquiror and the RTO Acquiror Subsidiaries (other than those disclosed on the RTO Acquiror Financial Statements), be material to RTO Acquiror and the RTO Acquiror Subsidiaries (taken as a whole). Without limiting the foregoing, the RTO Acquiror Financial Statements reflects reasonable reserves in accordance with U.S. GAAP for contingent liabilities of RTO Acquiror and the RTO Acquiror Subsidiaries.

(q)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries maintains internal control over financial reporting. Such internal control over financial reporting is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP and includes policies and procedures that: (A) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of RTO Acquiror and the RTO Acquiror Subsidiaries are being made only with appropriate authorizations of management and directors of RTO Acquiror and the RTO Acquiror Subsidiaries, as applicable; and (B) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of RTO Acquiror or the RTO Acquiror Subsidiaries that could have a material effect on its financial statements. As of the date of this Agreement, there neither is, nor has been, any fraud with respect to RTO Acquiror or the RTO Acquiror Subsidiaries, whether or not material, relating to the financial reporting or internal control over financial reporting of RTO Acquiror or the RTO Acquiror Subsidiaries, as applicable. As of the date of this Agreement, to the knowledge of RTO Acquiror, there is no fraud that involves management or any other employees who have a significant role in the internal control over financial reporting of RTO Acquiror or the RTO Acquiror Subsidiaries.

(r)	The RTO Acquiror Certificate of Designation is in a form which complies with Delaware Law and, when filed, will constitute the valid RTO Acquiror Certificate of Designation under Delaware Law.

(s)

There are no actions, proceedings or, to RTO Acquiror’s knowledge, investigations (whether or not purportedly by or on behalf of RTO Acquiror) commenced or, to the knowledge of RTO Acquiror, threatened or pending against or relating to RTO Acquiror or an RTO Acquiror Subsidiary or the business thereof or affecting any of their assets and properties or against any current officer or director relating to such individual’s role with RTO Acquiror or any RTO Acquiror Subsidiary at law or in equity (whether in any court, arbitration or similar tribunal) or before or by any Governmental Entity, that would reasonably be expected to result in an RTO Acquiror Material Adverse Effect or prevent or materially delay the consummation of the Arrangement.

(t)

Except as disclosed in Schedule D(t) of the RTO Acquiror Disclosure Letter, none of RTO Acquiror or any RTO Acquiror Subsidiary is a party to or bound or affected by any commitment, agreement or document containing any covenant which expressly limits the freedom of RTO Acquiror or the RTO Acquiror Subsidiary to compete or operate in any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operations or condition of RTO Acquiror or the RTO Acquiror Subsidiary.

“D” - 4

(u)

Except as disclosed in Schedule D(u) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any of the RTO Acquiror Subsidiaries is party to, bound by or subject to any indenture, mortgage, lease, agreement, license, permit, authorization, certification, instrument, statute, regulation, order, judgment, decree or law that would be violated or breached by, or under which default would occur or which could be terminated, cancelled or accelerated, in whole or in part, or that would require consent or notice, as a result of the execution, delivery and performance of this Agreement or the consummation of any of the transactions provided for in this Agreement and the Plan of Arrangement (except as would not, individually or in the aggregate, have or reasonably be expected to have, individually or in the aggregate, an RTO Acquiror Material Adverse Effect or as set out in the Key Regulatory Approvals).

(v)

Except as disclosed in Schedule D(v) of the RTO Acquiror Disclosure Letter, RTO Acquiror is not party to any Contract or arrangement, nor to the knowledge of RTO Acquiror, is there any shareholders agreement or other Contract, which in any manner affects the voting control of any of the securities of RTO Acquiror.

(w)

All Taxes due and payable by RTO Acquiror have been paid. All Tax Returns required to be filed by RTO Acquiror have been timely filed with all appropriate Governmental Entities and all such Tax Returns did not contain a material misrepresentation as at the respective dates. Except as disclosed in Schedule D(w) of the RTO Acquiror Disclosure Letter, to the knowledge of RTO Acquiror, no examination of any Tax Return of RTO Acquiror is currently in progress and there are no issues or disputes outstanding with any Governmental Entity respecting any Taxes that have been paid, or may be payable, by RTO Acquiror. RTO Acquiror has timely and properly withheld and collected all material Taxes required to be withheld or collected, and has remitted such amounts on a timely basis to the appropriate Governmental Entity. Canco is a taxable Canadian corporation within the meaning of the ITA.

(x)

Neither RTO Acquiror nor, to RTO Acquiror’s knowledge, any other Person, is in default in any material respect in the observance or performance of any term, covenant or obligation to be performed by RTO Acquiror or an RTO Acquiror Subsidiary or such other Person under any Material Contract, and no event has occurred which with notice or lapse of time or both would constitute such a default by RTO Acquiror or an RTO Acquiror Subsidiary or, to RTO Acquiror’s knowledge, any other party, except where such default or event would not reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(y)	Since December 31, 2020:

(i)

Except as disclosed in Schedule D(y)(i) of the RTO Acquiror Disclosure Letter, there has not been any material change in the assets, liabilities, obligations (absolute, accrued, contingent or otherwise), business, condition (financial or otherwise) or results of operations of RTO Acquiror or an RTO Acquiror Subsidiary;

(ii)	Except as disclosed in Schedule D(y)(ii) of the RTO Acquiror Disclosure Letter, there has not been any material change in the share capital or long-term debt of RTO Acquiror;

(iii)

There has not been any entering into, or an amendment of, any RTO Acquiror Material Contract (as defined below) other than (A) in the ordinary course of business consistent with past practice, or (B) renewals of any such contract;

(iv)

There has not been any satisfaction or settlement of any material claims or material liabilities, other than the settlement of such claims or such liabilities incurred in the ordinary course of business consistent with past practice;

(v)

Except for ordinary course adjustments to salary, bonus, or other remuneration payable to any officers or senior or executive officers, there has not been any increase in the salary, bonus, severance, termination pay, change of control entitlements or other remuneration payable to any senior or executive officers of RTO Acquiror or any RTO Acquiror Subsidiary; and

(vi)	RTO Acquiror and the RTO Acquiror Subsidiaries have carried on their business in the ordinary course consistent with past practice.

“D” - 5

(z)

Except as disclosed in Schedule D(z) of the RTO Acquiror Disclosure Letter, there has been no interruption to or discontinuity in any supplier or distributor arrangement or relationship of RTO Acquiror and the RTO Acquiror Subsidiaries with each of their respective principal suppliers and distributors and the relationships of RTO Acquiror and the RTO Acquiror Subsidiaries with each of their respective principal suppliers and distributors are satisfactory, and there are no unresolved disputes with any such supplier or distributor. No supplier or distributor of RTO Acquiror or an RTO Acquiror Subsidiary has notified RTO Acquiror or the RTO Acquiror Subsidiary that such supplier or distributor will not continue dealing with RTO Acquiror or the RTO Acquiror Subsidiary on substantially the same terms as presently conducted, and to the knowledge of RTO Acquiror, there is no reason to believe that, any such supplier or distributor will not continue dealing with RTO Acquiror or the RTO Acquiror Subsidiary on substantially the same terms as presently conducted, in each case subject to changes in pricing and volume in the ordinary course.

(aa)	The relationships of RTO Acquiror and the RTO Acquiror Subsidiaries with each of their respective customers are satisfactory, and there are no unresolved disputes with any such customer.

(bb)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries possesses permits, licenses, approvals, consents and other authorizations issued by a federal, provincial, state, local or foreign regulatory agencies or bodies (in this Schedule D, collectively, “Governmental Licenses”) required by Law to conduct the business now operated by them, except where the failure to hold such Governmental Licenses would not, individually or in the aggregate, result in an RTO Acquiror Material Adverse Effect. Each Governmental License is valid and in full force and effect, and is renewable by its terms or in the ordinary course without the need for RTO Acquiror to comply with any special rules of procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees. To the knowledge of RTO Acquiror, each of RTO Acquiror and the RTO Acquiror Subsidiaries is in compliance in all material respects with the terms and conditions of all such Governmental Licenses. No consent, licence, order, authorization, approval, permit, registration or declaration of, or filing with, any Governmental Entity or other Person (including without limitation any consent, approval, order or filing pursuant to any applicable bulk sales laws) is required in connection with: (i) the closing of the Arrangement; (ii) the execution and delivery by RTO Acquiror of this Agreement or any document delivered by RTO Acquiror at the closing of the Arrangement to which it is a party; (iii) the observance and performance by RTO Acquiror of its obligations under this Agreement or any document delivered by RTO Acquiror at the closing of the Arrangement to which it is a party; or (iv) avoiding the loss of any Governmental Licenses relating to RTO Acquiror or RTO Acquiror Subsidiaries, any of their properties and assets, or the business now operated by them.

(cc)

There are no actions, proceedings or, to RTO Acquiror’s knowledge, investigations commenced or, to the knowledge of RTO Acquiror, pending in respect of or regarding any such Governmental License. None of RTO Acquiror and the RTO Acquiror Subsidiaries has received any written notice of revocation or non-renewal of any Governmental License, or of any intention of any Person to revoke or refuse to renew any of such Governmental License.

(dd)

None of the directors, officers or employees of RTO Acquiror, any known holder of more than five percent (5%) of any class of shares of RTO Acquiror, or any known associate or affiliate of any of the foregoing Persons, has had any material interest, direct or indirect, in any material transaction or any proposed material transaction with RTO Acquiror or an RTO Acquiror Subsidiary which, as the case may be, materially affected, is material to or will materially affect RTO Acquiror.

(ee)

Other than the RTO Acquiror Financial Advisor, there is no Person acting or purporting to act at the request of RTO Acquiror who is entitled to any brokerage, agency or other fiscal advisory or similar fee in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

(ff)	Except as disclosed in Schedule D(ff) of the RTO Acquiror Disclosure Letter or in the RTO Acquiror Financial Statements, neither RTO Acquiror nor any RTO Acquiror Subsidiary has any loan or other

“D” - 6

indebtedness outstanding which has been made to any of its shareholders, officers, directors or employees, past or present, or any Person not dealing at arm’s length with it, other than for the reimbursement of ordinary course business expenses.

(gg)

Except for (i) employment, consulting or employment compensation agreements entered into in the ordinary course of business, (ii) customary director and officer indemnification arrangements on market terms, or (iii) financing agreements or shareholder agreements with the RTO Acquiror Shareholders entered into in connection with financings or other transactions to which RTO Acquiror Shareholders are generally parties and that will terminate at or prior to the Effective Time as a result of the Arrangement, there are no current contracts or other transactions (including relating to indebtedness by RTO Acquiror or the RTO Acquiror Subsidiaries) between RTO Acquiror or any RTO Acquiror Subsidiaries on the one hand, and (a) any officer or director of RTO Acquiror or the RTO Acquiror Subsidiaries, (b) any holder of record or beneficial owner of five percent (5%) or more of the voting securities of RTO Acquiror, or (c) any affiliate or associate of any officer, director or beneficial owner, on the other hand except as disclosed in Schedule D(gg) of the RTO Acquiror Disclosure Letter.

(hh)

To the knowledge of RTO Acquiror, none of RTO Acquiror’s directors or officers is now, or in the last ten (10) years has been, subject to an order or ruling of any securities regulatory authority or securities exchange prohibiting such individual from acting as a director or officer of a public company or of a company listed on a particular securities exchange.

(ii)

The assets and properties of RTO Acquiror and the RTO Acquiror Subsidiaries and their business and operations are insured against loss or damage with responsible insurers on a basis consistent with insurance obtained by reasonably prudent participants in comparable businesses, and such coverage is in full force and effect, and RTO Acquiror and the RTO Acquiror Subsidiaries have not failed to promptly give any notice or present any material claim thereunder. Schedule D(ii) of the RTO Acquiror Disclosure Letter sets out a true and complete summary of the insurance policies of RTO Acquiror and the RTO Acquiror Subsidiaries.

(jj)

Neither RTO Acquiror nor the RTO Acquiror Subsidiaries own any real property or hold an ownership interest in any real property, or have owned or held such ownership interest in the past five years, save and except as set out in Schedule D(jj) of the RTO Acquiror Disclosure Letter. With respect to each of the material leased premises of RTO Acquiror and the RTO Acquiror Subsidiaries, RTO Acquiror and the RTO Acquiror Subsidiaries occupies the applicable leased premises and has the right to occupy and use the leased premises, subject to the terms of the respective leases, and each of the leases pursuant to which RTO Acquiror and the RTO Acquiror Subsidiaries occupies such leased premises is valid, legally binding and enforceable against RTO Acquiror or an RTO Acquiror Subsidiary, as applicable, and to the knowledge of RTO Acquiror, the other parties in accordance with its terms is in good standing and in full force and effect, and none of RTO Acquiror or any of the RTO Acquiror Subsidiaries is in breach of, or default under, such lease, sublease, license or occupancy agreement, and no event has occurred which, with notice, lapse of time or both, would constitute such a breach or default by RTO Acquiror or any of the RTO Acquiror Subsidiaries or permit termination, modification or acceleration by any third party thereunder. No third party has repudiated or has the right to terminate or repudiate any such lease (except for the normal exercise of remedies in connection with a default thereunder or any termination rights set forth in the lease) or any provision thereof. None of the aforementioned leases has been assigned by RTO Acquiror or any of the RTO Acquiror Subsidiaries in favour of any Person or sublet or sublicensed. There exists no claim of any kind or right of set-off against RTO Acquiror or any RTO Acquiror Subsidiary, as the case may be, as tenant by the landlord or against the landlord by RTO Acquiror or any RTO Acquiror Subsidiary, as the case may be, as tenant as of the date hereof. RTO Acquiror and the RTO Acquiror Subsidiaries own, lease or licence all personal or movable property as is necessary to conduct their business as presently conducted, and RTO Acquiror and the RTO Acquiror Subsidiaries have good and valid title to, or a valid and enforceable interest (whether a leasehold interest or otherwise) in, all of such personal or movable property.

“D” - 7

(kk)

RTO Acquiror and the RTO Acquiror Subsidiaries as tenants are in actual possession of all properties leased by them. Except as disclosed in Schedule D(kk) of the RTO Acquiror Disclosure Letter, RTO Acquiror and the RTO Acquiror Subsidiaries are not in arrears of rent required to be paid pursuant to any applicable lease.

(ll)	RTO Acquiror is not a shell company (as defined in Rule 405 under the Securities Act) and has not been a shell company for at least twelve (12) calendar months previously.

(mm)

The minute books and records of RTO Acquiror and the RTO Acquiror Subsidiaries made available to Peraso and its counsel in connection with their due diligence investigation in respect of the Arrangement contain full, true and correct copies of all constating documents, including all amendments thereto, and contain copies of all proceedings of securityholders and directors (and committees thereof) and are complete in all material respects.

(nn)

Schedule D(nn) of the RTO Acquiror Disclosure Letter sets out separately all Intellectual Property owned by RTO Acquiror or an RTO Acquiror Subsidiary that has been registered or which applications for registration have been filed and all other material Intellectual Property that is owned by RTO Acquiror or an RTO Acquiror Subsidiary (in this Schedule D, the “RTO Acquiror Owned Intellectual Property”) and the Intellectual Property that is duly licensed by RTO Acquiror as part of its business as presently conducted (in this Schedule D, the “RTO Acquiror Licensed Intellectual Property,” and together with the RTO Acquiror Owned Intellectual Property, the “RTO Acquiror Intellectual Property”). RTO Acquiror or an RTO Acquiror Subsidiary is the sole and exclusive owner of the RTO Acquiror Owned Intellectual Property and all other Intellectual Property that it owns or purports to own with good, valid and marketable title thereto, free and clear of all Encumbrances. Schedule D(nn) of the RTO Acquiror Disclosure Letter lists, to RTO Acquiror’s knowledge, all license agreements to which RTO Acquiror or an RTO Acquiror Subsidiary is a party or by which it is bound (whether as licensor, licensee or otherwise) and which were entered into on or after January 1, 2012 and remain in effect as of the date of this Agreement, with respect to the Intellectual Property, excluding any licenses for unmodified, commercially-available, off-the-shelf software, for which RTO Acquiror or an RTO Acquiror Subsidiary pays a license fee of more than $1,000 in the aggregate annually. RTO Acquiror or an RTO Acquiror Subsidiary has valid and enforceable licenses to use all of the RTO Acquiror Licensed Intellectual Property used by it in connection with, and as required for, its business as presently conducted. RTO Acquiror has no knowledge to the effect that it will be unable to obtain or maintain any rights or licenses to use all Intellectual Property necessary for the conduct of its business. The RTO Acquiror Owned Intellectual Property and the RTO Acquiror Licensed Intellectual Property constitute all of the Intellectual Property required by RTO Acquiror or an RTO Acquiror Subsidiary to conduct its business as currently conducted. To the knowledge of RTO Acquiror, no third parties have rights to any Intellectual Property, except for the ownership rights of the owners of the RTO Acquiror Licensed Intellectual Property which is licensed to RTO Acquiror or an RTO Acquiror Subsidiary. To the knowledge of RTO Acquiror, there is no infringement, misappropriation or misuse by third parties of any RTO Acquiror Owned Intellectual Property. There is no pending or, to the knowledge of RTO Acquiror, threatened action, suit, proceeding or claim by third parties challenging the rights in or to any RTO Acquiror Owned Intellectual Property, and RTO Acquiror is not aware of any facts which form a reasonable basis for any such claim. The RTO Acquiror Owned Intellectual Property that is the subject of an application or registration is valid, in full force and effect. There is no pending or, to the knowledge of RTO Acquiror, threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any RTO Acquiror Owned Intellectual Property, and RTO Acquiror is not aware of any allegations or finding of unenforceability or invalidity of the RTO Acquiror Owned Intellectual Property or any facts which form a reasonable basis for any such claim. All applications, registrations, filings, renewals and payments necessary to preserve the rights of RTO Acquiror or any RTO Acquiror Subsidiary in and to RTO Acquiror Owned Intellectual Property have been duly filed, made, prosecuted, maintained, paid, are in good standing and are recorded in the name of RTO Acquiror

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or an RTO Acquiror Subsidiary. There is no pending or, to the knowledge of RTO Acquiror, threatened action, suit, proceeding or claim by third parties that RTO Acquiror or an RTO Acquiror Subsidiary infringes, misappropriates or otherwise violates any patent, trademark, copyright, Trade Secret or other proprietary rights of others. To the knowledge of RTO Acquiror, the business of RTO Acquiror and the RTO Acquiror Subsidiaries does not infringe, misappropriate or otherwise violate any patent, trademark, copyright, Trade Secret or other proprietary rights of third parties and, without limiting the foregoing, to the knowledge of RTO Acquiror, there is no patent or patent application by third parties that contains claims that interfere with the issued or pending claims of any RTO Acquiror Intellectual Property.

(oo)

Except in respect of the Intellectual Property set forth in Schedule D(oo) of the RTO Acquiror Disclosure Letter, to the RTO Acquiror’s knowledge, since January 1, 2012, no licenses or other rights have been granted to any third party in, to and in respect of the RTO Acquiror Owned Intellectual Property, which remain in effect as of the date of this Agreement.

(pp)

Other than in respect of those contracts disclosed in Schedule D(pp) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary is a party to or bound by any Contract or other obligation that limits or impairs its ability to use, sell, transfer, assign or convey, or that otherwise affects any RTO Acquiror Intellectual Property.

(qq)

Except as set forth in Schedule D(qq) the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary is obligated to pay any royalties, fees or other compensation to any third party in respect of its ownership, use, practice, exploitation or commercialization of any RTO Acquiror Intellectual Property.

(rr)

Except as disclosed in Schedule D(rr) of the RTO Acquiror Disclosure Letter, neither RTO Acquiror nor any RTO Acquiror Subsidiary has received any funding from a Governmental Entity that impacts or has the potential to impact RTO Acquiror or an RTO Acquiror Subsidiary’s ownership, use, practice, exploitation or commercialization of the RTO Acquiror Owned Intellectual Property. Except as disclosed in Schedule D(rr) of the RTO Acquiror Disclosure Letter, to the knowledge of RTO Acquiror, no employee, contractor, consultant or other service provider of RTO Acquiror or an RTO Acquiror Subsidiary, who was involved in, or who contributed to, the creation or development of the RTO Acquiror Owned Intellectual Property, has performed services for any government, university, college or other educational institution or research centre or government funded institution during a period of time during which such Person worked for RTO Acquiror or an RTO Acquiror Subsidiary.

(ss)

Except as disclosed in Schedule D(ss) of the RTO Acquiror Disclosure Letter, no permits, licenses, approvals, consents or other authorizations issued by any federal, provincial, state, local or foreign regulatory agency or body are required for RTO Acquiror or any RTO Acquiror Subsidiary to import or sell their products for the purpose of operating their businesses as presently conducted.

(tt)

Except in respect of the individuals listed in Schedule D(tt) of the RTO Acquiror Disclosure Letter, all current and former employees of, and current and former consultants (excluding consultants who have exclusively provided financial services) to, RTO Acquiror and the RTO Acquiror Subsidiaries have entered into proprietary rights or similar agreements with RTO Acquiror or the applicable RTO Acquiror Subsidiary, whereby any Intellectual Property created by them in the course of the performance of their employment or engagement has been fully and irrevocably assigned to RTO Acquiror or the applicable RTO Acquiror Subsidiary without additional consideration, and, to the knowledge of RTO Acquiror, no employee of, or consultant to, RTO Acquiror or the applicable RTO Acquiror Subsidiary is in violation of such agreements. Except in respect of the individuals listed in Schedule D(tt), all current and former employees of, and current and former consultants (excluding consultants who have exclusively provided financial services) to, RTO Acquiror and the RTO Acquiror Subsidiaries have entered into proprietary rights or similar agreements with RTO Acquiror or the applicable RTO Acquiror Subsidiary, whereby all rights in any Intellectual Property created by them in the course of the performance of their employment or engagement have been waived in favour of RTO Acquiror or the applicable RTO Acquiror Subsidiary and

“D” - 9

its successors and assigns, and, to the knowledge of RTO Acquiror, no employee of, or consultant to, RTO Acquiror or the applicable RTO Acquiror Subsidiary is in violation of such agreements.

(uu)

All Persons having access to or knowledge of the Intellectual Property or any information of a confidential nature, in each case that is necessary or required or otherwise used for or in connection with the conduct or operation or proposed conduct or operation of RTO Acquiror’s business have entered into non-disclosure agreements with RTO Acquiror or the applicable RTO Acquiror Subsidiary preventing the disclosure of such Intellectual Property or information, and there has been no breach of any such agreement. To the knowledge of RTO Acquiror, the employment or engagement by RTO Acquiror or the applicable RTO Acquiror Subsidiary of such Persons does not violate any non-disclosure or non-competition agreement between any such Person and a third party. Each of RTO Acquiror and the RTO Acquiror Subsidiaries have taken all reasonably necessary and appropriate steps (including but not limited to appropriately marking and labelling Intellectual Property) to protect the secrecy, confidentiality and proprietary nature of all Intellectual Property.

(vv)

The conduct of RTO Acquiror and the RTO Acquiror Subsidiaries in carrying on the RTO Acquiror Business and the operation of the RTO Acquiror Business by RTO Acquiror and the RTO Acquiror Subsidiaries have been and is in compliance with all Environmental Laws, in all material respects, and there are no existing events, conditions, or circumstances that would reasonably be expected to materially and adversely affect the ability of RTO Acquiror or the RTO Acquiror Subsidiaries to comply with Environmental Laws.

(ww)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries has obtained all licenses, permits, approvals, consents, certificates, registrations and other authorizations under all applicable Environmental Laws (in this Schedule D, the “Environmental Permits”) necessary as at the date hereof for the operation of the business carried by RTO Acquiror and the RTO Acquiror Subsidiaries, and each Environmental Permit is valid, subsisting and in good standing in all material respects and none of RTO Acquiror nor any of the RTO Acquiror Subsidiaries is in default or breach of any Environmental Permit in any respect and no proceeding is outstanding or, to the knowledge of RTO Acquiror, has been threatened or is pending to revoke or limit any Environmental Permit.

(xx)	To the knowledge of RTO Acquiror, each of RTO Acquiror and the RTO Acquiror Subsidiaries has not used, except in compliance in all respects with all Environmental Laws and Environmental Permits.

(yy)

Each of RTO Acquiror and the RTO Acquiror Subsidiaries has not received any notice of, or been prosecuted for, an offence alleging, non-compliance in any material respect with any Environmental Laws, and none of RTO Acquiror nor any of the RTO Acquiror Subsidiaries has settled any allegation of non-compliance short of prosecution. There are no orders or directions issued against each of RTO Acquiror and the RTO Acquiror Subsidiaries under Environmental Laws including those requiring any material work, repairs, construction or capital expenditures to be made with respect to any of the assets of RTO Acquiror or an RTO Acquiror Subsidiary, nor has RTO Acquiror or an RTO Acquiror Subsidiary received notice of any of the same.

(zz)

There are no past unresolved or, to the knowledge of RTO Acquiror, any threatened or pending claims, complaints, notices or requests for information received by RTO Acquiror or an RTO Acquiror Subsidiary with respect to any alleged violation of any Environmental Laws; and, to the knowledge of RTO Acquiror, no conditions exist at, on or under any property now or previously owned, operated, optioned or leased by RTO Acquiror or an RTO Acquiror Subsidiary which, with the passage of time, or the giving of notice or both, would give rise to liability under Environmental Laws that, individually or in the aggregate, would reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

(aaa)

None of RTO Acquiror nor any RTO Acquiror Subsidiary has received any notice wherein it is alleged or stated that it is potentially responsible for a federal, provincial, state, municipal or local clean-up site or corrective action under Environmental Laws that would reasonably be expected to result in an RTO Acquiror Material Adverse Effect.

“D” - 10

(bbb)

Except as disclosed in Schedule D(bbb) of the RTO Acquiror Disclosure Letter, there are no environmental audits, evaluations, assessments, studies or tests relating to RTO Acquiror or an RTO Acquiror Subsidiary.

(ccc)

Except as disclosed in Schedule D(ccc) of the RTO Acquiror Disclosure Letter, none of RTO Acquiror or the RTO Acquiror Subsidiaries have agreed by contract or other agreement to indemnify or be responsible for any liabilities or obligations under Environmental Laws.

(ddd)

To the knowledge of RTO Acquiror, RTO Acquiror and the RTO Acquiror Subsidiaries are and have been in compliance in all material respects with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labour relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labour, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence and unemployment insurance. All individuals characterized and treated by RTO Acquiror or any RTO Acquiror Subsidiary as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. There are no actions against RTO Acquiror or any RTO Acquiror Subsidiary pending or, to the knowledge of RTO Acquiror, threatened to be brought or filed, by or with any Governmental Entity or arbitrator in connection with the employment of any current or former applicant, employee, consultant or independent contractor of RTO Acquiror or any RTO Acquiror Subsidiary, including, without limitation, any claim relating to unfair labour practices, employment discrimination, harassment, retaliation, equal pay, wage and hours or any other employment related matter arising under applicable Laws.

(eee)

Schedule D(eee) of the RTO Acquiror Disclosure Letter sets out a complete and accurate list of all current employees and consultants engaged or employed by RTO Acquiror and the RTO Acquiror Subsidiaries and includes names and titles of all such employees and consultants, together with their position/role and location of their employment or provision of services. All of the employees and consultants listed in Schedule D(eee) of the RTO Acquiror Disclosure Letter are engaged pursuant to a written contract of employment or provision of services and all such contracts have been disclosed to the legal counsel of Peraso in the virtual data room maintained by RTO Acquiror for the purposes of facilitating the Parties’ due diligence investigations.

(fff)

Neither RTO Acquiror nor any RTO Acquiror Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or threatened, or any litigation actual or threatened, relating to employment or termination of employment of employees or independent contractors.

(ggg)

Each plan for retirement, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or otherwise contributed to or required to be contributed to, by RTO Acquiror or an RTO Acquiror Subsidiary for the benefit of any current or former director, officer, employee or consultant of RTO Acquiror or an RTO Acquiror Subsidiary (in this Schedule D, the “RTO Acquiror Employee Plans”) has been maintained in compliance with its terms and with the requirements prescribed by any and all Laws that are applicable to such RTO Acquiror Employee Plans, in each case in all material respects and has been publicly disclosed to the extent required by Securities Laws.

(hhh)

All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, federal or state pension plan premiums, accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of RTO Acquiror and the RTO Acquiror Subsidiaries.

“D” - 11

(iii)

There is not currently any labour disruption, dispute, slowdown, stoppage, complaint or grievance or, to the knowledge of RTO Acquiror, threatened or pending which is adversely affecting or would reasonably be expected to adversely affect, in a material manner, the carrying on of the business of RTO Acquiror and the RTO Acquiror Subsidiaries, and to the knowledge of RTO Acquiror, there is no proposal to unionize its employees and no collective bargaining agreements are in place or currently being negotiated by RTO Acquiror or an RTO Acquiror Subsidiary.

(jjj)

Except as set forth on Schedule D(jjj) of the RTO Acquiror Disclosure Letter, neither the execution and delivery of this Agreement, shareholder or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any employee, director, officer or independent contractor of the RTO Acquiror Group to severance pay, termination pay, change of control payment or benefits, or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause the RTO Acquiror Group to transfer or set aside any assets to fund any material benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan, or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Employee Plan on or following the consummation of the transactions contemplated by this Agreement.

(kkk)

Each of RTO Acquiror and each RTO Acquiror Subsidiary has been and is now conducting its business in compliance in all material respects with all applicable Laws of each jurisdiction in which it carries on its business and has not received a notice of material non-compliance, and, to the knowledge of RTO Acquiror, there are no facts that would give rise to a notice of material non-compliance with any such Laws.

(lll)

Other than this Agreement, neither RTO Acquiror nor any RTO Acquiror Subsidiary is currently party to any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by RTO Acquiror or an RTO Acquiror Subsidiary whether by asset sale, transfer of shares or otherwise; or (ii) the change of control of RTO Acquiror or an RTO Acquiror Subsidiary (whether by sale or transfer of shares or otherwise).

(mmm)

None of RTO Acquiror nor any RTO Acquiror Subsidiary is a party to any Material Contract, other than as set forth on Schedule D(mmm) of the RTO Acquiror Disclosure Letter (collectively, the “RTO Acquiror Material Contracts”).

(nnn)	All RTO Acquiror Material Contracts are in good standing in all material respects and in full force and effect.

(ooo)

RTO Acquiror is not in material default or breach of any RTO Acquiror Material Contract and, to the knowledge of RTO Acquiror, there exists no condition, event or act which, with the giving of notice or lapse of time or both, would constitute a material default or breach under any RTO Acquiror Material Contract and/or which would give rise to a right of termination on the part of any other party to an RTO Acquiror Material Contract.

(ppp)

The RTO Acquiror is a “reporting issuer” or equivalent thereof under applicable Securities Laws in the United States, and is not in default of any material requirements of any Securities Laws or the rules and regulations of the SEC or NASDAQ. RTO Acquiror has not taken any action to cease to be a reporting issuer nor has RTO Acquiror received notification from any Securities Authority seeking to revoke the reporting issuer status of RTO Acquiror. No delisting, suspension of trading in or cease trading order with respect to any of its securities and, to the knowledge of the RTO Acquiror, no inquiry or investigation of any Securities Authority, is pending, in effect or ongoing or threatened. The RTO Acquiror Shares are listed on NASDAQ and trading of the RTO Acquiror Shares is not currently halted or suspended. The RTO Acquiror does not have any securities listed for trading on any securities exchange other than NASDAQ. RTO Acquiror is not subject to any cease trade or other order of NASDAQ or any Securities Authority, and, to the knowledge of the RTO Acquiror, no investigation or other proceedings involving the RTO Acquiror that may operate to prevent or restrict trading of any

“D” - 12

securities of the RTO Acquiror are currently in progress or pending before NASDAQ or any Securities Authority. RTO Acquiror has timely filed or furnished all RTO Acquiror Disclosure Documents required to be filed or furnished by RTO Acquiror under applicable Securities Laws. Each of the RTO Acquiror Disclosure Documents complied in all material respects with applicable Securities Laws and did not, as of the date filed (or, if amended or superseded by a subsequent filing prior to the date of this Agreement, on the date of such filing), contain any misrepresentation (as defined under applicable Securities Laws). RTO Acquiror has not filed any confidential filings (including redacted filings) filed to or furnished with, as applicable, any Securities Authority. There are no outstanding or unresolved comments in comment letters from any Securities Authority with respect to any of the RTO Acquiror Disclosure Documents and, to the knowledge of RTO Acquiror, neither RTO Acquiror nor any of the RTO Acquiror Disclosure Documents is the subject of an ongoing audit, review, comment or investigation by any Securities Authority or the SEC.

(qqq)

The operations of RTO Acquiror and the RTO Acquiror Subsidiaries are and have been conducted, at all times, in material compliance with all applicable Anti-Money Laundering Laws, and no action by or before any Governmental Entity against RTO Acquiror or an RTO Acquiror Subsidiary with respect to the Anti-Money Laundering Laws is pending. None of RTO Acquiror nor any RTO Acquiror Subsidiary has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to RTO Acquiror, the RTO Acquiror Subsidiaries and their operations. None of RTO Acquiror, an RTO Acquiror Subsidiary, or, to the knowledge of RTO Acquiror, any director, officer, agent, employee, affiliate or Person acting on behalf of RTO Acquiror or any RTO Acquiror Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.

(rrr)

None of RTO Acquiror, an RTO Acquiror Subsidiary, or, to the knowledge of RTO Acquiror, any of their officers, directors or employees acting on behalf of RTO Acquiror has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder) or any other applicable Law covering a similar subject matter applicable to the RTO Acquiror, the RTO Acquiror Subsidiaries and their operations, and to the knowledge of RTO Acquiror, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of RTO Acquiror.

(sss)

Except for the representations and warranties expressly made by RTO Acquiror in this Schedule D or in any certificate delivered pursuant to this Agreement, neither RTO Acquiror nor any other Person makes or has made any representation or warranty of any kind whatsoever, express or implied, at law or in equity, with respect to RTO Acquiror or any of the RTO Acquiror Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise), notwithstanding the delivery or disclosure to Peraso or any of its affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, neither RTO Acquiror nor any other Person makes or has made any express or implied representation or warranty to Peraso or any of its Representatives with respect to (a) any financial projection, forecast, estimate, or budget relating to RTO Acquiror, any of its subsidiaries or their respective businesses or, (b) except for the representations and warranties made by RTO Acquiror in this Schedule D, any oral or written information presented to Peraso or any of its Representatives in the course of their due diligence investigation of RTO Acquiror and the RTO Acquiror Subsidiaries, the negotiation of this Agreement or the course of the Arrangement.

“D” - 13

SCHEDULE “E”

KEY REGULATORY APPROVALS

•	Filings required under the U.S. Securities Act and U.S. Exchange Act, and other actions required by the SEC pursuant thereto.

•	NASDAQ approval

“E” - 1

Annex C

VOTING SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT (the “Agreement”) is dated as of ●, 2021

BETWEEN:

The Person executing this Agreement as the “Shareholder” (the “Shareholder”)

- and -

MOSYS, INC., a corporation existing under the laws of Delaware (“MoSys”)

RECITALS:

A.

in connection with an arrangement agreement dated the date hereof (the “Arrangement Agreement”), MoSys is proposing to indirectly acquire all of the issued and outstanding common shares (the “Peraso Common Shares”) of Peraso Technologies Inc. (the “Company”), subject to the terms and conditions set forth in the Arrangement Agreement;

B.	it is contemplated that the proposed transaction will be effected pursuant to a statutory plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Ontario);

C.	the Shareholder is the beneficial owner, directly or indirectly, of the Subject Shares listed in Schedule “A” hereto;

D.

in order for the Shareholder to realize the benefits that will accrue to the Shareholder in connection with the consummation of the Arrangement, the Shareholder desires to enter into this Agreement to provide his or her support for completion of the Arrangement on the terms and conditions set forth herein;

E.	the Shareholder acknowledges that MoSys would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Shareholder; and

F.

this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Shares and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement. In this Agreement, including the recitals:

“Arrangement Agreement” means the arrangement agreement dated as of the date hereof between MoSys, the Company, ● Ontario Inc. and ● Ontario Inc., a copy of which has been provided to the Shareholder;

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Notice” has the meaning ascribed thereto in Section 4.10;

“Parties” means the Shareholder and MoSys and “Party” means any one of them; and

“Subject Shares” means the Peraso Common Shares and other securities of the Company listed on Schedule “A” and any Peraso Common Shares acquired, directly or indirectly, by the Shareholder or any of its affiliates subsequent to the date hereof, and includes all securities which such Subject Shares may be converted into, exchanged for or otherwise changed into and any Peraso Common Shares in respect of which voting is or may become subsequent to the date hereof, directly or indirectly, controlled or directed, by the Shareholder or any of its affiliates.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Headings.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.4	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Eastern Standard Time) on the last day of the period, if the last day of the period is a business day, or at 4:30 p.m. (Eastern Standard Time) on the next business day if the last day of the period is not a business day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a business day, such action shall be required or permitted to be taken on the next succeeding day which is a business day.

1.5	Incorporation of Schedules

Schedule “A” attached hereto, for all purposes hereof, forms an integral part of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to MoSys (and acknowledges that MoSys is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:

(a)	The Shareholder, if not a natural Person, is a corporation or other entity validly existing under the laws of its incorporating or organizational jurisdiction.

(b)

The Shareholder has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)

The Shareholder exercises control or direction over, and at the Effective Time and at all times between the date hereof and the Effective Time, the Shareholder will control or direct, all of the Subject Shares set forth opposite its name in Schedule “A”. Other than the Subject Shares, neither the Shareholder nor any of its affiliates, beneficially own, or exercise control or direction over any additional securities, or any securities convertible or exchangeable into any additional securities, of the Company or any of its affiliates.

(d)

The Shareholder is, and immediately prior to the time at which the Arrangement is consummated will be, the sole beneficial owner of the Subject Shares, with good and marketable title thereto, free and clear of all liens.

(e)

The Shareholder has, and immediately prior to the time at which the Arrangement is consummated, the Shareholder will continue to have, the sole right to sell and vote or direct the sale and voting of the Subject Shares set forth opposite its name in Schedule “A” hereto.

(f)

Except with respect to MoSys, no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Shares or any interest therein or right thereto.

(g)

No consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares in connection with the execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations under this Agreement, other than those which are contemplated by the Arrangement Agreement.

(h)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder, any affiliate of the Shareholder, the beneficial or registered owner of any of the Subject Shares or any of their properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(i)

None of the Subject Shares is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of the Company’s securityholders or give consents or approvals of any kind, except pursuant to this Agreement.

(j)

None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Shareholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating document of the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares; (ii) any contract to which the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares is a party or by which the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any Law.

(k)

The Shareholder, any affiliate of the Shareholder and any beneficial owner of the Subject Shares has currently, and at all times between the date hereof and the Effective Time will have, filed all reports, if any, required under applicable Law in respect of the Subject Shares and have otherwise complied in all material respects with all applicable Laws in respect of the Subject Shares.

2.2	Representations and Warranties of MoSys

MoSys represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby) the matters set out below:

(a)	MoSys is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by MoSys and constitutes a legal, valid and binding agreement of MoSys, enforceable against MoSys in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(b)

None of the execution and delivery by MoSys of this Agreement or the compliance by MoSys with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of MoSys; (ii) any contract to which MoSys is a party or by which MoSys is bound, respectively; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any Law.

(c)

No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by MoSys in connection with the execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation by MoSys of the Arrangement, other than those which are contemplated by the Arrangement Agreement.

(d)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against, or, to the knowledge of MoSys, threatened against or affecting MoSys or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on MoSys’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

ARTICLE 3

COVENANTS

3.1	Covenants of the Shareholder

(a)

The Shareholder hereby covenants with MoSys that, from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Shareholder will not, and the Shareholder will ensure that no beneficial owner of the Subject Shares will:

(i)

without having first obtained the prior written consent of MoSys, sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in any of the Subject Shares or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than pursuant to the Arrangement or an Alternative Transaction;

(ii)

other than as set forth herein, grant or agree to grant any proxies or powers of attorney, deliver any voting instruction form, deposit any Subject Shares into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Shares; or

(iii)	requisition or join in the requisition of any meeting of any of the securityholders of the Company for the purpose of considering any resolution.

(b)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all the Subject Shares listed opposite its name on Schedule “A” hereto:

(i)	at any meeting of any of the securityholders of the Company at which the Shareholder or any beneficial owner of Subject Shares is entitled to vote, including the Peraso Meeting; and

(ii)	in any action by written consent of the securityholders of the Company,

in favour of the approval, consent, ratification and adoption of the Peraso Arrangement Resolution and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). In connection with the foregoing, subject to this Section 3.1(b), the Shareholder hereby agrees to deposit and to cause any beneficial owners of Subject Shares to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Shares as soon as practicable following the mailing of the Peraso Circular and in any event at least 5 calendar days prior to the Peraso Meeting and as far in advance as practicable of every adjournment or postponement thereof, voting all the Subject Shares in favour of the Peraso Arrangement Resolution and any resolutions approving, consenting to, ratifying or adopting the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). The Shareholder hereby agrees that it will not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has at such time been previously terminated in accordance with Section 4.1. The Shareholder will provide copies of each such proxy or voting instruction form referred to above to MoSys at the address below concurrently with its delivery as provided for above.

(c)

The Shareholder hereby revokes and will take all steps necessary to effect the revocation of any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict or be inconsistent with the matters set forth in this Agreement and the Shareholder agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement.

(d)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) the Subject Shares against any proposed action by the Company, any Shareholder, any of the Company’s subsidiaries or any other Person: (i) in respect of any Peraso Acquisition Proposal or Peraso Superior Proposal or other merger, take-over bid, amalgamation, plan of arrangement, business combination, reorganization, recapitalization, dissolution, liquidation, winding up or similar transaction involving the Company or any subsidiary of the Company, other than the Arrangement; (ii) which would reasonably be regarded as being directed towards or likely to prevent, delay or reduce the likelihood of the successful completion of the Arrangement, including without limitation any amendment to the articles or by-laws of the Company or any of its subsidiaries or their respective corporate structures or capitalization; or (iii) any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of the Company under the Arrangement Agreement if such breach requires securityholder approval.

(e)

The Shareholder hereby covenants, undertakes and agrees, in the event that any transaction other than the Arrangement is presented for approval of, or acceptance by, the Shareholders, whether or not it may be recommended by the Peraso Board, not to directly or indirectly, accept, assist or otherwise further the successful completion of such transaction or purport to tender or deposit into any such transaction any of the Subject Shares, and, in the event the Peraso Board makes a Peraso Change in Recommendation, the Shareholder will, if, when and in the manner requested by MoSys, publicly affirm its commitment to vote in favour of the Arrangement.

(f)	Until the Expiry Time, the Shareholder will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:

(i)	solicit proxies or become a participant in a solicitation in opposition to or competition with MoSys in connection with the Arrangement;

(ii)	assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit MoSys in connection with the Arrangement;

(iii)	act jointly or in concert with others with respect to voting securities of the Company for the purpose of opposing or competing with MoSys in connection with the Arrangement;

(iv)

solicit, initiate, encourage or otherwise knowingly facilitate, (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of the Company or any subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Peraso Acquisition Proposal (other than a Peraso Acquisition Proposal made by MoSys or an affiliate of MoSys pursuant to the Arrangement Agreement);

(v)

participate in any discussions or negotiations with any Person (other than MoSys) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to a Peraso Acquisition Proposal;

(vi)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any Peraso Acquisition Proposal (other than a Peraso Acquisition Proposal made by MoSys or an affiliate of MoSys pursuant to the Arrangement Agreement); or

(vii)	cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

(g)

The Shareholder will not, and the Shareholder will ensure that no beneficial owner of Subject Shares will: (i) exercise any dissent rights in respect of the Arrangement; or (ii) take any other action of any kind that would reasonably be regarded as likely to adversely affect, reduce the success of, materially delay or interfere with the completion of the Arrangement or the transactions contemplated by the Arrangement Agreement.

(h)

The Shareholder will, and will cause each of its affiliates to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiations, or other activities commenced prior to the date of this Agreement with any Person (other than MoSys) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, a Peraso Acquisition Proposal.

(i)

At the request of MoSys or the Company, the Shareholder will, and will cause its applicable affiliates to, use all commercially reasonable efforts in its capacity, and their capacities, as a Shareholder to assist the Company and MoSys to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement, including without limitation cooperating with MoSys and the Company to make all requisite regulatory filings, provided that the Shareholder shall not be obligated to incur any expense in providing such cooperation, including by participating in any claim, action, suit, proceeding or investigation whether civil, criminal, administrative, or investigative (each, a “Proceeding”), unless MoSys reimburses the Shareholder for such expenses.

(j)	The Shareholder hereby consents to:

(i)

details of this Agreement being set out in any press release, information circular, including the Peraso Circular, and court documents produced by the Company, MoSys or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(ii)	this Agreement being made publicly available, including, if required, by the filing thereof by MoSys on the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(k)

Except as required by Law or applicable stock exchange requirements, the Shareholder will not, and will ensure that its affiliates do not, make any public announcement or statements with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of MoSys.

3.2	Alternative Transaction

In the event that, in lieu of or in conjunction with the Arrangement, MoSys and the Company have agreed in writing to complete the acquisition of the Peraso Common Shares other than as contemplated by the Arrangement Agreement on a basis that: (a) provides for economic terms which, in relation to the Shareholder and its affiliates which beneficially own Subject Shares, on an after-tax basis, are at least equivalent to or better than those contemplated by the Arrangement Agreement; and (b) is otherwise on terms and conditions not materially more onerous on the Shareholder and its affiliates which beneficially own Subject Shares than the Arrangement (any such transaction, an “Alternative Transaction”), then the Shareholder shall, during the term of this Agreement, upon request of MoSys, support the completion of such Alternative Transaction in the same manner as the Arrangement in accordance with the terms and conditions of this Agreement, including by: (A) depositing or causing the deposit of its Subject Shares into an Alternative Transaction conducted by way of a take-over bid made by MoSys or an affiliate of MoSys and not withdrawing them; and/or (B) voting or causing to be voted all of the Subject Shares in favour of, and not dissenting or abstaining from, such Alternative Transaction proposed by MoSys and, in the event of any proposed Alternative Transaction, the references in this Agreement to the Arrangement shall be deemed to be changed to “Alternative Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction.

3.3	Superior Proposal.

Notwithstanding anything in Section 3.1 to the contrary, the Shareholder, when not otherwise in default in performance of its obligations under this Agreement, may refrain from voting the Subject Shares in favour of the Arrangement and vote the Subject Shares in favour of a Peraso Superior Proposal that is recommended by the Peraso Board in accordance with the terms of the Arrangement Agreement, and shall not be subject to the restrictions or obligations in Section 3.1 with respect to any actions taken or not taken in connection with such Peraso Superior Proposal.

ARTICLE 4

GENERAL

4.1	Termination

This Agreement will terminate and be of no further force or effect upon the earliest to occur of:

(a)	the mutual agreement in writing of the Parties;

(b)	written notice by the Shareholder to MoSys if:

(i)	subject to Section 4.3, any representation or warranty of MoSys under this Agreement is untrue or incorrect in any material respect;

(ii)

without the prior written consent of the Shareholder, there is any decrease or change in the form of Consideration set out in the Arrangement Agreement, other than pursuant to an Alternative Transaction; or

(iii)	subject to Section 4.3, MoSys has not complied in any material respect with any of its covenants contained herein;

provided that at the time of such termination, the Shareholder is not in material default in the performance of its obligations under this Agreement;

(c)	written notice by MoSys to the Shareholder if:

(i)	subject to Section 4.3, any representation or warranty of the Shareholder under this Agreement is untrue or incorrect in any material respect; or

(ii)	the Shareholder has not complied in any material respect with their covenants contained herein;

provided that at the time of such termination, MoSys is not in material default in the performance of its obligations under this Agreement;

(d)

the date, if any, that the Arrangement Agreement is terminated in accordance with its terms, including, without limitation, in connection with a Peraso Superior Proposal being accepted by the Peraso Board;

(e)	the acquisition of the Subject Shares by MoSys; and

(f)	the Outside Date.

4.2	Time of the Essence

Time is of the essence in this Agreement.

4.3	Notice and Cure Provisions

(a)

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the termination of this Agreement of any event or state of facts which occurrence or failure would, or would be likely to give rise to a right of termination by the other Party pursuant to Sections 4.1(b) or 4.1(c). Notification provided under this Section 4.3 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto).

(b)

The Shareholder may not exercise its right to terminate this Agreement pursuant to Sections 4.1(b)(i) or 4.1(b)(iii) and MoSys may not exercise its right to terminate this Agreement pursuant to Section 4.1(c) unless the Party seeking to terminate the Agreement delivers a written notice to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered prior to the Peraso Meeting, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right until the earlier of: (a) two business days prior to the Peraso Meeting; and (b) the date that is 10 business days following receipt of such notice by the Party to whom the notice was delivered, if such matter has not been cured by such date. If any such notice is delivered after the date of the Peraso Meeting, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right until the earlier of: (a) five business days prior to the Outside Date; and (b) the date that is 10 business days following receipt of such notice by the Party to whom the notice was delivered.

4.4	Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

4.5	Confidentiality

Except as required by Law or as otherwise provided in this Agreement (unless the Law permits non-disclosure of information for confidentiality or other purposes and if such non-disclosure is not permitted, a receiving Party seeking to disclose such information shall notify the other Party and shall seek confidential treatment of such information), the Parties will, and will cause their affiliates to, receive and maintain all information received from any other party strictly in confidence and will not, and will cause their affiliates not to, disclose to any Person or make public or authorize the disclosure of any such information and will not, and will cause their affiliates not to, use such information for any purpose except for the purpose contemplated by this Agreement, unless: (a) the specific information is now or hereafter publicly disclosed other than as a result of breach of this provision; (b) the specific information was already in the possession of the receiving Party prior to the receipt by it of such information from any other Party; (iii) the specific information is disclosed to the receiving Party by a third Person having no obligation of confidentiality to the disclosing Party with regard to the information; or (iv) the specific information is independently generated by the receiving Party without the use and not as a consequence of the disclosure by the other Party. If this Agreement is terminated, each Party must immediately return all confidential information that was furnished to it to the disclosing Party of such information, without retaining any copy thereof.

4.6	Fiduciary Duty

MoSys agrees and acknowledges that the Shareholder is bound hereunder solely in his or her capacity as a shareholder of the Company and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholders in his or her capacity as a director or officer of Company or any of its subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of the Company.

4.7	Equitable Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

4.8	Waiver; Amendment

Each Party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

4.9	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

4.10	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (each, a “Notice”) will be in writing and will be sufficiently given if delivered (whether in person or other personal method of delivery), or if sent by prepaid overnight courier:

(a)	if to MoSys:

MoSys, Inc.

2309 Bering Drive, San Jose, California 95131

Attention: Daniel Lewis

E-mail: dlewis@mosys.com

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

25th Floor

New York, NY 10022

Attention: Blake Baron

E-mail: bjb@msk.com

and

Borden Ladner Gervais LLP

Waterfront Centre

200 Burrard Street, Suite 1200

Vancouver, BC V7X 1T2

Attention: Graeme Martindale

E-mail: GMartindale@blg.com

(b)	if to the Shareholder, at the address set forth in Schedule “A” hereto, with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Dee Rajpal

E-mail: drajpal@stikeman.com

Any notice or other communication is deemed to be given and received: (i) if sent by personal delivery or same day courier, on the date of delivery if it is a business day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next business day; (ii) if sent by overnight courier, on the next business day; or (iii) if sent by facsimile, on the business day following the date of confirmation of transmission by the originating facsimile. A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

4.11	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.12	Successors and Assigns

The provisions of this Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, provided that MoSys may assign all or part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, any of its affiliates, provided that if such assignment and/or assumption takes place, MoSys shall continue to be liable joint and severally with such affiliate for all of its obligations hereunder.

4.13	Expenses

Each Party will pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement, provided that each Party (the “breaching party”) shall pay the fees and disbursements of legal counsel to the other Party (the “non-breaching party”) to the extent related to any Proceedings brought by a non-breaching party to enforce this Agreement as a result of a breach of any provision of this Agreement by the breaching party.

4.14	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

4.15	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

4.16	Further Assurances

The Parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.17	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement.

MOSYS:	MOSYS, INC.

By:
Name:
Title:

SHAREHOLDER:	Accepted and agreed to with effect from the day of , 2021.

(Corporate signatory)

By:
Name:
Title:

OR	(Individual signatory)

Witness	Name:

SCHEDULE “A”

SUBJECT SHARES

Name of Securityholder	Number of Peraso Common Shares	Number of Peraso Options	Number of Peraso Warrants	Number of Peraso Convertible Debentures
		Vested: Unvested:	Vested: Unvested:

Address for Notice:

Name:

Address:

E-mail:

Annex D

VOTING SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT (the “Agreement”) is dated as of ●, 2021

BETWEEN:

The Person executing this Agreement as the “Shareholder” (the “Shareholder”)

- and -

PERASO TECHNOLOGIES INC., a corporation existing under the laws of the Province of Ontario (“Peraso”)

RECITALS:

A.

in connection with an arrangement agreement dated the date hereof (the “Arrangement Agreement”), MoSys, Inc. (“RTO Acquiror”) is proposing to indirectly acquire all of the issued and outstanding common shares (the “Peraso Common Shares”) of Peraso, subject to the terms and conditions set forth in the Arrangement Agreement;

B.	it is contemplated that the proposed transaction will be effected pursuant to a statutory plan of arrangement (the “Arrangement”) under the provisions of the Business Corporations Act (Ontario);

C.	the Shareholder is the beneficial owner, directly or indirectly, of the Subject Shares listed in Schedule “A” hereto;

D.

in order for the Shareholder to realize the benefits that will accrue to the Shareholder in connection with the consummation of the Arrangement, the Shareholder desires to enter into this Agreement to provide his or her support for completion of the Arrangement on the terms and conditions set forth herein;

E.	the Shareholder acknowledges that Peraso would not enter into the Arrangement Agreement but for the execution and delivery of this Agreement by the Shareholder; and

F.

this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Shares and the other restrictions and covenants set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in the Arrangement Agreement. In this Agreement, including the recitals:

“Arrangement Agreement” means the arrangement agreement dated as of the date hereof between RTO Acquiror, Peraso, ● Ontario Inc. and ● Ontario Inc., a copy of which has been provided to the Shareholder;

“Expiry Time” has the meaning ascribed thereto in Section 3.1(a);

“Notice” has the meaning ascribed thereto in Section 4.10;

“Parties” means the Shareholder and Peraso and “Party” means any one of them; and

“Subject Shares” means the shares of common stock of RTO Acquiror (“RTO Acquiror Common Stock”) and other securities of RTO Acquiror listed on Schedule “A” and any RTO Acquiror Common Stock acquired, directly or indirectly, by the Shareholder or any of its affiliates subsequent to the date hereof, and includes all securities which such Subject Shares may be converted into, exchanged for or otherwise changed into and any RTO Acquiror Common Stock in respect of which voting is or may become subsequent to the date hereof, directly or indirectly, controlled or directed, by the Shareholder or any of its affiliates.

1.2	Gender and Number

Any reference to gender includes all genders. Words importing the singular number only include the plural and vice versa.

1.3	Headings.

The division of this Agreement into Articles, Sections and Schedules and the insertion of the recitals and headings are for convenient reference only and do not affect the construction or interpretation of this Agreement and, unless otherwise stated, all references in this Agreement or in the Schedules hereto to Articles, Sections and Schedules refer to Articles, Sections and Schedules of and to this Agreement or of the Schedules in which such reference is made, as applicable.

1.4	Date for any Action

A period of time is to be computed as beginning on the day following the event that began the period and ending at 4:30 p.m. (Eastern Time) on the last day of the period, if the last day of the period is a business day, or at 4:30 p.m. (Eastern Time) on the next business day if the last day of the period is not a business day. If the date on which any action is required or permitted to be taken under this Agreement by a Person is not a business day, such action shall be required or permitted to be taken on the next succeeding day which is a business day.

1.5	Incorporation of Schedules

Schedule “A” attached hereto, for all purposes hereof, forms an integral part of this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1	Representations and Warranties of the Shareholder

The Shareholder represents and warrants to Peraso (and acknowledges that Peraso is relying on these representations and warranties in completing the transactions contemplated hereby and by the Arrangement Agreement) the matters set out below:

(a)	The Shareholder, if not a natural Person, is a corporation or other entity validly existing under the laws of its incorporating or organizational jurisdiction.

(b)

The Shareholder has the requisite power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding agreement of the Shareholder enforceable against it in accordance with its terms subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(c)

The Shareholder exercises control or direction over, and at the Effective Time and at all times between the date hereof and the Effective Time, the Shareholder will control or direct, all of the Subject Shares set forth opposite its name in Schedule “A”. Other than the Subject Shares, neither the Shareholder nor any of its affiliates, beneficially own, or exercise control or direction over any additional securities, or any securities convertible or exchangeable into any additional securities, of RTO Acquiror or any of its affiliates.

(d)

The Shareholder is, and immediately prior to the time at which the Arrangement is consummated will be, the sole beneficial owner of the Subject Shares, with good and marketable title thereto, free and clear of all liens.

(e)

The Shareholder has, and immediately prior to the time at which the Arrangement is consummated, the Shareholder will continue to have, the sole right to sell and vote or direct the sale and voting of the Subject Shares set forth opposite its name in Schedule “A” hereto.

(f)

Except with respect to RTO Acquiror, no Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Subject Shares or any interest therein or right thereto.

(g)

No consent, approval, order or authorization of, or declaration or filing with, any Person is required to be obtained by the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares in connection with the execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations under this Agreement, other than those which are contemplated by the Arrangement Agreement.

(h)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against or, to the knowledge of the Shareholder, threatened against or affecting the Shareholder, any affiliate of the Shareholder, the beneficial or registered owner of any of the Subject Shares or any of their properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on the Shareholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

(i)

None of the Subject Shares is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of any of RTO Acquiror’s securityholders or give consents or approvals of any kind, except pursuant to this Agreement.

(j)

None of the execution and delivery by the Shareholder of this Agreement or the completion of the transactions contemplated hereby or the compliance by the Shareholder with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating document of the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares; (ii) any contract to which the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares is a party or by which the Shareholder, any affiliate of the Shareholder or any beneficial owner of the Subject Shares is bound; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any Law.

(k)

The Shareholder, any affiliate of the Shareholder and any beneficial owner of the Subject Shares has currently, and at all times between the date hereof and the Effective Time will have, filed all reports, if any, required under applicable Law in respect of the Subject Shares and have otherwise complied in all material respects with all applicable Laws in respect of the Subject Shares.

2.2	Representations and Warranties of Peraso

Peraso represents and warrants to the Shareholder (and acknowledges that the Shareholder is relying on these representations and warranties in completing the transactions contemplated hereby) the matters set out below:

(a)

Peraso is a corporation duly incorporated and validly existing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Peraso and constitutes a legal, valid and binding agreement of Peraso, enforceable against Peraso in accordance with its terms, subject only to any limitation under bankruptcy, insolvency or other Laws affecting the enforcement of creditors’ rights generally and the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction.

(b)

None of the execution and delivery by Peraso of this Agreement or the compliance by Peraso with its obligations hereunder will violate, contravene, result in any breach of, or be in conflict with, or constitute a default under, or create a state of facts which after notice or lapse of time or both would constitute a default under, any term or provision of: (i) any constating documents of Peraso; (ii) any contract to which Peraso is a party or by which Peraso is bound, respectively; (iii) any judgment, decree, order or award of any Governmental Entity; or (iv) any Law.

(c)

No material consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Peraso in connection with the execution and delivery of this Agreement, the performance by it of its obligations under this Agreement and the consummation by Peraso of the Arrangement, other than those which are contemplated by the Arrangement Agreement.

(d)

There are no claims, actions, suits, audits, proceedings, investigations or other actions pending against, or, to the knowledge of Peraso, threatened against or affecting Peraso or any of its properties that, individually or in the aggregate, could reasonably be expected to have an adverse effect on Peraso’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

ARTICLE 3

COVENANTS

3.1	Covenants of the Shareholder

(a)

The Shareholder hereby covenants with Peraso that, from the date of this Agreement until the termination of this Agreement in accordance with its terms (the “Expiry Time”), the Shareholder will not, and the Shareholder will ensure that no beneficial owner of the Subject Shares will:

(i)

without having first obtained the prior written consent of Peraso, sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest in any of the Subject Shares or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than pursuant to the Arrangement or an Alternative Transaction;

(ii)

other than as set forth herein, grant or agree to grant any proxies or powers of attorney, deliver any voting instruction form, deposit any Subject Shares into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Shares; or

(iii)	requisition or join in the requisition of any meeting of any of the securityholders of RTO Acquiror for the purpose of considering any resolution.

(b)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) all the Subject Shares listed opposite its name on Schedule “A” hereto:

(i)	at any meeting of any of the securityholders of RTO Acquiror at which the Shareholder or any beneficial owner of Subject Shares is entitled to vote, including the RTO Acquiror Meeting; and

(ii)	in any action by written consent of the securityholders of RTO Acquiror,

in favour of the approval, consent, ratification and adoption of the RTO Acquiror Shareholder Approval Matters and the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). In connection with the foregoing, subject to this Section 3.1(b), the Shareholder hereby agrees to deposit and to cause any beneficial owners of Subject Shares to deposit a proxy, or voting instruction form, as the case may be, duly completed and executed in respect of all of the Subject Shares as soon as practicable following the mailing of the definitive RTO Acquiror Proxy Statement and in any event at least 5 calendar days prior to the RTO Acquiror Meeting and as far in advance as practicable of every adjournment or postponement thereof, voting all the Subject Shares in favour of the RTO Acquiror Shareholder Approval Matters and any resolutions approving, consenting to, ratifying or adopting the transactions contemplated by the Arrangement Agreement (and any actions required for the consummation of the transactions contemplated by the Arrangement Agreement). The Shareholder hereby agrees that it will not take, nor permit any Person on its behalf to take, any action to withdraw, amend or invalidate any proxy or voting instruction form deposited pursuant to this Agreement notwithstanding any statutory or other rights or otherwise which the Shareholder might have unless this Agreement has at such time been previously terminated in accordance with Section 4.1. The Shareholder will provide copies of each such proxy or voting instruction form referred to above to Peraso at the address below concurrently with its delivery as provided for above.

(c)

The Shareholder hereby revokes and will take all steps necessary to effect the revocation of any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict or be inconsistent with the matters set forth in this Agreement and the Shareholder agrees not to, directly or indirectly, grant or deliver any other proxy, power of attorney or voting instruction form with respect to the matters set forth in this Agreement except as expressly required or permitted by this Agreement.

(d)

The Shareholder hereby covenants, undertakes and agrees from time to time, until the Expiry Time, to cause to be counted as present for purposes of establishing quorum and to vote (or cause to be voted) the Subject Shares against any proposed action by the RTO Acquiror, any Shareholder, any of RTO Acquiror’s subsidiaries or any other Person: (i) in respect of any RTO Acquiror Acquisition Proposal or RTO Acquiror Superior Proposal or other merger, take-over bid, amalgamation, plan of arrangement, business combination, reorganization, recapitalization, dissolution, liquidation, winding up or similar transaction involving RTO Acquiror or any subsidiary of RTO Acquiror, other than the Arrangement; (ii) which would reasonably be regarded as being directed towards or likely to prevent, delay or reduce the likelihood of the successful completion of the Arrangement, including without limitation any amendment to the articles or by-laws of RTO Acquiror or any of its subsidiaries or their respective corporate structures or capitalization; or (iii) any action or agreement that would result in a breach of any representation, warranty, covenant or other obligation of RTO Acquiror under the Arrangement Agreement if such breach requires securityholder approval.

(e)

The Shareholder hereby covenants, undertakes and agrees, in the event that any transaction other than the Arrangement is presented for approval of, or acceptance by, the Shareholders, whether or not it may be recommended by the RTO Acquiror Board, not to directly or indirectly, accept, assist or otherwise further the successful completion of such transaction or purport to tender or deposit into any such transaction any of the Subject Shares, and, in the event the RTO Acquiror Board makes an RTO

Acquiror Change in Recommendation, the Shareholder will, if, when and in the manner requested by Peraso, publicly affirm its commitment to vote in favour of the Arrangement.

(f)	Until the Expiry Time, the Shareholder will not, and will ensure that its affiliates do not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise:

(i)	solicit proxies or become a participant in a solicitation in opposition to or competition with Peraso in connection with the Arrangement;

(ii)	assist any Person in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit Peraso in connection with the Arrangement;

(iii)	act jointly or in concert with others with respect to voting securities of RTO Acquiror for the purpose of opposing or competing with Peraso in connection with the Arrangement;

(iv)

solicit, initiate, encourage or otherwise knowingly facilitate, (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential information, properties, facilities, books or records of RTO Acquiror or any subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an RTO Acquiror Acquisition Proposal (other than an RTO Acquiror Acquisition Proposal made by Peraso or an affiliate of Peraso pursuant to the Arrangement Agreement);

(v)

participate in any discussions or negotiations with any Person (other than Peraso) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to an RTO Acquiror Acquisition Proposal;

(vi)

accept or enter into, or publicly propose to accept or enter into, any letter of intent, agreement, arrangement or understanding related to any RTO Acquiror Acquisition Proposal (other than an RTO Acquiror Acquisition Proposal made by Peraso or an affiliate of Peraso pursuant to the Arrangement Agreement); or

(vii)	cooperate in any way with, assist or participate in, knowingly encourage or otherwise facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing.

(g)

The Shareholder will not, and the Shareholder will ensure that no beneficial owner of Subject Shares will: (i) exercise any dissent rights in respect of the Arrangement; or (ii) take any other action of any kind that would reasonably be regarded as likely to adversely affect, reduce the success of, materially delay or interfere with the completion of the Arrangement or the transactions contemplated by the Arrangement Agreement.

(h)

The Shareholder will, and will cause each of its affiliates to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiations, or other activities commenced prior to the date of this Agreement with any Person (other than Peraso) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an RTO Acquiror Acquisition Proposal.

(i)

At the request of RTO Acquiror or Peraso, the Shareholder will, and will cause its applicable affiliates to, use all commercially reasonable efforts in its capacity, and their capacities, as a Shareholder to assist Peraso and RTO Acquiror to successfully complete the Arrangement and the other transactions contemplated by the Arrangement Agreement and this Agreement, including without limitation cooperating with RTO Acquiror and Peraso to make all requisite regulatory filings, provided that the Shareholder shall not be obligated to incur any expense in providing such cooperation, including by participating in any claim, action, suit, proceeding or investigation whether civil, criminal, administrative, or investigative (each, a “Proceeding”), unless RTO Acquiror reimburses the Shareholder for such expenses.

(j)	The Shareholder hereby consents to:

(i)

details of this Agreement being set out in any press release, information circular, including the definitive RTO Acquiror Proxy Statement, and court documents produced by Peraso, RTO Acquiror or any of their respective affiliates in connection with the transactions contemplated by this Agreement and the Arrangement Agreement; and

(ii)	this Agreement being made publicly available, including, if required, by the filing thereof by RTO Acquiror on the Electronic Data Gathering, Analysis and Retrieval System (EDGAR).

(k)

Except as required by Law or applicable stock exchange requirements, the Shareholder will not, and will ensure that its affiliates do not, make any public announcement or statements with respect to the transactions contemplated herein or pursuant to the Arrangement Agreement without the prior written approval of Peraso.

3.2	Alternative Transaction

In the event that, in lieu of or in conjunction with the Arrangement, RTO Acquiror and Peraso have agreed in writing to complete the acquisition of the Peraso Common Shares other than as contemplated by the Arrangement Agreement on a basis that: (a) provides for economic terms which, in relation to the Shareholder and its affiliates which beneficially own Subject Shares, on an after-tax basis, are at least equivalent to or better than those contemplated by the Arrangement Agreement; and (b) is otherwise on terms and conditions not materially more onerous on the Shareholder and its affiliates which beneficially own Subject Shares than the Arrangement (any such transaction, an “Alternative Transaction”), then the Shareholder shall, during the term of this Agreement, upon request of Peraso, support the completion of such Alternative Transaction in the same manner as the Arrangement in accordance with the terms and conditions of this Agreement, including by: (A) depositing or causing the deposit of its Subject Shares into an Alternative Transaction conducted by way of a take-over bid made by Peraso or an affiliate of Peraso and not withdrawing them; and/or (B) voting or causing to be voted all of the Subject Shares in favour of, and not dissenting or abstaining from, such Alternative Transaction proposed by Peraso and, in the event of any proposed Alternative Transaction, the references in this Agreement to the Arrangement shall be deemed to be changed to “Alternative Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Alternative Transaction.

3.3	Superior Proposal.

Notwithstanding anything in Section 3.1 to the contrary, the Shareholder, when not otherwise in default in performance of its obligations under this Agreement, may refrain from voting the Subject Shares in favour of the Arrangement and vote the Subject Shares in favour of an RTO Acquiror Superior Proposal that is recommended by the RTO Acquiror Board in accordance with the terms of the Arrangement Agreement, and shall not be subject to the restrictions or obligations in Section 3.1 with respect to any actions taken or not taken in connection with such RTO Acquiror Superior Proposal.

ARTICLE 4

GENERAL

4.1	Termination

This Agreement will terminate and be of no further force or effect upon the earliest to occur of:

(a)	the mutual agreement in writing of the Parties;

(b)	written notice by the Shareholder to Peraso if:

(i)	subject to Section 4.3, any representation or warranty of Peraso under this Agreement is untrue or incorrect in any material respect;

(ii)

without the prior written consent of the Shareholder, there is any decrease or change in the form of Consideration set out in the Arrangement Agreement, other than pursuant to an Alternative Transaction; or

(iii)	subject to Section 4.3, Peraso has not complied in any material respect with any of its covenants contained herein;

provided that at the time of such termination, the Shareholder is not in material default in the performance of its obligations under this Agreement;

(c)	written notice by Peraso to the Shareholder if:

(i)	subject to Section 4.3, any representation or warranty of the Shareholder under this Agreement is untrue or incorrect in any material respect; or

(ii)	the Shareholder has not complied in any material respect with their covenants contained herein;

provided that at the time of such termination, Peraso is not in material default in the performance of its obligations under this Agreement;

(d)

the date, if any, that the Arrangement Agreement is terminated in accordance with its terms, including, without limitation, in connection with an RTO Acquiror Superior Proposal being accepted by the RTO Acquiror Board;

(e)	the consummation of the Arrangement; and

(f)	the Outside Date.

4.2	Time of the Essence

Time is of the essence in this Agreement.

4.3	Notice and Cure Provisions

(a)

Each Party will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the termination of this Agreement of any event or state of facts which occurrence or failure would, or would be likely to give rise to a right of termination by the other Party pursuant to Sections 4.1(b) or 4.1(c). Notification provided under this Section 4.3 will not affect the representations, warranties, covenants, agreements or obligations of the Parties (or remedies with respect thereto).

(b)

The Shareholder may not exercise its right to terminate this Agreement pursuant to Sections 4.1(b)(i) or 4.1(b)(iii) and Peraso may not exercise its right to terminate this Agreement pursuant to Section 4.1(c) unless the Party seeking to terminate the Agreement delivers a written notice to the other Parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Party delivering such notice is asserting as the basis for the termination right. If any such notice is delivered prior to the RTO Acquiror Meeting, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right until the earlier of: (a) two business days prior to the RTO Acquiror Meeting; and (b) the date that is 10 business days following receipt of such notice by the Party to whom the notice was delivered, if such matter has not been cured by such date. If any such notice is delivered after the date of the RTO Acquiror Meeting, provided that a Party is proceeding diligently to cure such matter and such matter is capable of being cured, no Party may exercise such termination right until the earlier of: (a) five business days prior to the Outside Date; and (b) the date that is 10 business days following receipt of such notice by the Party to whom the notice was delivered.

4.4	Effect of Termination

If this Agreement is terminated in accordance with the provisions of Section 4.1, no Party will have any further liability to perform its obligations under this Agreement except as expressly contemplated by this Agreement, and provided that neither the termination of this Agreement nor anything contained in Section 4.1 will relieve any Party from any liability for any breach by it of this Agreement, including from any inaccuracy in its representations and warranties and any non-performance by it of its covenants made herein.

4.5	Confidentiality

Except as required by Law or as otherwise provided in this Agreement (unless the Law permits non-disclosure of information for confidentiality or other purposes and if such non-disclosure is not permitted, a receiving Party seeking to disclose such information shall notify the other Party and shall seek confidential treatment of such information), the Parties will, and will cause their affiliates to, receive and maintain all information received from any other party strictly in confidence and will not, and will cause their affiliates not to, disclose to any Person or make public or authorize the disclosure of any such information and will not, and will cause their affiliates not to, use such information for any purpose except for the purpose contemplated by this Agreement, unless: (a) the specific information is now or hereafter publicly disclosed other than as a result of breach of this provision; (b) the specific information was already in the possession of the receiving Party prior to the receipt by it of such information from any other Party; (iii) the specific information is disclosed to the receiving Party by a third Person having no obligation of confidentiality to the disclosing Party with regard to the information; or (iv) the specific information is independently generated by the receiving Party without the use and not as a consequence of the disclosure by the other Party. If this Agreement is terminated, each Party must immediately return all confidential information that was furnished to it to the disclosing Party of such information, without retaining any copy thereof.

4.6	Fiduciary Duty

Peraso agrees and acknowledges that the Shareholder is bound hereunder solely in his or her capacity as a shareholder of RTO Acquiror and that the provisions of this Agreement shall not be deemed or interpreted to bind the Shareholder or any of its directors, officers or principal shareholders in his or her capacity as a director or officer of RTO Acquiror or any of its subsidiaries. For the avoidance of doubt, nothing in this Agreement shall limit or restrict any party from properly fulfilling his or her fiduciary duties as a director or officer of RTO Acquiror.

4.7	Equitable Relief

The Parties agree that irreparable harm would occur for which money damages would not be an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunctive and other equitable relief to prevent breaches of this Agreement, and to enforce compliance with the terms of this Agreement without any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief, this being in addition to any other remedy to which the Parties may be entitled at law or in equity.

4.8	Waiver; Amendment

Each Party hereto agrees and confirms that any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all of the Parties or in the case of a waiver, by the Party against whom the waiver is to be effective. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision (whether or not similar). No waiver will be binding unless executed in writing by the Party to be bound by the waiver. A Party’s failure or delay in exercising any right under this Agreement will not operate as a waiver of that right. A single or partial exercise of any right will not preclude a Party from any other or further exercise of that right or the exercise of any other right. No waiver of any of the provisions of this Agreement will be deemed to constitute a waiver of any other provision (whether or not similar).

4.9	Entire Agreement

This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto.

4.10	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (each, a “Notice”) will be in writing and will be sufficiently given if delivered (whether in person or other personal method of delivery), or if sent by prepaid overnight courier:

(a)	if to Peraso:

Peraso Technologies Inc.

144 Front Street West, Suite 685

Toronto, ON M5J 2L7

Attention: Ron Glibbery

E-mail: ronald@perasotech.com

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Dee Rajpal

E-mail: drajpal@stikeman.com

(b)	if to the Shareholder, at the address set forth in Schedule “A” hereto, with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

25th Floor

New York, NY 10022

Attention: Blake Baron

E-mail: bjb@msk.com

and

Borden Ladner Gervais LLP

Waterfront Centre

200 Burrard Street, Suite 1200

Vancouver, BC V7X 1T2

Attention: Graeme Martindale

E-mail: GMartindale@blg.com

Any notice or other communication is deemed to be given and received: (i) if sent by personal delivery or same day courier, on the date of delivery if it is a business day and the delivery was made prior to 4:00 p.m. (local time in place of receipt) and otherwise on the next business day; (ii) if sent by overnight courier, on the next business day; or (iii) if sent by facsimile, on the business day following the date of confirmation of transmission by the originating facsimile. A Party may change its address for service from time to time by providing a notice in accordance with the foregoing. Any subsequent notice or other communication must be sent to the Party at its changed address. Any element of a Party’s address that is not specifically changed in a notice will be assumed not to be changed. Sending a copy of a notice or other communication to a Party’s legal counsel as contemplated above is for information purposes only and does not constitute delivery of the notice or other communication to that Party. The failure to send a copy of a notice or other communication to legal counsel does not invalidate delivery of that notice or other communication to a Party.

4.11	Severability

If any provision of this Agreement is determined to be illegal, invalid or unenforceable by an arbitrator or any court of competent jurisdiction, that provision will be severed from this Agreement and the remaining provisions shall remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.12	Successors and Assigns

The provisions of this Agreement will be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Parties hereto, provided that Peraso may assign all or part of its rights under this Agreement to, and its obligations under this Agreement may be assumed by, any of its affiliates, provided that if such assignment and/or assumption takes place, Peraso shall continue to be liable joint and severally with such affiliate for all of its obligations hereunder.

4.13	Expenses

Each Party will pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement, provided that each Party (the “breaching party”) shall pay the fees and disbursements of legal counsel to the other Party (the “non-breaching party”) to the extent related to any Proceedings brought by a non-breaching party to enforce this Agreement as a result of a breach of any provision of this Agreement by the breaching party.

4.14	Governing Law

This Agreement will be governed by and interpreted and enforced in accordance with the laws of the State of Delaware and the federal laws of the United States applicable therein. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the courts of the State of Delaware and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

4.15	Independent Legal Advice

Each of the Parties hereby acknowledges that it has been afforded the opportunity to obtain independent legal advice and confirms by the execution and delivery of this Agreement that they have either done so or waived their right to do so in connection with the entering into of this Agreement.

4.16	Further Assurances

The Parties hereto will, with reasonable diligence, do all things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party will provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Effective Time.

4.17	Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by facsimile) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The Parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the Parties.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have executed this Agreement.

PERASO:	PERASO TECHNOLOGIES INC.

By:
Name:
Title:

SHAREHOLDER:	Accepted and agreed to with effect from the day of , 2021.

(Corporate signatory)

By:
Name:
Title:
OR

(Individual signatory)

Witness	Name:

SCHEDULE “A”

SUBJECT SHARES

Name of Securityholder	Number of Shares of Common Stock (including RSUs)	Number of Options	Number of Warrants
		Vested: Unvested:	Vested: Unvested:

Address for Notice:

Name:

Address:

E-mail:

Annex E

FORM OF VOTING AND EXCHANGE AGENCY AGREEMENT

VOTING AND EXCHANGE AGENCY AGREEMENT

AGREEMENT made as of the ● day of ●, 2021, between MoSys, Inc., a corporation existing under the laws of the State of Delaware (hereinafter referred to as “RTO Acquiror”), 2864555 Ontario Inc., a corporation existing under the laws of the Province of Ontario (hereinafter referred to as “Canco”), and Kingsdale Advisors LP, a limited partnership formed under the laws of the Province of Ontario (hereinafter referred to as the “Agent”).

RECITALS:

A.

In connection with an arrangement agreement (the “Arrangement Agreement”) made as of September 14, 2021 between RTO Acquiror, Canco, 2864552 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Callco”) and Peraso Technologies Inc., a corporation existing under the laws of the Province of Ontario (“Peraso”), the Exchangeable Shares are to be issued to certain holders of securities of Peraso pursuant to the Plan of Arrangement contemplated in the Arrangement Agreement;

B.	Pursuant to the Arrangement Agreement, RTO Acquiror and Canco are required to enter into this agreement.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this agreement, each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canco and the following terms shall have the following meanings:

“Agency” means any domestic or foreign court, tribunal, federal, state, provincial or local government or governmental agency, department or authority or other regulatory authority (including the Exchange and NASDAQ) or administrative agency or commission (including the Securities Authorities and the SEC) or any elected or appointed public official.

“Agency Property” means the RTO Acquiror Special Voting Share, any other securities, the Automatic Exchange Right, the Exchange Right and any money or other property which may be held by the Agent from time to time pursuant to this agreement.

“Agent” means such person appointed by Peraso and RTO Acquiror (each acting reasonably) and, subject to the provisions of Article 9, includes any successor agent or trustee.

“Authorized Investments” means short term interest-bearing or discount debt obligations issued or guaranteed by the Government of Canada or any province thereof or a Canadian chartered bank (which may include an affiliate or related party of the Agent), maturing not more than one year from the date of investment, or an interest=bearing segregated account with a Canadian Schedule I chartered bank.

“Automatic Exchange Right” means the benefit of the obligation of RTO Acquiror to effect the automatic exchange of Exchangeable Shares for RTO Acquiror Shares pursuant to Section 5.12.

“Beneficiaries” means the registered holders from time to time of Exchangeable Shares, other than RTO Acquiror and its affiliates.

“Beneficiary Votes” has the meaning ascribed thereto in Section 4.2(1).

“Board of Directors” means the Board of Directors of Canco.

“Exchange Right” has the meaning ascribed thereto in Section 5.1(1).

“Exchangeable Share Consideration” has the meaning ascribed thereto in Section 5.4.

“Exchangeable Shares” means the exchangeable shares in the capital of Canco.

“including” means “including without limitation” and “includes” means “includes without limitation”.

“Indemnified Parties” has the meaning ascribed thereto in Section 8.1(1).

“Insolvency Event” means (i) the institution by Canco of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Canco to the institution of bankruptcy, insolvency or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors’ Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Canco to contest in good faith any such proceedings commenced in respect of Canco within 30 days of becoming aware thereof, or the consent by Canco to the filing of any such petition or to the appointment of a receiver, or (iii) the making by Canco of a general assignment for the benefit of creditors, or the admission in writing by Canco of its inability to pay its debts generally as they become due, or (iv) Canco not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6(6) of the Share Provisions.

“Liquidation Event” has the meaning ascribed thereto in Section 5.12(2).

“Liquidation Event Effective Date” has the meaning ascribed thereto in Section 8.1(1).

“List” has the meaning ascribed thereto in Section 4.6.

“NASDAQ” means the NASDAQ Capital Market.

“Officer’s Certificate” means, with respect to RTO Acquiror or Canco, as the case may be, a certificate signed by any officer or director of RTO Acquiror or Canco, as the case may be.

“Other Corporation” has the meaning ascribed thereto in Section 10.4(c).

“Other Shares” has the meaning ascribed thereto in Section 10.4(c).

“Privacy Laws” has the meaning ascribed thereto in Section 6.18.

“RTO Acquiror Consent” has the meaning ascribed therein in Section 4.2(1).

“RTO Acquiror Meeting” has the meaning ascribed thereto in Section 4.2(1).

“RTO Acquiror Shares” means the common stock, par value $0.001 per share in the capital of RTO Acquiror.

“RTO Acquiror Special Voting Share” means the special voting share in the capital of RTO Acquiror which entitles the holder of record to a number of votes at meetings of holders of RTO Acquiror Shares equal to the number of Exchangeable Shares outstanding from time to time (excluding Exchangeable Shares held by RTO Acquiror and affiliates of RTO Acquiror), which share is to be issued to and voted by, the Agent as described herein.

“RTO Acquiror Successor” has the meaning ascribed thereto in Section 10.1(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Support Agreement” means that certain support agreement of even date between Canco, Callco and RTO Acquiror substantially in the form of Schedule I to the Arrangement Agreement, as it may be amended and/or restated in accordance with the terms of the Support Agreement.

“Voting Rights” means the voting rights attached to the RTO Acquiror Special Voting Share.

1.2	Interpretation Not Affected by Headings, etc.

The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “section” refer to the specified Article or section of this agreement.

1.3	Number, Gender, etc.

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day.

ARTICLE 2

PURPOSE OF AGREEMENT

2.1	Establishment of Agency Relationship

The purpose of this agreement is to establish an agency relationship between the Agent and the Beneficiaries as herein provided. RTO Acquiror hereby appoints the Agent as agent. The Agent shall hold the RTO Acquiror Special Voting Share in order to enable the Agent to exercise the Voting Rights and shall hold the Automatic Exchange Right and the Exchange Right in order to enable the Agent to exercise such rights, in each case as agent for and on behalf of the Beneficiaries as provided in this agreement.

ARTICLE 3

RTO ACQUIROR SPECIAL VOTING SHARE

3.1	Issue and Ownership of the RTO Acquiror Special Voting Share

Following the execution of this agreement, RTO Acquiror shall issue to the Agent the RTO Acquiror Special Voting Share (and shall deliver the certificate representing such share to the Agent) to be hereafter held of record by the Agent as agent for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this agreement. RTO Acquiror hereby acknowledges receipt from the Agent as agent for and on behalf of the Beneficiaries of $1.00 and other good and valuable consideration (and the adequacy thereof) for the issuance of the RTO Acquiror Special Voting Share by RTO Acquiror to the Agent. During the term of and subject to the terms and conditions of this agreement, the Agent shall possess and be vested with full legal ownership of the RTO Acquiror Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the RTO Acquiror Special Voting Share provided that the Agent shall:

(a)	hold the RTO Acquiror Special Voting Share and the legal title thereto as agent solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)

except as specifically authorized by this agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the RTO Acquiror Special Voting Share and the RTO Acquiror Special Voting Share shall not be used, sold, transferred, voted, dealt with or disposed of by the Agent for any purpose (including for exercising dissent or appraisal rights relating to the RTO Acquiror Special Voting Shares) other than the purposes of and in accordance with this agreement.

3.2	Legended Share Certificates

Kingsdale shall, as directed by Canco, cause each certificate or ownership statement under a direct registration system representing Exchangeable Shares to bear an appropriate legend notifying each Beneficiary of their right to instruct the Agent in respect of the exercise of their portion of the Voting Rights in respect of the Exchangeable Shares held by each such Beneficiary.

3.3	Safe Keeping of Certificate

The certificate representing the RTO Acquiror Special Voting Share shall at all times be held in safe keeping by the Agent or its duly authorized agent.

ARTICLE 4

EXERCISE OF VOTING RIGHTS

4.1	Voting Rights

The Agent, as the holder of record of the RTO Acquiror Special Voting Share, shall be entitled to exercise all of the Voting Rights, including the right to consent to or vote in person or by proxy attaching to the RTO Acquiror Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of RTO Acquiror at an RTO Acquiror Meeting. The Voting Rights shall be and remain vested in and exercised by the Agent on behalf of the Beneficiaries subject to the terms of this agreement. Subject to Section 6.15:

(a)

the Agent shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent who are entitled to instruct the Agent as to the voting thereof;

(b)

to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Agent shall not exercise or permit the exercise of such Voting Rights; and

(c)

without prejudice to paragraph (b) above, under no circumstances shall the Agent exercise or permit the exercise of a number of Voting Rights which is greater than the number of Exchangeable Shares outstanding and not owned by RTO Acquiror and its affiliates at the relevant time.

4.2	Number of Votes

(1)

With respect to all meetings of shareholders of RTO Acquiror at which holders of RTO Acquiror Shares are entitled to vote (each, an “RTO Acquiror Meeting”) and with respect to all written consents sought from holders of the RTO Acquiror Shares (each, an “RTO Acquiror Consent”), each Beneficiary shall be entitled to instruct the Agent to cast and exercise that number of votes equal to a pro rata number of Voting Rights determined by reference to the total number of outstanding Exchangeable Shares not owned by RTO Acquiror and its affiliates on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent, for each Exchangeable Share owned of record by a Beneficiary on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror

Meeting or RTO Acquiror Consent, as the case may be (collectively, the “Beneficiary Votes”), in respect of each matter, question, proposal or proposition to be voted on at such RTO Acquiror Meeting or consented to in connection with such RTO Acquiror Consent.

(2)

The aggregate Voting Rights on a poll at an RTO Acquiror Meeting shall consist of a number of votes equal to one vote per outstanding Exchangeable Share from time to time not owned by RTO Acquiror and its affiliates on the record date established by RTO Acquiror or by applicable law for such RTO Acquiror Meeting or RTO Acquiror Consent, and for which the Agent has received voting instructions from the Beneficiaries in accordance with this Agreement. Pursuant to the terms of the Special Voting Share, the Agent or its proxy is entitled on a vote on a show of hands to one vote in addition to any votes which may be cast by a Beneficiary (or its nominee) on a show of hands as proxy for the Agent. Any Beneficiary who chooses to attend an RTO Acquiror Meeting in person, and who is entitled to vote in accordance with Section 4.8(2), shall be entitled to one vote on a show of hands.

4.3	Mailings to Shareholders

(1)

With respect to each RTO Acquiror Meeting or RTO Acquiror Consent, the Agent shall use its reasonable efforts to promptly mail or cause to be mailed (or otherwise communicate in the same manner as RTO Acquiror utilizes in communications to holders of RTO Acquiror Shares subject to applicable regulatory requirements and provided that such manner of communications is reasonably available to the Agent) to each of the Beneficiaries named in the List to the extent practicable on the same day as the mailing or notice (or other communication) with respect thereto is commenced by RTO Acquiror to its shareholders:

(a)	a copy of such notice, together with any related materials, including any circular or information statement or listing particulars, to be provided to shareholders of RTO Acquiror;

(b)

a statement that such Beneficiary is entitled to instruct the Agent as to the exercise of the Beneficiary Votes with respect to such RTO Acquiror Meeting or RTO Acquiror Consent or, pursuant to Section 4.7, to attend such RTO Acquiror Meeting and to exercise personally the Beneficiary Votes thereat;

(c)	a statement as to the manner in which such instructions may be given to the Agent, including an express indication that instructions may be given to the Agent to give:

(i)	a proxy to such Beneficiary or his, her or its designee to exercise personally the Beneficiary Votes; or

(ii)	a proxy to a designated agent or other representative of RTO Acquiror to exercise such Beneficiary Votes;

(d)	a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)	a form of direction whereby the Beneficiary may so direct and instruct the Agent as contemplated herein; and

(f)

a statement of the time and date by which such instructions must be received by the Agent in order to be binding upon it, which in the case of an RTO Acquiror Meeting shall not be earlier than the close of business on the fourth business day prior to such meeting, and of the method for revoking or amending such instructions.

(2)

The materials referred to in this Section 4.3 shall be provided to the Agent by RTO Acquiror, and the materials referred to in Section 4.3(1)(c), Section 4.3(1)(e) and Section 4.3(1)(f) shall (if reasonably practicable to do so) be subject to reasonable comment by the Agent in a timely manner. Subject to the foregoing, RTO Acquiror shall ensure that the materials to be provided to the Agent are provided in sufficient time to permit the Agent to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of RTO Acquiror Shares. RTO Acquiror agrees not to communicate with holders of RTO Acquiror Shares with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Agent for communication with the Beneficiaries. Notwithstanding the foregoing, RTO Acquiror may at its option exercise the duties of the Agent to deliver copies of all materials to all Beneficiaries as required by this Section 4.3 so long as in each case RTO Acquiror delivers a certificate to the Agent stating that RTO Acquiror has undertaken to perform the obligations set forth in this Section 4.3.

(3)

For the purpose of determining the number of Beneficiary Votes to which a Beneficiary is entitled in respect of any RTO Acquiror Meeting or RTO Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by RTO Acquiror or by applicable law for purposes of determining shareholders entitled to vote at such RTO Acquiror Meeting or in respect of such RTO Acquiror Consent. RTO Acquiror shall notify the Agent of any decision of the board of directors of RTO Acquiror with respect to the calling of any RTO Acquiror Meeting and shall provide all necessary information and materials to the Agent in each case promptly and in any event in sufficient time to enable the Agent to perform its obligations contemplated by this Section 4.3.

4.4	Copies of Shareholder Information

RTO Acquiror shall deliver to the Agent copies of all proxy materials (including notices of RTO Acquiror Meetings but excluding proxies to vote RTO Acquiror Shares), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed by RTO Acquiror from time to time to holders of RTO Acquiror Shares in sufficient quantities and in sufficient time so as to enable the Agent to send or cause to send those materials to each Beneficiary at the same time as such materials are first sent to holders of RTO Acquiror Shares. The Agent shall mail or otherwise send to each Beneficiary, at the expense of RTO Acquiror, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Agent for the benefit of the Beneficiaries by RTO Acquiror) received by the Agent from RTO Acquiror contemporaneously with the sending of such materials to holders of RTO Acquiror Shares. For greater certainty, the Agent may deliver copies of all such materials to Beneficiaries in electronic form for any Beneficiaries who have consented to such delivery. The Agent shall also make available for inspection during regular business hours by any Beneficiary at the Agent’s principal office in Toronto all proxy materials, information statements, reports and other written communications that are (a) received by the Agent as the registered holder of the Special Voting Share, and (b) made available by the RTO Acquiror generally to the holders of its shares or specifically directed to the Beneficiaries or to the Agent for the benefit of the Beneficiaries by the RTO Acquiror.

Notwithstanding the foregoing, RTO Acquiror at its option may exercise the duties of the Agent to deliver copies of all such materials to each Beneficiary as required by this Section 4.4 so long as in each case RTO Acquiror delivers a certificate to the Agent stating that RTO Acquiror has undertaken to perform the obligations set forth in this Section 4.4.

4.5	Other Materials

As soon as reasonably practicable after receipt by RTO Acquiror or shareholders of RTO Acquiror (if such receipt is known by RTO Acquiror) of any material sent or given by or on behalf of a third party to holders of RTO Acquiror Shares generally, including dissident proxy and information circulars (and related information and material) and tender offer, take-over bid and securities exchange take-over bid circulars (and related information and material), provided such material has not been sent to the Beneficiaries by or on behalf of such third party, RTO Acquiror shall use its reasonable efforts to obtain and deliver to the Agent copies thereof in sufficient quantities so as to enable the Agent to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Agent shall mail or otherwise send to each Beneficiary, at the expense of RTO Acquiror, copies of all such materials received by the Agent from RTO Acquiror. The Agent shall also make available for inspection during regular business hours by any Beneficiary at the Agent’s principal office in Toronto copies of all such materials. Notwithstanding the foregoing, RTO Acquiror at its option may exercise the duties of the Agent to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case RTO Acquiror delivers a certificate to the Agent stating that RTO Acquiror has undertaken to perform the obligations set forth in this Section 4.5.

4.6	List of Persons Entitled to Vote

The Agent shall, (a) prior to each annual, general, special, extraordinary or other RTO Acquiror Meeting or the seeking of any RTO Acquiror Consent and (b) forthwith upon each request made at any time by RTO Acquiror or Canco in writing, prepare or cause to be prepared a list (a “List”) of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Agent in such request or, in the case of a List prepared in connection with an RTO Acquiror Meeting, or RTO Acquiror Consent at the close of business on the record date established by RTO Acquiror or pursuant to applicable law for determining the holders of RTO Acquiror Shares entitled to receive notice of and/or to vote at such RTO Acquiror Meeting or to give consent. Each such List shall be delivered to RTO Acquiror and Canco promptly after receipt by the Agent of such request or the record date for such meeting or seeking of consent, as applicable, and in any event within sufficient time as to permit the all parties to perform their obligations under this agreement. RTO Acquiror agrees to give Canco notice (with a copy to the Agent) of the calling of any RTO Acquiror Meeting, together with the record date therefor, sufficiently prior to the date of the calling of such meeting so as to enable the Agent to perform its obligations under this Section 4.6.

4.7	Entitlement to Direct Votes

Subject to Section 4.8 and Section 4.11, any Beneficiary named in a List prepared in connection with any RTO Acquiror Meeting or RTO Acquiror Consent shall be entitled (a) to instruct the Agent in the manner described in Section 4.2 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled, (b) to attend such meeting and personally exercise thereat, as the proxy of the Agent, the Beneficiary Votes to which such Beneficiary is entitled, or (c) appoint a third party as the proxy of the Agent to attend such meeting and exercise thereat the Beneficiary Votes to which such Beneficiary is entitled except, in each case, to the extent that such Beneficiary has transferred the ownership of any Exchangeable Shares (subject to compliance with the articles of Canco) in respect of which such Beneficiary is entitled to Beneficiary Votes after the close of business on the record date for such meeting or seeking of consent.

4.8	Voting by Agent and Attendance of Agent Representative at Meeting

(1)

In connection with each RTO Acquiror Meeting or RTO Acquiror Consent, the Agent shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions) other than any Beneficiary Votes that are the subject of Section 4.8(2); provided, however, that such written instructions are received by the Agent from the Beneficiary prior to the time and date fixed by the Agent for receipt of such instruction in the notice given by the Agent to the Beneficiary pursuant to Section 4.3.

(2)

To the extent so instructed in accordance with the terms of this Agreement, the Agent shall cause a representative who is empowered by it to sign and deliver, on behalf of the Agent, proxies for Voting Rights enabling a Beneficiary to attend each RTO Acquiror Meeting. Upon submission by a Beneficiary

(or its designee) named in the List prepared in connection with the relevant meeting of identification satisfactory to the Agent’s representative, and at the Beneficiary’s request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Agent instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary (or its designee) exercising such Beneficiary Votes in accordance with such proxy shall have the same rights in respect of such Beneficiary Votes as the Agent to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9	Distribution of Written Materials

Any written materials distributed by the Agent pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as RTO Acquiror utilizes in communications to holders of RTO Acquiror Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Agent) to each Beneficiary at its address as shown on the books of Canco maintained by the Agent. RTO Acquiror agrees not to communicate with holders of RTO Acquiror Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Agent for communication with the Beneficiaries.

The Agent’s obligations under this Section 4.9 shall be deemed satisfied to the extent RTO Acquiror exercises its option to perform the duties of the Agent to deliver copies of materials to each Beneficiary and Canco or the Agent provides the required information and materials to RTO Acquiror.

4.10	Termination of Voting Rights

All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Agent as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to RTO Acquiror or Callco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon (i) the delivery by such holder to the Agent of the certificates or ownership statement representing such Exchangeable Shares in connection with the occurrence of the automatic exchange of Exchangeable Shares for RTO Acquiror Shares, as specified in Article 5 (unless RTO Acquiror shall not have delivered the requisite RTO Acquiror Shares issuable in exchange therefor to the Agent pending delivery to the Beneficiaries), or (ii) the retraction or redemption of Exchangeable Shares pursuant to Section 6 or 7 of the Share Provisions, or (iii) the effective date of the liquidation, dissolution or winding-up of Canco pursuant to Section 5 of the Share Provisions, or (iv) the purchase of Exchangeable Shares from the holder thereof by RTO Acquiror or Callco pursuant to the exercise by RTO Acquiror or Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right, or upon the purchase of Exchangeable Shares form the holders thereof by RTO Acquiror or Callco pursuant to the exercise by RTO Acquiror or Callco of the Change of Law Call Right (as defined in the Plan of Arrangement) (unless, in any case, RTO Acquiror or Callco, as the case may be, shall not have delivered the requisite consideration in exchange therefor).

4.11	Disclosure of Interest in Exchangeable Shares

The Agent and/or Canco shall be entitled to require any Beneficiary or any person who the Agent and/or Canco know or have reasonable cause to believe to hold any interest whatsoever in an Exchangeable Share to confirm that fact or to give such details as to whom has an interest in such Exchangeable Share as would be required (if the Exchangeable Shares were a class of “voting or equity securities” of Canco) under

Section 5.2 of National Instrument 62-104 Take Over Bids and Issuer Bids, as amended from time to time, or as would be required under the articles of RTO Acquiror or any laws or regulations, or pursuant to the rules or regulations of any Agency, if the Exchangeable Shares were RTO Acquiror Shares. If a Beneficiary does not provide the information required to be provided by such Beneficiary pursuant to this Section 4.11, the board of directors of RTO Acquiror may take any action permitted under the articles of RTO Acquiror or any laws or regulations, or pursuant to the rules or regulations of any Agency, with respect to the Voting Rights relating to the Exchangeable Shares held by such Beneficiary.

ARTICLE 5

EXCHANGE AND AUTOMATIC EXCHANGE

5.1	Grant of Exchange Right and Automatic Exchange Right

(1)

RTO Acquiror and, in the case of the Exchange Right (as defined below), Callco, hereby grant to Agent on behalf of, and for the use and benefit of, the Beneficiaries the right (the “Exchange Right”), upon the occurrence and during the continuance of an Insolvency Event, to require RTO Acquiror or Callco to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Right, all in accordance with the provisions of this agreement. Each of RTO Acquiror and Callco hereby acknowledges receipt from the Agent on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Right by RTO Acquiror or Callco, as the case may be, to the Agent.

(2)

During the term of and subject to the terms and conditions of this agreement, the Agent shall possess and be vested with full legal ownership of the Automatic Exchange Right and the Exchange Right and shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right and the Exchange Right, provided that the Agent shall:

(a)

hold the Automatic Exchange Right and the Exchange Right and the legal title thereto as agent solely for the use and benefit of the Beneficiaries in accordance with the provisions of this agreement; and

(b)

except as specifically authorized by this agreement, have no power or authority to exercise or otherwise deal in or with the Automatic Exchange Right or the Exchange Right, and the Agent shall not exercise any such rights for any purpose other than the purposes of this agreement.

(3)

The obligations of RTO Acquiror to issue RTO Acquiror Shares pursuant to the Automatic Exchange Right or the Exchange Right are subject to all applicable laws and regulatory or stock exchange requirements.

5.2	Legended Certificates / Ownership Statements

Canco shall cause each certificate or ownership statement representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)	their right to instruct the Agent with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)	the Automatic Exchange Right.

5.3	General Exercise of Exchange Right

The Exchange Right shall be and remain vested in and exercisable by Agent. Subject to Section 6.15, the Agent shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Agent as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Agent shall not exercise or permit the exercise of the Exchange Right.

5.4	Purchase Price

The purchase price payable by RTO Acquiror for each Exchangeable Share to be purchased by RTO Acquiror under the Exchange Right shall be an amount per share equal to (i) the Current Market Price of an RTO Acquiror Share on the day before the exchange, which shall be satisfied in full by RTO Acquiror issuing to the Beneficiary one RTO Acquiror Share, plus (ii) an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange (collectively the “Exchangeable Share Consideration”). In connection with each exercise of the Exchange Right, RTO Acquiror shall provide to the Agent an Officer’s Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

5.5	Exercise Instructions

Subject to the terms and conditions set forth herein, a Beneficiary shall be entitled upon the occurrence and during the continuance of an Insolvency Event, to instruct the Agent to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of the Agent. To cause the exercise of the Exchange Right by the Agent, the Beneficiary shall deliver to the Agent, in person or by certified or registered mail, at its principal office in Toronto or at such other place as the Agent may from time to time designate by written notice to the Beneficiaries, the certificates or ownership statement representing the Exchangeable Shares which such Beneficiary desires RTO Acquiror to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as the Agent, RTO Acquiror and Canco may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates or ownership statements, stating (i) that the Beneficiary thereby instructs the Agent to exercise the Exchange Right so as to require RTO Acquiror to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by RTO Acquiror free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing RTO Acquiror Shares issuable in connection with the exercise of the Exchange Right are to be issued, and (iv) the names and addresses of the persons to whom such new certificates or ownership statements should be delivered, and (b) payment (or evidence satisfactory to the Agent, RTO Acquiror and Canco of payment) of the taxes payable, if any, as contemplated by Section 5.7 of this agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Agent are to be purchased by RTO Acquiror under the Exchange Right, a new certificate or ownership statement for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Canco.

5.6	Delivery of RTO Acquiror Shares; Effect of Exercise

Promptly after the receipt by the Agent of the certificates representing the Exchangeable Shares which the Beneficiary desires RTO Acquiror to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes payable, if any, as contemplated by Section 5.7 or evidence thereof), duly endorsed for transfer to RTO Acquiror, the Agent shall notify RTO Acquiror and Canco of its receipt of the same, which notice to RTO Acquiror and Canco shall constitute exercise of the Exchange Right by the Agent on behalf of the Beneficiary in respect of such Exchangeable Shares, and RTO Acquiror shall promptly thereafter deliver or cause to be delivered to the Beneficiary, as directed by the Agent, in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Agent, Canco and RTO Acquiror of the payment of) the taxes payable, if any, as contemplated by Section 5.7 of this agreement. Immediately upon the giving of notice by the Agent to RTO Acquiror and Canco of the exercise of the Exchange Right, as provided in this Section 5.6, and with no further action required by the parties, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to RTO Acquiror all of such Beneficiary’s right, title and interest in and to such Exchangeable Shares and in the related interest in the Agency Property and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Exchangeable Share Consideration therefor, unless such Exchangeable Share Consideration is not delivered by RTO Acquiror to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary), as directed by the Agent, within three business days of the date of the giving of such notice by the Agent, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by RTO Acquiror. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the RTO Acquiror Shares delivered to it pursuant to the Exchange Right.

5.7	Stamp, Transfer or Other Taxes

Upon any sale or transfer of Exchangeable Shares to RTO Acquiror pursuant to the Exchange Right or the Automatic Exchange Right, the share certificate or certificates or DRS statements representing RTO Acquiror Shares to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or transferred or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold or transferred; provided, however, that such Beneficiary (a) shall pay (and none of RTO Acquiror, Canco or the Agent shall be required to pay) any documentary, stamp, transfer of other taxes or duties that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of RTO Acquiror that such taxes or duties, if any, have been paid.

5.8	Notice of Insolvency Event

As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Canco and RTO Acquiror shall give written notice thereof to the Agent. As soon as practicable following the receipt of notice from Canco and RTO Acquiror of the occurrence of an Insolvency Event, or upon the Agent becoming aware of an Insolvency Event, the Agent shall mail to each Beneficiary, at the expense of RTO Acquiror (such funds to be received in advance), a notice of such Insolvency Event in the form provided by RTO Acquiror, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.9	Failure to Retract

Upon the occurrence of an event referred to in paragraph (iv) of the definition of Insolvency Event, Canco hereby agrees with the Agent and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Agent all relevant materials delivered by the Beneficiary to Canco or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6(1) of the Share Provisions) in connection with such proposed redemption of the Retracted Shares.

5.10	Listing of RTO Acquiror Shares

RTO Acquiror covenants that if any RTO Acquiror Shares to be issued and delivered pursuant to the Automatic Exchange Right or the Exchange Right require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any Agency under any United States or Canadian federal, provincial or territorial law or regulation or pursuant to the rules and regulations of any Agency including any stock exchange upon which a security of the RTO Acquiror is listed or the fulfillment of any other United States or Canadian legal requirement before such shares may be issued and delivered by RTO Acquiror to the initial holder thereof or in order that such shares may be freely traded (other than any restrictions of general application on transfer by reason of a holder being a “control person” or the equivalent of RTO Acquiror for purposes of Canadian securities Law or any United States equivalent), RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause such RTO Acquiror Shares (or such other shares or securities) to be and remain duly registered, qualified or approved. RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause all RTO Acquiror Shares (or such other shares or securities) to be delivered pursuant to the Automatic Exchange Right or the Exchange Right to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding RTO Acquiror Shares have been listed by RTO Acquiror and remain listed and are quoted or posted for trading at such time.

5.11	RTO Acquiror Shares

RTO Acquiror hereby represents, warrants and covenants that the RTO Acquiror Shares issuable as described herein will be duly authorized and validly issued as fully paid and non assessable.

5.12	Automatic Exchange on Liquidation of RTO Acquiror

(1)	RTO Acquiror shall give the Agent written notice of each of the following events at the time set forth below:

(a)

in the event of any determination by the board of directors of RTO Acquiror to institute voluntary liquidation, dissolution or winding-up proceedings with respect to RTO Acquiror or to effect any other distribution of assets of RTO Acquiror among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)

as soon as practicable following the earlier of (A) receipt by RTO Acquiror of notice of, and (B) RTO Acquiror otherwise becoming aware of any instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of RTO Acquiror or to effect any other distribution of assets of RTO Acquiror among its shareholders for the purpose of winding up its affairs, in each case where RTO Acquiror has failed to contest in good faith any such proceeding commenced in respect of RTO Acquiror within 30 days of becoming aware thereof.

(2)

As soon as practicable following receipt by the Agent from RTO Acquiror of notice of any event (a “Liquidation Event”) contemplated by Section 5.12(1)(a) or Section 5.12(1)(b), the Agent shall give notice thereof to the Beneficiaries. Such notice shall be provided to the Agent by RTO Acquiror and shall include a brief description of the automatic exchange of Exchangeable Shares for RTO Acquiror Shares provided for in Section 5.12.

(3)

In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of RTO Acquiror Shares in the distribution of assets of RTO Acquiror in connection with a Liquidation Event, immediately prior to the effective date (the “Liquidation Event Effective Date”) of a Liquidation Event, each of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by RTO Acquiror and its affiliates) shall be automatically exchanged for one RTO Acquiror Share. To effect such automatic exchange, RTO Acquiror shall purchase each Exchangeable Share outstanding immediately prior to the

Liquidation Event Effective Date and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, free and clear of any lien, claim or encumbrance, for a purchase price per share equal to (i) the Current Market Price of an RTO Acquiror Share on the day prior to the Liquidation Event Effective Date, which shall be satisfied in full by RTO Acquiror issuing to the Beneficiary one RTO Acquiror Share for each Exchangeable Share, plus (ii) an additional amount equal to the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange. RTO Acquiror shall provide the Agent with an Officer’s Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share. Upon payment by RTO Acquiror of such purchase price, the relevant Beneficiary shall cease to have any right to be paid by Canco any amount in respect of declared and unpaid dividends on each Exchangeable Share.

(4)

The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for RTO Acquiror Shares shall be deemed to have occurred immediately prior to the Liquidation Event Effective Date, and each Beneficiary shall be deemed to have transferred to RTO Acquiror all of the Beneficiary’s right, title and interest in and to such Beneficiary’s Exchangeable Shares free and clear of any lien, claim or encumbrance and the related interest in the Agency Property and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and RTO Acquiror shall issue to the Beneficiary the RTO Acquiror Shares issuable upon the automatic exchange of Exchangeable Shares for RTO Acquiror Shares and on the applicable payment date shall deliver to the Agent for delivery to the Beneficiary a cheque for the balance, if any, of the purchase price for such Exchangeable Shares, without interest, in each case less any amounts withheld pursuant to Section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall become the holder of the RTO Acquiror Shares issued pursuant to the automatic exchange of such Beneficiary’s Exchangeable Shares for RTO Acquiror Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with RTO Acquiror pursuant to such automatic exchange shall thereafter be deemed to represent RTO Acquiror Shares issued to the Beneficiary by RTO Acquiror pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent RTO Acquiror Shares, duly endorsed in blank and accompanied by such instruments of transfer as RTO Acquiror may reasonably require, RTO Acquiror shall deliver or cause to be delivered to the Beneficiary certificates representing the RTO Acquiror Shares of which the Beneficiary is the holder.

5.13	Withholding Rights

Notwithstanding any other provision of this agreement, RTO Acquiror, Canco and the Agent shall be entitled to deduct and withhold from any dividend, distribution, consideration, purchase price or other amounts otherwise payable under this agreement to any holder of Exchangeable Shares or RTO Acquiror Shares such amounts as RTO Acquiror, Canco or the Agent is required to deduct and withhold with respect to such payment under the ITA or United States tax Laws or any provision of federal, provincial, state, local or foreign tax Law, in each case as amended or succeeded. The Agent may act and rely on the advice of counsel with respect to such matters. To the extent that amounts are so deducted and withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing Agency. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, RTO Acquiror, Canco and the Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to RTO Acquiror, Canco or the Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and RTO Acquiror, Canco or the Agent shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. RTO Acquiror, Canco and the Agent shall agree that the Agent may engage tax professionals on their behalf, at the expense of RTO Acquiror, to comply with the obligations of the Agent set forth in this Section 5.13.

5.14	No Fractional Shares

A holder of an Exchangeable Share shall not be entitled to any fraction of an RTO Acquiror Share upon the exercise of the Exchange Right or Automatic Exchange Right hereunder and no certificates or other evidence of ownership representing any such fractional interest shall be issued but rather the number of RTO Acquiror Shares issuable shall be rounded down to the nearest whole number without payment in respect of such fractional share.

ARTICLE 6

CONCERNING THE AGENT

6.1	Powers and Duties of the Agent

(1)	The rights, powers, duties and authorities of the Agent under this agreement, in its capacity as agent, shall include:

(a)	receipt and deposit of the RTO Acquiror Special Voting Share from RTO Acquiror as agent for and on behalf of the Beneficiaries in accordance with the provisions of this agreement;

(b)	granting proxies and distributing materials to Beneficiaries as provided in this agreement;

(c)	voting the Beneficiary Votes in accordance with the provisions of this agreement;

(d)

receiving the grant of the Automatic Exchange Right and the Exchange Right from RTO Acquiror as agent for and on behalf of the Beneficiaries in accordance with the provisions of this agreement and to instruct RTO Acquiror, or RTO Acquiror’s transfer agent, as applicable, to issue RTO Acquiror Shares to the Beneficiaries;

(e)

enforcing the benefit of the Automatic Exchange Right and the Exchange Right, in each case in accordance with the provisions of this agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries RTO Acquiror Shares and cheques, if any, to which such Beneficiaries are entitled pursuant to the Automatic Exchange Right or the Exchange Right, as the case may be;

(f)	holding title to the Agency Property;

(g)	taking action at the direction of a Beneficiary or Beneficiaries to enforce the obligations of RTO Acquiror and Canco under this agreement;

(h)	taking such other actions and doing such other things as are specifically provided in this agreement to be carried out by the Agent whether alone, jointly or in the alternative; and

(i)

maintaining the Canco share register, accepting change of ownership instructions from Beneficiaries, paying dividends and other distributions and, pursuant to Section 5.13, deducting and withholding applicable taxes under the ITA or United States tax Laws or any provision of federal, provincial, state, local or foreign tax Law.

(2)

In the exercise of such rights, powers, duties and authorities the Agent shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this agreement as the Agent, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of this agreement. Any exercise of such discretionary rights, powers, duties and authorities by the Agent shall be final, conclusive and binding upon all persons.

(3)

The Agent in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent agent would exercise in comparable circumstances.

(4)

The Agent shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Agent be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Agent, and in the absence of such notice the Agent may for all purposes of this agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

6.2	No Conflict of Interest

The Agent represents to RTO Acquiror and Canco that at the date of execution and delivery of this agreement there exists no material conflict of interest in the role of the Agent hereunder and the role of the Agent in any other capacity. The Agent shall, within 30 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 9. If, notwithstanding the foregoing provisions of this Section 6.2, the Agent has such a material conflict of interest, the validity and enforceability of this agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Agent contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Agent be replaced as agent hereunder.

6.3	Dealings with Transfer Agents, Registrars, etc.

(1)	Each of RTO Acquiror and Canco irrevocably authorizes the Agent, from time to time, to:

(a)

consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and RTO Acquiror Shares; and

(b)

requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Agent may reasonably require for the discharge of its duties and responsibilities under this agreement and (ii) from the transfer agent of RTO Acquiror Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Automatic Exchange Right and pursuant to the Exchange Right.

(2)

RTO Acquiror and Canco shall authorize their respective registrars and transfer agents to comply with all such requests. RTO Acquiror covenants that it shall supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Automatic Exchange Right and the Exchange Right, in each case pursuant to Article 5.

6.4	Books and Records

The Agent shall keep available for inspection by RTO Acquiror and Canco at the Agent’s principal office in Toronto correct and complete books and records of account relating to this agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Automatic Exchange Right and the Exchange Right. On or before December 31, 2021, and on or before December 31 in every year thereafter, so long as the RTO Acquiror Special Voting Share is registered in the name of the Agent, the Agent shall transmit to RTO Acquiror and Canco a brief report, dated as of the preceding December 31st, with respect to:

(c)	the property and funds comprising the Agency Property as of that date;

(d)

the number of exercises of the Automatic Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Agent on behalf of Beneficiaries in consideration of the issuance by RTO Acquiror of RTO Acquiror Shares in connection with the Automatic Exchange Right, during the calendar year ended on such December 31st; and

(e)	any action taken by the Agent in the performance of its duties under this agreement which it had not previously reported.

6.5	Income Tax Returns and Reports

The Agent shall, to the extent necessary, prepare and file, or cause to be prepared and filed, appropriate Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any other Agency, including any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Agent may obtain the advice and assistance of such experts or advisors as the Agent considers necessary or advisable (who may be experts or advisors to RTO Acquiror or Canco). If requested by the Agent, RTO Acquiror or Canco shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

6.6	Indemnification Prior to Certain Actions by Agent

(1)

The Agent shall exercise any or all of the rights, duties, powers or authorities vested in it by this agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Agent reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Agent therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Agent any such funding, security or indemnity in connection with the exercise by the Agent of any of its rights, duties, powers and authorities with respect to the RTO Acquiror Special Voting Share pursuant to Article 4, subject to Section 6.15, and with respect to the Automatic Exchange Right and the Exchange Right pursuant to Article 5.

(2)

None of the provisions contained in this agreement shall require the Agent to expend or risk its own funds or otherwise incur financial expenses in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

6.7	Action of Beneficiaries

No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Agent to take or institute such action, suit or proceeding and furnished the Agent with the funding, security or indemnity referred to in Section 6.6 and the Agent shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Agent might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Automatic Exchange Right or the Exchange Right except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Agent, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

6.8	Reliance Upon Declarations

The Agent shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Agent to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this agreement.

6.9	Evidence and Authority to Agent

(1)

RTO Acquiror and/or Canco shall furnish to the Agent evidence of compliance with the conditions provided for in this agreement relating to any action or step required or permitted to be taken by RTO Acquiror and/or Canco or the Agent under this agreement or as a result of any obligation imposed under this agreement, including in respect of the Voting Rights or the Automatic Exchange Right or the Exchange Right and the taking of any other action to be taken by the Agent at the request of or on the application of RTO Acquiror and/or Canco promptly if and when:

(a)	such evidence is required by any other section of this agreement to be furnished to the Agent in accordance with the terms of this Section 6.9; or

(b)

the Agent, in the exercise of its rights, powers, duties and authorities under this agreement, gives RTO Acquiror and/or Canco written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)

Such evidence shall consist of an Officer’s Certificate of RTO Acquiror and/or Canco or a statutory declaration or a certificate made by persons entitled to sign an Officer’s Certificate stating that any such condition has been complied with in accordance with the terms of this agreement.

(3)

Whenever such evidence relates to a matter other than the Voting Rights or the Automatic Exchange Right or the Exchange Right or the taking of any other action to be taken by the Agent at the request or on the application of RTO Acquiror and/or Canco, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of RTO Acquiror and/or Canco it shall be in the form of an Officer’s Certificate or a statutory declaration.

(4)

Each statutory declaration, Officer’s Certificate, opinion or report furnished to the Agent as evidence of compliance with a condition provided for in this agreement shall include a statement by the person giving the evidence:

(a)	declaring that he has read and understands the provisions of this agreement relating to the condition in question;

(b)	describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

(c)	declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

6.10	Experts, Advisers and Agents

The Agent may:

(a)

in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer or other expert, whether retained by the Agent or by RTO Acquiror and/ or Canco or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)	employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder; and

(c)

pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all reasonable disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Agency Property.

6.11	Investment of Moneys Held by Agent

Unless otherwise provided in this agreement, any moneys held by or on behalf of the Agent which under the terms of this agreement may or ought to be invested or which may be on deposit with the Agent or which may be in the hands of the Agent shall, upon the receipt by the Agent of the written direction of Canco, be invested or reinvested in the name or under the control of the Agent in Authorized Investments, or as otherwise agreed upon in writing by the Agent and Canco. Any direction of Canco to the Agent as to investment or reinvestment of funds shall be in writing. If no such direction is received, the Agent shall not have any obligation to invest the monies and pending receipt of such a direction all interest or other income and such moneys may be deposited in the name of the Agent in any chartered bank in Canada or, with the consent of Canco, in the deposit department of the Agent or any other specified loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits. The Agent shall not be held liable for any losses incurred in the investment of any funds as herein provided that the Agent has not acted in bad faith or with fraud, gross negligence or wilful misconduct in investing any such funds.

6.12	Agent Not Required to Give Security

The Agent shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this agreement or otherwise in respect of the premises.

6.13	Agent Not Bound to Act on Request

Except as in this agreement otherwise specifically provided, the Agent shall not be bound to act in accordance with any direction or request of RTO Acquiror and/or Canco or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Agent, and the Agent shall be empowered to act upon any such copy purporting to be authenticated and believed by the Agent to be genuine.

6.14	Authority to Carry on Business

The Agent represents to RTO Acquiror and Canco that at the date of execution and delivery by it of this agreement it is authorized to carry on the business of a company in each of the provinces of Canada but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this agreement and the Voting Rights, the Automatic Exchange Right and the Exchange Right shall not be affected in any manner whatsoever by reason only of such event but the Agent shall, within 90 days after ceasing to be authorized to carry on the business of a company in any province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 9.

6.15	Conflicting Claims

(1)

If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Agent shall be entitled, in its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Agent may elect not to exercise any Voting Rights, Automatic Exchange Right or Exchange

Right subject to such conflicting claims or demands and, in so doing, the Agent shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Agent shall be entitled to continue to refrain from acting and to refuse to act until:

(a)

the rights of all adverse claimants with respect to the Voting Rights, Automatic Exchange Right or Exchange Right subject to such conflicting claims or demands have been adjudicated by a final judgement of a court of competent jurisdiction; or

(b)

all differences with respect to the Voting Rights, Automatic Exchange Right or Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Agent shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)

If the Agent elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Agent as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

6.16	Acceptance of Obligations

The Agent hereby accepts the obligations created and provided for, by and in this agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

6.17	Third Party Interests

Each party to this agreement hereby represents to the Agent that any account to be opened by, or interest to be held by the Agent in connection with this agreement, for or to the credit of such party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such party hereto agrees to complete and execute forthwith a declaration in the Agent’s prescribed form as to the particulars of such third party.

6.18	Privacy

The parties acknowledge that Canadian federal and/or provincial legislation that addresses the protection of individuals’ personal information (collectively, “Privacy Laws”) applies to obligations and activities under this agreement. Despite any other provision of this agreement, no party shall take or direct any action that would contravene, or cause the others to contravene, applicable Privacy Laws. The parties shall, prior to transferring or causing to be transferred personal information to the Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or shall have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. Specifically, the Agent agrees: (a) to have a designated chief privacy officer; (b) to maintain policies and procedures to protect personal information and to receive and respond to any privacy complaint or inquiry; (c) to use personal information solely for the purposes of providing its services under or ancillary to this agreement and not to use it for any purpose except with the consent of or direction from the other parties or the individual involved; (d) not to sell or otherwise improperly disclose personal information to any third party; and (e) to employ administrative, physical and technological safeguards to reasonably secure and protect personal information against loss, theft, or unauthorized access, use or modification.

ARTICLE 7

COMPENSATION

7.1	Fees and Expenses of the Agent

Canco agrees to pay the Agent reasonable compensation for all of the services rendered by it under this agreement and shall reimburse the Agent for all reasonable and documented expenses (including, but not limited to, taxes other than taxes based on the net income or capital of the Agent, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the reasonable cost and expense of any suit or litigation of any character and any proceedings before any governmental Agency, reasonably incurred by the Agent in connection with its duties under this agreement; provided that Canco shall have no obligation to reimburse the Agent for any expenses or disbursements paid, incurred or suffered by the Agent in any suit or litigation or any such proceedings in which the Agent is determined to have acted in bad faith or with fraud, gross negligence or wilful misconduct or to have materially breached any provision hereof.

ARTICLE 8

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1	Indemnification of the Agent

(1)

RTO Acquiror and Canco jointly and severally agree to indemnify and hold harmless the Agent and each of its directors, officers, employees and agents appointed and acting in accordance with this agreement (collectively, the “Indemnified Parties”) against all claims, losses (other than loss of profits), damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Agent’s legal counsel) which, without fraud, gross negligence, wilful misconduct or bad faith on the part of such Indemnified Party or a material breach of any provision hereof, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Agent’s acceptance or administration of the Agency Property, its compliance with its duties set forth in this agreement, or any written or oral instruction delivered to the Agent by RTO Acquiror or Canco pursuant hereto.

(2)

In no case shall RTO Acquiror or Canco be liable under this indemnity for any claim against any of the Indemnified Parties unless RTO Acquiror and Canco shall be notified by the Agent of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, RTO Acquiror and Canco shall be entitled to participate at their own expense in the defence and, if RTO Acquiror and Canco so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Agent shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Agent unless: (i) the employment of such counsel has been authorized by RTO Acquiror or Canco; or (ii) the named parties to any such suit include both the Agent and RTO Acquiror or Canco and the Agent shall have been advised by counsel acceptable to RTO Acquiror or Canco that there may be one or more legal defences available to the Agent that are different from or in addition to those available to RTO Acquiror or Canco and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case RTO Acquiror and Canco shall not have the right to assume the defence of such suit on behalf of the Agent but shall be liable to pay the reasonable fees and expenses of counsel for the Agent). This indemnity shall survive the termination of this agreement and the resignation or removal of the Agent.

8.2	Limitation of Liability

The Agent shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Agency Property or any loss incurred on any investment of funds pursuant to this agreement, except to the extent that such loss is attributable to the fraud, gross negligence, wilful misconduct or bad faith on the part of the Agent or to have resulted from a material breach by the Agent of any provision hereof.

ARTICLE 9

CHANGE OF AGENT

9.1	Resignation

The Agent, or any Agent hereafter appointed, may at any time resign by giving written notice of such resignation to RTO Acquiror and Canco specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless RTO Acquiror and Canco otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor agent or trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, RTO Acquiror and Canco shall promptly appoint a successor agent or trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of an agent or trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning agent and one copy to the successor agent or trustee. Failing the appointment and acceptance of a successor agent or trustee, a successor agent or trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this agreement. If the retiring agent is the party initiating an application for the appointment of a successor agent or trustee by order of a court of competent jurisdiction, RTO Acquiror and Canco shall be jointly and severally liable to reimburse the retiring agent for its legal costs and expenses in connection with same.

9.2	Removal

The Agent, or any agent or trustee hereafter appointed, may (provided a successor agent or trustee is appointed) be removed at any time on not less than 30 days’ prior notice by written instrument executed by RTO Acquiror and Canco, in duplicate, one copy of which shall be delivered to the agent so removed and one copy to the successor agent or trustee.

9.3	Successor Agent or Trustee

Any successor agent or trustee appointed as provided under this agreement shall execute, acknowledge and deliver to RTO Acquiror and Canco and to its predecessor agent an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor agent shall become effective and such successor agent or trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with the like effect as if originally named as trustee in this agreement. However, on the written request of RTO Acquiror and Canco or of the successor agent or trustee, the agent ceasing to act shall, upon payment of any amounts then due to it pursuant to the provisions of this agreement, execute and deliver an instrument transferring to such successor agent or trustee all the rights and powers of the agent so ceasing to act. Upon the request of any such successor agent or trustee, RTO Acquiror, Canco and such predecessor agent shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor agent or trustee all such rights and powers.

9.4	Notice of Successor Agent or Trustee

Upon acceptance of appointment by a successor agent or trustee as provided herein, RTO Acquiror and Canco shall cause to be mailed notice of the succession of such agent or trustee hereunder to each

Beneficiary specified in a List. If RTO Acquiror or Canco shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor agent or trustee, the successor agent or trustee shall cause such notice to be mailed at the expense of RTO Acquiror and Canco.

ARTICLE 10

RTO ACQUIROR SUCCESSORS

10.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “RTO Acquiror Successor”), by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agency agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the RTO Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such RTO Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of RTO Acquiror under this agreement: and

(b)

such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Agent or of the Beneficiaries hereunder.

Notwithstanding the foregoing provisions of Section 10.1, RTO Acquiror shall be permitted to consummate an Asset Sale Transaction (as such term is defined in the terms of the preferred stock of the RTO Acquiror).

10.2	Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Agent, RTO Acquiror Successor and Canco shall, if required by Section 10.1, execute and deliver the supplemental agency agreement provided for in Article 11 and thereupon RTO Acquiror Successor and such other person that may then be the issuer of the RTO Acquiror Shares shall possess and from time to time may exercise each and every right and power of RTO Acquiror under this agreement in the name of RTO Acquiror or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the board of directors of RTO Acquiror or any officers of RTO Acquiror may be done and performed with like force and effect by the directors or officers of such RTO Acquiror Successor.

10.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of RTO Acquiror (other than Canco or Callco) with or into RTO Acquiror, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of RTO Acquiror (other than Canco or Callco), or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of RTO Acquiror (other than Canco or Callco) among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 10.

10.4	Successor Transactions

Notwithstanding the foregoing provisions of this Article 10, in the event of an RTO Acquiror Control Transaction:

(a)

in which RTO Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding RTO Acquiror Shares are acquired by, one or more other corporations to which RTO Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the ITA (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition in the Share Provisions; and

(c)

in which all or substantially all of the then outstanding RTO Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such RTO Acquiror Control Transaction, owns or controls, directly or indirectly, RTO Acquiror, then, (i) all references herein to “RTO Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “RTO Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments, if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Share Provisions or Article 5 of the Plan of Arrangement or exchange of such shares pursuant to this agreement immediately subsequent to the RTO Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to he Share Provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to this agreement had occurred immediately prior to the RTO Acquiror Control Transaction and the RTO Acquiror Control Transaction was completed) without any need to amend the terms and conditions of this agreement and without any further action required; and (ii) RTO Acquiror shall cause the Other Corporation to deposit one or more voting securities of such Other Corporation to allow Beneficiaries to exercise voting rights in respect of the Other Corporation substantially similar to those provided for in this agreement.

ARTICLE 11

AMENDMENTS AND SUPPLEMENTAL AGENCY AGREEMENTS

11.1	Amendments, Modifications, etc.

Subject to Sections 11.2, 11.4 and 13.1, this agreement may not be amended or modified except by an agreement in writing executed by RTO Acquiror, Canco and the Agent and approved by the Beneficiaries in accordance with Section 11(2) of the Share Provisions.

11.2	Ministerial Amendments

Notwithstanding the provisions of Section 11.1, the parties to this agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this agreement for the purposes of:

(a)

adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that each of Canco and RTO Acquiror shall be of the good faith opinion and the Agent, acting on the advice of counsel, shall be of the opinion that such additions will not be materially prejudicial to the rights or interests of the Beneficiaries;

(b)	making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of RTO

Acquiror and Canco and in the opinion of the Agent, having in mind the best interests of the Beneficiaries, it may be expedient to make, provided that RTO Acquiror, Canco and the Agent, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be materially prejudicial to the interests of the Beneficiaries;

(c)

making such changes or corrections which, on the advice of counsel to RTO Acquiror, Canco and the Agent, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; or

(d)

making changes to provide added protection or benefit to or for the benefit of Beneficiaries hereunder provided that each of Canco and RTO Acquiror shall be of the good faith opinion and the Agent, acting on the advice of counsel, shall be of the opinion that such changes will not be materially prejudicial to the rights or interests of the Beneficiaries.

11.3	Meeting to Consider Amendments

Canco, at the request of RTO Acquiror, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Canco, the Share Provisions and all applicable laws.

11.4	Changes in Capital of RTO Acquiror and Canco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either RTO Acquiror Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RTO Acquiror Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agency agreement giving effect to and evidencing such necessary amendments and modifications.

11.5	Execution of Supplemental Agency Agreements

From time to time Canco (when authorized by a resolution of its Board of Directors), RTO Acquiror (when authorized by a resolution of its board of directors) and the Agent may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agency agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)

evidencing the succession of RTO Acquiror Successors and the covenants of and obligations assumed by each such RTO Acquiror Successor in accordance with the provisions of Article 9 and the successors of the Agent or any successor Agent in accordance with the provisions of Article 9;

(b)

making any additions to, deletions from or alterations of the provisions of this agreement or the Voting Rights, the Automatic Exchange Right or the Exchange Right which, in the opinion of the Agent, will not be materially prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Agent, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to RTO Acquiror, Canco, the Agent or this agreement; and

(c)

for any other purposes not inconsistent with the provisions of this agreement, including to make or evidence any amendment or modification to this agreement as contemplated hereby; provided that, in the opinion of the Agent, the rights of the Beneficiaries will not be materially prejudiced thereby.

ARTICLE 12

TERMINATION

12.1	Term

This agreement shall continue until the earliest to occur of the following events:

(a)	no outstanding Exchangeable Shares are held by a Beneficiary; and

(b)	each of RTO Acquiror and Canco elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 12 of the Share Provisions.

12.2	Survival of Agreement

This agreement shall survive and continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Article 7 and Article 8 shall survive any such termination of this agreement.

ARTICLE 13

GENERAL

13.1	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

13.2	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns and, subject to the terms hereof, to the benefit of the Beneficiaries.

13.3	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(i)	In the case of RTO Acquiror or Canco to the following address:

c/o MoSys, Inc.

2309 Bering Drive, San Jose, California 95131

Attention: Chief Executive Officer

E-mail: ronald@perasotech.com

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

25th Floor

New York, NY 10022

Attention: Blake Baron

E-mail: bjb@msk.com

and

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Dee Rajpal

E-mail: drajpal@stikeman.com

(ii)	In the case of Agent to:

Grant Hughes, Chief Operating Officer

Kingsdale Partners LP

130 King Street West, Suite 2950

Toronto, Ontario M5X 1E2

E-mail: ghughes@kingsdaleadvisors.com

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

13.4	Notice to Beneficiaries

Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Canco from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which bylaws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

13.5	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

13.6	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

13.7	Attornment

Each of the Agent, RTO Acquiror, and Canco agrees that any action or proceeding arising out of or relating to this agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the non-exclusive jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgement of the said courts and not to seek, and hereby waives, any review of the merits of any such judgement by the courts of any other jurisdiction, and RTO Acquiror hereby appoints Canco at its registered office in the Province of Ontario as attorney for service of process.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

2864555 ONTARIO INC.

Per:
Name:
Title:

KINGSDALE ADVISORS LP, by its general partner ●

Per:
Name:
Title:

MOSYS, INC.

Per:
Name:
Title:

Annex F

FORM OF SUPPORT AGREEMENT

SUPPORT AGREEMENT

AGREEMENT made as of the ● day of ●, 2021, between MoSys, Inc., a corporation existing under the laws of the State of Delaware (hereinafter referred to as “RTO Acquiror”), 2864552 Ontario Inc., a corporation existing under the laws of Ontario (hereinafter referred to as “Callco”) and 2864555 Ontario Inc., a corporation existing under the laws of Ontario (hereinafter referred to as “Canco”).

RECITALS:

A.

in connection with an arrangement agreement (the “Arrangement Agreement”) made as of September 14, 2021 between RTO Acquiror, Canco, Callco, and Peraso Technologies Inc. (“Peraso”), the Exchangeable Shares are to be issued to certain holders of securities of Peraso pursuant to the Plan of Arrangement contemplated by the Arrangement Agreement; and

B.	pursuant to the Arrangement Agreement, RTO Acquiror, Canco and Callco are required to enter into this agreement.

In consideration of the foregoing and the mutual agreements contained herein (the receipt and sufficiency of which are acknowledged), the parties agree as follows:

ARTICLE 1

DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

Each initially capitalized term used and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the “Share Provisions”) attaching to the Exchangeable Shares as set out in the articles of Canco. In this agreement, “including” means “including without limitation” and “includes” means “includes without limitation”.

1.2	Interpretation Not Affected by Headings

The division of this agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this agreement. Unless otherwise specified, references to an “Article” or “Section” refer to the specified Article or Section of this agreement.

1.3	Number, Gender

Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4	Date for any Action

If any date on which any action is required to be taken under this agreement is not a business day, such action shall be required to be taken on the next succeeding business day. For the purposes of this agreement, a “business day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in Toronto, Ontario or San Jose, California are authorized or required by applicable law to be closed.

ARTICLE 2

COVENANTS OF RTO ACQUIROR AND CANCO

2.1	Covenants Regarding Exchangeable Shares

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror shall:

(a)

not declare or pay any dividend or make any other distribution on the RTO Acquiror Shares, unless (i) Canco shall (A) on the same day declare or pay, as the case may be, an equivalent dividend or other distribution (as provided for in the Share Provisions) on the Exchangeable Shares (an “Equivalent Dividend”), and (B) have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) Canco shall, in the case of a dividend that is a stock dividend on the RTO Acquiror Shares (A) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Share Provisions) in a corresponding, contemporaneous and economically equivalent manner to that in respect of the RTO Acquiror Shares (an “Equivalent Stock Subdivision”), and (B) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

(b)

advise Canco sufficiently in advance of the declaration by RTO Acquiror of any dividend or other distribution on the RTO Acquiror Shares and take all such other actions as are necessary or desirable, in co-operation with Canco, to ensure that

(i)

the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend or other distribution on the RTO Acquiror Shares, or

(ii)	the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the corresponding stock dividend on the RTO Acquiror Shares;

(c)	ensure that the record date for any dividend or other distribution declared on the RTO Acquiror Shares is not less than 7 days after the declaration date of such dividend or other distribution;

(d)

take all such actions and do all such things as are necessary to enable and permit Canco, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by RTO Acquiror or its affiliates) upon the liquidation, dissolution or winding-up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by Canco, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit Canco to cause to be delivered RTO Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of Sections 5, 6 or 7, as the case may be, of the Share Provisions;

(e)

take all such actions and do all such things as are necessary or desirable to enable and permit RTO Acquiror and Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right (as defined in the Plan of Arrangement) or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit RTO Acquiror and Callco to cause to be delivered RTO Acquiror Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right or the Redemption Call Right, as the case may be; and

(f)	except in connection with any event, circumstance or action which causes or could cause the occurrence of a Redemption Date, not exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding up of Canco or any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs.

2.2	Segregation of Funds

RTO Acquiror shall cause Canco to deposit a sufficient amount of funds in a separate account of Canco and segregate a sufficient amount of such other assets and property as is necessary to enable Canco to pay dividends when due and to pay or otherwise satisfy its respective obligations under Sections 5, 6 and 7 of the Share Provisions, as applicable.

2.3	Reservation of RTO Acquiror Shares

RTO Acquiror hereby represents, warrants and covenants in favour of Canco and Callco that RTO Acquiror has reserved for issuance and shall, at all times while any Exchangeable Shares (other than Exchangeable Shares held by RTO Acquiror or its affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of RTO Acquiror Shares (or other shares or securities into which RTO Acquiror Shares may be reclassified or changed as contemplated by Section 2.7): (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and (b) as are now and may hereafter be required to enable and permit RTO Acquiror to meet its obligations under the Voting and Exchange Agency Agreement and under any other security or commitment pursuant to which RTO Acquiror may now or hereafter be required to issue RTO Acquiror Shares, to enable and permit Callco or RTO Acquiror, as the case may be, to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right and the Redemption Call Right and to enable and permit Canco to meet its obligations hereunder and under the Share Provisions.

2.4	Notification of Certain Events

In order to assist RTO Acquiror to comply with its obligations hereunder and to permit Callco or RTO Acquiror to exercise, as the case may be, the Liquidation Call Right, the Retraction Call Right, the Change of Law Call Right and the Redemption Call Right, Canco shall notify RTO Acquiror and Callco of each of the following events at the time set forth below:

(a)

in the event of any determination by the Board of Directors of Canco to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)

promptly, upon the earlier of receipt by Canco of notice of and Canco otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Canco or to effect any other distribution of the assets of Canco among its shareholders for the purpose of winding up its affairs;

(c)	immediately, upon receipt by Canco of a Retraction Request;

(d)	on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions;

(e)

as soon as practicable upon the issuance by Canco of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares pursuant to the Arrangement); and

(f)	promptly, upon receiving notice of a Change of Law (as defined in the Plan of Arrangement).

2.5	Delivery of RTO Acquiror Shares to Canco and Callco

In furtherance of its obligations under Section 2.1(d) and Section 2.1(e), upon notice from Canco or Callco of any event that requires Canco or Callco to cause to be delivered RTO Acquiror Shares to any holder of Exchangeable Shares, RTO Acquiror shall forthwith allot, issue and deliver or cause to be delivered to the relevant holder of Exchangeable Shares as directed by Canco or Callco the requisite number of RTO Acquiror Shares to be allotted to, received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares (but, for the avoidance of doubt, not to Canco or Callco). All such RTO Acquiror Shares shall be duly authorized and validly issued as fully paid and non-assessable.

2.6	Qualification of RTO Acquiror Shares

If any RTO Acquiror Shares (or other shares or securities into which RTO Acquiror Shares may be reclassified or changed as contemplated by Section 2.7) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any United States or Canadian federal, state, provincial or territorial securities including any stock exchange on which securities of RTO Acquiror are listed or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority in the United States or Canada or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by RTO Acquiror and delivered by RTO Acquiror at the direction of Callco or Canco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded (other than any restrictions of general application on transfer by reason of a holder being a “control person” for purposes of Canadian federal, provincial or territorial securities Law or the equivalent thereof under any United States Laws), RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause such RTO Acquiror Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian Law. RTO Acquiror shall use its commercially reasonable efforts (which, for greater certainty, shall not require RTO Acquiror to consent to a term or condition of an approval or consent which RTO Acquiror reasonably determines could have a materially adverse effect on RTO Acquiror or its subsidiaries) to cause all RTO Acquiror Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding RTO Acquiror Shares (or such other shares or securities) have been listed by RTO Acquiror and remain listed and are quoted or posted for trading at such time.

2.7	Economic Equivalence

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding:

(a)	RTO Acquiror shall not without prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12 of the Share Provisions:

(i)

issue or distribute RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to the holders of all or substantially all of the then outstanding RTO Acquiror Shares by way of stock dividend or other distribution, other than an issue of RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) to holders of RTO Acquiror Shares (i) who exercise an option to receive dividends in RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or similar arrangement; or

(ii)	issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding RTO Acquiror Shares entitling them to subscribe for or to purchase RTO Acquiror

Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares); or

(iii)

issue or distribute to the holders of all or substantially all of the then outstanding RTO Acquiror Shares (A) shares or securities (including evidence of indebtedness) of RTO Acquiror of any class (other than RTO Acquiror Shares or securities convertible into or exchangeable for or carrying rights to acquire RTO Acquiror Shares), or (B) rights, options, warrants or other assets other than those referred to in Section 2.7(a)(ii);

unless in each case the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares and at least 7 days prior written notice thereof is given to the holders of Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(b)	RTO Acquiror shall not without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12 of the Share Provisions:

(i)	subdivide, re-divide or change the then outstanding RTO Acquiror Shares into a greater number of RTO Acquiror Shares; or

(ii)	reduce, combine, consolidate or change the then outstanding RTO Acquiror Shares into a lesser number of RTO Acquiror Shares; or

(iii)	reclassify or otherwise change RTO Acquiror Shares or effect an amalgamation, merger, arrangement, reorganization or other transaction affecting RTO Acquiror Shares;

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and at least seven days prior written notice is given to the holders of Exchangeable Shares, provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by RTO Acquiror in order to give effect to and to consummate, in furtherance of or otherwise in connection with the transactions contemplated by, and in accordance with, the Arrangement Agreement and the Plan of Arrangement.

(c)

RTO Acquiror shall ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b), or, if no record date is applicable for such event, the effective date for any such event, is not less than five business days after the date on which such event is declared or announced by RTO Acquiror (with contemporaneous notification thereof by RTO Acquiror to Canco).

(d)

The Board of Directors of Canco shall determine, acting in good faith and in its sole discretion, “economic equivalence” for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) and each such determination shall be conclusive and binding on RTO Acquiror. In making each such determination, the following factors may, without excluding other factors determined by the Board of Directors of Canco to be relevant, be considered by the Board of Directors of Canco:

(i)	in the case of any stock dividend or other distribution payable in RTO Acquiror Shares, the number of such shares issued in proportion to the number of RTO Acquiror Shares previously outstanding;

(ii)

in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase RTO Acquiror Shares (or securities exchangeable for or convertible into or carrying rights to acquire RTO Acquiror Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of an RTO Acquiror Share;

(iii)	in the case of the issuance or distribution of any other form of property (including any shares or securities of RTO Acquiror of any class other than RTO Acquiror Shares, any rights, options or warrants other than those referred to in Section 2.7(d)(ii), any evidences of indebtedness of RTO Acquiror or any assets of RTO Acquiror), the relationship between the fair market value (as determined by the Board of Directors of Canco in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding RTO Acquiror Share and the Current Market Price of an RTO Acquiror Share;

(iv)

in the case of any subdivision, redivision or change of the then outstanding RTO Acquiror Shares into a greater number of RTO Acquiror Shares or the reduction, combination, consolidation or change of the then outstanding RTO Acquiror Shares into a lesser number of RTO Acquiror Shares or any amalgamation, merger, arrangement, reorganization or other transaction affecting RTO Acquiror Shares, the effect thereof upon the then outstanding RTO Acquiror Shares; and

(v)

in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of RTO Acquiror Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing withholding taxes and marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)

Canco agrees that, to the extent required, upon due notice from RTO Acquiror, Canco shall use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Canco, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalence with respect to the RTO Acquiror Shares and Exchangeable Shares as provided for in this Section 2.7.

2.8	Tender Offers

In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to RTO Acquiror Shares (an “Offer”) is proposed by RTO Acquiror or is proposed to RTO Acquiror or its shareholders and is recommended by the Board of Directors of RTO Acquiror, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of RTO Acquiror, and the Exchangeable Shares are not redeemed by Canco or purchased by RTO Acquiror or Callco pursuant to the Redemption Call Right, RTO Acquiror shall expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than RTO Acquiror and its affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of RTO Acquiror Shares, without discrimination. Without limiting the generality of the foregoing, RTO Acquiror shall expeditiously and in good faith take all such actions and do all such things as are necessary or desirable to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Canco (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Canco to redeem (or RTO Acquiror or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of an RTO Acquiror Control Transaction.

2.9	Ownership of Outstanding Shares

Without the prior approval of Canco and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 12 of the Share Provisions, RTO Acquiror covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any person other than RTO Acquiror or any of its affiliates, RTO Acquiror shall be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Canco and Callco. Notwithstanding the foregoing, but subject to Article 3, RTO Acquiror shall not be in violation of this Section 2.9 if any person or group of persons acting jointly or in concert acquire all or substantially all of the assets of RTO Acquiror or the RTO Acquiror Shares pursuant to any merger of RTO Acquiror as a result of which RTO Acquiror is not the surviving corporation.

2.10	RTO Acquiror and Affiliates Not to Vote Exchangeable Shares

RTO Acquiror covenants and agrees that it shall appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. RTO Acquiror further covenants and agrees that it shall not, and shall cause its affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the OBCA (or any successor or other corporate statute by which Canco may in the future be governed) with respect to any Exchangeable Shares held by it or by its affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11	Ordinary Market Purchases

For certainty, nothing contained in this agreement, including the obligations of RTO Acquiror contained in Section 2.8, shall limit the ability of RTO Acquiror (or any of its subsidiaries including, without limitation, Callco or Canco) to make ordinary market purchases of RTO Acquiror Shares in accordance with applicable laws and regulatory or stock exchange requirements.

2.12	Stock Exchange Listing

RTO Acquiror covenants and agrees in favour of Canco that, as long as any outstanding Exchangeable Shares are owned by any person other than RTO Acquiror or any of its affiliates, RTO Acquiror shall use reasonable efforts to maintain a listing for such RTO Acquiror Shares on the NASDAQ Capital Market.

ARTICLE 3

RTO ACQUIROR SUCCESSORS

3.1	Certain Requirements in Respect of Combination, etc.

So long as any Exchangeable Shares not owned by RTO Acquiror or its affiliates are outstanding, RTO Acquiror shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, arrangement, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, provided that it may do so if:

(a)

such other person or continuing corporation (the “RTO Acquiror Successor”) by operation of law, becomes, without more, bound by the terms and provisions of this agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are necessary or advisable to evidence the assumption by the RTO Acquiror Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such RTO Acquiror Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of RTO Acquiror under this agreement; and

(b)

such transaction shall be upon such terms and conditions as to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of the Exchangeable Shares.

Notwithstanding the foregoing provisions of this Section 3.1, RTO Acquiror shall be permitted to consummate an Asset Sale Transaction (as such term is defined in the terms of the preferred stock of the RTO Acquiror).

3.2	Vesting of Powers in Successor

Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the RTO Acquiror Successor and such other person that may then be the issuer of the RTO Acquiror Shares shall possess and from time to time may exercise each and every right and power of RTO Acquiror under this agreement in the name of RTO Acquiror or otherwise and any act or proceeding by any provision of this agreement required to be done or performed by the Board of Directors of RTO Acquiror or any officers of RTO Acquiror may be done and performed with like force and effect by the directors or officers of such RTO Acquiror Successor.

3.3	Wholly-Owned Subsidiaries

Nothing herein shall be construed as preventing (i) the amalgamation or merger of any wholly-owned direct or indirect subsidiary of RTO Acquiror with or into RTO Acquiror, (ii) the winding-up, liquidation or dissolution of any wholly-owned direct or indirect subsidiary of RTO Acquiror, or (iii) any other distribution of the assets of any wholly-owned direct or indirect subsidiary of RTO Acquiror among the shareholders of such subsidiary for the purpose of winding up its affairs, and any such transactions are expressly permitted by this Article 3.

3.4	Successorship Transaction

Notwithstanding the foregoing provisions of Article 3, in the event of an RTO Acquiror Control Transaction:

(a)

in which RTO Acquiror merges or amalgamates with, or in which all or substantially all of the then outstanding RTO Acquiror Shares are acquired by, one or more other corporations to which RTO Acquiror is, immediately before such merger, amalgamation or acquisition, “related” within the meaning of the ITA (otherwise than by virtue of a right referred to in paragraph 251(5)(b) thereof);

(b)	which does not result in an acceleration of the Redemption Date in accordance with paragraph (b) of that definition; and

(c)

in which all or substantially all of the then outstanding RTO Acquiror Shares are converted into or exchanged for shares or rights to receive such shares (the “Other Shares”) of another corporation (the “Other Corporation”) that, immediately after such RTO Acquiror Control Transaction, owns or controls, directly or indirectly, RTO Acquiror;

then all references herein to “RTO Acquiror” shall thereafter be and be deemed to be references to “Other Corporation” and all references herein to “RTO Acquiror Shares” shall thereafter be and be deemed to be references to “Other Shares” (with appropriate adjustments if any, as are required to result in a holder of Exchangeable Shares on the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 5 of the Plan of Arrangement or exchange of such shares pursuant to the Voting and Exchange Agency Agreement immediately subsequent to the RTO Acquiror Control Transaction being entitled to receive that number of Other Shares equal to the number of Other Shares such holder of Exchangeable Shares would have received if the exchange, redemption or retraction of such shares pursuant to the Exchangeable Share Provisions or Article 5 of the Plan of Arrangement, or exchange of such shares pursuant to the Voting and Exchange Agency Agreement had occurred immediately prior to the RTO Acquiror Control Transaction and the RTO Acquiror Control Transaction was completed) without any need to amend the terms and conditions of the Exchangeable Shares and without any further action required.

ARTICLE 4

GENERAL

4.1	Term

This agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any person other than RTO Acquiror and any of its affiliates.

4.2	Changes in Capital of RTO Acquiror and Canco

At all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 or otherwise, as a result of which either RTO Acquiror Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which RTO Acquiror Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3	Severability

If any term or other provision of this agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.4	Amendments, Modifications

(a)

Subject to Section 4.2, Section 4.3 and Section 4.5 this agreement may not be amended or modified except by an agreement in writing executed by Canco, Callco and RTO Acquiror and approved by the holders of the Exchangeable Shares in accordance with Section 12 of the Share Provisions.

(b)	No amendment or modification or waiver of any of the provisions of this agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.5	Ministerial Amendments

Notwithstanding the provisions of Section 4.4, the parties to this agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this agreement for the purposes of:

(a)

adding to the covenants of any or all parties provided that each of Canco, Callco and RTO Acquiror shall be of the good faith opinion that such additions will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)

making such amendments or modifications not inconsistent with this agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of each of Canco, Callco and RTO Acquiror, it may be expedient to make, provided that each shall be of the good faith opinion that such amendments or modifications will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(c)

making such changes or corrections which, on the advice of counsel to Canco, Callco and RTO Acquiror, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the each of Canco, Callco and RTO Acquiror shall be of the good faith opinion that such changes or corrections will not be materially prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(d)

making changes to provide added protection or benefit to or for the benefit of holders of Exchangeable Shares provided that each of Canco, Callco and RTO Acquiror shall be of the good faith opinion that such changes will not be materially prejudicial to the rights or interests of the holders of Exchangeable Shares.

4.6	Meeting to Consider Amendments

Canco, at the request of RTO Acquiror, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.4. Any such meeting or meetings shall be called and held in accordance with the bylaws of Canco, the Share Provisions and all applicable laws.

4.7	Enurement

This agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.8	Notices to Parties

Any notice and other communications required or permitted to be given pursuant to this agreement shall be sufficiently given if delivered in person or if sent by facsimile transmission (provided such transmission is recorded as being transmitted successfully) to the parties at the following addresses:

(a)	In the case of RTO Acquiror, Canco or Callco to the following address:

c/o MoSys, Inc.

2309 Bering Drive, San Jose, California 95131

Attention: Chief Executive Officer

E-mail: ronald@perasotech.com

with a copy (which shall not constitute notice) to:

Mitchell Silberberg & Knupp LLP

437 Madison Avenue

25th Floor

New York, NY 10022

Attention: Blake Baron

E-mail: bjb@msk.com

and

Stikeman Elliott LLP

5300 Commerce Court West

199 Bay Street

Toronto, ON M5L 1B9

Attention: Dee Rajpal

E-mail: drajpal@stikeman.com

or at such other address as the party to which such notice or other communication is to be given has last notified the party given the same in the manner provided in this section, and if not given the same shall be deemed to have been received on the date of such delivery or sending.

4.9	Counterparts

This agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.10	Jurisdiction

This agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Ontario with respect to any matter arising hereunder or related hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

MOSYS, INC.

Per:
Name:
Title:

2864552 ONTARIO INC.

Per:
Name:
Title:

2864555 ONTARIO INC.

Per:
Name:
Title:

Annex G

FORM OF LOCK-UP AGREEMENT

MoSys, Inc.

Lock-Up Agreement

                    , 2021

This Lock-Up Agreement (this “Agreement”) is executed by and between MOSYS, INC., a corporation existing under the laws of the State of Delaware (“RTO Acquiror”), and the undersigned signatory in connection with that certain Arrangement Agreement (the “Arrangement Agreement”), dated September 14, 2021, entered into among RTO Acquiror, 2864555 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Canco”), 2864552 ONTARIO INC., a corporation existing under the laws of the Province of Ontario (“Callco”), and PERASO TECHNOLOGIES INC., a corporation existing under the laws of the Province of Ontario (“Peraso”), pursuant to which, among other things, RTO Acquiror will, indirectly through Canco, acquire all of the issued and outstanding common shares in the capital of Peraso in exchange for the Consideration, by way of a statutory plan of arrangement, which is to be completed under the provisions of the Business Corporations Act (Ontario) on and subject to the terms and conditions contained in the Arrangement Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Arrangement Agreement.

As an inducement to the parties entering into the Arrangement Agreement and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned, by executing this Agreement, agrees that, without the prior written consent of RTO Acquiror, during the period commencing at the Effective Time and continuing until the time set forth in the following paragraph, the undersigned will not: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of or lend, directly or indirectly, any shares of common stock of RTO Acquiror (“RTO Acquiror Common Stock”) or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of RTO Acquiror Common Stock (including without limitation, RTO Acquiror Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of RTO Acquiror Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any RTO Acquiror Common Stock or any security convertible into or exercisable or exchangeable RTO Acquiror Common Stock); or (4) publicly disclose the intention to do any of the foregoing (each of the foregoing restrictions, the “Lock-Up Restrictions”).

Notwithstanding the terms of the foregoing paragraph, the Lock-Up Restrictions shall automatically terminate and cease to be effective with respect to the Securities on the twelve (12) month anniversary of the date of the Effective Time. The period during which the Lock-Up Restrictions apply to any particular portion of the Securities shall be deemed the “Lock-Up Period” with respect thereto. From and after the expiration of the Lock-Up Period, until ninety (90) days after the expiration of the Lock-Up Period (the “Leak-Out Period,” and together with the Lock-Up Period, the “Restricted Period”), the undersigned may not sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any Trading Day during the Leak-Out Period (any such date, a “Date of Determination”), Securities, held by the undersigned in an amount representing more than 20% of the average daily volume of RTO Acquiror Common Stock as reported by Bloomberg, L.P. for the five trading days prior to each applicable Date of Determination (the “Leak-Out Restrictions” and together with the Lock-Up Restrictions, the “Restrictions”). Following expiration of the Restricted Period, all Securities shall not be subject to the Restrictions.

The undersigned agrees that the Restrictions preclude the undersigned from engaging in any hedging or other transaction during the Restricted Period with respect to any then-subject Securities which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of such Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) during the Restricted Period with respect to such Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, during the Restricted Period, the undersigned may transfer any of the Securities:

(i)	as a bona fide gift or gifts or charitable contribution(s),

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned,

(iii)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) or subsidiary of the undersigned or that controls, is controlled by, or under common control with the undersigned, (2) as distributions of Securities to partners, subsidiaries, affiliates, limited liability company members or stockholders of the undersigned, holders of similar equity interests in the undersigned and any investment fund or affiliated entity or (3) as a transfer or distribution to any employee of the undersigned or an entity listed in clause (1) above or the undersigned,

(iv)	if the undersigned is a trust, to the beneficiary of such trust,

(v)	by testate succession or intestate succession,

(vi)	to any immediate family member, any investment fund, family partnership, family limited liability company or other entity controlled or managed by the undersigned,

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (vi),

(viii)

to RTO Acquiror in a transaction exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) upon a vesting event of the Securities or upon the exercise of options or warrants to purchase RTO Acquiror Common Stock on a “cashless” or “net exercise” basis or to cover tax withholding obligations of the undersigned in connection with such vesting or exercise (but for the avoidance of doubt, excluding all manners of exercise that would involve a sale in the open market of any securities relating to such options or warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that any filing under Section 16(a) of the Exchange Act in connection with such transfer shall indicate, to the extent permitted by such Section and the related rules and regulations, the reason for such disposition and that such transfer of Securities was solely to RTO Acquiror, and provided, further that any Securities issued upon such exercise shall be subject to the restrictions set forth in this Agreement,

(ix)

(A) if the undersigned is an employee of the RTO Acquiror or its affiliates (including Peraso), the date on which the undersigned ceases to be so actively employed (without taking into account any notice period); or (B) if the undersigned is a director of the RTO Acquiror, the date on which the undersigned ceases to be a director of the RTO Acquiror,

(x)

acquired by the undersigned in open market transactions after the Effective Time, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with subsequent sales of Securities acquired in such open market transactions,

(xi)

pursuant to transfers in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of RTO Acquiror’s capital stock involving a “change of control” (as defined below) of RTO Acquiror that has been approved by the board of directors of RTO Acquiror, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Securities shall remain subject to the restrictions contained in this Agreement. For purposes of this clause (xi), “change of control” means the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than RTO Acquiror, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of RTO Acquiror (or surviving entity), or all or substantially all of the assets of RTO Acquiror,

(xii)	pursuant to a domestic relations order or order of a court or regulatory agency, or

(xiii)	pursuant to a pledge of shares as collateral for margin loans, and any transfer upon foreclosure upon such pledged shares;

provided, in the case of clauses (i)-(vii), that (A) such transfer shall not involve a disposition for value and (B) the transferee agrees in writing with RTO Acquiror to be bound by the terms of this Agreement; and provided, further, in the case of clauses (xii) and (xiii) the transferee agrees in writing with RTO Acquiror to be bound by the terms of this Agreement, and in the case of clauses (i), (ii) and (iv)-(vii) and (ix), no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer reporting a reduction in beneficial ownership of Securities during the Restricted Period. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and shall include any former spouse.

In addition, the Restrictions shall not apply to (i) conversion or exercise of (x) warrants, (y) convertible notes, or (z) Exchangeable Shares into RTO Acquiror Common Stock or into any other security convertible into or exercisable for RTO Acquiror Common Stock that are outstanding as of the Effective Time (but for the avoidance of doubt, excluding all manners of conversion or exercise that would involve a sale in the open market of any securities relating to such warrants, whether to cover the applicable aggregate exercise price, withholding tax obligations or otherwise); provided that it shall apply to any of the Securities issued upon such conversion or exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that (a) no sales of the Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period and (b) to the extent a public announcement or filing under the Exchange Act is required of the undersigned or required or voluntarily made by or on behalf of RTO Acquiror regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of RTO Acquiror Common Stock may be made under such plan during the Restricted Period. The undersigned may not voluntarily make any such announcement or filing with respect to any such plan. In furtherance of the restrictions set forth in this Agreement, RTO Acquiror and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of RTO Acquiror Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Agreement shall take effect at the Effective Time under the Arrangement Agreement and shall not be operative until such time.

The undersigned understands that the parties to the Arrangement Agreement are entering into such agreement in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[Signature pages follow.]

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,
MOSYS, INC.

By:
Signature

Name:

Title:

Dated:

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing (and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

Dated:

Annex H

FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT

ESCROW AGREEMENT (the “Agreement”) dated as of ●, 2021,

BY AND AMONG:	MOSYS, INC., a corporation existing under the laws of the State of Delaware (“RTO Acquiror”);

AND	2864555 ONTARIO INC., a company existing under the laws of Ontario (“Canco”);

AND:	PERASO TECHNOLOGIES INC., a company existing under the laws of Ontario (“Peraso”);

AND:	KINGSDALE PARTNERS LP, a limited partnership formed under the laws of the Province of Ontario (the “Escrow Agent”).

WHEREAS, RTO Acquiror, Canco and 2864552 Ontario Inc., both wholly-owned subsidiaries of RTO Acquiror, and Peraso have entered into an arrangement agreement dated as of September 14, 2021 (the “Arrangement Agreement”), pursuant to which, among other things, RTO Acquiror will, indirectly through Canco, acquire all of the Peraso Shares in exchange for the Consideration, by way of a statutory plan of arrangement (the “Plan of Arrangement”), which is to be completed under the provisions of the Business Corporations Act (Ontario), on and subject to the terms and conditions contained in the Arrangement Agreement;

WHEREAS, the Arrangement Agreement and the Plan of Arrangement contemplates that the Escrow Consideration shall be deposited in escrow with the Escrow Agent, to be held, managed and distributed by the Escrow Agent on the terms and conditions set forth herein;

WHEREAS, RTO Acquiror, Canco and Peraso wish to appoint the Escrow Agent to act as escrow agent in connection with the Arrangement Agreement and the Plan of Arrangement; and

WHEREAS, the foregoing recitals are representations and statements of fact made by RTO Acquiror, Canco and Peraso and not by the Escrow Agent.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH THAT, in consideration of the foregoing recitals, the covenants and agreements hereinafter contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.	Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings assigned to them in the Arrangement Agreement.

2.

Appointment of Escrow Agent. RTO Acquiror, Canco and Peraso hereby appoint the Escrow Agent to act as escrow agent on their behalf pursuant to this Agreement, and the Escrow Agent hereby accepts such appointment on the terms and conditions of this Agreement.

3.

Delivery of the Escrow Consideration. In connection with the completion of the Plan of Arrangement, RTO Acquiror and Canco, as applicable, shall deposit the Escrow Consideration with the Escrow Agent at or prior to the Effective Time. Upon receipt of the Escrow Consideration, the Escrow Agent shall, in writing, acknowledge receipt of the Escrow Consideration. The Escrow Consideration shall be held by the Escrow Agent in accordance with the terms and conditions of this Agreement.

4.	Release of Escrow Consideration. Subject to Sections 5 and 8 hereof, the Escrow Agent is hereby authorized to release the Escrow Consideration only as follows:

(a)	upon the earliest to occur of the following (each such event, an “Escrow Release Condition”):

(i)

any date following the first anniversary of the Effective Time and prior to the third anniversary of the Effective Time where the volume weighted average price of the RTO Acquiror Shares for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days is at least $8.57 per share, subject to adjustment to reflect fully the effect of any stock split, reverse split or stock dividend (including any dividend or distribution of securities convertible into RTO Acquiror Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other similar change with respect to RTO Acquiror Shares occurring after the date of this Agreement;

(ii)	the date of any sale of all or substantially all of the assets or shares of RTO Acquiror; and

(iii)	the date of any bankruptcy, insolvency, restructuring, receivership, administration, wind-up, liquidation, dissolution or similar event involving RTO Acquiror,

following which: (A) within five (5) Business Days following the date on which the Escrow Release Condition occurs, MoSys shall promptly notify the Escrow Agent, substantially in the form attached hereto as Schedule A (the “Escrow Release Notice”), that such Escrow Release Condition has been satisfied; and (B) within ten (10) Business Days of the receipt by the Escrow Agent of the Escrow Release Notice, the Escrow Agent shall release the Escrow Consideration to the Former Peraso Securityholders in accordance with the pro rata proportions set out at Schedule B hereof; or

(b)	to effect Permitted Transfers (as defined below) in accordance with Section 10 hereof.

5.	Indemnification.

(a)

To the extent RTO Acquiror incurs, suffers or reasonably anticipates that it will incur or suffer a Loss in respect of which it is entitled to be indemnified pursuant to Section 2.10 of the Arrangement Agreement, RTO Acquiror shall, as soon as reasonably practicable, deliver to the Escrow Agent a written notice (the “Indemnification Notice”) stating a demand for indemnification in accordance with the Arrangement Agreement, setting out the nature and basis of the Loss, and including, to the extent it is then known, a description in reasonable detail of the facts giving rise to the Loss, including the amount of the indemnifiable Loss claimed by the RTO Acquiror, and the Escrow Agent in turn shall provide the Indemnification Notice, by mail delivery or electronically, to all of the persons having a right to receive the Escrow Consideration (collectively, the “Former Peraso Securityholders”). For greater certainty, no Indemnification Notice may be provided by the RTO Acquiror after the date the Escrow Release Condition has been satisfied.

(b)

The RTO Acquiror shall have the right to set-off any indemnifiable Loss only pursuant to: (i) an agreement in writing by the RTO Acquiror and Former Peraso Securityholders comprising, in the aggregate, of more than 50% of the Escrow Consideration (the “Majority Peraso Securityholders”); and (ii) other than as contemplated in Section 5(b)(i), a final and non-appealable Judgement (a “Final Judgement”) in favour of the RTO Acquiror. The RTO Acquiror shall only receive a number of Exchangeable Shares or RTO Acquiror Shares, as applicable, from the Escrow Consideration (together with any accrued or declared dividends thereon), having a value equal to the Escrow Consideration Value (as defined below), as determined in accordance with Section 5(c) hereof.

(c)	The value assigned to the Escrow Consideration for the purposes of setting-off any indemnifiable Loss (the “Escrow Consideration Value”) shall be equal to:

(i)	the amount of the Loss agreed to in writing by the RTO Acquiror and the Majority Peraso Securityholders (up to an amount not to exceed the Escrow Consideration); or

(ii)	other than as contemplated in Section 5(c)(i), the amount of Loss determined to be payable pursuant to a Final Judgment (up to an amount not to exceed the Escrow Consideration); and

divided by the 10 day volume weighted average price of the RTO Acquiror Shares on NASDAQ immediately prior to the valuation date for the Loss (which shall be the date of agreement in the case of (i) and the date of the Final Judgment in the case of (ii)).

(d)

In the event that there are any pending and unresolved claims for any indemnifiable Loss pursuant to Section 2.10 of the Arrangement Agreement as of the date the Escrow Release Condition is satisfied, then an amount of Escrow Consideration reasonably necessary to serve as security for such pending Loss shall be held back by the Escrow Agent and not released to the Former Peraso Securityholders, RTO Acquiror or Canco, as applicable, until such pending and unresolved claims are resolved in accordance with the terms of this Agreement and Section 2.10 of the Arrangement Agreement.

6.

Voting Rights on the Escrow Consideration. All and any voting rights and other stockholder rights, other than with respect to dividends and distributions, with respect to the Escrow Consideration shall be suspended until the Escrow Consideration is released in accordance with this Agreement.

7.

Dividends on Escrow Consideration. If, during the period in which any of the Escrow Consideration is retained in escrow pursuant to this Agreement, any dividend or distribution is received by the Escrow Agent in respect of the Escrow Consideration, any such dividend or distribution shall be added to the Escrow Consideration, to be escrowed in accordance with the pro rata proportions set out at Schedule B hereof, and released as part of the Escrow Consideration in accordance with the terms of this Agreement.

8.

Reorganizations, etc. If, during the period in which any of the Escrow Consideration remains in escrow pursuant to this Agreement, a reorganization affecting the share capital occurs, then and in each such event, the Escrow Consideration shall be released and replaced by the shares of stock and other securities and property upon the terms and conditions provided in the relevant reorganization documents.

9.	Restriction on Transfer. Unless it is expressly permitted in this Agreement, the Escrow Consideration cannot be sold, transferred, assigned, mortgaged or otherwise dealt with in any way.

10.

Permitted Transfer Within Escrow. Notwithstanding Section 9, the Escrow Consideration may be transferred within escrow (each, a “Permitted Transfer”) prior to the Escrow Release Condition being satisfied:

(a)	by way of joint written instruction from the RTO Acquiror, Canco, Peraso and the Majority Peraso Securityholders;

(b)

to any entity into or with which the registered holder of any of the Escrow Consideration may be merged or consolidated or amalgamated, or any entity resulting therefrom, with evidence of such merger, consolidation or amalgamation having been provided to the Escrow Agent in a form acceptable to the Escrow Agent;

(c)	to any entity designated by a Final Judgement, provided such Final Judgement authorizes and directs the Escrow Agent to effect such transfer; or

(d)

to a trustee in bankruptcy or another person or company entitled to the Escrow Consideration on bankruptcy provided that prior to the transfer, the Escrow Agent shall have received a certified copy of:

(i)	the assignment in bankruptcy filed with the applicable Governmental Entity;

(ii)	the receiving order adjudging the registered holder of the Escrow Consideration bankrupt;

(iii)	a certificate of appointment of the trustee in bankruptcy; and,

(iv)

a transfer power of attorney, duly completed and executed by the transferor or its/their legal representative in accordance with the requirements of the transfer agent of the issuer of the Escrow Consideration.

11.	Temporary Release from Escrow. The Escrow Agent shall be entitled to release the Escrow Consideration from escrow in order to effect a Permitted Transfer.

12.

Effect of Transfer Within Escrow. After a Permitted Transfer of the Escrow Consideration, the Escrow Consideration shall remain within escrow, and this Agreement shall apply, mutatis mutandis, to the said Escrow Consideration.

13.

Indemnification. RTO Acquiror, Canco and Peraso shall indemnify and hold the Escrow Agent, its successors and permitted assigns, as well as its respective directors, officers, employees, affiliates, advisors and agents (individually, an “Indemnified Party” and collectively, the “Indemnified Parties”), harmless from and against any and all claims, demands, assessments, interest, penalties, actions, suits, proceedings, liabilities, losses, damages, costs and expenses, including, without limiting the foregoing, expert, consultant and counsel fees and disbursements, arising from or in connection with any actions or omissions that an Indemnified Party takes pursuant to this Agreement, provided that any such action or omission is taken in good faith and without gross negligence or wilful misconduct or is taken on the written advice and instructions given to the Indemnified Party by RTO Acquiror, Canco, Peraso or their representatives, including legal counsel. The indemnity provisions set forth herein will survive, and shall continue in full force and effect, regardless of the expiry or termination of this Agreement.

14.

Dispute Resolution. It is understood and agreed that should any dispute arise with respect to the delivery, ownership, right of possession and/or disposition of the Escrow Consideration, or should any claim be made upon the Escrow Agent or the Escrow Consideration by a third party, the Escrow Agent, upon receipt of notice of such dispute or claim, is authorized and shall be entitled (at its sole option and election), to retain in its possession without liability, all or any of said Escrow Consideration until such dispute shall have been settled either by the mutual written agreement of RTO Acquiror, Canco, Peraso and the Majority Peraso Securityholders or by a Final Judgement. A copy of any such settlement or Final Judgement shall be delivered to the Escrow Agent by RTO Acquiror, Canco or Peraso and to all Former Peraso Securityholders. The Escrow Agent may, but shall be under no duty whatsoever to, institute or defend any legal proceedings which relate to the Escrow Consideration.

15.

Arbitration. Any disputes with respect to this Agreement shall be resolved by arbitration and any of RTO Acquiror, Peraso, Canco, or a group comprising the Majority Peraso Securityholders, may demand by written notice to the other parties that the matter be submitted to arbitration. The notice shall set out the reasons for the dispute and reasonable details to support the dispute. RTO Acquiror and Peraso shall cooperate in completing any arbitration as expeditiously as possible, the procedure to commence no later than thirty (30) days from the date the notice was sent, and the arbitrator may hire such experts as may appear to be appropriate. All of the costs and expenses of the arbitration shall be borne by RTO Acquiror. Any award rendered by the arbitrator shall be final and binding on the parties and the Former Peraso Securityholders.

16.	Resignation of Escrow Agent; Successor by Merger

(a)

Resignation and delivery. The Escrow Agent may at any time resign as such, subject to this Section 16, by delivering written notice of resignation to the other parties to this Agreement and to the Former Peraso Securityholders and by delivering the Escrow Consideration (together with any accrued dividends or distributions and less any portion thereof previously distributed or released in accordance with this Agreement) to any successor escrow agent designated by RTO Acquiror and Peraso, or by a court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (the “Resignation Date”): (i) the date of appointment of a successor escrow agent designated by RTO Acquiror and Peraso or by a court of competent jurisdiction; or (ii) the day which is thirty (30) days after the date of delivery of the Escrow Agent’s written notice of resignation to the other parties to this Agreement and to the Former Peraso Securityholders, or such shorter notice as the parties and the Majority Peraso Securityholders accept as sufficient. If the Escrow Agent has not received written notice of the designation of a successor escrow agent by the Resignation

Date, the Escrow Agent’s sole responsibility after such time shall be to retain and safeguard the Escrow Consideration until receipt of written notice of the designation of a successor escrow agent hereunder or pursuant to a Final Judgement. If a successor escrow agent has not been appointed within ninety (90) days of the date of the delivery of its written notice of resignation, the Escrow Agent shall deliver the Escrow Consideration (together with any accrued dividends or distributions and less any portion thereof previously distributed in accordance with this Agreement) to the legal counsel designated by RTO Acquiror, Canco and Peraso, and all of the Escrow Agent’s duties and obligations under this Agreement shall thereupon cease immediately. Failing such designation by RTO Acquiror, Canco and Peraso, the Escrow Agent shall deliver the Escrow Consideration to a court of competent jurisdiction whereupon this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations under this Agreement. RTO Acquiror, Canco and Peraso, acting together, shall have power at any time to remove the existing Escrow Agent and to appoint a successor escrow agent.

(b)

Deduction of fees. If the Escrow Agent resigns or is removed pursuant to this Section 16, the Escrow Agent shall be entitled, prior to delivery to any party of the Escrow Consideration, to deduct any amounts owing to it in respect to outstanding fees, disbursements and interest thereon whereupon this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations under this Agreement.

(c)

Incapacity. If the Escrow Consideration is to be released hereunder to a party who has become bankrupt, has gone into liquidation or has otherwise become incapable of performing its rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Escrow Consideration to a court of competent jurisdiction for a determination on a the rights of such party. If all of the parties hereunder have become bankrupt, have gone into liquidation or have otherwise become incapable of performing their rights and responsibilities under this Agreement, the Escrow Agent shall forthwith deliver the Escrow Consideration to a court of competent jurisdiction for a determination on the rights of the parties, and provide written notice to RTO Acquiror, Canco and Peraso of the disposition of such Escrow Consideration. Upon such delivery of the Escrow Consideration, this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations.

(d)

Incapacity of Escrow Agent. In the event of the Escrow Agent becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, RTO Acquiror, Canco and Peraso, acting together, shall forthwith appoint a successor escrow agent; failing such appointment by RTO Acquiror, Canco and Peraso, the Escrow Agent, acting alone, may apply, at the expense of RTO Acquiror to a justice of a court of competent jurisdiction, on such notice as such justice may direct, for the appointment of a successor escrow agent; but any successor escrow agent so appointed by the court shall be subject to removal as aforesaid by RTO Acquiror, Canco and Peraso, acting together.

(e)

Transfer and delivery; Fees. On any such appointment of a successor escrow agent, the successor escrow agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Escrow Agent hereunder. At the request of RTO Acquiror, Canco and Peraso, the Escrow Agent, upon payment of the amounts, if any, due to it pursuant to this Agreement, including any amounts owing to it in respect to outstanding fees, disbursements and interest thereon, shall duly assign, transfer and deliver to the successor escrow agent all property and money held, and all records kept, by the Escrow Agent hereunder or in connection herewith.

(f)

Succession. Any corporation into or with which the Escrow Agent may be merged or consolidated or amalgamated, or any corporation resulting therefrom to which the Escrow Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Escrow Agent shall be the successor to the Escrow Agent hereunder without any further act on its part or any of the parties hereto, provided that such corporation would be eligible for appointment as a successor escrow agent hereunder.

17.	Anti-money Laundering.

(a)

Each party to this Agreement (in this paragraph referred to as a “representing party”), other than the Escrow Agent, hereby represents to the Escrow Agent that any account to be opened by, or interest to be held by, the Escrow Agent in connection with this Agreement, for or to the credit of such representing party, either (i) is not intended to be used by or on behalf of any third party; or (ii) is intended to be used by or on behalf of a third party, in which case such representing party hereby agrees to complete, execute and deliver forthwith to the Escrow Agent a declaration, in the Escrow Agent’s prescribed form or in such other form as may be satisfactory to it, as to the particulars of such third party.

(b)

The Escrow Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Escrow Agent, in its sole judgement, determines that such act might cause it to be in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline. Further, should the Escrow Agent, in its reasonable judgement, determine at any time that its acting under this Agreement has resulted in its being in non-compliance with any applicable anti-money laundering, anti-terrorist or economic sanctions legislation, regulation or guideline, then it shall have the right to resign on ten (10) days written notice to the other parties to this Agreement and to the Former Peraso Securityholders, provided (i) that the Escrow Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Escrow Agent’s satisfaction within such ten (10) day period, then such resignation shall not be effective.

18.

Privacy. The parties acknowledge that the Escrow Agent may, in the course of providing services hereunder, collect or receive financial and other personal information about such parties and/or their representatives, as individuals, or about other individuals related to the subject matter hereof, and use such information for the following purposes:

(a)	to provide the services required under this Agreement and other services that may be requested from time to time;

(b)	to help the Escrow Agent manage its servicing relationships with such individuals;

(c)	to meet the Escrow Agent’s legal and regulatory requirements; and

(d)	if Social Insurance Numbers are collected by the Escrow Agent, to perform tax reporting and to assist in verification of an individual’s identity for security purposes.

Each party acknowledges and agrees that the Escrow Agent may receive, collect, use and disclose personal information provided to it or acquired by it in the course of this Agreement for the purposes described above and, generally, in the manner and on the terms described in its Privacy Code, which the Escrow Agent shall make available on its website, or upon request, including revisions thereto. The Escrow Agent may transfer personal information to other companies in or outside of Canada or the United States that provide data processing and storage or other support in order to facilitate the services it provides. Further, each party agrees that it shall not provide or cause to be provided to the Escrow Agent any personal information relating to an individual who is not a party to this Agreement unless that party has assured itself that such individual understands and has consented to the aforementioned terms, uses and disclosures.

19.

Notices. Except as otherwise expressly provided herein, all notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted as a scanned or .pdf attachment to an email (with electronic confirmation of receipt), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other parties hereto:

(a) to RTO Acquiror, Canco or Peraso at:

c/o MoSys, Inc. 2309 Bering Drive San Jose, California 95131
Attention:	Chief Executive Officer
E-mail:	ronald@perasotech.com

and with a copy (which shall not constitute notice to RTO Acquiror or Peraso) to:

Mitchell Silberberg & Knupp LLP 437 Madison Avenue, 25th Floor New York, New York 10022
Attention:	Blake Baron
E-mail:	bjb@msk.com

and

Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario M5L 1B9
Attention:	Dee Rajpal
E-mail:	drajpal@stikeman.com

(b) to the Escrow Agent at:

Kingsdale Partners LP Exchange Tower 130 King St West, Suite 2950 Toronto, Ontario, M5X 1E2
Attention:	Grant Hughes or Mobeen Rahman
Email:	ghughes@kingsdaleadvisors.com mrahman@kingsdaleadvisors.com CorpAction@kingsdaleadvisors.com

(c) to each of the Former Peraso Securityholders at the addresses provided in Schedule B hereof.

Any such communication shall be deemed to have been validly and effectively given and received on the date of personal delivery or transmission by facsimile or similar means of recorded communication in accordance with the foregoing in this Section 19 if such date is a Business Day and otherwise on the next Business Day. Any party to this Agreement or any Former Peraso Securityholder may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such party at its changed address.

20.

Termination. Following the release by the Escrow Agent of all of the Escrow Consideration, including any dividends or distributions that have been added Escrow Consideration, this Agreement shall terminate and the Escrow Agent shall have no further duties and obligations under this Agreement.

21.	Miscellaneous.

(a)	The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(b)	Unless the context shall otherwise require, the singular shall include the plural and vice versa, and each pronoun in any gender shall include all other genders.

(c)

This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart by facsimile or other electronic means, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

(d)	This Agreement or any provision hereof may be amended or waived only by written instrument duly signed by each of the parties hereto and the Majority Peraso Securityholders.

(e)

No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar), nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

(f)

No failure on the part of RTO Acquiror, Canco, Peraso or any Former Peraso Securityholder to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

(g)

If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall remain in full force and effect.

(h)

Save and except for the Former Peraso Securityholders, who shall be deemed to be third-party beneficiaries under this Agreement and shall have the right to enforce the terms hereof as if party to this Agreement, this Agreement is for the sole and exclusive benefit of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other Person any rights, remedies or any other type or types of benefits.

(i)

RTO Acquiror, Canco and Peraso shall provide the necessary information reasonably requested by the Escrow Agent to satisfy its “Know Your Client,” Foreign Account Tax Compliance Act, Common Reporting Standard, and anti-terrorism and anti-money laundering obligations and internal procedures.

(j)

No party may assign its rights hereunder without the prior written consent of the other parties and the Majority Peraso Securityholders, except that RTO Acquiror may assign this Agreement in conjunction with a permitted assignment of the Arrangement Agreement provided such assignment shall not relieve RTO Acquiror of its obligations under the Arrangement Agreement or this Agreement.

(k)	This Agreement shall enure to the benefit of, and be binding upon, the parties hereto, the Former Peraso Securityholders and their respective successors and permitted assigns.

(l)	This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(m)	The Escrow Agent shall have no obligations with respect to tax reporting.

(n)

The Schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it. This Agreement shall override the Schedules attached hereto to the extent of any inconsistency.

(o)

As between RTO Acquiror, Canco and Peraso only (and, for greater certainty, not the Escrow Agent), notwithstanding anything herein to the contrary (i) nothing herein shall be deemed to limit, restrict, negate or otherwise amend the rights of the parties under the Arrangement Agreement and (ii) if there is a conflict or inconsistency between the terms of this Agreement and the terms of the Arrangement Agreement, the terms of the Arrangement Agreement will govern to the extent of that conflict or inconsistency.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

MOSYS, INC.

By:
Authorized Signing Officer

2864555 ONTARIO INC.

By:
Authorized Signing Officer

PERASO TECHNOLOGIES INC.

By:
Authorized Signing Officer

KINGSDALE PARTNERS LP, by its general partner ●

By:
Authorized Signing Officer

SCHEDULE A

Form of Notice of Release for Escrow Consideration to Former Peraso Securityholders

Date: ●, 20●

TO:    Kingsdale Partners LP (“Escrow Agent”)

Reference is made to: (a) the arrangement agreement dated as of September 14, 2021 among MoSys, Inc., 2864552 Ontario Inc., 2864555 Ontario Inc. and Peraso Technologies Inc., as may be amended from time to time (the “Arrangement Agreement”); and (b) the Escrow Agreement dated as of ●, 2021 by and among MoSys, Inc., 2864555 Ontario Inc., Peraso Technologies Inc. and the Escrow Agent (the “Escrow Agreement”).

Capitalized terms used in this Notice and not otherwise defined herein shall have the respective meanings assigned to them in the Arrangement Agreement.

Pursuant to Section 4(a) of the Escrow Agreement, undersigned hereby: (a) confirms that the Escrow Release Condition was satisfied as of                     ; and (b) instructs you to release the Escrow Consideration, less any Escrow Consideration Value, to the former Peraso securityholders (the “Former Peraso Securityholders”) in accordance with the pro rata proportions set out at Schedule B to the Escrow Agreement.

MOSYS, INC.

By:
Title:

SCHEDULE B

Pro Rata Proportions of Former Peraso Securityholders

Certificate Number	Registered Holder’s Name & Address	Type of Shares	Number of Shares	Pro Rata Proportions re Escrow Consideration

Annex I

SCHEDULE “H”

RTO ACQUIROR CERTIFICATE OF DESIGNATION

MOSYS, INC.

CERTIFICATE OF DESIGNATION OF PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES A SPECIAL VOTING PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE

DELAWARE GENERAL CORPORATION LAW

Pursuant to Section 151 of the Delaware General Corporation Law, the undersigned does hereby certify, on behalf of MoSys, Inc., a Delaware corporation (“Company”), that the following resolution was duly adopted by the board of directors of the Company (the “Board”) pursuant to Article IV of the Restated Certificate of Incorporation of the Company, as amended.

WHEREAS, the Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), authorizes the issuance of up to 20,000,000 shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Stock”) in one or more series, which Preferred Stock shall have such distinctive designation or title, voting powers or no voting powers, and such preferences, rights, qualifications, limitations or restrictions, as shall be stated in such resolution or resolutions providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof;

AND WHEREAS, it is the desire of the Board to establish and fix the number of shares to be included in a new series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such new series.

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby provide for the issue of a series of Preferred Stock and does hereby in this Certificate of Designation (this “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions, and limitations of such series of Preferred Stock as follows:

TERMS OF SPECIAL VOTING PREFERRED STOCK

Section 1. Designation, Amount and Par Value. The series of Preferred Stock shall be designated as Series A Special Voting Preferred Stock (the “Special Voting Preferred Stock”) and the number of shares so designated shall be one (1). The sole outstanding share of Special Voting Preferred Stock shall have a par value of $0.01 per share.

Section 2. Dividends. The holder of record of the share of Special Voting Preferred Stock shall not be entitled to receive any dividends declared and paid by the Company.

Section 3. Voting Rights.

(a) The holder of record of the share of Special Voting Preferred Stock, except as otherwise required under applicable law or as set forth in subparagraph (b) below, shall not be entitled to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

(b) With respect to all meetings of the stockholders of the Company at which the holders of the Company’s common stock, $0.01 par value per share, are entitled to vote (each, a “Stockholder Meeting”) and with respect to any written consents sought by the Company from the holders of such common stock (each, a “Stockholder

Consent”), the holder of the share of Special Voting Preferred Stock shall vote together with the holders of such common stock as a single class except as otherwise required under applicable law, and the holder of the share of Special Voting Preferred Stock shall be entitled to cast on such matter a number of votes equal to one vote plus the number of Exchangeable Shares (the “Exchangeable Shares”) of 2864555 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“Canco”), outstanding as of the record date for determining stockholders entitled to vote at such Stockholder Meeting or in connection with the applicable Stockholder Consent (i) that are not owned by the Company or its affiliates and (ii) as to which the holder of the share of Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeable Shares in accordance with the Voting and Exchange Agency Agreement (the “Agency Agreement”) to be entered into among the Company, Canco and the agent thereunder (the “Agent”).

Section 4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the Special Voting Preferred Stock shall not be entitled to receive any assets of the Company available for distribution to its stockholders.

Section 5. Other Provisions.

(a) The holder of record of the share of Special Voting Preferred Stock shall not have any rights hereunder to convert such share into, or exchange such share for, shares of any other series or class of capital stock of the Company.

(b) The Agent shall exercise the voting rights attached to the share of Special Voting Preferred Stock pursuant to and in accordance with the Agency Agreement. The voting rights attached to the share of Special Voting Preferred Stock shall terminate pursuant to and in accordance with the Agency Agreement.

(c) At such time as the share of Special Voting Preferred Stock has no votes attached to it, the Special Voting Preferred Stock shall be automatically cancelled and shall not be reissued as a share of Special Voting Preferred Stock. Any share of Special Voting Preferred Stock so cancelled shall, upon its cancellation, and upon the taking of any action required by law, become an authorized but unissued share of Preferred Stock undesignated as to series and may be reissued a part of a new series of Preferred Stock, subject to the conditions and restrictions set forth in the Certificate of Incorporation or imposed by the Delaware General Corporation Law

(d) This Certificate of Designation shall be effective upon filing.

Section 6. No Other Rights or Privileges. Except as specifically set forth herein, the holder of the share of Special Voting Preferred Stock shall have no other rights, privileges or preferences with respect to the Special Voting Preferred Stock.

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of the Delaware General Corporation Law.

[Signature page follows.]

I-2

IN WITNESS WHEREOF, the undersigned has executed this Certificate this ● day of ●, 2021.

MOSYS, INC.
Per:
Name:
Title:

I-3

ANNEX J

LETTERHEAD OF CASSEL SALPETER & CO., LLC

September 13, 2021

MoSys, Inc.

2309 Bering Drive

San Jose CA 95131

Attention: Board of Directors

Members of the Board of Directors:

We understand that MoSys, Inc. (“MoSys”) intends to enter into an Arrangement Agreement (the “Agreement”) among MoSys, 2864555 Ontario Inc. (“Canco”), 2864552 Ontario Inc. (“Callco”) and Peraso Technologies Inc. (“Peraso”). We have been advised that pursuant to the Agreement, among other things, each outstanding common share (each, a “Peraso Share”) in the capital of Peraso (including Peraso Shares issued in the Peraso Debenture Conversion (defined below)) will be transferred (the “Transaction”) to Canco in exchange for a number, as provided by the Agreement (the “Exchange Ratio”), of (i) shares of common stock, par value U.S.$0.001 per share (“MoSys Shares), in the capital of MoSys or (ii) if elected by an eligible holder, exchangeable shares (“Exchangeable Shares”) in the capital of Canco (such MoSys Shares, together with such Exchangeable Shares, in the aggregate, the “Consideration”). We also understand that (i) prior to the Transaction, all of the outstanding secured convertible debentures of Peraso will be converted (the “Peraso Debenture Conversion”) into Peraso Shares and (ii) a portion of the Consideration will be held in escrow (the “Escrow”) as provided by the Agreement, subject to release upon certain conditions as provided by the Agreement.

You have requested that Cassel Salpeter & Co., LLC render an opinion (this “Opinion”) to the Board of Directors of MoSys (the “Board”) as to whether, as of the date of this Opinion, the Exchange Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to MoSys. For purposes of our analyses and this Opinion we have, at your direction, (i) assumed that an Exchangeable Share is equivalent to a MoSys Share (notwithstanding the redemption and other differing rights, preferences and privileges of the Exchangeable Shares), (ii) evaluated the Transaction as though the Consideration will consist entirely of MoSys Shares, and (iii) assumed that the MoSys Shares to be issued as Consideration will constitute 61% of the outstanding shares of MoSys after giving effect to the Transaction (assuming the Consideration will consist entirely of MoSys Shares).

In arriving at this Opinion, we have made such reviews, analyses, and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

•	Reviewed a draft, dated September 13, 2021, of the Agreement.

•	Reviewed certain publicly available financial information and other data with respect to MoSys and Peraso that we deemed relevant.

•

Reviewed certain other information and data with respect to MoSys and Peraso made available to us by MoSys and Peraso, including financial projections with respect to the future financial performance of Peraso prepared by management of Peraso (the “Peraso Projections”), financial projections with respect to the future financial performance of MoSys prepared by management of MoSys (the “MoSys Projections”) and other internal financial information furnished to us by or on behalf of MoSys and Peraso.

•	Considered and compared the financial and operating performance of Peraso and MoSys with that of companies with publicly traded equity securities that we deemed relevant.

•	Considered the publicly available financial terms of certain transactions that we deemed relevant.

•	Discussed the business, operations, and prospects of Peraso, MoSys and the proposed Transaction with MoSys’s and Peraso’s management and certain of MoSys’s and Peraso’s representatives.

•	Conducted such other analyses and inquiries, and considered such other information and factors, as we deemed appropriate.

This Opinion only addresses whether, as of the date hereof, the Exchange Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to MoSys. It does not address any other terms, aspects, or implications of the Transaction, the Agreement or any related or other transaction or agreement, including, without limitation, (i) the Debenture Conversion, the Escrow, the Lock-Up Agreements to be entered into by MoSys and the other parties thereto, or the Support Agreement to be entered into among MoSys, Canco and Callco, (ii) any term or aspect of the Transaction that is not susceptible to financial analysis, (iii) the fairness of the Transaction, or all or any portion of the Exchange Ratio, to any security holders of MoSys, Peraso or any other person or any creditors or other constituencies of MoSys, Peraso or any other person, (iv) the appropriate capital structure of MoSys or whether MoSys should be issuing debt or equity securities or a combination of both in connection with the Transaction, (v) any capital raising or financing transaction contemplated by MoSys or Peraso, nor (vi) the fairness of the amount or nature, or any other aspect, of any compensation or consideration payable to or received by any officers, directors, or employees of any parties to the Transaction, or any class of such persons, relative to the Exchange Ratio or otherwise. We are not expressing any view or opinion as to what the value of the MoSys Shares, Exchangeable Shares or any other security of MoSys or Canco actually will be when issued in connection with the Transaction or the prices at which MoSys Shares, Exchangeable Shares, Peraso Shares or any other security of MoSys, Canco or Peraso may trade, be purchased or sold at any time.

This Opinion does not address the relative merits of the Transaction as compared to any alternative transaction or business strategy that might exist for MoSys, or the merits of the underlying decision by the Board or MoSys to engage in or consummate the Transaction. The financial and other terms of the Transaction were determined pursuant to negotiations between the parties to the Agreement and were not determined by or pursuant to any recommendation from us. In addition, we were not authorized to, and we did not, solicit indications of interest from third parties regarding a potential transaction involving MoSys.

In arriving at this Opinion, we have, with your consent, relied upon and assumed, without independently verifying, the accuracy and completeness of all of the financial and other information that was supplied or otherwise made available to us or available from public sources, and we have further relied upon the assurances of MoSys’s and Peraso’s management that they were not aware of any facts or circumstances that would make any such information inaccurate or misleading. We also have relied upon, without independent verification, the assessments of the managements of MoSys and Peraso as to Peraso’s existing and future technology, products and services and the validity and marketability of, and risks associated with, such technology, products and services (including, without limitation, the development and marketing of such technology, products and services; and the life of all relevant patents and other intellectual and other property rights associated with such technology, products and services), and we have assumed, at your direction, that there will be no developments with respect to any such matters that would adversely affect our analyses or this Opinion. We are not legal, tax, accounting, environmental, regulatory, technology or science advisors, and we do not express any views or opinions as to any legal, tax, accounting, environmental, regulatory, technology or science matters relating to MoSys, Peraso, the Transaction, or otherwise. We understand and have assumed that MoSys has obtained or will obtain such advice as it deems necessary or appropriate from qualified legal, tax, accounting, environmental, regulatory, technology, science and other professionals, that such advice is sound and reasonable and that MoSys has acted or will act in accordance therewith.

Management of Peraso has advised us and we have at your direction assumed that the Peraso Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Peraso with respect to the future financial performance of Peraso. Management of MoSys has advised us and we have at your direction assumed that the MoSys Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of MoSys with respect to the future financial performance of MoSys. At your direction, we have assumed that that the Peraso Projections and the MoSys Projections provide a reasonable basis upon which to analyze and evaluate Peraso, MoSys and the Transaction and form an opinion. At your direction, we have used and relied upon the Peraso Projections and the MoSys Projections for purposes of our analyses and this Opinion. We express no view or opinion with respect to the Peraso Projections, the MoSys Projections or the respective assumptions on which they are based. We have not evaluated the solvency or creditworthiness of MoSys, Peraso or any other party to the Transaction, the fair value of MoSys, Peraso or any of their respective assets or liabilities, or whether MoSys, Peraso or any other party to the Transaction is paying or receiving reasonably equivalent value in the Transaction under any applicable foreign, state, or federal laws relating to bankruptcy, insolvency, fraudulent transfer, or similar matters, nor have we evaluated, in any way, the ability of MoSys, Peraso or any other party to the Transaction to pay its obligations when they come due. We have not physically inspected MoSys’s or Peraso’s properties or facilities and have not made or obtained any evaluations or appraisals of MoSys’s or Peraso’s assets or liabilities (including any contingent, derivative, or off-balance-sheet assets and liabilities). We have not attempted to confirm whether MoSys and Peraso have good title to their respective assets. Our role in reviewing any information was limited solely to performing such reviews as we deemed necessary to support our own advice and analysis and was not on behalf of the Board, MoSys, or any other party.

We have assumed, with your consent, that the Transaction will be consummated in a manner that complies in all respects with applicable foreign, federal, state, and local laws, rules, and regulations and that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Transaction, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on MoSys, Peraso or the Transaction. We also have assumed, with your consent, that the final executed form of the Agreement will not differ in any material respect from the draft we have reviewed and that the Transaction will be consummated on the terms set forth in the Agreement, without waiver, modification, or amendment of any term, condition, or agreement thereof that is material to our analyses or this Opinion. We have also assumed that the representations and warranties of the parties to the Agreement contained therein are true and correct and that each such party will perform all of the covenants and agreements to be performed by it under the Agreement. We offer no opinion as to the contractual terms of the Agreement or the likelihood that the conditions to the consummation of the Transaction or the release of the applicable MoSys Shares or the Exchangeable Shares from escrow set forth in the Agreement will be satisfied.

Our analyses and this Opinion are necessarily based upon market, economic, and other conditions as they exist on, and could be evaluated as of, the date hereof. Furthermore, as you are aware, the credit, financial and stock markets have experienced significant volatility, due to, among other things, the COVID-19 pandemic and related illnesses and the direct and indirect business, financial, economic and market implications thereof, and we express no opinion or view as to any potential effects of such matters on MoSys, Peraso or the Transaction. Accordingly, although subsequent developments may arise that would otherwise affect this Opinion, we do not assume any obligation to update, review, or reaffirm this Opinion to you or any other person or otherwise to comment on or consider events occurring or coming to our attention after the date hereof.

This Opinion is addressed to the Board for the use and benefit of the members of the Board (in their capacities as such) in connection with the Board’s evaluation of the Transaction. This Opinion is not intended to and does not constitute advice or a recommendation to any of MoSys’s stockholders or any other security holders as to how such holder should vote or act with respect to any matter relating to the Transaction or otherwise.

We have received fees for acting as financial advisor to MoSys in connection with the Transaction and will receive a fee for rendering this Opinion, no portion of which is contingent upon the completion of the Transaction. In addition, MoSys has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities that may arise out of our engagement or the rendering of this Opinion. In accordance with our policies and procedures, a fairness committee was not required to, and did not, approve the issuance of this Opinion.

Based upon and subject to the foregoing, it is our opinion that, as of the date of this Opinion, the Exchange Ratio in the Transaction pursuant to the Agreement is fair, from a financial point of view, to MoSys.

Very truly yours,

/s/ Cassel Salpeter & Co., LLC

ANNEX K

STOCK-SPLIT AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF MOSYS

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF MOSYS, INC.

MoSys, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on November 10, 2010, as amended by the Certificates of Amendment of Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on February 14, 2017 and August 27, 2019 (collectively referred to as the “Amended Restated Certificate”), is hereby amended by deleting paragraph (A) of Article IV of the Amended Restated Certificate in its entirety and substituting the following in lieu thereof:

“The Corporation shall be authorized to issue 140,000,000 shares of capital stock, of which 120,000,000 shares shall be shares of Common Stock, $0.001 par value (“Common Stock”) and 20,000,000 shares shall be shares of Preferred Stock, $0.01 par value (“Preferred Stock”) of which one hundred twenty thousand (120,000) shares, $0.01 par value per share, are designated “Series AA Preferred Stock” pursuant to the certificate of designations that created such series as filed with the Secretary of State of the State of Delaware. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), every [ ] shares of the Corporation’s common stock, par value $0.001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $0.001 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to the Corporation’s transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the New Common Stock on the applicable tier of The Nasdaq Stock Market on which the New Common Stock is listed at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of

K-1

New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, MoSys, Inc. has caused this certificate to be executed by its duly authorized officer on this              day of                     , 20        .

MOSYS, INC.

BY:
Name:
Title:

K-2

ANNEX L

PERASO HISTORICAL FINANCIAL STATEMENTS

Peraso Technologies Inc.

Condensed Financial Statements

For the three and six months ended June 30, 2021 and 2020 (unaudited)

(expressed in US dollars)

Peraso Technologies Inc.

Condensed Balance Sheets

[Expressed in United States dollars]

	As at
	June 30, 2021	December 31, 2020
ASSETS	(Unaudited )
Current assets
Cash	$2,039,724	$1,711,886
Accounts receivable, net	403,277	922,446
Prepaid expenses and other current assets	1,054,844	963,180
Tax credits and receivables	2,264,877	1,711,313
Inventories, net	1,252,896	1,273,512

Total current assets	7,015,618	6,582,337
Property and equipment, net	2,120,847	2,621,091
Right-of-use lease asset, net	610,232	730,573
Intangible assets, net	95,000	—
Other non-current asset	60,629	52,561

TOTAL ASSETS	$9,902,326	$9,986,562

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,163,555	$1,542,326
Current portion of lease liabilities	236,795	224,847
Current loan facility	1,263,758	580,549

Total current liabilities	2,664,108	2,347,722
Long-term liabilities
Convertible debentures	8,456,698	4,321,896
Lease liabilities	423,038	532,151
Warrant liability	9,521,424	6,705,838

Total liabilities	21,065,268	13,907,607

STOCKHOLDERS’ DEFICIT
Capital Stock; no par value; unlimited authorized; 116,213,216 and 115,848,220 issued and outstanding	100,578,350	100,548,455
Additional paid-in capital	4,131,921	1,818,176
Accumulated deficit	(115,873,213)	(106,287,676)

Total stockholders’ deficit	(11,162,942)	(3,921,045)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$9,902,326	$9,986,562

The accompanying notes are an integral part of these condensed financial statements.

Peraso Technologies Inc.

Condensed Statements of Operations

[Expressed in United States dollars, except number of shares]

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2021	2020	2021	2020
Revenue	$697,342	$754,281	$1,798,692	$2,392,513
Cost of revenue	434,799	376,193	1,053,617	950,507

Gross profit	262,543	378,088	745,075	1,442,006

Operating expenses
Research and development	2,741,373	2,061,951	5,364,508	4,113,109
General and administrative	1,495,073	1,608,949	2,524,901	2,484,026
Sales and marketing	276,159	236,394	524,042	622,965
Amortization and depreciation	178,086	254,136	371,429	523,162

Total operating expenses	4,690,691	4,161,430	8,784,880	7,743,262

Loss from operations	(4,428,148)	(3,783,342)	(8,039,805)	(6,301,256)
Other income (expense)
Finance expense, net	(786,409)	(231,209)	(1,299,847)	(320,017)
Foreign exchange	(41,586)	(92,488)	(34,718)	62,244
Change in fair value of warrant liability	(172,593)	(93,807)	(211,167)	389,667

Total other income (expense), net	(1,000,588)	(417,504)	(1,545,732)	131,894

Net loss	(5,428,736)	(4,200,846)	(9,585,537)	(6,169,362)

Deemed dividend on inducement of conversion of Class C Preferred Shares	—	—	—	(11,133,786)
Accretion of preferred shares presented as dividends	—	—	—	(1,666,010)
Effect of foreign exchange on preferred shares	—	—	—	7,756,062

Net loss attributable to common stockholders	$(5,428,736)	$(4,200,846)	$(9,585,537)	$(11,213,096)

Loss per common share - basic and diluted	$(0.05)	$(0.04)	$(0.08)	$(0.16)
Weighted average number of common shares outstanding - basic and diluted	116,068,879	115,803,220	115,959,159	71,446,357

The accompanying notes are an integral part of these condensed financial statements.

Peraso Technologies Inc.

Condensed Statements of Stockholders’ Deficit

[Expressed in US dollars]

(Unaudited)

	Common Shares
	Number of Shares	Amount	Additional Paid in Capital	Deficit	Total
Balance, December 31, 2020	115,848,220	$100,548,455	$1,818,176	$(106,287,676)	$(3,921,045)
Stock-based compensation	—	—	1,176,917	—	1,176,917
Net loss for the year	—	—	—	(4,156,801)	(4,156,801)

Balance, March 31, 2021	115,848,220	100,548,455	2,995,093	(110,444,477)	(6,900,929)
Stock options exercised	365,000	29,895	—	—	29,895
Stock-based compensation	—	—	1,136,828	—	1,136,828
Fractional share adjustment	(4)	—	—	—	—
Net loss for the year	—	—	—	(5,428,736)	(5,428,736)

Balance, June 30, 2021	116,213,216	$100,578,350	$4,131,921	$(115,873,213)	$(11,162,942)

	Common Shares
	Number of Shares	Amount	Additional Paid in Capital	Deficit	Total
Balance, December 31, 2019	3,627,415	$137,919	$(17,581,293)	$(96,060,815)	$(113,504,189)
Stock options exercised	66,000	5,009	—	—	5,009
Conversion of Convertible Class A Preferred Shares	2,750,001	1,978,275	2,251,013	—	4,229,288
Conversion of Convertible Class B Preferred Shares	43,956,520	31,621,121	20,481,530	—	52,102,651
Conversion of Convertible Class C Preferred Shares	65,403,284	66,802,718	(11,133,786)	—	55,668,932
Stock-based compensation	—	—	202,441	—	202,441
Dividends on preferred shares	—	—	(1,666,010)	—	(1,666,010)
Effect of foreign exchange on preferred shares	—	—	7,756,060	—	7,756,060
Net loss for the year	—	—	—	(1,968,516)	(1,968,516)

Balance, March 31, 2020	115,803,220	100,545,042	309,955	(98,029,331)	2,825,666
Stock-based compensation	—	—	80,966	—	80,966
Net loss for the year	—	—	—	(4,200,846)	(4,200,846)

Balance, June 30, 2020	115,803,220	$100,545,042	$390,921	$(102,230,177)	$(1,294,214)

The accompanying notes are an integral part of these condensed financial statements.

Peraso Technologies Inc.

Condensed Statements of Cash Flows

[Expressed in US dollars]

(Unaudited)

	For the six months ended June 30,
	2021	2020
Cash flows from operating activities
Net loss	$(9,585,537)	$(6,169,362)
Adjustment to reconcile net loss to net cash used in operating activities
Stock-based compensation	2,313,745	283,407
Amortization and depreciation	532,521	809,900
Change in fair value of warrants liability	211,167	(389,667)
Amortization of right-of-use asset	120,341	110,586
Repayment of lease obligations	(117,509)	(121,603)
Accrued interest expense	415,506	122,211
Amortization of debt discount	909,967	197,829
Disposal of property and equipment	20,000
Changes in operating assets and liabilities:
Accounts receivable	519,169	(639,034)
Prepaid expenses and other current assets	(91,664)	(54,890)
Tax credits and receivables	(553,564)	501,812
Inventories	20,616	116,284
Other non-current assets	(8,068)	—
Accounts payable and accrued liabilities	(378,771)	297,703

Net cash used in operating activities	(5,672,081)	(4,934,824)

Cash flows from investing activities
Purchases of property and equipment	(52,278)	(27,575)
Purchases of intangible assets	(95,000)

Net cash used in investing activities	(147,278)	(27,575)

Cash flows from financing activities
Proceeds on exercise of stock options	29,895	5,009
Net proceeds from loans	551,608	—
Net proceeds from convertible debenture	5,545,349	3,451,879

Net cash provided by financing activities	6,126,852	3,456,888

Unrealized loss (gain) on foreign currency exchange	20,345	(44,800)

Net change in cash during the period	327,838	(1,550,311)
Cash, beginning of the period	1,711,886	1,903,691

Cash, end of the period	$2,039,724	$353,380

Supplemental disclosure of non-cash financing activities:
Conversion of preferred shares to common stock		$112,000,871
Deemed dividend on inducement of conversion of Class C preferred shares		$(11,133,786)
Dividends and foreign exchange effect on preferred shares		$6,090,052
Fair value of new warrants issued recognized as debt discount	$2,604,419	$1,707,942

The accompanying notes are an integral part of these condensed financial statements.

Peraso Technologies Inc.

Notes to Condensed Financial Statements (Unaudited)

For the three and six months ended June 30, 2021 and 2020

1.	The Company and basic presentation

The Company

Peraso Technologies Inc. (the “Company”) is a fabless semiconductor company specializing in the development of mmwave technology, including 60GHz and 5G products. The Company was incorporated on June 5, 2008.

Impact of COVID-19

The outbreak of the novel strain of coronavirus, specifically identified as “COVID-19,” has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The extent to which COVID-19 and any other pandemic or public health crisis impacts the Company’s business, affairs, operations, financial condition, liquidity, availability of credit and results of operations will depend on future developments that are highly uncertain and cannot be predicted with any meaningful precision, including new information which may emerge concerning the severity of the COVID-19 virus and the actions required to contain the COVID-19 virus or remedy its impact, among others. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.

Basis of presentation

The condensed financial statements and related notes have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. These condensed financial statements should be read in conjunction with the audited financial statements for the fiscal year ended December 31, 2020 and other information elsewhere in this filing.

The condensed financial statements of the Company at June 30, 2021, and for the three and six months ended June 30, 2021 and 2020, are unaudited. In the opinion of management of the Company, all adjustments, including normal recurring accruals, have been made that are necessary to present fairly the financial position of the Company as of June 30, 2021, and the results of its operations for the three and six months ended June 30, 2021 and 2020, and its cash flows for the six months ended June 30, 2021 and 2020. Operating results for the interim periods presented are not necessarily indicative of the results to be expected for a full fiscal year. The condensed balance sheet at December 31, 2020 has been derived from the Company’s audited condensed financial statements at such date.

Going concern

The accompanying condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

The Company has suffered losses from operations of $9.6 million for the six months ended June 30, 2021 and has a stockholders’ deficit of $11.2 million at June 30, 2021, and the Company’s forecasted cash flows from operations are insufficient to cover its operating expenses.

Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, should provide sufficient liquidity to meet the Company’s obligations as they become due for a reasonable period of time, and allow the development of its core business.

•	Raising additional cash through the issuance of convertible notes; and

•	Taking actions to reduce operating costs

The material uncertainties lend significant doubt as to the ability of the Company to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern. While the company has been successful in raising financing through debt and equity financing in the past, there can be no assurance that it will be able to do so in the future.

These financial statements do not reflect the adjustments to the carrying value of assets and liabilities and the reported expenses and balance sheet classification that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations.

2.	Summary of significant accounting policies

Use of estimates

The preparation of these financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Such estimates include the warrants and stock compensation valuation assumptions and the determination of the useful life of property and equipment and intangible assets, all of which are management’s best estimates. Estimates are based on historical experience, where applicable, and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in estimates in future years could be significant. Management believes that the estimates utilized in preparing the financial statements are reasonable; however, actual results could differ from those estimates.

Revenue recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers and all its related amendments (“ASC 606”).

The Company recognizes revenue to depict the transfer of promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services by applying the following steps:

•	Identify the contract with a customer;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations; and

•	Recognize revenue when, or as, the Company satisfies a performance obligation.

Revenue represents the amount the Company expects to receive for products and services in its contracts with customers, net of discounts and sales taxes. The Company derives revenue from the sale of semiconductor chipsets, license fees and royalty fees, and engineering services.

Product revenue

Product revenue is primarily from the sale of semiconductor devices, which is recognized when performance obligations under the terms of a contract with a customer are satisfied. The majority of the Company’s contracts have a single performance obligation to transfer products. Accordingly, the Company recognizes revenue when title and risk of loss have been transferred to the customer, generally at the time of shipment of products. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products and is generally based upon a negotiated, formula, list or fixed price. The Company sells its products both directly to customers and through distributors generally under agreements with payment terms typically 30 days or less.

Our contracts with customers are generally for products only, and do not include other performance obligations such as services, extended warranties or other material rights.

The Company may record an estimated allowance, at the time of shipment, for future returns and other charges against revenue consistent with the terms of sale.

License fee and royalty revenue

The Company also generates revenue from licensing its technology. The Company recognizes License fee as revenue at the point of time when the control of the license has been transferred and the Company has no continuing performance obligations to the customer.

Royalty revenues are recognized based upon licensee’s use of the Company’s licensed technology. There were no royalty revenues during the six months ended June 30, 2021 and 2020.

Engineering services revenue

Engineering and development contracts with customers generally contain a single performance obligation that is delivered over time. Revenue is recognized using an output method that is consistent with the satisfaction of the performance obligation as a measure of progress.

Contract liabilities - deferred revenue

Receivables are recognized in the period we ship the product or when services were rendered to customer. Payment terms on invoiced amounts are based on contractual terms with each customer. When we receive consideration, or such consideration is unconditionally due, prior to transferring goods or services to the customer under the terms of a sales contract, we record deferred revenue, which represents a contract liability. We recognize deferred revenue as net sales once control of goods and/or services have been transferred to the customer and all revenue recognition criteria have been met and any constraints have been resolved. There were no deferred revenues as of June 30, 2021 and 2020.

Government subsidies

A grant or subsidy that is compensation for expenses or losses already incurred, or for which there are no future related costs, is recognized in the statement of operations in the period in which it becomes receivable.

Starting in 2020, Canadian businesses, non-profit organizations, or charities who have seen a drop in revenue during the COVID-19 pandemic became eligible for a rent and wage subsidy from the government. The Company receives this subsidy on a monthly basis. During the six months ended June 30, 2021 the Company recognized payroll subsidies of $861,352 as a reduction in the associated wage costs in operating expenses in the Statement of Operations. During the six months ended June 30, 2021 the Company recognized rent subsidies of $160,865 as a reduction of rent expense in the Statement of Operations.

Stock-based compensation

The Company periodically issues stock options to employees and non-employees. The Company accounts for such grants based on ASC 718, Stock compensation, whereby the value of the award is measured on the date of grant and recognized as compensation expense on a straight-line basis over the vesting period. The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing (Black Scholes) model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes model.

Fair value measurements

The Company applies ASC 820, Fair Value Measurement, which defines fair value and establishes a framework for measuring fair value and making disclosures about fair value measurements. ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is impacted by a number of factors, including the type of financial instruments and the characteristics specific to them. Financial instruments with readily available quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

There are three levels within the hierarchy that may be used to measure fair value:

Level 1—Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date.

Level 2—Other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

Level 3—Significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The Company categorizes its cash as Level 1 fair value measurements. The Company categorizes its warrant liability as Level 3 fair value measurements. The warrant liability are measured at fair value on a recurring basis and are being marked to fair value at each reporting date until they are completely settled or meet the requirements to be accounted for as component of stockholders’ equity. The warrants are valued using the Black-Scholes option pricing model as discussed in Note 8 – Warrants.

The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, and accounts payable approximate their fair values because of their short-term nature. The carrying values of lease obligations and long-term financing obligations approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Warrant liability

The Company issues detachable warrants with its preferred shares and convertible debentures. The warrants have exercise prices that are denominated in foreign currency (CAD) that differs from the Company’s functional currency (USD) and accordingly are accounted for as liability in accordance with ASC 815, Derivatives and hedging. These warrants are initially recorded at fair value and then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of these instruments, including whether such instruments should be recorded as liability or as equity, is evaluated at the end of each reporting period.

Tax credits and receivables

The Company is registered for the Canadian federal and provincial goods and services taxes. As such, the Company is obligated to collect from third parties, and is entitled to claim sales taxes paid on its expenses and capital expenditures incurred in Canada.

In addition, the Company is also a part of the Scientific Research and Experimental Development (SR&ED) Program, which uses tax incentives to encourage Canadian businesses of all sizes and in all sectors to conduct research and development (R&D) in Canada. As a part of the program, the Company may be entitled to a receivable in the form of tax credit or incentive. The Company records refundable tax credits as a receivable when the Company can reasonably estimate the amounts and it is more likely than not, they will be received.

Foreign currency transactions

The functional currency of the Company is the U.S dollar. All foreign currency transactions are initially measured and recorded in an entity’s functional currency using the exchange rate on the date of the transaction. All monetary assets and liabilities are remeasured at the end of each reporting period using the exchange rate at that date. All non-monetary assets and related expense, depreciation or amortization are not subsequently remeasured and are measured using the historical exchange rate. An average exchange rate may be used to recognize income and expense items earned or incurred evenly over a period. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the statement of operations, except for the gains and losses arising from the conversion of the carrying amount of the foreign currency denominated convertible preferred shares into the functional currency that are presented as adjustment to the net loss to arrive at net loss attributable to common stockholders.

Per share amount

The Company computes net loss per share in accordance with FASB ASC 260, Earnings Per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. The Company includes common stock issuable in its calculation. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation if their effect is antidilutive.

As at June 30, 2021, the potentially dilutive securities consisted of 23,169,293 outstanding stock options and 11,228,407 outstanding warrants.

3.	Recently issued accounting pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06 (“ASU 2020-06”), Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The ASU also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. With regard to our financial reporting, ASU 2020-06 will be effective January 1, 2024, and early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. We are currently evaluating what effect(s) the adoption of ASU 2020-06 may have on our financial statements, but we do not believe the impact of the ASU will be material to our financial position, results of operations and cash flows. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses”. This ASU added a new impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses and applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. This update is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for smaller reporting companies. We are still evaluating the impact of this accounting guidance on our results of operations and financial position.

4.	Inventory

Inventory as of June 30, 2021 and December 31, 2020 consist of the following:

	2021	2020

Raw materials	$212,603	$48,000
Work in process	632,324	885,006
Finished goods	407,969	340,506

Total	$1,252,896	$1,273,512

Inventory reserves as of June 30, 2021 and December 31, 2020 were $192,812 and $163,879, respectively.

5.	Property and equipment

Property and equipment as of June 30, 2021 and December 31, 2020 consist of the following:

June 30, 2021	Cost	Accumulated depreciation	Net

Computer equipment	$1,464,192	$1,388,473	$75,719
Furniture and fixtures	321,973	298,523	23,450
Licenses	701,678	701,678	—
Leasehold improvements	237,780	237,780	—
Laboratory Equipment	2,593,483	2,335,395	258,088
Production Equipment	5,790,490	4,026,900	1,763,590

	$11,109,596	$8,988,749	$2,120,847

December 31, 2020	Cost	Accumulated depreciation	Net

Computer equipment	1,431,913	1,345,217	86,696
Furniture and fixtures	321,973	286,038	35,935
Licenses	701,678	694,986	6,692
Leasehold improvements	237,780	236,178	1,602
Laboratory Equipment	2,593,484	2,274,508	318,976
Production Equipment	5,770,490	3,619,300	2,151,190
Work in Progress	20,000	—	20,000

	$11,077,318	$8,456,227	$2,621,091

Depreciation expense for the three months and six months ended June 30, 2021 amounted to $255,887 and $532,521 respectively.

The Company’s production equipment is maintained overseas.

6.	Loan facilities

The loan facilities at June 30, 2021 and December 31, 2020 consist of the following:

	June 30, 2021	December 31, 2020
SRED Financing	$1,263,758	$580,549

On November 30, 2020, the company entered into a Loan agreement to raise the funds against the company’s present and after acquired personal property. The proceeds from first draw totaled $587,000 (CDN$750,000), which was outstanding as of December 31, 2020, bearing an interest rate of 1.6% per month, compounded monthly (20.98%) net of $20,750 financing fees. The loan was sanctioned against the company’s Tax credit refund.

On February 5, 2021 and March 5, 2021 the Company raised additional funds from the second and third draw under the SRED financing of $275,065 (CDN$350,000) and $276,290 (CDN$350,000) respectively net of financing fees of $14,256. The interest rate is 1.6% per month, compounded monthly.

The loan will be repaid through proceeds from the company’s Tax credit refund.

7.	Convertible debentures

The convertible debentures at June 30, 2021 and December 31, 2020 consist of the following:

	June 30, 2021	December 31, 2020
6% Convertible debentures due December 31, 2023	$14,082,343	$8,183,035
Accrued Interest	631,319	321,903

Total obligation	$14,713,662	$8,504,938
Debt discount	(6,256,964)	(4,183,042)

Net	$8,456,698	$4,321,896

Convertible debentures due December 31, 2023

In December 2019, the company entered into convertible debenture agreements with total principal amount of $1,748,035 due on June 30, 2025. In March 2020, the maturity date was amended to December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $73,608 were recorded as debt discount. The company also granted to a noteholder warrants to purchase 53,312 common shares of the Company. The fair value of these warrants of $45,971 was initially recorded as liability and debt discount.

During March 2020, the company entered into convertible debenture agreements with total principal amount of $3,885,000 due on December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $433,122 were recorded as debt discount. The company also granted to the noteholders warrants to purchase 2,160,215 common shares of the Company. The fair value of these warrants of $1,707,943 was initially recorded as liability and debt discount.

During October 2020, the company settled a portion of its DIP loan amounting to $2,550,000 through issuance of convertible debentures that will mature on December 31, 2023 (Note 6). The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. The company also granted to the noteholders warrants to purchase 4,468,280 common shares of the Company. The fair value of these warrants of $3,592,855 was initially recorded as liability and debt discount up to the face value of the convertible debt, and a finance expense of $1,042,856 recorded on the statement of operations for the remaining portion.

Upon the closing of an Equity Financing after September 30, 2020, all of the outstanding principal and accrued interest shall convert at a price equal to the lower of CDN$0.15 (USD$0.12) and 80% of the per share price paid by the investors in such financing.

During April 2021, the company entered into convertible debenture agreements with total principal amount of $5,899,308 due on December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $353,958 were recorded as debt discount. Upon the closing of an Equity Financing after September 30, 2020, all of the outstanding principal and accrued interest shall convert at a price equal to the lower of CDN$0.15 (USD$0.12) and 80% of the per share price paid by the investors in such financing

The company also granted to the noteholders warrants to purchase 2,947,058 common shares of the Company. The fair value of these warrants of $2,604,419 was initially recorded as liability and debt discount.

In the event of a liquidation prior to conversion or repayment, the Company shall pay an amount to the holder equal to 3 times the outstanding principal and accrued interest.

The recorded debt discount are amortized over the terms of the related convertible debentures. During the six months ended June 30, 2021 and 2020, amortization of the debt discount amounted to $884,456 and $197,829 respectively.

For the six months ended June 30, 2021 and 2020, interest expense of $309,416 and $122,212 respectively was recognized.

8.	Warrant liability

Warrants outstanding at June 30, 2021 and at December 31, 2020 and their respective exercise price and expiration dates, are as follows:

Year Issued	Number of warrants issued	Exercise price		Expiry date

2014	594,000	CDN$	1.00	31-Dec-25
2015	90,000	CDN$	1.00	31-Aug-22
2016	417,850	CDN$	1.479	31-Dec-25
2017	161,007	CDN$	1.479	31-Dec-22
2017	336,685	CDN$	1.479	31-Dec-25
2019	53,312	CDN$	1.479	31-Dec-25
2020	2,160,215	CDN$	0.15	31-Dec-25
2020	4,468,280	CDN$	0.15	31-Dec-23
2021	2,947,058	CDN$	0.15	30-Apr-26

Total	11,228,407

Exercise prices in USD $0.81, $1.19, and $0.12 as of June 30, 2021.

Warrant activity and the related changes in the estimated fair values during the six months ended June 30, 2021 and 2020 are as follows:

	Number of warrants on common shares #	Amount $
Balance – December 31, 2020	8,281,349	6,705,838
Issued during the period	2,947,058	2,604,419
Change in fair value of warrants	—	211,167

Balance – June 30, 2021	11,228,407	9,521,424

Balance – December 31, 2019	1,652,854	1,501,307
Issued during the period	2,160,215	1,707,942
Change in fair value of warrants	—	(389,667)

Balance – June 30, 2020	3,813,069	2,819,582

The fair value of the warrant liability is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies within the semiconductor industry with characteristics similar to the Company. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The Company granted warrants with exercise price of CDN$0.15 ($0.12 USD) to purchase 2,947,058 common shares of the Company during the six months ended June 30, 2021 (2020: granted 2,160,215 warrants with exercise price of CDN$0.15 ($0.12 USD)) to certain holders of convertible debentures (Note 7). The total fair values of these warrants at grant date amounted to $2.6 million (2020: $1.7 million). The fair values were determined using Black-Scholes model with the following assumptions: expected term based on the contractual term of 5 years (2020: 5 years), risk-free interest rate of 0.86% (2020: 0.37%) based on a comparable US Treasury Bond, expected volatility of 106.82% (2020: 104.37%) and expected dividend of zero.

The fair values of the outstanding warrants at June 30, 2021 and December 31, 2020 were calculated based on the following assumptions used in the Black-Scholes model: expected term based on the remaining contractual term of one to five years (2020: two to five years); risk-free interest rate of 0.83% (2020:0.36%) and based on a comparable US Treasury Bond, expected volatility of 111.43% (2020: 104.37%) and expected dividend of zero.

9.	Convertible preferred shares

Authorized

Unlimited Class A, Class B and Class C preferred shares, convertible, redeemable

	Class A preferred shares		Class B preferred shares		Class C preferred shares		Total

	Number of shares	Amount $	Number of shares	Amount $	Number of shares	Amount $	Amount $
Balance – December 31, 2019	2,750,001	4,457,449	43,956,520	54,830,889	52,322,627	58,802,585	118,090,923
Dividends accrued	—	64,600	—	795,834	—	—	860,434
Amortization of issuance costs and warrants	—	—	—	77,151	—	728,425	805,567
Foreign exchange impact	—	(292,760)	—	(3,601,223)	—	(3,862,079)	(7,756,062)
Preferred shares converted into ordinary shares	(2,750,001)	(4,229,289)	(43,956,520)	(52,102,651)	(52,322,627)	(55,668,932)	(112,000,872)

Balance – June 30, 2020	—	—	—	—	—	—	—

All convertible preferred shares were converted by March 31, 2020, and no additional preferred shares were issued by June 30, 2021.

Convertible Class A, Class B and Class C preferred shares

The holders of the convertible Class A, Class B and Class C preferred shares have the following rights and preferences:

•	Voting

Each convertible Class A, Class B and Class C preferred share has voting rights equal to an equivalent number of common shares and votes together as one class with the common shares.

•	Conversion

Each Class A, Class B and Class C preferred share is convertible, at the option of the holder, into one common share. The Class A, Class B and Class C preferred shares are automatically convertible into common shares in the event of: (i) the closing of a public offering; (ii) the affirmative vote or written consent by the majority of the preferred shareholders; and (iii) the optional conversion into common shares of at least two-thirds of the aggregate number of preferred shares.

In March 2020, the company filed an articles of amendment, where in the ratio for the conversion of the Preferred Class C shares into common shares was changed from 1:1 to 1:1.25 (Note 10).

•	Redemption

The convertible Class A preferred shares can be redeemed on or after June 1, 2021, subject to agreement by two-thirds of the holders of the Company’s Class A preferred shares. The price would be the original issue price of CDN$1 per share plus all accrued dividends.

The Class B preferred shares can be redeemed on or after June 1, 2021 subject to agreement by a majority of the holders of the Company’s Class B preferred shares. The price would be the original issue price of CDN$1 ($0.79 USD) per share plus all accrued dividends.

The Class C preferred shares can be redeemed on or after June 1, 2021 subject to agreement by a majority of the holders of the Company’s Class C preferred shares. The price would be the original issue price of CDN$1.479 ($1.16 USD) per share.

•	Dividends

Class A and Class B preferred shares will accrue an annual compounding dividend of 8% per year. The dividend will be paid at the earlier of a liquidation event (as defined in the articles of incorporation of the Company) or the redemption of the preferred shares. Other than those two circumstances no accrued dividends can be declared or become payable. Upon conversion all rights of holders of preferred shares cease including rights to dividends.

The total dividend accrued since the issuance of Class A and Class B Preferred shares of $22,732,543 was recognized as additional paid in capital upon conversion of Preferred shares into common shares on March 13, 2020.

•	Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of each convertible Class A and Class B preferred share would receive CDN$1 ($0.79 USD) per share plus all accrued dividends. Class C preferred shareholders would receive CDN$1.4790 ($1.16 USD) and no accrued dividends. Thereafter, any assets remaining following distribution to the holders of the convertible Class A, Class B and Class C preferred shares will be distributed rateably among the holders of the convertible

Class A, Class B and Class C preferred shares and common shares, provided that the maximum amount receivable for each convertible Class A and Class B preferred share is CDN$5 ($3.93 USD) and CDN$4.44 ($3.49 USD) for Class C preferred shares.

On March 13, 2020, all of the outstanding preferred shares were converted into common shares. The carrying amount of the preferred shares were reclassified into common stock and the accumulated dividends were reclassified into additional paid-in capital (Note 10).

10.	Capital stock

As of June 30, 2021 the Company is authorized to issue an unlimited number of common shares.

On March 13, 2020, the Company issued 2,750,001 common shares upon conversion of all outstanding Class A preferred shares amounting to $1,978,275 and 43,956,520 common shares upon conversion of all outstanding Class B preferred shares amounting to $31,621,121. The Class A and B preferred shares were converted into common shares based on the original conversion price of CDN$1.00 ($0.72 USD). The outstanding accumulated dividends of $22,732,543 were reclassified into additional paid-in capital.

On March 13, 2020, the Company also issued 65,403,284 common shares amounting to $66,802,718 upon conversion of all outstanding Class C preferred shares based on the amended conversion price of CDN$1.18 ($0.85 USD). As a conversion inducement, the Company amended the ratio for the conversion of the Class C preferred shares into common shares from 1:1 to 1:1.25. The company determined that the additional common shares issuable arising from such modification totaled 13,080,657 with fair value of $11,133,786 and recognized such amount as deemed dividend.

11.	Stock-based compensation

In 2009, the Company adopted the 2009 Share Option Plan (the plan). Under the plan, officers, employees, directors, consultants, and special advisers may be granted stock options to purchase shares of the Company’s common stock; 12,896,147 shares of common stock have been reserved for issuance. Stock options generally vest over terms of four years and expire in ten years.

On September 16, 2020, Board of Directors approved the increase in number of options shares (as defined in Stock option plan) from 10% of outstanding issue to 23,169,644 or 20% of outstanding issue of 116,213,220.

On September 17, 2020, Board of Directors approved the cancellation of stock options totaling 2.6 million with exercise price of CDN$0.60 ($0.47 USD) and original vesting term of 4 years and replaced such awards with option grants that have exercise price of CDN$0.15 ($0.12 USD) options and vesting period of one year. The replacement of the option grants was accounted for as modification in accordance with the provisions of ASC 718. The company determined that the incremental fair value of the replacement awards amounted to approximately $530,000 using Black-Scholes option pricing model. At replacement date, the total compensation cost for the replacement awards was determined to be $952,000, and is amortized over the one year vesting term.

Additionally, the Board also approved the grant of stock options to employees to purchase a total of 18.7 million shares of the Company’s common stock. The options have an exercise price of CDN$0.15 ($0.12 USD) per share, expire in ten years, and have a vesting period of 4 years. The total fair value of these options at grant date was approximately $15.8 million.

As of December 31, 2020, the Company had granted 97,491 more shares than were authorized for grant, however in the first quarter of 2021 this was corrected due to additional forfeitures. As of June 30, 2021, shares available to grant totaled 73,351.

On May 27, 2021, Board of Directors approved the grant of stock options to employees to purchase a total of 812,000 shares of the Company’s stock. The options have an exercise price of CDN$0.15 ($0.12 USD) per share, expire in ten years, and have a vesting period of 4 years. The total fair value of these options at grant date was $739,284.

Additionally, the Board also approved the grant of 6,729,875 options effective upon conversion of the Convertible Debentures (if any) to key employees. The options have an exercise price of CDN$0.15 ($0.12 USD) and are subject to active employment on the Conversion Date. The Board declared null and void the prior authorization on September 17, 2020 of anti-dilution options to key employees.

The fair value of the stock option is estimated at grant date using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of publicly traded set of peer companies within the semiconductor industry with characteristics similar to the Company. The expected term of the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The assumptions used in the Black-Scholes option pricing model were as follows: average risk-free interest rate of 0.83% (2020 – 0.46%); expected average volatility of 111.43% (2020 – 104.37%); expected stock option life of 6.25 years (2020 – 6.25 years); exercise price of CDN$0.15 ($0.12 USD) (2020 – CDN$0.15 ($0.12 USD)); and an underlying stock price of CDN$1.18 ($0.97 USD) (2020 – CDN$1.18 ($0.89 USD)).

A summary of stock option activity under the plan is as follows:

	Number of stock options #	Weighted average exercise price per stock option $
Balance – December 31, 2020	23,267,135	0.12
Granted	—	—
Forfeited	(231,739)	0.15
Exercised	—	—

Balance – March 31, 2021	23,035,396	0.08
Granted	812,000
Forfeited	(313,103)	0.12
Exercised	(365,000)	0.08

Balance – June 30, 2021	23,169,293	0.08

Significant exercise price ranges of options outstanding, related weighted average exercise prices and contractual life information at June 30, 2021 were as follows:

Exercise price range $	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable
0.08	1,549,000	3.39	0.08	1,549,000
0.12	21,620,293	8.85	0.12	—

0.12	23,169,293	8.49	0.08	1,549,000

Significant exercise price ranges of options outstanding, related weighted average exercise prices and contractual life information at December 31, 2020 were as follows:

Exercise price range $	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price	Number exercisable
0.08	1,914,000	3.66	0.08	1,914,000
0.12	21,332,510	9.29	0.12	—
0.47	20,625	6.62	0.47	—

0.12	23,267,135	8.83	0.08	1,914,000

The Company recorded a total stock-based compensation expense of $2,313,745 and $283,407 for the six month period ended June 30, 2021 and June 30, 2020 respectively.

As of June 30, 2021, there was $13.4 million of total unrecognized compensation expense related to non-vested stock options that is expected to be recognized over a weighted average period of 3.4 years. For vested and exercisable options, outstanding shares totalled 1,549,000. These options had a weighted-average exercise price of $0.08 per share and a weighted-average remaining contractual term of 3.4 years at June 30, 2021.

12.	Leases

Operating lease agreements

The Company has two operating leases with third parties for office space in Canada. These leases expire on September 14, 2021 and December 31, 2023. Leases with an initial term of 12 months or less are not recorded on the balance sheet. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company did not combine lease and non-lease components.

The following table provides the details of right-of-use assets and lease liabilities as of:

	June 30, 2021	December 31, 2020
Right-of-use asset	$610,232	$730,573
Lease liability	$659,833	$756,998

The following provides details of the Company’s lease payments during the three months and six months ended:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Lease payments	$59,884	$61,314	$117,509	$121,603

13.	Contingencies and commitments

In the ordinary course of business and from time to time, the Company is involved in various claims related to software, intellectual property rights, commercial, employment and other claims. The Company recognizes a liability when it is probable that a loss has been incurred and the amount is reasonably estimable. There is significant judgment required in assessing both the likelihood of an unfavourable outcome and whether the amount of loss, if any, can be reasonably estimated.

On June 3, 2020, Peraso Technologies Inc. (“Peraso”) applied for and obtained an order under the Companies’ Creditors Arrangement Act (the “CCAA”), providing certain relief. Pursuant to the Initial Order issued by the Ontario Superior Court of Justice (Commercial List), Ernst & Young Inc. was appointed as the Monitor of Peraso. In addition, the Monitor, in its capacity as Foreign Representative, filed a voluntary petition in the United States under Chapter 15 of the U.S. Bankruptcy Code, seeking recognition of the CCAA proceeding.

On October 14, 2020, the Court approved a settlement agreement (the “Settlement Agreement”) as between Ubiquiti Inc. and Peraso. On October 22, 2020, following the satisfaction of certain conditions precedent, the Settlement Agreement (including all agreements incorporated as schedules thereto) became fully effective. The terms of the settlement agreement are subject to confidentiality.

On October 28, 2020, the Court granted an order authorizing the termination of Peraso’s CCAA proceedings upon the completion of certain defined steps. On November 2, 2020, Peraso provided written notice to the Monitor that these steps had been completed and, as contemplated in the CCAA Termination Order dated October 28, 2020 (the “CCAA Termination Order”), the Monitor served a Monitor’s Certificate on the service list that had the effect of, inter alia: terminating the CCAA proceedings and the Stay Period referred to in the Initial Order; discharging Ernst & Young Inc. from its duties as the Monitor; releasing certain claims in favour of the Monitor and its counsel, with certain exceptions; and terminating the Administration Charge, the Directors’ Charge, the DIP Lenders’ Charge, the Second DIP Lenders’ Charge, and the Third DIP Lenders’ Charge (as such terms are defined in the CCAA Termination Order).

Notwithstanding the discharge of Ernst & Young Inc. as Monitor:

Ernst & Young Inc. will remain Monitor and have the authority to carry out, complete, or address any matters in its role as Monitor that are ancillary or incidental to these CCAA proceedings, including any matter in respect of the Chapter 15 Proceedings (as defined in the CCAA Termination Order);

Ernst & Young Inc. and its counsel will continue to have the benefit of any of the rights, approvals, releases and protections in favour of the Monitor at law or pursuant to the CCAA, the Initial Order, and all other Orders made in these CCAA proceedings;

On December 1, 2020 the United States Bankruptcy Court for the Southern District of New York issued an Order that: (i) recognized and gave full force and effect in the United States to the Court’s order approving the Settlement Agreement; and (ii) terminated the Chapter 15 Proceedings.

14.	Disaggregated revenue, Concentration of Credit Risk and Significant Customers

The Company operates in one business segment and uses one measurement of profitability for its business.

The following table represents disaggregation of revenue for the three months and six months ended June, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Product sales	$597,342	$254,281	$1,648,692	$892,513
License fees	—	—	—	—
Engineering services	100,000	$500,000	150,000	$1,500,000

	$697,342	$754,281	$1,798,692	$2,392,513

Revenue attributed to the United States and to all foreign countries is based on the geographical location of the customer. The Company recognized revenue from chipset sales and licensing of its chipsets to customers in the following geographical locations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2021	2021	2020

Taiwan	$22,975	$232,872	$588,004	$601,861
Hong Kong	554,620	2,000	1,029,592	149,360
North America	106,147	506,000	160,750	1,603,350
Rest of the world	13,600	13,409	20,346	37,942

	$697,342	$754,281	$1,798,692	$2,392,513

Customers who accounted for at least 10% of total revenue were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021

Customer A	3.29%	30.87%	32.69%	25.16%
Customer B	69.43%	*	52.20%	*
Customer C	*	66.29%	*	62.70%

*	Represents percentage less than 10%

15.	Subsequent events

The Company evaluates events or transactions that occur after the balance sheet date through to the date which the financial statements are issued, for potential recognition or disclosure in its financial statements in accordance with ASC 855, Subsequent Events.

On July 21, 2021, the Company agreed to extend the operating lease for office space in Canada, which was to expire on September 14, 2021. The lease has been extended to September 30, 2022.

Peraso Technologies Inc.

Financial Statements

For years ended December 31, 2020 and 2019

(expressed in US dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

Peraso Technologies Inc.

Toronto, Ontario, Canada

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Peraso Technologies Inc. (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and negative cash flows from operating activities and has a negative working capital and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board of the United States (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (i) relate to accounts or disclosures that are material to the financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Redeemable Convertible Preferred Shares

As described in Note 9 to the financial statements, the Company previously issued shares of Redeemable Convertible Preferred Shares that aggregated to $118,090,923 as of December 31, 2019. The Company accounts for its redeemable convertible preferred shares in accordance with the guidance in Accounting Standards Codification (ASC) Topic 480, Distinguishing Liabilities from Equity. Based on the applicable accounting guidance, preferred shares that are conditionally redeemable is classified as temporary or “mezzanine” equity. Accordingly, the Redeemable Convertible Preferred Shares, which are subject to conditional redemption rights, are presented at redemption value as mezzanine equity outside of the stockholders’ deficit section of the balance sheets. During the year ended December 31, 2020, the conversion terms for a portion of the Redeemable Convertible Preferred Shares was modified to induce conversion into shares of common stock.

We identified the classification of the Redeemable Convertible Preferred Shares as mezzanine equity, and the accounting for the conversion inducement to be a critical audit matter due to the complexity of the relevant accounting guidance and the complexity involved in management judgments involved in the application of that guidance. Auditing the accounting for the modification and eventual conversion of the redeemable convertible preferred shares into common shares involved a high degree of auditor judgement and specialized skills and knowledge were needed.

The primary audit procedures we performed to address this critical audit matter included the following, among others:

•	We read and analyzed the Redeemable Convertible Preferred Shares agreements, including the modified agreements related to the inducement modification, and other relevant documentation.

•

We evaluated the reasonableness of the conclusion made by the Company related to the classification of the redeemable convertible preferred shares, including evaluating whether the presentation was consistent with applicable accounting standards.

•

We evaluated the reasonableness of management’s accounting treatment of the conversion inducement and related modification, including evaluating whether the accounting treatment was consistent with guidance in applicable accounting standards.

Warrant Liability

As discussed in Note 8 to the financial statements, the Company issued warrants in conjunction with the issuance of its redeemable convertible preferred shares and convertible debentures. The Company evaluated the presentation of the warrants based upon guidance in ASC 815, Derivatives and Hedging and concluded that the warrants should be presented and accounted for as warrant liability. Specifically, the Company concluded that the warrants are not considered to be indexed to the Company’s stock as the Company’s functional currency is the US dollar and the exercise price of the warrants are denominated in Canadian dollars. At December 31, 2020 and 2019, the warrant liability totaled $6,705,838 and $1,501,307. The Company utilized a Black-Scholes option pricing model to determine the fair value of the warrant liability, which uses certain assumptions related to expected life of the conversion features, expected volatility based on historical prices of comparable companies, risk-free interest rates, and future dividends.

We identified the presentation and accounting for the warrants as a critical audit matter, because of the significance of the account balances, and due to the complexity in assessing the features of the warrants, and the significant judgments used in determining the fair values of the warrant liability. Auditing the accounting for the valuation of the warrant liability involved increased extent of effort and a high degree of auditor judgment.

The primary audit procedures we performed to address this critical audit matter included the following, among others:

•	We obtained and reviewed the applicable warrant agreements and other relevant documentation.

•

We evaluated the reasonableness of the conclusion made by the Company related to the classification and accounting for the warrant, including whether the conclusion that the warrant was a warrant liability was consistent with applicable accounting standards.

•	We evaluated the appropriateness and reasonableness of the model and significant input assumptions used by the Company to value the warrant liability.

•

We developed valuation estimates, using externally sourced inputs and models, and compared to management’s recorded value and investigated differences. Certain key inputs/assumptions tested by us included volatility, risk-free interest rate, and warrant terms.

Stock-Based Compensation

As discussed in Note 11 to the financial statements, the Company issues stock options as stock-based compensation that is based on fair value measurements. During the year ended December 31, 2020, the Company issued stock options for 18,685,310 shares and modified the terms for another 2,647,200 options. The Company estimated the fair value of stock options granted, and the incremental fair value of modified awards, using the Black-Scholes option pricing which required the Company to make a number of assumptions, of which the most significant are expected stock price volatility and the expected option term.

We identified the Company’s accounting for stock options as a critical audit matter because of the significance of the account balances, and due to the subjectivity of assumptions used to estimate the fair value of stock options granted. Auditing the accounting for the valuation of the stock options involved increased extent of effort and a high degree of auditor judgment.

The primary audit procedures we performed to address this critical audit matter included the following, among others:

•	We obtained and reviewed relevant Board of Directors minutes and grant documents to evaluate the accuracy and completeness of the awards granted.

•

We evaluated the appropriateness of the valuation method used for the stock option grants and whether the method used for determining fair value was applied consistently with the valuation of similar grants in prior periods.

•

We evaluated the significant assumptions used by management to calculate the fair value of stock options granted. Such evaluation included independent calculation of the expected volatility based upon actual historical stock price movements of the comparable company over the period that is at least equal to the expected option term and independent calculation of the stock option term using the simplified method.

•	We developed an independent estimate of the fair value for all the grants during the year and compared our estimate of fair value to the fair value used by management.

We have served as the Company’s auditor since 2021.

/s/Weinberg & Company

Los Angeles, California

August 31, 2021

Peraso Technologies Inc.

Balance sheets

[Expressed in United States dollars]

	As at
	December 31, 2020	December 31, 2019
ASSETS
Current assets
Cash	$1,711,886	$1,903,691
Accounts receivable, net	922,446	393,895
Prepaid expenses and other current assets	963,180	981,857
Tax credits and receivables	1,711,313	1,295,158
Inventories, net	1,273,512	1,107,812

Total current assets	6,582,337	5,682,413
Property and equipment, net	2,621,091	3,332,716
Right-of-use lease asset, net	730,573	956,636
Intangible assets, net	—	153,840
Other non-current assets	52,561	52,561

TOTAL ASSETS	$9,986,562	$10,178,166

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$1,542,326	$1,459,178
Current portion of lease liabilities	224,847	256,098
Current loan facility	580,549	—

Total current liabilities	2,347,722	1,715,276
Long-term liabilities
Convertible debenture	4,321,896	1,632,791
Lease liabilities	532,151	742,058
Warrant liability	6,705,838	1,501,307

Total liabilities	13,907,607	5,591,432
Convertible Class A preferred shares	—	4,457,449
Convertible Class B preferred shares	—	54,830,889
Convertible Class C preferred shares	—	58,802,585

Total preferred shares	—	118,090,923
Commitments and contingencies
STOCKHOLDERS’ DEFICIT
Capital Stock; no par value; unlimited authorized; 115,848,220 and 3,627,415 issued and outstanding	100,548,455	137,919
Additional paid-in capital	1,818,176	(17,581,293)
Accumulated deficit	(106,287,676)	(96,060,815)

Total stockholders’ deficit	(3,921,045)	(113,504,189)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$9,986,562	$10,178,166

The accompanying notes are an integral part of these financial statements.

Peraso Technologies Inc.

Statements of operations

[Expressed in United States dollars, except number of shares]

	For the years ended December 31,
	2020	2019
Revenue	$9,089,823	$506,000
Cost of revenue	1,748,160	477,432

Gross profit	7,341,663	28,568

Operating expenses
Research and development	7,529,058	10,317,963
General and administrative	6,014,394	4,074,509
Sales and marketing	1,004,872	1,688,052
Amortization and depreciation	938,548	1,649,662

Total operating expenses	15,486,872	17,730,186

Loss from operations	(8,145,209)	(17,701,618)

Other income (expense)
Finance expense, net	(2,100,864)	(16,710)
Foreign exchange loss	(77,055)	(7,407)
Change in fair value of warrant liability	96,267	(243,910)

Total other income (expense), net	(2,081,652)	(268,027)

Loss before income taxes	(10,226,861)	(17,969,645)
Income tax expense	—	—

Net loss	(10,226,861)	(17,969,645)

Deemed dividend on inducement of conversion of Class C Preferred Shares	(11,133,786)	—
Accretion of preferred shares presented as dividends	(1,666,010)	(4,861,566)
Effect of foreign exchange on preferred shares	7,756,062	(5,256,997)

Net loss attributable to common stockholders	$(15,270,595)	$(28,088,208)

Loss per common share—basic and diluted	$(0.16)	$(7.90)
Weighted average number of common shares outstanding—basic and diluted	93,765,285	3,556,550

The accompanying notes are an integral part of these financial statements.

Peraso Technologies Inc.

Statements of stockholders’ deficit

[Expressed in US dollars]

	Common Shares
	Number of Shares	Amount	Additional Paid in Capital	Deficit	Total
Balance, December 31, 2018	3,499,290	$128,189	$(9,362,459)	$(78,091,170)	$(87,325,440)
Stock options exercised	128,125	9,730	—	—	9,730
Stock-based compensation	—	—	1,899,729	—	1,899,729
Dividends on preferred shares	—	—	(4,861,566)	—	(4,861,566)
Effect of foreign exchange on preferred shares	—	—	(5,256,997)	—	(5,256,997)
Net loss for the year	—	—	—	(17,969,645)	(17,969,645)

Balance, December 31, 2019	3,627,415	$137,919	$(17,581,293)	$(96,060,815)	$(113,504,189)
Stock options exercised	111,000	8,422	—	—	8,422
Conversion of Convertible Class A Preferred Shares	2,750,001	1,978,275	2,251,013	—	4,229,288
Conversion of Convertible Class B Preferred Shares	43,956,520	31,621,121	20,481,530	—	52,102,651
Conversion of Convertible Class C Preferred Shares	65,403,284	66,802,718	(11,133,786)	—	55,668,932
Stock-based compensation	—	—	1,710,660	—	1,710,660
Effect of foreign exchange on preferred shares	—	—	7,756,062	—	7,756,062
Dividends on preferred shares	—	—	(1,666,010)	—	(1,666,010)
Net loss for the year	—	—	—	(10,226,861)	(10,226,861)

Balance, December 31, 2020	115,848,220	$100,548,455	$1,818,176	$(106,287,676)	$(3,921,045)

The accompanying notes are an integral part of these financial statements.

Peraso Technologies Inc.

Statements of cash flows

[Expressed in US dollars]

	For the years ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(10,226,861)	$(17,969,645)
Adjustment to reconcile net loss to net cash used in operating activities
Stock-based compensation	1,710,662	1,899,729
Amortization and depreciation	1,435,675	1,649,662
Change in fair value of warrants liability	(96,267)	243,911
Finance cost related to warrants	1,042,856	—
Amortization of right-of-use asset	226,063	215,935
Repayment of lease obligations	(248,143)	(228,532)
Accrued interest expense	325,134	3,858
Amortization of convertible debtentures discount	627,124	477
Changes in operating assets and liabilities:
Accounts receivable	(4,028,551)	49,979
Prepaid expenses and other current assets	(513,404)	(585,916)
Tax credits and receivables	(416,155)	1,004,298
Inventories	(165,700)	(414,966)
Accounts payable and accrued liabilities	83,148	64,866

Net cash used in operating activities	(10,244,419)	(14,066,344)

Cash flows from investing activities
Purchases of property and equipment	(38,130)	(1,089,377)

Net cash used in investing activities	(38,130)	(1,089,377)

Cash flows from financing activities
Proceeds on exercise of stock options	8,422	9,730
Net proceeds from loan facility	573,459	—
Net proceeds from convertible debenture	3,451,878	1,674,427
Net proceeds from DIP loans	6,150,000	—
Net proceeds from Convertible Class C preferred shares issuance	—	7,000,000
Repayment of loans	(100,000)	(800,000)

Net cash provided by financing activities	10,083,759	7,884,157

Unrealized loss on foreign currency exchange	6,985	25,805

Net change in cash during the year	(191,805)	(7,245,759)
Cash, beginning of the year	1,903,691	9,149,450

Cash, end of the year	$1,711,886	$1,903,691

Supplemental disclosure of non-cash financing activities:
Recognition of right-of-use asset and lease liability		$1,172,571
Reclassification of prepaids to fixed assets	$532,081
Settlement of accounts receivable through DIP Loans	$3,500,000
Conversion of DIP loan into convertible debentures	$2,550,000
Fair value of new warrants issued recognized as debt discount	$4,257,942	$34,982
Conversion of preferred shares to common stock	$112,000,871
Deemed dividend on inducement of conversion of Class C preferred shares	$(11,133,786)
Dividends and foreign exchange effect on preferred shares	$6,090,052	$(10,118,563)

The accompanying notes are an integral part of these financial statements.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

1.	The Company and basic presentation

The Company

Peraso Technologies Inc. (the “Company”) is a fabless semiconductor company specializing in the development of mmwave technology, including 60GHz and 5G products. The Company was incorporated on June 5, 2008.

Impact of COVID-19

The outbreak of the novel strain of coronavirus, specifically identified as “COVID-19,” has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The extent to which COVID-19 and any other pandemic or public health crisis impacts the Company’s business, affairs, operations, financial condition, liquidity, availability of credit and results of operations will depend on future developments that are highly uncertain and cannot be predicted with any meaningful precision, including new information which may emerge concerning the severity of the COVID-19 virus and the actions required to contain the COVID-19 virus or remedy its impact, among others. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Company in future periods.

Basis of presentation

These financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

Going concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to operate profitably, to generate cash flows from operations, and to pursue financing arrangements to support its working capital requirements.

The Company has suffered losses from operations of $10.2 million and $17.9 million for the years ended December 31, 2020 and 2019, respectively, and the Company’s forecasted cash flows from operations are insufficient to cover its operating expenses.

Management believes that it has developed a liquidity plan, as summarized below, that, if executed successfully, should provide sufficient liquidity to meet the Company’s obligations as they become due for a reasonable period of time, and allow the development of its core business.

•	Raising additional cash through the issuance of convertible notes; and

•	Taking actions to reduce operating costs

The material uncertainties lend significant doubt as to the ability of the Company to meet its obligations as they come due and, accordingly, the appropriateness of the use of accounting principles applicable to a going concern. While the company has been successful in raising financing through debt and equity financing in the past, there can be no assurance that it will be able to do so in the future.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

These financial statements do not reflect the adjustments to the carrying value of assets and liabilities and the reported expenses and balance sheet classification that would be necessary if the Company were unable to realize its assets and settle its liabilities as a going concern in the normal course of operations.

2.	Summary of significant accounting policies

Use of estimates

The preparation of these financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Such estimates include the warrants and stock compensation valuation assumptions and the determination of the useful life of property and equipment and intangible assets, all of which are management’s best estimates. Estimates are based on historical experience, where applicable, and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. By their nature, these estimates are subject to measurement uncertainty and the effect on the financial statements of changes in estimates in future years could be significant. Management believes that the estimates utilized in preparing the financial statements are reasonable; however, actual results could differ from those estimates.

Inventories

The Company values its inventories at the lower of cost, which approximates actual cost on a first-in, first-out basis, or net realizable value. The Company records inventory reserves for estimated obsolescence or unmarketable inventories based upon assumptions about future demand and market conditions. Once a reserve is established, it is maintained until the product to which it relates is sold or otherwise disposed of. If actual market conditions are less favorable than those expected by management, additional adjustment to inventory valuation may be required. Charges for obsolete and slow-moving inventories are recorded based upon an analysis of specific identification of obsolete inventory items and quantification of slow- moving inventory items.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets, generally three to six years. Amortization of leasehold improvements is computed on a straight-line basis over the shorter of the lease term or the estimated useful lives of the assets, generally three to six years.

Intangible assets

Intangible assets include the cost of acquired intellectual property. Intangible assets with finite lives are amortized over their estimated useful life and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

As of December 31, 2020, intangible assets were fully amortized.

Impairment of long-lived assets

The Company evaluates the recoverability of long-lived and intangible assets with finite lives whenever events or changes in circumstances occur that indicate that the carrying value of the asset or asset group may not be

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

recoverable. An impairment charge is recognized as the difference between the net book value and fair value of such assets at the date of measurement. The measurement of impairment requires management to estimate future cash flows and the fair value of long-lived assets.

No impairment charge was recognized for the years ended December 31, 2020 and 2019.

Revenue recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers and all its related amendments (“ASC 606”).

The Company recognizes revenue to depict the transfer of promised services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those services by applying the following steps:

•	Identify the contract with a customer;

•	Identify the performance obligations in the contract;

•	Determine the transaction price;

•	Allocate the transaction price to the performance obligations; and

•	Recognize revenue when, or as, the Company satisfies a performance obligation.

Revenue represents the amount the Company expects to receive for products and services in its contracts with customers, net of discounts and sales taxes. The Company derives revenue from the sale of semiconductor chipsets, license fees and royalty fees, and engineering services.

Product revenue

Product revenue is primarily from the sale of semiconductor devices, which is recognized when performance obligations under the terms of a contract with a customer are satisfied. The majority of the Company’s contracts have a single performance obligation to transfer products. Accordingly, the Company recognizes revenue when title and risk of loss have been transferred to the customer, generally at the time of shipment of products. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products and is generally based upon a negotiated, formula, list or fixed price. The Company sells its products both directly to customers and through distributors generally under agreements with payment terms typically 30 days or less.

Our contracts with customers are generally for products only, and do not include other performance obligations such as services, extended warranties or other material rights.

The Company may record an estimated allowance, at the time of shipment, for future returns and other charges against revenue consistent with the terms of sale.

License fee and royalty revenue

The Company also generates revenue from licensing its technology. The Company recognizes License fee as revenue at the point of time when the control of the license has been transferred and the Company has no continuing performance obligations to the customer.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

Royalty revenues are recognized based upon licensee’s use of the Company’s licensed technology. There were no royalty revenues during the years ended December 31, 2020 and 2019.

Engineering services revenue

Engineering and development contracts with customers generally contain a single performance obligation that is delivered over time. Revenue is recognized using an output method that is consistent with the satisfaction of the performance obligation as a measure of progress.

Contract liabilities—deferred revenue

Receivables are recognized in the period we ship the product or when services were rendered to customer. Payment terms on invoiced amounts are based on contractual terms with each customer. When we receive consideration, or such consideration is unconditionally due, prior to transferring goods or services to the customer under the terms of a sales contract, we record deferred revenue, which represents a contract liability. We recognize deferred revenue as net sales once control of goods and/or services have been transferred to the customer and all revenue recognition criteria have been met and any constraints have been resolved. There were no deferred revenues as of December 31, 2020 and 2019.

Government subsidies

A grant or subsidy that is compensation for expenses or losses already incurred, or for which there are no future related costs, is recognized in the statement of operations in the period in which it becomes receivable.

Starting in 2020, Canadian businesses, non-profit organizations, or charities who have seen a drop in revenue during the COVID-19 pandemic became eligible for a rent and wage subsidy from the government. The Company receives this subsidy on a monthly basis. During the year ended December 31, 2020 the Company recognized payroll subsidies of $1.1 million as a reduction in the associated wage costs and rent subsidies of $90,000 as a reduction of rent expense in operating expenses in the statement of operations.

Cost of revenue

The Company records all costs associated with its product sales in cost of revenue. These costs include the cost of materials, contract manufacturing fees, shipping costs and quality assurance. Cost of revenue also includes indirect costs such as warranty, excess and obsolete inventory charges, general overhead costs and depreciation.

Product warranties

The Company does not offer warranties on our products.

Leases

Effective January 1, 2019, the Company adopted ASC 842, Leases. ASC 842 requires an entity to recognize a right-of-use asset and a lease liability for all leases with terms longer than 12 months. The Company adopted ASC 842 utilizing the modified retrospective transition method. The Company elected the practical expedient afforded in ASC 842 in which the Company did not reassess whether any contracts that existed prior to adoption have or contain leases or the classification of our existing leases. The adoption of ASC 842 on January 1, 2019 resulted in the recognition of operating lease right-of-use assets and lease liabilities of approximately $1.2 million and did not result in a cumulative-effect adjustment to accumulated deficit.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

Under ASC 842, operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at lease commencement date for all significant lease arrangements. A ROU asset and corresponding lease liability is not recorded for leases with an initial term of 12 months or less (short term leases) and the Company recognizes lease expense for these leases as incurred over the lease term.

Research and development

Research and development expenses relate primarily to the development, design, testing of preproduction samples, prototypes and models, compensation, and consulting fees, and are expensed as incurred.

Stock-based compensation

The Company periodically issues stock options to employees and non-employees. The Company accounts for such grants based on ASC 718, Stock compensation, whereby the value of the award is measured on the date of grant and recognized as compensation expense on a straight-line basis over the vesting period. The fair value of the Company’s stock options is estimated using the Black-Scholes-Merton Option Pricing (Black Scholes) model, which uses certain assumptions related to risk-free interest rates, expected volatility, expected life of the options, and future dividends. Compensation expense is recorded based upon the value derived from the Black-Scholes model.

Fair value measurements

The Company applies ASC 820, Fair Value Measurement, which defines fair value and establishes a framework for measuring fair value and making disclosures about fair value measurements. ASC 820 establishes a hierarchal disclosure framework which prioritizes and ranks the level of market price observability used in measuring financial instruments at fair value. Market price observability is impacted by a number of factors, including the type of financial instruments and the characteristics specific to them. Financial instruments with readily available quoted prices or for which fair value can be measured from actively quoted prices generally will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

There are three levels within the hierarchy that may be used to measure fair value:

Level 1—Inputs used to measure fair value are unadjusted quoted prices that are available in active markets for the identical assets or liabilities as of the reporting date.

Level 2— Other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

Level 3— Significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The Company categorizes its cash as Level 1 fair value measurements. The Company categorizes its warrant liability as Level 3 fair value measurements. The warrant liability are measured at fair value on a recurring basis and are being marked to fair value at each reporting date until they are completely settled or meet the requirements to be accounted for as component of stockholders’ equity. The warrants are valued using the Black-Scholes option pricing model as discussed in Note 8 – Warrants.

The carrying amounts of financial assets and liabilities, such as cash, accounts receivable, and accounts payable approximate their fair values because of their short-term nature. The carrying values of lease obligations and long-term financing obligations approximate their fair values because interest rates on these obligations are based on prevailing market interest rates.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

Warrant liability

The Company issues detachable warrants with its preferred shares and convertible debentures. The warrants have exercise prices that are denominated in foreign currency (CAD) that differs from the Company’s functional currency (USD) and accordingly are accounted for as liabilities in accordance with ASC 815, Derivatives and hedging. These warrants are initially recorded at fair value and then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of these instruments, including whether such instruments should be recorded as liability or as equity, is evaluated at the end of each reporting period.

Preferred shares

The Company issues foreign currency denominated convertible preferred shares with contingent redemption provisions exercisable at the option of the holders. These preferred shares are accounted for as mezzanine equity and presented outside of stockholders’ equity in accordance with ASC 480, Distinguishing liabilities from equity. The preferred shares are initially recognized based on cash proceeds received reduced by issue costs and fair value of foreign currency denominated warrants granted with such preferred shares. The carrying amount of the preferred shares is accreted to their redemption value. Cumulative dividends are recognized and included in the outstanding balance of the preferred shares based upon the Company’s evaluation of probability of redemption of the preferred shares. The carrying amount of the preferred shares are converted into US dollars every reporting period. The dividends, accretion costs, and foreign currency exchange impact for the period are recognized as adjustments to the net loss to arrive at net loss attributable to common stockholders.

Income taxes

The Company follows the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. These temporary differences are measured using enacted tax rates. A valuation allowance is recorded to reduce deferred tax assets to the extent that we consider it is more likely than not that a deferred tax asset will not be realized.

Uncertain tax positions are only recognized after the Company has concluded on the first step that it is more likely than not, based solely on the technical merits, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the appropriate amount of the benefit to recognize. The amount of benefit to recognize is measured as the maximum amount which is more likely than not to be realized. The tax position is derecognized when it is no longer more likely than not that the position will be sustained on audit. We continually assess the likelihood and amount of potential adjustments and adjust the income tax provisions, income taxes payable and deferred income taxes in the period in which the facts that give rise to a revision become known.

Tax credits and receivables

The Company is registered for the Canadian federal and provincial goods and services taxes. As such, the Company is obligated to collect from third parties, and is entitled to claim sales taxes paid on its expenses and capital expenditures incurred in Canada.

In addition, the Company is also a part of the Scientific Research and Experimental Development (SR&ED) Program, which uses tax incentives to encourage Canadian businesses of all sizes and in all sectors to conduct

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

research and development (R&D) in Canada. As a part of the program, the Company may be entitled to a receivable in the form of tax credit or incentive. The Company records refundable tax credits as a receivable when the Company can reasonably estimate the amounts and it is more likely than not, they will be received.

Allowance for doubtful accounts

An allowance for doubtful accounts is maintained for estimated losses resulting from the inability of customers to make their required payments. Specifically, the age of the receivables, customers’ payment history, historical write-offs, the creditworthiness of the customer, and current economic trends among other factors are considered. Accounts receivable are written off, and the associated allowance is eliminated, if it is determined that the specific balance is no longer collectible. The allowance is maintained for 100% of all accounts deemed to be uncollectible and, for those receivables not specifically identified as uncollectible, an allowance is maintained for a specific percentage of those receivables based upon the aging of accounts, our historical collection experience and current economic expectations. Allowance for doubtful accounts were $85,405 and $42,889 as of December 31, 2020 and 2019, respectively.

Credit risk

We are exposed to credit risk through our accounts receivable. In order to minimize the risk of loss for accounts receivable, the Company’s extension of credit to customers involves a review by management and third-party insurance on accounts receivable. The majority of the Company’s sales are invoiced with payment terms up to 30 days. The Company’s objective is to minimize its exposure to credit risk from customers in order to prevent losses on financial assets by performing regular monitoring of overdue balances and to provide an allowance for potentially uncollectible accounts receivable.

Foreign currency transactions

The functional currency of the Company is the U.S dollar. All foreign currency transactions are initially measured and recorded in an entity’s functional currency using the exchange rate on the date of the transaction. All monetary assets and liabilities are remeasured at the end of each reporting period using the exchange rate at that date. All non-monetary assets and related expense, depreciation or amortization are not subsequently remeasured and are measured using the historical exchange rate. An average exchange rate may be used to recognize income and expense items earned or incurred evenly over a period. Foreign exchange gains and losses resulting from the settlement of such transactions are recognized in the statement of operations, except for the gains and losses arising from the conversion of the carrying amount of the foreign currency denominated convertible preferred shares into the functional currency that are presented as adjustment to the net loss to arrive at net loss attributable to common stockholders.

Per share amount

The Company computes net loss per share in accordance with FASB ASC 260, Earnings Per Share. Basic earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of shares of common stock outstanding during the year. The Company includes common stock issuable in its calculation. Diluted earnings (loss) per share is computed by dividing the net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Potential common shares are excluded from the computation if their effect is antidilutive.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

As at December 31, 2020, the potentially dilutive securities consisted of 23,267,135 outstanding stock options (2019 – 10,315,584), 8,281,349 outstanding warrants (2019 – 1,652,854), and convertible preferred shares (2019 – 99,029,148).

3.	Recently issued accounting pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2020-06 (“ASU 2020-06”), Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The ASU will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The ASU also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. With regard to our financial reporting, ASU 2020-06 will be effective January 1, 2024, and early adoption is permitted, but no earlier than January 1, 2021, including interim periods within that year. We are currently evaluating what effect(s) the adoption of ASU 2020-06 may have on our financial statements, but we do not believe the impact of the ASU will be material to our financial position, results of operations and cash flows. The effect will largely depend on the composition and terms of the financial instruments at the time of adoption.

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses”. This ASU added a new impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes an allowance for its estimate of expected credit losses and applies to most debt instruments, trade receivables, lease receivables, financial guarantee contracts, and other loan commitments. The CECL model does not have a minimum threshold for recognition of impairment losses and entities will need to measure expected credit losses on assets that have a low risk of loss. This update is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years for smaller reporting companies. We are still evaluating the impact of this accounting guidance on our results of operations and financial position.

4.	Inventory

Inventory as of December 31, 2020 and 2019 consist of the following:

	2020 $	2019 $
Raw materials	48,000	—
Work in process	885,006	924,480
Finished goods	340,506	183,332

Total	1,273,512	1,107,812

Inventory reserves as of December 31, 2020 and 2019 were $163,879 and $173,730 respectively.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

5.	Property and equipment

Property and equipment as of December 31, 2020 and 2019 consist of the following:

December 31, 2020	Cost	Accumulated depreciation	Net
Computer equipment	$1,431,913	$1,345,217	$86,696
Furniture and fixtures	321,973	286,038	35,935
Licences	701,678	694,986	6,692
Leasehold improvements	237,780	236,178	1,602
Laboratory Equipment	2,593,484	2,274,507	318,977
Production Equipment	5,770490	3,619,301	2,151,189
Work in Progress	20,000	—	20,000

Total	$11,077,318	$8,456,227	$2,621,091

December 31, 2019	Cost	Accumulated depreciation	Net
Computer equipment	$1,424,338	$1,209,424	$214,914
Furniture and fixtures	321,973	247,489	74,484
Licences	701,678	659,132	42,546
Leasehold improvements	237,780	231,967	5,813
Laboratory Equipment	2,591,434	2,138,180	453,254
Production Equipment	5,229,904	2,688,199	2,541,705
Work in Progress	—	—	—

Total	$10,507,107	$7,174,390	$3,332,716

Depreciation expense amounted to $1,281,836 for the year ended December 31, 2020 (2019: $1,430,824).

The Company’s production equipment is maintained overseas.

6.	Loan facilities

The loan facilities at December 31, 2020 and 2019 consist of the following:

	2020 $	2019 $
Term Loan	—	—
Revolving facility	—	—
Debtor in possession credit agreement	—	—
SRED Financing	580,549	—

Total	580,549	—

In 2016, the Company amended their term loan agreement. The term loan agreement was amended to a term loan facility of $3,000,000, bearing interest at a rate of US prime plus 1.25% per annum, payable on the first calendar day of each month. In 2019, the outstanding balance of $823,038 was repaid in full.

In 2016, the Company amended their revolving facility agreement. The agreement was amended to a revolving facility of $4,500,000, bearing interest at a rate of prime plus 1.25% per annum, payable on the first calendar day

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

of each month. In 2018, the revolving facility agreement was amended to extend the maturity date of the revolving facility to March 30, 2019. In 2019, no amounts were drawn on the revolving facility and no interest was paid on the revolving loan. The revolving facility was terminated on January 28, 2020.

During the current year, the company entered into a Debtor in possession credit agreement (“DIP loan”) to provide it with financing to fund certain cash requirements during the CCAA proceedings. Proceeds from the DIP loan totalled $6,150,000.

As of December 31, 2020, the full balance of the DIP loan was fully paid/settled as follows:

•	$1 million settled against accounts receivable related to an engineering agreement

•	$2.55 million converted into convertible debentures (Note 7)

•	$100 thousand repaid in cash

•	$2.5M settled against accounts receivable related to licensing manufacturing agreement

On November 30, 2020, the company entered into a Loan agreement (SRED Financing) to raise funds secured by all of the property and undertaking of the Company now owned or hereafter acquired. The proceeds from first draw totalled $587,000 (CDN$750,000) bearing an interest rate of 1.6% per month, compounded monthly (20.98%) net of $20,750 financing fees. The loan will be repaid through proceeds from the company’s Tax credit refund.

7.	Convertible debentures

The convertible debentures at December 31, 2020 and 2019 consist of the following:

	2020	2019
6% Convertible debentures due December 31, 2023	$8,183,035	$1,748,035
Accrued Interest	321,903	3,858

Total obligation	$8,504,938	$1,751,893
Debt discount	(4,183,042)	(119,102)

Net	$4,321,896	$1,632,791

Convertible debentures due December 31, 2023

In December 2019, the company entered into convertible debenture agreements with total principal amount of $1,748,035 due on June 30, 2025. In March 2020, the maturity date was amended to December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $73,608 were recorded as debt discount. The company also granted to a noteholder warrants to purchase 53,312 common shares of the Company. The fair value of these warrants of $45,971 was initially recorded as liability and debt discount.

During March 2020, the company entered into convertible debenture agreements with total principal amount of $3,885,000 due on December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $433,122 were recorded as debt discount. The company also granted to the noteholders warrants to purchase 2,160,215 common shares of the Company. The fair value of these warrants of $1,707,943 was initially recorded as liability and debt discount.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

During October 2020, the company settled a portion of its DIP loan amounting to $2,550,000 through issuance of convertible debentures that will mature on December 31, 2023 (Note 6). The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. The company also granted to the noteholders warrants to purchase 4,468,280 common shares of the Company. The fair value of these warrants of $3,592,855 was initially recorded as liability and debt discount up to the face value of the convertible debt, and a finance expense of $1,042,856 recorded on the statement of operations for the remaining portion.

Upon the closing of an equity financing after September 30, 2020, all of the outstanding principal and accrued interest shall convert at a price equal to the lower of CDN$0.15 (USD$0.12) and 80% of the per share price paid by the investors in such financing.

In the event of a liquidation prior to conversion or repayment, the Company shall pay an amount to the holder equal to 3 times the outstanding principal and accrued interest.

The recorded debt discount is amortized to interest expense using the effective interest rate method over the terms of the related convertible debentures. During the years ended December 31, 2020 and 2019, amortization of the debt discount amounted to $627,125 and $476.

For the years ended December 31, 2020 and 2019, $318,045 and $3,858, respectively, in interest expense was recognized and included in the outstanding balance of accrued interest at December 31, 2020 and 2019 respectively.

8.	Warrant liability

Warrants outstanding at December 31, 2020 and their respective exercise price and expiration dates, are as follows:

Year issued	Number of warrants issued	Exercise price $	Expiry date
2014	594,000	CDN$1.00	December 31, 2025
2015	90,000	CDN$1.00	August 31, 2022
2016	417,850	CDN$1.479	December 31, 2025
2017	161,007	CDN$1.479	December 31, 2022
2017	336,685	CDN$1.479	December 31, 2025
2019	53,312	CDN$1.479	December 31, 2025
2020	2,160,215	CDN$0.15	December 31, 2025
2020	4,468,280	CDN$0.15	December 31, 2023

2020 Total	8,281,349

Exercise prices in USD $0.79, $1.16, and $0.12 as of December 31, 2020.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

Warrants outstanding at December 31, 2019 and their respective exercise price and expiration dates, are as follows:

Year issued	Number of warrants issued	Exercise price $	Expiry date
2014	594,000	CDN$1.00	December 31, 2025
2015	90,000	CDN$1.00	August 31, 2022
2016	417,850	CDN$1.479	December 31, 2025
2017	161,007	CDN$1.479	December 31, 2022
2017	336,685	CDN$1.479	December 31, 2025
2019	53,312	CDN$1.479	December 31, 2025

2019 Total	1,652,854

Exercise prices in USD $0.77 and $1.14 as of December 31, 2019.

Warrant activity and the related changes in the estimated fair values during the years ended December 31, 2020 and 2019 are as follows:

	Number of warrants on common shares #	Amount $
Balance – December 31, 2018	1,599,542	1,211,425
Issued in the year	53,312	45,971
Change in fair value of warrants	—	243,911

Balance – December 31, 2019	1,652,854	1,501,307
Issued in the year	6,628,495	5,300,798
Change in fair value of warrants	—	(96,267)

Balance – December 31, 2020	8,281,349	6,705,838

The fair value of the warrant liability is estimated using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies within the semiconductor industry with characteristics similar to the Company. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The Company granted warrants with exercise price of CDN$0.15 ($0.12 USD) to purchase 6,628,495 common shares of the Company in 2020 (2019: granted 53,312 warrants with exercise price of CDN$1.48 ($1.14 USD)) to certain holders of convertible debentures (Note 7). The total fair values of these warrants at grant date amounted to $5.3 million in 2020 (2019: $45,971). The fair values were determined using black-scholes model with the following assumptions: expected term based on the contractual term of 3.2 - 5 years (2019: 5 years), risk-free interest rate of 0.37%-0.38% (2019: 1.69%) based on a comparable US Treasury Bond, expected volatility of 104.37%, (2019: 104.37%) and expected dividend of zero.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

The fair values of the outstanding warrants at December 31, 2020 and 2019 were calculated based on the following assumptions used in the Black-Scholes model: expected term based on the remaining contractual term of 1.92-5.25 years (2019: 2.67- 6.01 years), risk-free interest rate of 0.36% (2019: 1.69%) based on a comparable US Treasury Bond, expected volatility of 104.37%, (2019: 104.37%) and expected dividend of zero.

9.	Convertible preferred shares

The following tables summarize the movement in preferred shares for the year-ended December 31, 2019, and December 31, 2020.

	Class A preferred shares		Class B preferred shares		Class C preferred shares		Total
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Amount
Balance Beginning of year 2019	2,750,001	$3,929,405	43,956,520	$48,222,750	46,028,780	$48,825,480	$100,977,635
Shares issued (net of financing costs)	—	—	—	—	6,293,847	7,000,000	7,000,000
Dividends accrued	—	330,181	—	4,067,664	—	—	4,397,845
Amortization of issuance costs and warrants	—	—	—	112,258	—	351,462	463,720
Foreign exchange	—	197,862	—	2,428,217	—	2,625,643	5,251,723

Balance – End of year 2019	2,750,001	$4,457,449	43,956,520	$54,830,889	52,322,627	$58,802,585	$118,090,923

	Class A preferred shares		Class B preferred shares		Class C preferred shares		Total
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Amount
Balance – Beginning of year 2020	2,750,001	$4,457,449	43,956,520	$54,830,889	52,322,627	$58,802,585	$118,090,923
Dividends accrued	—	64,600	—	795,834	—	—	860,434
Amortization of issuance costs and warrants	—	—	—	77,151	—	728,425	805,567
Foreign exchange impact	—	(292,760)	—	(3,601,223)	—	(3,862,079)	(7,756,062)
Preferred shares converted into ordinary shares	(2,750,001)	(4,229,289)	(43,956,520)	(52,102,651)	(52,322,627)	(55,668,932)	(112,000,872)

Balance – End of year 2020	—	—	—	—	—	—	—

Authorized, Unlimited, Convertible, Redeemable Class A, Class B and Class C preferred shares

The holders of the convertible Class A, Class B and Class C preferred shares have the following rights and preferences:

•	Voting

Each convertible Class A, Class B and Class C preferred share has voting rights equal to an equivalent number of common shares and votes together as one class with the common shares.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

•	Conversion

Each Class A, Class B and Class C preferred share is convertible, at the option of the holder, into one common share. The Class A, Class B and Class C preferred shares are automatically convertible into common shares in the event of: (i) the closing of a public offering; (ii) the affirmative vote or written consent by the majority of the preferred shareholders; and (iii) the optional conversion into common shares of at least two-thirds of the aggregate number of preferred shares.

In March 2020, the company filed an articles of amendment, wherein the ratio for the conversion of the Preferred Class C shares into common shares was changed from 1:1 to 1:1.25 (Note 10).

•	Redemption

The convertible Class A preferred shares can be redeemed on or after June 1, 2021, subject to agreement by two-thirds of the holders of the Company’s Class A preferred shares. The price would be the original issue price of CDN$1 per share plus all accrued dividends.

The Class B preferred shares can be redeemed on or after June 1, 2021 subject to agreement by a majority of the holders of the Company’s Class B preferred shares. The price would be the original issue price of CDN$1 ($0.79 USD) per share plus all accrued dividends.

The Class C preferred shares can be redeemed on or after June 1, 2021 subject to agreement by a majority of the holders of the Company’s Class C preferred shares. The price would be the original issue price of CDN$1.479 ($1.16 USD) per share.

•	Dividends

Class A and Class B preferred shares will accrue an annual compounding dividend of 8% per year. The dividend will be paid at the earlier of a liquidation event (as defined in the articles of incorporation of the Company) or the redemption of the preferred shares. Other than those two circumstances no accrued dividends can be declared or become payable. Upon conversion all rights of holders of preferred shares cease including rights to dividends.

The total dividend accrued since the issuance of Class A and Class B preferred shares of $22,732,543 was recognized as additional paid in capital upon conversion of preferred shares into common shares.

•	Liquidation

In the event of any liquidation, dissolution or winding up of the Company, the holders of each convertible Class A and Class B preferred share would receive CDN$1 ($0.79 USD) per share plus all accrued dividends. Class C preferred shareholders would receive CDN$1.4790 ($1.16 USD) and no accrued dividends. Thereafter, any assets remaining following distribution to the holders of the convertible Class A, Class B and Class C preferred shares will be distributed rateably among the holders of the convertible Class A, Class B and Class C preferred shares and common shares, provided that the maximum amount receivable for each convertible Class A and Class B preferred share is CDN$5 ($3.93 USD) and CDN$4.44 ($3.49 USD) for Class C preferred shares.

On March 13, 2020, all of the outstanding preferred shares were converted into common shares. The carrying amount of the preferred shares were reclassified into common stock and the accumulated dividends were reclassified into additional paid-in capital (Note 10).

10.	Capital stock

As of December 31, 2020, the Company is authorized to issue an unlimited number of common shares.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

On March 13, 2020, the Company issued 2,750,001 common shares upon conversion of all outstanding Class A preferred shares amounting to $1,978,275 and 43,956,520 common shares upon conversion of all outstanding Class B preferred shares amounting to $31,621,121. The Class A and B preferred shares were converted into common shares based on the original conversion price of CDN$1.00 ($0.72 USD). The outstanding accumulated dividends of $22,732,543 were reclassified into additional paid-in capital.

On March 13, 2020, the Company also issued 65,403,284 common shares amounting to $66,802,718 upon conversion of all outstanding Class C preferred shares based on the amended conversion price of CDN$1.18 ($0.85 USD). As a conversion inducement, the Company amended the ratio for the conversion of the Class C preferred shares into common shares from 1:1 to 1:1.25. The company determined that the additional common shares issuable arising from such modification totaled 13,080,657 with fair value of $11,133,786 and recognized such amount as deemed dividend.

11.	Stock-based compensation

In 2009, the Company adopted the 2009 Share Option Plan (the plan). Under the plan, officers, employees, directors, consultants, and special advisers may be granted stock options to purchase shares of the Company’s common stock; 12,896,147 shares of common stock have been reserved for issuance. Stock options generally vest over terms of four years and expire in ten years.

On September 16, 2020, Board of Directors approved the increase in number of options shares (as defined in Stock option plan) from 10% of outstanding issue to 23,169,644 or 20% of outstanding issue of 115,848,220. As of December 31, 2020, the Company had granted 97,491 more shares than were authorized for grant, however in the first quarter of 2021 this was corrected due to additional forfeitures.

On September 17, 2020, Board of Directors approved the cancellation of stock options totaling 2.6 million with exercise price of CDN$0.60 ($0.47 USD) and original vesting term of 4 years and replaced such awards with option grants that have exercise price of CDN$0.15 ($0.12 USD) and vesting period of one year. The replacement of the option grants was accounted for as modification in accordance with the provisions of ASC 718. The company determined that the incremental fair value of the replacement awards amounted to approximately $530,000 using black-scholes option pricing model. At replacement date, the total unrecognized compensation cost for the replacement awards was determined to be $952,000 and is amortized over the one year vesting term.

Additionally, the Board also approved the grant of stock options to employees to purchase a total of 18.7 million common shares of the Company. The options have an exercise price of CDN$0.15 ($0.12 USD) per share, expire in ten years, and have vesting period of 4 years. The total fair value of these options at grant date was approximately $15.8 million.

In 2019, the Board of Directors approved the grant of stock options to employees to purchase a total of 434,000 common shares of the Company. The options have an exercise price of CDN$0.60 ($0.47 USD) per share, expire in ten years, and have vesting period of 4 years. The total fair value of these options at grant date was approximately $426,000.

The fair value of the stock option is estimated at grant date using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of publicly traded set of peer companies within the semiconductor industry with characteristics similar to the Company. The expected term of

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

the Company’s stock options has been determined utilizing the “simplified” method for awards that qualify as “plain-vanilla” options. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero, based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The assumptions used in the Black-Scholes option pricing model were as follows: average risk-free interest rate of 0.46% (2019 – 1.90%); expected average volatility of 104.37% (2019 – 104.37%); expected stock option life of 6.25 years for those options vesting in 4 years and 5.5 years for those options vesting in 1 year (2019 – 6.25 years for options vesting in 4 years); exercise price of CDN$0.15 ($0.12 USD) (2019 – CDN$0.60 ($0.46 USD)); and an underlying stock price of CDN$1.18 ($0.93 USD) (2019 – CDN$1.48 ($1.14 USD)).

A summary of stock option activity under the plan is as follows:

	Number of stock options #	Weighted average exercise price per stock option $
Balance – December 31, 2018	10,537,650	0.37
Granted	434,000	0.47
Forfeited and returned to the plan	(527,941)	0.35
Exercised	(128,125)	0.08

Balance – December 31, 2019	10,315,584	0.38
Authorized
Granted	18,685,310	0.12
Forfeited and returned to the plan	(5,622,759)	0.31
Exercised	(111,000)	0.08

Balance – December 31, 2020	23,267,135	0.08

Significant exercise price ranges of options outstanding, related weighted average exercise prices and contractual life information at the end of 2020 were as follows:

Exercise price range $	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable
0.08	1,914,000	3.66	0.08	1,914,000
0.12	21,332,510	9.29	0.12	—
0.47	20,625	6.62	0.47	—

0.12	23,267,135	8.83	0.08	1,914,000

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

Significant exercise price ranges of options outstanding, related weighted average exercise prices and contractual life information at the end of 2019 were as follows:

Exercise price range $	Number outstanding	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable
0.08	2,444,000	4.37	0.08	2,444,000
0.46	7,871,584	7.69	0.46	171,033

0.12	10,315,584	6.90	0.10	2,615,033

The Company recorded a total stock-based compensation expense of $1,710,660 (2019 – $1,899,729).

As of December 31, 2020, there was $15.3 million of total unrecognized compensation expense related to non-vested stock options that are expected to be recognized over a weighted average period of 3.7 years. For vested and exercisable options, outstanding shares totalled 1,914,000. These options had a weighted-average exercise price of $0.08 per share and a weighted-average remaining contractual term of 3.7 years at December 31, 2020.

12.	Leases

Operating lease agreements

The Company has two operating leases with third parties for office space in Canada. These leases expire on September 14, 2021 and December 31, 2023. Leases with an initial term of 12 months or less are not recorded on the balance sheet. For lease agreements entered into or reassessed after the adoption of Topic 842, the Company did not combine lease and non-lease components.

The following table provides the details of right-of-use assets and lease liabilities as of:

	December 31, 2020	December 31, 2019
Right-of-use asset	$730,573	$956,636
Lease liability	$756,998	$998,156

The following provides details of the Company’s lease payments during the years ended:

	December 31, 2020	December 31, 2019
Lease payments	$248,183	$228,532

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

The following table provides details of future lease payments for operating leases as of December 31, 2020 (in thousands):

December 31, 2020
Annual Fiscal Years
2021	$277,211
2022	$279,288
2023	$299,237

Total lease payments	$855,736
Less: Interest	$98,738

Present value of lease liabilities	$756,998

13.	Contingencies and commitments

In the ordinary course of business and from time to time, the Company is involved in various claims related to software, intellectual property rights, commercial, employment and other claims. The Company recognizes a liability when it is probable that a loss has been incurred and the amount is reasonably estimable. There is significant judgment required in assessing both the likelihood of an unfavourable outcome and whether the amount of loss, if any, can be reasonably estimated.

On June 3, 2020, Peraso Technologies Inc. (“Peraso”) applied for and obtained an order under the Companies’ Creditors Arrangement Act (the “CCAA”), providing certain relief. Pursuant to the Initial Order issued by the Ontario Superior Court of Justice (Commercial List), Ernst & Young Inc. was appointed as the Monitor of Peraso. In addition, the Monitor, in its capacity as Foreign Representative, filed a voluntary petition in the United States under Chapter 15 of the U.S. Bankruptcy Code, seeking recognition of the CCAA proceeding.

On October 14, 2020, the Court approved a settlement agreement (the “Settlement Agreement”) as between Ubiquiti Inc. and Peraso. On October 22, 2020, following the satisfaction of certain conditions precedent, the Settlement Agreement (including all agreements incorporated as schedules thereto) became fully effective. The terms of the settlement agreement are subject to confidentiality.

On October 28, 2020, the Court granted an order authorizing the termination of Peraso’s CCAA proceedings upon the completion of certain defined steps. On November 2, 2020, Peraso provided written notice to the Monitor that these steps had been completed and, as contemplated in the CCAA Termination Order dated October 28, 2020 (the “CCAA Termination Order”), the Monitor served a Monitor’s Certificate on the service list that had the effect of, inter alia: terminating the CCAA proceedings and the Stay Period referred to in the Initial Order; discharging Ernst & Young Inc. from its duties as the Monitor; releasing certain claims in favour of the Monitor and its counsel, with certain exceptions; and terminating the Administration Charge, the Directors’ Charge, the DIP Lenders’ Charge, the Second DIP Lenders’ Charge, and the Third DIP Lenders’ Charge (as such terms are defined in the CCAA Termination Order).

Notwithstanding the discharge of Ernst & Young Inc. as Monitor:

Ernst & Young Inc. will remain Monitor and have the authority to carry out, complete, or address any matters in its role as Monitor that are ancillary or incidental to these CCAA proceedings, including any matter in respect of the Chapter 15 Proceedings (as defined in the CCAA Termination Order);

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

Ernst & Young Inc. and its counsel will continue to have the benefit of any of the rights, approvals, releases and protections in favour of the Monitor at law or pursuant to the CCAA, the Initial Order, and all other Orders made in these CCAA proceedings;

On December 1, 2020 the United States Bankruptcy Court for the Southern District of New York issued an Order that: (i) recognized and gave full force and effect in the United States to the Court’s order approving the Settlement Agreement; and (ii) terminated the Chapter 15 Proceedings.

14.	Disaggregated revenue, Concentration of Credit Risk and Significant Customers

The Company operates in one business segment and uses one measurement of profitability for its business.

The following table represents disaggregation of revenue for the year ended December 31, 2020 and December 31, 2019:

	2020 $	2019 $
Product sales	1,539,823	506,000
License fees	5,000,000	—
Engineering services	2,550,000	—

	9,089,823	506,000

Revenue attributed to the United States and to all foreign countries is based on the geographical location of the customer. The Company recognized revenue from chipset sales and licensing of its chipsets to customers in the following geographical locations:

	2020 $	2019 $
North America	7,726,756	211,587
Taiwan	1,350,975	229,722
Rest of the world	12,092	64,691

	9,089,823	506,000

Customers who accounted for at least 10% of total revenue were:

Customer A	55%	*
Customer B	27%	*
Customer C	12%	*
Customer D	*	44%
Customer E	*	33%

*	Represents percentage less than 10%

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

15.	Income taxes

A reconciliation from the statutory income tax rate and the Company’s effective income tax rate, as computed on loss before taxes, is as follows:

	2020 $	2019 $
Statutory income tax rate	21%	21%
Loss before income taxes	$(10,226,861)	$(17,969,645)
Statutory rate	21%	21%

Expected recovery	(2,147,641)	(3,773,625)
Permanent differences	$181,931	$571,818
Changes in estimates	$3,723	$42,619
Change in deferred tax valuation allowance	$1,961,987	$3,159,188

Income tax expense	—	—

Current	—	—
Deferred	—	—

The tax effect of temporary differences between US GAAP accounting and income tax accounting creating deferred income tax assets and liabilities were as follows:

	2020 $	2019 $
Deferred tax assets
Canada net operating loss carry forward	18,705,988	16,915,739
SRED Pool	7,632,441	6,937,036
Financing	43,220	103,325
Fixed Assets	287,903	185,173

Deferred tax assets	26,669,552	24,141,183

Deferred tax liabilities
Leases	(7,003)	(11,003)

Deferred tax liabilities	(7,003)	(11,003)

Deferred tax assets, net	26,662,549	24,130,180
Valuation allowance	(26,662,549)	(24,130,180)

Deferred tax assets, net	—	—

Assessment of the amount of value assigned to the Company’s deferred tax assets under the applicable accounting rules is judgmental. The Company is required to consider all available positive and negative evidence in evaluating the likelihood that the Company will be able to realize the benefit of its deferred tax assets in the future. Such evidence includes scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and the results of recent operations. Since this evaluation requires consideration of events that may occur some years into the future, there is an element of judgment involved. Realization of the Company’s deferred tax assets is dependent on generating sufficient taxable income in future periods. Management does not believe that it is more likely than not that future taxable income will be sufficient to allow it to recover substantially all of the value assigned to its deferred tax assets. Accordingly, the Company has provided for a valuation allowance of the Company’s deferred tax asset.

Peraso Technologies Inc.

Notes to Financial Statements

For years ended December 31, 2020 and 2019

The Company has net operating loss carry forwards of 2020 - $70,588,635 (2019 - $63,832,978) for tax purposes.

16.	Subsequent events

The Company evaluates events or transactions that occur after the balance sheet date through to the date which the financial statements are issued, for potential recognition or disclosure in its financial statements in accordance with ASC 855, Subsequent Events.

On February 5, 2021 and March 5, 2021 the Company raised additional funds from the second and third draw from the SRED Financing amounting to $275,065 (CDN$350,000) and $276,290 (CDN$350,000) respectively net of financing fees of $14,256. The interest rate is 1.6% per month, compounded monthly. The loan is secured by all of the property and undertaking of the Company now owned or hereafter acquired.

On April 23, 2021, the Company raised $5.90 million through the issuance of convertible debentures with a maturity date of December 31, 2023. The convertible debentures bear interest rate of 6% per annum and are secured by the company’s assets. Finance fees incurred for the issuance of the convertible debentures amounting to $353,959 were recorded as debt discount. Upon the closing of an Equity Financing after September 30, 2020, all the outstanding principal and accrued interest shall convert at a price equal to the lower of CDN$0.15 (USD$0.12) and 80% of the per share price paid by the investors in such financing.

On July 21, 2021, the Company agreed to extend the operating lease for office space in Canada, which was to expire on September 14, 2021. The lease has been extended to September 30, 2022.

ANNEX M

AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

MOSYS, INC.

AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN

(Effective November 23, 2021)

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Amended and Restated 2019 Stock Incentive Plan was originally adopted by the Board of Directors of MoSys, Inc. on June 25, 2019 and subsequently amended and restated as of November 23, 2021 (the “Effective Date”).

This Plan is intended to encourage ownership of Stock by employees, consultants and directors of the Company and its Subsidiaries and Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of or pertaining to shares of the Company’s Stock.

SECTION 2. DEFINITIONS.

(a) “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b) “Award” means any award of an Option, a SAR, a Restricted Share or a Restricted Stock Unit.

(c) “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms, conditions and restrictions pertaining to such Award.

(d) “Board of Directors” or “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Change in Control” means the occurrence of any of the following events:

(i)

A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors had been directors of the Company immediately prior to change (the “original directors”); provided, however, that for this purpose, the “original directors” shall not include any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(ii)

Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(iii)

The consummation of a merger or consolidation of the Company or a Subsidiary of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the Company (or its successor) and (B) any direct or indirect parent corporation of the Company (or its successor); or

(iv)	The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (e)(ii) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act, but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(e) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission in connection with an initial or secondary public offering of securities or debt of the Company to the public.

(f) “Code” means the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

(g) “Committee” means the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(h) “Company” means MoSys, Inc., a Delaware corporation.

(i) “Consultant” means an individual who is a consultant or advisor and who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

(j) “Disability” means any permanent and total disability as defined by Section 22(e)(3) of the Code.

(k) “Employee” means any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(l) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(m) “Exercise Price” means, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price” means, in the case of a SAR, an amount, as specified in the applicable SAR Award Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(n) “Fair Market Value” with respect to a Share, means the market price of one Share, determined by the Committee as follows:

(i)

If the Stock was traded over-the-counter on the date in question, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Quote system;

(ii)

If the Stock was traded on any established stock exchange (such as the New York Stock Exchange or The Nasdaq Stock Market) or national market system on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable exchange or system; or

(iii)	If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(o) “ISO” means an employee incentive stock option described in Section 422 of the Code.

(p) “Nonstatutory Option” or “NSO” means an employee stock option that is not an ISO.

(q) “Option” means an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(r) “Outside Director” means a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(s) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t) “Participant” means a person who holds an Award.

(u) “Plan” means this 2019 Stock Incentive Plan of MoSys, Inc. as amended from time to time.

(v) “Purchase Price” means the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w) “Restricted Share” means a Share awarded under the Plan.

(x) “Restricted Stock Unit” means a bookkeeping entry representing the Company’s obligation to deliver one Share (or distribute cash) on a future date in accordance with the provisions of a Restricted Stock Unit Award Agreement.

(y) “SAR” means a stock appreciation right granted under the Plan.

(z) “Section 409A” means Section 409A of the Code.

(aa) “Service” means service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Company determines which leaves of absence count toward Service, and when Service terminates for all purposes under the Plan.

(bb) “Share” means one share of Stock, as adjusted in accordance with Section 12 (if applicable).

(cc) “Stock” means the Common Stock, par value $0.001 per share, of the Company.

(dd) “Subsidiary” means any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by a Committee appointed by the Board, or by the Board acting as the Committee. To the extent required by the Board, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

(b) Committee for Non-Officer Grants. To the extent permitted by applicable laws, the Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons in accordance with such guidelines as the Committee shall set forth at any time or from time to time.

(c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)	To interpret the Plan and to apply its provisions;

(ii)	To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)	To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv)	To determine when Awards are to be granted under the Plan;

(v)	To select the Participants to whom Awards are to be granted;

(vi)	To determine the type of Award and number of Shares or amount of cash to be made subject to each Award;

(vii)

To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(viii)	To amend any outstanding Award Agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(ix)	To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(x)	To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xi)	To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xii)	To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement;

(xiii)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

(xiv)	To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Awards under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and all persons deriving their rights from a Participant. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan or any Award under the Plan.

SECTION 4. ELIGIBILITY.

(a) General Rule. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Awards. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

(b) Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(c) Attribution Rules. For purposes of Section 4(b) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(d) Outstanding Stock. For purposes of Section 4(b) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

(e) Grants to Outside Directors.

(i)

No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards granted to Outside Directors, provided that (a) the Board may establish by resolution the number of Shares subject to Awards and the terms of such Awards that may be granted to each Outside Director at the first meeting of the Board following each annual meeting of stockholders for each year in which he or she serves on the Board, if such Awards do not represent the right to acquire more than 20,000 Shares per year (any Awards so established are referred to herein as “Annual Director Awards”); and (b) a disinterested majority of the Board may authorize Awards for additional Shares to any Outside Director serving as a Committee chairperson or providing other extraordinary service to the Board. Each Annual Director Award shall vest as to 100% of the Shares subject to the Award on the first anniversary of the preceding annual meeting of stockholders (or, if earlier, the next annual meeting of stockholders following the date of grant), subject to the Outside Director’s continuous Service on the Board. Notwithstanding the foregoing, each Award granted under this Section 4(e)(i) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(ii)

Each Outside Director shall receive a grant of an Award having such terms as shall be determined by the Board for up to 100,000 Shares upon his or her initial appointment or election to the Board. Each such Award shall vest on each anniversary of the date of grant at the rate of one-third of the total number of Shares subject to the Award over the first three years of the Outside Director’s uninterrupted Service on the Board, subject to his or her continuous Service on the Board through each vesting date. Notwithstanding the foregoing, each Award granted under this Section 4(e)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Outside Director’s Service.

(iii)

In the event that any Annual Director Award granted under this Section 4(e) would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased under Awards to exceed the total number of authorized Shares then available under the Plan, then the remaining Shares available for Awards shall be granted under Annual Director Awards to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board and, if required, the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 3,500,000 Shares (the “Share Limit”). The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 12. The number of Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. In the event, the Share Limit exceeds 15% of Stock issued and outstanding immediately after the Effective Time, as defined in the certain Arrangement Agreement by and among the Company, 2864552 Ontario Inc., 2864555 Ontario Inc., and Peraso Technologies Inc. dated as of September 14, 2021, the Share Limit shall be automatically decreased to the number equal to 15% of Stock issued and outstanding immediately after the Effective Time, rounded up.

(b) Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Restricted Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. If Restricted Stock Unit are settled, then only the number of Shares (if any) actually issued in settlement of such Restricted Stock Unit shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan. The full number of SARs settled shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued in settlement of such SARs. Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Share Limit, as adjusted pursuant to Section 12, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 5(b).

(c) Substitution and Assumption of Awards. The Committee may make Awards under the Plan by assumption, substitution or replacement of stock options, stock appreciation rights, Restricted Stock Units or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The terms of such assumed, substituted or replaced Awards shall be as the Committee, in its discretion, determines is appropriate, notwithstanding limitations on Awards in the Plan. Any such substitute or assumed Awards shall not count against the Share limitation set forth in Section 5(a) (nor shall Shares subject to such Awards be added to the Shares available for Awards under the Plan as provided in Section 5(b) above), except that Shares acquired by exercise of substitute ISOs will count against the maximum number of Shares that may be issued pursuant to the exercise of ISOs under the Plan.

SECTION 6. RESTRICTED SHARES.

(a) Restricted Share Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Share Award Agreement between the Participant and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Share Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c) Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Share Award Agreement. A Restricted Share Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Share Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares and other dividends or distributions with respect to the Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends or distributions were paid.

(e) Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Restricted Share Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

(a) Stock Option Award Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Award Agreement between the Participant and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Award Agreement. The Stock Option Award Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each Stock Option Award Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each Stock Option Award Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(b), and the Exercise Price of an NSO shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, Options may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or non-U.S. withholding tax obligations that may arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or non-U.S. withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability and Term. Each Stock Option Award Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Award Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for ISOs granted to Employees described in Section 4(b)). A Stock Option Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee in its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f) Exercise of Options. Each Stock Option Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors or administrators of the Participant’s estate or any person who has acquired such Option(s) directly from the Participant by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g) Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h) No Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of issuance of such Shares. No adjustments shall be made except as provided in Section 11.

(i) Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee accept the cancellation of outstanding underwater Options in return for cash or the grant of new Options or SARs with a lower Exercise Price or other Awards, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Participant, materially impair his or her rights or obligations under such Option.

(j) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k) Buyout Provisions. Except with respect to an Option whose Exercise Price exceeds the Fair Market Value of the Shares subject to the Option, the Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (ii) authorize a Participant to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(h) below.

(b) Surrender of Stock. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Participant or his or her representative. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. The Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the Award) of the value of the services rendered by the Participant and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d) Cashless Exercise. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e) Exercise/Pledge. To the extent that a Stock Option Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f) Net Exercise. To the extent that a Stock Option Award Agreement so provides, by a “net exercise” arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus tax withholdings, if applicable) and any remaining balance of the aggregate Exercise Price (and/or applicable tax withholdings) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Participant in cash or any other form of payment permitted under the Stock Option Agreement.

(g) Promissory Note. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(h) Other Forms of Payment. To the extent that a Stock Option Award Agreement or Restricted Share Award Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(i) Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Award Agreement or Restricted Share Award Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9. STOCK APPRECIATION RIGHTS.

(a) SAR Award Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Award Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Award Agreements entered into under the Plan need not be identical.

(b) Number of Shares. Each SAR Award Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 12.

(c) Exercise Price. Each SAR Award Agreement shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant. Notwithstanding the foregoing, SARs may be granted with an Exercise Price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. Subject to the foregoing in this Section 9(c), the Exercise Price under any SAR shall be determined by the Committee in its sole discretion.

(d) Exercisability and Term. Each SAR Award Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Award Agreement shall also specify the term of the SAR. A SAR Award Agreement may provide for accelerated exercisability in the event of the Participant’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e) Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f) Exercise of SARs. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i) Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g) Modification, Extension or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price, or in return for the grant of a different Award for the same or a different number of Shares; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee accept the cancellation of outstanding underwater SARS in return for cash or the grant of new Options or SARs with a lower Exercise Price or other Awards, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h) Buyout Provisions. Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (i) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (ii) authorize a Participant to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10. RESTRICTED STOCK UNITS.

(a) Restricted Stock Unit Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Award Agreement between the Participant and the Company. Such Restricted Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Unit Award Agreements entered into under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Restricted Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Restricted Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Unit Award Agreement. A Restricted Stock Unit Award Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Stock Units or thereafter, that all or part of such Restricted Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d) Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one Share while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Any dividend equivalents shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

(e) Form and Time of Settlement of Restricted Stock Units. Settlement of vested Restricted Stock Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both, as determined by the Committee. The actual number of Restricted Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Restricted Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. A Restricted Stock Unit Award Agreement may provide that vested Restricted Stock Units may be settled in a lump sum or in installments. A Restricted Stock Unit Award Agreement may provide that the distribution may occur or commence when all vesting conditions applicable to the Restricted Stock Units have been satisfied or have lapsed, or it may be deferred to any later date, subject to compliance with Section 409A. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Restricted Stock Units is settled, the number of such Restricted Stock Units shall be subject to adjustment pursuant to Section 12.

(f) Death of Participant. Any Restricted Stock Unit Award that becomes payable after the Participant’s death shall be distributed to the Participant’s beneficiary or beneficiaries. Each recipient of a Restricted Stock Unit Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then any Restricted Stock Units Award that becomes payable after the Participant’s death shall be distributed to the Participant’s estate.

(g) Creditors’ Rights. A holder of Restricted Stock Units shall have no rights other than those of a general creditor of the Company. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Restricted Stock Unit Award Agreement.

SECTION 11. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)	The number of Shares available for future Awards and the limitations set forth under Section 5(a);

(ii)	The number of Shares subject to formula grants and limitations set forth in Section 4(e);

(iii)	The number of Shares covered by each outstanding Award; and

(iv)	The Exercise Price under each outstanding Option and SAR.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Restricted Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Mergers and Other Corporate Transactions. In the event that the Company is a party to a merger or other consolidation, or in the event of a transaction providing for the sale of all or substantially all of the Company’s stock or assets, or in the event of such other corporate transaction such as a separation or reorganization, outstanding Awards shall be treated as the Board determines, in each case without the Participant’s consent. Subject to compliance with Section 409A of the Code, the Board may provide, without limitation, for one or more of the following: (i) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation; (ii) the assumption, in whole or in part, of the outstanding Awards by the surviving corporation or a successor entity or its parent; (iii) the substitution, in whole or in part, by the surviving corporation or a successor entity or its parent of its own awards for such outstanding Awards; (iv) exercisability and settlement, in whole or in part, of outstanding Awards to the extent vested and exercisable (if applicable) under the terms of the Award Agreement followed by the cancellation of such Awards (whether or not then vested or exercisable) upon or immediately prior to the effectiveness of the transaction; or (v) settlement of the intrinsic value of the outstanding Awards with payment made in cash or cash equivalents or property (including cash or property subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Awards or the underlying Shares) followed by the cancellation of such Awards (whether or not then vested or exercisable) (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Board determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment). Any acceleration of payment of an amount that is subject to Section 409A of the Code will be delayed, if necessary, until the earliest time that such payment would be permissible under Section 409A without triggering any additional taxes applicable under Section 409A. The Company will have no obligation to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

(d) Reservation of Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets. In the event of any change affecting the Shares or the Exercise Price of Shares subject to an Award, including a merger or other reorganization, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to 30 days prior to the occurrence of such event.

SECTION 12. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the United States Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has not obtained from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 13. TAXES.

(a) Withholding Taxes. To the extent required by applicable federal, state, local or non-U.S. law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the maximum legally required tax withholding.

(c) Section 409A. Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 14. OTHER PROVISIONS APPLICABLE TO AWARDS.

(a) Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under the Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 18 shall be void and unenforceable against the Company.

(b) Recoupment. In the event that the Company is required to prepare restated financial results owing to an executive officer’s intentional misconduct or grossly negligent conduct, the Board of Directors (or a designated committee) shall have the authority, to the extent permitted by applicable law, to require reimbursement or forfeiture to the Company of the amount of bonus or incentive compensation (whether cash-based or equity-based) such executive officer received during the three fiscal years preceding the year the restatement is determined to be required, to the extent that such bonus or incentive compensation exceeds what the officer would have received based on an applicable restated performance measure or target. The Company will recoup incentive-based compensation from executive officers to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules, regulations and listing standards that may be issued under that act. Any right of recoupment under this policy will be in addition to, and not in lieu of, any other rights of recoupment that may be available to the Company.

SECTION 15. PERFORMANCE BASED AWARDS.

The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals. The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

SECTION 16. NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any Award granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 17. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall come into existence on the date of its adoption by the Board of Directors; provided, however, that no Award may be granted hereunder prior to the Effective Date. The Board of Directors may suspend or terminate the Plan at any time. No ISOs may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board of Directors, or (ii) the date the Plan is approved the stockholders of the Company.

(b) Right to Amend the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c) Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

SECTION 18. AWARDS TO NON-U.S. PARTICIPANTS.

Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable to recognize differences in local law, tax policy or custom. The Committee also may impose conditions on the exercise, vesting or settlement of Awards in order to minimize the Company’s obligation with respect to tax equalization for Participants on assignments outside their home country.

SECTION 19. GOVERNING LAW.

The Plan and each Award Agreement and all disputes or controversies arising out of or relating to thereto shall be governed by, and construed in accordance with, the internal laws of California, without regard to its conflicts of laws principles thereof.

SECTION 20. SUCCESSORS AND ASSIGNS.

The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11(c).